As filed with the Securities and Exchange Commission on May 29 , 2009

Registration No. 333-157026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO.  5 TO
FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CHINA NETWORKS INTERNATIONAL HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

British Virgin Islands	7310	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

233 East 69th Street, Suite 6J
New York, New York  10021
Telephone:  (646) 290-6104
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael E. Weksel
Alyst Acquisition Corp.
233 East 69th Street, Suite 6J
New York, NY 10021
(646) 290-6104
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Barbara A. Jones, Esq.	Jose Santos
Peter J. Rooney, Esq.	Maples and Calder
McDermott Will & Emery LLP	Sea Meadow House
340 Madison Avenue	Road Town, Tortola
New York, New York 10173-1922	British Virgin Islands VG1110
(212) 547-5443	(284) 852-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the business combination described in the proxy statement/prospectus contained herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement we filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS
SUBJECT TO COMPLETION, DATED MAY  29 , 2009

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
OF ALYST ACQUISITION CORP.
AND PROSPECTUS FOR ORDINARY SHARES, WARRANTS AND UNITS,
OF CHINA NETWORKS INTERNATIONAL HOLDINGS LTD.

Proxy Statement/Prospectus, dated June •, 2009
and first mailed to stockholders on or about June •, 2009

To the Stockholders of Alyst Acquisition Corp.:

You are invited to attend a special meeting (the “Special Meeting”) of the stockholders of Alyst Acquisition Corp. (“Alyst”) relating to the agreement and plan of merger, dated August 13, 2008 (the “Merger Agreement”), by and among Alyst, China Networks Media Co., Ltd. (“China Networks Media”), China Networks International Holdings, Ltd. (“CN Holdings”), China Networks Merger Co., Ltd. (“China Networks Merger Co.”), Mr. Li Shuangqing, Kerry Propper and MediaInv. This document constitutes a proxy statement of Alyst and a prospectus of Alyst’s wholly-owned subsidiary, CN Holdings, a British Virgin Islands company, with respect to the securities to be issued to Alyst’s public stockholders.

Pursuant to the Merger Agreement and subject to stockholder approval, (a) Alyst will merge with and into CN Holdings, thereby redomesticating  to the British Virgin Islands (the “Redomestication Merger”), and then (b) China Networks Merger Co., a wholly-owned subsidiary of CN Holdings, will merge with and into China Networks Media, a British Virgin Islands company (the “Business Combination”). China Networks Media will be the surviving entity of that merger. In the Business Combination, CN Holdings will issue to China Networks Media’s shareholders aggregate merger consideration of (i) 2,880,000 CN Holdings ordinary shares, (ii) an aggregate of $17,000,000 in cash, (iii) deferred cash payments of up to $6,000,000 and deferred share payments of up to 9,000,000 ordinary shares of CN Holdings, in each case subject to the achievement of specified financial milestones set forth in the Merger Agreement, and (iv) $22,110,000 of proceeds from the exercise of CN Holdings warrants. If all merger consideration, including the deferred portion, is issued to China Networks Media, the market value thereof (based upon the closing price of Alyst’s common stock on the NYSE Amex on May 26, 2009, of $7.80 per share) would be approximately $137,764,000.

In the Redomestication Merger, CN Holdings will issue registered securities to the public stockholders of Alyst in exchange for their outstanding securities. The holders of the unit purchase option issued by Alyst to the representatives of the underwriters in Alyst’s IPO will receive an equivalent option from CN Holdings. In addition, 1,750,000 ordinary shares and 1,820,000 warrants, each exercisable for the purchase of one ordinary share, will be issued to the existing initial stockholders and warrant holders of Alyst who acquired their securities in a private placement.  CN Holdings will issue its securities on the same terms as the outstanding corresponding securities of Alyst.

China Networks Media is a joint-venture provider of broadcast television services in the People’s Republic of China (“PRC”), operating in partnership with two local state-owned enterprises in the cities of Kunming and Yellow River which have been authorized by the PRC government to control the distribution of broadcast TV services.  China Networks Media owns 100% of Advertising Networks Ltd., a Hong Kong holding company that owns PRC joint-venture advertising companies which provide services to the television stations.  Alyst is a blank check company formed for the purpose of acquiring, through a merger, stock exchange, asset acquisition, reorganization or similar business combination, one or more operating businesses.

In addition to the proposals to approve the Redomestication Merger and the Business Combination, stockholders are being asked to approve (i) a proposal to adopt and approve the 2008 Omnibus Securities and Incentive Plan (the “Share Incentive Plan”) for the surviving corporation, CN Holdings, and (ii) a proposal to adjourn or postpone the Special Meeting in the event Alyst does not receive the requisite vote by the stockholders to approve the Redomestication Merger and the Business Combination.  Each of these four proposals has been unanimously approved by the Alyst Board of Directors.

Alyst’s common stock, warrants and units are currently listed on the NYSE Amex under the symbols AYA, AYA.WS and AYA.U, respectively. CN Holdings has applied to the NYSE Amex for the continued listing of the combined entity’s securities post-closing. On May 26, 2009, the last reported sale price of Alyst’s common stock on the NYSE Amex was $7.80.

Holders of a majority of shares of Alyst’s common stock must vote in favor of the Redomestication Merger for it to be approved. The approval of the Business Combination requires the affirmative vote of a majority of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Special Meeting, including the affirmative vote of a majority of the shares of common stock issued in the IPO present, in person or by proxy and entitled to vote at the Special Meeting, provided that there is a quorum. All of Alyst’s initial stockholders, including its directors and officers, have agreed to vote the shares of common stock acquired by them prior to Alyst’s initial public offering, or IPO, in accordance with the majority of the shares of common stock voted by the public stockholders. Each Alyst stockholder who holds shares of common stock issued as part of the units issued in the IPO (including shares purchased in the public market following the IPO) has the right to vote against the Redomestication Merger and Business Combination and demand that such shares be converted into cash equal to a pro rata portion of the trust account in which the net proceeds of Alyst’s IPO and private placement are deposited. As of April 30, 2009, there was approximately $63,372,927 in the Alyst trust account (inclusive of deferred underwriting compensation) including accrued interest on the funds in the trust account and less accrued taxes, or approximately $7.88 per share issued in the IPO. Alyst will not be permitted to consummate the Business Combination if public stockholders of 2,413,320 (which number represents 30% of the shares sold in Alyst’s IPO) or more shares vote against the Business Combination and demand conversion of their shares. Prior to exercising their conversion rights, stockholders should verify the market price of Alyst’s common stock, as they may receive higher proceeds from the sale of such stock in the public market than from exercising their conversion rights.

Holders of Alyst securities will not be entitled to any appraisal rights under the Delaware General Corporation Law in connection with the Business Combination or the Redomestication Merger.

Each stockholder’s vote is very important.  Please submit your proxy card without delay even if you plan to attend the Alyst Special Meeting in person.  You may revoke your proxy at any time before it is voted at the meeting.  Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the Alyst Special Meeting.

The place, date and time of the Alyst Special Meeting is as follows: 340 Madison Avenue, 2nd Floor, New York, New York, 10173, on June 23, 2009 at 9:30 a.m., Eastern time.

We encourage you to read this proxy statement/prospectus carefully. In particular, you should review the matters discussed under the caption “RISK FACTORS” beginning on page 11.

Alyst’s board of directors unanimously recommends that Alyst stockholders vote “FOR” approval of each of the proposals.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Redomestication Merger or otherwise, or passed upon the adequacy or accuracy of this proxy statement/prospectus.  Any representation to the contrary is a criminal offense.

/s/ Robert A. Schriesheim
Robert A. Schriesheim
Chairman of the Board of Directors of
Alyst Acquisition Corp.

June ● , 2009

ALYST ACQUISITION CORP.
233 East 69th Street, #6J
New York, NY 10021

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF ALYST ACQUISITION CORP. TO BE HELD JUNE 23, 2009

A Special Meeting of stockholders of Alyst Acquisition Corp. (‘‘Alyst’’), a Delaware corporation, will be held at 9:30 a.m., Eastern time, on June 23, 2009, at 340 Madison Avenue, 2nd Floor, New York, New York 10173, to consider and vote upon proposals to approve:

(a)
The redomestication of Alyst from the State of Delaware to the British Virgin Islands by merging Alyst with and into China Networks International Holdings Ltd. (‘‘CN Holdings’’), its wholly-owned British Virgin Islands subsidiary (the ‘‘Redomestication Merger’’), in conjunction with the acquisition of China Networks Media, Ltd. (“China Networks Media”), a private British Virgin Islands company with limited liability, as set out in paragraph (b) below. This proposal is called the ‘‘Redomestication Proposal” and is conditioned upon approval of the Business Combination Proposal discussed in paragraph (b) below.

(b)
The proposed merger of China Networks Merger Co., Ltd., a wholly-owned British Virgin Islands subsidiary of CN Holdings (“China Networks Merger Co.”), with and into China Networks Media, resulting in China Networks Media becoming a wholly-owned subsidiary of CN Holdings (the ‘‘Business Combination’’), and the related transactions contemplated by the Agreement and Plan of Merger, dated August 13, 2008, by and among Alyst, China Networks Media, CN Holdings, China Networks Merger Co., Ltd., Mr. Li Shuangqing, Kerry Propper and MediaInv Ltd. (the ‘‘Merger Agreement’’). This proposal is called the ‘‘Business Combination Proposal” and is conditioned upon approval of the Redomestication Proposal discussed in paragraph (a) above.

(c)
The 2008 Omnibus Securities and Incentive Plan pursuant to which directors, officers, employees and consultants of CN Holdings or its subsidiaries may be granted options to purchase up to 2,500,000 million ordinary shares of CN Holdings. This proposal is called the “Share Incentive Plan Proposal.”

(d)
Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies in the event Alyst does not receive the requisite stockholder vote for approval of the Redomestication Proposal and the Business Combination Proposal. This proposal is called the ‘‘Adjournment and Postponement.’’

Pursuant to Alyst’s amended and restated certificate of incorporation and the Merger Agreement, Alyst is required to obtain stockholder approval of the Business Combination with China Networks Media. Pursuant to the Merger Agreement, the Redomestication Merger will not be consummated unless the Business Combination is approved. Similarly, the Business Combination will not take place if the Redomestication Merger is not approved. If China Networks Media’s Board of Directors chooses to waive those conditions to the Business Combination, Alyst will still not be able to go forward with the Business Combination. Consequently, each of the Redomestication Proposal and the Business Combination Proposal must be approved for either transaction to be completed.

As of May 15, 2009, there were 9,794,400 shares of Alyst common stock issued and outstanding and entitled to vote.  The Board of Directors has fixed the record date as the close of business on May 29, 2009, as the date for determining Alyst stockholders entitled to receive notice of and to vote at the Special Meeting and any adjournment or postponement thereof. Only holders of record of Alyst common stock on that date are entitled to have their votes counted at the Special Meeting or any adjournment or postponement.  In order for the Business Combination Proposal to be approved, holders of a majority of the votes cast of the shares issued in Alyst’s public offering must be voted in favor of such proposal.  In addition, regardless of the number of votes cast in favor of the Business Combination Proposal, we cannot proceed with the Business Combination if holders of 2,413,320 (representing 30% of the shares sold in the IPO) or more shares of Alyst common stock sold in the IPO vote against the Business Combination Proposal and exercise their conversion rights to have their shares converted for cash.

Your vote is important. Whether or not you plan to attend the Special Meeting, please sign, date and return your proxy card as soon as possible to make sure that your shares are represented and your vote counted. You may also vote by telephone, as described on the proxy card. If you are a stockholder of record, you may also cast your vote in person at the Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the Special Meeting by obtaining a proxy from your brokerage firm or bank. If you fail to return your proxy card or instruct your broker or bank how to vote, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting.  An abstention or failure to vote will have the effect of voting against the Redomestication Proposal and the Share Incentive Plan Proposal.

After careful consideration of all relevant factors, Alyst’s Board of Directors has determined that all four proposals are fair to and in the best interests of Alyst and its stockholders, and has recommended that you vote or give instruction to vote ‘‘FOR’’ adoption of each of them.

Dated: June ●, 2009

By Order of the Board of Directors,
/s/ Robert A. Schriesheim
Robert A. Schriesheim
Chairman

HOW TO OBTAIN ADDITIONAL INFORMATION

If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by Alyst with the Securities and Exchange Commission, or “SEC”, such information is available without charge upon written or oral request to:

Alyst Acquisition Corp.
233 East 69th Street, Suite 6J
New York, New York 10021
Attention: Michael E. Weksel
Tel: 646-290-6104

If you would like to request documents, please do so no later than June 16, 2009, to receive them before Alyst’s Special Meeting. Please be sure to include your complete name and address in your request. Please see “Where You Can Find Additional Information” to find out where you can find more information about Alyst and CN Holdings. You should rely only on the information contained in this proxy statement/prospectus in deciding how to vote on the Business Combination and related proposals. Neither Alyst nor CN Holdings has authorized anyone to give any information or to make any representations other than those contained in this proxy statement/prospectus. Do not rely upon any information or representations made outside of this proxy statement/prospectus. The information contained in this proxy statement/prospectus may change after the date of this proxy statement/prospectus. Do not assume after the date of this proxy statement/prospectus that the information contained in this proxy statement/prospectus is still correct.

ANNEXES

A — Agreement and Plan of Merger

B — Amendment No. 1 to the Merger Agreement

C — Amendment No. 2 to the Merger Agreement

D — Form of Amended and Restated Memorandum of Association of CN Holdings

E — Form of Amended and Restated Articles of Association of CN Holdings

i

F — Section 262 of the Delaware General Corporation Law

G — Section 179 of the British Virgin Islands Business Companies Act, 2004

H — Form of 2008 Omnibus Securities and Incentive Plan

ii

SUMMARY

This section summarizes information related to the proposals to be voted on at the Special Meeting. These items are described in greater detail elsewhere in this proxy statement/prospectus. You should carefully read this entire proxy statement/prospectus and the other documents to which it refers.

MATERIAL TERMS OF THE TRANSACTION

•
The parties to the Merger Agreement are Alyst, China Networks Media, CN Holdings, China Networks Merger Co., Mr. Li Shuangqing, MediaInv Ltd., and Kerry Propper. See the section entitled “The Business Combination Proposal.”

•
Alyst will merge with and into CN Holdings, Alyst’s wholly-owned subsidiary incorporated in the British Virgin Islands, or BVI, resulting in CN Holdings as the surviving corporation, for the purpose of redomesticating Alyst from the State of Delaware to the BVI as part of the acquisition of China Networks Media in the Business Combination. See the section entitled “The Redomestication Proposal.”

•
In connection with the Redomestication Merger, all of Alyst’s issued and outstanding securities immediately prior to the Redomestication Merger will be converted into securities of CN Holdings as set forth in the Merger Agreement. See the section entitled “The Business Combination Proposal – Terms of the Merger Agreement – Basic Deal Terms.”

•
China Networks Merger Co., a company incorporated in the BVI and a wholly-owned subsidiary of CN Holdings, will merge with and into China Networks Media, whereupon China Networks Media will be the surviving entity and the wholly-owned subsidiary of CN Holdings. See the section entitled “The Business Combination Proposal.”

•
In connection with the Business Combination, each ordinary share of China Networks Media issued and outstanding prior to the business combination will be converted automatically into one ordinary share of CN Holdings and each class A preferred share of China Networks Media outstanding immediately prior to the business combination will be converted into one ordinary share of CN Holdings. See the section entitled “The Business Combination Proposal – Terms of the Merger Agreement – Basic Deal Terms.”

•
The current market value of the aggregate maximum merger consideration payable to China Networks Media in the Business Combination is approximately $137,764,000 based upon the closing price of Alyst’s common stock on the NYSE Amex on May 26, 2009 of $7.80 per share.  CN Holdings will issue to China Networks Media’s shareholders aggregate merger consideration of (i) 2,880,000 CN Holdings ordinary shares (with a current market value of $22,464,000), (ii) an aggregate of $17,000,000 in cash, (iii) deferred cash payments of up to $6,000,000 and deferred share payments of up to 9,000,000 ordinary shares of CN Holdings, in each case subject to the achievement of specified financial milestones set forth in the Merger Agreement, and (iv) $22,110,000 of proceeds from the exercise of CN Holdings warrants.  The deferred cash and deferred stock consideration will be payable as follows: (x) $3,000,000 cash and 2,850,000 shares of stock upon China Networks Media achieving pro forma net income for fiscal year 2009 of greater than $20,000,000; (y) $3,000,000 cash and 3,075,000 shares of stock  upon China Networks Media achieving pro forma net income for fiscal year 2010 of greater than $30,000,000; and (z) 3,075,000 shares of stock upon China Networks Media achieving pro forma net income for fiscal year 2011 of greater than $40,000,000. The pro forma net income of China Networks Media is calculated by determining the net income of China Networks Media in accordance with U.S. generally accepted accounting principles (“GAAP”), but excluding (i) equity-based compensation charges, (ii) extraordinary one-time charges, and (iii) charges related to the Business Combination or impairment of goodwill; and including the net income generated by acquired businesses or persons only to the extent that such acquisitions are accretive on a net income per share basis.  In addition, if acquisitions are included in the calculation of pro forma net income for any year, the calculation will assume that all such acquisitions occurred on the first day of such year.

•
China Networks Media is a venture provider of broadcast television services in the People’s Republic of China, or PRC, operating in partnership with a local state-owned enterprise authorized by the PRC government to control the distribution of broadcast TV services. See the section entitled “Information about China Networks Media.”

•
The closing of the acquisition of China Networks Media is subject to the satisfaction by each party of various conditions prior to closing. See the section entitled “The Business Combination Proposal – Terms of the Merger Agreement – Closing Conditions.”

•
The Business Combination will not be consummated unless the Redomestication Proposal is approved, and the Redomestication Merger will not be consummated unless the Business Combination Proposal is approved. See the section entitled “The Alyst Special Meeting – Vote Required.”

•
Stockholders are also being asked to approve the 2008 Omnibus Securities and Incentive Plan pursuant to which directors, officers, employees and consultants of the surviving corporation, CN Holdings, or its subsidiaries may be granted options to purchase up to 2,500,000 ordinary shares of CN Holdings. See the section entitled “The Share Incentive Plan Proposal.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS TO BE CONSIDERED AT THE ALYST SPECIAL MEETING

These Questions and Answers are only summaries of the matters they discuss.
Please read this entire proxy statement/prospectus.

Q. What is being voted on?	A. You are being asked to vote on four proposals:

•     The merger of Alyst with and into its wholly-owned British Virgin Islands (“BVI”) subsidiary, CN Holdings, for the purpose of redomesticating Alyst to the BVI and increasing the authorized share capital to accommodate the Business Combination. This proposal is called the ‘‘Redomestication Merger Proposal.’’

•     The proposed merger of CN Holdings’ wholly-owned subsidiary, China Networks Merger Co., with and into China Networks Media, resulting in China Networks Media becoming a wholly-owned subsidiary of CN Holdings. This proposal is called the ‘‘Business Combination Proposal.’’

•     The approval of the 2008 Omnibus Securities and Incentive Plan pursuant to which directors, officers, employees and consultants of the surviving corporation, CN Holdings, or its subsidiaries may be granted up to 2.5 million ordinary shares of CN Holdings. This proposal is called the “Share Incentive Plan Proposal.”

• The approval of any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies. This proposal is called the ‘‘Adjournment and Postponement Proposal.’’

Q. Why are stockholders of Alyst being asked to approve actions that will be taken by CN Holdings?
A. Alyst stockholders are being asked to approve the entry into the Business Combination by CN Holdings. The Memorandum and Articles of Association of CN Holdings will include protective provisions identical in substance to those contained in Alyst’s amended and restated certificate of incorporation at the time of its IPO, although CN Holdings will have a perpetual, rather than limited, existence and its authorized share capital will increase to 75 million ordinary shares (compared to 30 million common and 1 million preferred shares for Alyst). As a result, immediately following the completion of the Redomestication Merger, the constitutional documents of CN Holdings will require that the majority of the shares issued in Alyst’s IPO approve its Business Combination with China Networks Media, as well as the Share Incentive Plan Proposal. Since the laws of the BVI also require the affirmative vote of a majority of the shares of China Networks Media and China Network Merger Co., the shareholders of each such corporation will be approving such actions by written consent, effective upon receipt of corresponding approval of Alyst’s stockholders. Such action by written consent, together with the approval by Alyst’s stockholders at the Special Meeting, will be effective under BVI law and CN Holdings’ amended constitutional documents.

Q. Who is entitled to vote?	A. Holders of Alyst’s outstanding common stock as of the close of business on May 29, 2009, (the “Record Date”) are entitled to vote on all proposals at the Special Meeting by proxy or in person.

Q. What vote is required to approve the Redomestication Merger Proposal?
A. Approval of the Redomestication Merger Proposal will require the affirmative vote of a majority of the outstanding shares of Alyst’s common stock as of the Record Date, provided there is a quorum and that the Business Combination is also approved.

Q. What vote is required to approve the Business Combination Proposal?
A. The approval of the Business Combination requires the affirmative vote of a majority of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Special Meeting, including the affirmative vote of a majority of the shares of common stock issued in the IPO present, in person or by proxy and entitled to vote at the Special Meeting, provided that there is a quorum. Alyst’s initial stockholders have agreed to vote their 1,750,000 shares acquired prior to the IPO and as part of the insider units sold simultaneously with the consummation of the IPO in accordance with the holders of a majority of the public shares voting in person or by proxy at the meeting. Any other shares that may be acquired by Alyst’s initial stockholders prior to the record date may be voted in any manner that they choose. Alyst’s initial stockholders have not acquired any additional shares of common stock entitled to vote beyond their initial shares.

If the stockholders approve the Business Combination, the Business Combination will only proceed if holders of less than 30% of the shares of common stock sold in Alyst’s IPO exercise their conversion rights and vote against the Business Combination. If the holders of 2,413,320 or more shares purchased in Alyst’s IPO vote against the Business Combination and demand that Alyst convert their shares into their pro rata portion of the trust account established at the time of the IPO (as described below), Alyst will not be permitted to consummate the Business Combination pursuant to its amended and restated certificate of incorporation.

Q. What vote is required to approve the Share Incentive Plan Proposal?
A. Approval of the Share Incentive Plan Proposal will require the affirmative vote of a majority of the outstanding shares of Alyst’s common stock represented in person or by proxy and entitled to vote at the Special Meeting, provided there is a quorum. Approval of this Proposal is not a condition to approval of the Business Combination Proposal or Redomestication Proposal.

Q. What vote is required to adopt the proposal to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies?
A. Approval of the Adjournment and Postponement Proposal will require the affirmative vote of holders of a majority of the shares of Alyst’s common stock represented in person or by proxy and entitled to vote at the Special Meeting, provided there is a quorum.

Q. Do Alyst stockholders have appraisal rights under Delaware law?	A. The Alyst stockholders do not have appraisal rights under Delaware corporate law in connection with either the Redomestication Merger or the Business Combination.

Q. How will the Redomestication Merger be accomplished?
A. Alyst will merge into CN Holdings, Alyst’s wholly - owned subsidiary that is incorporated as a BVI company. As a result of the Redomestication Merger, each currently issued outstanding security of Alyst will automatically convert into one corresponding security of CN Holdings. This procedure will result in your becoming a securityholder in CN Holdings instead of Alyst.

Q. What happens post-Business Combination to the funds deposited in the trust account?
A. Alyst stockholders exercising conversion rights will receive their pro rata portion of the trust account. The balance of the funds in the trust account will be released to CN Holdings and will be utilized to pay to the former shareholders of China Networks Media the cash portion of the merger consideration in the amount of $17 million, and any remaining funds will be retained by CN Holdings to make payments aggregating $13.6 million to the PRC TV Stations (as defined below under “The Companies”) and approximately $2 million in transaction expenses and commissions due on closing and for operating capital subsequent to the closing of the Business Combination.

Q. What happens if the Business Combination and Redomestication Merger are not consummated?
A. If Alyst does not redomesticate and acquire China Networks Media in the Business Combination, Alyst may seek an alternative business combination. However, under its amended and restated certificate of incorporation, if Alyst does not acquire at least majority control of a target business by June 29, 2009, Alyst must dissolve and distribute to its public stockholders the amount in the trust account plus any remaining net assets. Following dissolution, Alyst would no longer exist as a corporation.

In any liquidation, the funds held in the trust account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets, will be distributed pro rata to Alyst’s common stockholders who hold shares issued in Alyst’s IPO (other than the initial stockholders, each of whom has waived any right to any liquidation distribution with respect to them). See the risk factor on page 26 of this proxy statement/prospectus relating to risks associated with the dissolution of Alyst.

Q. If Alyst uses funds in the trust account to purchase, directly or indirectly, shares of common stock sold in the IPO, do I have any legal remedies?
A. You should be aware that Alyst’s IPO prospectus did not specifically disclose that funds in its trust account might be used, directly or indirectly, to purchase common stock issued in the IPO from holders thereof who intend to vote against the Business Combination Proposal and convert their common stock into a pro rata share of the trust account (as Alyst may contemplate doing). However, the IPO prospectus states that Alyst may use funds from the trust account to, among other things, enter into arrangements with third parties, or otherwise use available working capital, as may be necessary to effectuate a business combination. Nonetheless, if trust funds are used to purchase common stock, a holder of common stock at the time of the consummation of the Business Combination who purchased such shares in the IPO might assert a securities law claim against Alyst for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security). If successful (with respect to which there can be no assurance), such a claim may entitle the stockholder to up to $8.00 per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them, plus interest from the date of Alyst’s IPO (which, in the case of holders of common stock issued in the IPO, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation). See “The Business Combination Proposal – Rescission Rights.”

Q. Do Alyst stockholders have conversion rights?
A. If you hold shares of common stock issued in Alyst’s IPO, then you have the right to vote against the Business Combination Proposal and demand that Alyst convert these shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Alyst’s IPO are held. These rights to vote against the Business Combination and demand conversion of the shares into a pro rata portion of the trust account are sometimes referred to herein as conversion rights. Holders of warrants issued by Alyst do not have any conversion rights. Pursuant to the arrangements established at the time of Alyst’s IPO, shareholders of Alyst representing 30% less one share of the outstanding shares issued in Alyst’s IPO may exercise conversion rights in the event they vote against the Business Combination.

SIMPLY VOTING AGAINST THE BUSINESS COMBINATION OR CHECKING THE ‘‘EXERCISE CONVERSION RIGHTS’’ BOX ON A PROXY CARD DOES NOT PERFECT YOUR CONVERSION RIGHTS – YOU MUST ALSO SEND ALYST THE WRITTEN DEMAND LETTER DESCRIBED UNDER “THE ALYST SPECIAL MEETING – CONVERSION RIGHTS.”

Q. Will the Alyst stockholders be taxed as a result of the Redomestication Merger?
A.  It is anticipated that Alyst stockholders or warrant holders generally should not recognize gain or loss as a result of the Redomestication Merger for U.S. federal income tax purposes. We urge you to consult your own tax advisors with regard to the particular tax consequences to you of the Redomestication Merger.

Q. Will Alyst be taxed on the Redomestication Merger?
A. It is anticipated that for U.S. federal income tax purposes, as to each of its assets, Alyst will recognize gain (but not loss) realized as a result of the Redomestication Merger in an amount equal to the excess (if any) of the fair market value of such asset over such asset’s adjusted tax basis at the effective time of the Redomestication Merger. Any U.S. federal income tax liability incurred by Alyst as a result of the recognition of such gain should become a liability of CN Holdings by reason of the Redomestication Merger.

Q. If I am not going to attend the Special Meeting in person, should I return my proxy card instead?
A. Yes. After carefully reading and considering the information in this proxy statement/prospectus, please fill out and sign your proxy card. Then return it in the return envelope as soon as possible, so that your shares may be represented at the Special Meeting. You may also vote by telephone, as explained on the proxy card. A properly executed proxy will be counted for the purpose of determining the existence of a quorum.

Q. If I have conversion rights, how do I exercise them?
A. If you wish to exercise your conversion rights, you must vote against the Business Combination Proposal in person, by submitting a proxy card, or by telephone, and at the same time send a written demand that Alyst convert your shares for cash. In addition, prior to the Special Meeting, you must deliver your shares to the transfer agent in the manner described below. If, notwithstanding your vote, the Business Combination is completed, then you will be entitled to receive a pro rata portion of the trust account, including any interest earned thereon through the record date. You will be entitled to convert each share of common stock that you hold for approximately $7.88. If you exercise your conversion rights, then you will be converting your shares of Alyst common stock for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you tender your stock certificate to our transfer agent, Continental Stock Transfer & Trust Company, at any time prior to the conclusion of the vote on the Business Combination. Alternatively, you may deliver your shares to the transfer agent electronically prior to the Special Meeting, at a nominal cost, using the Depository Trust Company’s DWAC System. If you do not make a written demand to exercise your conversion rights prior to the Special Meeting (or if you do not vote against the Business Combination Proposal and tender your shares to the transfer agent prior to the vote), you will lose your conversion rights, and that loss cannot be remedied.

Q. How do I withdraw my request for conversion?
A. You may withdraw a request for conversion of your shares any time prior to the date of the Special Meeting by requesting that the transfer agent return your share certificate(s) either physically or electronically.

Q. What will happen if I abstain from voting or fail to instruct my broker to vote?
A. An abstention or the failure to instruct your broker how to vote (also known as a broker non-vote) is not considered a vote cast at the meeting with respect to the Business Combination Proposal. Therefore your vote will have no effect on the vote relating to the Business Combination, and you will not be able to convert your shares into a pro rata portion of the trust account. An abstention or failure to vote will have the effect of voting against the Redomestication Merger Proposal and the Share Incentive Plan Proposal.

Q. If my shares are held in “street name,” will my broker automatically vote them for me?
A. No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares.  Your broker can tell you how to provide these instructions.

Q. How do I change my vote?
A. You may send a later-dated, signed proxy card to Alyst’s secretary no later than 9:00 a.m. on June 23, 2009, prior to the commencement of the Special Meeting, or attend the Special Meeting in person and vote. You also may revoke your proxy no later than June 22, 2009 by sending a notice of revocation to Michael Weksel, Alyst Acquisition Corp., 233 E. 69th Street, #6J, New York, New York 10021.

Q. Do I need to turn in my old certificates?
A. If you wish to exercise your conversion rights, you must tender your shares to the transfer agent prior to the Special Meeting.  If the Business Combination Proposal is approved and you hold your securities in Alyst in certificate form, as opposed to holding them through your broker, you do not need to exchange them for certificates issued by CN Holdings. Your current certificates will represent your rights in CN Holdings. You may exchange them by contacting the transfer agent, Continental Stock Transfer & Trust Company, Reorganization Department, and following their requirements for reissuance.

Q. Who can help answer my questions?
A. If you have questions, you may write or call Alyst Acquisition Corp., at 233 E. 69th Street, #6J, New York, New York 10021, (646) 290-6104, Attention: Michael Weksel or Morrow & Co., LLC, 470 West Avenue, 3rd Floor, Stamford, CT. 06902, toll-free (800)662-5200.

Q. When and where will the Special Meeting be held?	A. The meeting will be held at 9:30 a.m. Eastern time on June 23, 2009 at 340 Madison Avenue, 2nd Floor, New York, New York.

The Companies

Alyst is a Delaware corporation incorporated on August 16, 2006 in order to serve as a vehicle for the acquisition of an operating business in any industry, with a focus on the telecommunications industry, through a merger, capital stock exchange, asset acquisition or other similar business combination. The initial stockholders purchased 1,750,000 shares of common stock, par value $0.0001 per share (“Common Stock”), in a private placement for $25,000. On July 5, 2007, Alyst consummated its IPO of 8,044,400 of its units (“Units”). Each Unit consists of one share of Common Stock and one warrant to purchase one share of Common Stock at an exercise price of $5.00 per share. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $64,355,200. Simultaneously with the consummation of the IPO, Alyst consummated a private placement of 1,820,000 warrants at a price of $1.00 per warrant, generating total proceeds of $1,820,000. After deducting the underwriting discounts and commissions and offering expenses, an amount of $63,154,286 was placed in an interest-bearing trust account and the remaining proceeds of approximately $50,000, plus interest of up to $1,680,000 earned on the amount held in trust became available to be used to provide for business, legal, accounting, due diligence on prospective business combinations and continuing operating expenses. Alyst’s management has broad discretion with respect to the specific application of the net proceeds of the private placement and the public offering, although substantially all of the net proceeds of the offerings are intended to be generally applied toward consummating a business combination. As of April 30, 2009, approximately $63,372,927 was held in the trust account.

The warrants issued in Alyst’s private placement were purchased by Robert A. Schriesheim, Alyst’s Non-Executive Chairman of the Board, Dr. William Weksel, Alyst’s Chief Executive Officer, Robert H. Davies, Alyst’s Chief Strategist, Michael E. Weksel, one of Alyst’s directors, Paul Levy, one of Alyst’s former directors, and Ira Hollenberg IRA, Silverman Realty Group, Inc. Profit Sharing Plan (LCPSP), Norbert W. Strauss, David Strauss and Jonathan Strauss, each a stockholder of Alyst. The warrants are identical to the warrants included in the Units sold in the IPO except that they are exercisable on a cashless basis if Alyst calls the warrants for redemption so long as they are held by these purchasers or their affiliates. The purchasers of the warrants issued in the private placement have agreed that the warrants issued in the private placement will not be sold or transferred by them until Alyst has completed a business combination. The mailing address of Alyst’s principal executive office is 233 E. 69th Street, #6J, New York, NY 10021 and its telephone number is (646) 290-6104. Alyst’s home page on the internet is at http://www.alyst.net, but the information on Alyst’s website is not a part of this proxy statement/prospectus.

CN Holdings is a wholly-owned subsidiary of Alyst, incorporated in the British Virgin Islands on April 17, 2008.  CN Holdings was formed to facilitate the proposed Business Combination and, assuming the Business Combination Proposal and Redomestication Proposal are approved at the Special Meeting, will become the surviving corporation of Alyst and ultimate parent of China Networks Media. The principal executive offices of CN Holdings are located at 233 E. 69th Street, Suite 6J, New York, NY 10021, telephone (646) 290-6104.

China Networks Media is a joint-venture provider of broadcast television services in the People’s Republic of China (‘‘PRC’’), operating in partnership with two local state-owned enterprises (‘‘SOE’’) in the cities of Kunming and Yellow River which have been authorized by the PRC government to control the distribution of broadcast TV services (collectively, “PRC TV Stations”). China Networks Media owns 100% of Advertising Networks Ltd., a Hong Kong holding company (‘‘ANT’’), that: (i) owns 50% of each of Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd. and Kunming Taishi Information Cartoon Co., Ltd., (collectively “JV Tech Cos”), PRC joint venture companies formed with PRC TV Stations, and (ii) controls Beijing Guangwang Hetong Advertising & Media Co., Ltd., a PRC company (‘‘Hetong’’), which in turn, owns (a) 50% of Kunming Kaishi Advertising Co. Ltd., and (b) 50% of Taiyuan Advertising Networks Advertising Co., Ltd. (collectively “JV Ad Cos”) with PRC TV Stations. China Networks Media acquired its interests in these joint ventures in two transactions which were consummated in July 2008 and August 2008, and therefore China Networks Media has a limited operating history. JV Ad Cos collects 100% of advertising revenue earned by JV Tech Cos, joint ventures holding assets of PRC TV Stations, through a series of asset purchase and services agreements. In each locale, these companies form a group comprising of one JV Tech Co and one JV Ad Co (collectively referred to as the “Local JV Cos”). PRC TV Stations are owned directly or indirectly by local branches of the State Administration of Radio, Film and Television (‘‘SARFT’’). Due to restrictions on foreign ownership of PRC media and broadcasting entities, China Networks Media’s 50% joint venture interest is held through a series of contractual arrangements intended to result in the risks and benefits of JV Ad Cos’ operations being primarily borne by China Networks Media, rather than through a direct ownership of equity securities. In addition to seeking to avoid a violation of PRC law, these arrangements provide, under relevant principles of US generally accepted accounting principles (“U.S. GAAP”), for the consolidation of the results of operations, financial position and cash flows of JV Ad Cos by China Networks Media. In view of these PRC legal restrictions and prevailing industry practice with regard to structuring foreign direct investment in China, Alyst has determined that the Business Combination with China Networks Media satisfies the requirement contained in its amended and restated certificate of incorporation that it effect a business combination with an operating business. The principal executive offices of China Networks Media are located at 801 Block C, Central International Trade Center, 6A Jianguomenwai Avenue, Chaoyang District, Beijing, 100022, PRC, telephone +1-86-10-5904-0888.

Rationale for the Business Combination

After careful consideration of the terms and conditions of each proposal, the board of directors of Alyst has determined that the Redomestication Merger, the Business Combination and the related transactions and each proposal made in this proxy statement/prospectus are fair to and in the best interests of Alyst and its stockholders. In reaching its decision with respect to the Redomestication Merger, the Business Combination and the related transactions, the board of directors of Alyst reviewed various industry and financial data and considered the due diligence and evaluation materials provided by China Networks Media and due diligence regarding the PRC television advertising market in order to determine that the consideration to be paid in connection with the Business Combination is reasonable. Based on such materials and information and on its own financial and business expertise the board of directors of Alyst also has concluded that the fair market value of China Networks Media was at least equal to 80% of the balance of the trust account. Accordingly, Alyst’s board of directors concluded that the Business Combination meets the requirements for a business combination set forth in Alyst’s IPO prospectus and amended and restated certificate of incorporation and recommends that Alyst stockholders vote “FOR” the Redomestication Proposal, the Business Combination Proposal, the Share Incentive Plan Proposal and the Adjournment and Postponement Proposal.

The Merger Agreement

Pursuant to the Merger Agreement and subject to stockholder approval, (a) Alyst will merge with and into CN Holdings, thereby redomesticating to the British Virgin Islands (the “Redomestication Merger”), and then (b) China Networks Merger Co., a wholly-owned subsidiary of CN Holdings, will merge with and into China Networks Media, a British Virgin Islands company (the “Business Combination”). China Networks Media will be the surviving entity of that merger. In the Business Combination, CN Holdings will issue to China Networks Media shareholders aggregate merger consideration of (i) 2,880,000 CN Holdings ordinary shares, (ii) an aggregate of $17,000,000 cash, (iii) deferred cash payments of up to $6,000,000 and deferred share payments of up to 9,000,000 ordinary shares of CN Holdings, in each case subject to the achievement of specified financial milestones set forth in the Merger Agreement, and (iv) $22,110,000 of proceeds from the exercise of CN Holdings warrants. If all merger consideration, including the deferred portion, is issued to China Networks Media, the market value thereof (based upon the closing price of Alyst’s common stock on the NYSE Amex on May 20, 2009, of $7.81 per share) would be approximately $137,892,800.

The Redomestication Merger will result in all of Alyst’s issued and outstanding shares of common stock immediately prior to the Redomestication Merger converting into ordinary shares of CN Holdings, and all units, warrants and other rights to purchase Alyst’s common stock immediately prior to the Redomestication Merger being exchanged for substantially equivalent securities of CN Holdings at the rate set forth in the Merger Agreement. CN Holdings has applied to the NYSE Amex for the continued listing of the ordinary shares, units and warrants effective upon consummation of the Redomestication Merger. Alyst will cease to exist and CN Holdings will be the surviving corporation. See “Listing” below for additional information.

The Business Combination will be effected immediately after the Redomestication Merger.  Each ordinary share of China Networks Media issued and outstanding prior to the Business Combination will be converted automatically into one ordinary share of CN Holdings, and each class A preferred share of China Networks Media outstanding immediately prior to the Business Combination will convert into one share of CN Holdings.  The stockholders of China Networks Media will also receive the cash and other consideration described above.  China Networks Merger Co. will cease to exist and China Networks Media will be the surviving corporation.

Upon the consummation of the Redomestication Merger and the Business Combination, CN Holdings will own 100% of the issued and outstanding shares of China Networks Media. As of the closing, the shares of CN Holdings will be owned 77% by the previous stockholders of Alyst, 15% by the previous holders of ordinary shares of China Networks Media and 8% by the previous holders of class A preferred shares of China Networks Media. However, these percentages will be affected by the amount of Alyst stockholders that elect to convert their shares into cash. For example, if the maximum number of Alyst stockholders (holding 2,413,319 common shares) elect to convert their shares into cash, the percentage of shares of CN Holdings held by the previous Alyst stockholders would decline to 72% with a corresponding increase in the percentage held by previous China Networks Media shareholders. In addition, in the years after the closing, subject to the achievement of certain financial milestones, up to 9,000,000 ordinary shares of CN Holdings may be issued to the previous holders of China Networks Media securities. If all 9,000,000 of these shares are issued, the percentage of shares of CN Holdings held by the previous Alyst stockholders would decline to 45%. A portion of the deferred consideration to be received by the former holders of shares of China Networks Media in connection with the Business Combination consists of ordinary shares of CN Holdings. The potential recipients of such shares will not have any voting rights with respect thereto prior to the issuance of the shares. In an effort to secure the approval of the Business Combination, Alyst, its officers, directors and founding stockholders, China Networks Media and the holders of China Networks Media common stock may enter into arrangements to provide for the purchase of the common stock issued in the IPO from holders thereof who indicate their intention to vote against the Business Combination and seek conversion or otherwise wish to sell their common stock issued in the IPO or other arrangements that would induce holders of common stock issued in the IPO not to vote against the Business Combination proposal. Definitive arrangements have not yet been determined but some possible methods are described in the section entitled “The Business Combination Proposal — Actions That May Be Taken to Secure Approval of Alyst’s Stockholders.” As it is not possible as of the date of this proxy statement/prospectus to determine the number of common stock issued in the IPO that may be purchased pursuant to such arrangements, if any, the actual percentage of the Alyst shares outstanding after the Business Combination that Alyst stockholders will own cannot presently be determined.

If Alyst does not consummate the Business Combination with China Networks Media, it will be required to liquidate and dissolve. Under its amended and restated certificate of incorporation, if Alyst does not acquire at least majority control of a target business by June 29, 2009, Alyst must dissolve and distribute to its public stockholders the amount in the trust account plus any remaining net assets. Following dissolution, Alyst would no longer exist as a corporation. See the risk factor on page 26 of this proxy statement/prospectus relating to risks associated with the dissolution of Alyst.

Management. The current management of China Networks Media and its subsidiaries is led by Mr. Li Shuangqing, its chief executive officer. After consummation of the Redomestication Merger and the Business Combination, Mr. Li will be the Chief Executive Officer and Chairman of China Networks Media and Zhou Chuansheng will be the Vice President of Sales and Marketing. CN Holdings’ board of directors after the Redomestication Merger and the Business Combination is expected to consist of Li Shuangqing, Kerry Propper, Michael Weksel, J.P. Huang, May Huang, Donald Quinby and George Kaufman. Mr. Huang, Ms. Huang and Mr. Quinby are considered “independent” under the rules of the NYSE Amex. As a condition to the consummation of the Business Combination, Mr. Li Shuangqing will enter into an employment agreement with CN Holdings, pursuant to which he will serve as the Chief Executive Officer of CN Holdings; however, such condition may be waived by the parties. Michael Weksel, Alyst’s Chief Operating Officer and Chief Financial Officer, has served as the Chief Financial Officer of China Networks Media since January 2009 and will serve as the Chief Financial Officer of CN Holdings after the consummation of the Business Combination. Other executive officers are expected to be appointed following consummation of the Business Combination.

Alyst’s Recommendation; Interests of Management

After careful consideration, Alyst’s board of directors has determined that the Redomestication Merger, the Business Combination and the other proposals to be presented at this Special Meeting are fair to, and in the best interests of, Alyst and its stockholders. The board of directors has approved and declared advisable the proposals, and recommends that you vote or direct that your vote to be cast ‘‘FOR’’ the adoption of each proposal.

When you consider the recommendation of the board of directors, you should keep in mind that the members of the board of directors have interests in the Business Combination that are different from, or in addition to, yours. These interests include, but are not limited to, the following:

•
If the proposed Business Combination is not completed, and Alyst is unable to complete another acquisition by June 29, 2009, Alyst will be required to liquidate. Upon liquidation, the shares of common stock owned by Alyst’s directors will be worthless because the shares will no longer have any value and the directors are not entitled to liquidation distributions from Alyst. In addition, the possibility that Alyst’s officers and directors will be required to perform their obligations under the indemnity agreements referred to below will be substantially increased.

•
In connection with Alyst’s IPO, Alyst’s current officers and directors agreed to indemnify Alyst for debts and obligations to vendors that are owed money by Alyst for services rendered or products sold to Alyst, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. If the Business Combination is consummated, Alyst’s officers and directors will not have to perform such obligations. If the Business Combination is not consummated, however, Alyst’s officers and directors could potentially be liable for any claims against the trust account by vendors who did not sign waivers.

•
All rights of Alyst’s officers and directors to be indemnified by Alyst, and of Alyst’s directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after the Business Combination pursuant to provisions in CN Holdings’ Amended and Restated Memorandum and Articles of Association, forms of which are attached hereto as Annexes D and E, respectively. However, if the Business Combination is not approved and Alyst subsequently liquidates, its ability to perform its obligations under those provisions will be substantially impaired since it will cease to exist. If the Business Combination is ultimately completed, CN Holdings’ ability to perform such obligations will be substantially enhanced.

•
It is anticipated that China Networks Media’s current Chief Executive Officer, Li Shuangqing, will enter into an employment agreement with CN Holdings as a condition to the consummation of the Merger Agreement, although such condition may be waived by the parties. The employment agreement must be approved by a majority of the independent directors of CN Holdings’ Board of Directors.

•
Under the Share Incentive Plan, as proposed, directors of CN Holdings’ Board of Directors may be granted options to purchase shares of CN Holdings.  Under the Merger Agreement, Alyst is entitled to appoint three directors to the post-merger CN Holdings’ Board of Directors, who will be entitled to receive shares or option grants under the Plan.

•	It is expected that Michael Weksel will serve as a director of CN Holdings if the Business Combination is consummated.

•
Michael Weksel entered into an employment agreement in January 2009 with China Networks Media to serve as its Chief Financial Officer, a role that is expected to continue if the Business Combination is consummated.  The employment agreement provides that Mr. Weksel may continue in his current obligations to Alyst until such time as the Business Combination is consummated or Alyst is dissolved.  Mr. Weksel receives no salary from Alyst, but for the period prior to the earlier of the consummation of the Business Combination or June 29, 2009 (the “Initial Term”), is entitled to receive from China Networks Media, a base salary equal to $180,000 per annum.  Such base salary will increase to $360,000 after the Initial Term.  Mr. Weksel is also entitled to receive a bonus of $360,000 if China Networks Media achieves the net income targets for 2009 and 2010 set out in the Merger Agreement.  In addition, if the Merger Agreement is consummated, Mr. Weksel will receive a 7-year non-qualified option under the Share Incentive Plan for the purchase of 500,000 ordinary shares of CN Holdings, subject to certain adjustments, 50,000 of which shall vest immediately upon issuance of the option.  The balance of the entitlement under the option shall vest over a 36-month period.

•
Warrants to purchase Alyst common stock held by Alyst’s directors and officers are exercisable 90 days after consummation of the Business Combination. Based upon the closing price of Alyst’s common stock on May 26, 2009 of $7.80, if all warrants held by Alyst’s directors and officers were exercised for common stock at a price of $5 per share the market value of such shares of common stock would be approximately $14,196,000 at an aggregate cost of $9,100,000.

•
Michael Weksel has entered into a Put-Call Option Agreement with Alyst pursuant to which (i) Alyst has the right to purchase from Mr. Weksel up to 559,794 of Alyst’s publicly traded warrants (the “Warrants”) at a price of $0.0446 per warrant (the “Exercise Price”) at any time through August 31, 2009 and (ii) Mr. Weksel has the right at any time after June 29, 2009 and before August 31, 2009 to sell such warrants to Alyst at the Exercise Price.  The Warrants were purchased by Mr. Weksel in open market transactions at a price equal to the Exercise Price in order to enhance Alyst’s ability to enter into arrangements with stockholders or third parties to facilitate consummation of the Business Combination without altering Alyst’s existing capital structure. If the Business Combination is not consummated and Alyst is forced to liquidate, the Warrants would have no value in the open market.

Certain U.S. Federal Income Tax Consequences

As described below under the heading ‘‘Material United States Federal Income Tax Considerations,’’ subject to the qualifications included in that discussion, the Redomestication Merger should qualify as a “reorganization” under applicable U.S. federal income tax principles. In such case no gain or loss should be recognized by Alyst stockholders or warrant holders for U.S. federal income tax purposes as a result of their exchange of Alyst common stock or warrants for the ordinary shares or warrants of CN Holdings, but it is anticipated that for U.S. federal income tax purposes, as to each of its assets, Alyst will recognize gain (but not loss) realized as a result of the Redomestication Merger in an amount equal to the excess (if any) of the fair market value of such asset over such asset’s adjusted tax basis at the effective time of the Redomestication Merger. CN Holdings should not recognize any gain or loss for U.S. federal income tax purposes as a result of the Business Combination. Although it is anticipated that the ‘‘anti-inversion’’ provisions in the Internal Revenue Code of 1986, as amended, should not apply to treat CN Holdings as a U.S. corporation after the Redomestication Merger and Business Combination, this matter is not free from doubt. It is expected that these anti-inversion rules will apply, however, to restrict Alyst from using any net operating loss that might otherwise be available to it to offset any gain it will recognize as a result of the Redomestication Merger.

Listing

Alyst’s common stock (AYA), warrants (AYA.WS) and units (AYA.U) are currently listed on the NYSE Amex. CN Holdings has applied to the NYSE Amex for continuation of the listing, effective upon consummation of the Redomestication Merger. If CN Holdings is unable to meet all of the NYSE Amex’s listing requirements at such time, in particular the number of “round lot” holders, the Exchange may initiate de-listing proceedings, which CN Holdings would expect to appeal. If any such proceedings are initiated by the Exchange, the securities would continue to trade until a final determination has been rendered. CN Holdings intends to bring itself into compliance with Exchange requirements, as may be required, during such appeal process. However, there can be no assurance that the Exchange will accept such compliance efforts or decide to allow the listing to continue. In such event, upon any de-listing, CN Holdings’ securities would become eligible for quotation in the OTC Bulletin Board until such time as CN Holdings was able to meet the Exchange’s requirements.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement/prospectus contains or incorporates by reference certain forward-looking statements and information relating to Alyst, CN Holdings and China Networks Media that are based on the beliefs of their respective board of directors and officers, as well as certain assumptions and information currently available to them. Forward-looking statements include statements concerning projected financial data, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical fact. When used in this proxy statement/prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “predict,” “may,” and “should” and similar expressions are intended to identify forward-looking statements. These statements are based on the parties’ current expectations and are naturally subject to uncertainty of and change in circumstances. Actual results may vary materially from the expectations contained in this document. The following factors, among others, could cause results to differ materially from those described in this proxy statement/prospectus: any economic, business, competitive and/or regulatory factors affecting China Networks Media’s business generally. Unless required by law, none of Alyst, CN Holdings or China Networks Media undertakes any obligation to update publicly any forward-looking statements set forth in this proxy statement/prospectus, whether as a result of new information, future events or otherwise.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or direct your vote to be cast to approve the Redomestication Merger, the Business Combination and the other proposals described in this proxy statement/prospectus.

China Networks Media’s business substantially depends on the PRC TV Stations it partners with.

China Networks Media relies heavily on its access to advertising time slots on the PRC TV Stations to broadcast clients’ advertisements. Any unfavorable change in the PRC TV Stations’ advertising model, any changes that adversely affect their market position or any limitation on China Networks Media’s access to desired television advertising time slots would materially adversely affect its results of operations and financial position.

The PRC TV Stations are the sole television networks for which China Networks Media currently sells advertising time and are owned by the Chinese government. As a result, the PRC TV Stations enjoy certain favorable governmental support that might not be available to privately owned networks. For example, the government mandates that the PRC TV Stations be broadcast in their local regions. The PRC TV Stations also face increasing competition from other regional and national television networks that strive to offer more attractive television programs to compete with the PRC TV Stations for television audiences. If the PRC TV Stations fail to compete successfully against these other networks, they may lose market share. Any changes that could potentially erode the PRC TV Stations’ market position, such as relaxation of media control by the government or inadequate response to competition from other networks by the PRC TV Stations, could in turn reduce the attractiveness of China Networks Media’s advertising offerings and materially adversely affect its results of operations and financial position.

Television advertising in China faces significant competition from existing and new competitors, and if China Networks Media does not compete successfully against them, it may lose market share and its profitability may be materially harmed.

The advertising industry in China is intensely competitive and highly fragmented.  China Networks Media competes with other industry participants mainly on the basis of service quality, available advertising time slots, price, reputation and relationships with television networks. China Networks Media also faces significant competition in selling advertising space to advertisers and their advertising agencies mainly from other media sales companies that have dedicated relationships to particular PRC TV Stations and/or companies that broker timeslots from those stations. At the national level these include such companies as SinoMedia Holding Limited, Walk-on Advertising Co. Ltd., China Mass Media International Advertising Corporation and Charm Communication Group. At the local level, China Networks Media competes with other local television stations in the region on the basis of desirability of time slots offered, television network coverage, service quality, brand name and pricing.

In addition, in securing further media resources through JV or other contractual relationships, China Networks Media faces competition from other media sales companies and/or advertising agencies who could become its competitors for media resources on other stations.  China Networks Media also faces competition from new entrants in the television advertising sector, including the wholly foreign-owned advertising companies that have been allowed to operate in China since December 2005, which exposes it to increased competition from advertising media companies that have greater financial and other resources than it does.

Television advertising in China competes against other forms of advertising media and advancing technology, and if China Networks Media does not adapt successfully, it may lose market share and its profitability may be materially harmed.

Television advertising, upon which China Networks Media depends for its business, competes with other forms of advertising media for overall advertising spending, such as

•	radio,

•	newspapers,

•	magazines,

•	the Internet,

•	indoor or outdoor flat panel displays,

•	billboards and

•	public transport advertising.

According to ZenithOptimedia, advertising spending in media other than television collectively accounted for approximately 60.7% of total advertising spending in China in 2007. In particular, the Internet is becoming increasingly popular as an alternative advertising medium among advertisers.

In addition, technology in television, video, data services and other media used in the entertainment industry is changing rapidly, and advances in technology have led to alternative methods of content delivery and storage, including in the case of cable television, a significantly expanded menu of channel offerings. Certain changes in the behavior of television viewers driven by these methods of delivery and storage could have a negative effect on television advertising revenues. For example, devices that enable users to view television programs on a time-delayed basis or allow them to fast-forward or skip advertisements may cause changes in consumer behavior that could adversely affect the advertising revenues of television networks and China Networks Media’s results of operations.

China Networks Media has a very limited operating history, which may make it difficult for you to evaluate its business and prospects.

In 2008, China Networks Media established certain equity joint ventures with PRC TV Stations through its Hong Kong wholly-owned subsidiary, ANT. ANT established an equity joint venture under the name of Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd. (“Taiyuan JV”) with China Yellow River TV Station in Shanxi Province in June 2008; and ANT established an equity joint venture under the name Kunming Taishi Information Cartoon Co., Ltd. (“Kunming JV”) with Kunming TV Station in Yunnan Province in July 2008 (Taiyuan JV and Kunming JV are collectively referred to as the “JV Tech Cos”). The respective historical operating results of the Kunming and Taiyuan TV stations’ advertising operations may not provide a meaningful basis for evaluating China Networks Media’s business, financial performance and prospects, particularly in view of the fact that the networks comprising the operations of China Networks have historically been operated independently.

China Networks Media also faces numerous risks, uncertainties, expenses and difficulties frequently encountered by companies at an early stage of development. Some of these risks and uncertainties relate to its ability to:

•	develop new customers or new business from existing customers;

•	expand the technical sophistication of the products it offers;

•	respond effectively to competitive pressures; and

•	attract and retain qualified management and employees.

China Networks Media cannot predict whether it will meet internal or external expectations regarding future performance. If China Networks Media is not successful in addressing these risks and uncertainties, its business, operating results and financial condition may be materially adversely affected.

China Networks Media may encounter difficulties in expanding into other regional television networks, which may materially and adversely affect its business, financial condition and results of operations.

One important element of China Networks Media’s strategy is to expand its presence into other regional television networks. Implementation of this strategy will be subject to many risks, including, but not limited to, the following:

•	China Networks Media has no track record in obtaining advertisement resources from other regional television networks;

•	There is expected to be intense competition from advertising companies that are already well-established in those markets;

•	China Networks Media may not be able to accurately assess and adjust to the consumer tastes, preferences and demands in the relevant regional markets; and

•	It may not be possible to generate enough revenue to offset costs.

These and other risks may make China Networks Media’s expansion into other regional television networks unsuccessful. In addition, implementing this strategy may require it to devote significant resources to promoting advertising time slots on such regional television networks, which may divert management’s attention from its existing business. If China Networks Media is not successful in expanding into other regional television networks, its business, financial condition and results of operations may be materially and adversely affected.

CN Holdings may need additional capital to fund obligations incurred in connection with the Business Combination as well as the growth of China Networks Media’s business, which may not be available on acceptable terms or at all, and which, if available, could dilute your interest in CN Holdings.
Assuming the Business Combination is consummated, CN Holdings will require significant amounts of working capital due to the combined entity’s obligations to existing note holders of China Networks Media, as well as cash payments to be made to the existing shareholders of China Networks Media under the deferred consideration arrangements included in the Merger Agreement and in connection with any third party or IPO-shareholder arrangements that may be entered into to secure approval of the Business Combination.  If CN Holdings does not have sufficient working capital following the payment to IPO shareholders who choose to convert their shares into cash and the payment to Alyst’s outstanding creditors as described elsewhere in this proxy statement/prospectus, CN Holdings will need to secure additional capital, which may not be available on acceptable terms or at all.

In addition, capital requirements are difficult to plan in the rapidly changing advertising industry.  China Networks Media expects that its current cash and cash equivalents, cash flow from operations and the proceeds from the Business Combination with Alyst will be sufficient to meet its anticipated cash needs, for both working capital and capital expenditures, for the foreseeable future. If, however, there are unforeseen changes in general business conditions or unexpected developments in its business or expansion, CN Holdings may require additional cash resources. For example, CN Holdings may seek to sell additional equity or debt securities or obtain a credit facility. The sale of convertible debt securities or additional equity securities could result in additional dilution to the shareholders of CN Holdings. Furthermore, if CN Holdings incurs more debt, it will be liable for increased debt service costs and might have to agree to operating and financing covenants that would restrict its operations and liquidity.

CN Holdings’ ability to obtain additional capital on commercially acceptable terms is subject to significant risks and uncertainties, including:

•	investors’ perception of, and demand for, its securities;

•	prevailing conditions in the global financial and capital markets in which it will seek to raise funds;

•	the future results of operations, financial condition and cash flows of China Networks Media;

•	PRC governmental regulation of foreign investment in advertising companies in China;

•	PRC governmental policies relating to foreign exchange; and

•	economic, political and other conditions in China.

Any failure to raise additional funds when needed could limit CN Holdings’ ability to expand or develop its operations to respond to market demand or competitive challenges.

The Chinese government could change its policies toward, or even nationalize, private enterprise, which could reduce or eliminate the interests held in China Networks Media.

Over the past several years, the Chinese government has pursued economic reform policies, including the encouragement of private economic activities and decentralization of economic regulation. The Chinese government may not continue to pursue these policies or may significantly alter them to China Networks Media’s detriment from time to time without notice. Changes in policies by the Chinese government that result in a change of laws, regulations, their interpretation, or the imposition of high levels of taxation, restrictions on currency conversion or imports and sources of supply could materially and adversely affect China Networks Media’s business and operating results. The nationalization or other expropriation of private enterprises by the Chinese government could result in the total loss of China Networks Media’s investment in China.

China Networks Media’s business may be adversely affected by unforeseen events or natural disasters that are beyond its control, such as the 2008 earthquake in Sichuan Province, or the global financial crisis.

China Networks Media’s business may be adversely affected by certain events, natural disasters beyond its control, such as the magnitude 8.0 earthquake that struck Sichuan Province in May 2008, or the global financial crisis. Many television stations in China significantly changed their programming after the earthquake to broadcast developments and rescue operations relating to the earthquake. All television channels in China ceased to broadcast any advertisements during a three-day national mourning period from May 19, 2008 to May 21, 2008. Certain television advertisements with content that was deemed to be inappropriate for broadcast during coverage of this tragic event were suspended in May and June 2008. Such unforeseen events, natural disasters or the global financial crisis may adversely affect advertisement spending of its clients which in turn may adversely affect its sales and results of operations. Furthermore, if other events occur in the future or the global financial crisis is prolonged or deepens, its business, financial condition and results of operations may be adversely affected.

China Networks Media may become subject to government actions due to its advertising content, which may have a material adverse effect on its financial condition and results of operations.

PRC advertising laws and regulations require advertisers, advertising distributors and advertising service providers, such as China Networks Media, to ensure that the content of the advertisements prepared or distributed are fair, accurate and in full compliance with applicable laws. Violation of these laws or regulations may result in penalties, including

•	fines,

•	confiscation of advertising fees,

•	orders to cease disseminating the advertisements and

•	orders to publish public announcements to correct the misleading information.

In circumstances involving serious violations, the PRC government may revoke a license to operate an advertising business. In addition, such noncompliance can constitute a violation of criminal law and criminal proceedings could be brought as a result.

Under the relevant PRC regulations, China Networks Media is required to independently review and verify the content of a client’s advertisement for compliance and to confirm that any required government review has been performed and that all necessary approvals have been obtained. In addition, for advertising content related to certain types of products, such as tobacco, alcohol, cosmetics, pharmaceuticals and medical instruments, China Networks Media is required to confirm that the advertisers have obtained requisite government approvals relating to their operations, including the advertisers’ operating qualifications and proofs of quality inspection. Under contracts with advertising clients, advertisers are responsible for obtaining any PRC government approvals or licenses required for their advertisements and providing China Networks Media with proof of such approvals or licenses prior to it placing its clients’ advertisements. While China Networks Media ensures advertising content is reviewed for compliance with relevant PRC laws and regulations, there can be no assurance that each advertisement placed is in compliance with the relevant PRC laws and regulations or that the supporting documentation and government approvals provided by advertising clients are true and complete. Any failure to conduct such review may subject China Networks Media to governmental inspections or actions.

Governmental proceedings may harm China Networks Media’s reputation and may divert significant amounts of management’s time and other resources. It may be difficult and expensive to defend against such proceedings. There can be no assurance that China Networks Media would successfully defend such claims, and if it fails to do so it would have to bear the costs of all such actions as well as any fines imposed. In addition, some of its existing contracts with advertising clients do not provide China Networks Media with any indemnity from its clients for claims relating to advertising content. As a result of the foregoing, any governmental proceedings brought could have a material adverse effect on its business, financial condition and results of operations.

China Networks Media may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt its business and operations.

China Networks Media places advertisements provided by advertising clients on television. In doing so, it may employ information, software programs, technology or equipment supplied by other parties, to which such parties may not have intellectual property rights. Some of its existing contracts with advertising clients do not provide indemnity for any intellectual property infringement claims relating to the advertisements provided.  China Networks Media cannot be certain that its operations or any aspects of its business do not or will not infringe upon patents, copyrights or other intellectual property rights held by third parties. Although China Networks Media is not aware of any such claims, it may become subject to legal proceedings and claims from time to time relating to the intellectual property rights of others. If China Networks Media is found to have violated the intellectual property rights of others, it:

•	may be subject to liability for infringement activities or may be prohibited from using such intellectual property,

•	may incur licensing fees or be forced to develop alternatives.

•	may incur significant expenses, and

•	may be forced to divert management’s time and other resources from its business and operations to defend against these third-party infringement claims, regardless of their merits.

Successful infringement or licensing claims may result in significant monetary liabilities and may materially disrupt China Networks Media’s business and operations by restricting or prohibiting the use of the intellectual property in question.

Foreign exchange regulations in the PRC may affect China Networks Media’s ability to pay dividends in foreign currency or conduct other foreign exchange business.

Renminbi, or RMB, is not presently a freely convertible currency, and the restrictions on currency exchanges may limit China Networks Media’s ability to use revenues generated in RMB or to make dividends or other payments in U.S. dollars. The PRC government, through the State Administration for Foreign Exchange (‘‘SAFE’’), regulates conversion of RMB into foreign currencies. Currently, foreign invested enterprises are required to apply for ‘‘Foreign Exchange Registration Certificates’’ and to renew those certificates annually. In addition, SAFE recently issued a new regulation, under which RMB converted from the registered capital shall only be utilized in accordance with the purposes approved by the relevant government authority (including the local SAFE). The local SAFE has the right to

•	take appropriate remedial action,

•	confiscate any illegal income and

•	impose a fine in the event of a contravention of the new regulation.

In the event that China Networks Media is unable to convert the registered capital conveniently, this would restrict its ability to operate its foreign exchange business.

China Networks Media may have difficulty establishing adequate management, legal and financial controls in the PRC, which could result in misconduct and difficulty in complying with applicable laws and requirements.

As quasi-governmental businesses in the PRC, the networks comprising China Networks Media have not historically focused on establishing Western-style management and financial reporting concepts and practices, as well as modern banking, computer and other internal control systems. China Networks Media may have difficulty in hiring and retaining a sufficient number of qualified internal control employees to work in the PRC. As a result of these factors, China Networks Media may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards, especially on the operation level of China Networks Media’s joint ventures with municipal broadcast TV network operators.

Advertising clients periodically review and change their advertising or marketing models and strategies, and if China Networks Media fails to adapt quickly to such changes, it may be unable to attract advertisers and increase the demand for its services.

Advertising service contracts with clients are generally entered into on a short-term and non-exclusive basis. A client’s decision to place its advertisements with China Networks Media is affected by a number of factors, including

•	the desirability of time slots it offers on the relevant PRC TV Stations,

•	the extent of television network coverage provided,

•	the service packages and pricing structure offered and

•	the client’s perception of the effectiveness and quality of its services.

If China Networks Media fails to retain its existing clients or increase advertisers’ awareness and utilization of its services, or to formulate attractive service packages and pricing structures to attract new clients, demand for its services will not grow and may even decrease. Advertisers might be unwilling to seek time slots from China Networks Media or to pay the levels of advertising fees it requires to generate profits, which could materially and adversely affect its ability to increase revenues and profitability.

China Networks Media depends on the services of key personnel, including Mr. Li Shuangqing, chairman and chief executive officer, and its business and growth prospects may be severely disrupted if it loses his services.

Mr. Li Shuangqing, chairman and chief executive officer of China Networks Media, has led the company since its establishment. The business and operations of China Networks Media depend to a significant extent on his business vision, industry expertise, experience with its business operations and management skills, as well as his relationships with television stations, many key clients and employees. China Networks Media does not maintain key-man life insurance for Mr. Li Shuangqing.  If he becomes unable or unwilling to continue in his present position, it may not be possible to replace him in a timely manner or at all, which would have a material adverse effect on business and growth prospects of China Networks Media.

If China Networks Media fails to maintain an effective and adequate sales and marketing team, its sales and revenues could materially decrease.

China Networks Media depends on its sales personnel to increase advertisers’ awareness, acceptance and utilization of its services, which are crucial to its revenues, business and growth. China Networks Media currently has 17 employees directly engaged in sales. Consistent with the industry norm, China Networks Media typically experiences a high turnover rate among sales personnel, and there can be no assurance that its current sales personnel will remain effective or loyal.  China Networks Media faces intense competition for experienced sales personnel both from direct competitors and other advertising and media companies. Furthermore, China Networks Media will need to continue expanding its sales force if its business continues to grow.  It may not be able to hire, retain, integrate or motivate an adequate number of qualified new sales personnel as it grows its business, which could disrupt its business and cause revenues to materially decrease.

Risks Relating to China Networks Media’s Corporate Structure

China Networks Media exercises voting and economic control over Hetong pursuant to contractual agreements among the Hetong shareholders, the JV Tech Cos and ANT that may not be as effective as direct ownership.

As a result of the contractual agreements entered into between ANT and the shareholders of Hetong, ANT controls and is considered the primary beneficiary of Hetong, and is entitled to consolidate the financial results of Hetong, which includes Hetong’s 50% economic interest in the financial results of Kunming Kaishi Advertising Co., Ltd. and Taiyuan Advertising Networks Advertising Co., Ltd. (collectively, the “JV Ad Cos”). While the terms of these contractual agreements are designed to minimize the operational impact of governmental regulation of the media, cultural and telecommunications industries in the PRC, and provide ANT with voting control and the economic interests associated with the stockholders’ equity interest in Hetong, they are not accorded the same status at law as direct ownership of Hetong and may not be as effective in providing and maintaining control over Hetong as direct ownership. For example:

•	ANT may not be able to take control of Hetong upon the occurrence of certain events, such as the imposition of statutory liens, judgments, court orders, death or incapacity.

•
If the PRC government proposes new laws or amends current laws that are detrimental to the contractual agreements with Hetong, such changes may effectively eliminate China Networks Media’s control over the Hetong and its ability to consolidate the JV Tech Cos and the JV Ad Cos.

•
If the shareholders of Hetong fail to perform as required under those contractual agreements, ANT will have to rely on the PRC legal system to enforce those agreements and there is no guarantee that it will be successful in an enforcement action.

Furthermore, if China Networks Media, or ANT, were found to be in violation of any existing PRC laws or regulations, the relevant regulatory authorities would have broad discretion to deal with such violation, including, but not limited to the following:

•	levying fines;

•	confiscating income; and/or

•	requiring a restructuring of ownership or operations.

China Networks Media has obtained advice of its Chinese counsel regarding the validity of the contractual arrangements pursuant to which China Networks Media exercises control over, and derived economic benefits from, Hetong, the JV Tech Cos and the JV Ad Cos. In addition, the Merger Agreement contains representations and warranties from China Networks Media that such arrangements are valid and binding. There can be no guarantee, however, that a Chinese, U.S. or BVI court will conclude that such contractual arrangements are enforceable or that a Chinese court would enforce a judgment entered by a foreign jurisdiction.

The agreements that establish the structure for operating China Networks Media’s business may result in the relevant PRC government regulators revoking or refusing to renew JV Tech Cos respective operating permits.

JV Tech Cos obtained exclusive operating rights by entering into exclusive cooperation agreements with PRC TV Stations who are 100% owned by different levels of branches of SARFT in Kunming and Taiyuan municipality. PRC TV Stations enjoy the right to provide broadcast television services in their territories. Any foreign-invested enterprise incorporated in the PRC is prohibited from conducting a business that involves the transmission of broadcast television or the provision of cable access services. China Networks Media’s contractual arrangements with Hetong and its shareholders provide it with the economic benefits of the JV Ad Cos. If SARFT determines that its control over Hetong, or relationship with the JV Ad Cos through those contractual arrangements is contrary to their generally restrictive approach towards foreign participation in the PRC broadcast television industry, there can be no assurance that SARFT will not reconsider JV Ad Cos’ eligibility to hold exclusive rights to provide advertising services to PRC TV Stations. If that were to happen, China Networks Media might have to discontinue all or a substantial portion of its business pending the approval of exclusive service and operating rights on the required operating permit held by PRC TV Stations. In addition, if China Networks Media is found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities, including the SARFT, would have broad discretion in dealing with such violation, including:

•	levying fines,

•	confiscating its income,

•	revoking the business licenses or operating licenses of its PRC affiliates and PRC TV Stations,

•	requiring China Networks Media to restructure the relevant ownership structure or operations, and

•	requiring it to discontinue all or any portion of its operations.

Any of these actions could cause significant disruption to its business operations and may materially and adversely affect its business, financial condition and results of operations.

Risks Relating to the People’s Republic of China

Adverse changes in economic policies of the PRC government could have a material adverse effect on the overall economic growth of the PRC, which could reduce the demand for China Networks Media’s services and materially adversely affect its business.

All of China Networks Media’s assets are located in and all of its revenue is sourced from the PRC. Accordingly, China Networks Media’s business, financial condition, results of operations and prospects will be influenced to a significant degree by political, economic and social conditions in the PRC generally and by continued economic growth in the PRC as a whole.

The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over the PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth over the past decade, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on China Networks Media. For example, China Networks Media’s operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to it.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and China Networks Media.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which legal decisions have limited value as precedents. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in the PRC. These laws and regulations change frequently, and their interpretation and enforcement involve uncertainties. For example, China Networks Media may have to resort to administrative and court proceedings to enforce the legal protections that it enjoys either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection China Networks Media enjoys than in more developed legal systems. These uncertainties may also impede China Networks Media’s ability to enforce the contracts it has entered into. As a result, these uncertainties could materially adversely affect China Networks Media’s business and operations.

Under the PRC’s Enterprise Income Tax Law, it is unclear whether CN Holdings and China Networks Media will be classified as “resident enterprises” or “non-resident enterprises” of China. Depending on the classification, there could be certain unfavorable tax consequences to CN Holdings and China Networks Media and their non-PRC shareholders.

On March 16, 2007, the National People’s Congress approved and promulgated a new tax law, the PRC Enterprise Income Tax Law, or “EIT Law,” which took effect on January 1, 2008. The EIT Law and its implementation rules are relatively recent developments in the PRC and are ambiguous in terms of definitions, requirements and procedures. There is also a dearth of published official guidance with respect to the EIT Law, which makes it difficult at this stage to determine how the PRC tax authorities will interpret the provisions of the law and its implementing rules with respect to certain of the tax matters addressed below.

Pursuant to the EIT Law and its implementation rules, enterprises established outside the PRC whose actual management or control is located in the PRC can be considered “resident enterprises” for purposes of the EIT Law. According to the implementation rules of the EIT Law, “management” generally refers to the person or body of persons that exercises substantial and overall management and control over the manufacturing and business-operations, personnel, accounting and properties of an enterprise. China Networks Media’s management is located in the PRC and is expected to remain located in the PRC in the future. Therefore, it is likely that China Networks Media and potentially CN Holdings could be considered “resident enterprises” by the PRC tax authorities. As indicated above, it is unclear as to how the PRC tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that CN Holdings or China Networks Media is a “resident enterprise” for purposes of the EIT Law:

•	Such company would be subject to PRC enterprise income tax at a rate of 25 percent (the “EIT”) on its worldwide income;

•
Such company would be liable for the EIT on dividends it receives from subsidiaries unless such company is a “qualifying resident enterprise” and the dividend it receives is attributable to direct investment in another “qualifying resident enterprise” that is paying the dividend (it is unclear whether CN Holdings or China Networks Media would qualify as a “qualifying resident enterprise” in light of uncertainties of interpretation and lack of official guidance);

•
Such company may be required to withhold a 10 percent PRC withholding tax on dividends it pays to non-resident enterprise shareholders (subject to possible reduction under an applicable income tax treaty); and

•
Gains derived by non-resident enterprise shareholders upon disposition of shares of such company may be subject to a 10 percent PRC withholding tax (subject to possible reduction under an applicable income tax treaty).

Non-PRC shareholders may be entitled to a foreign tax credit with respect to the PRC withholding tax referred to above against their domestic income tax liability (subject to applicable conditions and limitations). Because of the lack of clarity and the complexities in interpretation associated with potential PRC tax liabilities, each holder of our securities should consult their own tax advisors regarding the applicability of any such taxes, the effects of any applicable income tax treaties, and any available foreign tax credits.

If CN Holdings or China Networks is classified as a “non-resident enterprise” for purposes of the EIT Law, PRC-source dividends received by them may be subject to a 10 percent PRC withholding tax. Under the EIT Law and its implementing rules, a withholding tax at the rate of 10 percent will normally apply to PRC-source dividends payable to investors who are “non-resident enterprises” — defined as enterprises that do not have an establishment or place of business in the PRC or that have such an establishment or place of business but the relevant income is not effectively connected with such establishment or place of business. Such withholding tax may be exempted or reduced by the State Council of the PRC or pursuant to a tax treaty between the PRC and the jurisdiction in which the non-resident enterprise resides.

Similar PRC tax considerations to those discussed above may pertain to Advertising Networks Ltd., (which also may be subject to local jurisdiction tax obligations). Although the arrangements with China Networks Media and CN Holdings have been structured with the advice of Chinese corporate and tax counsel to minimize the likelihood that these entities would be subjected to the unfavorable tax consequences described above, there can be no assurance that PRC governmental authorities will not consider them “resident enterprises.”

Risks Relating to the Redomestication Merger

Following consummation of the Redomestication Merger, Alyst will become a BVI company and, because the rights of shareholders under BVI law differ from those under U.S. law, you may have fewer protections as a shareholder.

Following the consummation of the Redomestication Merger, the resulting company’s corporate affairs will be governed by its Amended and Restated Memorandum and Articles of Association, the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands (the ‘‘Act’’) and the common law of the British Virgin Islands. Forms of CN Holdings' Amended and Restated Memorandum and Articles of Association are attached hereto as Annexes D and E, respectively. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibility of the directors under BVI law are governed by the Act and the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of shareholders and the fiduciary responsibilities of directors under BVI law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less prescriptive body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. The rights of minority shareholders are set forth below in the section entitled “The Redomestication Proposal – Rights of Minority Shareholders.”

BVI companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against CN Holdings’ judgments of courts in the United States based on certain liability provisions of U.S. securities law and to impose liabilities against it, in original actions brought in the British Virgin Islands, based on certain liability provisions of U.S. securities laws that are penal in nature.

Although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, the courts of the British Virgin Islands will recognize a foreign judgment as the basis for a claim at common law in the British Virgin Islands provided:

•
the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

•	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

•	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

•	recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and

•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

Under the laws of the British Virgin Islands, there are some statutory provisions for the protection of minority shareholders under the Act. The principal protection under the Act is that shareholders may bring an action to enforce the Amended and Restated Memorandum and Articles of Association of CN Holdings. The Act sets forth the procedure to bring such a claim. Shareholders are entitled to have the affairs of the company conducted in accordance with the general law and the Amended and Restated Memorandum and Articles of Association. Pursuant to CN Holdings’ constitutional documents, the company is obliged to hold an annual general meeting and provide for the election of directors. Companies are not obligated to appoint an independent auditor and shareholders are not entitled to receive the audited financial statements of the company.

There are common law rights for the protection of shareholders that may be invoked. Such rights have also now been given a statutory basis under the Act. For further discussion of the rights of minority shareholders, see the section entitled “The Redomestication Proposal — Rights of Minority Shareholders.” The Common law rights are largely dependent on English company law, since the common law of the British Virgin Islands for business companies is limited. Under the general rule pursuant to English company law, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum or articles of association, then the courts will grant relief. Generally, the areas in which the courts will intervene are the following:

•	an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority,

•	acts that constitute fraud on the minority where the wrongdoers control the company,

•	acts that infringe on the personal rights of the shareholders, such as the right to vote, and

•
where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority stockholders under the laws of many states in the United States.

Risks Relating to Tax Matters

There is a risk that CN Holdings could be treated as a U.S. domestic corporation for U.S. federal income tax purposes after the Redomestication Merger and Business Combination, which could result in significantly greater U.S. federal income tax liability to CN Holdings.

Section 7874(b) (‘‘Section 7874(b)’’) of the Internal Revenue Code of 1986, as amended, provides that a corporation organized outside the United States which acquires, directly or indirectly, pursuant to a plan or series of related transactions, substantially all of the assets of a corporation organized in the United States will be treated as a domestic corporation for U.S. federal income tax purposes if shareholders of the acquired corporation, by reason of owning shares of the acquired corporation, own at least 80% (of either the voting power or the value) of the stock of the acquiring corporation after the acquisition. If Section 7874(b) were to apply to the Redomestication Merger, then CN Holdings, as the surviving entity, would be subject to U.S. federal income tax on its worldwide taxable income following the Redomestication Merger and Business Combination as if CN Holdings were a domestic corporation.

Although it is anticipated that Section 7874(b) should not apply to treat CN Holdings as a domestic corporation for U.S. federal income tax purposes, due to the absence of complete guidance on how the rules of Section 7874(b) apply to the transactions contemplated by the Redomestication Merger and Business Combination, this result is not free from doubt. As a result, stockholders and warrant holders are urged to consult their own tax advisors on this issue. For a more detailed discussion of the foregoing, see “Material United States Federal Income Tax Considerations–U.S. Federal Income Tax Consequences of the Redomestication Merger–Tax Consequences to Alyst and CN Holdings.”

It is anticipated that Alyst will recognize gain (but not loss) for U.S. federal income tax purposes as a result of the Redomestication Merger, which may result in increased U.S. federal income tax liability to Alyst.

It is anticipated that for U.S. federal income tax purposes, as to each of its assets, Alyst will recognize gain (but not loss) realized as a result of the Redomestication Merger in an amount equal to the excess (if any) of the fair market value of such asset over such asset’s adjusted tax basis at the effective time of the Redomestication Merger. Since any such gain will be determined based on the value of its assets at that time, the amount of such gain (and any U.S. federal income tax liability to Alyst by reason of such gain) cannot be determined at this time. If, as expected, former shareholders of Alyst will, by reason of their ownership of Alyst shares, own at least 60% (but less than 80%) of the shares of CN Holdings following the Redomestication Merger and Business Combination, Alyst will not be permitted to use any net operating losses otherwise available to Alyst to offset such gain. Stockholders and warrant holders are urged to consult their own tax advisors on this tax issue and other tax issues in connection with the Redomestication Merger. For a more detailed discussion of the foregoing, see “Material United States Federal Income Tax Considerations–U.S. Federal Income Tax Consequences of the Redomestication Merger–Tax Consequences to Alyst and CN Holdings.”

There is a risk that CN Holdings will be classified as a passive foreign investment company, or ‘‘PFIC,’’ which could result in adverse U.S. federal income tax consequences to U.S. holders of ordinary shares or warrants of CN Holdings.

CN Holdings will be treated as a PFIC for any taxable year in which either (1) at least 75% of its gross income (looking through certain corporate subsidiaries) is passive income or (2) at least 50% of the average value of its assets (looking through certain corporate subsidiaries) produce, or are held for the production of, passive income. Passive income generally includes dividends, interest, rents, royalties, and gains from the disposition of passive assets. If CN Holdings were a PFIC for any taxable year during which a U.S. holder held its ordinary shares or warrants, the U.S. holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The actual PFIC status of CN Holdings for any taxable year, however, will not be determinable until after the end of its taxable year, and accordingly there can be no assurance as to the status of CN Holdings as a PFIC for the current taxable year or any future taxable year. We urge U.S. holders to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed discussion of the foregoing, see ‘‘Material United States Federal Income Tax Considerations–U.S. Federal Income Tax Consequences to U.S. Holders of Ordinary Shares and Warrants of CN Holdings–Passive Foreign Investment Company Rules.’’

The tax disclosure included as part of this Registration Statement expresses uncertainty as to certain tax issues and does not address all tax issues, including those that are dependent on future facts or events.

Due to the absence of complete guidance as to how the transactions contemplated by the Redomestication Merger and Business Combination and other transactions discussed in the tax disclosure would be treated for U.S. federal income tax purposes, there is a degree of uncertainty as stated in the tax disclosure with respect to the U.S. federal income tax consequences of certain of the tax matters considered therein. Moreover, certain tax matters that are discussed in the tax disclosure are dependent on future facts or events, such as whether CN Holdings will be classified as a PFIC for U.S. federal income tax purposes following the Redomestication Merger and Business Combination, and as to which no conclusion therefore can be expressed. Finally, no assurance can be given that positions contrary to those discussed in the tax disclosure may not be taken by the Internal Revenue Service (“IRS”) or a court considering the tax issues discussed in the tax disclosure. Accordingly, each stockholder and warrant holder is urged to consult its own tax advisor on the tax issues discussed in the tax disclosure and how they may relate to the holder’s particular circumstances. See “Material United States Federal Income Tax Considerations.”

Risks Relating to the Business Combination

Because CN Holdings is organized under the laws of the British Virgin Islands, it may be difficult to serve CN Holdings with legal process or enforce judgments against it, its directors or its management.

CN Holdings is organized under the laws of the British Virgin Islands.  After the Business Combination, substantially all of its assets will be located outside of the United States, its principal executive offices will be located in China, and some of its directors and officers will reside outside the United States.  As a result, it may be difficult or impossible for you to bring an action against CN Holdings or against its directors or its management in the United States if you believe that your rights have been infringed under securities laws or otherwise.  Even if you are successful in bringing an action of this kind, the laws of the British Virgin Islands and of other jurisdictions, including China, may prevent or restrict you from enforcing, or make it difficult to enforce, a judgment against CN Holdings’ assets or its directors and officers.

The price of CN Holdings’ ordinary shares after the Business Combination may be volatile.

The price of CN Holdings’ ordinary shares after the Business Combination may be volatile, and may fluctuate due to factors such as:

•	actual or anticipated fluctuations in quarterly and annual results;

•	limited operating history;

•	mergers and strategic alliances in the television industry in China;

•	market conditions in the industry;

•	changes in U.S. or Chinese government regulation;

•	fluctuations in CN Holdings’ revenues and earnings and those of its competitors;

•	shortfalls in CN Holdings’ operating results from levels forecasted by securities analysts;

•	announcements covering CN Holdings or its competitors; and

•	the general state of the financial and capital markets.

The effects of the global financial crisis, which are far-reaching and difficult to predict, may adversely affect the ability  to secure the requisite stockholder approval of the proposed transactions and the ability of China Networks Media to execute its business plan successfully.

Since the date of the Merger Agreement and the most recent audited financial statements included in this proxy statement/prospectus, the international capital markets have experienced severe volatility and exhibited overall significant declines in prices of equity securities, which events taken in combination with a freezing of international credit markets and lack of availability of private capital have led to severe constraints in private flows of capital.  In addition, the alleged fraud perpetrated by Bernard Madoff has exacerbated a lack of confidence in global financial institutions and their oversight.

Alyst’s ability to secure the necessary approval by stockholders of the Business Combination Proposal and the Redomestication Proposal may be adversely effected if certain investors vote against these proposals without regard to the merits thereof and choose to liquidate their investment in Alyst.  In addition, the effects of the global financial crisis on the industry and geographic sectors that China Networks Media is engaged in are just beginning to become apparent and it is impossible to predict the full impact they may have on China Networks Media, including with respect to its expansion plans and the capital required to implement such strategy.

If shareholders sought to sue China Networks Media officers or directors, it may be difficult to obtain jurisdiction over the parties and access to the assets located in the PRC.

Because most of China Networks Media’s officers and directors will reside outside of the United States, it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against such officers and directors by shareholders in the United States. It also is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the federal securities laws. Furthermore, because substantially all of China Networks Media’s assets are located in the PRC, it would also be extremely difficult to access those assets to satisfy an award entered against CN Holdings in U.S. court. Moreover, Alyst has been advised that the PRC does not have treaties with the United States providing for the reciprocal recognition and enforcement of judgments of courts. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon China Networks Media’s directors or officers or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties of its directors and officers under Federal securities laws.

Alyst and China Networks Media have incurred and expect to incur significant costs associated with the Business Combination, whether or not the Business Combination is completed and the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes.

Alyst and China Networks Media expect to incur significant costs associated with the Business Combination. If the Business Combination is completed, they expect to incur an aggregate or approximately $2.9 million in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes.

Alyst may waive one or more of the conditions to the Business Combination without resoliciting stockholder approval.

Alyst may agree to waive, in whole or in part, certain of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. Conditions deemed to be material may not be waived, or may only be waived with stockholder consent. The board of directors of Alyst will evaluate the materiality of any waiver to determine whether amendment of this proxy statement/prospectus and resolicitation of proxies is warranted. In some instances, if the board of directors of Alyst determines that a waiver is not sufficiently material to warrant resolicitation of stockholders, Alyst has the discretion to complete the Business Combination without seeking further stockholder approval. A detailed discussion of the closing conditions is included under “The Business Combination Proposal — Terms of the Merger Agreement — Closing Conditions.”

The combined company’s working capital could be reduced if stockholders exercise their conversion rights.

Pursuant to Alyst’s amended and restated certificate of incorporation, holders of shares purchased in Alyst’s IPO (other than Alyst’s initial stockholders) may vote against the Business Combination and demand that Alyst convert their shares into pro rata portions of the trust account, net of taxes payable, as of the record date. Alyst and China Networks Media will not consummate the Business Combination if holders of 2,413,320 or more publicly-held shares exercise these conversion rights. To the extent the Business Combination is consummated and holders have demanded to so convert their shares, there will be a corresponding reduction in the amount of funds available to the combined company following the Business Combination. As of April 30, 2009, assuming the Business Combination is approved, the maximum amount of funds that could be disbursed to Alyst’s stockholders upon the exercise of their conversion rights is approximately $18,980,148.

The working capital deficit of CN Holdings following the Business Combination could be substantial, especially if the combined company agrees to repurchase shares in order to secure approval of the Business Combination.

The unaudited pro forma condensed combined balance sheet for the CN Holdings on pages 36 and 37 reflects current liabilities in excess of total current assets for the combined company, assuming one share fewer than 30% of the public-trade shares of common stock are converted to cash.  This deficit of working capital could grow substantially in the event the combined company repurchases substantial portions of its common stock after the consummation of the Business Combination or engages in other similar transactions.  Unless CN Holdings is able to raise additional debt or equity capital or sell assets to obtain cash or other liquid assets, this working capital deficit could threaten the liquidity and growth of the combined company.

If outstanding warrants are exercised, the underlying common shares will be eligible for future resale in the public market. ‘‘Market overhang’’ from the warrants results in dilution and has an adverse effect on the ordinary shares’ market price.

Outstanding warrants and unit purchase options to purchase an aggregate of 10,464,400 shares of common stock issued in connection with Alyst’s IPO will become exercisable after consummation of the Business Combination. If they are exercised, a substantial number of additional ordinary shares of CN Holdings will be eligible for resale in the public market, which could adversely affect the market price.

Registration rights held by Alyst’s initial stockholders who purchased shares prior to Alyst’s IPO may have an adverse effect on the market price of CN Holdings.

Alyst’s initial stockholders who purchased common stock prior to its IPO are entitled to demand that Alyst register the resale of their shares at any time after they are released from escrow. In addition, the investors in China Networks Media’s bridge financing have the ability to request registration of the shares they will own subsequent to the consummation of the Business Combination on substantially the same terms as enjoyed by such shareholders. If such stockholders exercise their registration rights with respect to all of their shares, there will be an additional 2,730,000 ordinary shares eligible for trading in the public market. The presence of these additional shares may have an adverse effect on the market price of CN Holdings’ ordinary shares.

Alyst’s directors and officers have interests in the Business Combination that are different from yours, because if the Business Combination is not approved, their shares may become worthless.

In considering the recommendation of Alyst’s Board of Directors to vote to approve the Business Combination, you should be aware that Alyst’s directors, officers and initial stockholders have agreements or arrangements that provide them with interests in the Business Combination that differ from, or are in addition to, those of Alyst stockholders generally. Alyst’s initial stockholders, including its directors and officers, are not entitled to receive any of the funds that would be distributed upon liquidation of the trust account. Therefore, if the Business Combination is not approved, these original shares may become worthless. The personal and financial interests of directors and officers may have influenced their motivation in identifying and selecting a target business and in timely completion of a business combination. Consequently, their discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in the best interests of Alyst’s stockholders.

Because CN Holdings does not intend to pay dividends on its ordinary shares, stockholders will benefit from an investment in Alyst’s common stock only if the ordinary shares of CN Holdings appreciate in value.

Alyst has never declared or paid any cash dividends on its shares of common stock. Post-merger, CN Holdings currently intends to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, CN Holdings does not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of CN Holdings’ Board of Directors and will depend on factors CN Holdings’ Board of Directors deems relevant, including among others, CN Holdings’ results of operations, financial condition and cash requirements, business prospects, and the terms of CN Holdings’ credit facilities, if any, and any other financing arrangements. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of CN Holdings’ ordinary shares. There is no guarantee that CN Holdings’ ordinary shares will appreciate in value.

CN Holdings may choose to convert Alyst’s outstanding warrants at a time that is disadvantageous to the warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933, CN Holdings may redeem all of Alyst’s currently outstanding warrants at any time after they become exercisable at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sale price of China Networks Media’s ordinary shares equals or exceeds $11.50 per share for any 20 trading days within a 30-trading day period ending three business days before CN Holdings sends the notice of redemption. Calling all of such warrants for redemption could force the warrant holders:

•	To exercise the warrants and pay the exercise price for such warrants at a time when it may be disadvantageous for the holders to do so;

•	To sell the warrants at the then current market price when they might otherwise wish to hold the warrants; or

•	To accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

If funds in Alyst’s trust account are used to purchase, directly or indirectly, common stock from holders thereof who have indicated an intention to vote against the Business Combination Proposal and convert their common stock into a pro rata share of the trust account, holders of common stock at the time of the consummation of the Business Combination who purchased their units in the IPO and have not converted their shares might attempt to rescind their purchases and assert a claim for damages therefor against Alyst, its directors and officers and the former directors and officers of Alyst.

The prospectus issued by Alyst in its IPO did not specifically disclose that funds in the trust account might be used to purchase common stock from holders thereof who have indicated their intention to vote against the Business Combination Proposal and convert their common stock into a pro rata share of the trust account. However, the IPO prospectus states that Alyst may use funds from the trust account to, among other things, enter into arrangements with third parties, or otherwise use available working capital, as may be necessary to effectuate a business combination. Nonetheless, use of the funds in the trust account to purchase common stock might be grounds for a holder of shares of common stock who purchased them in the IPO and still held them at the time of the consummation of the Business Combination without seeking to convert them into a pro rata share of the trust account to seek rescission of the purchase of the units acquired in the IPO. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. There can be no assurance that any such claims would be pursued by stockholders or, if pursued, would be successful.

If holders of 2,413,320 or more of the shares of Alyst’s common stock purchased in Alyst’s IPO (which number represents 30% or more of the common stock sold in Alyst’s IPO) decide to vote against the Business Combination and opt to convert their shares to cash, Alyst may be forced to dissolve and liquidate, stockholders may receive less than $7.85 per share, and Alyst’s warrants may expire worthless.

Under the terms of Alyst’s amended and restated certificate of incorporation, if holders of 2,413,320 or more of the shares of Alyst’s common stock purchased in Alyst’s IPO (which number represents 30% of the common stock issued in its IPO) decide to vote against the acquisition and opt to convert their shares to cash, Alyst may ultimately be forced to dissolve and liquidate. Under its charter as currently in effect, if Alyst does not acquire at least majority control of a target business by June 29, 2009, Alyst will dissolve and distribute to its public stockholders the amount in the trust account plus any remaining net assets. Following dissolution, Alyst would no longer exist as a corporation. If Alyst does not consummate the acquisition of China Networks Media by that time, it will be forced to dissolve and liquidate in accordance with the provisions of Delaware law.

In any liquidation, the net proceeds of Alyst’s IPO and private placement and the deferred underwriting compensation held in the trust account, plus any interest earned thereon (net of taxes payable), will be distributed on a pro rata basis to the holders of Alyst’s common stock issued in Alyst’s IPO. As of April 30, 2009, and assuming Alyst expended all of the funds not in the trust account, the per-share liquidation price would have been approximately $7.88, or $0.12 less than the price ($8.00 per unit) that Alyst sold each unit for in its IPO. The proceeds deposited in the trust account could, however, become subject to the claims of Alyst’s creditors which could be prior to the claims of Alyst’s public stockholders. Notwithstanding the enforceability of any indemnity from Alyst's officers and directors, Alyst cannot assure you, that the actual per-share liquidation price will not be less than $7.88, due to claims of creditors. Furthermore, in the event of liquidation, there will be no distribution with respect to Alyst’s outstanding warrants and, accordingly, the warrants will expire worthless. As of April 30, 2009, Alyst has sufficient funds from available working capital to pay all creditors who have not waived their rights to seek payment from the trust, including its legal advisors, accountants and auditors, of the amounts owed to them. Alyst expects that it will continue to have sufficient working capital for additional amounts due to such creditors in the event the Business Combination is not consummated.

SELECTED SUMMARY HISTORICAL FINANCIAL INFORMATION

You are being provided the following financial information to assist you in your analysis of the financial aspects of the Business Combination with China Networks Media. China Networks Media’s historical, stand-alone results of operations prior to the acquisition of JV Ad Cos are insignificant and not reflective of the results of operations it anticipates immediately following the consummation of the proposed transactions included in this proxy statement/prospectus. Accordingly, selected summary historical financial information relating to the acquisition of JV Ad Cos has been provided to assist investors in evaluating the historical performance of these businesses.

Alyst’s balance sheet data as of June 30, 2008 and the statements of operations data for the year then ended and for the periods from August 16, 2006 (inception) through June 30, 2007 and June 30, 2008, are derived from Alyst’s financial statements audited by Marcum & Kliegman LLP, independent registered public accountants, which are included elsewhere in this proxy statement/prospectus.

Alyst’s balance sheet data as of March 31, 2009, and the statements of operations data for the three and nine months ended March 31, 2009 are derived from Alyst’s unaudited financial statements, which are included elsewhere in this proxy statement/prospectus.

China Networks Media’s balance sheet data as of December 31, 2008 and 2007 and the statements of operations data for the year ended December 31, 2008 and for the period from March 30, 2007 (inception) to December 31, 2008 are derived from China Networks Media’s financial statements audited by UHY LLP, independent registered public accountants, which are included elsewhere in this proxy statement/prospectus.

China Networks Media’s balance sheet data as of March 31, 2009 and the statement of operations data for the three months ended March 31, 2009 are derived from China Networks Media’s unaudited financial statements, which are included elsewhere in this proxy statement/prospectus.

PRC TV Stations’ balance sheet data as of December 31, 2008 and 2007 and the statement of operations data for the year ended December 31, 2008 and 2007 are derived from PRC TV Stations’ financial statements audited by UHY Vocation HK CPA Limited, independent registered public accountants, which are included elsewhere in this proxy statement/prospectus.

The selected financial information of China Networks Media, PRC TV Stations, and Alyst is only a summary and should be read in conjunction with each company’s historical financial statements and related notes and ‘‘China Networks Media Limited’s Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and ‘‘Alyst Management’s Discussion and Analysis of Financial Condition or Plan of Operations’’ contained elsewhere in this proxy statement/prospectus. The “carve-out” historical financial statements of Kunming Television Station – Advertising Center and Yellow River Television Station – Advertising Center contained herein were derived by PRC TV Station management of the respective JV Cos from the financial statements of such PRC TV Stations in order to demonstrate the financial results of the Advertising Centers if operated as a stand-alone business during the periods presented. The information presented may not be indicative of future performance of China Networks Media, PRC TV Stations, CN Holdings or the combined companies resulting from the Redomestication Merger and the Business Combination.

ALYST HISTORICAL FINANCIAL INFORMATION

	For the nine months ended March 31, 2009	For the three months ended March 31, 2009	For the year ended June 30, 2008	For the period from August 16, 2006 (inception) through March 31, 2009	For the period from August 16, 2006 (inception) through June 30, 2008

Statement of Operations Data:
Revenue	$-	$-	$-	$-	$-
Formation and operating costs	537,452	234,477	319,003	861,303	323,851
Loss from operations	(537,452)	(234,477)	(319,003)	(861,303)	(323,851)
Interest income, net	601,144	119,927	2,426,933	3,029,613	2,428,469
Income (loss) before provision for income taxes	63,692	(114,550)	2,107,930	2,168,310	2,104,618
Benefit (provision) for income taxes	(38,848)	41,443	(951,394)	(990,846)	(951,998)
Net income (loss)	$24,844	$(73,107)	$1,156,536	$1,177,464	$1,152,620

Accretion of trust income related to common stock subject to possible conversion	(33,872)	(25,044)	-	(33,872)	-
Net income (loss) attributable to common stockholders	$(9,028)	$(98,151)	$1,156,536	$1,143,592	$1,152,620

Basic and diluted net income (loss) per share	$(0.00)	$(0.01)	$0.16

Weighted average number of shares outstanding excluding shares subject to possible conversion - basic and fully diluted	7,381,081	7,381,081	7,319,371

	As of March 31, 2009	As of June 30, 2008

Balance Sheet Data:
Total assets	$65,146,211	$64,838,909
Total Liabilities	$741,483	$459,025
Common Stock Subject to Possible Conversion	$18,980,148	$18,946,276
Total Stockholders’ equity	$45,424,580	$45,433,608

KUNMING TELEVISION STATION – ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION – ADVERTISING CENTER COMBINED CARVE-OUT HISTORICAL FINANCIAL
INFORMATION

	Year ended December 31, 2008	Year ended December 31, 2007	Year ended December 31, 2006	Year ended December 31, 2005

Statements of Operations Data:
Revenue	$13,129,328	$17,715,149	$14,861,899	$14,406,251
Cost of Revenue	(3,564,532)	(3,572,541)	(3,467,815)	(1,925,034)
Gross Profit	9,564,796	14,142,608	11,394,084	12,481,217
Other Income	-	28,802	102,261	10,337
Selling, General and Administrative Expenses	2,468,316	(1,712,931)	(1,607,264)	(1,376,299)
Income Before Income Taxes	7,096,480	12,458,479	9,889,081	11,115,255
Income Taxes	-	-	-	-
Net Income	$7,096,480	$12,458,479	9,889,081	$11,115,255

	As of
	December 31, 2008	December 31, 2007	December 31, 2006	December 31, 2005

Balance Sheet Data:
Total Assets	$2,627,223	$3,670,398	$2,428, 815	$2,282,025
Total Liabilities	$1,711,540	$2,995,317	$2,177,276	$2,141,950
Total Equity	$915,633	$675,081	$251,539	$140,075

CHINA NETWORKS MEDIA, LTD. HISTORICAL FINANCIAL INFORMATION

	For the three months ended March 31, 2009 (Unaudited)	Year ended December 31, 2008	For the period from March 30, 2007 (inception) to December 31, 2007

Income Statement Data:
Net Revenue	$4,962,683	$4,344,012	$-
Cost of revenue	965,839	950,257	-
Operating expenses	1,266,553	3,264,683	31,220
Income (loss) from operations	2,730,291	129,072	(31,220)
Other income (expense)
Other expense	(29,243)	(5,723)	-
Interest expense	(1,701,109)	(3,027,511)	-
Interest income	14,587	132,180	-
Gain on Extinguishment of debt	1,328,861	-	-
	(386,904)	(2,901,054)	-
Income Tax	829,150	637,691	-
Net income (loss)	1,514,238	(3,409,673)	(31,220)
Net income attributable to the non-controlling interest	(1,416,164)	(1,127,391)	-
Net income (loss) attributable to shareholders	$98,074	$(4,537,064)	$(31,220)

	As of
	March 31, 2009 (Unaudited)	December 31, 2008	December 31, 2007

Balance Sheet Data:
Total assets	$48,486,220	$46,269,332	$36,731
Total liabilities	$45,567,686	$45,697,690	$66,951
Noncontrolling Interest	$3,492,052	$1,257,807	$-
Total stockholders’ equity (deficit)	$(573,518)	$(686,165)	$(30,220)

ALYST ACQUISITION CORP./CHINA NETWORKS INTERNATIONAL HOLDINGS LTD.
CHINA NETWORKS MEDIA LTD.
CHINA NETWORKS MEDIA, LTD. (CARVE-OUT)

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2008 AND THE NINE MONTHS ENDED MARCH 31, 2009

The following unaudited pro forma condensed combined financial statements of Alyst Acquisition Corp./China Networks International Holdings Ltd. (“CN Holdings), China Networks Media, Ltd. (“CN Networks”) and China Networks Media, Ltd. (Carve-out) (“CN Media”) are provided to assist you in your analysis of the financial aspects of the transactions described in the agreement and plan of merger, dated August 13, 2008 (“Merger Agreement”).

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2008 combines the historical statements of operations of CN Holdings, CN Networks and CN Media giving effect to the acquisition as if it had occurred on July 1, 2007.

The unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2009 combines the historical statements of operations of CN Holdings, CN Networks and CN Media giving effect to the acquisition as if it had occurred on July 1, 2008.

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of CN Holdings, CN Networks and CN Media giving effect to the transactions described in the merger agreement as if they had occurred on March 31, 2009.

The pro forma adjustments give effect to events that are directly attributable to the transactions discussed below and that have a continuing impact on the operations of CN Holdings and are based on available data and certain assumptions that management believes are factually supportable.  In addition, the effects of the Redomestication Merger have been treated as if it occurred at the beginning of each period for which a pro forma statement of operations is presented and as of the date of the pro forma balance sheet presented below.

The unaudited pro forma condensed combined financial statements described above should be read in conjunction with the historical consolidated financial statements of Alyst for the period August 16, 2006 (Inception) to June 30, 2007  and the year ended June 30, 2008 and the related notes thereto, the historical financial statements of CN Networks for the period March 30, 2007 (Inception) to December 31, 2008 and the unaudited historical financial statements for the three months ended March 31, 2009 and the related notes thereto and the historical special purpose combined carve-out financial statements of CN Media for the years ended December 31, 2007, 2006 and 2005 and in conjunction with the unaudited historical financial statements of Alyst for the three and nine months ended March 31, 2009 and 2008 and the related notes thereto, the CN Networks consolidated financial statements for the year ended December 31, 2008 and the related notes thereto, the CN Networks unaudited condensed consolidated historical financial statements and related notes thereto, the unaudited historical financial statements of CN Media for the twelve months ended December 31, 2008 and the related notes thereto and the CN Networks unaudited condensed consolidated historical financial statements for the three months ended March 31, 2009 and related notes thereto which are contained elsewhere in this proxy statement. The appropriate historical periods derived from CN Networks financial statements were added and subtracted to arrive at the appropriate periods included in these pro forma statements of operations.

The following table is the derivation of the historical unaudited pro forma condensed combined statement of operations of China Networks Media, LTD. (Carve - out) for the twelve months ended June 30, 2008:

	China Networks Media LTD. (Carve - out)
	A	B	C	A+B-C
	Six months ended June 30, 2008	Year ended December 31, 2007	Six months ended June 30, 2007	Year ended June 30, 2008
	Historical	Historical	Historical	Derived

Revenues	$8,772,248	$18,987,149	$9,664,794	$18,094,603

Cost or revenue	3,037,439	4,844,541	1,948,853	5,933,127
General and administrative	1,032,904	1,712,931	818,524	1,927,311
Operating income (loss)	4,701,905	12,429,677	6,897,417	10,234,165
Other income	-	28,802	-	28,802
NET INCOME	4,701,905	12,458,479	6,897,417	10,262,967

The following table is the derivation of the historical unaudited pro forma condensed combined statement of operations of China Networks Media, LTD. (CN BVI Company) for the nine months ended March 31, 2009:

	China Networks Media LTD. (CN BVI Company)
	A	B	C	A+B-C
	Twelve months ended December 31, 2008	Six months ended June 30, 2008	Three months ended March 31, 2009	Nine months ended March 31, 2009
	Historical	Historical	Historical	Derived

Revenue, net	$4,344,012	$-	$4,962,683	$9,306,695

Cost of revenue and amortization	950,257	-	965,839	1,916,096
General and administrative expense	3,264,683	96,932	1,266,553	4,434,304
Operating income (loss)	129,072	(96,932)	2,730,291	2,956,295
Other income (expense)			-
Other expense	(5,723)	-	(29,243)	(34,966)
Interest expense	(3,027,511)	-	(1,701,109)	(4,728,620)
Interest income	132,180	-	14,587	146,767
	(2,901,054)	-	(1,715,765)	(4,616,819)
			-
Net income (loss) before non-controlling interest	(2,771,982)	(96,932)	1,014,526	(1,660,524)
Non-controlling interest	(1,127,391)	-	(1,416,164)	(2,543,555)
Net income (loss) before income taxes	(3,899,373)	(96,932)	(401,638)	(4,204,079)
Provision for income taxes	637,691	-	829,150	1,466,841
NET INCOME (LOSS)	$(4,537,064)	$(96,932)	$(1,230,788)	$(5,670,920)

The following table is the derivation of the historical unaudited pro forma condensed combined statement of operations of China Networks Media, LTD. (Carve-out) for the six months ended December 31, 2008, which is included in the combined condensed unaudited results for the nine months ended March 31, 2009. The results of these entities are for the three months ended March 31, 2009 are included in the CN BVI Company results for the three months ended March 31, 2009:

	China Networks Media LTD. (Carve out)
	A	B	A-B
	Twelve months ended December 31, 2008	Six months ended June 30, 2008	Six months ended December 31, 2008
	Historical	Historical	Derived

Revenue, net	$12,802,713	$7,911,771	$4,890,942

Cost of revenue and amortization	3,237,917	2,176,962	1,060,955
General and administrative expense	2,468,316	1,032,904	1,435,412
Net income (loss) before non-controlling interest	7,096,480	4,701,905	2,394,575
Non-controlling interest	(3,548,240)	(2,350,953)	(1,197,288)
NET INCOME	$3,548,240	$2,350,952	$1,197,287

On August 13, 2008, CN Holdings entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CN Networks, and specified other persons, providing for, among other things, the redomestication of Alyst from the State of Delaware to the British Virgin Islands (the “Redomestication Merger”) and the merger of a wholly-owned subsidiary of Alyst into CN Networks (the "Business Combination"). Consummation of the transactions contemplated by the Merger Agreement are conditioned upon, among other things, (i) approval of the Redomestication Merger and the Business Combination by our shareholders and (ii) approval of the Merger Agreement and the Business Combination by the shareholders of CN Networks. In connection with the Redomestication Merger, all of the holders of our common stock outstanding immediately prior to the Redomestication Merger will receive, on a one-for-one basis, ordinary shares of CN Holdings in exchange for their Alyst common stock, and all units, warrants and other rights to purchase Alyst common stock immediately prior to the Redomestication Merger will be exchanged for substantially equivalent securities of CN Holdings at the rate set forth in the Merger Agreement. For this pro forma presentation, the ratio is assumed to be 1:1.

CN Networks is a provider of broadcast television advertising services in the People’s Republic of China (“PRC”), operating joint-venture partnerships with PRC state-owned television broadcasters in Kunming and Taiyuan (collectively, “PRC TV Stations”). It manages these regional businesses through a series of joint ventures and contractual arrangements to sell broadcast television advertising time slots and so-called “soft” advertising opportunities to local advertisers directly and through advertising agencies and brokers. CN Networks assists PRC TV Stations in selling advertising time slots and “soft” advertising opportunities to national advertisers, specifically by offering multi-region campaigns to maximize value and cut costs these national advertisers would otherwise face when dealing with individual stations on a station by station basis. It also provides advisory services to PRC TV Stations to help optimize the impact that their program scheduling and content has on their key advertising demographics. CN Networks owns 100% of Advertising Networks Ltd., a Hong Kong holding company that owns the PRC joint-venture partnerships that provide these services to the PRC TV Stations.

In the Business Combination, (upon consummation of the Redomestication Merger) it is assumed that on closing  CN Network shareholders will receive aggregate merger consideration of (i) 2,880,000 shares of CN Holdings ordinary shares and  (ii) an aggregate of $17,000,000 in cash in exchange for their shares of preferred and common stock.  Further, upon the satisfaction of certain financial performance milestones set forth in the Merger Agreement in each of the three years ending after the consummation of the Merger. CN Holdings could be obligated for the payment of additional contingent consideration to the shareholders of CN Networks comprised of (i) cash payment of $3,000,000 and 2,850,000 ordinary shares for year 1 (ii) $3,000,000 and 3,075,000 ordinary shares for year 2 and (iii) 3,075,000 for year 3 of CN Holdings upon the attainment of certain financial milestones in each year, as defined in the Merger Agreement.

In addition, up to approximately $22,110,000 of the potential proceeds from the exercise of the post-merger CN Holdings’ warrants (which are to be issued in exchange for Alyst IPO and insider warrants with similar terms and conditions upon consummation of the Business Combination) would be payable to the holders of ordinary and preferred shareholders of CN Networks. The cash amount payable to these holders upon exercise of the warrants represents up to 66% of the actual cash proceeds to be received upon exercise, if any. For purposes of these unaudited pro forma financial statements, management is unable to determine if and/or when we would receive proceeds from the exercise of these warrants. Therefore, no proceeds on warrant exercises can be assumed and consequently any future payments related to this provision would be considered to be contingent purchase price payments.

For purposes of these unaudited pro forma financial statements, we have applied the provisions of Statement of Financial Standards (“SFAS”) No. 141, “Business Combinations”, since the fiscal year of Alyst commenced on July 1, 2008 and the merger would close within this fiscal year (no later than June 29, 2009). Therefore, none of the aforementioned contingent consideration has been included in the total purchase price for CN Networks.

There remain a number of conditions to completion of the Business Combination with CN Networks and there is no guarantee that the Merger Agreement will be approved by our stockholders or the shareholders of CN Networks. In addition, in connection with the transaction, CN Holdings has filed with the SEC a registration statement on Form S-4 in connection with the proposed Redomestication Merger, and Alyst has filed a preliminary and, will file a definitive, proxy statement in connection with the solicitation of proxies for the Special Meeting of stockholders to approve the Merger Agreement and related transactions. If Alyst’s stockholders do not approve the Merger Agreement, Alyst may continue to pursue other target business candidates time permitting, or will be required to return the trust funds balance to the holders of our shares issued in our IPO, as described elsewhere herein.

Consummation of the Business Combination is conditioned upon, among other things, the Alyst stockholders adopting and approving the merger. If Alyst stockholders owning 30% or more of the common stock sold in the IPO vote against the merger and exercise their right to convert their shares of Alyst common stock issued in the IPO into a pro rata portion of the funds held in the trust account, then the merger would not be consummated. Consequently, up to 2,414,319 common shares of Alyst, representing 30% of the 8,044,400 shares of Alyst common stock minus one share issued in the IPO are subject to possible conversion in this manner. This would represent an aggregate maximum conversion liability of $18,980,148 as of March 31, 2009 which Alyst may be required to pay from the trust account under certain circumstances. As indicated in the pro forma balance sheet as of March 31, 2009 which follows, Alyst would have adequate cash resources to satisfy this liability.

These pro forma financial statements have been presented using two assumptions, as follows:

•   Assuming no conversions – under this assumption, no holders of Alyst’s common stock sold in the IPO seek to convert their shares into a pro rata share of the trust account, and

•   Assuming maximum conversions – under this assumption, holders of 30% minus one share of Alyst’s common stock sold in the IPO seek to convert their shares into a pro rata share of the trust account.

The total merger consideration as of March 31, 2009 determined based upon the pro forma assumptions contained herein is as follows:

Total Purchase Price and Consideration:
Cash – CN Network Preferred Shareholders	$7,000,000
Cash – CN Network Common Shareholders	10,000,000
980,000 shares of Alyst/CN Holdings common stock ($7.86 per share) issuable to CN Network Preferred Shareholders	7,708,000
1,900,000 shares of Alyst/CN Holdings common stock ($7.86 per share) issuable to CN Network Common Shareholders	14,943,000
Consideration to selling stockholders on closing	39,651,000
Acquisition and closing costs	2,902,000
Total Purchase Price	42,553,000
Assumption of Bridge Loan Indebtedness (including allocation to preferred stock)	27,991,000
Total Purchase Price, including assumption of indebtedness	$70,544,000

The following are the components of the gross contingent consideration payable by year assuming the attainment in that year of annual financial performance milestones as defined in the merger agreement, based upon the trust account value per share of $7.865 as of March 31, 2009:

	Total	Year 1	Year 2	Year 3
Cash	$6,000,000	$3,000,000	$3,000,000	$—
Issuance of shares to CN Network holders	70,783,000	22,415,000	24,184,000	24,184,000
Amount	$76,783,000	$25,415,000	$27,184,000	$24,184,000
Shares of common stock	9,000,000	2,850,000	3,075,000	3,075,000

In addition, as described above, up to an additional $22,110,000 would be payable from the exercise of CN Holdings warrant proceeds.

Recent accounting changes

SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, will apply to financial statements for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008. Therefore SFAS No 160 will apply to our post merger consolidated financial statements for our fiscal year beginning July 1, 2009 and the non-controlling interest will be reflected as mezzanine in the pro forma balance sheet. Had the provisions of SFAS No. 160 been applicable to these unaudited pro forma condensed combined financial statements, then the Noncontrolling interest liability as of March 31, 2009 in the amount of $3,492,052 (to the extent that it is reported as equity in the subsidiaries financial statement) would have been required to be shown within equity, separately from the parent’s equity. Revenues, expenses, gains, losses, net income or net loss, and other comprehensive income will be reported in the consolidated financial statements at the consolidated amounts, which include the amounts attributable to the owners of the parent and the noncontrolling interest, which is consistent with the current accounting methodology. However, under the new rules, losses attributable to the parent and the noncontrolling interest in a subsidiary may exceed their interests in the subsidiary’s equity. The excess, and any further losses attributable to the parent and the noncontrolling interest, will be attributed to those interests. That is, the noncontrolling interest will continue to be attributed its share of losses even if that attribution results in a deficit noncontrolling interest balance.

The Unaudited Pro Forma Condensed Combined Financial Statements reflect that the Alyst/CN Holdings acquisition of 100% of CN Networks and CN Media is accounted for under the purchase method of accounting in accordance with SFAS No. 141. Based upon a preliminary allocation, utilizing currently available information and contingent upon the closing of the merger transaction and other necessary transactions, the excess of purchase price of assets acquired over their carrying value as of March 31, 2009 has been allocated entirely to Contractual and Program Rights in the amount of $42,522,861 (excluding contingent consideration of up to $76,783,000 based upon future operating results and up to $22,110,000 of proceeds from the exercise of CN Holdings warrants). All other assets and liabilities acquired are preliminarily estimated to be stated at their fair values, which approximates their recorded historical cost. It is contemplated that the Redomestication Merger should be a reorganization within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended. It is also contemplated that the Redomestication Merger should have no adverse U.S. federal income tax consequences to the shareholders of Alyst. However, Alyst should recognize taxable gain (but not loss) to the extent (if any) that the fair market value of each of its assets exceeds the adjusted tax basis of such asset at the effective time of the merger for income tax purposes. Since any such gain will be determined based on the value of the relevant Alyst assets at the effective time of the Redomestication Merger for U.S. federal income tax purposes, the amount of such gain cannot be determined at this time.

Upon the closing of the merger, CN Holdings will engage a firm to prepare a final valuation of the acquired assets and liabilities. At such time as the valuation is complete, CN Holdings will adjust the allocation of the purchase price among the acquired assets and assumed liabilities to reflect the final valuation as prescribed by SFAS No. 141. While Alyst does not anticipate any material changes to this preliminary allocation, material changes may occur. The principal assets that may be subject to adjustment upon closing are the Program Rights, or the identification of other intangible assets not previously considered, including goodwill.

ALYST ACQUISITION CORP./CHINA NETWORKS INTERNATIONAL HOLDINGS LTD.
AND CHINA NETWORKS MEDIA LTD.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2009

	Alyst Acquisition Corp./China Networks International Holdings LTD.	China Networks Media, LTD. (CN BVI Company)	Pro Forma Adjustments–no conversion		Notes	Pro Forma Combined-no conversion	ProFormaAdjustments- maximum allowable conversion		Notes	Pro Forma Combined- Maximum Allowable Conversion
Assets			Dr	Cr			Dr	Cr

Current assets:
Cash and cash equivalents	$716,618	$12,941,200	$63,518,925	$22,633,980	1, 3, 4, 5, 7	$54,542,763	$-	$18,980,148	8	$35,562,615
Cash held in trust account, interest available						-	-	-		-
for working capital and taxes	251,733	-	-	251,733	1	-				-
Accounts receivable, net	-	1,447,037	-	-		1,447,037	-	-		1,447,037
Receivable from television stations	-	906,531	-	-		906,531	-	-		906,531
Other receivables and prepaid expenses	13,807	749,734	-	-		763,541	-	-		763,541
Loan receivable from related party	-	1,311,111	-	-		1,311,111	-	-		1,311,111
Total current assets	982,158	17,355,613	63,518,925	22,885,713		58,970,983	-	18,980,148		39,990,835

Trust Account:
Cash held in trust account, restricted	63,267,192	-	-	63,267,192		-	-	-		-

Property and equipment, net	-	132,988	-	-		132,988	-	-		132,988
Intangible assets - Program and Contractual rights	-	27,307,154	-	-		27,307,154	-	-		27,307,154
Film library and program inventory	-	2,543,579	-	-		2,543,579	-	-		2,543,579
Goodwill	-	-	42,552,861	-	5,7	42,552,861	-	-		42,552,861
Deferred target acquisition and financing costs	896,861	1,146,886	-	896,861	5	1,146,886	-	-		1,146,886
Total assets	$65,146,211	$48,486,220	$106,071,786	$87,049,766		$132,654,451	$-	$18,980,148		$113,674,303

ALYST ACQUISITION CORP./CHINA NETWORKS INTERNATIONAL HOLDINGS LTD.
AND CHINA NETWORKS MEDIA LTD.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2009

	Alyst Acquisition Corp./China Networks International Holdings LTD.	China Networks Media, LTD and Subsidiaries	Pro Forma Adjustments - no conversion		Notes	Pro Forma Combined-no conversion	Pro Forma Adjustments - maximum allowable conversion		Notes	Pro Forma Combined - Maximum allowable conversion
Liabilities and Stockholders' Equity (Deficit)			Dr	Cr			Dr	Cr

Current liabilities:

Accounts payable	-	598,694	-	-		$598,694				$598,694
Due to television stations	-	15,210,862	-	-		15,210,862	-	-		15,210,862
Customer deposits	-	292,047	-	-		292,047	-	-		292,047
Accrued and other expenses	741,483	3,261,760	960,000	-	4	3,043,243	-	-		3,043,243
Accrued interest	-	1,791,468	-	-		1,791,468	-	-		1,791,468
Due to related party	-	503,442	-	-		503,442	-	-		503,442
Notes payable, net	-	23,231,039	-	-		23,231,039	-	-		23,231,039
Total current liabilities	741,483	44,889,312	960,000	-		44,670,795	-	-		44,670,795

Deferred tax liabilities	-	678,374	-	-		678,374	-	-		678,374
Common stock, subject to possible conversion,
shares at conversion value	18,980,148	-	18,980,148	-	2	-	18,980,148	18,980,148	8,9	-
Total liabilities	19,721,631	45,567,686	19,940,148	-		45,349,169	18,980,148	18,980,148		45,349,169

Non-Controlling Interest	-	3,492,052	-	-		3,492,052	-	-		3,492,052

Stockholders’ equity:
Preferred stock	-	490	490	-		-	-	-		-
Common stock	738	950	950	529	2,5	1,267	241	-	8	1,026
Additional paid-in capital	44,246,378	3,951,599	2,668,980	41,632,059	2,3,5	87,161,056	18,979,907	-	9	68,181,149
Retained earnings (deficit)	1,177,464	(4,470,210)	-	-		(3,292,746)	-	-		(3,292,746)
Accumulated other comprehensive income	-	(56,347)	-	-		(56,347)	-	-		(56,347)
Total stockholders’ equity	45,424,580	(573,518)	2,670,420	41,632,588		83,813,230	18,980,148	-		64,833,082
Total liabilities and stockholders’equity	$65,146,211	$48,486,220	$22,610,568	$41,632,588		$132,654,451	$37,960,296	$18,980,148		$113,674,303

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
March 31, 2009

Balance Sheet pro forma notes
assuming no conversions:

Note 1	To reflect release of cash held in trust
	Increase	Cash and cash equivalents	$63,518,925
	Decrease	Cash held in trust account, interest available for working capital and taxes	(251,733)
	Decrease	Cash held in trust account- restricted	(63,267,192)

Note 2	To record reversal of conversion liability upon consummation of merger
	Decrease	Common stock subject to conversion	$18,980,148
	Increase	Par Value	(241)
	Increase	Additional Paid-in Capital (“APIC”)	(18,979,907)

Note 3	To record additional underwriters compensation payable upon consummation of merger
	Decrease	APIC-3.277% underwriters commission	$2,108,980
	Decrease	APIC-non-accountable expense allowance	560,000
	Decrease	Cash	(2,668,980)

Note 4	To record contractual payment of bridge loan placement fee for CN Network on consummation of merger
	Decrease	Accrued expenses	$960,000
	Decrease	Cash	(960,000)

Note 5	To record Purchase Price consideration to be paid and incurred on closing:
	Increase	Goodwill	$40,547,861
	Decrease	Cash	(17,000,000)
	Increase	Common Stock - CN Holdings	(288)
	Decrease	Preferred Stock - China Networks Media Ltd.	490
	Decrease	Common Stock - China Networks Media Ltd.	950
	Increase	APIC	(22,652,152)
	Decrease	Deferred target acquisition costs	(896,861)

Note 6	Not Used

Note 7	To record estimated contractual additional deal costs to be incurred in the period from November 1, 2008 to the merger closing date
	Decrease	Goodwill	2,005,000
	Decrease	Cash	(2,005,000)
(a)	These estimated additional deal costs include legal and accounting - $1,000,000; investment banking fees - $880,000; and printing and other - $125,000.
Assuming maximum conversion:

Note 8	To reinstate the conversion liability – full redemption assumption
	Decrease	Par Value	$241
	Decrease	APIC	18,979,907
	Increase	Common stock subject to redemption	(18,980,148)

Note 9	To reflect cash payment in satisfaction of redemption liability
	Increase	Common stock subject to redemption	$18,980,148
	Decrease	Cash	(18,980,148)

ALYST ACQUISITION CORP./CHINA NETWORKS INTERNATIONAL HOLDINGS LTD.
AND CHINA NETWORKS MEDIA LTD.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Nine Months Ended March 31, 2009

	Alyst Acquisition Corp./China Networks International Holdings LTD.	China Networks Media, LTD. (CN BVI Company)	China Networks Media, LTD. (Carve-Out)	Pro Forma Adjustments - no conversion		Notes	Pro Forma Combined-no conversion	Pro Forma Adjustments - maximum allowable conversion		Notes	Pro Forma Combined - Maximum allowable conversion
				Dr	Cr			Dr	Cr

Revenue, net	$-	$9,306,695	$4,890,942	$-	$-		$14,197,637	$-	$-		$14,197,637

Cost or revenue	-	1,916,096	1,060,955	-	-		2,977,051	-	-		2,977,051
General and administrative - including transaction costs	537,452	4,434,304	1,435,412	-	14,281	F	6,392,887	-	-		6,392,887

Operating income (loss)	(537,452)	2,956,295	2,394,575	-	14,281		4,827,699	-	-		4,827,699
Other income (expense):
Interest income	567,272	146,767	-	179,000	-	C	535,039	170,000	-	E	365,039
Interest (expense)	-	(4,728,620)	-	-	-		(4,728,620)	-			(4,728,620)
Other	-	(34,966)	-	-	-		(34,966)	-	-		(34,966)
Total other income (expense), net	567,272	(4,616,819)	-	(179,000)	-		(4,228,547)	170,000	-		(4,398,547)
Income (loss) before noncontrolling interest	29,820	(1,660,524)	2,394,575	(179,000)	14,281		599,152	(170,000)	-		429,152
Non-controlling interest	-	(2,543,555)	(1,197,288)	-	387,517	G	(3,353,326)	-	-		(3,740,843)
Net income (loss) before income taxes	29,820	(4,204,079)	1,197,287	(179,000)	401,798		(2,754,174)	(170,000)	-		(2,924,174)
Benefit (provision) for income taxes	(38,848)	(1,466,841)	-	599,000	38,848	B,F	(2,065,841)	-	-		(2,065,841)
NET INCOME (LOSS)	$(9,028)	$(5,670,920)	$1,197,287	$(778,000)	$440,646		$(4,820,015)	$(170,000)	$-		$(4,990,015)

Pro forma weighted average common shares outstanding:
Basic	7,381,081				5,293,319	H	12,674,400	2,413,319		I	10,261,081
Diluted	7,381,081				8,447,243	H	15,828,324	2,413,319		I	13,415,005

Pro forma income per common share:
Basic							$(0.38)				$(0.49)
Diluted							$(0.30)				$(0.37)
Pro forma book value per common share							$6.61				$6.32

ALYST ACQUISITION CORP./CHINA NETWORKS MEDIA LTD.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended June 30, 2008

	Alyst Acquisition Corp.	China Networks Media, LTD. (CN BVI Company)	China Networks Media, LTD. (Carve-Out)	Pro Forma Adjustments - no conversion		Notes	Pro Forma Combined-no conversion	Pro Forma Adjustments - maximum allowable conversion		Notes	Pro Forma Combined - Maximum allowable conversion
				Dr	Cr			Dr	Cr

Revenues, net	$-	$-	$18,094,603	$-	$-		$18,094,603	$-	$-		$18,094,603

Cost or revenue			5,933,127	896,000	-	A	6,829,127	-	-		6,829,127
General and administrative and amortization	319,003	128,152	1,927,311	-	52,175	F	2,322,291	-	-		2,322,291
Operating income (loss)	(319,003)	(128,152)	10,234,165	(896,000)	52,175		8,943,185	-	-		8,943,185
Other income (expense):
Interest income	2,426,933	-	-	766,000	-	C	1,660,933	728,000	-	E	932,933
Interest (expense)	-	-	-	3,535,000	-	C	(3,535,000)	-	-		(3,535,000)
Other	-	-	28,802	-	-		28,802	-	-		28,802
Total other income (expense), net	2,426,933	-	28,802	(4,301,000)	-		(1,845,265)	(728,000)	-		(2,573,265)
Income (loss) before non-controlling interest	2,107,930	(128,152)	10,262,967	5,197,000	52,175		7,097,920	728,000	-		6,369,920
Non-controlling interest	-	-	-	3,848,000	-	D	(3,848,000)	-	-		(3,848,000)
Net income (loss) before income taxes	2,107,930	(128,152)	10,262,967	(9,045,000)	52,175		3,249,920	(728,000)	-		2,521,920
Benefit (provision) for income taxes	(951,394)	-	-	2,566,000	951,394	F	(2,566,000)	-	-		(2,566,000)

NET INCOME (LOSS)	$1,156,536	$(128,152)	$10,262,967	$(11,611,000)	$1,003,569		$683,920	$(728,000)	$-		$(44,080)

Pro forma weighted average common shares outstanding:
Basic	7,381,081				5,293,319	H	12,674,400	2,413,319		I	10,261,081
Diluted	7,381,081				8,607,653	H	15,988,734	2,413,319		I	13,575,415

Pro forma income per common share:
Basic							$0.05				$(0.00)
Diluted							$0.04				$(0.00)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
June 30, 2008 and March 31, 2009

Income Statement Pro Forma Notes to Pro Forma Statements of Operations for the year ended June 30, 2008 and nine months ended March 31, 2009

Assuming no conversions:
			Nine months ended March 31, 2009		Year ended June 30, 2008
Note A	To record amortization - contract rights			—	$896,600
Note B	To record estimated PRC income tax provision on carve-outs
	Expense	Income Tax Expense		$599,000	$2,566,000
Note C	To adjust interest income for impact on application towards merger
	Expense	Interest Income *		$179,000	$766,000
	Expense	Interest Expense and loan cost amortization **		—	$3,535,000
Note D	To reflect Non-controlling interest expense associated with carved out entities on earnings of merger
	Expense	Non controlling interest expense ***	$		$3,848,000
Note F	To eliminate income tax provision assuming status BVI entity
	Income	General and Administrative		$(14,281)	$(52,175)
	Income	Income Tax Provision		$(38,848)	$(951,394)

Note G

The following is the derivation of the combined pro forma Non-controlling interest expense for the nine month period ended March 31, 2009. The Noncontrolling interest, as calculated below, arises from the joint venture related operations conducted in the PRC, and does not apply to China Networks Media (CN BVI Company and certain other non-joint venture entities). Further, the trustee company, through the joint ventures with PRC TV Stations (JV Ad Cos), generates income from the sale of television advertising spots. The trustee company is controlled by China Networks Media through a series of contractual relationships (including an exclusive service arrangement, loan agreement with the trustee and share purchase options). The 50% Non-controlling interest is determined by the application of a 50% contractual rate to income before income taxes of the joint venture entities as determined under PRC GAAP. Under the exclusive service fee arrangement, China Networks Media has the ability to determine the profits (if any) to be retained by Hetong through a service fee.  As such, 50% of the registered capital, results of operations and retained earnings of the JV Ad Cos is allocated to the non-controlling interest. As a result of the foregoing, the combined proforma Non-controlling interest differs from the 50% relationship that is applied to the joint venture operations.

	A	B	C	A+B+C=D	E
	China Networks Media LTD. (CN BVI Company and non-joint venture entities)	CN Joint Ventures (Ad Cos. and Tech Cos.) Actual results 9 mos ended 3.31.09	Trustee company Actual results 9 mos ended 3.31.09	Consolidated China Networks Media, Ltd. 9 mos ended 3.31.09	Carve-out results of Kunming and Yellow River TV Stations Advertising Centers 7.1.08 - 12.31.08

Income (loss) before non-controlling interest	$(5,786,866)	$4,312,075	$(185,733)	$(1,660,524)	$2,394,575
Percentage of Non-Controlling interest	0%	50%	0%		50%
Non-controlling interest – proforma basis	$0	$(2,156,038)	$0	$(2,156,038)	$(1,197,288)
Non-controlling interest – historical basis	$0	$(2,543,555)	$0	$(2,543,555)	$(1,197,288)
Note G – Proforma reduction of non-controlling interest		$387,517	$0	$387,517	$0

Assuming full conversions:
			Nine months ended March 31, 2009	Year ended June 30, 2008
Note E	To adjust impact on interest income for conversion liability assuming full conversion
	Expense	Interest income	$170,000	$728,000

Note C - details of calculation:

			Nine months ended March 31, 2009	Year ended June 30, 2008

*	Reduction of interest income on trust account for the period per Alyst historical financial statements

	Interest income on trust account for the period per Alyst historical financial statements		$567,272	$2,426,933

	Cash assumed to be expended on Business Combination -
	Contractual payment to sellers - assumed at beginning of period	$17,000,000
	Bridge Loan Payment - fees on closing	960,000
	Closing costs and fees	2,005,000
		$19,965,000

	Approximate trust account balance	$63,267,000

	% of total trust account allocated to Business Combination	31.60%

	Estimated reduction to interest income resulting from payment of purchase price		$179,000	$766,000

**	Assumed interest expense and loan costs, if Bridge Loan was consummated at beginning of earliest period, July 1, 2007

	Interest rate		10%
	Loan		$27,990,200
	Per annum interest (including estimate of accretion of debt discount)		2,799,000

	Debt Issuance costs assuming closing of Business Combination	$2,613,765
	Amount allocated to preferred shares and charged to Additional paid-in capital	(406,902)

	Deferred loan costs to be amortized to expense	$2,206,863
	Contractual life of loan in years	3
	Annual estimated amortization		736,000
	Interest expense and financing cost			(a)	$3,535,000

	(a) No adjustment required - actual amounts included in historical results of operations.

	Note D - details of calculation:

***	Calculation of Non controlling interest expense

	China Networks Media, LTD (Carve out) Operating income before non controlling interest expense		$10,262,967
	Less: PRC Enterprise income tax expense at 25%		(2,566,000)
	Net income pre non controlling interest		$7,696,967

	Non controlling interest associated with joint ventures at 50%			(a)	$3,848,000

	(a) No adjustment required - actual amounts included in historical results of operations.

Notes H and I

Determination of additional shares that would have been required to be issued and the resulting pro forma common shares outstanding as of June 30, 2008 and March 31, 2009:

Reconciliation of weighted average common shares outstanding - June 30, 2008

	Without Contingent Consideration		With Contingent Consideration
	Basic	Diluted	Basic	Diluted

Shares outstanding, June 30, 2008	9,794,400	9,794,400	9,794,400	9,794,400
Less conversion shares as a liability	(2,413,319)	(2,413,319)	(2,413,319)	(2,413,319)
Shares assumed outstanding on maximum conversion	7,381,081	7,381,081	7,381,081	7,381,081

Conversion shares add-back assuming no conversion	2,413,319	2,413,319	2,413,319	2,413,319
Shares issued - merger consideration on closing	2,880,000	2,880,000	2,880,000	2,880,000
Fully diluted - before contingent consideration	12,674,400	12,674,400	12,674,400	12,674,400
Dilutive shares issuable based upon the application of the treasury stock method with respect to dilutive Alyst warrants outstanding		3,314,334		3,314,334

Shares issued - purchase price - contingent consideration			9,000,000	9,000,000
Assuming no conversion	12,674,400	15,988,734	21,674,400	24,988,734

Note Reference	H	H

Less conversion shares - assuming maximum conversion	(2,413,319)	(2,413,319)	(2,413,319)	(2,413,319)
Shares outstanding assuming maximum conversion, June 30, 2008	10,261,081	13,575,415	19,261,081	22,575,415

Note Reference	I	I

Reconciliation of weighted average common shares outstanding - March 31, 2009

	Without Contingent Consideration		With Contingent Consideration
	Basic	Diluted	Basic	Diluted

Shares outstanding, March 31, 2009	9,794,400	9,794,400	9,794,400	9,794,400
Less conversion shares as a liability	(2,413,319)	(2,413,319)	(2,413,319)	(2,413,319)
Shares assumed outstanding on maximum conversion	7,381,081	7,381,081	7,381,081	7,381,081

Conversion shares add-back assuming no conversion	2,413,319	2,413,319	2,413,319	2,413,319
Shares issued - merger consideration on closing	2,880,000	2,880,000	2,880,000	2,880,000
Fully diluted - before contingent consideration	12,674,400	12,674,400	12,674,400	12,674,400
Dilutive shares issuable based upon the application of the treasury stock method with respect to dilutive Alyst warrants outstanding		3,442,265		3,442,265

Shares issued - purchase price - contingent consideration			9,000,000	9,000,000
Assuming no conversion	12,674,400	16,116,665	21,674,400	25,116,665

Note Reference	H	H

Less conversion shares - assuming maximum conversion	(2,413,319)	(2,413,319)	(2,413,319)	(2,413,319)
Shares outstanding assuming maximum conversion, March 31, 2009	10,261,081	13,703,346	19,261,081	22,703,346

Note Reference	I	I

COMPARATIVE PER SHARE DATA

The following table sets forth unaudited pro forma combined per share ownership information of Alyst and China Networks Media as of March 31, 2009 after giving effect to the merger, assuming (i) no conversions and (ii) conversion of 30% of Alyst’s common shares (less one share) by Alyst stockholders. You should read this information in conjunction with (a) the Selected Summary Historical Financial Information; (b) the Unaudited Pro Forma Condensed Combined Financial Information; and (c) the historical financial statements of Alyst and China Networks Media and related notes attached thereto that are included elsewhere in this proxy statement/prospectus. The unaudited Alyst and China Networks Media pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this proxy statement/prospectus.

The information reflected below for China Networks Media was derived by combining the corresponding amounts for China Networks Media, Ltd. and China Networks (Carve-Out).

The unaudited pro forma combined earnings(loss) per share information below do not purport to represent the earnings(loss) per share which would have occurred had the companies been combined, nor earnings(loss) per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent the value of Alyst and China Networks Media had the companies been combined.

	Alyst	China Networks Media	Combined Company
	(in thousands, except per share data)

Number of ordinary shares outstanding upon consummation of the merger:
Assuming no conversions (1)			12,674
Assuming conversion of 30% less one share (2)			10,261

Earnings (loss) per share - historical nine months ended March 31, 2009
Basic	$(0.01)	$(0.35)
Diluted	$(0.01)	$(0.27)

Earnings (loss) per share - pro forma nine months ended March 31, 2009
Assuming no conversion (1)
Basic			$(0.38)
Diluted			$(0.30)
Assuming conversion of 30% less one share (2)
Basic			$(0.49)
Diluted			$(0.37)

Earnings (loss) per share - historical year ended June 30, 2008
Basic	$0.16	$0.99
Diluted	$0.16	$0.76

Earnings (loss) per share - pro forma year ended June 30, 2008
Assuming no conversion (1)
Basic			$0.05
Diluted			$0.04
Assuming conversion of 30% less one share (2)
Basic			$(0.00)
Diluted			$(0.00)

Book value - historical March 31, 2009	$45,425	$(574)
Book value - pro forma March 31, 2009
Assuming no conversion (1)			$83,813
Assuming conversion of 30% less one share (2)			$64,833

Book value per share - historical March 31, 2009	$3.58	$(0.05)
Book value per share - pro forma March 31, 2009
Assuming no conversion (1)			$6.61
Assuming conversion of 30% less one share (2)			$6.32

(1)	Assumes that no Alyst stockholders seek conversion of their Alyst stock into pro rata shares of the trust account.

(2)	Assumes that 2,413,319 shares of Alyst common stock were converted into their pro rata share of the trust account.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Alyst

Alyst’s common stock, warrants and units are currently listed on the NYSE Amex under the symbols AYA, AYA.WS and AYA.U, respectively. The closing price for these securities on August 15, 2008, the last trading day before announcement of the entering into of the Merger Agreement, was $7.46, $0.45 and $7.85, respectively. The closing price for the securities on May 26, 2009, the most recent trading day practicable before the date of this preliminary proxy statement/prospectus, was $7.80, $0.02 and $7.76, respectively.

Alyst units commenced public trading on July 5, 2007, and common stock and warrants commenced separate public trading on July 16, 2007. The table below sets forth, for the calendar quarters indicated, the high and low sales prices for the securities as reported on the NYSE Amex in U.S. dollars.

	Common Stock		Warrants		Units
	High	Low	High	Low	High	Low
	(US$)
2007
Second Quarter*	–	-	-	-	8.03	8.03
Third Quarter*	7.35	7.20	0.90	0.72	8.17	7.77
Fourth Quarter	7.30	7.20	0.76	0.52	8.00	7.68
2008
First Quarter	7.43	7.22	0.73	0.25	7.90	7.45
Second Quarter	7.53	7.27	0.60	0.25	7.93	7.48
Third Quarter	7.70	7.30	1.07	0.29	8.80	7.57
Fourth Quarter	7.55	7. 00	0.45	0.01	7.60	6.91
2009
First Quarter	7.73	7.45	0.12	0.02	7.65	7.35
Second Quarter (through May 26)	7.81	7.68	0.08	0.01	7.76	7.63

*	The stock prices from the Second Quarter of 2007 begin on the dates which Alyst’s securities first commenced trading.

Holders of Alyst common stock, warrants and units should obtain current market prices for their securities. The market price of these securities could vary at any time before the Business Combination is completed.

On February 10, 2009, Alyst received a notice of non-compliance from the NYSE Amex with respect to the Exchange’s continued listing requirements because Alyst did not hold an annual stockholders’ meeting in 2008.  Alyst submitted a Plan of Compliance to the NYSE Amex, which was accepted by letter dated May 4, 2009, granting Alyst an extension to August 11, 2009 to regain compliance.

Alyst anticipates that the securities of the combined entity will continue to be listed on the NYSE Amex after the Redomestication Merger.  However, there can be no assurance that CN Holdings will meet the listing requirements of such Exchange on the date of the Redomestication Merger. If CN Holdings is unable to meet all of the NYSE Amex’s listing requirements at such time, in particular the number of “round lot” holders, the Exchange may initiate de-listing proceedings, which CN Holdings would expect to appeal.  If any such proceedings are initiated by the Exchange, CN Holdings’ securities (as the successor to Alyst) would continue to trade until a final determination has been rendered by the Exchange.  CN Holdings intends to bring itself into compliance with the Exchange’s requirements, as may be required, during such appeal process.  However, there can be no assurance that the Exchange will accept such compliance efforts or decide to allow the listing to continue.  In such event, upon any de-listing, CN Holdings’ securities would become eligible for quotation in the OTC Bulletin Board until such time as CN Holdings was able to meet the Exchange’s requirements. There can be no assurance that a trading market will develop for these securities.

Holders of Alyst.  As of April 30, 2009, there were of record 14 holders of common stock, 11 holders of warrants, and 1 holder of units. Alyst believes the number of beneficial holders of each of these securities is significantly greater than the number of record holders.

Dividends.  Alyst has not paid any dividends on its common stock to date and does not intend to pay dividends prior to the completion of the Business Combination.

China Networks Media

China Networks Media securities are not publicly traded.

Holders. As of April 30, 2009, there were two record holders of China Networks Media’s ordinary shares and 27 holders of class A preferred shares.

Dividends

The payment of dividends by CN Holdings in the future will be contingent upon revenues and earnings, if any, capital requirements and the general financial condition subsequent to completion of the Business Combination. The payment of any dividends subsequent to that time will be within the discretion of the Board of Directors serving at that time. It is the present intention of the Board to retain all earnings, if any, for use in business operations and, accordingly, it does not anticipate declaring any dividends in the foreseeable future. Loans or credit facilities may also limit CN Holdings’ ability to pay dividends.

THE ALYST SPECIAL MEETING

Alyst is furnishing this proxy statement/prospectus to its stockholders as part of the solicitation of proxies by the Board of Directors for use at the Special Meeting in connection with the proposed Redomestication Merger of Alyst to the British Virgin Islands, proposed Business Combination with China Networks Media and related proposals. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the Special Meeting.

Date, Time and Place.  Alyst will hold the Special Meeting at 9:30 a.m., Eastern time, on June 23, 2009, at 340 Madison Avenue, 2nd Floor, New York, New York to vote on the proposals.

Purpose.  At the Special Meeting, holders of Alyst common stock as of the record date will be asked to approve:

(a)
The redomestication of Alyst from the State of Delaware to the British Virgin Islands by merging Alyst with and into China Networks International Holdings Ltd. (“CN Holdings”), its wholly-owned British Virgin Islands subsidiary (the “Redomestication Merger”), in conjunction with the acquisition of China Networks Media, Ltd. (“China Networks Media”), a private limited liability British Virgin Islands company, as set out in paragraph (b) below. In connection with the Redomestication Merger, Alyst will change its name to China Networks International Holdings Ltd. and adopt the Amended and Restated Memorandum and Articles of Association of CN Holdings, which will contain provisions equivalent in substance to Alyst’s amended and restated certificate of incorporation and by-laws, respectively. However, the CN Holdings Amended and Restated Memorandum and Articles of Association will provide for a perpetual existence. This proposal is called the “Redomestication Proposal” and is conditioned only upon approval of the Business Combination Proposal discussed in paragraph (b) below:

(b)
The proposed merger of China Networks Merger Co., Ltd., a wholly-owned British Virgin Islands subsidiary of CN Holdings (“China Networks Merger Co.”), with and into China Networks Media, resulting in China Networks Media becoming a wholly-owned subsidiary of CN Holdings (the “Business Combination”), and the related transactions contemplated by the Agreement and Plan of Merger, dated August 13, 2008, by and among Alyst, China Networks Media, CN Holdings, China Networks Merger Co., Ltd., Mr. Li Shuangqing, Kerry Propper and MediaInv Ltd. (the “Merger Agreement”). Pursuant to the Merger Agreement, CN Holdings will pay China Networks Media’s shareholders aggregate merger consideration of (i) 2,880,000 CN Holdings ordinary shares, (ii) an aggregate of $17,000,000 in cash, (iii) deferred cash payments of up to $6,000,000 and deferred share payments of up to 9,000,000 ordinary shares of CN Holdings, in each case subject to the achievement of specified financial milestones set forth in the Merger Agreement, and (iv) $22,110,000 of proceeds from the exercise of CN Holdings warrants. If all merger consideration, including the deferred portion, is issued to China Networks Media, the market value thereof (based upon the closing price of Alyst’s common stock on the NYSE Amex on May 26, 2009, of $7.80 per share) would be approximately $137,764,000. This proposal is called the “Business Combination Proposal” and is conditioned only upon approval of the Redomestication Proposal discussed in paragraph (a) above; and

(c)
The proposed 2008 Omnibus Securities and Incentive Plan (the “Share Incentive Plan”) pursuant to which directors, officers. employees and consultants of CN Holdings or its subsidiaries may be granted options to purchase up to 2,500,000 million ordinary shares of CN Holdings. This proposal is called the ‘‘Share Incentive Plan Proposal” and is not a condition to the Redomestication Proposal or the Business Combination Proposal; and

(d)
Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies in the event Alyst does not receive the requisite stockholder vote for approval of the Redomestication Proposal and the Business Combination Proposal – this proposal is called the ‘‘Adjournment and Postponement Proposal.’’

Pursuant to Alyst’s amended and restated certificate of incorporation and the Merger Agreement, Alyst is required to obtain stockholder approval of the Business Combination with China Networks Media. Pursuant to the Merger Agreement, the Redomestication Merger will not be consummated unless the Business Combination is also approved. Similarly, the Business Combination will not take place if the Redomestication Merger is not approved. If China Networks Media’s board of directors chooses to waive those conditions to the Business Combination, Alyst will still not be able to go forward with the Business Combination. Consequently, each of the Redomestication Proposal and the Business Combination Proposal must be approved for either transaction to be completed.

Alyst’s Board of Directors determined that the Redomestication Merger, the Business Combination and the Share Incentive Plan are fair to and in the best interests of Alyst and its stockholders, approved and declared each of them advisable, and recommends that Alyst stockholders vote ‘‘FOR’’ (i) the Redomestication Merger, (ii) the Business Combination, (iii) the Share Incentive Plan and (iv) the approval of any adjournment or postponement of the Special Meeting. The Board of Directors has also determined that the fair market value of China Networks Media is at least 80% of Alyst’s net assets, which is necessary to satisfy the provisions of its amended and restated certificate of incorporation enabling it to consummate the Business Combination.

The Special Meeting has been called only to consider approval of the Redomestication Proposal, the Business Combination Proposal, the Share Incentive Plan Proposal and the Adjournment or Postponement Proposal of the Special Meeting. Under Delaware law and Alyst’s bylaws, no other business may be transacted at the Special Meeting.

Record Date; Who is Entitled to Vote. The ‘‘record date’’ for the Special Meeting is May 29, 2009. Record holders of Alyst common stock at the close of business on the record date are entitled to vote or have their votes cast at the Special Meeting. On the record date, there were 9,794,400 outstanding shares of Alyst common stock, of which 8,044,400 shares were sold to the public in Alyst’s IPO. Each share of common stock is entitled to one vote per proposal at the Special Meeting. Alyst’s warrants do not have voting rights.

Pursuant to letter agreements with Alyst, Alyst’s initial stockholders have agreed to vote all of their 1,750,000 shares, which were purchased by them prior to the IPO, in accordance with the vote of the holders of a majority of the public shares on the Business Combination Proposal in person or by proxy at the meeting. If holders of a majority of the public shares voting at the meeting vote for or against, or abstain with respect to, the Business Combination Proposal, the initial stockholders will cast the 1,750,000 shares in the same manner as such majority votes on such proposal. No initial stockholders will demand conversion of any shares owned by them. The initial stockholders intend to vote all of their shares in favor of the Redomestication Merger Proposal. The 1,750,000 shares that Alyst’s initial stockholders will vote in favor of the Redomestication Merger represent 17.87% of Alyst’s outstanding shares of common stock. By voting these shares for the Redomestication Merger, Alyst’s initial stockholders increase the number of shares held by Alyst’s public stockholders that must be voted against the Redomestication Merger Proposal to reject the proposal.

Alyst shareholders are being asked to approve actions that will be taken by CN Holdings (including the entry into of the Business Combination and related transactions) because the Amended and Restated Memorandum and Articles of Association of CN Holdings will be filed with the Registrar of Corporate Affairs in the British Virgin Islands Companies Registry following the Special Meeting (assuming stockholders approve the Redomestication Merger) to include protective provisions substantially identical to those contained in Alyst’s amended and restated certificate of incorporation at the time of its IPO. As a result, immediately following the completion of the Redomestication Merger, the charter documents of CN Holdings will require that the majority of the shares issued in Alyst’s IPO approve its Business Combination with China Networks Media. Since the laws of the British Virgin Islands also require the affirmative vote of a majority of the shares of China Networks Media and China Network Merger Co., the shareholders of each such corporation will be approving such actions by written consent, effective upon receipt of corresponding approval of Alyst’s shareholders. Such action by written consent, together with the approval by Alyst’s shareholders at the Special Meeting, will be effective under British Virgin Islands law and China Networks Media’s amended charter documents.

Vote Required. Approval of the Business Combination requires the affirmative vote of a majority of the votes cast at the Special Meeting. Approval of the Redomestication Proposal will require the affirmative vote of a majority of the outstanding shares of Alyst’s common stock, provided there is a quorum and that the Business Combination Proposal is also approved. Each of the Share Incentive Plan Proposal and Adjournment and Postponement Proposal will require the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting. If the stockholders approve the Business Combination Proposal, the Business Combination will only proceed if holders of shares purchased in Alyst’s IPO, representing less than 30% of the total shares sold in the IPO, exercise their conversion rights. Alyst’s Board of Directors will abandon the Business Combination if holders of 2,413,320 (which number represents 30% of the total shares sold in Alyst’s IPO) or more of the shares of common stock issued in Alyst’s IPO vote against the Business Combination Proposal and exercise their right to convert their shares into a pro rata portion of the trust account. In addition, pursuant to the Merger Agreement, it is a condition to the obligation of Alyst and China Networks Media to consummate the Business Combination that the Redomestication Merger Proposal be approved by Alyst’s stockholders. If the Business Combination Proposal is approved, but the Redomestication Proposal is not approved, Alyst will still not be able to complete the Business Combination with China Networks Media.

Abstaining from voting or not voting on a proposal (including broker non-votes), either in person or by proxy or voting instruction, will not have an effect on the vote relating to the Business Combination, since Alyst’s amended and restated certificate of incorporation provides that only votes cast at the meeting will count toward the vote on the Business Combination. An abstention will not count toward the 30% ‘‘against and converting’’ vote that would result in the Business Combination’s abandonment, and if you abstain you will be unable to exercise any conversion rights upon approval of the Business Combination Proposal. With respect to the Redomestication Proposal, an abstention or a broker non-vote will have the same effect as a vote against the proposal. If the Redomestication Proposal is not approved, Alyst will not be able to go forward with the Business Combination with China Networks Media.

Broker Non-Votes.  A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in ‘‘street name’’) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors and ratification of auditors. The matters currently planned to be considered by the stockholders are not routine matters. As a result, brokers can only vote the Alyst shares if they have instructions to do so. Broker non-votes will not be counted in determining whether the proposals to be considered at the meeting are approved.

Voting Your Shares.  Each share of common stock that you own in your name entitles you to one vote per proposal. Your proxy card shows the number of shares you own.

There are three ways to vote your shares at the Special Meeting:

By signing and returning the enclosed proxy card.  If you vote by proxy card, your ‘‘proxy,’’ whose names are listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Alyst Board ‘‘FOR’’ approval of each proposal.

By telephone.  You can vote this way by following the telephone voting instructions included with your proxy card. If you do, you should not return the proxy card.

You can attend the Special Meeting and vote in person.  We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way Alyst can be sure that the broker, bank or nominee has not already voted your shares.

Conversion Rights.  Any holder of shares that were purchased in Alyst’s IPO who votes against the Business Combination may, at the same time, demand in writing that Alyst convert his or her shares into a pro rata portion of the funds available for conversion in the trust account. If so demanded and the Business Combination is consummated, Alyst will convert the shares.

SIMPLY VOTING AGAINST THE BUSINESS COMBINATION (WHETHER IN PERSON, BY PROXY OR BY TELEPHONE) OR CHECKING THE ‘‘EXERCISE CONVERSION RIGHTS’’ BOX ON A PROXY CARD DOES NOT PERFECT YOUR CONVERSION RIGHTS – YOU MUST ALSO SEND ALYST THE WRITTEN DEMAND LETTER DESCRIBED BELOW.

Pursuant to the arrangements established at the time of Alyst’s IPO, shareholders of Alyst representing up to 2,413,319 shares of the outstanding shares issued in Alyst’s IPO may exercise conversion rights in the event they vote against the Business Combination Proposal and send a written demand letter to Alyst as described below. A stockholder who has not properly exercised conversion rights may still exercise those rights prior to the Special Meeting by submitting a later dated proxy, together with a demand that Alyst will convert these shares into a pro rata portion of funds held in the trust account plus interest, as of the record date. After the Special Meeting, an Alyst stockholder may not exercise conversion rights or correct invalidly exercised rights. You will only be entitled to receive cash for these shares if you continue to hold them through the closing of the Business Combination and your stock certificate(s) were tendered to Alyst or to Alyst’s duly appointed tender agent prior to the Special Meeting. If you exercise your conversion rights, then you will be exchanging your shares for cash and will no longer own these shares. Exercise of conversion rights will not affect any warrants held by that stockholder. Do not send your stock certificate(s) with your proxy. If the Business Combination is consummated, converting stockholders should expect to receive the conversion amount.

You will lose your conversion rights if you submit an incomplete or untimely demand for conversion. To exercise conversion rights a Alyst stockholder must:

•	Vote against the Business Combination Proposal in person, by submitting a proxy card, or by telephone;

•	Check the “Exercise Conversion Rights” box on the proxy card or affirmatively confirm your exercise of conversion rights if voting by telephone or in person;

•	Contemporaneous with a vote against the Business Combination Proposal, send a written demand to Alyst (Attn: William Weksel) at 233 E. 69th Street, #6J, New York, NY 10021, which demand must state:

a)	The name and address of the stockholder;

b)	That the stockholder has voted against the Business Combination Proposal;

c)	That the stockholder demands conversion of the stockholder’s shares into cash; and

d)	The address for delivery of the check for the aggregate conversion payment to be received by the stockholder if the shares are converted for cash.

•	Prior to the Special Meeting, deliver your shares to the transfer agent or Alyst in the manner described below.

If the Business Combination Proposal is approved by the Alyst stockholders and is consummated, Alyst will promptly pay to any holder who properly and timely demanded conversion and who has submitted the holder’s stock certificate(s) to Alyst, or to Continental Stock Transfer and Trust Company, its duly appointed tender agent, the stockholder’s pro rata portion of funds in the trust account. Alyst recommends delivering the shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, if possible, or sending the certificate by registered mail with proper insurance, since risk of loss will remain with the stockholder until the certificate is received by Alyst or the transfer agent. The address of Alyst’s transfer agent is: Continental Stock Transfer and Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004. Alyst will not charge any stockholder for costs incurred by Alyst with respect to the exercise of conversion rights, such as the costs of converting shares from street name to physical certificates.

Any request for conversion, once made, may be withdrawn at any time up to the date of the Special Meeting. Furthermore, if a stockholder delivers his certificate for conversion and subsequently decides prior to the Special Meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).

The closing price of Alyst’s common stock on May 26, 2009 was $7.80 and the amount of cash held in the IPO trust account on April 30, 2009 was $63,372,927. If a public stockholder would have elected to exercise conversion rights on such date, he or she would have been entitled to receive approximately $7.88 per share.

Questions About Voting. If you have any questions about how to vote or direct a vote in respect of your Alyst common stock, you may call  Morrow & Co., LLC. Alyst’s proxy solicitor, toll- free at (800)662-5200 or Michael Weksel of Alyst, at (646) 290-6104. You may also want to consult your financial and other advisors about the vote.

Revoking Your Proxy and Changing Your Vote. If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

•	If you sent in a proxy, by sending another proxy card with a later date;

•	If you voted by telephone, by calling the same number and following the instructions;

•	Notifying Alyst in writing before the Special Meeting that you have revoked your proxy; or

•	Attending the Special Meeting, revoking your proxy and voting in person.

If your shares are held in ‘‘street name,’’ consult your broker for instructions on how to revoke your proxy or change your vote.

If you do not vote your shares of Alyst common stock in any of the ways described above, it will have the same effect as a vote against the adoption of the Business Combination Proposal and the Redomestication Proposal, but will not have the effect of a demand of conversion of your shares into a pro rata share of the trust account in which a substantial portion of the proceeds of Alyst’s IPO are held.

Appraisal Rights.  Under Delaware corporate law, neither the Redomestication Merger of Alyst with CN Holdings nor the Business Combination results in the stockholders of Alyst having appraisal rights due to the fact that the securities of Alyst are listed on the NYSE Amex and the securities of CN Holdings (as successor to Alyst) are expected to be listed on the NYSE Amex following consummation of the Redomestication Merger.

Solicitation Costs.  Alyst is soliciting proxies on behalf of the Alyst Board of Directors. This solicitation is being made by mail, but also may be made in person or by telephone or other electronic means. Alyst and its respective directors, officers, employees and consultants may also solicit proxies in person or by mail, telephone or other electronic means. In addition, Chardan Capital Markets, and its partners and directors, and China Networks Media’s stockholders, officers and directors may solicit proxies in person or by mail, telephone or other electronic means on Alyst’s behalf. These persons will not be paid for doing this.

Alyst has hired Morrow & Co., LLC to assist in the proxy solicitation process. Morrow will receive a fee of $12, 500 in connection with the provision of limited proxy solicitation services, if the Business Combination is approved by Alyst’s stockholders. In addition, Morrow will receive reimbursement of its related expenses, including travel and incidentals. Morrow has also agreed to serve as Inspector of Elections for the Special Meetings.

Alyst will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Alyst will reimburse them for their reasonable expenses.

Stock Ownership.  Information concerning the holdings of certain Alyst stockholders is set forth above in the Summary and below under ‘‘Beneficial Ownership of Securities.’’

THE BUSINESS COMBINATION PROPOSAL

Alyst Acquisition Corp. is a Delaware corporation incorporated on August 16, 2006 in order to serve as a vehicle for the acquisition of an operating business in any industry, with a focus on the telecommunications industry, through a merger, capital stock exchange, asset acquisition or other similar business combination. On July 5, 2007, Alyst consummated its IPO of 8,044,400 of its Units, including 1,044,400 Units subject to the underwriters’ over-allotment option. Each Unit consists of one share of common stock, $.0001 par value per share, and one warrant to purchase one share of common stock at an exercise price of $5.00 per share. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $64,355,200.  Simultaneously with the consummation of the IPO, the Company consummated a private placement of 1,820,000 warrants at a price of $1.00 per warrant, generating total proceeds of $1,820,000.  After deducting the underwriting discounts and commissions and offering expenses, an amount of $63,154,286 was placed in an interest-bearing trust account and the remaining proceeds of approximately $50,000, plus up to $1,680,000 accrued interest from the trust account became available to be used to provide for business, legal, accounting, due diligence on prospective business combinations and continuing operating expenses. Alyst’s management has broad discretion with respect to the specific application of the net proceeds of the private placement and the public offering, although substantially all of the net proceeds of the offerings are intended to be generally applied toward consummating a business combination. As of April 30, 2009, $63,372,927 was held in the trust account.

Alyst intends to use the funds held in the trust account to pay transaction fees and expenses, deferred underwriting discounts and commissions, to repay certain outstanding debt of China Networks Media and to pay stockholders who properly exercise their conversion rights and for working capital and general corporate purposes. It is possible that the present holders of 30% or more of the common stock issued in the IPO will vote against the Business Combination and seek conversion of their common stock issued in the IPO into cash in accordance with Alyst’s amended and restated certificate of incorporation. If such event were to occur, the Business Combination could not be completed. To preclude such possibility, Alyst, its officers, directors and founding stockholders, China Networks Media and the holders of China Networks Media common stock may enter into arrangements to provide for the purchase of the common stock issued in the IPO from holders thereof who indicate their intention to vote against the Business Combination and seek conversion or otherwise wish to sell their common stock issued in the IPO or other arrangements that would induce holders of common stock issued in the IPO not to vote against the Business Combination Proposal. It is possible that such arrangements would involve the purchase by Alyst, after the Business Combination, of the common stock issued in the IPO that were initially purchased by the persons or entities who enter into such arrangements using funds transferred to Alyst from Alyst’s trust account. As a consequence, it is likely that the amount of funds available to Alyst for working capital and general corporate purposes from the trust account would be diminished. Definitive arrangements have not yet been determined but some possible methods are described in the section titled “The Business Comination — Actions That May Be Taken to Secure Approval of Alyst’s Stockholders.” Regardless of the specific arrangements that are made to purchase common stock issued in the IPO, there will be sufficient funds from the trust account funds transferred to Alyst to pay the holders of all common stock issued in the IPO that are properly converted and Alyst will use such funds for such purpose.

The warrants issued in Alyst’s private placement were purchased by Robert A. Schriesheim, Alyst’s Non-Executive Chairman of the Board, Dr. William Weksel, Alyst’s Chief Executive Officer, Robert H. Davies, Alyst’s Chief Strategist, Michael E. Weksel, Alyst’s Director, Chief Operating Officer, and Chief Financial Officer and Secretary, Paul Levy, one of Alyst’s Former Directors, and Ira Hollenberg IRA, Silverman Realty Group, Inc. Profit Sharing Plan (LCPSP), Norbert W. Strauss, David Strauss and Jonathan Strauss, each a stockholder of Alyst. The warrants are identical to the warrants included in the Units sold in the IPO except that they are exercisable on a cashless basis if Alyst calls the warrants for redemption so long as they are held by these purchasers or their affiliates. The purchasers of the warrants issued in the private placement have agreed that the warrants issued in the private placement will not be sold or transferred by them until Alyst has completed a business combination.

General Description of the Business Combination

The following discussion of the principal terms of the Agreement and Plan of Merger, dated August 13, 2008, by and among Alyst, China Networks Media, CN Holdings, China Networks Merger Co., Mr. Li Shuangqing, Kerry Propper and MediaInv Ltd. (the ‘‘Merger Agreement’’), is subject to, and is qualified in its entirety by reference to the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus.

Pursuant to the Merger Agreement, Alyst established a wholly-owned subsidiary, CN Holdings in April 17, 2008. As part of the series of transactions contemplated by the Merger Agreement, Alyst will merge with and into CN Holdings in the Redomestication Merger immediately prior to the Business Combination. CN Holdings will be the surviving entity of the Redomestication Merger, and the separate corporate existence of Alyst will cease at the effective time thereof. Immediately afterwards, CN Holdings’ wholly-owned subsidiary, China Network Merger Co. will merge with and into China Networks Media, which owns 100% of Advertising Networks Ltd. (‘‘ANT’’), a Hong Kong holding company that: (1) owns 50% of each of Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd. and Kunming Taishi Information Cartoon Co., Ltd., (collectively “JV Tech Cos”), each PRC joint venture companies formed with PRC TV Stations, and (2) controls Beijing Guangwang Hetong Advertising & Media Co., Ltd. (‘‘Hetong’’), a PRC company, which in turn, owns (a) 50% of Kunming Kaishi Advertising Co. Ltd., and (b) 50% of Taiyuan Advertising Networks Advertising Co., Ltd. (collectively “JV Ad Cos”) with PRC TV Stations. JV Ad Cos collects advertising revenue earned by JV Tech Cos, a joint venture holding assets of PRC TV Stations.  As a result of the Business Combination, the shareholders of China Networks Media will own approximately 23% of the outstanding shares of CN Holdings, assuming full participation in the Redomestication Merger and no conversions.  The foregoing percentage does not reflect the effect that an exercise of the currently outstanding warrants would have.

If Alyst does not consummate the Business Combination with China Networks Media, it will be required to liquidate and dissolve pursuant to its amended and restated certificate of incorporation, if Alyst does not acquire at least majority control of a target business by June 29, 2009. Alyst would then distribute to its public stockholders the amount in the trust account plus any remaining net assets. Following dissolution, Alyst would no longer exist as a corporation.

Background of the Business Combination

The following is a brief discussion of the background of Alyst’s efforts to identify potential candidates for a business combination, the selection of China Networks Media, and the negotiation of the Merger Agreement relating to the Business Combination and related transactions.

Shortly after Alyst’s IPO offering in July 2007, it actively started to seek a target business for a business combination.  In the months after Alyst’s IPO, Alyst’s management, including Dr. William Weksel, Mr. Michael E. Weksel, and Mr. Robert H. Davies reviewed information on over 75 companies in their search for a target business.  Although the focus of this effort was to find a suitable acquisition candidate that owned an operating business in the telecommunications industry, the prospective target business was not limited to any particular industry, or any particular geography.  As disclosed in the prospectus for the IPO, at no time prior to the consummation of the IPO did Alyst, or any of its officers, directors, advisors, consultants or affiliates, contact, or engage in any discussions regarding a business combination with, any potential target on behalf of Alyst.

During July 2007, Alyst management developed representative criteria to be used in the screening and evaluating of target companies for Alyst to acquire. These criteria were utilized during the ensuing months by the Alyst team in the search and evaluation process. While management felt it would not necessarily have been possible to find a target that fully met all of the criteria, the team sought to identify those companies with characteristics that were in close alignment with the criteria.
The following is a summary of the criteria:

•	Strong organic growth potential

•	Attractive purchase price

•	Growing market for targets’ goods/services

•	Scalable business model

•	Potential for add-on acquisitions

•	Strong competitive position in industry

•	Experienced management team

•	Diversified customer and supplier base

In the initial months after the IPO, Alyst management initiated conversations (i) directly with potential targets they believed could make attractive business combination partners, (ii) with lawyers, accountants, consultants, investment bankers and other professionals and (iii) with its own network of contacts.  Alyst educated these parties on the SPAC structure and Alyst’s criteria for an acquisition. Alyst also responded to inquiries from investment bankers or other similar professionals who represented companies engaged in sale or financing processes.

On a regular basis, the Alyst board of directors was updated with respect to the status of the business combination search. These efforts through Alyst’s professional network resulted in a multitude of potential targets. These opportunities were evaluated based on Alyst’s stated criteria.  Many did not fit Alyst’s criteria, while some were eliminated for various reasons including the target being too small and the sellers’ valuation expectations being too high.  The screening process was repeated multiple times, and Alyst remained in continual dialogue with its sourcing network. Through these efforts, the volume of potential targets remained high.

Negotiation with Potential Targets

As a result of its efforts, Alyst identified three companies, in addition to China Networks Media, which it found sufficiently attractive to engage in meaningful negotiations regarding the terms of a potential transaction.  All three of these potential targets were in the telecommunications industry.

One target was a provider of multimedia content for use with cellular telephones, based in the European Union.  This target developed and marketed ring tones and pictures for use with cellular telephones as well as related software, and had 2008 projected annual revenues of approximately $50 million and earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $12 million.  Alyst discussed a draft term sheet for an acquisition with the owners of this target.  Discussions between Alyst and this party terminated due to the inability of the parties to reach agreement on valuation.

Another target with whom Alyst had significant discussions was an independent U.S. regional provider of rural cellular telephone services.  This potential target had 2008 projected revenues of approximately $50 million and operating earnings of approximately $12 million.  Alyst terminated discussions with this target due to Alyst’s conclusion that target's value was insufficient to enable Alyst to successfully acquire it.  While China Networks Media has smaller revenues and operating income than this entity, as discussed below, because of the size of the expected growth of China Networks, Alyst believes it offers greater growth opportunities for the reasons detailed herein, and, therefore, represents a more attractive merger partner than this entity.

A third target with whom Alyst had significant discussions was a company that sells satellite-based telecommunications services.  Alyst discussed a draft term sheet for an acquisition with the owners of this target, which was engaged in an auction process to identify a buyer.  Alyst determined not to pursue this target after Alyst determined that the target was unwilling to suspend its auction process in order to negotiate exclusively with Alyst with respect to a transaction.

History of Discussions between China Networks Media and Alyst

During February 2008, Mr. George Kaufman, a director in investment banking for Chardan Capital Markets, LLC contacted Alyst to discuss the opportunity for Alyst to acquire China Networks Media.  On February 13, 2008, at the offices of Chardan Capital Management, Dr. Weksel, Mr. Weksel, and Mr. Davies (the “Alyst Team”) met with a representative of MediaInv Ltd., the majority shareholder of China Networks Media, Mr. Kerry Propper and Mr. Kaufman to discuss the business and prospects of China Networks Media and the potential for a business combination between China Networks and Alyst. The shareholder of MediaInv is Dato William Ng Jit Thye.  Kerry Propper is also a major shareholder of China Networks Media and is the chief executive officer of Chardan.

Under an engagement letter dated March 31, 2007, Alyst engaged Chardan as its financial adviser with respect to its efforts to find an appropriate acquisition target. Chardan’s role includes but is not limited to: advising and assisting Alyst in negotiating the terms and conditions of the business combination, introducing Alyst to sell side firms in order to increase market awareness of the business combination, and arranging non-deal road shows to introduce Alyst to prospective investors after the business combination was announced.

Chardan also acted as advisor to China Networks Media in its completed private placement.  With respect to that engagement, Chardan’s role included but was not limited to: advising and assisting China Networks Media in planning for and negotiating the terms and conditions of a bridge financing and arranging road shows to introduce China Networks Media to potential investors after a restructuring was consummated, and raising a private placement.  The private placement closed on July 21, 2008.  An aggregate of $28 million was raised in the private placement from accredited and institutional investors in transactions exempt from the registration requirements of the Securities Act.  Chardan remains China Networks Media’s financial advisor through June 30, 2009.

During the course of the negotiations to establish business combination terms and conditions with Alyst, Kerry Propper recused himself from any material discussions of the advice being provided to Alyst and acted only as a shareholder of China Networks Media.  Chardan’s banking team, exclusive of Mr. Propper, served as financial advisor to Alyst.  During the private placement for China Networks Media, Mr. Propper acted as placement agent and advisor on terms approved by China Networks Media’s shareholders. Mr. Propper continues to act as advisor to China Networks Media and Chardan’s banking team continues to serve as advisor to Alyst.

Alyst, Chardan and China Networks Media held numerous additional discussions regarding a potential transaction in person and by teleconference which resulted in the execution of a non-binding letter of intent on March 5, 2008 that described many economic terms and conditions of a potential business combination between the Alyst and China Networks Media. The proposed terms were that Alyst would merge with China Networks Media and that in the transaction the shareholders of China Networks Media would receive the following consideration: (a) $13,000,000 of cash and 2,750,000 shares of the combined company, payable upon the closing of the merger; (b) 58% of the cash proceeds received by Alyst upon the exercise of its warrants by the holders thereof with a maximum payment of $22,110,000 in the aggregate; (c) deferred cash payments of $6,000,000 of which $3,000,000 was to be payable upon the combined company achieving net income of more than $15 million in the four quarters ended December 31, 2009 and $3,000,000 of which was to be payable upon the combined company achieving net income of more than $25 million in the four quarters ended December 31, 2010 and (d) deferred equity payments payable in the form of common stock of the combined entity as set forth below for each fiscal year listed below, subject to the achievement by the combined entity of the minimum amounts of net income set forth below:

Year	2008	2009	2010	2011
Net Income	$12,500,000	$20,000,000	$30,000,000	$40,000,000
Equity Payment (Shares of Common Stock)	300,000	2,550,000	3,075,000	3,075,000

Alyst determined to enter into the non-binding letter of intent after reviewing with China Networks Media the proposed business plan and concept, which Alyst concluded represents a unique and highly advantageous method for acquiring the advertising assets of television stations in China in a manner that was respectful of, and in alignment with, the interests of station management and government regulators whose support is vitally necessary to the successful acquisition of such assets.  Alyst also reviewed the projections that are discussed below and also took note of publicly available reports regarding the rate of growth of the PRC economy, advertising markets and television advertising markets.  This review led Alyst to the conclusion that an investment in China Networks Media could potentially generate substantial returns through the consolidation of television assets in a rapidly growing Chinese economy and advertising marketplace, and therefore merited further investigation under a non-binding letter of intent.

On March 9, 2008, the Alyst Team traveled to Beijing, China to conduct on-site due diligence of China Networks Media.  In Beijing, the Alyst Team met with Mr. Li Shuangqing, the Chairman and Chief Executive Officer of China Networks Media, the then Co-Chairman of China Networks Media and three other senior executives of China Networks Media, Mr. Zhou Chuangsheng, Ms. Guan Yong and Mr. Liu Rui, to discuss (i) the television advertising industry in the Peoples Republic of China; (ii) China Networks Media’s overall business model; (iii) China Networks Media’s target television station acquisition plan; (iv) the legal and financial structural possibilities for a potential deal; (v) China Networks Media’s proposed business and investment plans, (vi) financial forecasts for China Networks Media, and (vii) the business experience and background of the China Networks Media management team.  The Alyst Team, Mr. Li and another representative of China Networks Media then traveled to Kunming, China.  There the Alyst Team met with the top managers of the Kunming television station to discuss the business and operations of the television station and potential joint venture between the station and China Networks.  On April 7, 2008, Dr. Weksel and Mr. Davies returned to China to conduct further due diligence, including additional meetings with the management of China Networks Media and visits to Zhuhai, China and Taiyuan, China to conduct meetings with the top managers of the television stations in those cities to discuss the business and operations of the television stations and potential joint ventures between the stations and China Networks Media.

Commencing shortly thereafter, Alyst and its legal advisors commenced legal due diligence on China Networks Media and began discussions regarding the agreement and plan of merger and related legal documents.  These discussions continued through March and April 2008.  During this time, the legal counsel for China Networks Media, Loeb & Loeb LLP, and the legal counsel for Alyst McDermott Will & Emery LLP, exchanged several drafts of the Merger Agreement and held several conference calls and in-person meetings to discuss and negotiate the terms of the Merger Agreement.  By the last week of April 2008, the parties were very close to agreement on the major terms of the form of merger agreement, though they still had not reached final agreement.

During this period of time, both before and after execution of the letter of intent, Alyst and its management continued to evaluate the potential value of the combined company.  In making this evaluation Alyst considered the following:

(i) the unique business model that China Networks Media was proposing to employ in order to execute a “roll-up” strategy in the Chinese television advertising sector;

(ii) the capability of the China Networks Media’s management team to effectively execute the strategy, including their professional relationship with participants in the industry;

(iii) the financial performance of the stations that China Networks Media was proposing to acquire;

(iv) the relatively low earning multiples at which China Networks Media was expecting to acquire stations, relative to public market multiples for companies operating in the Chinese media industry; and

(v) the growth prospects of China Networks Media based on Alyst’s assessment of its ability to effectively execute the “roll-up” strategy.

Based upon this analysis, Alyst determined the amount and mix of cash and stock which it believed would represent a fair value to pay for China Networks Media (thereby inducing the China Networks Media shareholders to agree to a transaction with Alyst) while also ensuring that the transaction would create a combined company the common stock of which could be expected to trade at a premium to the conversion value of Alyst’s common shares, taking into account the dilution created by Alyst’s existing capital structure, thereby creating value for Alyst’s stockholders.  This analysis was particularly useful because Alyst did not intend to enter into a merger with China Networks Media unless the China Networks Media’s business concept had been demonstrated to be effective through a successful completion by China Networks Media of one or more of the envisioned joint ventures.  Based upon this analysis, and based on an assumption that the merger could be completed in the second or third quarter of 2008, Alyst concluded that it was reasonable to project that China Networks Media could achieve net income of approximately $12,500,000 in 2008 and approximately $20,000,000 of net income in 2009.  Applying a multiple of 13 times earnings to these projected earnings (a multiple that was prevalent in the public markets for media companies at that time) results in a value for the operations of China Networks Media of $162,000,000 to $260,000,000.  These amounts exceed 80% of the value of the trust assets of Alyst by a substantial margin.

Alyst considered the totality of these factors in reaching its conclusion regarding an appropriate and fair price to pay to acquire China Networks Media and did not attach any formulaic weight to any particular factor.  However, the predominant factors were the expected growth rate of China Networks Media, based on a proven ability to acquire Chinese television advertising properties using its joint venture methods and business contacts, and the trading multiples that the public equity markets were assigning to Chinese media properties.  Alyst did not consider the prices being paid by China Networks Media for particular television properties to be significant indication of the value, or the potential value, of China Networks Media as a rapidly growing company owning several such properties.

On March 24, 2008, Alyst held a meeting of its board of directors to discuss the status of the search for a potential business combination and to discuss the status of the proposed transaction with China Networks Media.  After detailed discussion of China Networks Media and the television industry in China, the board authorized management to continue due diligence and negotiations with China Networks Media, including preparing a definitive agreement relating to such transaction, and to update the Board as negotiations progressed. During the negotiations, China Networks Media proposed the following changes to the merger consideration from what had been reflected in the non-binding letter of intent: (i) that the cash portion of the consideration paid at closing be increased from $13 million to $17 million and (ii) that the number of shares of CN Holdings to be delivered at closing be increased from 2,750,000 to 2,880,000.  After reviewing these proposals in light of the due diligence it had conducted, which increased Alyst’s confidence that China Networks Media had developed a highly effective business plan and had the necessary leaders to implement it successfully, Alyst determined to agree to these proposed changes and, in connection therewith, the maximum amount of warrant proceeds that would be payable to the former shareholders of China Networks Media was reduced from $22.11 million to $21.91 million.  While these changes represented an increase in the purchase price of approximately $5 million, Alyst continued to believe that the proposed transaction would be highly beneficial to its stockholders.

On April 30, 2008, Alyst held a meeting of its board of directors that was attended by its legal counsel from McDermott, Will & Emery LLP as well as George Kaufman of Chardan Capital, Alyst’s financial adviser.  At the meeting, which was attended in person or telephonically by all board members, Michael Weksel reviewed for the directors the overall strategy of China Networks Media in the Chinese media and advertising marketplace.  A representative of SkillNet connected to the meeting telephonically and reviewed with the board the market research that SkillNet had conducted on behalf of Alyst with respect to the Chinese advertising and media marketplace and China Network Media’s strategy.  A representative of McDermott, Will & Emery LLP then discussed with the directors (i) the terms and conditions of the proposed merger agreement whereby the Company would acquire China Networks Media and reincorporate as a British Virgin Islands company; (ii) the fiduciary duties of directors under Delaware law in connection with their decision whether or not to approve the proposed Merger Agreement and (iii) certain tax aspects of the Merger Agreement.  Michael Weksel and William Weksel described the due diligence that had been conducted regarding China Networks Media, including: (i)  the due diligence trips conducted in China to assess the prospects of the television stations China Networks Media is seeking to enter into partnership with in China; (ii) the background checks that had been performed on the principals of China Networks Media; and (iii) the review of the “carve-out financials” of the partnerships to be formed by China Networks Media that had been conducted.  George Kaufman of Chardan Capital then made a presentation to the Board describing the proposed merger agreement and its projected impact upon Alyst, its stockholders and its stock price.

The Alyst board of directors considered and discussed the terms of the Merger Agreement and the business, financial and legal due diligence that had been conducted with respect to China Networks Media, its business and finances.  After concluding its deliberations, the Alyst board of directors unanimously resolved to approve the form of Merger Agreement, declare it to be advisable for Alyst to enter into the Merger Agreement and authorized Alyst’s management to finalize and execute the Merger Agreement substantially in the form presented at the meeting, with such amendments as the management of Alyst deemed necessary and appropriate.  Alyst’s board of directors also determined that China Networks Media, assuming the closing of the acquisition of the TV stations, had a fair market value equal to at least 80% of Alyst’s trust value.  While at the time the Board authorized the Merger Agreement China Networks Media did not own any operating businesses, the board and management of Alyst determined that the proposed transaction between Alyst and China Networks Media conformed with Alyst’s stated purpose (discussed in its IPO prospectus) of acquiring an operating business.  The television operations underlying the joint ventures between China Networks Media and the stations are operating entities with associated verifiable products, customers and revenues.  In addition, the consummation of the Business Combination was contingent upon the completion of the joint ventures and the related transfer of managerial control and economic interest to China Networks Media.  As discussed below, procedural safeguards were undertaken to ensure the joint ventures were completed before the Merger Agreement was entered into.

The management of Alyst then resumed its negotiations with China Networks Media.  The parties continued their discussions and negotiations sporadically from May 1, 2008 through June 19, 2008.  On June 19, 2008, Alyst, China Networks Media and the other parties to the Merger Agreement entered into an escrow agreement whereby they agreed to cease negotiations and place the Merger Agreement, together with executed signature pages of each party, in an escrow arrangement with Ed Grushko, Esq. (the counsel to the investors providing the Financing discussed below) acting as the escrow agent.  Pursuant to the escrow agreement, the parties agreed that Mr. Grushko would release the signature pages to the respective parties upon the consummation by China Networks Media of its joint ventures with Yellow River TV Station and Kunming TV Station, the owners of television stations in the PRC.  The consummation of such ventures was itself contingent upon China Networks Media obtaining regulatory approval for the joint ventures and the closing of bridge financing to fund its payment obligations pursuant to such joint ventures.

On August 12, 2008, China Networks Media informed the escrow agent that it had completed the joint ventures.  On August 13, 2008 China Networks and Alyst requested the escrow agent to release the Merger Agreement from the escrow and the parties entered into the Merger Agreement.

On January 28, 2009, the parties agreed to amend certain provisions of the Merger Agreement relating to the Deferred Cash Payments, Deferred Stock Payments and Warrant Exercise Proceeds. The amendment (i) altered the way the Merger Agreement measures whether the requisite earnings thresholds necessary to trigger Deferred Cash Payments and Deferred Stock Payments have been met by measuring pro forma net income instead of GAAP net income; (ii) changed the requisite thresholds of future earnings which must be met to trigger the payment of Deferred Cash Payments to the common shareholders of China Networks Media from GAAP net income of $15,000,000 in 2009 and $25,000,000 in 2010 to pro forma net income of $20,000,000 in 2009 and $30,000,000 in 2010; (iii) changed the requisite thresholds of future earnings which must be met to trigger the payment of Deferred Stock Payments to the common shareholders of China Networks Media from GAAP net income of $20,000,000, $30,000,000 and $40,000,000 for 2009, 2010 and 2011, respectively, to the same amounts of pro forma net income; and (iv) decreased the maximum amount of cash payments the former shareholders of China Networks Media shareholders are entitled to receive upon exercise of the public and insider warrants from $24,910,000 to $22,110,000. All other provisions of the Merger Agreement remain unchanged.  The purpose of the changes was to accommodate the fact that the merger had not closed as expected in 2008, which required the introduction of a pro forma measurement of performance for 2009.  As a result of negotiations between the parties, Alyst agreed to extend the pro forma concept into 2010 and 2011 in exchange for an increase in the requisite thresholds of future earnings which need to be exceeded to trigger additional cash payments and a decrease in the amount of cash payable to the China Networks Media shareholders upon the exercise of warrants.

In February 2009, the parties entered into a second amendment to the Merger Agreement to clarify the agreement of the parties that each holder of preferred shares of China Networks Media as of the closing of the Business Combination will receive a maximum of $50,000 of the cash received by CN Holdings in connection with the exercise of CN Holdings’ warrants by warrant holders, for each 17,500 preferred shares held by each holder.  This amendment had no effect upon the amount of warrant proceeds to be received by CN Holdings (which is unchanged) but merely served to clarify how the warrant proceeds allocated to the former shareholders of China Networks Media would be divided between preferred shareholders of China Networks Media and the ordinary shareholders of China Networks Media.  This amendment was approved by the investors in the bridge financing.

Alyst set May 29, 2009 as the record date for the Special Meeting.

Li Shuangqing, Kerry Propper, Michael Weksel, J.P. Huang, May Huang, Donald Quinby and George Kaufman have been appointed to the Board of Directors of CN Holdings, effective upon the completion of the Redomestication Merger. Under the Merger Agreement, Alyst has the right to appoint three of the seven directors.

History of Formation of China Networks Media

Based on his extensive experience in China’s TV advertising industry, Mr. Li Shuangqing  created China Networks Media’s unique business model which relies on forming partnerships with television stations rather than seeking merely to acquire large blocks of advertising time from them.  Mr. Li then shared his ideas with his friend Clive Ng, a director of MediaInv Ltd. and the son of its sole shareholder . Mr. Ng is the chief executive officer of China Cablecom Holdings Ltd., of which Mr. Kerry Propper is a director.  In April 2007, Mr. Ng introduced Mr. Li to Chardan Capital Markets, LLC and Kerry Propper.  As a result of this introduction, Mr. Li retained Chardan as the financial advisor of China Networks Media.  China Networks and Chardan agreed that Chardan would assist China Networks Media to identify potential investors from the United States.  Simultaneously with such effort to raise capital in the United States, Mr. Li and a team of individuals he had recruited began to work on finding opportunities to acquire advertising divisions of television stations in the PRC.

China Yellow River TV Station

By the summer of 2007, Mr. Li had identified China Yellow River TV Station as an attractive potential joint venture partner for China Networks Media.  In August 2007, Mr. Li met with Mr. Jia Bin, the Director of China Yellow River TV Station at the offices of China Networks Media in Beijing, and provided Mr. Jia with a briefing on China Networks Media’s business and prospects and proposed business model.  He also outlined a proposal on how China Networks Media and China Yellow River TV Station could form an advertising joint venture.

After the August 2007 meeting, China Networks Media and China Yellow River TV Station held numerous additional discussions regarding the potential joint venture in person and by teleconference.  After having received PRC governmental approval of the joint venture, in October 2007, China Networks Media and China Yellow River TV Station signed a non-binding letter of intent describing the proposed joint venture’s structure and its economic terms.

In November 2007, Mr. Jia and China Yellow River TV Station’s legal advisors met with Mr. Li and China Networks Media’s PRC legal counsel from the Transasia Law Firm to begin discussions of the terms of a detailed Framework Agreement at the offices of Transasia in Beijing. These discussions continued through November and December 2007.  During this time, China Yellow River TV station’s legal advisors, and  Transasia, assisted by U.S. legal counsel, Loeb & Loeb LLP, exchanged several drafts of the Framework Agreement and held several conference calls and meetings to discuss and negotiate its terms.

During this period of time, China Yellow River TV Station’s legal advisors conducted legal due diligence on China Networks Media, and personnel from China Yellow River TV station held several internal meetings to discuss the potential joint venture. China Networks Media and its advisors conducted due diligence on China Yellow River TV Station. On January 20, 2008, China Networks Media and China Yellow River TV Station signed the Framework Agreement.  Based on the Framework Agreement, the two parties then began discussion of the definitive agreements governing the joint venture.

In April 2008, the Alyst Team traveled to Taiyuan accompanied by representatives of Chardan, acting as financial advisors to China Networks Media, and met with the management of China Yellow River TV Station and China Networks Media.  On May 23, 2008, China Networks Media signed the joint venture agreement with China Yellow River TV Station and continued discussions regarding the definitive contracts between the parties.  Under the joint venture agreement, China Yellow River TV Station assumed responsibility for establishing a joint venture company in Taiyuan after obtaining the necessary business license.

On June 18, 2008, the business license was obtained for the China Yellow River Joint Venture.  On July 17, 2008, China Networks Media and China Yellow River TV station signed the definitive agreements governing the China Yellow River Joint Venture at the offices of China Yellow River TV station.

Kunming TV Station

By the summer of 2007 Mr. Li and his team had also identified Kunming TV Station as an attractive potential joint venture partner for China Networks Media.  In September 2007, at the offices of China Networks Media in Beijing, Mr. Li and his team had an initial meeting with executives from Kunming TV Station.  Present at this initial meeting were Mr. Li, Ms. Luo Yinghua, director of Kunming TV station, Mr. Lu Yongping, vice director of Kunming TV station and Mr. Wang, legal advisor of Kunming TV station (the “Kunming TV Team”). During the meeting Mr. Li presented the Kunming TV Team with a briefing on China Networks Media’s business and prospects and proposed business model.  He also outlined a proposal on how China Networks Media and Kunming TV Station could form an advertising joint venture.

In October 2007, China Networks Media and the Kunming TV Team held a second formal meeting at China Networks Media’s offices in Beijing.  Mr. Li, his team and the Kunming TV Team held  a detailed discussion about the legal and business structure of the potential joint venture. Over the following several weeks, China Networks Media and Kunming TV Station held numerous additional discussions regarding the potential joint venture by telephone and email.  During this period, the governmental authority exercising control over Kunming TV Station approved the potential joint venture.  The receipt of this approval allowed the management of Kunming TV to continue due diligence and negotiations with China Networks Media.

In December 2007, China Networks Media and its PRC legal counsel from the Transaisa law firm and Kunming TV Station’s legal advisor began discussing  the terms of the Framework Agreement at the offices of Transasia in Beijing. These discussions continued through January and February 2008 and during this time Kunming TV Station’s legal advisors, and China Networks Media’s PRC legal counsel from the Transasia law firm, assisted by US legal counsel Loeb & Loeb LLP, exchanged several drafts of the Framework Agreement and held several conference calls and meetings to discuss and negotiate its terms.

Also during this period of time, Kunming TV Station’s legal advisors conducted legal due diligence on China Networks Media and personnel from Kunming TV Station held several internal meetings to discuss the cooperation with China Networks Media and China Networks Media and its advisors conducted due diligence on Kunming TV Station. On February 23, 2008, China Networks Media and Kunming TV Station signed the Framework Agreement with Kunming TV station in Kunming City.  Based on the Framework Agreement, the two parties then began the discussions of the definitive agreements governing the joint venture.

In March 2008, the Alyst Team traveled to Kunming City accompanied by representatives of Chardan, acting as China Networks Media’s financial advisor, to meet with the management of Kunming TV Station and China Networks Media. On May 14, 2008, China Networks Media signed the joint venture contract with Kunming TV Station regarding definitive contracts between the parties.  Under the joint venture agreement, Kunming TV Station assumed responsibility for establishing a joint venture company in Kunming after obtaining the necessary business license.

On July 17, 2008, the business license was obtained for the Kunming Joint Venture.  On August 11, 2008, China Networks Media and Kunming TV Station signed the definitive agreements governing the Kunming Joint Venture at the offices of Kunming TV Station.

Except for its due diligence visits described above, Alyst and its officers and directors played no role in the acquisition of the JV interests by China Networks Media or the financing thereof.  As discussed above, Alyst’s financial advisor, Chardan, also acted as a financial adviser to China Networks Media and Kerry Propper is a major shareholder of China Networks Media.

China Networks Media Financing

Mr. Shuangqing Li determined with Mr. Kerry Propper that China Networks Media would need to raise funds to support the acquisition of certain assets by China Networks Media in advance of the business combination with Alyst. Mr. Shuangqing engaged Chardan Capital Markets as advisor on this capital raise, because of Chardan’s prior successful experiences raising funds for investments in China and its understanding of the structure of special purpose vehicles. It was determined that the proceeds would be used for acquisition through contractual arrangements of the networks under consideration, and for working capital for China Networks Media. From March 2008 until the closing of the $28 million bridge financing on July 21, 2008, Chardan worked closely with China Networks Media on the financing efforts for China Networks Media.

On July 21, 2008, China Networks Media entered into a Purchase Agreement with several accredited investors (the “Purchase Agreement”), and consummated the private placement of $28,000,000 in units (the ‘‘Financing’’), each unit consisting of (i) a promissory note in the face amount of $499,825, bearing interest at the rate of 10% per annum (the “Note”), and (ii) 17,500 detachable shares of the China Networks Media’s class A preferred stock (the “CN Media Units”). As security for the repayment of the Notes, MediaInv Ltd. and Mr. Propper, China Networks Media’s two shareholders, pledged and granted to the investors, on a pro rata basis, a first priority lien on 50.1% of the ordinary shares of China Networks Media owned by them. The proceeds of the sale and issuance of the CN Media Units were used in the following manner: (a) $13.6 million was used for initial equity contributions due from ANT for the JV Tech Cos and (b) a fee of $980,000 paid to Chardan, as a placement fee for the Financing, and (c) the remaining proceeds are being used for working capital, including payment of certain administrative, legal and accounting fees.

In connection with the Financing, pursuant to the terms of a registration rights agreement, China Networks Media has agreed to register for resale the ordinary shares into which the shares of class A preferred stock issued as part of the CN Media Units conversion, on a registration statement to be filed with the Securities and Exchange Commission no later than the date that is 30 days after the consummation of the Business Combination. Alyst has agreed to assume these registration obligations in connection with the Business Combination. The shares to be registered as part of the Business Combination will be the ordinary shares of CN Holdings that will be exchanged for the common shares of Alyst.

Introduction of the Redomestication Merger

In addition to the subjects discussed above, during the structuring of the Financing, Mr. Kerry Propper also discussed with Mr. Shuangqing the obligations of being a U.S. reporting company, including compliance with the reporting requirements of the federal securities laws, restrictions on insider trading, accounting procedures and Sarbanes-Oxley requirements, public disclosure requirements and timing, shareholder communications, website disclosure, financial public relations, and transfer agent requirements.

As substantially all of the business operations of China Networks Media will be conducted outside the United States, Alyst management decided to consider redomesticating Alyst outside the United States prior to its merger with China Networks Media. It concluded that the Redomestication Merger will permit greater flexibility and possibly improved economic results in structuring future acquisitions and creating subsidiaries in China and other countries as China Networks Media expands, recognizing that potential acquisition targets may view the status of being a shareholder in a non-U.S. corporation more favorably than being a shareholder in a U.S. corporation. This reason is significant to China Networks Media in view of its strategic plans to acquire new networks. Alyst also believes that the regulatory burden in the British Virgin Islands is significantly less onerous than in the United States, particularly with respect to companies engaged in a series of acquisitions. Further, ownership of operating businesses in the PRC through a holding company organized in the British Virgin Islands is also well-established with the PRC authorities, reducing the risk of a challenge to the ownership structure by SARFT or other PRC governmental authorities. In addition, depending on the composition of the shareholder base of CN Holdings after the Business Combination or changes in board membership or location of its principal executive offices, there is the availability of foreign private issuer status for CN Holdings with the U.S. Securities and Exchange Commission. As a foreign private issuer, the reporting requirements under the Securities Exchange Act of 1934, as amended, would be reduced, resulting in less costs associated with financial and reporting compliance. Accordingly, a decision was made to reincorporate Alyst under the laws of the British Virgin Islands.

Interest of Alyst’s Management in the Business Combination

When you consider the recommendation of Alyst’s Board of Directors that you vote in favor of the Business Combination, you should keep in mind that Alyst’s officers and directors have interests in the Business Combination that are different from, or in addition to, yours. These interests include the following:

•
If the Business Combination is not approved and Alyst is therefore required to liquidate, the securities owned by Alyst’s officers and directors will be worthless because they will not be entitled to receive any of the assets held in the trust account. In addition, the possibility that the members of the Board of Directors will be required to perform their obligations under the indemnity agreements referred to below will be substantially increased.

•
In connection with the IPO, Alyst’s current officers and directors agreed to indemnify Alyst for debts and obligations to vendors that are owed money by Alyst for services rendered or products sold to Alyst, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. If the Business Combination is consummated, Alyst’s officers and directors will not have to perform such obligations. As of April 30, 2009, Alyst believes that the maximum amount of the indemnity obligation of Alyst’s officers and directors is small or non-existent because the total amounts owed to vendors for which Alyst has not received a waiver of such vendor’s right to sue the trust account is less than the amount of funds available to Alyst outside the trust account to pay such liabilities. If the Business Combination is not consummated, Alyst anticipates the obligations would total approximately $550,000. Alyst believes it has sufficient funds outside of the trust account to pay these obligations and to reimburse directors and officers for all expenses incurred by them. All vendors agreed to the waiver other than Alyst’s legal counsel and accountants. If the Business Combination is not consummated, China Networks Media will be responsible for its own expenses incurred in connection with the Business Combination.

•
Warrants to purchase Alyst common stock held by Alyst’s directors and officers are potentially exercisable upon consummation of the Business Combination. Based upon the closing price of Alyst’s common stock on May 26, 2009 of $7.80, if all warrants held by Alyst’s directors and officers were exercised for common stock at a price of $5 per share the market value of such shares of common stock would be approximately $14,196,000 at an aggregate cost of $9,100,000.

•
Michael Weksel has entered into a Put-Call Option Agreement with Alyst pursuant to which (i) Alyst has the right to purchase from Mr. Weksel up to 559,794 of Alyst’s publicly traded warrants (the “Warrants”) at a price of $0.0446 per warrant (the “Exercise Price”) at any time through August 31, 2009 and (ii) Mr. Weksel has the right at any time after June 29, 2009 and before August 31, 2009 to sell such warrants to Alyst at the Exercise Price.  The Warrants were purchased by Mr. Weksel in open market transactions at a price equal to the Exercise Price in order to enhance Alyst’s ability to enter into arrangements with stockholders or third parties to facilitate consummation of the Business Combination without altering Alyst’s existing capital structure. If the Business Combination is not consummated and Alyst is forced to liquidate, the Warrants would have no value in the open market.

•
All rights specified in Alyst’s amended and restated certificate of incorporation relating to the right of directors and officers to be indemnified by Alyst, and of Alyst’s directors and officers to be exculpated from monetary liability with respect to prior acts or omissions, will continue after the Business Combination to the extent permitted by British Virgin Islands law. If the Business Combination is not approved and Alyst liquidates, it will not be able to perform its obligations under those provisions. If the Business Combination is ultimately completed, the combined company’s ability to perform such obligations will probably be substantially enhanced.

•
Michael Weksel entered into an employment agreement in January 2009 with China Networks Media to serve as its Chief Financial Officer, a role that is expected to continue if the Business Combination is consummated.  The employment agreement provides that Mr. Weksel may continue in his current obligations to Alyst until such time as the Business Combination is consummated or Alyst is dissolved.  Mr. Weksel receives no salary from Alyst, but for the period prior to the earlier of the consummation of the Business Combination or June 29, 2009 (the “Initial Term”), is entitled to receive from China Networks Media, a base salary equal to $180,000 per annum.  Such base salary will increase to $360,000 after the Initial Term.  Mr. Weksel is also entitled to receive a bonus of $360,000 if China Networks Media achieves the net income targets for 2009 and 2010 set out in the Merger Agreement.  In addition, if the Merger Agreement is consummated, Mr. Weksel will receive a 7-year non-qualified option under the Share Incentive Plan for the purchase of 500,000 ordinary shares of CN Holdings, subject to certain adjustments, 50,000 of which shall vest immediately upon issuance of the option.  The balance of the entitlement under the option shall vest over a 36-month period.

•
Under the Share Incentive Plan, as proposed, directors of CN Holdings’ Board of Directors may be granted options to purchase shares of CN Holdings.  Under the Merger Agreement, Alyst is entitled to appoint three directors to the post-merger CN Holdings’ Board of Directors, who will be entitled to receive shares or option grants under the Plan.

•
Alyst’s financial, legal and other advisors have rendered services for which they have not waived their right to payment and may not be paid if the Business Combination is not approved, and certain of them may have the opportunity to provide additional services to Alyst in the future. Alyst considers, however, that as of April 30, 2009 it has sufficient working capital outside of the trust to pay accrued expenses to such advisors, and expects to have sufficient working capital for additional amounts incurred in the event the Business Combination is not consummated. As any recovery of such fees and expenses by these advisors may be difficult in the event the Business Combination is not approved, these advisors may be viewed as having an interest in the outcome of such vote, despite the fact that such recovery is not contingent on the outcome of the Alyst shareholder vote.

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The following table lists the securities owned by the members of Alyst’s current management team and Board of Directors and the amount of potential gain that each of them would realize if the Business Combination is consummated, based on the closing price of Alyst’s common stock on the NYSE Amex on May 26, 2009 of $7.80. Except as noted below, if a Business Combination is not consummated, the securities held by these individuals would be valueless since they would not be entitled to participate in distributions from the trust account.

	Securities in which named individual has a pecuniary interest			Market Value of such securities as of May 26, 2009 ($)		Aggregate Initial Purchase Price of Securities ($)		Potential Gain on Securities as of May 26, 2009
Name	Shares		Units	Shares	Units	Shares	Units	($)
Dr. William Weksel	590,000	(1)	0	4,602,000	0	1,370,179	0	3,231,821
Robert A. Schriesheim	590,000	(1)	0	4,602,000	0	1,370,179	0	3,231,821
Robert H. Davies	590,000	(1)(2)	0	4,602,000	0	1,370,179	0	3,231,821
Michael E. Weksel	1,149,794	(1)(3)(4)	0	8,968,393	0	4,194,115	0	4,774,278
Paul Levy	317,500	(1)	0	2,476,500	0	1,366,286	0	1,110,214
Matthew Botwin	30,000		0	234,000	0	429	0	233,571

1.
Includes 227,500 shares of common stock issuable upon exercise of warrants at $5 per share held by this individual that are not currently exercisable, but will become exercisable if the Business Combination is consummated.

2.	Includes 10,000 shares of common stock held by the 2006 Robert H. Davies Delaware Trust f/b/o Alexander B. Davies, a trust established for the benefit of Mr. Davies’ son.

3.	Includes 12,500 shares of common stock held by the Carina Heart Weksel Irrevocable Trust, a trust established for the benefit of Mr. Weksel’s daughter.

4.	Includes 559,794 shares of common stock issuable upon exercise of warrants purchased in the open market and subject to a Put-Call Option Agreement with Alyst at an exercise price of $0.0446.

Interests of Chardan Capital Markets and China Networks Media's Management in the Business Combination

Chardan Capital Markets, LLC is acting as an advisor to Alyst in the business combination between Alyst and China Networks Media. Chardan’s role includes but is not limited to: advising and assisting Alyst in negotiating the terms and conditions of the business combination, introducing Alyst to sell side firms in order to increase market awareness of the business combination, and arranging non-deal road shows to introduce Alyst to prospective investors after the business combination is announced. Pursuant to the engagement letter, Chardan will be paid a transaction fee equal to (x) 0.5% of the aggregate value of the consideration paid by Alyst to acquire an acquisition target, plus $60,000, which amount shall not be less than $300,000 or (y) in the event that Alyst acquires a target that is an entity introduced to Alyst by Chardan, 0.75% of the aggregate value of the consideration paid by Alyst in such acquisition less $150,000 in the event Alyst obtains a fairness opinion from a third party, which amount shall not be less than $450,000. Chardan also receives a monthly fee of $5,000 per month. For purposes of the engagement letter, China Networks Media is a party introduced to Alyst by Chardan. The fee would be payable in the amount of $450,000 upon the closing of the Business Combination, with the possible payment of up to an additional $616,000 depending upon whether any or all of the deferred consideration becomes payable by Alyst in the future.

Chardan also acted as advisor to China Networks Media in its completed private placement. With respect to that engagement, Chardan’s role included but was not limited to: advising and assisting China Networks Media in planning for and negotiating the terms and conditions of a bridge financing and arranging road shows to introduce China Networks Media to potential investors after a restructuring was consummated and raising a private placement. The private placement closed on July 21, 2008. An aggregate of $28 million was raised in the private placement from accredited and institutional investors. Chardan remains China Networks financial advisor through June 30, 2009. For its activities as placement agent in the financing, Chardan received $980,000 in fees upon the closing of the Financing and will receive an additional $980,000 in fees upon the earlier of the consummation of the Business Combination and July 21, 2010.

Mr. Li Shuangqing, the current Chairman and CEO of China Networks Media, is expected to become the Chairman and CEO of CN Holdings post-combination.

During the course of the negotiations to establish business combination terms and conditions with Alyst, Kerry Propper recused himself from any material discussions of the advice being provided to Alyst and acted only as a shareholder of China Networks Media. Chardan’s banking team, exclusive of Mr. Propper, but including Mr. George Kaufman, served as financial advisor to Alyst. During the private placement for China Networks Media, Mr. Propper acted as placement agent and advisor on terms approved by China Networks Media’s shareholders. Mr. Propper continues to act as advisor to China Networks Media and Chardan’s banking team, including Mr. George Kaufman, continues to serve as advisor to Alyst. As a shareholder in China Networks Media, Mr. Propper will receive his pro rata share (16.49% fully diluted) of the merger consideration if the Business Combination is consummated. In addition, Mr. Propper will become a director of CN Holdings post-combination and Mr. Kaufman is expected to become a director of CN Holdings post-combination.

Alyst’s Reasons for the Business Combination and Recommendation of the Alyst Board

Alyst’s Board of Directors concluded that the Merger Agreement with China Networks Media is in the best interests of Alyst’s stockholders.

Alyst’s Board of Directors considered a wide variety of factors in connection with its evaluation of the merger. Many of those factors, such as the international experience and operational expertise of China Networks Media’s management were not quantifiable. Those that could be quantified, such as the value of the company if certain projections of net income levels and earnings multiples were achieved based on assumed price/earnings ratios, were quantified, and some of the factors considered, such as historical growth rates, were inherently quantitative in nature. Alyst’s Board of Directors did not consider it useful to assign relative weights to each of the specific factors it considered in reaching its decision. Alyst’s Board of Directors focused instead on evaluating the relative collective weight of the several positive factors and the few negative factors in making its decision, in light of the fact that the pricing of the transaction would provide value to Alyst’s stockholders in excess of the conversion value of their stock.

Among the factors that the Alyst Board of Directors considered in connection with its evaluation of the Business Combination were: (i) the onsite due diligence visits to be conducted by officers and directors of Alyst; (ii) the analyses made by SkillNet with regards to China Networks Media’s business concept, market potential, strategy and organization; (iii) the analyses and discussion with its legal and financial advisers regarding the structure of a foreign investment in a PRC advertising company; (iv) the qualitative analysis of China Networks Media’s management personnel and executive leadership; (v) the quantitative analysis of China Networks Media’s revenue and projections; and (vi) a qualitative comparison of the proposed China Networks Media acquisition to the criteria previously established by the Alyst Board of Directors.

SkillNet is a management consultancy specializing in management consulting and corporate finance in the telecommunications, information technology, media, and e-business industries, with substantial experience in the Chinese marketplace, especially in the area of business due diligence for mergers, acquisitions, and initial public offerings. SkillNet was hired by Alyst to conduct a due diligence review of China Networks Media.  The due diligence assessment included: the market potential, competitive situation, business concept and strategy and business case for China Networks Media.  The objective of the due diligence report was to assist the Alyst board of directors in ascertaining the reasonableness of the proposed consideration, the quality of the underlying business to be merged into Alyst, and the competitive environment in which China Networks Media would operate.

SkillNet’s presentation and review did not, however, examine or analyze the risks associated with the particular transaction structure under consideration (including its accounting treatment), nor did it contain any form of diligence procedures such as a background check on the management team of China Networks Media (which investigation the board of directors of Alyst had conducted through a different consultant) or otherwise consider its human resources or evaluate the execution risk of the Business Combination. In addition, the examination of the business case did not involve any financial modeling based on the financial statements supplied by China Networks Media nor was an independent model developed regarding the projections supplied. Accordingly, the board of directors reviewed SkillNet’s analysis to validate the feasibility of the platform in light of industry trends and not to confirm the advisability of the Business Combination.

Alyst received from China Networks Media financial projections for the years 2007 through 2011.  The projections were based on the assumption that China Networks Media could successfully enter into joint ventures with three stations China Yellow River, Kunming and Tai’an.  Based on the historical audited financial statements of these stations, China Networks Media assumed these stations could grow their revenue at an annual rate of approximately 15% annually and increase gross profit margins from approximately 70% to approximately 76% by 2011.  Employing these assumptions, China Networks Media projected the following results for the years 2007 through 2011:

(Amounts in RMB)	2007	2008	2009	2010	2011
Total Sales	204,879,821	235,985,949	271,817,862	313,094,004	360,642,122
Net Earnings	136,722,186	161,223,226	189,368,905	221,615,505	258,429,156

Chardan presented to the board of directors of Alyst an analysis of the projected trading prices of the stock of Alyst after the acquisition of China Networks Media pursuant to the Merger Agreement, based on certain assumed levels of net income and assumed market trading multiples.  This analysis indicated that: (i) assuming China Networks Media achieved 2007 net income of $9,501,843, the stock of the surviving corporation would have a trading value ranging from $5.30 per share (at a multiple of 9x net income) to $7.84 per share (at a multiple of 15x net income); (ii) assuming China Networks Media achieved 2008 net income of $12,500,000, the stock of the surviving corporation would have a trading value ranging from $8.14 per share (at a multiple of 12x net income) to $11.44 per share (at a multiple of 18x net income); (iii) assuming China Networks Media achieved 2009 net income of $20,000,000, the stock of the surviving corporation would have a trading value ranging from $10.56 per share, at a multiple of 12x net income) to $15.31 per share (at a multiple of 18x net income); and (iv) assuming China Networks Media achieved 2010 net income of $30,000,000, the stock of the surviving corporation would have a trading value ranging from $13.76 per share at a multiple of 12x net income) to $20.11 per share (at a multiple of 18x net income).

The multiples cited above were considered by the Board, upon the advice of Chardan, to represent the range of multiples at which various PRC media companies were trading during the period of time prior to the meeting.  While the Board is not aware of any company that it considers to be directly comparable to China Networks Media, the Board considered PRC media companies as a group to have similar characteristics to China Networks Media and considered the observed multiples on such companies to be useful for purposes of determining a range of possible values for China Networks Media.

Projected pro forma sales and earnings and actual sales and earnings for China Networks Media for 2008 were as follows:

(Amounts in RMB)	2008 Pro Forma Projected	2008 Actual
Total Sales	235,985,949	29,770,470
Net Earnings	161,223,226	(31,514,285)

Alyst does not believe that the projected pro forma performance of China Networks Media and the actual performance for China Networks Media are comparable for the reasons set forth below.

The projected pro forma sales and net income of China Networks Media were calculated upon the assumption that China Networks Media completed three acquisitions of stations, all as of January 1, 2007, and therefore earned four full quarters of sales and net income from those stations starting on January 1, 2007. As such, the pro forma projections represent an effort to create an estimate of CN Holdings’ financial performance after it had completed at least three acquisitions, not as a prediction of actual performance of the combined company as of a particular date. When the projections were presented to Alyst in 2008, no acquisitions had been completed and therefore it was clear that the pro forma projection could not reflect actual performance for 2008 or 2007. During 2007, China Networks Media had not completed any acquisitions and had incurred approximately US $31,000 in administrative expenses.

In contrast, the actual financial performance of China Networks Media is based upon actual operating performance in a given fiscal year. Therefore, for example, 2008 only includes one quarter of Kunming’s sales and earnings (while the pro forma projections include four quarters), because of the timing of the closing of the Kunming acquisition. The actual figures to date reflect primarily the timing of when various acquisitions close, and for this reason are not, in the opinion of Alyst, meaningful for purposes of its valuation of China Networks Media. Alyst does not believe that the timing of these acquisitions has a material impact on the valuation of China Networks Media because that value is primarily a function of the demonstrated ability of China Networks Media to acquire stations at attractively low multiples to historic earnings and then grow those earnings.

While these projections and assessments may not ultimately prove to be accurate, particularly in light of the turmoil in the global financial markets since the entry by Alyst into the Merger Agreement and the fact that the analysis included one television advertising joint venture that was ultimately not acquired, Alyst’s management believes that they, together with the variable portion of the merger consideration based on actual (rather than merely projected) future financial performance, constitute a reasonable basis for the pricing of the transaction. This is the case because, while the Board believed it was essential that China Networks Media successfully demonstrate its business model by acquiring at least two stations, it is this business model and Mr. Li’s demonstrated ability to successfully implement it that provide the foundation of the value of China Networks Media.  In this context, whether the planned roll-up of stations had in fact progressed to three or more stations prior to the completion of the Business Combination did not have a material impact on the Board’s assessment of value.  Therefore, the fact that China Networks Media did not complete the acquisition of the Tai’an station that had been included in the projections, but is instead actively pursuing other opportunities, and the fact that 2008 sales and earnings (which are a function of how rapidly acquisitions are being completed) were substantially below what had been projected by China Networks Media, did not have a material impact on the Board’s assessment of the value of China Networks Media.

The Board considered retaining a financial adviser to provide an opinion regarding the fairness of the Merger Agreement to Alyst and its stockholders from a financial point of view. The Board determined that obtaining such an opinion would add substantial expense to the process, especially due to the length of the process between the execution of the Merger Agreement and the Special Meeting to approve the transaction, which could cause the relevant financial adviser to desire to update its work at Alyst’s expense.  The Board also noted that numerous other special purpose acquisition corporations had conducted their business combinations without obtaining fairness opinions from financial advisers.  Finally, the Board noted that the various directors had decades of business experience, including substantial experience in financial transactions, and therefore concluded that the directors possessed the requisite experience and knowledge to reach sound conclusions regarding the advisability and fairness of the Merger Agreement without obtaining such an opinion.

Among the factors that the advantages and disadvantages the Alyst Board of Directors considered in connection with its evaluation of the Business Combination are those described below.

Potential Advantages of the Business Combination with China Networks Media

A business combination with Alyst would strategically position China Networks Media in the rapidly growing Chinese advertising market.

Ranking fifth in size in the world in 2007, China’s total advertising spending was approximately 3.25% of total worldwide spending, which was over $15 billion.  Among the top ten countries, China is expected to experience a compounded annual growth rate of 17.33% from 2007 to 2010, which is nearly 4% higher than the next fastest growing advertising market.  China’s television advertising industry has been growing rapidly in recent years, and in 2008, comprised 39.6% of the total advertising market in the PRC, representing approximately $7.5 billion in 2008, according to industry reports.  The Alyst Board of Directors believes that China Networks Media’s position in this growing marketplace makes it an attractive acquisition partner.

Fragmented industry poised for consolidation

The Chinese television industry is highly fragmented with no dominant provider of advertising services in the market.  The fragmented nature of the TV industry in China creates significant demand for the expansion of the scale and scope of the joint-venture relationships China Networks Media intends to build with TV stations across the country.  Industry conditions fit well with China Networks Media’s expansion strategy and create the opportunity for the significant future growth that the Alyst Board of Directors found highly attractive.

Experienced management

Another criteria that was important to Alyst’s Board of Directors in identifying an acquisition target was that the company have a seasoned management team with specialized knowledge of the markets within which it operates and the ability to lead a company in a rapidly changing environment. Alyst’s Board of Directors concluded that China Networks Media’s management has demonstrated that ability, addressing critical issues such as business strategy, competitive differentiation, business development, public market experience, operational experience and speed to market. The success and experience of China Networks Media’s Chief Executive Officer, Mr. Li Shuangqing, in the field of media and communications, was also judged to be a significant factor supporting the company’s future expansion and success. Similarly, Ms. Wu Ying, the Chief Operating Officer, has extensive experience managing a public media company.

Limited and constrained competition

The competitive situation that China Networks Media operates in is favorable. There are few short term or mid-term competitive threats. SARFT as the governing body favors traditional media such as broadcast television and protects it from new media distribution such as IPTV and direct-to-the-home satellite distribution. In addition, the capital cost to build a duplicate, competitive network is a barrier to entry limiting direct competition in the markets that China Networks Media chooses to serve.

China Networks Media’s ability to execute its business plan, even with the risk that a significant number of Alyst’s public stockholders would vote against the Business Combination and exercise their conversion rights

The Alyst Board concluded that, based on its review of China Networks Media’s business plan and project financial performance, the business plan could be successfully executed even if significant numbers of Alyst stockholders determine to convert their stock into cash.  This aspect of China Networks Media significantly mitigates the execution risk of the proposed transaction and was an attractive feature of the deal from the perspective of the Alyst Board of Directors.

If projected performance is achieved, the Business Combination is expected to create significant value for Alyst shareholders.

Based upon the projected financial performance of China Networks Media and the consideration being paid by Alyst in the Business Combination, a substantial amount of which is contingent upon successful post-closing financial performance, the Alyst Board of Directors concluded that the Business Combination could create substantial value for the Alyst stockholders in excess of the conversion value of the shares.

Potential Disadvantages of the Business Combination with China Networks Media

The Alyst Board of Directors evaluated potential disadvantages of a business combination with China Networks Media. They were not able to identify any factors associated specifically with China Networks Media or its industry that outweighed the advantages of a business combination. Potential disadvantages of acquiring China Networks Media considered by the Alyst Board of Directors are listed below and should be considered in conjunction with the detailed discussion under “Risk Factors” above.

Legal and regulatory regime in which China Networks Media will operate

Over the past several years, the Chinese government has pursued economic reform policies, including the encouragement of private economic activities and decentralization of economic regulation.  Changes in policies by the Chinese government that result in a change of laws, regulations, their interpretation, or the imposition of high levels of taxation, restrictions on currency conversion or imports and sources of supply could materially and adversely affect China Networks Media’s business and operating results.  In addition, the advertising industry in particular could become subject to more stringent regulation both in its activities and the ability of private enterprises to acquire assets from state-owned television stations.

Dependence of strategy upon partners not controlled by China Networks Media

The success of China Networks Media’s strategy of expanding in various locations in China depends upon the cooperation of various joint venture parties not under the control of China Networks Media.  The Alyst Board of Directors considered the risks involved in securing and maintaining the cooperation of these parties to be a potential disadvantage of the business combination.

Potential difficulty in extracting profits from China

Renminbi, or RMB, is not presently a freely convertible currency, and the restrictions on currency exchanges may limit China Networks Media’s ability to use revenues generated in RMB or to make dividends or other payments in U.S. dollars to its investors.  For example, SAFE recently issued a new regulation under which RMB converted from the registered capital must only be utilized in accordance with the purposes approved by the relevant government authority (including the local SAFE).  While in the short to intermediate term it is not expected that China Networks Media would desire to extract cash from its operations outside of China, the Alyst Board of Directors nevertheless viewed the potential long-term difficulties to be a potential disadvantage of the business combination.

Lack of Operating History

China Networks Media did not have any operating history at the time the Merger Agreement was approved.  In addition, although the China Networks Media management team has substantial business experience in the television advertising business, it did not have any experience managing the businesses that are contained in the joint ventures.  The Board of Directors considered the risks represented by these circumstances to be a potential disadvantage of the Business Combination.

Reliance on Joint Venture Structure

China Networks Media relied upon contractual joint ventures to establish and maintain management control of the assets comprising the joint venture, instead of outright ownership.  Use of this structure means that China Networks Media is relying upon the compliance by its joint venture partners with the relevant agreements in order to maintain and exercise its control over the joint ventures and, absent such compliance, the ability to legally enforce such agreement.  The Board of Directors considered the risk that such compliance with or enforcement of such agreements would not be obtained to be a potential disadvantage of the Business Combination.

The Board of Directors concluded that, after the transaction is complete, the consolidated strength of the merger of Alyst and China Networks Media overcomes the negative factors that the Board of Directors had identified in its analysis.

Satisfaction of the 80% Test

It is a requirement that any business acquired by Alyst have a fair market value equal to at least 80% of Alyst’s net assets at the time of acquisition, which assets shall include the amount in the trust account. Based on standards generally accepted by the financial community, including the financial analysis of China Networks Media which was generally used to approve the Business Combination, Alyst’s board of directors determined that 80% test requirement was met and exceeded.

As described above, using the multiple of earnings analysis, the board of directors valued China Networks Media’s business as having a value of between $85 million (based on a multiple of 9x its projected 2007 net income of $9,501,843) to $162 million (based on a multiple of 13x its projected 2008 net income of $12,500,000).  This range of values substantially exceeds the approximately $52 million value required to meet the 80% test. The multiple analysis performed by the board of directors was based on information, projections and assumptions available to Alyst’s management as of the date of the meeting.  Since that date, China Networks Media’s financial performance for 2008 and 2009 declined substantially as compared to the financial forecast relied upon by the board of directors in reviewing certain aspects of this analysis. However, as described above, the Board believes that the foundation of the value of China Networks Media is its successfully demonstrated business model and its management’s demonstrated ability to successfully implement it.  In this context, the Board does not believe that the decline in sales and earnings from projected performance in 2008 and 2009 represents a material change in the value of China Networks Media, because the fundamental model continues to represent an valuable opportunity to aggregate or “roll-up” assets effectively in the PRC television advertising industry at prices that represent a discount to the values that Alyst anticipates such assets will be valued as part of a growing PRC television advertising company.  For this reason the Board continues to believe that China Networks Media has a value substantially in excess of $52 million.

The Alyst Board of Directors believes, because of the financial skills and background of several of its members, it was qualified to perform the valuation analysis described above and to conclude that the acquisition of China Networks Media met this requirement.

Transaction Costs

Alyst anticipates that it will incur total transaction costs of approximately $2,850,000 in connection with the proposed transactions, excluding costs associated with any future contingent purchase price payments. Such costs include transaction costs of approximately $500,000 anticipated to be incurred by China Networks Media. Approximately $780,000 of these anticipated costs has been incurred and recorded as of March 31, 2009, of which $312,000 have been paid. The costs incurred primarily relate to the accountants and valuation consultants’ fees, road show expenses, printer fees and other miscellaneous expenses.

Alyst anticipates that the costs to consummate the Redomestication Merger and the Business Combination will exceed its available cash outside of the trust account (excluding borrowings) by approximately $1,630,000. Alyst has not sought and does not anticipate seeking any fee deferrals. Alyst expects these costs would ultimately be borne by CN Holdings after the Business Combination and disbursed from the funds held in the trust if the proposed China Networks Media Business Combination is completed. If the Business Combination is not completed, the non-contingent excess costs of approximately $745,000 would be subject to the potential indemnification obligations of Alyst’s officers and directors to the trust account related to expenses incurred for vendors or service providers. Alyst’s officers and directors anticipate performing their obligations to the trust account regarding expenses incurred for vendors or service providers in the event the Business Combination is not consummated. Alyst’s officers and directors are all accredited investors and as such, Alyst believes that they have the financial ability to meet such obligations but has not done an independent investigation to confirm such belief. If these obligations are not performed or are inadequate, it is possible that vendors and/or service providers could seek to recover these expenses from the trust account, which could ultimately deplete the trust account and reduce a stockholder’s current pro rata portion of the trust account upon liquidation.

Potential Dilution of Share Ownership Post-Redomestication Merger and Post-Business Combination

As of April 30, 2009, there were 9,794,400 shares of Alyst’s common stock outstanding and 10,464,000 warrants outstanding (including the Underwriters purchase option for 300,000 units), including in each case securities owned as a part of Alyst’s units, representing a total of 20,258,800 shares on a fully-diluted basis (or 65% of the authorized common stock).  Alyst’s authorized share capital consists of 30 million shares of common stock and 1 million shares of preferred stock.  Alyst has no shares of preferred stock outstanding.

After consummation of the Redomestication Merger and Business Combination, CN Holdings will have outstanding:  9,794,400 ordinary shares and 10,464,000 warrants issued to Alyst’s initial and public stockholders and 2,880,000 ordinary shares issued to the former shareholders of China Networks Media in connection with the Business Combination, for a total of 23,138,800 ordinary shares (assuming all warrants are exercised and no shares of Alyst common stock are converted in cash in connection with the approval of the Business Combination.  In addition, (i) 2.5 million ordinary shares will be issuable in the future to CN Holdings’ directors, officers and employees if the Share Incentive Plan Proposal is approved by Alyst’s stockholders and (ii) up to an aggregate of 9 million ordinary shares will be issuable to the former shareholders of China Networks Media as contingent consideration under the Merger Agreement if financial targets are met in 2009, 2010 and 2011.  On a fully-diluted basis, and assuming all contingent or reserved shares are issued, CN Holdings would have 34,638,800 ordinary shares outstanding (or 46.8% of the authorized ordinary shares).  The authorized share capital of CN Holdings prior to the Special Meeting will be 74 million ordinary shares and 1 million preference shares.

The following table sets forth the number of shares and percentage ownership of CN Holdings after the Business Combination by each of (i) Alyst’s initial stockholders, (ii) Alyst’s former public stockholders, (iii) the former shareholders to China Networks Media and (iv) the officers and directors of CN Holdings.

	No Conversion			Maximum Conversion
	# of Shares	# of Warrants	% of Ownership	# of Shares	# of Warrants	% of Ownership
Alyst initial stockholders(1)	1,750,000	2,379,794	12.8%	1,750,000	2,379,794	13.9%
Alyst former public stockholders(2)	8,044,400	7,484,606	48.3%	5,631,081	7,484,606	44.1%
Underwriters purchase option – 300,000 units		600,000	1.9%		600,000	2.0%
Former shareholders of China Networks Media (3)	11,880,000		37.0%	11,880,000		40.0%
Total Ownership	21,674,400	10,464,400	100.0%	19,261,081	10,464,400	100.0%
Directors and officers of CN Holdings(4)	837,500	227,500	3.3%	837,500	227,500	3.5%

(1) Assumes all 2,379,794 outstanding warrants (1,820,000 insider warrants and 559,794 public warrants) held by the initial stockholders are exercised.

(2) Assumes all 7,484,606 outstanding warrants held by the former public shareholders are exercised.

(3) Assumes issuance of an aggregate of 9 million ordinary shares relating to contingent merger consideration in 2009, 2010 and 2011.

(4) Assumes 3 directors and officers, with respect to which 362,500 shares and 227,500 warrants are accounted for under ‘‘Alyst initial stockholders’’ and 475,000 shares are accounted for under ‘‘Former shareholders of China Networks Media, and 4 independent directors who are not expected to own any shares upon consummation of the Business Combination.’’

Conclusion of Alyst’s Board of Directors

After careful consideration of all relevant factors, Alyst’s Board of Directors determined that the Business Combination Proposal is in the best interests of Alyst and its stockholders. The Board of Directors has approved and declared the Business Combination Proposal advisable and recommends that you vote or give instructions to vote ‘‘FOR’’ the Business Combination Proposal.

The foregoing discussion of the information and factors considered by the Alyst Board is not meant to be exhaustive, but includes the material information and factors considered by the Board.

China Networks Media’s Reasons for the Business Combination

China Networks Media was formed for the purpose of developing a leading network of advertising assets throughout the PRC. China Networks Media was not formed for the purpose of merging with Alyst or the purpose of engaging in any similar transactions. China Networks Media intends to pursue a roll-up growth strategy involving the acquisition, through joint ventures, of the advertising businesses of numerous television stations in the PRC.  Such a strategy requires long-term equity capital, which China Networks Media will need to fund the various acquisitions.  China Networks Media explored various alternatives for obtaining equity capital including an initial public offering, an investment by a private equity investor and a sale of the company to a SPAC, such as Alyst.  China Networks Media concluded that the transaction with a SPAC represented an attractive opportunity relative to a private equity investment because it would not involve transferring control of the enterprise to a single investor or a small group of investors.  Rather, such a transaction would create a publicly-traded entity, with broader opportunities to raise capital consistent with its strategic goals.  In addition, China Networks Media considered that private equity investors tend to have a more limited time commitment with respect to their investment, given their structural needs to recover amounts they have invested consistent with their organizational documents.  China Networks Media further considered that a SPAC transaction was preferable to an initial public offering given that a SPAC (i) has an available pool of capital, subject to obtaining stockholder approval for the transaction, and (ii) represents a more reliable partner than an investment bank-managed offering which is subject to favorable market conditions.

China Networks Media chose to merge with Alyst because it was able to achieve an agreement on favorable terms and conditions, including pricing, that it considered mutually beneficial to the parties.  In addition, the agreement with Alyst provides China Networks Media with meaningful participation in the future success of the combined entity, subject to achievement of financial targets.

Actions That May Be Taken to Secure Approval of Alyst’s Stockholders

Based on recently completed business combinations by other similarly structured blank check companies, it is believed by Alyst that the present holders of 30% or more of the publicly-held common stock may have the intention to vote against the Business Combination and seek conversion of their common stock into cash in accordance with Alyst’s amended and restated certificate of incorporation. If such event were to occur, the Business Combination could not be completed. To preclude such possibility, any one or more of Alyst, the founders of Alyst, China Networks Media or the holders of China Networks Media common stock may (i) enter into agreements with consultants or financial advisors for assistance in securing arrangements with third parties and/or (ii) negotiate arrangements to provide for the purchase of the publicly-held common shares from holders of common shares who indicate their intention to vote against the Business Combination and seek conversion or otherwise wish to sell their publicly-held common stock. These arrangements might also include arrangements to provide such holders of common stock with incentives to vote in favor of the Business Combination Proposal.

Arrangements of such nature would only be entered into and effected at a time when Alyst, the founders of Alyst, China Networks Media and the holders of China Networks Media common stock and/or their respective affiliates are not aware of any material nonpublic information regarding Alyst, its securities or China Networks Media.  Definitive arrangements have not yet been determined but might include:

(i)
Agreements between Alyst and certain holders of publicly-held common stock pursuant to which Alyst would agree to purchase such common stock from such holders immediately after the closing of the Business Combination for the price and fees specified in the arrangements. The effect of any such agreements on Alyst’s financial statements would be to decrease cash and reduce stockholders’ equity as a result of an increase in treasury stock.

(ii)
Agreements with third parties to be identified pursuant to which the third parties would purchase publicly-held common stock during the period beginning on the date that the registration statement, of which this proxy statement/prospectus is a part, is declared effective. Such arrangements would also provide for Alyst, immediately after the closing of the Business Combination, to purchase from the third parties all of the common stock purchased by them for the price and fees specified in the arrangements. The effect of any agreements on Alyst’s financial statements pursuant to these arrangements, to the extent that Alyst makes purchases of its common stock from these third parties, would also be to decrease cash and reduce stockholders’ equity as a result of an increase in treasury stock.

(iii)
Agreements with third parties pursuant to which Alyst would borrow funds to make purchases of publicly-held common stock for its own account. Alyst would repay such borrowings with funds transferred to it from Alyst’s trust account upon closing of the Business Combination. The effect of these forms of agreements would be to incur a preclosing liability for the borrowings from these third parties and to reduce stockholders’ equity by the purchase of treasury stock. Upon the closing, and repayment of these borrowings, the indebtedness would be eliminated and cash would be reduced by an equal amount, plus any associated transaction costs.

As a result of the purchases that may be effected through such arrangements, it is possible that the number of shares of common stock of Alyst in its public float would be significantly reduced and that the number of beneficial holders of Alyst’s securities also will be reduced. This may make it difficult to obtain the quotation, listing or trading of CN Holdings’ securities on the NYSE Amex or any other national securities exchange upon consummation of the Redomestication Merger. Further, to the extent that the application of any or all of these forms of arrangements would be significant, it could have the effect of altering the accounting for the merger from a forward acquisition by Alyst of China Networks Media to a reverse merger. Should that occur, then China Networks Media would be deemed the accounting acquirer and all assets and liabilities would be recorded at the carry-over basis of China Networks Media. This would eliminate the fair valuation of assets and liabilities acquired and any potential goodwill that may otherwise be required to be recorded in a forward merger. The post-merger entity would also adopt the fiscal year-end of the accounting acquirer, which is December 31, as compared to that of Alyst, which is June 30. It is also possible that these transactions could give rise to the issuance of securities which would be required to be cash settled. The effect on the financial statements would be that certain amounts of any proceeds, as determined based upon the facts and circumstances of each transaction, could be required to be reflected as a liability to these equity holders representing a potential demand on cash or potential additional dilution to existing shareholders, and not as equity.

Alyst will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the conversion threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons. If members of Alyst’s board of directors or officers make purchases pursuant to such arrangements, they will be required to report these purchases on beneficial ownership reports filed with the SEC.

The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of the common shares issued in the IPO present (in person or represented by proxy) and entitled to vote on the Business Combination Proposal vote in its favor and that holders of fewer than 30% of the common stock issued in the IPO vote against the Business Combination Proposal and demand conversion of their common stock issued in the IPO into cash where it appears that such requirements would otherwise not be met. All shares purchased pursuant to such arrangements would be voted in favor of the Redomestication Proposal and the Business Combination Proposal. If, for some reason, the Business Combination is not closed despite such purchases, the purchasers would be entitled to participate in liquidation distributions from Alyst’s trust fund with respect to such shares. Under Delaware law, the board of directors may postpone the meeting at any time prior to it being called to order in order to provide time to seek out and negotiate such transactions.

Purchases pursuant to such arrangements ultimately paid for with funds in Alyst’s trust account would diminish the funds available to Alyst after the Business Combination for working capital and general corporate purposes. Nevertheless, Alyst expects there will be sufficient funds available from the trust account to pay the holders of all publicly-held common shares that are properly converted.

Rescission Rights

Alyst’s IPO prospectus did not specifically disclose that funds in its trust account might be used, directly or indirectly, to purchase common stock issued in the IPO from holders thereof in order to secure approval of Alyst’s stockholders of the Business Combination. Accordingly, if funds in the trust account are used to purchase common stock, holders of common stock at the time of the consummation of the Business Combination who purchased shares of common stock in the IPO and who has not converted such shares into a pro rata share of the trust account might pursue securities law claims against Alyst for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

If successful (with respect to which there can be no assurance), such a claim may entitle the stockholder to up to $8.00 per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them, plus interest from the date of Alyst’s IPO (which, in the case of holders of common stock issued in the IPO, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the Business Combination with China Networks Media may be completed, and such claims would not be extinguished by consummation of that transaction.

Neither Alyst nor China Networks Media can predict whether Alyst’s stockholders, or any of them, would attempt to assert such claims or the extent to which they might be successful.

Terms of the Merger Agreement

The discussion in this proxy statement/prospectus of the Business Combination and the principal terms of the Merger Agreement catalogued below are qualified in their entirety by reference to the copy which is attached as Annex A and incorporated herein by reference. The following description summarizes the material provisions of the Merger Agreement, which agreement we urge you to read carefully because it is the principal legal document that governs the Business Combination. For this discussion, we refer to the Merger Agreement simply as the ‘‘Agreement,’’ unless the context otherwise requires.

The representations and warranties described below and included in the Agreement were made by Alyst, China Networks Media, Li Shuangqing, Kerry Propper, MediaInv Ltd, China Networks Holdings and China Networks Merger Co,. to each other as of specific dates. The assertions embodied in these representations and warranties may be subject to important qualifications and limitations agreed to by Alyst, China Networks Media Li Shuangqing, Kerry Propper, MediaInv Ltd, China Networks Holdings and China Networks Merger Co. in connection with negotiating its terms. The representations and warranties may also be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk among the contracting parties, rather than establishing matters as facts. The Agreement is described in this proxy statement/prospectus and included as Annex A only to provide you with information regarding its terms and conditions at the time it was entered into by the parties. Accordingly, you should read the representations and warranties in the Agreement not in isolation but rather in conjunction with the other information contained in this document and in the other publicly available information regarding Alyst and China Networks Media.

General

Alyst intends to change its domicile from the State of Delaware to the British Virgin Islands by means of a merger with and into its wholly-owned subsidiary, CN Holdings, and as a result, change its name to China Networks International Holdings Ltd. The acquisition by Alyst of China Networks Media will be effected through a business combination in the form of a merger of China Network Merger Co. (the ‘‘China Networks Merger’’), a wholly-owned subsidiary of CN Holdings, with and into China Networks Media. China Networks Media will be the surviving corporation in the Business Combination and will become a wholly-owned subsidiary of CN Holdings.

Basic Deal Terms

The Redomestication Merger will result in all of Alyst’s issued and outstanding shares of common stock immediately prior to the Redomestication Merger converting into ordinary shares of CN Holdings, and all units, warrants and other rights to purchase Alyst’s common stock immediately prior to the Redomestication Merger being exchanged for substantially equivalent securities of CN Holdings at the rate set forth in the Merger Agreement. CN Holdings has applied to have its shares listed on the NYSE Amex upon consummation of the Redomestication Merger. Alyst will cease to exist and CN Holdings will be the surviving corporation, and in connection therewith, will assume all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Alyst, which includes the assumption by CN Holdings of any and all agreements, covenants, duties and obligations of Alyst set forth in the Agreement. Alyst’s amended and restated certificate of incorporation and by-laws in effect immediately prior to the Redomestication Merger shall cease and the Amended and Restated Memorandum and Articles of Association of CN Holdings will be the organizational documents of CN Holdings as the surviving corporation.

The Business Combination will be effected immediately after the Redomestication Merger. Each ordinary share of China Networks Media issued and outstanding prior to the Business Combination will be converted automatically into one ordinary share of CN Holdings, and each class A preferred share of China Networks Media outstanding immediately prior to the Business Combination will convert into one share of CN Holdings. In connection with the Business Combination, China Networks Media will assume all the property, rights, privileges, agreements, powers, franchises, debts, liabilities and duties of China Networks Merger. China Networks Media’s Amended and Restated Memorandum and Articles of Association will remain as the organizational documents after the Business Combination.

Upon the consummation of the Redomestication Merger and the Business Combination, CN Holdings will own 100% of the issued and outstanding ordinary shares of China Networks Media. Assuming no shareholders exercise their conversion rights, the shares of CN Holdings will be owned 77% (61% fully-diluted) by the previous stockholders of Alyst, and 23% (37% fully-diluted) by the previous shareholders of China Networks Media. If the maximum number of shares are converted, the shares of CN Holdings will be owned 72% (58% fully-diluted) by the previous shareholders of Alyst and 28% (40% fully-diluted) by the previous shareholders of China Networks Media.

Shares Subject to Appraisal Rights

Under the Delaware General Corporation Law, appraisal rights are not available to Alyst’s stockholders in connection with the Redomestication Merger or the Business Combination.

Shareholders of China Networks Media’s ordinary shares and class A preferred shares who vote against the Business Combination and who have properly exercised and perfected their appraisal rights, and not subsequently withdrawn or lost or waived their rights to demand payment with respect to their ordinary shares or class A preferred shares of China Networks Media, in accordance with BVI law, shall not have their shares converted into a right to receive shares of CN Holdings and shall be entitled only to such rights as are granted by BVI law. Each shareholder who becomes entitled to payment for such shares pursuant to BVI law shall receive payment therefore from CN Holdings in accordance with the BVI law, provided, however, that (i) if any shareholder who asserts appraisal rights in connection with the Business Combination has failed to establish his entitlement to such rights as provided under BVI law, or (ii) if any such shareholder has effectively withdrawn his demand for payment for such shares or waived or lost his right to payment for his shares under the appraisal rights process under BVI law the shares of China Networks Media held by such shareholder shall be treated as if they had been converted, as of the effective date of the Business Combination, into a right to receive shares of CN Holdings. China Networks Media shall give CN Holdings prompt notice of any demands for payment received by the China Networks Media from a shareholder asserting appraisal rights, and CN Holdings shall have the right to participate in all negotiations and proceedings with respect to such demands. China Networks Media shall not, except with the prior written consent of CN Holdings, make any payment with respect to, or settlement or offer to settle, any such demands.

Representations and Warranties

China Networks Media makes customary representations and warranties about itself, ANT, its wholly-owned Hong Kong subsidiary, and Hetong, a PRC company that is the 50% owner of JV Ad Cos. The representations and warranties relate to, among other things, organization standing and power, subsidiaries corporate and contractual formalities observed in connection with the Merger Agreement, capitalization; consents, approvals and authority in connection with the transactions contemplated by the Merger Agreement, absence of changes and undisclosed liabilities, restrictions on business activities, governmental authorizations, financial statements, pending and potential legal proceedings, title to property, intellectual property, governmental inquires, compliance with laws, compliance with taxes, employee benefits, interested party transactions, insurance coverage, material contractual arrangements, compliance with laws, foreign corrupt practices and money laundering.

Alyst makes customary representations and warranties relating to, among other things, its organization standing and power, capitalization, corporate and contractual formalities observed in connection with the Merger Agreement, financial statements, filings with the SEC, compliance with the Sarbanes-Oxley Act of 2002, pending and potential legal proceedings, employee benefit plans, labor matters interested party transactions, insurance coverage, transactions with affiliates, compliance with laws, consents, approvals and authority in connection with the transactions contemplated by the Merger Agreement, no conflicts, absence of certain changes and undisclosed liabilities, restrictions on business activities, no interest in properties, listing on the NYSE Amex and funds held in the trust account.

Conduct of Business Pending Closing

Alyst agrees, and China Networks Media agrees on behalf of itself and its subsidiaries, to carry on their respective businesses in the ordinary course consistent with past practice and to pay all debts and taxes when due, to use reasonable best efforts to preserve their business organization, keep services available and preserve relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with them, and keep goodwill and their ongoing businesses unimpaired.

Both Alyst and China Networks Media agree not to, without the prior written consent of the other, amend their respective organizational documents, declare or pay dividends or alter their capital structure, including by splitting, combining, reclassifying, issuing, or repurchasing its stock, enter into material contracts, issue shares or securities convertible into shares, transfer or license intellectual property other than the license of non-exclusive rights to intellectual property in the ordinary course of business consistent with past practice, sell, lease, license or otherwise dispose of or encumber properties or assets, incur any indebtedness in excess of $100,000, pay or discharge any claims, liabilities or obligations in excess of $100,000, make any capital expenditures, additions or improvements except in the ordinary course of business in excess of $100,000, make any acquisitions, other than future acquisitions by China Networks Media of television advertising assets upon prior consultation with Alyst, make or change any election with respect to taxes and make any change to financial accounting policies and procedures.

Covenants

Alyst agreed to file this proxy statement/prospectus with the SEC as soon as reasonably practicable after receipt of all financial and other information required to be included herein, for the purpose of soliciting proxies from Alyst’s stockholders to vote at the Special Meeting and, as soon as practicable after completing the SEC review process of this proxy statement/prospectus, to distribute the same to all of Alyst’s stockholders and call the Special Meeting in accordance with Delaware law. Alyst has also agreed to negotiate and finalize the terms of the employment contracts with Li Shuangqing. China Networks Media agreed to use reasonable best efforts to obtain the vote or consent of its shareholders to effect the Business Combination.

The Merger Agreement provides that Alyst will, within 30 days after the closing of the Business Combination, file a registration statement relating to the resale of the shares of Alyst’s common stock acquired by the stockholders of China Networks Media, and that Alyst will use its commercially reasonable best efforts to have the registration statement declared effective by the SEC within 120 days after the closing of the Business Combination.

Additional Agreements

As a condition to the closing of the transactions contemplated by the Merger Agreement (which may be waived), each of MediaInv Ltd. and Kerry Propper, each a significant shareholder of China Networks Media, is required to execute a lock-up agreement (the “Lock-Up Agreement”), whereby each shall agree that until the six-month anniversary of the effective date of the Business Combination (the “Trade Commencement Date”), each of them shall not, directly or indirectly, offer, sell, contract to sell, gift, exchange, assign, pledge or otherwise encumber or dispose of any of the shares of CN Holdings received by them in the Merger Agreement on the closing date (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition, (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by them or any of their affiliates or any person in privity with them or their affiliates (each of the foregoing referred to as a “Disposition”). Thereafter, until the six-month anniversary of the Trade Commencement Date, each of Kerry Propper and MediaInv Ltd. shall not engage in a Disposition of more than fifty percent (50%) of the CN Holdings shares received by them in connection with the Merger Agreement on the closing date. Thereafter, until the twelve-month anniversary of the Trade Commencement Date, each of Kerry Propper and MediaInv, Ltd. shall not engage in a Disposition of more than twenty-five percent (25%) of the CN Holdings shares received by such them in connection with the Merger Agreement on the closing date.

China Networks Media has agreed not to make any claims against the trust account for any reason whatsoever or any claim against Alyst. Alyst and China Networks Media both agree to provide reasonable access to ‘‘due diligence’’ information and promptly apply or otherwise seek to obtain all consents and approvals required to be obtained for the consummation of the Redomestication Merger and the Business Combination. Neither of Alyst nor China Networks Media are required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action that could be expected to result in a material adverse effect on the business after the Redomestication Merger and Business Combination.

Alyst and China Networks Media both agree not to, directly or indirectly, solicit, encourage or enter into any negotiation or arrangement with any party that could reasonably be expected to lead to a proposal or offer for a stock purchase, asset acquisition, merger, consolidation or other business combination involving Alyst or China Networks Media, or any proposal to acquire in any manner a direct or indirect substantial equity interest in, or all or any substantial part of the assets of Alyst and China Networks Media.

Alyst and China Networks Media both agree to take all reasonable actions to complete the Redomestication Merger and Business Combination promptly, and cooperate with the other to obtain any necessary, consents, approvals and authorizations, registrations, declarations or perform any filings with any governmental entity or any other person in connection with the transactions contemplated by the Merger Agreement.

Closing Conditions

China Networks Media and Alyst’s obligations to complete the Redomestication Merger and the Business Combination are subject to the satisfaction or waiver of the following conditions. Neither China Networks Media nor Alyst will waive the conditions set out in (a) and (b) below, which are considered material, without stockholder consent.

(a)
Alyst’s stockholders’ approval of the Redomestication Merger and the Business Combination, with public stockholders of less than 30% of the shares of common stock issued in Alyst’s IPO, which is equivalent to 2,413,319 shares of common stock, electing to have their common stock converted for cash in the trust account;

(b)
approval of the Merger Agreement and the Business Combination by the affirmative vote of a majority of the votes of the shares entitled to vote, held by the shareholders of the ordinary shares of China Networks Media, voting together with the shareholders of class A preferred stock of China Networks Media, voting on an as-converted basis;

(c)
the material accuracy of Alyst and China Networks Media’s respective representations and warranties and the material performance of Alyst and China Networks Media’s respective obligations under the Merger Agreement;

(d)
delivery of various documents in connection with the consummation of the Redomestication Merger and the Business Combination, including (i) an executed employment agreement of Li Shuangqing, (ii) a lock-up agreement executed by Mr. Li Shuangqing, Kerry Propper, MediaInv and each significant shareholder of China Networks Media, and (iii) a registration rights agreement in favor of the holders of China Networks Media's Class A preferred shareholders, each of which agreement may be waived as a condition to closing, and customary certificates and other agreements necessary to effect the Redomestication Merger and Business Combination;

(e)
the absence of legal requirements or orders limiting or restricting the conduct or operation of business, and the absence of pending or threatened legal action or proceedings involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by the Merger Agreement, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with the transactions contemplated by the Merger Agreement;

(f)	no material adverse effect shall have occurred or any change that has a material adverse effect;

(g)
all parties have timely obtained all approvals, waivers and consents from any governmental authority, including under BVI and PRC laws, that are necessary to consummate the transactions contemplated by the Merger Agreement;

(h)
Alyst’s common stock will be quoted on a recognized U.S. stock exchange and there will be no action or proceeding pending or threatened against Alyst, which would prohibit or terminate the quotation of its common stock;

(i)
Alyst shall be in compliance with all of Alyst’s reporting requirements under the Securities Exchange Act of 1934, as amended, and have timely filed all reports under the Exchange Act for the twelve months prior; and

(j)	Alyst’s aggregate deferred business and operating expenses should not exceed $1,000,000, exclusive of legal fees, unless Alyst has prior approval from China Networks Media.

Survival of Representations and Warranties; Indemnification

The representations, warranties, covenants and obligations set forth in the Merger Agreement shall survive the closing of the Business Combination and expire on the first anniversary thereof.

MediaInv Ltd. and Kerry Propper, the principal shareholders of China Networks Media, have agreed to provide a limited indemnification to Alyst after the consummation of the Business Combination, from and against any liabilities, loss, claims, damages, fines, penalties, expenses or diminution of value, including taxes arising, directly or indirectly, from or in connection with any breach of any representation or warranty by China Networks Media in the Merger Agreement, any breach by the principal shareholder or China Networks Media of any covenants or obligations in the Merger Agreement, or the operation of the business of China Networks Media and its subsidiaries  prior to the closing. Alyst will not be entitled to indemnification by Mr. Propper or MediaInv Ltd., unless and until the aggregate amount of damages to Alyst exceeds $500,000, at which time Alyst shall be entitled to indemnification for the total amount of such damages which shall be recovered solely by the return of no more than 250,000 shares of CN Holdings that Mr. Propper and MediaInv Ltd. will receive in exchange for their shares of China Networks Media in the Business Combination.

After the Redomestication Merger, CN Holdings will assume, among other things, all of Alyst’s duties and obligations, which shall include Alyst’s obligation to fulfill and honor all obligations of China Networks Media, pursuant to the indemnification provisions of its organizational documents in effect on the date of the Merger Agreement, after the Business Combination. In the event that any person to be indemnified is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter relating to the Merger Agreement or the transactions contemplated by the Merger Agreement, CN Holdings shall pay as incurred such indemnified person’s reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith to the fullest extent permitted by the BVI law. To the extent there is a claim, action, suit, proceeding or investigation against an indemnified party that arises out of or pertains to any action or omission in his or her capacity as a director, officer, employee, fiduciary or agent of China Networks Media occurring prior to the Business Combination, or arises out of or pertains to the transactions contemplated by the Merger Agreement, the indemnification obligations of CN Holdings shall survive for a period of five years after the Business Combination.

Termination

The Merger Agreement may be terminated at any time prior to the consummation of the Redomestication Merger, whether before or after approval of the proposals being presented to Alyst’s stockholders by:

•	mutual consent of China Networks Media and Alyst;

•
either China Networks Media or Alyst, if the Merger Agreement and the approval of the Redomestication Merger and Business Combination are not approved, or holders of more than 30% of Alyst’s common stock issued in the IPO exercise their right to convert their common stock for cash from the trust account;

•	either China Networks Media or Alyst, if without fault of the terminating party, the closing of the Business Combination does not occur on or before June 29, 2009;

•
Alyst, if China Networks Media breaches any of its representations, warranties or obligations and such breach is not cured within 10 business days of receipt by China Networks Media of written notice of such breach;

•
by China Networks Media, if Alyst breaches any of its representations, warranties or obligations and such breach is not cured within 10 business days of receipt by Alyst of written notice of such breach; or

•
either China Networks Media or Alyst, if any permanent injunction or other order of a court prevents the consummation of the Redomestication Merger or the Business Combination, or the failure to obtain the required vote of Alyst’s stockholders at the Special Meeting.

Effect of Termination

In the event of proper termination by either China Networks Media or Alyst, the Merger Agreement will become void and have no effect, without any liability or obligation on the part of China Networks Media or Alyst, except in connection with the provisions in the Merger Agreement regarding confidentiality obligations and expense and termination fees, and in the event that such termination results from the breach by a party of any of its representations, warranties or covenants in the Merger Agreement.

Whether or not the transactions contemplated by the Merger Agreement are consummated, all costs and expenses incurred in connection with the Merger Agreement shall be borne by the party incurring such expense. However, if China Networks Media or Alyst terminates the Agreement due to a breach by the other of its representations, warranties or obligations, such breaching party shall promptly reimburse the non-breaching party for all out-of-pocket costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby. China Networks Media has waived the right to secure such reimbursement to the extent any monies would be derived from the trust account.

Amendment, Extension and Waiver

The parties may amend the Merger Agreement, provided that any amendment that is made after approval of the Merger Agreement shall not alter or change the amount or kind of consideration received on conversion of Alyst’s common stock or China Networks Media’s shares, alter or change any term of the organizational documents of CN Holdings, or alter or change any terms and conditions of the Merger Agreement if such alteration or change would materially adversely affect the China Networks Media shareholders.

At any time prior to the consummation of the Redomestication Merger, either Alyst or China Networks Media may, to the extent allowed by applicable law, extend the time for the performance of the obligations under the Merger Agreement, waive any inaccuracies in representations and warranties made to the other party and waive compliance with any of the agreements or conditions for the benefit of the other party. Any such extension or waiver must be in writing signed by both parties.

Regulatory and Other Approvals

Except for approvals required by Delaware and BVI corporate law and compliance with applicable securities laws and rules and regulations of the U.S. Securities and Exchange Commission, there are no federal, state or foreign regulatory requirements which remain to be complied with or other material approvals to obtain or filings to make in order to consummate the Business Combination or the Redomestication Merger.

Governing Law

The Agreement is governed by the laws of the State of Delaware.

Anticipated Accounting Treatment

The Business Combination will be accounted for under the purchase method of accounting as a forward acquisition in accordance with U.S. GAAP as stipulated in SFAS No. 141 “Business Combinations.” The assets and liabilities of China Networks Media will be stated at fair value. China Networks Media’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Alyst after consummation of the merger. The pre-merger Alyst shareholders will have a controlling voting interest in CN Holdings and will have equal representation in the senior management CN Holdings. Further, Alyst will effect this merger through the distribution of cash and equity securities and the incurrence of contingent liabilities.  With respect to the Business Combination and the Redomestication Merger, China Networks Media will have (i) the ability, upon consummation of the merger, to initially appoint a majority of the post-merger board of directors of CN Holdings under the Merger Agreement, and (ii) the benefit of voting agreements that the current holders of approximately 15% of Alyst’s shares of common stock (which were not acquired in the IPO) have agreed to vote in favor of the merger.  These rights, however, are not long term arrangements and therefore effective control by China Networks Media is not assured.

Regulatory Matters

The Business Combination is not subject to the Hart-Scott-Rodino Act or any federal or state regulatory requirement or approval, except for filings necessary to effectuate related transactions with the state of Delaware.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material U.S. federal income tax consequences of the Redomestication Merger to Alyst and the holders of Alyst’s common stock and warrants (which we refer to collectively as our ‘‘securities’’), of the Business Combination to CN Holdings, and of the ownership of ordinary shares and warrants in CN Holdings following the Redomestication Merger and Business Combination. Subject to the assumptions, limitations and qualifications stated herein and in Exhibit 8.1 to this Registration Statement, the statements as to United States federal income tax law set forth below are the opinion of McDermott Will & Emery LLP, our United States special tax counsel, as to such United States tax law.

Because the components of a unit (i.e., the common stock or ordinary shares and warrants) are separable at the option of the holder, the holder of a unit should be treated, for U.S. federal income tax purposes (although there is no authority directly on point in the context of the matters considered herein), as the owner of the underlying common stock, or ordinary shares, and warrants constituting the unit. Therefore, the discussion below of the U.S. federal income tax considerations for holders of common stock, or ordinary shares, and warrants should also apply to the holder of a unit. The discussion below of the U.S. federal income tax consequences to ‘‘U.S. Holders’’ will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a ‘‘Non-U.S. Holder.’’ The U.S. federal income tax consequences applicable to Non-U.S. Holders of owning common stock and warrants in CN Holdings are described below under the heading ‘‘– Tax Consequences to Non-U.S. Holders of Ordinary Shares and Warrants of CN Holdings.’’

This summary is based on the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to CN Holdings, Alyst or any particular holder of our securities or of common stock and warrants of CN Holdings based on such holder’s individual circumstances. In particular, this discussion considers only holders that own and hold our securities, and will acquire the ordinary shares and warrants of CN Holdings as a result of owning our securities and own and hold such ordinary shares and warrants as capital assets within the meaning of Code Section 1221.  In addition, this discussion does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or ‘‘financial services entities;’’

•	broker-dealers;

•	taxpayers who have elected mark-to-market accounting;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	certain expatriates or former long-term residents of the United States;

•	persons that actually or constructively own 10% or more of our voting shares;

•	persons that hold our common stock or warrants as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or

•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws. Additionally, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our common stock and warrants, or will hold the ordinary shares and warrants of CN Holdings, through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities (or the ordinary shares and warrants of CN Holdings), the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

Alyst has not sought, and will not seek, a ruling from the Internal Revenue Service (‘‘IRS’’) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ALYST, CN HOLDINGS OR ANY PARTICULAR HOLDER OF OUR SECURITIES OR OF THE ORDINARY SHARES OR WARRANTS OF CN HOLDINGS FOLLOWING THE REDOMESTICATION MERGER AND BUSINESS COMBINATION MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH HOLDER OF OUR SECURITIES IS URGED TO CONSULT WITH ITS TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE REDOMESTICATION MERGER AND THE BUSINESS COMBINATION, AND THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND OF THE ORDINARY SHARES AND WARRANTS OF CN HOLDINGS, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS.

U.S. Federal Income Tax Consequences of the Redomestication Merger

The Redomestication Merger should qualify as a reorganization for U.S. federal income tax purposes under Code Section 368(a). However, due to the absence of guidance directly on point on how the provisions of Code Section 368(a) apply in the case of a merger of a corporation (such as Alyst) with no active business and only investment-type assets, this result is not free from doubt.  The remainder of the discussion assumes that the Redomestication Merger qualifies as a reorganization under Code Section 368(a).

Tax Consequences to U.S. Holders of Alyst Common Stock and Warrants

If the Redomestication Merger qualifies as a reorganization under Code Section 368(a), a U.S. Holder of our securities should not recognize gain or loss upon the exchange of our securities solely for equivalent ordinary shares and warrants of CN Holdings pursuant to the Redomestication Merger. A U.S. Holder’s aggregate tax basis in the ordinary shares and warrants of CN Holdings received in connection with the Redomestication Merger also should be the same as the aggregate tax basis of our securities surrendered in the transaction (except to the extent of any tax basis allocated to a fractional share for which a cash payment is received in connection with the transaction). In addition, the holding period of the ordinary shares and warrants in CN Holdings received in the Redomestication Merger should include the holding period of the securities of Alyst surrendered in the Redomestication Merger. A shareholder of Alyst who converts its shares of common stock for cash (or receives cash in lieu of a fractional share of our common stock pursuant to the Redomestication Merger) should recognize gain or loss in an amount equal to the difference between the amount of cash received for such shares (or fractional share) and its adjusted tax basis in such shares (or fractional share).

Tax Consequences to Alyst and CN Holdings

Code Section 7874(b) (‘‘Section 7874(b)’’) generally provides that a corporation organized outside the United States which acquires, directly or indirectly, pursuant to a plan or series of related transactions, substantially all of the assets of a corporation organized in the United States will be treated as a domestic corporation for U.S. federal income tax purposes if shareholders of the acquired corporation, by reason of owning shares of the acquired corporation, own at least 80% of either the voting power or the value of the stock of the acquiring corporation after the acquisition. If Section 7874(b) were to apply to the Redomestication Merger, then CN Holdings, as the surviving entity, would be subject to U.S. federal income tax on its worldwide taxable income following the Redomestication Merger and Business Combination as if it were a domestic (U.S.) corporation; in such case Alyst should not recognize gain (or loss) as a result of the Redomestication Merger.

After the completion of the Business Combination, which will occur immediately after and as part of the same plan as the Redomestication Merger, it is expected that the former shareholders of Alyst will own, by reason of their ownership of Alyst shares, less than 80% of the shares of CN Holdings. Accordingly, it is not expected that Section 7874(b) will apply to treat CN Holdings as a domestic corporation for U.S. federal income tax purposes. However, due to the absence of complete guidance on how the rules of Section 7874(b) will apply to the transactions contemplated by the Redomestication Merger and the Business Combination, this result is not free from doubt. If, for example, the Redomestication Merger were ultimately determined for purposes of Section 7874(b) as occurring prior to, and separate from, the Business Combination, the stock ownership threshold for applicability of Section 7874(b) generally would be satisfied (and CN Holdings would be treated as a domestic corporation for U.S. federal income tax purposes) because the shareholders of Alyst, by reason of owning shares of Alyst, would own all of the shares of CN Holdings immediately after the Redomestication Merger. Although the temporary regulations promulgated under Code Section 7874 support the view that the Redomestication Merger and the Business Combination should be viewed together for purposes of determining whether Section 7874(b) is applicable, because of the absence of guidance under Section 7874(b) directly on point, this result is not certain. The balance of the discussion set forth in this summary entitled “Material United States Federal Income Tax Considerations,” assumes that CN Holdings will be treated as a foreign corporation for U.S. federal income tax purposes.

Even if Section 7874(b) does not apply to a transaction, Code Section 7874(a) (‘‘Section 7874(a)’’) generally provides that where a corporation organized outside the United States acquires, directly or indirectly, pursuant to a plan or series of related transactions substantially all of the assets of a corporation organized in the United States, the acquired corporation will be subject to U.S. federal income tax on its ‘‘inversion gain’’ (which cannot be reduced by, for example, net operating losses otherwise available to the acquired corporation) if the shareholders of the acquired corporation, by reason of owning shares of the acquired corporation, own at least 60% (but less than 80%) of either the voting power or the value of the stock of the acquiring corporation after the acquisition. For this purpose, inversion gain includes any gain recognized under Code Section 367 by reason of the transfer of the properties of the acquired corporation to the acquiring corporation pursuant to the transaction.

Under Section 367 of the Code, Alyst will recognize gain (but not loss) realized with respect to any of its assets as a result of the Redomestication Merger in an amount equal to the excess, if any, of the fair market value of each such asset over such asset’s adjusted tax basis at the effective time of the Redomestication Merger. In addition, since after the completion of the Redomestication Merger and Business Combination it is expected that the former shareholders of Alyst will own, by reason of their ownership of Alyst shares, more than 60% of the shares of CN Holdings, under Section 7874(a), such gain, in the aggregate, will be subject to U.S. federal income tax without regard to any net operating losses that may otherwise be available to Alyst.

U.S. Federal Income Tax Consequences of the Business Combination to CN Holdings

CN Holdings will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Business Combination.

U.S. Federal Income Tax Consequences to U.S. Holders of Ordinary Shares and Warrants of CN Holdings

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (‘‘PFIC’’) rules discussed below, a U.S. Holder will be required to include in gross income as ordinary income the amount of any dividend paid on the ordinary shares of CN Holdings. A distribution on such ordinary shares will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of current or accumulated earnings and profits of CN Holdings (as determined for U.S. federal income tax purposes). Such dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of such earnings and profits will be applied against and reduce the U.S. Holder’s basis in its ordinary shares in CN Holdings and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders for taxable years beginning before January 1, 2011, dividends may be taxed at the lower applicable long-term capital gains rate (see ‘‘– Taxation on the Disposition of Ordinary Shares and Warrants’’ below) provided that (1) the ordinary shares of CN Holdings are readily tradable on an established securities market in the United States, (2) CN Holdings is not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. It is not entirely clear, however, whether a U.S. Holder’s holding period for its shares in CN Holdings would be suspended for purposes of clause (3) above for the period that such holder had a right to have its common stock in Alyst converted by Alyst. Under published IRS authority, ordinary shares are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently include the NYSE Amex (the only exchange on which the ordinary shares of CN Holdings are currently anticipated to be listed and traded). Accordingly, it is possible that dividends paid on the ordinary shares of CN Holdings may qualify for the lower rate. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to the shares of CN Holdings.

If PRC taxes apply to dividends paid to a U.S. Holder by CN Holdings, such taxes may be treated as foreign taxes eligible for credit against such holder’s U.S. federal income tax liability (subject to certain limitations). U.S. Holders should consult their own tax advisors regarding the creditability of any such PRC taxes. U.S. Holders should also consult their own tax advisors regarding their eligibility for the benefits of the income tax treaty between the United States and the PRC.

Taxation on the Disposition of Ordinary Shares and Warrants

Upon a sale or other taxable disposition of the ordinary shares or warrants in CN Holdings, and subject to the PFIC rules discussed below, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares or warrants. See ‘‘– Exercise or Lapse of a Warrant’’ below for a discussion regarding a U.S. Holder’s basis in the ordinary shares acquired pursuant to the exercise of a warrant.

Capital gains recognized by U.S. Holders generally are subject to U.S. federal income tax at the same rate as ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum rate of 15% for taxable years beginning before January 1, 2011 (and 20% thereafter). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or warrants exceeds one year. The deductibility of capital losses is subject to various limitations.

If PRC taxes apply to any gain from the disposition by a U.S. Holder of the ordinary shares or warrants in CN Holdings, such taxes may be treated as foreign taxes eligible for credit against such holder’s U.S. federal income tax liability (subject to certain limitations). U.S. Holders should consult their own tax advisors regarding the creditability of any such PRC taxes. U.S. Holders should also consult their own tax advisors regarding their eligibility for the benefits of the income tax treaty between the United States and the PRC.

Exercise or Lapse of a Warrant

Subject to the discussion of the PFIC rules below, a U.S. Holder should not recognize gain or loss upon the exercise for cash of a warrant to acquire ordinary shares in CN Holdings. Ordinary shares acquired pursuant to the exercise for cash of a warrant generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such ordinary shares generally would begin on the day after the date of exercise of the warrant. If the terms of a warrant provide for any adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrants, such adjustment may, under certain circumstances, result in constructive distributions that could be taxable to the U.S. Holder of the warrants. Conversely, the absence of an appropriate adjustment similarly may result in a constructive distribution that could be taxable to the U.S. Holders of the ordinary shares in CN Holdings. See ‘‘– Taxation of Distributions Paid on Common Stock,’’ above. If a warrant is allowed to lapse unexercised, a U.S. Holder should recognize a capital loss equal to such holder’s tax basis in the warrant.

Passive Foreign Investment Company Rules

A foreign corporation will be a passive foreign investment company, or PFIC, if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any company in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any company in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents, royalties, and gains from the disposition of passive assets.

Based on the expected composition of the assets and income of CN Holdings and its subsidiaries after the Redomestication Merger and the Business Combination, Alyst’s valuation of the business of CN Holdings and its subsidiaries, and the anticipated cash deployments at the time of and shortly after these transactions, it is not anticipated that CN Holdings will be treated as a PFIC following the Redomestication Merger and the Business Combination; however, there can be no assurance of this. Moreover, the actual PFIC status of CN Holdings for any taxable year will not be determinable until after the end of its taxable year, and accordingly there can be no assurance with respect to the status of CN Holdings as a PFIC for the current taxable year or any future taxable year.

If CN Holdings were a PFIC for any taxable year during which a U.S. Holder held its ordinary shares or warrants, and the U.S. Holder did not make either a timely qualified electing fund (‘‘QEF’’) election for the first taxable year of its holding period for the ordinary shares or a mark-to-market election, as described below, such holder will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or warrants; and

•
any excess distribution made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares of CN Holdings during the three preceding taxable years or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;

•	the amount allocated to the taxable year in which the U.S. Holder recognized the gain or excess distribution will be taxed as ordinary income;

•	the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

In addition, if CN Holdings were a PFIC, a U.S. Holder who acquires its ordinary shares or warrants from a deceased U.S. Holder who dies before January 1, 2010 generally will be denied the step-up of U.S. federal income tax basis in such shares or warrants to their fair market value at the date of the deceased holder’s death. Instead, such U.S. Holder would have a tax basis in such shares or warrants equal to the deceased holder’s tax basis, if lower.

In general, a U.S. Holder may avoid the PFIC tax consequences described above in respect to its ordinary shares in CN Holdings by making a timely QEF election to include in income its pro rata share of CN Holdings’ net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants. As a result, if a U.S. Holder sells or otherwise disposes of a warrant to purchase ordinary shares of CN Holdings (other than upon exercise of a warrant), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if CN Holdings were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares in CN Holdings (or has previously made a QEF election with respect to its ordinary shares in CN Holdings), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares will continue to apply with respect to such ordinary shares (which generally will be deemed to have a holding period for the purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from CN Holdings. Upon request from a U.S. Holder, CN Holdings will endeavor to provide to the U.S. Holder, no later than 90 days after the request, such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that CN Holdings will have timely knowledge of its status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has elected the application of the QEF rules to its ordinary shares in CN Holdings, and the special tax and interest charge rules do not apply to such stock (because of a timely QEF election for the first tax year of the U.S. Holder’s holding period for such shares or a purge of the PFIC taint pursuant to a purging election), any gain recognized on the appreciation of such shares would be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of the QEF’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income would not be taxable as a dividend. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to CN Holdings’ PFIC status will be made annually, an initial determination that it is a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares or warrants of CN Holdings while it was a PFIC, whether or not it met the test for PFIC status in those years. A U.S. Holder who makes the QEF election discussed above for the first tax year in which the U.S. Holder holds (or is deemed to hold) ordinary shares in CN Holdings and for which it is determined to be a PFIC, however, will not be subject to the PFIC tax and interest charge rules (or the denial of basis step-up at death) discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for the tax years in which CN Holdings is not a PFIC. On the other hand, if the QEF election is not effective for each of the tax years in which CN Holdings is a PFIC and the U.S. Holder holds (or is deemed to hold) ordinary shares in CN Holdings, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder owns ordinary shares in a PFIC that is treated as marketable stock, the U.S. Holder may make a mark-to-market election. If the U.S. Holder makes a valid mark-to-market election for the first tax year in which the U.S. Holder holds (or is deemed to hold) ordinary shares in CN Holdings and for which it is determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission (including the NYSE Amex), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Since it is expected that the ordinary shares of CN Holdings will be quoted and traded on the NYSE Amex, it is possible, if certain other conditions are met, that such shares may qualify as marketable stock for purposes of the election. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to the ordinary shares of CN Holdings under their particular circumstances.

If CN Holdings is a PFIC and, at any time, has a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if CN Holdings receives a distribution from or disposes of all or part of its interest in, the lower-tier PFIC. Upon request, CN Holdings will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

If a U.S. Holder owns (or is deemed to own) shares during any year in a PFIC, such holder may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made).

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of ordinary shares and warrants in CN Holdings should consult their own tax advisors concerning the application of the PFIC rules to such ordinary shares and warrants under their particular circumstances.

U.S. Federal Income Tax Considerations for Non-U.S. Holders of Ordinary Shares and Warrants of CN Holdings

As noted above (see the discussion under the heading “Material United States Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Redomestication Merger — Tax Consequences to Alyst and CN Holdings”), for the purpose of this summary it has been assumed that CN Holdings will be treated as a foreign corporation for U.S. federal income tax purposes.

Based on such assumption, dividends paid to a Non-U.S. Holder in respect to its ordinary shares in CN Holdings generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of ordinary shares or warrants in CN Holdings unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to tax in the same manner as for a U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes will apply to distributions made on the ordinary shares of CN Holdings within the United States to a non-corporate U.S. Holder and to the proceeds from sales and other dispositions of ordinary shares or warrants of CN Holdings by a non-corporate U.S. Holder paid to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of U.S. federal income tax, currently at a rate of 28%, generally will apply to dividends paid on the ordinary shares of CN Holdings to a non-corporate U.S. Holder and the proceeds from sales and other dispositions of shares or warrants of CN Holdings by a non-corporate U.S. Holder, in each case who:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that backup withholding is required; or

•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

THE REDOMESTICATION PROPOSAL

General

Alyst is redomesticating to the British Virgin Islands, or BVI, and in that process changing its name and corporate documents and reconstituting its board of directors. Redomestication to the BVI is an obligation under the Merger Agreement and is a condition to consummation of the Business Combination.

As substantially all of the business operations of China Networks Media will be conducted outside the United States, Alyst management decided to consider redomestication in connection with a merger with China Networks Media. Alyst management concluded that the Redomestication Merger will permit greater flexibility and possibly improved economics in structuring acquisitions as China Networks Media expands, as potential target acquisitions would view the status of being a shareholder in a publicly-traded BVI corporation more favorably than being a shareholder in a U.S. corporation, which is significant to China Networks Media in view of its strategic plans to acquire new networks. Alyst also believes that the regulatory burden in the British Virgin Islands is less onerous than in the United States, particularly with respect to companies engaged in on-going acquisitions. Further, ownership of operating businesses in the PRC through a holding company organized in the British Virgin Islands is also well-established with the PRC authorities, reducing the risk of a challenge to the ownership structure by SARFT or other PRC governmental authorities. In addition, depending on the composition of the shareholder base of CN Holdings after the Business Combination or changes in board membership or location of its principal executive offices, there is the availability of foreign private issuer status for CN Holdings with the U.S. Securities and Exchange Commission, which would reduce the reporting requirements under the Securities Exchange Act of 1934, as amended, resulting in less costs associated with financial and reporting compliance.

As a result of the Redomestication Merger, Alyst’s corporate name will be that of the surviving company, ‘‘China Networks International Holdings Ltd.’’ All legal rights, benefits, duties and obligations enjoyed, owned or owed by Alyst will, by means of the merger statutes in effect in Delaware and the British Virgin Islands, be enjoyed, owned or owed, as the case may be, by CN Holdings following the Redomestication Merger, except to the extent such rights, duties or obligations will be governed by the law of the British Virgin Islands as opposed to Delaware, depending upon the issue under consideration. As a result, all of the restrictions applicable to Alyst’s initial security holders (including the holding of their securities pursuant to escrow arrangements) will continue to apply until the consummation of the Business Combination, which will take place immediately following the consummation of the Redomestication Merger, and certain of which will continue to apply following such consummation. Similarly, all agreements to which Alyst is currently a party, including the warrants originally issued by Alyst, will be assumed by CN Holdings.

The full text of the Merger Agreement, Amendment No. 1 to the Merger Agreement, Amendment No. 2 to the Merger Agreement and forms of Amended and Restated Memorandum and Articles of Association of China Networks International Holdings Ltd. are attached to this proxy statement/prospectus as Annexes A, B, C, D and E, respectively. The discussion of these documents and the comparison of rights set forth below are qualified in their entirety by reference to those annexes.

Adoption of the Redomestication Proposal

Alyst’s Board of Directors has unanimously approved the Redomestication Merger and recommends that Alyst’s stockholders approve it.

The affirmative vote of holders of a majority of Alyst’s outstanding shares is required for approval of the Redomestication Proposal. Abstentions and broker non-votes will have the effect of a vote against the proposal.

The Redomestication Merger will not be consummated if the Business Combination Proposal is not approved. The Business Combination will not be consummated if the Redomestication Proposal is not approved. As all of Alyst’s public stockholders are voting upon the Redomestication Proposal in connection with their vote upon the Business Combination, and such transactions are cross-conditioned, Alyst believes that the consummation of the Redomestication Merger immediately prior to the Business Combination is not violative of its amended and restated certificate of incorporation.

Alyst’s Board of Directors unanimously recommends a vote ‘‘FOR’’ the approval of the Redomestication Proposal.

Redomestication Merger

Redomestication will be achieved by the merger of Alyst, a Delaware corporation, with and into its wholly-owned subsidiary, CN Holdings, a BVI company. CN Holdings will be the surviving entity in the Redomestication Merger. The Amended and Restated Memorandum and the Amended and Restated Articles of Association, the equivalent of an amended and restated certificate of incorporation and by-laws of a U.S. company, of the surviving company will be those of CN Holdings, prepared in compliance with BVI law. The effectiveness of the Redomestication Merger is conditioned upon the filing by both Alyst and CN Holdings of a certificate of merger with the State of Delaware and the filing and approval by the Registrar of Corporate Affairs in the BVI of the articles and a plan of merger. Upon the filing and approval of these documents, Alyst will cease its corporate existence in the State of Delaware, and its business will be continued by CN Holdings pursuant to BVI law.

At the time of the Redomestication Merger, one new share of CN Holdings will be issued for each outstanding Alyst share, one new warrant of CN Holdings will be issued for each Alyst warrant and one new unit of CN Holdings will be issued for each Alyst unit held by our stockholders on the effective date of the Redomestication Merger. Alyst securities will continue to trade on the NYSE Amex under the name of its successor, CN Holdings, unless CN Holdings is unable to meet the continued listing requirements. See ‘‘Price Range of Securities and Dividends - Alyst.’’

Your percentage ownership of Alyst/CN Holdings will not be affected by the Redomestication Merger. As part of the Business Combination, however, a substantial number of additional CN Holdings shares will be issued as consideration for China Networks Media. As part of the Redomestication Merger, CN Holdings will assume Alyst’s outstanding warrants on their current terms, and will otherwise assume all outstanding obligations of Alyst and succeed to those benefits enjoyed by Alyst. The business of Alyst, upon the Redomestication Merger and completion of the Business Combination, will become that of China Networks Media.

It will not be necessary to replace current Alyst stock certificates after the Redomestication Merger. DO NOT DESTROY YOUR CURRENT STOCK CERTIFICATES IN THE ALYST NAME. Issued and outstanding Alyst stock certificates will represent rights in CN Holdings. Stockholders may, if they like, submit their stock certificates to our transfer agent, Continental Stock Transfer and Trust Company, 17 Battery Place, New York, New York 10004 (212-509-4000), for new share certificates, subject to normal requirements as to proper endorsement, signature guarantee, if required, and payment of applicable taxes.

If you have lost your certificate, you can contact our transfer agent to have a new certificate issued. You may be requested to post a bond or other security to reimburse us for any damages or costs if the lost certificate is later delivered for sale or transfer.

Appraisal Rights

Alyst stockholders do not have appraisal rights in connection with the Redomestication Merger or the Business Combination.  Holders of options or warrants to purchase Alyst common stock also do not have appraisal rights.

Differences of Stockholder Rights

Upon the completion of the Redomestication Merger, the Amended and Restated Memorandum and Articles of Association of CN Holdings (the “Charter Documents”) will become the governing documents of the surviving corporation. The Charter Documents will be amended prior to the Special Meeting to include protective provisions substantially similar to those contained in Alyst’s amended and restated certificate of incorporation at the time of its IPO. Upon the effectiveness of such amendment, there will not be any material differences between the provisions of Alyst’s amended and restated certificate of incorporation and CN Holdings’ Charter Documents, although the number of authorized shares will increase to 75 million in order to effect the transactions contemplated by the Merger Agreement and to have sufficient shares available for other corporate purposes. Although the corporate statutes of Delaware and the British Virgin Islands are similar, certain differences exist. A comparison of the material provisions of Alyst’s and CN Holdings’ governing documents, as well as a comparison of the material provisions of the Delaware and BVI corporate statutes, and all material differences, if any in Alyst management’s judgment, are summarized below. Stockholders should refer to the annexes of the forms of the Charter Documents Memorandum and Articles of Association, the Delaware General Corporation Law and the corporate law of the British Virgin Islands, including the Act, to understand how these laws apply to Alyst and CN Holdings and may affect you. Under BVI law, holders of a company’s stock or shares are referred to as shareholders, as opposed to stockholders.

Provision	Alyst	CN Holdings

Authorized Capital/Shares	31,000,000 shares, of which 30,000,000 are shares of common stock, $.0001 par value per share, and 1,000,000 are shares, of preferred stock, par value $.0001 per share	75,000,000 shares, of which 74,000,000 are ordinary shares, with $.0001 par value per share, and 1,000,000 are preferred shares of $.0001 par value per share

Par Value	Stated in U.S. dollars	Same as Alyst

	Changes in capital generally require stockholder approval	Changes in the number of shares the company may issue, pursuant to the Charter Documents, may be made by resolution of shareholders or resolution of directors

Preferred Shares	Directors may fix the designations, powers, preferences, rights, qualifications, limitations and restrictions by resolution	Same as Alyst, but preferred shares must be authorized in the Charter Documents and the rights attaching to such shares set out in the Memorandum of Association

Registered Shares	Shares of capital stock of Alyst to be registered shares	Same as Alyst

Purpose of Corporation	To engage in any lawful act not prohibited by law	To carry on or undertake any business activity irrespective of corporate benefit and not prohibited by law

Amended and Restated Certificate of Incorporation/Amended and Restated Memorandum and Articles of Association	Requires stockholder vote and, except in limited circumstances, by the board of directors
Requires vote of the shareholders or, as permitted by the Act and the Charter Documents, by resolution of the board of directors only where such amendment is required to provide for the rights conferred by preferred shares on their holders pursuant to the Charter Documents

Registered Office	c/o National Corporate Research, Ltd. 615 DuPont Highway Dover, Delaware 19901	Maples Corporate Services (BVI) Limited of Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands

Provision	Alyst	CN Holdings

Transfer Agent	Continental Stock Transfer & Trust Company	Same as Alyst

Voting Rights	Common stock: one share, one vote on all matters before the holders of the common stock	Ordinary shares: one share, one vote on all matters before the holders of the ordinary shares

Other classes of equity may have voting rights as assigned to them by the board of directors or as approved by stockholders

	Directors elected by plurality, all other matters either by majority of issued and outstanding or majority of those present and entitled to vote as specified by law	Directors elected by plurality as provided in Charter Documents; all other matters by a majority of those shares present and entitled to vote

Redemption of Equity	Shares may be repurchased or otherwise acquired, provided the capital of the company will not be impaired by the Redomestication Merger and the Business Combination	Shares may be repurchased or otherwise acquired, provided the company will remain solvent after the Redomestication Merger and the Business Combination

	Company may hold or sell treasury shares	Same as Alyst

Stockholder consent	Permitted as required for a vote at a meeting	Same as Alyst

Notice Requirements for Stockholder Nominations and Other Proposals
In general, to bring a matter before an annual meeting or to nominate a candidate for director, a stockholder must give notice of the proposed matter or nomination not less than 60 days and not more than 90 days prior to public disclosure of the date of annual meeting
The Charter Documents do not contain an express right for shareholders to bring a matter before an annual meeting or nominate a director candidate

In the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholder, to be timely, the notice must be received by the company no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure was made, whichever first occurs

Meetings of Stockholders – Presence	In person or by proxy or other appropriate electronic means	In person or by proxy or by telephone or other electronic means and all shareholders can hear one another

Meeting of Stockholder – Notice	Not less than 10 days or more than 60 days	Not less than seven days; no maximum limit

Provision	Alyst	CN Holdings

Meeting of Stockholders – Call of Meeting
Regular and annual meetings shall be called by the directors. Special meetings may be called only by majority of board of directors, chief executive officer or by a majority of the issued and outstanding capital stock entitled to vote

Meetings may be called by the directors or by shareholders holding 30% of the outstanding votes. The articles require an annual meeting of the members for the election of directors to be called by the directors

Meetings on short notice may be called upon waiver or presence of all the members holding shares entitled to vote or 90% of the total number of shares entitled to vote agree to short notice

Meeting of Stockholders – Place	Within or without Delaware	Within or outside the BVI as the directors consider necessary or desirable

Meeting of Stockholders – Quorum	Majority of the capital stock issued and outstanding and entitled to vote at meeting. Meeting may be adjourned for up to 30 days without additional notice to stockholders.	Not less than 50% of the votes of the shares entitled to vote. Adjournment to the next business day at the same time and the same place if quorum is not present.

Meeting of Stockholders – Record Date	As fixed by the directors, no more than 60 days and no less than 10 days before the meeting. If not fixed, the day before notice of meeting is given
As fixed by the directors, may be the date on which notice of the meeting is given to the shareholders or such later date as specified in the notice, being a date not earlier than the date of the notice.

Directors – Election	By the stockholders as entitled by their terms, including the holders of common stock	By the shareholders, including the holders of ordinary shares, or by the directors who have the power to appoint additional directors and the filling of any vacancy in that connection.

Directors – Term	Staggered board of three classes; for terms of three years	Initially, same as Alyst; after a business combination, the staggered board may be altered by directors or shareholders for designated terms

Directors – Removal	By the stockholders for cause	By resolution of shareholders, passed by a majority vote or by resolution of directors passed by majority vote, in either case with or without cause.

Directors – Vacancy	May be filled by majority of remaining directors (unless they are the result of the action of stockholders) and newly created vacancies may be filled by majority of remaining directors	Same as Alyst

Provision	Alyst	CN Holdings

Directors – Number	Unless established by the amended and restated certificate of incorporation, as determined by board of directors, but not less than one	There is no minimum or maximum number of directors

Directors – Quorum and Vote Requirements	A majority of the entire board. The affirmative vote of a majority of directors present at a meeting at which there is a quorum constitutes action by the board of directors
Not less than one-third of the total number of directors (with a minimum of 2) present in person or by alternate, except if there is only one director, then a quorum will be one director, and a sole director passes resolution by written consent. A resolution is passed at a meeting by the affirmative vote of a majority of the directors or consented to in writing by all directors

Directors – Managing Director	Not applicable	Not applicable

Directors – Powers	All powers to govern the corporation not reserved to the stockholders	Same as Alyst

Directors – Committees	Directors may establish one or more committees with the authority that the board determines	Directors may establish one or more committees with the authority that the board determines, subject to certain restrictions under the Act

Directors – Consent Action	Directors may take action by written consent of all directors, in addition to action by meeting	Same as Alyst

Director – Alternates	Not permitted	Directors may, by written instrument, appoint an alternate who need not be a director, who may attend meetings in the absence of the director and vote in the place of the directors

Directors – Appoint Officers	Directors appoint the officers of the corporation, subject to the by-laws, with such powers as they determine	Same as Alyst, subject to the Charter Documents and certain restrictions under the Act

Director – Limitation of Liability
Directors liability is limited, except for (i) breach of loyalty, (ii) act not in good faith or which involves international misconduct or a knowing violation of law, (iii) willful violation of law in respect of payment of dividend or converting shares, or (iv) actions in which director receives improper benefit

Duty to act honestly and in good faith with a view to the best interests of the company and exercise care, diligence and skill that a reasonable director would exercise in the same circumstances, taking the factual circumstances into account. No provisions in the memorandum, articles or agreement may relieve a director from the duty to act in accordance with the memorandum or articles or from personal liability arising from the management of the business or affairs of the company. Further, a director who vacates office remains liable in respect of acts or omissions that occurred while he was a director.

Provision	Alyst	CN Holdings

Director – Indemnification Insurance	Company may purchase insurance in relation to any person who is or was a director or officer of the company	Same as Alyst

Amendments to Organizational Documents
Amendments must be approved by the board of directors and by a majority of the outstanding stock entitled to vote on the amendment, and if applicable, by a majority of the outstanding stock of each class or series entitled to vote on the amendment as a class or series. By-laws may be amended by the stockholders entitled to vote at any meeting or, if so provided by the amended and restated certificate of incorporation, by the board of directors
Amendments to the Charter Documents, with certain restrictions, may be made by resolution of the shareholders or by the resolution of the board of directors

Sale of Assets	The sale of all or substantially all the assets of the company requires stockholder approval	The sale of more than 50% of the assets of the company requires shareholder approval, other than in the regular course of business

Dissenters’ Rights	Provision is made under Delaware corporate law to dissent and obtain fair value of shares in connection with certain corporate actions that require stockholder approval or consent	Provision is made under the Act to dissent and obtain fair value of shares in connection with certain corporate actions that require shareholder approval or consent

Indemnification of Officers and Directors

As indicated in the comparison of charter provisions, a director of a company formed under the laws of the British Virgin Islands is obligated to act honestly and in good faith and exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances, taking into account the factual circumstances. The Amended and Restated Memorandum and Articles of Association of CN Holdings do not relieve directors from personal liability arising from the management of the business of the company. Notwithstanding the foregoing, Section 132 of the Act provides that CN Holdings may indemnify directors against all expenses, including legal fees and judgments, fines and settlements, in respect of actions related to their employment. There are no agreements that relieve directors from personal liability. There are no provisions under the Act or the Amended and Restated Memorandum and Articles of Association of CN Holdings which provide for the indemnification of any persons other than directors. CN Holdings is permitted and intends to obtain director and officer insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, CN Holdings and Alyst have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Defenses Against Hostile Takeovers

While the following discussion summarizes the reasons for, and the operation and effects of, the principal provisions of CN Holdings’ Amended and Restated Memorandum and Articles of Association that management has identified as potentially having an anti-takeover effect, it is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to the full texts of CN Holdings’ Amended and Restated Memorandum and Articles of Association.

In general, the anti-takeover provisions of CN Holdings’ Amended and Restated Memorandum and Articles of Association are designed to minimize susceptibility to sudden acquisitions of control that have not been negotiated with and approved by CN Holdings’ board of directors. As a result, these provisions may tend to make it more difficult to remove the incumbent members of the board of directors. The provisions would not prohibit an acquisition of control of CN Holdings or a tender offer for all of CN Holdings’ shares. The provisions are designed to discourage any tender offer or other attempt to gain control of CN Holdings in a transaction that is not approved by the board of directors, by making it more difficult for a person or group to obtain control of CN Holdings in a short time and then impose its will on the remaining shareholders. However, to the extent these provisions successfully discourage the acquisition of control of CN Holdings or tender offers for all or part of CN Holdings’ shares without approval of the board of directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by shareholders to be in their best interests.

Tender offers or other non-open market acquisitions of shares will generally be made at prices above the prevailing market price of CN Holdings’ shares. In addition, acquisitions of shares by persons attempting to acquire control through market purchases may cause the market price of the shares to reach levels that are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of CN Holdings’ shares, and may thereby deprive shareholders of an opportunity to sell their shares at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those shareholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but also any attempts to acquire control that are not approved by the board of directors, whether or not shareholders deem such transactions to be in their best interest.

Shareholder Meetings

BVI law provides that shareholder meetings shall be convened by the board of directors upon the written request of shareholders holding more than 30% of the votes of the outstanding voting shares of the company. CN Holdings’ Amended and Restated Articles of Association provide that annual shareholder meetings for the election of directors may be called by the directors or by shareholders holding more than 30% of the votes of the outstanding voting shares of the company.

Directors

Number of Directors and Filling Vacancies on the Board of Directors. BVI law requires that the board of directors of a company consist of one or more members and that the number of directors shall be fixed by the company’s Articles of Association. CN Holdings’ Amended and Restated Articles of Association provide for no maximum number of directors, subject to any subsequent amendment to change the number of directors. The power to determine the number of directors is vested in the board of directors and the shareholders. The power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested in the board of directors in the interim period between annual or special meetings of members called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection. Directors may be removed by the members for cause or without cause on a vote of a majority of the shareholders passed at a meeting called for the purpose of removing the director or by written resolution or with cause by a resolution of directors passed at a meeting or by written resolution.

Election of Directors.  Under BVI law, there is no cumulative voting by shareholders for the election of the directors. The absence of cumulative voting rights effectively means that the holders of a majority of the shares voted at a shareholders meeting may, if they so choose, elect all directors of CN Holdings, thus precluding a small group of shareholders from controlling the election of one or more representatives to the board of directors.

Rights of Minority Shareholders

Under the law of the British Virgin Islands, there is statutory protection of minority shareholders under the Act. The principal protection under the Act is that shareholders may bring an action to enforce the memorandum and articles of association of the company. The Act sets forth the procedure to bring such an action. Shareholders are entitled to have the affairs of the company conducted in accordance with the general law and the company’s memorandum and articles of association. The company is obliged to hold an annual general meeting under its memorandum and articles of association and provide for the election of directors. Companies may appoint an independent auditor and shareholders may receive the audited financial statements of the company, but are not entitled to do so under the Act.

The Act has introduced a series of remedies available to members. Where a company incorporated under the new legislation conducts some activity which breaches the Act or the company’s memorandum and articles of association, the court can issue a restraining or compliance order. Members can now also bring derivative, personal and representative actions under certain circumstances. The traditional English basis for members’ remedies have also been incorporated into the Act – where a member of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may now apply to the court for an order on such conduct.

Any member of a company may apply to court for the appointment of a liquidator for the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The Act provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger; (b) a consolidation; (c) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a redemption of 10%, or fewer of the issued shares of the company required by the holders of 90%, or more of the shares of the company pursuant to the terms of the Act; and (e) an arrangement, if permitted by the court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by the company’s memorandum and articles of association.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands for BVI business corporations is limited. Under the general rule pursuant to English company law, known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (i) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority, (ii) acts that constitute fraud on the minority where the wrongdoers control the company, (iii) acts that infringe on the rights of the shareholders, such as the right to vote, and (iv) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders.

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of CN Holdings. The principal difference, as discussed elsewhere, will be the methodology and the forum for bringing such an action. It is also generally the case that the Delaware courts can exercise a wide latitude in interpretation and wide discretion in fashioning remedies in a particular case. Under English precepts of the law of minority shareholders, there is generally a more restricted approach to the enforcement of the rights through the interpretation of the law and the memorandum and articles of association.

Transfer of CN Holdings Securities Upon Death of Holder

Because CN Holdings is a BVI company, the transfer of the securities of CN Holdings, including the ordinary shares and warrants, for estate administration purposes will be governed by BVI law. This may require that the estate of a decedent security holder of CN Holdings seek to obtain a grant of probate or letters of administration from a BVI court in order to transfer the shares upon the shareholder’s death. CN Holdings has attempted to modify this requirement by inserting in its Articles of Association a provision that permits the board of directors to decide whether or not to permit decedent transfers based on estate documentation from non-BVI jurisdictions, more in accordance with U.S. practice, without any action having to be taken in the British Virgin Islands. The board of directors intends to follow this procedure. There is no assurance that this will result in an enforceable transfer. The board of directors will be fully indemnified for its actions in this regard pursuant to the Articles of Association.

Status as a Foreign Private Issuer

Upon consummation of the Redomestication Merger, CN Holdings may be a foreign private issuer within the meaning of the rules promulgated under the Securities Exchange Act of 1934, depending upon the composition of its shareholder base, location of assets and certain other factors.  As such, it would be exempt from certain provisions applicable to the U.S.-incorporated public companies including:

•	The rules requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•	The sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under such Act;

•	Provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

•
The sections of the Securities Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short swing” trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer’s equity securities within less than six months).

Therefore, CN Holdings’ stockholders may not be afforded the same protections or information generally available to investors holding shares in public companies organized in the United States.

Conclusion of Alyst’s Board of Directors

After careful consideration of all relevant factors, Alyst’s Board of Directors determined that the Redomestication Proposal is in the best interests of Alyst and its stockholders. The Board of Directors has approved and declared the Redomestication Proposal advisable and recommends that you vote or give instructions to vote ‘‘FOR’’ the Redomestication Proposal.

THE SHARE INCENTIVE PLAN PROPOSAL

On May 14, 2009, the boards of directors of each of Alyst and CN Holdings approved and adopted, subject to stockholder approval, China Networks International Holdings Ltd. 2008 Omnibus Securities and Incentive Plan (the “Share Incentive Plan”), which is substantially in the form attached as Annex H and is made a part hereof.

Up to 2,500,000 ordinary shares of CN holdings have been reserved for awards under the Share Incentive Plan to directors, officers, employees and consultants of CN Holdings or its affiliates.

A summary of the principal features of the Share Incentive Plan is provided below, but is qualified in its entirety by reference to the full text of the Share Incentive Plan, a form of which is attached to this proxy statement/prospectus as Annex H.

Awards

The Share Incentive Plan provides for the grant of distribution equivalent rights, incentive share options, non-qualified share options, performance share awards, performance unit awards, restricted share awards, share appreciation rights, tandem share appreciation rights and unrestricted share awards for an aggregate of not more than 2,500,000 shares of CN Holdings’ ordinary shares, to directors, officers, employees and consultants of CN Holdings or its affiliates. If any award expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto, if any, is again available for grant under the Share Incentive Plan. The number of ordinary shares with respect to which share options or share appreciation rights may be granted to an employee under the Share Incentive Plan in any calendar year cannot exceed 500,000.

Assuming the Redomestication Merger and Business Combination were completed, there would be approximately 10 employees, directors and consultants who would be eligible to receive awards under the Share Incentive Plan. New officers, directors, employees and consultants of CN Holdings or its affiliates would be eligible to participate in the Share Incentive Plan as well. Michael Weksel is entitled to receive an option to acquire 500,000 shares of CN Holdings under the terms of his employment agreement with China Networks Media if the Business Combination is consummated. For a discussion of Mr. Weksel's employment agreement, please see "Directors and Management—Executive Compensation."

CN Holdings does not currently have any outstanding options or any intention, agreement or obligation to issue any options outside the Share Incentive Plan.

Administration of the Share Incentive Plan

The Share Incentive Plan will be administered by CN Holdings’ compensation committee (the “Committee”). Among other things, the Committee has complete discretion, subject to the express limits of the Share Incentive Plan, to determine the employees, directors and consultants to be granted awards, the types of awards to be granted, the number of CN Holdings ordinary shares to be subject to each award, if any, the exercise price under each option, the base price of each share appreciation right, the term of each award, the vesting schedule and/or performance goals for each award that utilizes such a schedule or provides for performance goals, whether to accelerate vesting, the value of the ordinary shares, and any required withholdings. Either CN Holdings’ Board of Directors or the Committee may amend, modify or terminate any outstanding award, provided that the participant’s consent to such action is required if the action would materially and adversely affect the participant. The Committee is also authorized to construe the award agreements and may prescribe rules relating to the operation of the Share Incentive Plan.

Share Options

The Share Incentive Plan provides for the grant of share options, which may be either “incentive share options” (ISOs), which are intended to meet the requirements for special U.S. federal income tax treatment under the Code, or “nonqualified share options” (NQSOs). Options may be granted on such terms and conditions as the Committee may determine; provided, however, that the per share exercise price under an option may not be less than the fair market value of an underlying CN Holding ordinary share on the date of grant, and the term of an ISO may not exceed ten years (110% of such value and five years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of capital Share of CN Holdings or a parent or subsidiary of CN Holdings). ISOs may only be granted to employees. In addition, the aggregate fair market value of the ordinary shares underlying one or more ISOs (determined at the time of grant) which are exercisable for the first time by any one employee during any calendar year may not exceed $100,000.

Restricted Shares

A restricted share award under the Share Incentive Plan is a grant or sale of CN Holdings ordinary shares to the participant, subject to such transfer, forfeiture and/or other restrictions specified by the Committee in the award. Dividends, if any, declared by CN Holdings will be paid on the shares, even during the period of restriction.

Unrestricted Share Awards

An unrestricted share award under the Share Incentive Plan is a grant or sale of CN Holdings ordinary shares to the participant that is not subject to transfer, forfeiture or other restrictions, in consideration for past services rendered thereby to CN Holdings or an affiliate or for other valid consideration.

Performance Unit Awards

Performance unit awards under the Share Incentive Plan entitle the participant to receive a specified payment in cash upon the attainment of specified individual or company performance goals.

Performance Share Awards

Performance share awards under the Share Incentive Plan entitle the participant to receive a specified number of CN Holdings ordinary shares upon the attainment of specified individual or company performance goals.

Distribution Equivalent Right Awards

A distribution equivalent right award under the Share Incentive Plan entitles the participant to receive bookkeeping credits, cash payments and/or CN Holdings ordinary share distributions equal in amount to the distributions that would have been made to the participant had the participant held a specified number of CN Holdings ordinary shares during the period the participant held the distribution equivalent right. A distribution equivalent right may be awarded under the Share Incentive Plan as a component of another award, where, if so awarded, such distribution equivalent right will expire, terminate or be forfeited by the participant under the same conditions as under such other award.

Share Appreciation Rights (SARs)

The award of an SAR under the Share Incentive Plan entitles the participant, upon exercise, to receive an amount in cash, CN Holdings ordinary shares or a combination thereof, equal to the increase in the fair market value of the underlying CN Holdings ordinary shares between the date of grant and the date of exercise. SARs may be granted in tandem with, or independently of, options granted under the Share Incentive Plan. An SAR granted in tandem with an option under the Share Incentive Plan is granted at the same time as the related option and is exercisable only at such times, and to the extent, that the related option is exercisable and expires upon termination or exercise of the related option. In addition, the related option may be exercised only when the value of the CN Holdings ordinary shares subject to the option exceeds the exercise price under the option. An SAR that is not granted in tandem with an option is exercisable at such times as the Committee may specify.

Additional Terms

The Share Incentive Plan prohibits the issuance of an award with terms and conditions that would cause the award to be considered nonqualified deferred compensation under Section 409A of the Internal Revenue Code. Except as provided in the Share Incentive Plan, awards granted under the Share Incentive Plan are not transferable and may be exercised only by the participant or by the participant’s guardian or legal representative. Each award agreement will specify, among other things, the effect on an award of the disability, death, retirement, authorized leave of absence or other termination of employment of the participant. CN Holdings may require a participant to pay CN Holdings the amount of any required withholding in connection with the grant, vesting, exercise or disposition of an award. A participant is not considered a shareholder with respect to the CN Holdings ordinary shares underlying an award until the shares are issued to the participant.

Amendments

CN Holdings’ Board of Directors (the “Board”) may at any time terminate the Share Incentive Plan with respect to any awards that have not theretofore been granted, provided that no such termination may be effected if it would materially and adversely affect the rights of a participant with respect to any award theretofore granted without the participant’s consent. The Board may at any time amend or alter the Share Incentive Plan, provided that no change in any award theretofore granted may be made which would materially and adversely impair the rights of a participant with respect to such award without that participant’s consent.

Certain U.S. Federal Income Tax Consequences of the Share Incentive Plan

The following is a general summary of certain U.S. federal income tax consequences under current tax law to individual participants in the Share Incentive Plan who are individual citizens or residents of the United States of ISOs, NQSOs, restricted share awards, unrestricted share awards, performance unit awards, performance share awards, distribution equivalent rights awards and SARs granted pursuant to the Share Incentive Plan. It does not purport to cover all of the special rules that may apply, including special rules relating to deferred compensation, golden parachutes, participants subject to Section 16(b) of the Exchange Act and the exercise of an option with previously-acquired shares. In addition, this summary does not address the state, local or foreign income or other tax consequences inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the Share Incentive Plan or CN Holdings ordinary shares issued pursuant thereto.

A participant generally does not recognize taxable income upon the grant of a NQSO or an ISO. Upon the exercise of a NQSO, the participant generally recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price paid therefor. If the participant later sells shares acquired pursuant to the exercise of an NQSO, the participant generally recognizes a long-term or a short-term capital gain or loss, depending on the period for which the shares were held. A long-term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.

Upon the exercise of an ISO, the participant generally does not recognize taxable income. If the participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the participant, the participant generally recognizes a long-term capital gain or loss. However, if the participant disposes of such shares prior to the end of the required holding period, all or a portion of the gain is treated as ordinary income to the participant.

In addition to the tax consequences described above, a participant may be subject to the alternative minimum tax, which is payable to the extent it exceeds the participant’s regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price thereunder is a preference item for purposes of the alternative minimum tax. In addition, the participant’s basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If a participant is required to pay alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including any ISO adjustment) generally may be allowed as a credit against the participant’s regular tax liability (and, in certain cases, may be refunded to the participant) in subsequent years. To the extent the credit is not used, it is carried forward.

A participant who receives an unrestricted share award recognizes ordinary compensation income upon receipt of the award equal to the excess, if any, of the fair market value of the shares received over the amount paid by the participant for the shares, if any.

A participant who receives a restricted share award that is subject to a substantial risk of forfeiture and certain transfer restrictions generally recognizes ordinary compensation income at the time the restriction lapses in an amount equal to the excess, if any, of the fair market value of the shares at such time over the amount paid by the participant for the shares, if any. Alternatively, the participant may elect to be taxed upon receipt of the restricted shares based on the value of the shares at the time of grant. Dividends received with respect to restricted shares are generally treated as compensation, unless the participant elects to be taxed on the receipt (rather than the vesting) of the restricted shares.

A participant generally does not recognize income upon the grant of an SAR and has ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares.

A participant generally does not recognize income upon the awarding of a performance unit award, a performance share award or a distribution equivalent right award until payments are received. At such time, the participant recognizes ordinary compensation income equal to the amount of any cash payments and/or the fair market value of any CN Holdings ordinary shares so received.

Conclusion of Alyst’s Board of Directors

After careful consideration of all relevant factors, Alyst’s Board of Directors has determined unanimously that the proposal to adopt the Share Incentive Plan is in the best interests of Alyst and its stockholders. Alyst’s Board of Directors has unanimously approved and declared advisable the proposal and recommends that you vote or give instructions to vote “FOR” the proposal.

PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING
 FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES

This proposal allows Alyst’s Board of Directors to submit a proposal to adjourn or postpone the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Business Combination Proposal.

The by-laws of Alyst provide that any meeting of the stockholders may be adjourned for such periods as the presiding officer of the meeting shall direct.  However, Alyst is seeking specific approval from the stockholders to adjourn the meeting, if necessary, to a later date in the event there are not sufficient votes at the time of the Special Meeting to approve the Business Combination Proposal.  Regardless, no such adjournment may extend beyond June 29, 2009, the date by which Alyst must consummate a business combination or dissolve.

Conclusion of Alyst’s Board of Directors

After careful consideration of all relevant factors, Alyst’s Board of Directors determined that the Adjournment and Postponement Proposal of the Special Meeting for the purpose of soliciting additional proxies is in the best interests of Alyst and its stockholders. The Board of Directors has approved and declared the Adjournment and Postponement proposal advisable and recommends that you vote or give instructions to vote ‘‘FOR’’ the proposal.

INFORMATION ABOUT CHINA NETWORKS MEDIA

Overview

China Networks Media is a provider of broadcast television advertising services in the People’s Republic of China (“PRC”), operating joint-venture partnerships with PRC state-owned television broadcasters (“PRC TV Stations”) in regional areas of the country. It manages these regional businesses through a series of joint ventures and contractual arrangements to sell broadcast television advertising time slots and so-called “soft” advertising opportunities to local advertisers directly and through advertising agencies and brokers. It also assists PRC TV Stations in selling advertising time slots and “soft” advertising opportunities to national advertisers, specifically by offering multi-region campaigns to maximize value and cut costs these national advertisers would otherwise face when dealing with individual stations on a station-by-station basis. China Networks Media also provides advisory services to the PRC TV Stations to help optimize the impact that their program scheduling and content has on their key advertising demographics. As discussed below, China Networks Media believes that its distinctive business model positions it to become one of the leading companies with a growing network of regional television advertising operations in the PRC.

On a pro forma basis, giving effect to the joint venture acquisition of the advertising operations of the PRC TV stations in Kunming and Taiyuan as if they had occurred on January 1, 2007, China Networks Media had combined audited carve-out revenue for the years ending 2007 and 2008 of approximately $19 million, and $19.4 million, respectively, with net income of approximately $6.2 million and $4.5 million, respectively. As a combined entity, China Networks Media’s three-year compound annual growth rate, as measured by revenues, was 12% for 2006-2008.

China Networks Media’s strategy is to replicate this operating partnership model and seek other such JV partnership opportunities in other regions in the PRC and then introduce operating efficiencies and increase service offerings across its network of Local JV Cos. These efficiencies are expected to include reducing the costs associated with advertising delivery and designing more effective incentive structures to drive sales. In addition, China Networks Media is considering establishing strategic relationships with advertising agencies with an objective of exploiting unsold advertising inventory.

The PRC Television Advertising Industry

According to publicly-available information, China’s total advertising spend in 2007 of approximately $16 billion represented 33% of total worldwide spend, ranking fifth overall in total spend. Industry experts project that China will experience a compound annual growth rate (“CAGR”) of 17.33% from 2007 to 2010, which is nearly 4% higher than the next fastest growing advertising market among the ten largest markets, which is Brazil, and nearly triple the worldwide average of 5.97%.

China’s Advertising Spend by Category ($ million)

	2005	2006	2007	2008E	2009E	2010E
Advertising Spending: ($ million)
TV	4,670	5,311	6,187	7,826	8,452	9,128
Newspapers & Magazines	3,693	4,426	5,152	6,094	6,385	7,343
Radio	511	752	876	1,074	1,181	1,287
Outdoor	1,655	1,890	2,202	2,678	3,348	3,850
Internet	535	927	1,606	2,618	3,553	4,598
Cinema	20	22	26	29	32	37
Total	11,084	13,327	16,049	20,319	22,951	26,243

Source: Advertising Expenditure Forecasts (2008.06), ZenithOptimedia p. 51

In the television advertising sector, China has not demonstrated the same weaknesses currently affecting the United States and Western Europe, namely the trends towards personal video recorders and other time-shifting devices, migration of viewers from premium mass-audience channels to cheaper specialist channels and competition from the internet. As a result, China’s television advertising industry has grown rapidly in recent years and now comprises 38.5% of the total advertising market, representing approximately $7.8 billion in 2008, according to industry reports. China’s television advertising market has developed significantly over the last decade, and is expected to continue to grow in the coming years. By 2010, China’s television advertising spending is projected to reach US$9.1 billion according to industry reports, implying a CAGR of 13.8% from 2007 to 2010. This compares favorably to growth of 8.2% in Hong Kong, 4.9% in Korea, and 1.5% in the United States.

China Networks Media expects to benefit from the following trends underlying the PRC TV advertising industry:

•
According to the PRC National Statistics Bureau, household consumption grew by a 5-year CAGR of 10.2%, reaching RMB 8.0 trillion in 2006. This underlying dramatic expansion in consumption is expected to continue to drive growth in the advertising industry.

•
Notwithstanding this rapid recent growth, advertising spending per capita and spending as percentage of gross domestic product in China are still much lower than other countries, representing significant opportunity for further growth.

PRC Operating Structure

In order to comply with current PRC laws limiting foreign ownership in the television advertising industry, China Networks Media’s operations are conducted through direct ownership of ANT and contractual arrangements with its trustee company, Hetong and Hetong’s affiliated wholly foreign-owned enterprise (“WFOE”). China Networks Media does not have an equity interest in Hetong, but instead enjoys the economic benefits derived from Hetong through a series of contractual arrangements. Hetong is owned 100% by two PRC nationals (Trustees, Li Shuangqing and Guan Yong). Through these contractual arrangements, ANT controls Hetong, which in turn owns 50% of a joint venture advertising companies (“JV Ad Cos”) established with PRC TV Stations. The television advertising revenue earned by the JV Ad Cos is paid, however, to an equity joint venture in which ANT has a direct 50% interest (a “JV Tech Co”), which owns the assets transferred from PRC TV Stations.

ANT established a JV Tech Co under the name of Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd. (“Taiyuan JV”), with China Yellow River TV Station in Shanxi Province in June 2008; and ANT established a JV Tech Co under the name Kunming Taishi Information Cartoon Co., Ltd. (“Kunming JV”) with Kunming TV Station in Yunnan Province in July 2008.

In August 2008, Hetong (the trustee company) established two JV Ad Cos with Kunming TV Station and China Yellow River TV Station, under the respective name of Kunming Kaishi Advertising Co., Ltd. (“Kunming Ad Co.”) and Taiyuan Advertising Networks Advertising Co., Ltd. (“Taiyuan Ad Co.”). In each locale, these companies form a group comprising of one JV Tech Co and one JV Ad Co (collectively referred to as the “Local JV Cos”).

The JV Tech Cos bear 100% of the costs of selling the advertising time-slots, and are entitled to 100% of the revenues earned by the JV Ad Cos associated from such sales.

Competitive Strengths

•	Advantageous joint-venture relationship structure

The long-term nature of the exclusive joint-venture contracts (typically 20-30 years) that China Networks Media has established with the PRC TV Stations is unique in the market and compares favorably with other operating structures in that it aligns the incentives of the joint-venture partners around ensuring that a sustainable business is created that generates significant advertising revenue. This revenue is expected to be maximized through, on China Networks Media’s part, the efficient management of the operation of the advertising sales force, and on the part of the PRC TV Stations, the continued delivery of a high-quality schedule of programming that is attractive to audiences.

•	Network business model

China Networks Media’s business model is also distinctive and robust as there are significant benefits that accrue from the collaborative association of multiple regional TV stations operations – essentially, the beneficial network effects of operating a number of TV advertising businesses. These benefits include factors such as ability to share certain costs, most importantly increased effectiveness in selling to national advertisers, and also across the many businesses a certain portfolio effect is created that insulates the overall business from volatility in any one market/subsidiary operation. These network effects are expected to increase as the number of partnerships that CN is able to enter into expands.

•	China Networks Media’s opportunity to grow and scale the business and embark on more partnerships

China Networks Media has a strong opportunity to grow its network by investing in further partnerships in additional territories, and in addition, has a rich set of growth options including expanding the relationships with its partner stations to include provision of additional services. The highly fragmented nature of the TV industry in China creates significant demand for the expansion of the scale and scope of the joint-venture relationships China Networks Media can build with TV stations across the country.

•	Seasoned Management

China Networks Media has attracted a highly-experienced team with solid experience and proven track record in the TV and advertising industry in China and internationally, as well as established relationships with national and local governments, led by the CEO and Co-Chairman, Li Shuangqing, who has specific experience of establishing and building a network of advertising sales agencies handling the business of multiple regional television stations across China. This directly relevant experience is matched among the key senior managers – Zhou Chuansheng (VP Sales and Marketing), Guan Yong (VP Business Development) and Liu Rui (Head of Media Planning) – who not only have significant industry experience individually, but also have considerable experience working together as a team over many years with Mr. Li.

Strategies for Future Growth

•	Improve core business profitability in the Local JV Cos

In order to maximize advertising sales and the effectiveness of its operations, China Networks Media is in the process of implementing new incentive structures, bringing in new talent and senior managers, and significantly enhancing the skill base of the sales force in Kunming and Taiyuan through training and development programs. In addition, China Networks Media is exploring ways of reducing the costs of advertising delivery – including by utilizing new storage/transmission technologies and exploiting economies of scale – as well as leveraging its network to offer advantageous pricing for advertising customers.

•	Expanded offering across the network of partner stations

Through its consulting work for PRC TV Stations, China Networks Media goes beyond the typical means of serving advertisers and seeks to improve the quality of the programming offering and of the advertiser’s on-air promotion strategy, including by utilizing research aimed at better understanding the demographics of the audience. This may also include coordinating the acquisition of quality programming across the PRC TV Stations in its network and advising on the exploitation and promotion of successful programming produced by the local TV stations into the national TV market, and across other media platforms. By offering a higher level of value-added services to local advertisers, including media planning and creative services, China Networks Media expects to increase the volume and level of local advertiser spending and may work with PRC TV Stations to develop new offerings, such as Home Shopping, on their existing channels.

•	Expand the network to include more TV station partners

China Networks Media is actively continuing to seek new opportunities to form partnerships with additional PRC TV Stations in other regions across China using the template operating and regulatory structure established with Kunming and Taiyuan.  It is also considering establishing relationships with advertising agencies to exploit unsold ad inventory.

Television Advertising Products and Services

The China television industry has grown rapidly in recent years. The total number of available television stations increased considerably to 2,231 in 2006 from 837 in 1995, and volume of television programming increased to 2,618,034 hours in 2006 from 383,513 hours in 1995.

These channels historically operated on a four-level system established by the PRC government in 1983: central (two stations), provincial (76 stations), city (264 stations) and county (1,935 stations). As a result of the promulgation of Document No. 82 in 1999, the last category of stations – which were effectively only re-broadcasting programs from the other three levels of stations as they had no means of producing their own programming – was merged with the other three levels of stations in their regions, resulting in the current three-level system, which closely mirrors the structure of the PRC government. In 2001, the three-level system was expanded to include cable television operators and the stations also began to acquire satellite TV operations, beginning with Shenzhen City TV in 2004.

The three current levels are as follows:

•	Central Level (2) – The central level has two channels, CCTV and CETV, which broadcast 16 channels nationally.

•
Province Level (76) – The province level has 27 province stations with satellite channels that can be rebroadcast in other regions.  The province level also includes 45 education TV stations and the 4 major municipalities – Beijing, Shanghai, Tianjin and Chongqing – that have satellite channels.

•
City Level (264) – At the city level, most of the channels are broadcast only in the city areas.  However, some, such as Shenzhen and Harbin, provide a broader provincial footprint and/or have satellite channels.

China Networks Media’s focus is, in general, on partnering with city TV stations.  These PRC TV Stations then agree to, effectively, have China Networks Media run the advertising operations formerly managed directly by the PRC TV Stations.  By operating the JV Tech Cos on behalf of the PRC TV Stations, China Networks Media believes that it brings its experience in commercial best-practices to bear and provides centralized coordination and sales force services for reaching national advertisers to local advertising markets. Through its demographic reach and network of affiliations, China Networks Media is able to maximize the value of the advertising time-slots on the stations it serves and offers a compelling value proposition to PRC TV Stations, which are in themselves profitable and thriving businesses.

Kunming

Kunming City

Kunming is a prefecture-level city and the capital of Yunnan province, located in southwestern China. It is the political, economic, communications and cultural center of Yunnan.  In 2008, the gross domestic product, or GDP, of Kunming was 160.5 billion yuan and the GDP per capita was 25,826 yuan. As of December 31, 2008, the population was 6.24 million, with urban residents constituting 60.12% of the population.

Kunming TV Station

The Kunming Television Station was originally established in March 1985 and, in July 2001, merged with the Kunming Cable Television station to form the new Kunming Television Station. Kunming TV has six television channels covering five districts, eight counties and one city, in Kunming, with a combined population of approximately 6.2 million. Kunming TV’s six channels are comprised of: General Channel, Living Channel, Entertainment Channel, Economic Channel, Movies Channel and News Channel, collectively offering more than 130 hours per day of programming including drama, documentary, news and entertainment of which Kunming TV produces 7 programming hours per day in-house. The General Channel and the Movies Channel are broadcast through terrestrial and cable dual launches, while the other four channels are broadcast through cable transmission. The Kunming TV Station has comparatively higher audience ratings and markets shares in the Kunming city area. Kunming TV’s General Channel was ranked fourth and its Movies Channel was ranked seventh in audience ratings in the Kunming city area in 2007. Collectively, Kunming TV’s channels generated advertising sales revenues of approximately $14.5 million in 2008 and net income of approximately $5.2 million. Kunming TV sells advertising on all six of Kunming TV’s channels.

Top 10 TV Channels by Average Ratings in Kunming (2007)

Ranking	Channel	Rating (%)	Share (%)
1	Yunnan TV City Channel (TV2)	1.24	10.3
2	CCTV General Channel	1	8.3
3	CCTV-6	0.65	5.4
4	Kunming TV General Channel	0.63	5.2
5	CCTV-8	0.61	5.1
6	CCTV-3	0.59	4.9
7	Yunnan TV Movies Channel (TV5)	0.56	4.7
8	CCTV-5	0.37	3.1
9	Kunming TV Movies Channel	0.37	3.1
10	CCTV-2	0.35	2.9
Source: CSM Television Audience Rating Year Book 2008

General Channel

The General Channel offers many regional current affairs programming, such as local community news and discussion on hot topics, which attracts a large audience. It also offers three prime-time drama series, which attract a large audience. China Networks Media believes that more than 80% of the viewers who watch the General Channel are between 15-54 years old, with male viewers accounting for 54% of the viewers. China Networks Media also believes that the percentage of the public officers who view the channel constitute 24.4% of the viewers. The cadre, management level personnel, personnel at private enterprises, public officers, students and retirees constitute a majority of the channel’s viewers. China Networks Media believes that viewers with incomes of more than RMB 600 account for 65% of the viewers and viewers with incomes between RMB 2,001 and RMB 2,300 account for viewership as high as 63.9%.

Living Channel

The Living Channel, with its focus on, among other things, fashion, lifestyle, traveling and cooking, targets an audience mainly comprised of young viewers who enjoy the new and modern lifestyle. The Living Channel has the largest number of young viewers between 18 to 35 years old in the Kunming area.

Entertainment Channel

The Entertainment Channel broadcasts distinctive TV dramas, which appeals to a wide audience.  It broadcasts 13 classic drama series daily, which many married women who stay at home enjoy.

Economic Channel

The Economic Channel broadcasts a combination of discovery and science programs, money management programs, and movies and drama series during the day, which appeals to a wide audience. In addition, this channel has created a home shopping forum.

Movies Channel

The Movies Channel has ranked at the top, as compared to other Kunming channels in the Kunming area for many years. This channel is known for its self-produced local dialect drama series, “My Theater,” which has one of the top ratings continuously for many years in the Kunming area. In addition, “Dawn Theater”, “Action Theater”, “Your Family My Family”, “Overseas Theater” and other programs appeal to all levels of family members.

News Channel

The News Channel offers news programs which are linked together as a series. Program contents are supplementary and compatible with each other in order to attract its audience to continuously watch the news programs and to reduce the possibility of its viewers changing channels. Such arrangements have provided effective advertisement delivery among programs. China Networks Media believes that the viewers who watch the News Channel are primarily comprised of males, between 15-54 years old.

In 2007, the percentages of revenue from advertising agencies and direct clients were as follows:

Channel	Source	Percentage (%) of revenue
General Channel	Advertising Agency	94.32%
	Direct Client	5.68%
Living Channel	Advertising Agency	86.59%
	Direct Client	13.41%
Entertainment Channel	Advertising Agency	98.86%
	Direct Client	1.14%
Economic Channel	Advertising Agency	26.06%
	Direct Client	73.94%
Movies Channel	Advertising Agency	90.04%
	Direct Client	9.96%
News Channel	Advertising Agency	61.30%
	Direct Client	38.70%
Source: Kunming TV Station Management Data, 2008

The table below describes the broadcast characteristics of the six Kunming TV channels:

Channel	Broadcasting time of program (Daily)	Broadcasting time of advertisement (Daily)
General Channel	21 hrs 2 minutes	5 hrs 43 minutes
Living Channel	19 hrs 59 minutes	4 hrs 50 minutes
Entertainment Channel	19 hrs 58 minutes	3 hrs 12 minutes
Economic Channel	19 hrs 20 minutes	3 hrs 19 minutes
Movies Channel	24 hrs	4 hrs 44 minutes
News Channel	22 hrs 31 minutes	3 hrs 45 minutes
Source: Kunming TV Station Management Data, 2008

Yellow River

Taiyuan City

Taiyuan is a prefecture-level city and the capital of Shanxi province, China. In 2008, the GDP in Taiyuan was 146.81 billion yuan, and the GDP per capita was 42,378 yuan. As of December 31, 2008, the population was 3.47 million, with urban residents constituting 82% of the population.

China Yellow River TV Station

China Yellow River TV Station was established and officially approved by the State Council Information Office and the Ministry of the Radio, Film and TV in 1991. Yellow River TV Station is a professional radio and television broadcast organization which is run by the Radio and Television Bureau of Shanxi Province.  Its operation principle is to disseminate Chinese culture, introduce China to the world and facilitate China’s understanding of the world.  It has one TV Channel and one radio channel: Minsheng TV Channel and Art and Entertainment Radio Station.  Minsheng TV Channel reaches a population of approximately 30 million across Shanxi province, and its sister radio stations, Art and Entertainment Radio, reaches an approximately 20 million people. The Minsheng TV Channel is a general entertainment television channel offering a wide range of content.  The channel broadcasts programs 20 hours per day, of which it produces 2.5 hours per day in-house.  It is the only provincial terrestrial TV station, two-way cable channel covering the ground.  Its programs cover the entire Shanxi province and neighboring area, including Inner Mongolia, Shanxi, Henan and parts of Hebei, with more than 30 million potential viewers. Collectively, the Yellow River television and radio stations generated advertising sales revenues of $4.7 million in 2008 and net income of $2.8 million, of which approximately 20% of its revenues were generated from its radio channel. Yellow River TV Station sells advertising on the Minsheng TV and Art and Entertainment Radio Station.

Minsheng TV Channel

With the channel’s desire to focus on current events and politics, its program ratings have increased, and it has increased social influence and public credibility. This channel has won the highest audience rating in ground-level television, the largest number of award-winning programs, the highest-level awards, and has become the best income-generating economic channel in Shanxi province.

Art and Entertainment Radio Station

The Arts and Entertainment Radio Station was established in April 1995.  It is a general entertainment radio station offering a wide range of programs, including news, music and comedy, and is the only professional arts FM stereo radio in Shanxi province.  It draws strength from different areas, imports a number of outstanding programs from radio stations abroad, and creates programming that combine local characteristics with international trends.   It keeps the highest listening rate and daily reach rate in Shanxi province.  In 2005, it became the first broadcast medium to achieve a simultaneous live broadcast online across the province.

In 2007, the percentage of revenue from advertising agencies and direct clients were as follows:

Channel	Source	Percentage (%) of revenue
Minsheng TV Channel	Advertising Agency	58.38%
	Direct Client	41.62%
Arts and Entertainment Radio Station	Advertising Agency	27.66%
	Direct Client	72.34%

The broadcast characteristics of the Yellow River TV Channel and FM Station are as follows:

Channel	Broadcasting time of program (daily)	Broadcasting time of advertising (daily)
Minsheng TV Channel	20 hours 10 minutes	4 hours 13 minutes
Arts and Entertainment Radio	24 hours	3 hours 50 minutes
Source: China Yellow River TV Station Management Data, 2008

Media Sales

China Networks Media provides media sales services to its clients by providing them with on-air advertising opportunities that may take the form of direct advertising time slots (i.e., “commercials”) or “soft” advertising opportunities, such as in-program product placement and program sponsorship rights. Through its JV Tech Cos, China Networks Media provides its services to “national advertisers,” which China Networks Media considers to be those advertisers who seek advertising opportunities across multiple geographies in China, and to “local advertisers,” which China Networks Media considers to be advertisers who seek advertising coverage in one limited geographic area. China Networks Media services its national advertisers through its National Client Service Center, which it maintains in its principal office in Beijing.

A typical campaign for a national advertiser begins with a meeting between China Networks Media’s national sales personnel and the potential advertiser or its agency to learn more about the potential client’s business and its advertising goals. China Networks Media then proposes a media plan that includes our recommendations for specific television channels and time slots on which to place advertisements, and typically also include proposals for utilization of soft advertising opportunities.

China Networks Media’s national advertisers or their agencies purchase advertising time slots or “soft” advertising opportunities directly from the Local JV Cos. Once the client approves the advertising plan or “soft” advertising concept, China Networks Media’s National Client Service Center team negotiates the contract for the ad to appear on the particular national channel. Typically, China Networks Media’s National Client Service Center then enters into a “back-to-back contract” with the Local JV Cos team selling local advertising space and retains a commission for its services. The National Client Service Center team will coordinate with the Local JV Cos’ local operations teams to ensure that handling, review, approval and broadcast of the relevant advertising complies with the contract, as well as help the client prepare and collect the relevant legal documents, business licenses and trademark certificates that PRC TV Stations require to run an advertisement. China Networks Media then follows up the national broadcast with an individualized report to the client analyzing and evaluating the effectiveness of the advertisement. The individualized report is not a part of sales contract. The individualized report is a value-added service provided to the advertiser in addition to the broadcast of the advertisement. The effectiveness of a national advertising client’s advertisement is measured by the audience rating of the time-slot, in which the specific advertisement was broadcast. The audience rating data is provided by a mutually agreed third-party independent marketing intelligence company, such CSM Media Research. The audience rating is not subject to concurrence of or approval by the advertiser. China Networks Media does not have any substantive performance or financial obligation when the advertisement is deemed ineffective. An advertiser is not entitled to a full or partial refund or to reject (and does not have a right to a refund or to reject) the services performed to date.

Sales to local advertisers are handled in a similar fashion, although the local team typically does not liaise with the National Client Service Center team and the National Client Service Center team would not generate a report analyzing the local advertisement’s effectiveness in the local market. To date, the National Client Service Centers have not derived any income independent of the JV Cos.

Significant Customers

For the year ended December 31, 2008, two customers of the Kunming JV accounted for approximately 38% of China Networks Media’s revenues on a consolidated basis, as set out in the table below:

Customer	Contribution to Consolidated Net Revenue	Percent of Consolidated Net Revenue
Kunming Fengyun Advertisement Ltd	$3,130,020	22.0%
Yunnan Hua Nian Advertisement Ltd	$2,330,169	16.4%

Each of these customers is an advertising agency of the Kunming JV. Kunming Fengyun focuses on the local real estate market; Yunan Hua Nian focuses on the pharmaceutical industry. Additional advertising is purchased within the specific market focus for the agency’s clients, subject to available time slots, within agreed price ranges and base amount. Contracts are subject to renewal annually and contain minimum amounts of advertising time which the agencies must purchase.

Competitors and Threats of Substitution

The television advertising industry in China is intensely competitive and highly fragmented. China Networks Media finds that to successfully compete with other industry participants it relies heavily on its management and advertising sales teams to maintain an inventory of advertising time slots available for purchase, sustain competitive prices, uphold its strategic relationships with television networks and maintain its reputation within the industry. It faces significant competition in selling advertising space to advertisers and their advertising agencies, both on the national and local levels.  Its primary competitors are other media sales companies that have dedicated relationships to particular television stations and/or companies that broker timeslots from those stations. At the national level these include such companies such as SinoMedia Holding Limited, China Mass Media International Advertising Corporation, Qin Jia Yuan Media Services Company Limited and Cosmedia Group Holdings Limited. Major local competitors are other local TV stations, such as Yunnan TV station and Taiyuan TV station.  Local level competitors compete with China Networks Media for advertising sales revenue based on the desirability of time slots it offers, the television network coverage PRC TV Stations provide, the quality of services it provides its clients, and its prices. Additionally, television as an advertising medium competes with other forms of advertising media, such as radio, newspapers, magazines, the Internet, indoor or outdoor flat panel displays, billboards and public transport advertising, for overall advertising spending.  As providers of broadcast television advertising, it necessarily competes with providers of advertising over such other media for advertising revenue.

To the extent that existing local advertising sales competitors try to expand their relationships with local broadcast television providers, they also pose a threat to China Networks Media’s ability to create new joint venture relationships with additional local broadcast television stations. China Networks Media also faces competition from new entrants in the television advertising sector, including the wholly-owned foreign advertising companies that have been allowed to operate in China since December 2005. These foreign entities expose China Networks Media to increased competition from international advertising media companies that may have greater financial resources or more advantageous professional connections than it does.

PRC Corporate Structure

China Networks Media conducts substantially all of its business in the PRC through ANT, its wholly-owned subsidiary in Hong Kong, and Beijing Guangwang Hetong Advertising & Media Co., Ltd. (‘‘Hetong’’), a PRC company and a domestic variable interest entity, or (VIE). Hetong is controlled by ANT through contractual arrangements.

In order to comply with the PRC’s regulations on private investment in the television advertising industry, China Networks Media operates its business in two joint ventures with two separate local state-owned PRC TV Stations. China Networks Media’s operations are conducted through direct ownership of ANT and contractual arrangements through ANT with Hetong. China Networks Media does not have an equity interest in Hetong, but instead enjoys the economic benefits derived from Hetong through a series of contractual arrangements.

ANT and the PRC TV Stations each own 50% of the JV Tech Cos, the PRC joint ventures which hold the television assets transferred from PRC TV Stations.  Hetong owns 50% of Kunming Ad Co. and 50% of Taiyuan Ad Co., established with the PRC TV Stations.  The JV Tech Cos collect the television advertising revenue earned by the JV Ad Cos, using assets transferred from the PRC TV Stations, which own the remaining 50% of the JV Tech Cos.

Under the Framework Agreements between ANT and each of the PRC TV Stations, ANT will contribute cash to fund the JV Cos, in return for which ANT will obtain 50% of the equity in each of the JV Cos.  There is no specific provision in the current transaction documents requiring ANT to contribute further funds to the JV Cos once these capital contributions to subscribe this 50% equity have been made.

Under the contractual arrangements between the PRC TV Stations, each of the JV Cos and the Ad Cos will be responsible for soliciting advertisements for some of the PRC TV Stations’ current television and radio channels specified in the Framework Agreements, and will enter into contracts with clients for the production and publication of those advertisements in its own name. The Ad Cos will further retain the JV Cos as their exclusive technical service providers, with the JV Cos providing the Ad Cos with all technical and managerial support, consulting services and any other relevant services in exchange for service fees. These arrangements will provide a channel for transferring all of the revenue generated from the advertising business operated by the Ad Cos to the JV Cos.

Corporate Structure for China Networks Media

China Networks Media does not directly or indirectly have an equity interest in Hetong, but ANT, our wholly owned subsidiary, has entered into a series of contractual arrangements with Hetong and its shareholders. ANT will enjoy de facto management and financial control over each of the JV Cos by virtue of the corporate governance provisions in each of the JV contracts and the JV Cos’ articles of association. Under the Equity Joint Venture contracts between ANT and the PRC TV Stations and the related JV Co’s articles of association, ANT is entitled to appoint three nominee directors, out of a total of five directors, to the board (which is the highest level of authority in a JV Co) of each of the JV Cos, and also to appoint the general manager and the chief financial officer.

The respective PRC TV Station contributed capital in the form of assets and ANT contributes capital in the form of cash, reflecting their 50/50 shareholding ratio in the respective JV Tech Cos. The term of the Kunming JV Tech Co. is 20 years and the term of the China Yellow River JV Tech Co. is 30 years. The JV Cos are subject to customary termination provisions. However, either party may move to terminate if the JV Tech Co sustains significant losses for two consecutive years making it impossible to operate or if one party is unable to perform any of its material obligations under the Equity Joint Venture Contract for six or more consecutive months, each such event constituting an Event of Force Majeure. As a result of the following contractual arrangements, China Networks Media controls and is considered the primary beneficiary of Hetong and, accordingly, it consolidates Hetong’s results of operations in its financial statements. These arrangements include the following:

•
The shareholders of Hetong have jointly granted ANT an exclusive and irrevocable option to purchase all or part of their equity interests in Hetong at any time; this option may only be terminated by mutual consent or at the direction of ANT;

•
Without ANT’s consent, the shareholders of Hetong may not (i) transfer or pledge their equity interests in Hetong, (ii) receive any dividends, loan interest or other benefits from Hetong, or (iii) make any material adjustment or change to Hetong’s business or operations;

•
The shareholders of Hetong agreed to (i) accept the policies and guidelines furnished by ANT with respect to the hiring and dismissal of employees, or the operational management and financial system of Hetong, and (ii) appoint the candidates recommended by ANT as directors of Hetong;

•	Each shareholder of Hetong has appointed ANT’s designee as their attorneys-in-fact to exercise all its voting rights as shareholders of Hetong. This power of attorney is effective until 2037; and

•
Each shareholder of Hetong has pledged all of its respective equity interests in Hetong to Guangwang Tonghe Technology Consulting (Beijing) Co. Ltd. (“WFOE”), a wholly-owned subsidiary of ANT in the PRC to secure the payment obligations of Hetong under certain contractual arrangements between Hetong and WFOE. This pledge is effective until the later of the (i) date on which the last surviving of the Exclusive Service Agreements, the Loan Agreement and the Equity Option Agreement terminates and (ii) date on which all outstanding Secured Obligations are paid in full or otherwise satisfied. Each of these agreements are subject to customary termination provisions; however, the WFOE may terminate the Exclusive Services Agreement at any time upon 30 days’ notice to Hetong.

Consistent with PRC practice relating to joint ventures between domestic entities, no separate joint venture agreements have been entered into among the shareholders in the JV Ad Cos. However, Hetong, the JV Tech Cos and PRC TV Stations have entered into the following contractual arrangements that provide Hetong with the ability to control and consolidate the results of operations of the JV Ad Cos. As a result of these agreements, China Networks Media controls and consolidates the JV Tech Cos and JV Ad Cos in its financial statements.

Asset Transfer Agreement.    Pursuant to the Asset Transfer Agreement between the JV Tech Cos and the PRC TV Stations, the PRC TV Stations agree to transfer to the JV Tech Cos the assets of the PRC TV Stations in two installments which have been appraised and the JV Tech Cos are obligated to pay the full consideration to PRC TV Stations in two installments. The assets relate to the advertising business operated by the PRC TV Stations, including, but not limited to, tangible and intangible assets. Until the assets are delivered to the JV Tech Cos, PRC TV Stations should be responsible for the custody and maintenance thereof.  Following delivery of the assets, the PRC TV Stations will be entitled to continue using the assets for the purpose of the advertising business for no consideration other than liability for loss or damage. Furthermore, upon the expiration of two years from the date of establishment of the JV Tech Cos, the PRC TV Stations will continuously transfer assets to the JV Tech Cos and the JV Tech Cos shall continuously purchase such assets, provided that such purchased assets are necessary for the operational activities of the JV Tech Cos and that such purchases comply with the Asset Transfer Agreement concluded separately between the parties.

Kunming TV Station and Kunming JV entered into such Asset Transfer Agreement on August 11, 2008, under which Kunming TV Station will transfer its assets to Kunming JV, valued at RMB150 million and Kunming JV will pay the same to Kunming TV Station. China Yellow River TV Station and Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd. (“Taiyuan JV”) entered into such Asset Transfer Agreement on July 17, 2008, under which China Yellow River TV Station will transfer its assets, valued at RMB45 million, to Taiyuan JV, and the same consideration should be paid by Taiyuan JV accordingly. All governmental, statutory and other approvals required for the transfer of the assets had been obtained as of the date of the first transfer in August 2008. No further approvals are required for the remaining transfers. The Asset Transfer Agreements are subject to customary termination provisions, including material breach, force majeure, insolvency and anticipatory breach.

Exclusive Cooperation Agreement. Pursuant to the Exclusive Cooperation Agreement between the JV Tech Cos and the PRC TV Stations, the PRC TV Stations exclusively and irrevocably grant to the JV Tech Cos the right to carry out advertising operations on its channels, and to provide to the JV Tech Cos all necessary and relevant support, as well as most-favored terms for the conduct of the advertising business. The PRC TV Stations shall share their resources with the JV Tech Cos, including, but not limited to, all client’s information, such as databases. Under the terms of this agreement, the PRC TV Stations will not engage any other party in any similar cooperation. As such, the JV Tech Cos has the exclusive right to carry out advertising business on PRC TV Stations’ channels.

Kunming JV and Kunming TV Station entered into the Exclusive Cooperation Agreement on August 6, 2008, while Taiyuan JV and China Yellow River TV Station entered into an Exclusive Cooperation Agreement on July 17, 2008.

The Exclusive Cooperation Agreements can be terminated (i) by each of the JV Cos serving 30 days prior written notice; or (ii) by the non-breaching party, in the event of breach, if the breaching party has not cured the breach within 30 days of the receipt of the notice from the non-breaching party.  Further, the Exclusive Cooperation Agreement between Kunming TV Station and Kunming JV can be automatically terminated in the event that Kunming JV terminates its operation early, ceases to be lawfully established, or has its operational qualification revoked.

Exclusive Services Agreement. Pursuant to the Exclusive Services Agreement between the JV Tech Cos and the JV Ad Co, the JV Ad Co engages the JV Tech Cos to be its sole and exclusive provider of services relating to technical support for the production of advertising and the advertising consulting. At the same time, the JV Tech Cos engages the JV Ad Co to be its sole and exclusive advertising agent and grants to the JV Ad Co agency rights for all advertising under the exclusive right to carry out advertising operations, granted by the corresponding PRC TV Stations to the JV Tech Cos in accordance with the Exclusive Cooperation Agreement. Under the terms of this agreement, the JV Ad Co will pay the service fee to the JV Tech Cos as accrued, in accordance with the JV Tech Cos’ regular invoices. As such, all of the JV Ad Co’s pre-tax income (less the relevant business tax) generated during the term of this agreement and relating to the marketing of advertising and other operations will be transferred to the JV Tech Cos as the service fee. Kunming JV and Kunming Ad Co. entered into an Exclusive Services Agreement on August 6, 2008, while Taiyuan Advertising Networks Advertising Co., Ltd (“Taiyuan Ad Co.”) and Taiyuan JV entered into an Exclusive Services Agreement on July 17, 2008.

The Exclusive Services Agreements can be terminated (i) by each of the JV Cos serving a 30 days prior written notice; or in the event of breach, by the non-breaching party, if the breaching party has not cured the breach within 30 days after receipt of the notice from the non-breaching party.

Transition Arrangements

Following the execution of the foregoing agreement, China Networks Media has been engaged in the process of determining which of the employees of the PRC TV Stations must be employed by the JV Tech Cos, which are to be hired by the relevant JV Ad Co and those who will remain as employees of the relevant PRC TV Station. In addition, China Networks Media has been deploying extensive integration management software system which allows management and investors to access and analyze the Company’s operation, financial, sales, marketing and personnel data. It also has been conducting personnel integration analyses and formalizing its policies with respect to customer relations, pricing, incentivizing management and sales personnel and government relations. China Networks Media has also begun the process of transitioning the accounts receivable and establishing registered and working capital at the JV Tech Cos and JV Ad Cos to enable it to fully commence operations as joint ventures. The Company has been in the process of re-executing contracts with their clients who had signed contracts with the PRC TV Stations. In order to best understand local markets, China Networks Media’s management has been conducting extensive market research and analysis.

Facilities

China Networks Media maintains executive offices at Suite 801, Tower C, Central International Trade Center, 6A Jianguomenwai Avenue, Chaoyang District, Beijing, China. The base rental cost for this space is approximately $10,542 per month. China Networks Media considers its current office space with 400 square meters to be adequate for current operations.

China Networks Media’s Kunming JV is located at No. 198, Danxia Road, Kunming City, Yunan province. Yellow River JV is located at No. 318, Yingze Street, Taiyuan city, Shanxi Province.

Employees

As of December 31, 2008, China Networks Media had a total of 112 employees in the following entities: Beijing headquarters (10), Kunming JV and Kunming Ad Co. (72), and Yellow River JV and Taiyuan Ad Co. (30). China Networks Media offers employees competitive compensation packages and various training programs, which are intended to attract and retain qualified personnel. As required by PRC regulations, China Networks Media participates in various employee benefit plans that are organized by municipal and provincial governments, including housing, pension, medical and unemployment benefit plans. China Networks Media is required under PRC law to make contributions to the employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of employees, up to a maximum amount specified by the local government from time to time. Members of the retirement plan are entitled to a pension equal to a fixed proportion of the salary prevailing at the member’s retirement date. China Networks Media typically enters into a standard employment agreement and a confidentiality agreement with its employees and it believes its relationship with its employees is good. China Networks Media’s employees are not represented by any collective bargaining agreements or labor unions.

Governmental Regulation

China’s advertising industry is highly regulated by numerous PRC regulatory authorities. Under the direct legal authority of the State Council, the State Administration for Industry and Commerce (SAIC) is the primary regulator of advertising industry in the PRC, and maintains a qualification system by issuing business licenses with a business scope that covers advertising to qualified entities through its local bureaus. A number of industry-specific authorities work with the SAIC and/or under the SAIC’s regulatory framework to issue rules and policies relating to advertising. For example, the State Administration of Radio, Film and Television (“SARFT”) is involved in regulating TV advertising.

Regulatory Framework

In late 1987, the State Council issued the Regulations for the Administration of Advertising (Advertising Regulations, promulgated on October 26, 1987 by the State Council and effective as of December 1, 1987), which were supplemented several months later by Detailed Implementing Rules for the Regulations for the Administration of Advertising (Implementing Rules, promulgated on January 9, 1988 by the SAIC and revised on December 3, 1998, December 1, 2000, and November 30, 2004).

The Advertising Regulations and Implementing Rules established the SAIC as the governmental authority chiefly responsible for overseeing the advertising industry, and initiated a system of licensing and censorship requirements for advertising content. This legislation covers advertisements in print media, television and radio broadcasts, and films, on public posters and billboards, in vehicles, in printed materials sent through the mail, in exhibitions and product displays, and in “any other media, as well as the use of other forms to publish, broadcast, install, or post advertisements.” The Advertising Regulations and Implementing Rules also specify penalties for legal violations.

It was not until October 27, 1994 that the National People’s Congress promulgated the Advertising Law of the People’s Republic of China as Decree No. 34 and effective as of February 1, 1995. Although as a national law it takes precedence over the Advertising Regulations, the Advertising Law adopts the requirements, definitions, and penalties set forth in those regulations and the Implementing Rules. The Advertising Law thus contains the terms and definitions subsequently used throughout the existing PRC regulatory structure for advertising. In addition, the Advertising Law requires advertisers, publishers and advertising agencies to publicize their fee standards and fee collection methods. Advertising agencies are also required to issue special invoices provided by the state tax authorities when receiving payment for services rendered. Only those companies licensed to undertake advertising agency and publishing activities can obtain such invoices, which are necessary for accounting and tax purposes. Further, the Advertising Law outlines the basic requirements for advertising content published in the PRC, namely, that it must be truthful, lawful and not misleading to consumers.

Requirements for Establishing Foreign-invested Advertising Enterprises

The Rules for the Administration of Foreign-Invested Advertising Enterprises (promulgated on March 2, 2004 by the SAIC and the Ministry of Commerce) detail the application and approval procedures, and qualification requirements for advertising joint ventures and wholly-foreign owned enterprises in the PRC.

The requirements for establishing Sino-foreign advertising joint ventures include a two years or more operating history in the advertising business for each of the joint venture parties, together with records evidencing the parties’ achievements in the advertising business.

To establish a wholly foreign-owned advertising company, the foreign investor must be engaged in advertising as its primary form of business, and must have been established and operating for at least three years. Given that certain foreign investors are unable to meet the two or three years qualification requirement, the adoption of the trustee structure (as described below) is still the preferred mode of entry in this industry.

Given that China Networks Media and ANT are unable to meet the two or three years qualification requirement, it currently relies on the trustee structure with these affiliated PRC companies to establish domestic advertising companies that operate our advertising business in China.

Once ANT or any other subsidiary of China Networks Media meets the aforementioned statutory requirements on foreign direct investment within the advertising industry in the PRC, China Networks Media may, depending on the circumstances and legal requirements in effect at such time, unwind the trustee structure and adopt the form of either a wholly foreign-owned advertising company or a Sino-foreign advertising joint venture.

Regulation on Broadcasting Radio and TV Advertisements

SARFT and its local branches at the county level or above are responsible for the regulation and screening of programs for radio and TV broadcasting. This includes restrictions on the content and airtime of the broadcast of TV commercials. On September 15, 2003, SARFT promulgated the Provisional Measures on Administration of Broadcasting Radio and Television Advertisements, which provides detailed requirements for the broadcast of radio and TV advertisements, including the following:

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Radio and TV advertisements shall be clearly differentiated from other TV programs and should not be broadcasted in the form of news report. Current events and political news programs shall not carry the names of any enterprises or products. Advertisements with addresses, telephone numbers or contact information shall not be broadcasted during special reports on individuals or enterprises.

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Radio stations and TV stations shall examine the content of the advertisements and the qualifications of the enterprises involved and shall only broadcast the advertisements that have been so examined.

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Radio and TV advertisements on each channel must not exceed 20% of the total of each channel’s daily program time and must not exceed 15% of each channel’s program time per hour (i.e. nine minutes per hour) between 11:00 a.m. - 1:00 p.m. for radio programs and between 7:00 p.m. - 9:00 p.m. for TV programs.

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Advertisements shall not be broadcasted in a way that would affect completion of the programs. Except for the period between 7:00 p.m. - 9:00 p.m., advertisements can only be broadcasted once and for a maximum period of 2.5 minutes during the airing of any movie or TV drama.

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The broadcast of advertisements related to tobacco are prohibited by radio stations and TV stations. Advertisements relating to alcohol are strictly controlled in accordance with relevant PRC laws, rules and regulations. The number of alcohol advertisements cannot exceed 12 segments for each TV channel per day or exceed two segments between 7:00 p.m. - 9:00 p.m.

CHINA NETWORKS MEDIA LIMITED’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

China Networks Media, Ltd. (formerly known as China Networks Limited) was first incorporated in the Cayman Islands and registered with the Cayman Islands Registrar of Companies on March 30, 2007. China Networks Media, Ltd. (“China Networks Media”) was continued into the British Virgin Islands as a BVI Business Company under the “BVI Business Companies Act” on June 2, 2008 in anticipation of a business combination with a U.S. reporting company.

At September 30, 2008, China Networks Media had not yet commenced any operations nor generated revenue since the JV Cos were not operational as of such date.  China Networks Media began to generate revenue from the Kunming JV as of October 1, 2008 and from the China Yellow River JV as of January 1, 2009. Activity through September 30, 2008 relates to China Networks Media’s formation, private placement offering, establishment of joint ventures and contractual relationships in the People’s Republic of China (the “PRC”), and potential business combination with Alyst Acquisition Corp. as described below.  China Networks Media has selected December 31 as its fiscal year end.  China Networks Media’s business plan is dependent upon financing and the proposed business combination with Alyst Acquisition Corp. as described below.

On August 13, 2008, China Networks Media, Alyst and certain other persons, executed the Merger Agreement providing for, among other things, the Redomestication Merger and the Business Combination. China Networks Media will be the surviving corporation in the Business Combination and will become a wholly-owned subsidiary of CN Holdings.

The Business Combination will be accomplished by the merger of CN Holdings’ wholly-owned subsidiary, China Networks Merger Co., with and into China Networks Media, resulting in China Networks Media becoming a wholly-owned subsidiary of CN Holdings. The current market value of the aggregate maximum merger consideration payable to China Networks Media in the Business Combination is approximately $137,764,000, based upon the closing price of Alyst’s common stock on the NYSE Amex on May 26, 2009 of $7.80 per share.  CN Holdings will issue to China Networks Media’s shareholders aggregate merger consideration of (i) 2,880,000 CN Holdings ordinary shares (with a current market value of $22,464,000), (ii) an aggregate of $17,000,000 in cash, (iii) deferred cash payments of up to $6,000,000 and deferred share payments of up to 9,000,000 ordinary shares of CN Holdings, in each case subject to the achievement of specified financial milestones set forth in the Merger Agreement, and (iv) $22,110,000 of proceeds from the exercise of CN Holdings warrants.  The deferred cash and deferred stock consideration will be payable as follows: (x) $3,000,000 cash and 2,850,000 shares of stock upon China Networks Media achieving pro forma net income for fiscal year 2009 of greater than $20,000,000; (y) $3,000,000 cash and 3,075,000 shares of stock  upon China Networks Media achieving pro forma net income for fiscal year 2010 of greater than $30,000,000; and (z) 3,075,000 shares of stock upon China Networks Media achieving pro forma net income for fiscal year 2011 of greater than $40,000,000.

On July 21, 2008, China Networks Media entered into a purchase agreement with several accredited investors (the ‘‘Purchase Agreement’’).  Pursuant to the Purchase Agreement, it consummated a private placement of 56 units, each unit consisting of (i) a promissory note in the face amount of $499,825, bearing interest at the rate of 10% per annum (the ‘‘Note’’), and (ii) 17,500 detachable shares of the China Networks Media’s class A preferred stock (collectively, the Notes and the class A preferred stock are referred to as the ‘‘Units’’). As security for the repayment of the Notes, China Networks Media’s two shareholders, MediaInv Ltd. and Kerry Propper, collectively pledged and granted to the investors, on a pro rata basis, a first priority lien on 50.1% of the ordinary shares of China Networks Media owned by them. The proceeds of the sale and issuance of the Units were used in the following manner: (a) $13.6 million was used for initial equity contributions due from Advertising Networks Ltd. (“ANT”), a Hong Kong wholly-owned subsidiary of China Networks Media, for investment in joint ventures established with PRC TV Stations, and (b) a fee of $980,000 was paid to Chardan, as a placement fee for the financing, and (c) the remaining proceeds are being used for working capital, including payment of certain administrative, legal and accounting fees.

In connection with the transaction and pursuant to the terms of a registration rights agreement (the ‘‘Registration Rights Agreement’’), China Networks Media has agreed, and Alyst has agreed to assume the obligation, to register for resale the ordinary shares underlying the shares of class A preferred stock issued as part of the Units. China Networks Media has agreed to file with the Securities and Exchange Commission a registration statement with respect to the resale of the shares no later than the date that is 30 days after the consummation of the business combination between China Networks Media and Alyst. Such obligation will be assumed by CN Holdings.

In recent years, the PRC TV market and advertising industry have been undergoing significant regulatory and structural reforms.  Many services previously controlled by PRC state-owned enterprises have been opened to private domestic and foreign-invested enterprises since 2005.  Although the regulatory liberalization is still in developmental stages, China Networks Media considers that the environment is ripe for exploitation of these emerging opportunities and that its joint venture model will enable it to secure access to significant operations throughout the PRC.  The joint venture model enables China Networks Media to expand more rapidly since its initial financial consideration in entering such arrangements is less than the amount required were it to acquire substantially all of a target’s assets.  China Networks Media further considers that its experienced executive and management team has strong national and local government relationship throughout the PRC which will be key in facilitating the establishment of additional joint ventures.

Recent Developments

China Networks Media, through ANT, entered into a non-binding letter of intent (“LOI”), dated February 27, 2009, with Zhuhai Broadcasting and Television Station (“Zhuhai TV”), for the formation of a 50:50 joint venture.  It is expected that the general structure and terms of the framework and definitive agreements will be substantially similar to those entered into in connection with the establishment of the China Yellow River JV and the Kunming JV.  If consummated, China Networks Media would contribute cash of approximately $11 million to the joint venture.  If the transactions contemplated by the LOI are consummated, Zhuhai TV’s participation in China Networks Media’s advertising network would expand the company’s population reach to a total of approximately 38 million viewers.  The contemplated transaction is contingent on, among other things, finalizing definitive documentation and completion of an audit of Zhuhai TV’s advertising functions in accordance with US GAAP and PCAOB standards.  China Networks Media’s management is currently continuing its due diligence process.  The audit process is expected to commence before the end of June 2009 and China Networks Media expects to consummate the transactions contemplated by the LOI prior to the end of 2009.  However, there can be no assurance that definitive agreements will be executed or that the transaction will be consummated in 2009 or ever.

Carve-Out Financial Statements

“Carve-Out” financial statements for the Advertising Centers of each of Kunming TV Station and China Yellow River TV Station have been included in this proxy statement/prospectus.  These Carve-Out financial statements represent the historical financial operations of the respective Advertising Center, which China Networks Media will consolidate after consummation of the formation of the JV Cos.  As the Advertising Centers were historically operated and controlled by the respective TV stations, their financial and operating performance may not be indicative of future results that may be obtained from these assets under the JV Cos.

China Networks Media’s management team will control the JV Cos operations and may make changes to existing management, employees and properties of the Advertising Centers.  The Advertising Centers have operated under PRC state-owned enterprises, with different operational and cost structures, strategies, operating policies and regulatory reporting requirements from those of publicly listed companies.  China Networks Media expects that, under the JV Cos, the Advertising Centers will operate in a highly competitive environment, requiring improvements to financial planning and operations, sales strategy and management, disclosure procedures, staffing and internal controls.  China Networks Media further expects that it will be required to increase marketing and sales expenditures relating to these assets for branding, promotion and marketing.  For more information on expected operational changes and related expenses, see “China Networks Media revenue sources and costs and expenses – Operating Costs and Expenses” below.

Joint Ventures between Advertising Networks Ltd. (“ANT”) and the PRC TV Stations

In 2008, China Networks Media established certain equity joint ventures with the state owned PRC TV Stations. ANT established the equity joint venture, Taiyuan JV, with China Yellow River TV Station in Shanxi Province in June 2008; and established an equity joint venture, Kunming JV, with Kunming TV Station in Yunnan Province in July 2008 (Taiyuan JV and Kunming JV are collectively referred to as the “JV Tech Cos”, and China Yellow River TV Station and Kunming TV Station are collectively referred to as the “PRC TV Stations”).  ANT holds 50% equity interest in the Kunming JV and Taiyuan JV, respectively, and Kunming TV Station and China Yellow River TV Station own the remaining 50% of the respective JV Tech Cos.  Under the terms of the Kunming JV agreement, Kunming TV Station will contribute certain assets with a fair value of RMB150 million (approximately $21,900,000) and ANT will contribute an equal amount in cash.  Kunming TV Station and ANT have contributed 100% and 50%, respectively, of their obligations under this agreement at March 31, 2009. Under the terms of the Taiyuan JV agreement, China Yellow River TV Station will contribute certain assets with a fair value of RMB45 million (approximately $6,600,000) and ANT will contribute an equal amount in cash.  China Yellow River TV Station and ANT have contributed 100% and 60%, respectively, of their obligations under this agreement as of March 31, 2009.

In August 2008, Beijing Guangwang Hetong Advertising & Media Co., Ltd.(“Hetong”), the trustee company, established two domestic advertising companies with Kunming TV Station and China Yellow River TV Station, under the respective name of Kunming Kaishi Advertising Co., Ltd. (“Kunming Ad Co.”) and Taiyuan Advertising Networks Advertising Co., Ltd. (“Taiyuan Ad Co.”) (Kunming Ad Co. and Taiyuan Ad Co. are collectively referred to as the “JV Ad Cos”). Hetong is 100% owned by two PRC nationals, who are the trustees.

In order to comply with current PRC laws limiting foreign ownership in the television advertising industry, China Networks Media’s operations are conducted through direct ownership of ANT and through contractual arrangements with Hetong. China Networks Media does not have an equity interest in Hetong, but instead derives indirect economic benefits from Hetong through a series of contractual arrangements.  Through these arrangements, ANT controls Hetong, which in turn owns 50% of Kunming Ad Cos, and 50% of Taiyuan Ad Co. established with PRC TV Stations. The JV Tech Cos collect the television advertising revenue earned by the JV Ad Cos pursuant to the Exclusive Services Agreement described below, using assets transferred from PRC TV Stations to the JV Tech Cos pursuant to the Asset Transfer Agreement described below.

China Networks Media's accounts include the accounts of its joint ventures with the PRC TV Stations, the JV Tech Cos, as a result of China Networks Media’s effective control of these entities. As a result of several contractual arrangements with Hetong and its shareholders, China Networks Media controls and is considered the primary beneficiary of Hetong, and, accordingly, consolidates the accounts of Hetong in its financial statements. Hetong is a variable interest entity (“VIE”) as defined by Financial Accounting Standards Board Interpretation No. 46(R): Consolidation of Variable Interest Entities, an interpretation of ARB 51 (‘‘FIN 46R’’).

Asset Transfer Agreement.    Pursuant to the Asset Transfer Agreement entered into between each of the JV Tech Cos and the corresponding PRC TV Stations, respectively, the PRC TV Stations must transfer to the relevant JV Tech Cos the assets of the PRC TV Stations in two installments which have been appraised and the JV Tech Cos are obligated to pay the full consideration to PRC TV Stations in two installments accordingly. The assets relate to the advertising business operated by the PRC TV Stations, including, but not limited to, tangible and intangible assets. Until the assets are delivered to the JV Tech Cos, PRC TV Stations are responsible for their custody and maintenance.  Following delivery of the assets, the PRC TV Stations will be entitled to continue using the assets for the purpose of the advertising business for no consideration other than liability for loss or damage.

Kunming TV Station and Kunming JV entered into an Asset Transfer Agreement on August 11, 2008, under which Kunming TV Station will transfer certain of its assets to Kunming JV, valued at RMB150 million, and Kunming JV will pay the same to Kunming TV Station. China Yellow River TV Station and Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd. (“Taiyuan JV”) also entered into such Asset Transfer Agreement on July 17, 2008, under which China Yellow River TV Station will transfer certain of its assets, valued at RMB45 million, to Taiyuan JV, and the same consideration will be paid by Taiyuan JV. All governmental, statutory and other approvals required for the transfer of these assets were obtained as of the date of the first transfer in August 2008. As of March 31, 20098, Taiyuan JV paid China Yellow River TV Station RMB27 million (approximately $3,970,000) for purchase of program rights under this agreement. RMB75 million (approximately $10,900,000) was paid under the Kunming Asset Transfer Agreement as of March 31, 2009.

Exclusive Cooperation Agreement.    Pursuant to the Exclusive Cooperation Agreement between the JV Tech Cos and the PRC TV Stations, the PRC TV Stations have exclusively and irrevocably granted to the JV Tech Cos the right to carry out advertising operations on its channels, and to provide to the JV Tech Cos all necessary and relevant support, as well as most-favored terms for the conduct of the advertising business. The JV Tech Cos share their resources with the PRC TV Stations, including, but not limited to, all client information (e.g. databases). Under the terms of this agreement, the PRC TV Stations will not engage any other party in any similar agreements. As such, the JV Tech Cos have the exclusive right to carry out advertising business on PRC TV Stations’ channels.

Kunming JV and Kunming TV Station entered into such Exclusive Cooperation Agreement on August 6, 2008, while Taiyuan JV and China Yellow River TV Station entered into such Exclusive Cooperation agreement on July 17, 2008.

Exclusive Services Agreement.    Pursuant to the Exclusive Services Agreement between the JV Tech Cos and the JV Ad Cos, the JV Tech Cos will be the sole and exclusive provider of services to JV Ad Cos relating to technical support for the production of advertising and advertising consulting. In addition, the JV Ad Cos will be the sole and exclusive advertising agent to the JV Tech Cos and the JV tech Cos will grant to the Ad Co. agency rights for all advertising under the exclusive right to carry out advertising operations. Under the terms of the Exclusive Services Agreement, the Ad Co. will pay the service fee to the JV Tech Cos as accrued, in accordance with the JV Tech Cos’ regular invoices. As such, all of the Ad Co.’s pre-tax revenue (less the relevant business tax) generated during the term of this agreement and relating to the marketing of advertising and other operations will be transferred to the JV Tech Cos as the service fee and the JV Tech Cos’ foreign shareholder will be entitled to transfer 50% of the profit to an offshore holding company under this contractual arrangement.

Kunming JV and Kunming Ad Co. entered into an Exclusive Services Agreement on August 6, 2008, while Taiyuan Advertising Networks Advertising Co., Ltd (“Taiyuan Ad Co.”) and Taiyuan JV entered into an Exclusive Services Agreement on July 17, 2008.

China Networks Media revenue sources and costs and expenses

Revenues

Upon commencement of the JV Tech Cos’ operations, China Networks Media will earn substantially all of their revenues from advertising service income.

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Sale of advertising time-slots. Through the JV Tech Cos, China Networks Media will derive a substantial majority of its revenue from selling advertising time slots to advertising agencies and advertisers. Advertising agencies account for more than 60% of total customers, and such percentage is expected to increase gradually in the future.  Advertising customers typically pay a deposit before the relevant advertisements are broadcast, and the balance is paid monthly or immediately after broadcast. Certain key customers with good track records of payment are allowed to make payments two months after broadcast. Revenues are recognized when advertisements are actually broadcast.

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Sale of program-related advertising services. A small portion of revenues are generated from advertising opportunities relating to programs produced by the PRC TV Stations themselves. These include, without limitation, program sponsorship ‘sting’ slots, in-program product placements and other ‘soft’ advertising opportunities, as well as revenue from value-added services, such as short message service, messages relating to program content. These represented approximately 2.9%, 6.9%, 6.3%, and 5.6%, of our total gross revenues for the years ended 2005, 2006, 2007 and 2008, respectively.

Operating Costs and Expenses

Cost of Revenues.  Cost of Revenues is primarily comprised of purchased TV program costs, rental fees for equipment used in generating advertising revenue. Cost of purchasing programs is expected to increase over time as China Networks Media plans to coordinate with the PRC TV Stations to acquire a greater number of high quality programs to increase audience rate and advertisers demand.

Selling Expenses.  Selling and marketing expenses have not been significant to the operations of the PRC TV Stations because they previously functioned as a public utility in the PRC, which had not been a priority for them. China Networks Media anticipates that under its management, these expenses will increase, but not significantly, in order to ensure that the operations remain competitive. These expenses are primarily comprised of sales promotion expenses, program promotion expenses and entertainment expenses directly related to sales and marketing activities. The major cost of acquiring advertising space on other media, such as radio and newspaper, is covered through barter arrangements.

General and Administrative Expenses.  General and administrative expenses include salaries and benefits for China Networks Media’s employees, including the advertising sales force. General and administrative expenses also include costs and expenses associated with office, utilities, transportation, travel and other costs. They also include office rental and property and plant leasing. It expects general and administrative expenses to increase as it expands its sales force. In connection with China Networks Media’s transition to a public company, post-consummation of the Business Combination, it expects to incur incremental general and administrative expenses, including full-time employees related to legal, accounting and SEC reporting and other costs associated with regulatory filings, which are estimated to exceed $400,000 on an annualized basis.

Revenue and product offering trends affecting the JV Tech Cos

Currently, substantially all of the JV Tech Cos’ revenues are generated from sales of advertising time-slots. However, China Networks Media expects revenues over the next five years to increase as a result of the following:

Price increase for sales of advertising times-slots: Increased price of advertising by leveraging multi-territory network to capture additional national advertising sales, as well as improved efficiency of local advertising sales force;

Expanded advertising services: Expand full-service offer to local advertisers offering media planning and creative services, such as advertising production, which will generate additional revenues, as well as higher volumes of local advertising;

Programming: Leverage buying power to coordinate the acquisition of programming from local and international content owners to the stations in its network, as well as the development of additional channel and/or programming options, such as home shopping, improving audience size and generating additional advisory and other revenues.

Overview of historical financial information presented

China Networks Media’s operating activities from March 30, 2007 (inception date) to September 30, 2008, were limited and related to its formation, and professional fees and expenses associated with its acquisition activities. Through September 30, 2008, its historical results of operations were insignificant and not reflective of the results of operations it anticipates following the partnership operation with the JV Tech Cos. China Networks Media began to generate revenue from the Kunming JV as of October 1, 2008 and from the Yellow River JV as of January 1, 2009. As a result, the following historical results of operations and financial operations related to its recently completed joint venture with the PRC TV Stations have been provided to assist investors in evaluating the historical performance of this business, in addition to its other activities:

•	China Networks Media for the year ended December 31, 2008 compared to the year ended December 31, 2007;

•	Kunming Television Station – Advertising Center and Yellow River Television Station – Advertising Center for the year ended December 31, 2008 as compared to the year ended December 31, 2007;

•	Kunming Television Station – Advertising Center and Yellow River Television Station – Advertising Center for the year ended December 31, 2007 compared to the year ended December 31, 2006; and

•	Kunming Television Station – Advertising Center and Yellow River Television Station – Advertising Center for the year ended December 31, 2006 compared to the year ended December 31, 2005.

Significant Accounting Policies and Estimates

China Networks Media

Valuation of long-lived assets.  China Networks Media follows Statement of Financial Accounting Standard (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. China Networks Media periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

Accounts receivable. Accounts receivable are stated at the amount management expects to collect from balances outstanding at the period end.  Allowances for doubtful accounts receivable balances are recorded when circumstances indicate that collection is doubtful for particular accounts receivable or as a general reserve for all accounts receivable.  Management estimates such allowances based on historical evidence such as amounts that are subject to risk and customer credit worthiness.  Accounts receivable are written off if reasonable collection efforts are not successful.

Management periodically reviews the outstanding account balances for collectability.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Revenue recognition. China Networks Media has advertising revenue and advertisement production revenue.  Advertising revenue is generated from advertising time-slots sold to advertising agencies or advertisers to broadcast their advertisements on television or radio channels.  Advertisement production revenue is generated from service provided to advertisers in designing and producing video advertisements.  Advertisement production revenue represented less than 10% of total net sales for the year ended December 31, 2008. China Networks Media recognizes revenue on advertisement when advertisements are broadcast or when the advertisement production service is provided, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. Net sales represent the invoiced value of services, net of business tax and agency commissions.  China Networks Media is subject to business tax which is levied on majority of the Company’s sales at the rate of 5.0-5.5% on the invoiced value of services.

China Networks Media requires customers to prepay certain amounts, as determined by both parties, at the time the contracts are signed. Customer deposits are recognized into revenue when the related service is provided or advertisement is aired and all other revenue recognition criteria are met.

Cost of Revenue. China Network Media’s cost of revenue on advertising revenue includes amortization of purchased program inventory, costs to buy back certain advertising time-slots sold to agency companies which China Network Media’s advertising customers need, and cost of producing advertisements.

Property and Equipment. Property and equipment are stated at cost including the cost of improvements. Maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided on the straight-line method based on the shorter of the estimated useful lives of the assets or lease term as follows:

Leasehold improvement	3 years
Furniture, fixtures and equipment	5 years
Computer software	1 year

Income taxes. China Networks Media was originally incorporated in the Cayman Islands and subsequently reincorporated in the British Virgin Islands (“BVI”). China Networks Media is not subject to income taxes under the current laws of the Cayman Islands or BVI. PRC entities will be subject to the PRC Enterprise Income tax at the applicable rates on taxable income at the commencement of operations.

Use of estimates. The preparation of China Networks Media’s financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates relate to valuation of program rights and intangible assets, preferred stock valuation, discount on promissory notes, allowance for uncollectible accounts receivable, depreciation, useful lives of property, taxes, and contingencies. These estimates may be adjusted as more current information becomes available and any adjustment could be significant.  Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. This statement is effective for China Networks Media beginning January 1, 2009 and will change the accounting for business combinations on a prospective basis. The potential Business Combination described above will be accounted for in accordance with SFAS 141R.

In March 2008, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”), which is effective January 1, 2009. SFAS 161 requires enhanced disclosures about derivative instruments and hedging activities to allow for a better understanding of their effects on an entity’s financial position, financial performance, and cash flows. Among other things, SFAS 161 requires disclosures of the fair values of derivative instruments and associated gains and losses in a tabular formant. SFAS 161 is not currently applicable to China Networks Media since it does not have derivative instruments or hedging activity.

In May 2008, the FASB issued Statement No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles. SFAS 162 directs the hierarchy to the entity, rather than the independent auditors, as the entity is responsible for selecting accounting principles for financial statements that are presented in conformity with generally accepted accounting principles. SFAS 162 is effective 60 days following SEC approval of the Public Company Accounting Oversight Board amendments to remove the hierarchy of generally accepted accounting principles from the auditing standards. SFAS 162 is not expected to have an impact on the financial statements.

In April 2008, the FASB issued FASB Staff Position (FSP) FAS 142-3, Determination of the Useful Life of Intangible Assets, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets. This Staff Position is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. This FSP is not currently applicable to China Networks Media.

In June 2008, the FASB issued FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities. This FSP provides that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. The Company does not currently have any share-based awards that would qualify as participating securities. Therefore, application of this FSP does not have an effect on the Company's financial reporting.

In May 2008, the FASB issued FASB Staff Position (FSP) APB 14-1, Accounting for Convertible Debt That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) ("FSP 14-1"). FSP 14-1 is effective for the Company on January 1, 2009. The FSP includes guidance that convertible debt instruments that may be settled in cash upon conversion should be separated between the liability and equity components, with each component being accounted for in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest costs are recognized in subsequent periods. FSP 14-1 is not currently applicable to the Company since the Company does not have convertible debt.

On January 1, 2009, the Company adopted Emerging Issues Task Force (EITF) Issue No. 08-6, Equity Method Investment Accounting Considerations(“EITF 08-6”), which clarifies the accounting for certain transactions and impairment considerations involving equity method investments. The Company does not currently have any investments that are accounted for under the equity method. The adoption of EITF 08-6 did not have an impact on the Company’s consolidated financial statements.

On January 1, 2009, the Company adopted EITF Issue No. 08-7, Accounting for Defensive Intangible Assets. EITF 08-7 clarifies the accounting for certain separately identifiable intangible assets which an acquirer does not intend to actively use but intends to hold to prevent its competitors from obtaining access to them. EITF 08-7 requires an acquirer in a business combination to account for a defensive intangible asset as a separate unit of accounting which should be amortized to expense over the period the asset diminishes in value. The Company currently does not have any defensive intangible assets.

In April 2009, the FASB issued FSP SFAS 107-1, "Interim Disclosures about Fair Value of Financial Instruments", or FSP 107-1, which will require that the fair value disclosures required for all financial instruments within the scope of SFAS 107, "Disclosures about Fair Value of Financial Instruments", be included in interim financial statements. This FSP also requires entities to disclose the method and significant assumptions used to estimate the fair value of financial instruments on an interim and annual basis and to highlight any changes from prior periods. FSP 107-1 will be effective for interim periods ending after June 15, 2009. The Company is currently assessing the impact of the adoption of FSP 107-1 on the Company’s consolidated financial statements.

In June 2008, the FASB issued FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities. This FSP provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. China Networks Media does not currently have any share-based awards that would qualify as participating securities. Therefore, application of this FSP is not expected to have an effect on China Networks Media’s financial reporting.

In May 2008, the FASB issued FASB Staff Position (FSP) APB 14-1, Accounting for Convertible Debt That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP 14-1”). FSP 14-1 will be effective for financial statements issued for fiscal years beginning after December 15, 2008. The FSP includes guidance that convertible debt instruments that may be settled in cash upon conversion should be separated between the liability and equity components, with each component being accounted for in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest costs are recognized in subsequent periods. FSP 14-1 is not currently applicable to China Networks Media since it does not have convertible debt.

China Networks Media – Kunming Television Station – Advertising Center and Yellow River Television Station – Advertising Center

China Networks Media’s discussion and analysis of its financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles (‘‘GAAP’’) in the United States. The preparation of these financial statements requires China Networks Media to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. China Networks Media evaluates its estimates on an on-going basis based on historical experience and on various other assumptions it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

China Networks Media believes the following critical accounting policies affect its significant judgments and estimates used in the preparation of its financial statements.

Revenue Recognition.  China Networks Media typically signs standard advertising contracts with advertising clients, which require it to run the advertiser’s advertisements on the PRC TV Stations’ network for a specified period. The advertising customers typically pay a deposit before the relevant advertisements are broadcast, and the balance is paid after broadcast.  Customer deposits received prior to the broadcast of advertisements are recorded as receipts in advance and recorded as revenue upon the broadcast of advertisements.

Advertising service revenues are recognized when all four of the following criteria are met: (i) persuasive evidence of agreement exists; (ii) delivery of service has occurred; (iii) the price is both fixed and determinable; and (iv) collection of the resulting receivable is reasonably assured. Revenues are recognized when advertisements are broadcast.  Provision for discounts and estimated returns and allowances are provided for in the same period the related revenue is recorded.

China Networks Media adopted the gross presentation and present revenues gross of business tax and related surcharges. Business tax and related surcharges collectively represented approximately 8.0% of revenues and are deducted from revenues before arriving at net revenues.

Accounts Receivable.  Accounts receivable is stated net of trade discounts and allowance for doubtful accounts. China Networks Media provides an allowance for doubtful accounts based upon prior experience and management's assessment of the collectability of specific accounts. As of December 31, 2008 and 2007, China Networks Media considered all accounts receivable collectable and therefore did not record an allowance for doubtful accounts.

Sales, General and Administrative Expenses.  Historical allocation of all the expenses related to the business being carved-out has not been possible due to the fact that many expenses, incurred at the corporate level, are shared and relate to the entire company.  In these circumstances, the proportional cost allocation method has been used for allocating these shared expenses.  Management is of the opinion that the expenses allocated are not materially different from expenses that would be incurred by the business on a stand-alone basis.

Foreign Currency Translation.  China Networks Media’s functional currency is Renminbi (“RMB”); however, the reporting currency is the United States dollar.  Reported assets and liabilities of China Networks Media has been translated using the exchange rate at the balance sheet date. The average exchange rate for the period has been used to translate revenues and expenses.  Foreign currency translation differences are included as a component of Accumulated Other Comprehensive Income.

Use of Estimates.  The preparation of the combined financial information in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. These estimates are based on management's best knowledge of current events and actions that the China Networks Media may take in the future. Actual results could differ from these estimates.

Concentrations of Credit Risk.  Financial instruments of China Networks Media that potentially expose to concentrations of credit risk consist principally of accounts and others receivables.

Three Months Ended March 31, 2009 Compared to
Three Months Ended March 31, 2008

Results of Operations of China Networks Media, Limited
	For the three months ended
	March31,	March 31,
	2009	2008
	(unaudited)	(unaudited)

NET REVENUE	4,962,684	-

COST OF REVENUE	965,839	-
Gross profit	3,996,844	-

OPERATING EXPENSES
Selling expense	33,681	-
General and administrative expense	1,232,872	66,944
	1,266,553	66,944

INCOME (LOSS) FROM OPERATIONS	2,730,291	(66,944)

OTHER INCOME (EXPENSE)
Other expense	(29,243)	-
Interest expense	(1,701,109)	-
Interest income	14,587	-
Gain on extinguishment of debt	1,328,861	-
	(386,903)	-

INCOME (LOSS) BEFORE INCOME TAX	2,343,388	(66,944)

INCOME TAX	829,150	-

NET INCOME	1,514,238	(66,944)

Less: Net income attributable to the non-controlling interest	(1,416,164)	-

NET INCOME (LOSS) ATTRIBUTABLE TO SHAREHOLDERS	98,074	(66,944)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	14,573	-
COMPREHENSIVE INCOME (LOSS)	$112,647	$(66,944)

Basic earnings per common share	$0.05	$(66.94)
Diluted earnings per common share	$0.03	$(66.94)
Weighted average shares outstanding	1,900,000	1,000

Through March 31, 2008, China Networks Media’s historical results of operations were insignificant and not reflective of the results of operations it anticipates following the partnership operation with the JV Tech Cos.  China Networks Media began to generate revenue from the Kunming JV as of October 1, 2008 and from the Yellow River JV as of January 1, 2009. As a result, the three months ended March 31, 2008 results of operations of Kunming TV Station- Advertising Center and the Yellow River TV Station – Advertising Center have been provided to assist the comparison and evaluation the performance of three months ended March 31, 2009 of China Networks Media.

Net revenue.  The net revenue for the three months ended March 31, 2009 were $4,962,684, an increase of $914,951 or approximately 22.6%, as compared to the net revenue of Kunming TV Station – Advertising Center and the Yellow River TV Station – Advertising Center in the same period last year of $4,047,733. The increase is mainly due to the increase of advertising sales as China Networks Media has purchased high quality TV programs to improve the audience rating.  In the period ended March 31, 2009, the operation was managed by China Networks Media, whose business strategy and management have also helped to increase revenue during the period.

Cost of revenue.  Cost of revenue for the three months ended March 31, 2009 were $965,839, a decrease of $52,929 or 5.2%%, as compared to the cost of revenue of Kunming TV Station – Advertising Center and the Yellow River TV Station – Advertising Center in the same period last year of $1,018,768.  The decrease is attributable to increased cost control by China Networks Media.

Gross profit.  The gross profit for the three months ended March 31, 2009 was $3,996,844, an increase of $967,879 or32%, as compared to the gross profit of Kunming TV Station – Advertising Center and the Yellow River TV Station – Advertising Center in the same period last year of $3,028,965. The increase in gross profit is primarily due to an increase in revenues of $914,951 as described above combined with a decrease in cost of revenues of $52,929 as described above.

Operating expenses.  The operating expenses for the three months ended March 31, 2009 were $1,266,553, an increase of $1,199,609 from $66,944 for the three months ended March 31, 2008.  For the three months ended March 31, 2008, all operating expenses are general and administrative expenses which were related to China Networks Media’s formation.  If $372,091 of operating expenses attributable to Kunming TV Station – Advertising Center and the Yellow River TV Station – Advertising Center of three months ended March 31, 2008 been included, China Networks Media’s operating expenses for the three months ended March 31, 2008 would be $439,035, resulting in an increase of $827,518 for the three months ended March 31, 2009 compared with the same period of last year.

The significant increase was primarily attributable to an increase of quarterly professional fees in the first three months of 2009 of $436,026 relating to the business combination with Alyst.  In addition, $126,928 of amortization of intangibles were recorded as general and administrative expense for the three months ended March 31, 2009.  Expenses relating to the establishment of Hetong and WFOE totaled $147,687, also contributing to the increase in operating expenses.  China Networks Media expects that its professional fees and establishment costs will be substantially reduced in future periods.

Net income.  Income from operating for the three months ended March 31, 2009 was $2,730,291, an increase of $73,417 or 3%, from $2,656,874 for the three months ended March 31, 2008 of Kunming TV Station – Advertising Center and the Yellow River TV Station – Advertising Center.  The increase was due to increased revenue, while costs were controlled as described above.  Net income for the three months ended March 31, 2009 was $1,514,238, a decrease of increase of $1,142,636 or 43%, from $2,656,874 for the three months ended March 31, 2008 of Kunming TV Station – Advertising Center and the Yellow River TV Station – Advertising Center. The decrease was mainly attributable to $1,701,109 of interest expense paid to China Networks Media’s bridge financing investors in the first quarter 2009.  In addition, China Networks Media’s PRC entities are subject to the PRC Enterprise Income Tax at the applicable rates on taxable income since the commencement of operations of the fourth quarter 2008.

Non-controlling interest. The Non-controlling interest arises from the joint venture related operations conducted in the PRC, and does not apply to China Networks Media BVI Company and non-joint venture entities, which had net loss of $844,138 for the three months ended March 31, 2009. The trustee company, Hetong, through the joint ventures with PRC TV Stations (JV Ad Cos), generates income from the sale of television advertising spots. The trustee company is controlled by China Networks Media through a series of contractual relationships (including an exclusive service arrangement, loan agreement with the trustee and share purchase options). The 50% Non-controlling interest is determined by the application of a 50% contractual rate to income before income taxes of the joint venture entities as determined under PRC GAAP. Under the exclusive service arrangement, China Networks Media has the ability to determine the profits (if any) to be retained by Hetong through a service fee.  As such, 50% of the registered capital, results of operations and retained earnings of the JV Ad Cos is allocated to the non-controlling interest. . As a result of the foregoing, the combined Non-controlling interest differs from the 50% relationship that is applied to the joint venture operations.

	A		B	A+B=C
	For the three months ended March 31, 2009
	JV Tech Cos, JV Ad Cos, and Trustee company		CN Media BVI, ANT, and WFOE	China Networks Media, Ltd.
Net income (loss) before non-controlling interest	$2,358,376		$(844,138)	$1,514,238
Percentage of non-controlling interest	60	% *	0%
Net income attributable to the non-controlling interest	$(1,416,164)		0	$(1,416,164)

* The non-controlling interest  includes 50% of the results of operations of the both the JV Ad Cos and JV Tech Cos.  The results of operations of Hetong – trustee company do not have any non-controlling interest associated with its operations.

Year Ended
December 31, 2008 Compared to
Year Ended December 31, 2007

Results of Operations of China Networks Media, Limited

	December 31,	December 31,
	2008	2007

NET REVENUE	4,344,012	-

COST OF REVENUE	950,257	-
Gross profit	3,393,755	-

OPERATING EXPENSES
Selling expense	41,637
General and administrative expense	3,223,046	31,220
	3,264,683	31,220

INCOME (LOSS) FROM OPERATIONS	129,072	(31,220)

OTHER INCOME (EXPENSE)
Other expense	(5,723)
Interest expense	(3,027,511)
Interest income	132,180
	(2,901,054)	-

NET LOSS BEFORE INCOME TAX	(2,771,982)	(31,220)

INCOME TAX	637,691	-

NET LOSS BEFORE NON-CONTROLLING INTEREST	(3,409,673)	(31,220)

NON-CONTROLLING INTEREST	(1,127,391)	-

NET LOSS	$(4,537,064)	$(31,220)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(70,920)	-
COMPREHENSIVE LOSS	$(4,607,984)	$(31,220)

Net revenue.  As of  September 30, 2008, China Networks Media had not yet commenced any operations nor generated revenue since the JV Cos were not operational as of such date. Therefore, for the year ended December 31, 2007, China Networks had not generated any revenue. China Networks Media began to generate revenue from the Kunming JV as of October 1, 2008. The net revenue for the year ended December 31, 2008 were $4,344,012 which was contributed by Kunming JV Ad Co., from October 1, 2008 to December 31, 2008.  Net revenue does not include agency commissions and sales tax. China Networks Media expects that agency commission rates should remain relatively stable in the near term at 10-12% of the base contract amount.

Revenues in 2008 were impacted by three extraordinary events: the unexpected major snow storm which crippled parts of China in February 2008; the major earthquake in Sichuan Province in May 2008, which pre-empted a significant amount of television programming; and the Beijing Olympic Games in August 2008, with respect to which advertising time slots were subject to substantial restrictions.  Although only one of these events was foreseeable, 2008 was not considered a normal advertising year due to the pre-emption of programming and resultant impact on available advertising slots caused by these events.

China Networks Media’s management expects to impose price increases of 10-15% on advertising time-slots sold through the Kunming JV in 2009, with no planned increased in volume of time sold.  However, with respect to the Yellow River JV, the quality of programming requires improvement.  China Networks Media expects to change the program schedule and content, with the result that available advertising slots will decrease by approximately 180 minutes per day.  This decrease in volume is expected to be more than offset by a substantial price increase on advertising time-slots.

Cost of Revenue. Cost of revenue for the year ended December 31, 2008 was $950,257 which included amortization of purchased program inventory, costs to buy back certain advertising time-slots sold to agency companies which the Company’s advertising customers need, and cost of producing advertisements generated from the fourth quarter of Kunming JV. The increase in cost of revenue in 2008 was primarily due to the increase in program purchase costs.  Programming purchase costs for the PRC TV Stations have increased gradually due to the increase in production costs of drama series and the costs of copyright protection.  Increases in programming acquisition costs may continue in the near-term as the JV Cos seek to improve the quality of programming offered by the PRC TV Stations as competition becomes more intense.  China Networks Media’s management expects to establish operational and budgetary controls to ensure that the cost of revenues is in line with its overall strategic plans, including market position, without compromising its competitive advantage in its target markets.

Operating expenses. Operating expenses for the year ended December 31, 2008 were $3,264,683, an increase of $3,233,463, from $31,220 for the year ended December 31, 2007. The operating expenses of Kunming Ad Co. in the fourth quarter made major contribution. For the year ended December 31, 2007, all operating expenses are general and administrative expenses which are related to China Networks Media’s formation, private placement offering, establishment of joint ventures and contractual relationships in the PRC, and potential business combination with Alyst.

Results of Operations of the Kunming TV Station – Advertising Center and the Yellow River TV Station – Advertising Center (Note: Kunming TV Station – Advertising Center had no operations in the fourth quarter of 2008)

	Year ended December 31, 2008	Year ended December 31, 2007
	USD (Audited)	USD (Restated)

Revenue	$13,129,328	$17,715,149
Cost of Revenue	(3,564,532)	(3,572,541)
Gross Profit	9,564,796	14,142,608
Other Income	-	28,802
Selling, General and Administrative Expenses	(2,468,316)	(1,712,931)
Income before Income Taxes	7,096,480	12,458,479
Income Taxes	-	-
Net Income	$7,096,480	$12,458,479

Net revenue. The net revenue for the year ended December 31, 2008 was $13,129,328, a decrease of $4,585,821 or approximately 26%, from $17,715,149 for the year ended December 31, 2007. If the 2008 fourth quarter net revenue of the Kunming JV Cos had been included (amounting to $4,344,012), the net revenue for the year ended December 31, 2008 would have decreased $241,809 or 1.36% as compared to the year ended December 31, 2007. The decrease was mainly due to (i) the February snow storm, the May earthquake and the Beijing Olympics, all of which impacted advertising sales and (ii) Kunming TV Stations – Advertising Center had no revenue in the fourth quarter 2008, because the Kunming JV Cos taken over the advertising operation since October 1, 2008.

Cost of revenues. The cost of revenues in 2008 was $3,564,532, a decrease of $8,009 or approximately 0.2%, from $3,572,541 for the year ended December 31, 2007.  If the cost of revenue of Kunming JV Cos in the fourth quarter of 2008 had been included (amounting to $950,257), the cost of revenues for the year ended December 31, 2008 would have increased $1,950,257 or 26.4% as compared to the year ended December 31, 2007. The increase in cost of revenues was primarily attributable to an increase of $567,976 in program purchase costs and an increase of $202,942 in costs to buy back certain advertising time-slots sold to agency companies.

Gross profit. The gross profit in 2008 was $9,564,796, a decrease of $4,577,812 or 32.4%, from $14,142,608 in 2007. The gross margin was 72.9% in 2008, compared to 74.5% in 2007.  If the gross profit of the Kunming JV Cos in the fourth quarter of 2008 had been included (amounting to $3,393,755) the gross profit for the year ended December 31, 2008 would have decreased $1,183,057 or 8.37% as compared to the year ended December 31, 2007.

The decrease of gross profits was due mainly to the fact that no revenue was generated by Kunming Television Advertising Center after September 30, 2008. The significant impact on gross margin is associated with the increase in cost of revenues including the increased amount of purchased TV program costs as described above.

Selling, General and Administrative Expenses. The selling, general and administrative expenses in 2008 were $2,468,316, representing an increase of $755,385 or 44.1% from $1,712,931 in 2007. If the selling, general and administrative expenses of Kunming JV Cos in the fourth quarter of 2008 had been included (amounting to $833,465), the selling, general and administrative expenses for the year ended December 31, 2008 would have increased $1,588,850 as compared to the year ended December 31, 2007.

This increase was due mainly to an increase of approximately $405,416 in benefits and bonuses for part-time employees and salespersons as a result of a newly enacted labor law, effective on January 1, 2008, which required companies to pay for employees’ social insurance. Additionally, $543,433 of amortization expenses of intangible assets were incurred by Kunming JV Cos during the fourth quarter of 2008. Also, well-known film stars participated in promotions of drama series for the Kunming JV Cos, leading to an increase in selling expenses during the third quarter of 2008.

Net Income. Net income in 2008 was $7,096,480, a decrease of $5,361,999 or 43% from $12,458,479 in 2007. If the net income of Kunming JV Cos in the fourth quarter of 2008 had been included (amounting to $1,930,496), the net income for the year ended December 31, 2008 would have decreased $3,431,503, or 27.54% as compared to the year ended December 31, 2007.

Non-controlling interests. The Non-controlling interest arises from the joint venture related operations conducted in the PRC, and does not apply to China Networks Media BVI Company and non-joint venture entities, which had net loss of $5,177,639 for the year ended December 31, 2008. The trustee company, Hetong, through the joint ventures with PRC TV Stations (JV Ad Cos), generates income from the sale of television advertising spots. The trustee company is controlled by China Networks Media through a series of contractual relationships (including an exclusive service arrangement, loan agreement with the trustee and share purchase options). The 50% Non-controlling interest is determined by the application of a 50% contractual rate to income before income taxes of the joint venture entities as determined under PRC GAAP. Under the exclusive service arrangement, China Networks Media has the ability to determine the profits (if any) to be retained by Hetong through a service fee.  As such, 50% of the registered capital, results of operations and retained earnings of the JV Ad Cos is allocated to the non-controlling interest. As a result of the foregoing, the combined Non-controlling interest differs from the 50% relationship that is applied to the joint venture operations.

	A		B	A+B=C
	For the year ended December 31, 2008
	JV Tech Cos, JV Ad Cos, and Trustee company		CN Media BVI, ANT, and WFOE	China Networks Media, Ltd.
Net income (loss) before non-controlling interest	$1,767,966		$(5,177,639)	$(3,409,673)
Percentage of non-controlling interest	64	% *	0%
Non-controlling interest	$(1,127,391)		$0	$(1,127,391)

* The non-controlling interest  includes 50% of the results of operations of the both the JV Ad Cos and JV Tech Cos.  The results of operations of Hetong – trustee company do not have any non-controlling interest associated with its operations.

Year Ended December 31, 2007 Compared to
Year Ended December 31, 2006

Results of Operations of PRC TV Stations

Net revenue.  The net revenue for the year ended December 31, 2007 was approximately $17,715,149, an increase of $2,853,260 or approximately 19.2%, from approximately $14,861,889 for the year ended December 31, 2006.

Substantially all of the revenue is earned from advertising income, which is comprised of sales of advertising time-slots and sales of program-related advertising. In excess of 93% of revenues represent sale of advertising time-slots, which mainly contributed to the increase in revenues. The increase in revenues was primarily driven by an increase in the total advertising time-slots sold by the PRC TV Stations. The increase in the total advertising time slots sold by the PRC TV Stations resulted primarily from an increase in the number of advertising customers and an increase in the unit price of the advertising time-slots by approximately 15% compared to the year ended December 31, 2006.

Cost of revenue.   Cost of revenue for the year ended December 31, 2007 was $3,572,541, an increase of $104,726 or 3.0%, from $3,467,815 for the year ended December 31, 2006.

Cost of revenue for the year ended December 31, 2007 included purchased TV program costs of $3,856,322 and rental fees for equipment used in generating advertising revenue of $50,171.

The increase in cost of revenue was primarily attributable to an increase of approximately $621,605 or 22.5% in program purchase costs. The PRC TV Stations paid significantly more for high quality drama series due to increased competition among provincial TV stations and city TV stations, as well as the increase of production costs of drama series.

Gross profit.   The gross profit for the year ended December 31, 2007 was $14,142,608, an increase of $2,748,524 or 24.1%, from $11,394,084 for the year ended December 31, 2006. The gross margin was 79.8% for the year ended December 31, 2007 compared to 69.7% for the year ended December 31, 2006.

The increase in gross profit is primarily due to an increase in revenues of $3,835,643, as described above, combined with a modest increase in cost of revenues of $1,087,119, as described above, resulting in no significant change in gross margin for the fiscal year 2007 compared to fiscal year 2006.

Selling expenses.  The selling expenses for the year ended December 31, 2007 were $318,927, an increase of $90,338 or 39.5%, from $228,589 for the year ended December 31, 2006.

The increase was primarily attributable to increased expenses in brand promotion, marketing and offline activities in order to occupy more local advertising markets.

General and administrative expenses. General and administrative expenses for the year ended December 31, 2007 were $1,394,004, an increase of $15,328 or 1.1%, from $1,378,675 for the year ended December 31, 2006.

The slight increase was mainly due to improvements in the control of office expenses and due to the fact that the PRC TV Stations did not hire additional administrative staff.

Net income. Net income for the year ended December 31, 2007 was $12,458,479, an increase of $2,569,398 or 26.0%, from $9,889,081 for the year ended December 31, 2006. The increase in net income was due to increased revenue, while costs were controlled and expenses were maintained at a reasonable level as described above.

Year Ended December 31, 2006 Compared to
Year Ended December 31, 2005

Results of Operations

Net revenue.  The net revenue for the year ended December 31, 2006 was $14,861,889, which increased $455,638 or 3.2%, compared to $14,406,251 for the year ended December 31, 2005.

The revenues were composed of advertising time-slots and program-related advertising services. In excess of 93% of revenues represent sales of advertising time-slots.

The increase in revenues was primarily driven by an increase in the revenues from program-related advertising service. PRC TV Stations’ revenues from program-related advertising service for the year ended December 31, 2006 was $1,136,216, an increase of $688,977 or 154% compared to $447,239 for the year ended December 31, 2005. The increase was mainly due to an increase in the number of customers of program-related advertising service due to the improved quality of the programs.

Cost of revenues. Cost of revenues for the year ended December 31, 2006 was $3,467,815, an increase of $1,542,781 or 80.1%, from $1,925,034 for the year ended December 31, 2005.

Cost of revenues for the year ended December 31, 2006 included purchased TV program costs of $3,408,749 and rental fees for equipment used in generating advertising revenue of $30,701.

The dramatic increase in cost of revenues was primarily attributable to increased costs of purchased TV program of $1,546,882 which was incurred by an increase in television programs costs compared to 2006.

Gross profit. The gross profit for the year ended December 31, 2006 was $11,394,084, which decreased $1,087,133 or 9.5% compared to $12,481,217 for the year ended December 31, 2005. Gross margin decreased to 69.7% for the fiscal year 2006 from 80.4% for the fiscal year 2005. This decrease was mainly due to an increase in the cost of revenue of $1,832,388 or 95.2% in fiscal year 2006 compared with fiscal year 2005.

Selling expenses. The selling expenses for the year ended December 31, 2006 were $228,589, an increase of $74,645 or 48.5%, from $153,944 for the year ended December 31, 2005. The significant increase in the selling expenses was primarily attributable to the increased expenses of promotion and marketing activities.

General and administrative expenses. The general and administrative expenses for the year ended December 31, 2006 was $1,378,675, an increase of $156,320 or 12.8%, from $1,222,355 for the year ended December 31, 2005.

The increase in general and administrative expenses was primarily attributable to increased salaries which was mainly incurred by an increase in headcount, accounting for an increase by 7%, increased office administration fee of 5% and increased expenses in staff training and traveling of 2%.

Net income.  The net income for the year ended December 31, 2006 was $9,889,081, a decrease of $1,226,174 or 12.4%, from $11,115,255 for the year ended December 31, 2005. The decrease in net income was due primarily to the significant increase in expenses and cost, as well as a decrease in revenues as described above.

Liquidity and Capital Resources

As of March 31, 2009, China Networks Media had cash and cash equivalents in the amount of $12,941,200, of which China Networks Media (BVI), ANT and WFOE had $7,168,404, with the remaining held by the Trustee company, the JV Tech Cos and the JV Ad Cos.

Historically, China Networks Media had two shareholders who funded its operation, including advances related to its formation as well as professional fees and expenses associated with its acquisition activities. On July 21, 2008, China Networks Media completed a debt and equity bridge financing as described below to finance the initial payments for its paid-in capital to Taiyuan JV and Kunming JV.

Assuming the merger between Alyst and China Networks Media is consummated, China Networks Media will have cash and cash equivalents after payment of initial consideration due to China Networks Media security holders, and deferred underwriter and transaction fees and expenses of approximately $64.3 million, assuming no conversion and approximately $45.3 million assuming maximum conversion.

The following obligations are due under the bridge financing, the second payment for its paid-in capital to the Taiyuan JV and Kunming JV, and contingent payments to China Networks Media security holders under the Merger Agreement.

▪
Approximately $4 million (RMB27,000,000) of the second payment for the paid-in capital to the Taiyuan JV, of which approximately $1.3 million (RMB 9,000,000) was paid on January 6, 2009, and the remaining balance of approximately $2.6 million (RMB 18,000,000) is due in equal installments by June 30, 2009 and October 31, 2009;

▪	Approximately $11 million (RMB 75,000,000) of the second payment for the paid-in capital to the Kunming JV which is due by September 30, 2009;
▪	$19.11 million due immediately following exercise of Alyst’s warrants pursuant to the Merger Agreement;
▪
$14 million related to the equity bridge financing, plus accrued interest, are due 18 months from the issuance of the promissory notes and the remaining $14 million related to the equity bridge financing, plus accrued interest, are due 36 months from the issuance of the promissory notes. Interest on the bridge financing accrues at an annual rate of 10%.

▪
$3 million due by December 31, 2009 and $3 million due by December 31, 2010 pursuant to the Merger Agreement upon achievement by China Networks Media of $20 million of Pro Forma Net Income and $30 million of Pro Forma Net Income in 2009 and 2010, respectively.

China Networks Media management believes that its cash and cash equivalent balances following the merger will be sufficient to meet the working capital, capital expenditure and debt obligations associated with its current operations in both the short term and the long term, assuming both no conversion and maximum conversion, although that cannot be assured.  However, in February 2009, China Networks Media executed a non-binding letter of intent under which it would pay approximately $11 million to enter into a joint venture with Zhuhai TV Station.  Depending on the timing, payment terms and other factors which would be part of definitive documentation between the parties if the parties were to consummate the transaction (of which there can be no assurance), China Networks Media may require additional financing in the short term.  However, it is too early in the process to assess whether such financing will be required, if at all, or upon what terms. Further, China Networks Media management is pursuing additional joint venture relationships with additional television stations in the PRC.  If China Networks Media is successful in its pursuit, China Networks Media may require additional financing in the short term, the long term or both.  China Networks Media management believes there are various sources of external financing which may be available to the company, including cash which may be generated as a result of the exercise of the warrants, access to the public equity markets through a secondary offering of the company’s stock, sale of an equity interest in the company to private investors or loans received from banks and other debt investors. However, there can be no assurance that additional financing will be available on terms acceptable to China Networks Media or at all.

Following the consummation of the Business Combination, China Networks management does not expect to implement meaningful changes in the capital expenditure policies which would have a material effect on the cash flow generated at Kunming TV Station and Yellow River TV Station joint ventures.  However, management intends to implement changes in the joint venture operations by improving the stations’ purchased media quality and expanding the stations’ ad sales efforts.  The effect on cash flow from these efforts will depend on many factors, including how quickly the operational changes result in improved sales and margins.

Debt and equity bridge financing. On July 21, 2008, China Networks Media issued an aggregate of $27,990,200 in promissory notes and 980,000 class A preferred shares, with a par value of $0.0001 to 27 investors in exchange for proceeds of $28,000,000. Each share of preferred stock is convertible into one share of China Networks Media’s common stock.  The use of proceeds of the financing was as follows: (a) $13.6 million was used for initial equity contributions due from ANT for the JV Tech Cos (b) a fee of $980,000 paid to Chardan, as a placement fee for the financing, and (c) the remaining proceeds are being used for working capital, including payment of certain administrative, legal and accounting fees. The promissory notes are secured by a pledge of 50.1% of the outstanding common stock of China Networks Media.

Under the terms of the promissory notes, since the merger between Alyst and China Networks Media was not consummated by March 31, 2009, one-half of the principal outstanding plus accrued interest is due 18 months from the issuance of the promissory notes and the remaining one-half of the principal outstanding plus accrued interest is due 36 months from the issuance of the promissory notes.

China Networks Media’s management has determined that the fair value of the 980,000 class A preferred stock on the issuance date is $5.27 per share, calculated using the Black-Scholes valuation model and the following assumptions: expected life of 30 years; volatility of 25%; risk free interest rate of 0%; common stock price of China Networks Media of $5.28 per share on grant date. Using the relative fair value method, China Networks Media allocated $23,641,059 of the gross proceeds to the promissory notes and $4,358,941 to class A preferred stock.  Each share of class A preferred stock has the right to receive a cash amount equal to $7.143 plus deferred cash payments contingent upon the achievement of future net income. The face amount of the promissory notes of $27,990,200 was reduced by debt discount of $4,358,941, resulting in an initial carrying value of $23,641,059. China Networks Media estimated that the life of these promissory notes will be approximately 18 months with the expectation that the contemplated merger between China Networks Media and Alyst will be approved by the stockholders of Alyst before January, 2010. With such estimated life of the bridge loan, China Networks Media adopted the effective interest rate method to amortize the debt discount over the 18-month period and an effective monthly rate of 1.49%.

Anticipated partnership program. In the future, China Networks Media may partner with additional television networks utilizing the cash obtained from Alyst’s trust fund and other sources if available on acceptable terms.

Quantitative and Qualitative Disclosures about Market Risk

Substantially all of China Networks Media’s revenues and expenses are denominated in Renminbi, but a substantial portion of its cash is kept in U.S. dollars. Although China Networks Media believes that, in general, its exposure to foreign exchange risks should be limited, its cash flows and revenues will be affected by the foreign exchange rate between U.S. dollars and Renminbi. It is possible that the Chinese government may elect to loosen further its current controls over the extent to which the Renminbi is allowed to fluctuate in value in relation to foreign currencies.  China Networks Media’s business and the price of its ordinary shares could be negatively affected by a revaluation of the Renminbi against the U.S. dollar or by other fluctuations in prevailing Renminbi-U.S. dollar exchange rates. For example, to the extent that China Networks Media need to convert funds expected to be released from the Alyst trust account or from its debt and equity bridge financing from U.S. dollars into Renminbi for its operational or acquisition needs and should the Renminbi appreciate against the U.S. dollar at that time, its cash flows would be reduced which could materially adversely affect our business. Conversely, if China Networks Media decides to convert its Renminbi balances into U.S. dollars for the purpose of declaring dividends on its ordinary shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of China Networks Media’s earnings from its subsidiaries, including its VIE affiliates, in China would be reduced.

The following table sets forth the average buying rate for Renminbi expressed as per one U.S. dollar for the years 2004, 2005, 2006, 2007 and 2008:

Year	Renminbi Average (1)
2004	8.2768
2005	8.1826
2006	7.9579
2007	7.6172
2008	6.9623

1.	Determined by averaging the rates on the last business day of each month during the relevant period.

The following table sets forth the high and low exchange rates for Renminbi expressed as per one U.S. dollar for the periods indicated.

	Renminbi Average
Month Ended	High	Low
July 31, 2008	6.864	6.813
August 31, 2008	6.867	6.833
September 30, 2008	6.846	6.801
October 31, 2008	6.844	6.748
November 30, 2008	6.834	6.803
December 31, 2008	6.881	6.805
January 31, 2009	6.840	6.836
February 28, 2009	6.839	6.834
March 31, 2009	6.840	6.830
April 30, 2009	6.846	6.835

The value of China Networks Media’s investment will be affected by the foreign exchange rate between U.S. dollars and Renminbi.  From 1994 to July 21, 2005, the conversion of Renminbi into foreign currencies, including U.S. dollars, was based on exchange rates published by the People’s Bank of China, which was set daily based on the previous day’s interbank foreign exchange market rates in China and current exchange rates on the world financial markets. During that period, the official exchange rate for the conversion of Renminbi to U.S. dollars was generally stable. However, on July 21, 2005, as a result of the Renminbi being re-pegged to a basket of currencies, the Renminbi was revalued and appreciated against the U.S. dollar.  There can be no assurance that such exchange rate will continue to remain stable in the future.  Our investment could be negatively affected by a revaluation of the Renminbi against the U.S. dollar or by other fluctuations in prevailing Renminbi-U.S. dollar exchange rates. For example, to the extent that China Networks Media needs to convert U.S. dollars into Renminbi for its investment and should the Renminbi appreciate against the U.S. dollar at that time, its financial position and the costs of finance may be adversely affected.

INFORMATION ABOUT ALYST

Alyst’s History and Business Plans

Alyst is a blank check company formed under the laws of the State of Delaware on August 16, 2006 for the purpose of acquiring, through a merger, stock exchange, asset acquisition, reorganization or similar business combination, one or more operating businesses.  Its efforts in identifying a prospective target business are not limited to a particular industry although Alyst has initially focused its efforts on acquiring an operating business in the telecommunications industry, broadly defined.

Alyst consummated its IPO on July 5, 2007. All activity from August 16, 2006 through July 5, 2007 related to its formation and its IPO. Since July 5, 2007, Alyst’s management has actively searched for a prospective target business to acquire.  On August 13, 2008, Alyst announced it had entered into the Merger Agreement with China Networks Media and others as described under “The Business Combination Proposal – Background of the Business Combination.”

Alyst does not currently have any employees or operations.

The IPO and Trust Account.  The net funds received by Alyst in the IPO are held in a trust account and are not to be released until the earlier of the consummation of a business combination or liquidation of Alyst. However, as noted elsewhere in this proxy statement/prospectus, claims might be made against Alyst as a result of extending the period in which it may complete a business combination in order to avoid liquidation (or in other circumstances not now anticipated by Alyst). The trust account contained approximately $63,372,927 as of April 30, 2009. If the Business Combination is consummated, the trust account, reduced by amounts paid to stockholders of Alyst who do not approve the Business Combination and elect to convert their shares of common stock into their pro rata shares of net funds in it, will be released to Alyst.

Fair Market Value of Target Business.  Pursuant to Alyst’s amended and restated certificate of incorporation, the initial target business that Alyst acquires or merges with must have a fair market value equal to at least 80% of Alyst’s net assets at the time of such acquisition/merger, determined by Alyst’s Board of Directors based on standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. Alyst is not required to obtain an opinion from an investment banking firm as to fair market value if its Board of Directors independently determines that the target business has sufficient fair market value.

Limited Ability to Evaluate The Target Business’ Management.  Although Alyst closely examined the management of China Networks Media, Alyst cannot assure you that its assessment of China Networks Media’s management will prove to be correct, or that future management will have the necessary skills, qualifications or abilities to manage its business successfully. Essentially, all of China Networks Media’s current management will remain with the combined company, and will be primarily responsible for the day-to-day operations.

Stockholder Approval of Business Combination.  Provided that a quorum exists, Alyst will proceed with the Business Combination only if a majority of the shares of common stock sold in Alyst’s IPO are voted at the Special Meeting in favor of the Business Combination and holders of shares sold in Alyst’s IPO, representing less than 30% of the shares sold in the IPO and the private placement, exercise their conversion rights. The holders of Alyst common stock issued prior to its IPO have agreed to vote all of their 1,750,000 shares in accordance with the holders of a majority of the public shares voting in person or by proxy at the meeting regarding the Business Combination. The 1,750,000 shares that Alyst’s initial stockholders will vote in accordance with the holders of a majority of the public shares voting in person or by proxy at the meeting represent 17.9% of Alyst’s outstanding shares of common stock. If holders of at least 2,413,320 shares of Alyst’s common stock purchased in Alyst’s IPO (which number represents 30% or more of the shares of Alyst common stock issued in Alyst’s IPO and private placement) vote against the Business Combination and exercise their right to convert their shares for cash, the Business Combination will not be consummated.

If the Business Combination is Not Consummated.  If Alyst does not consummate the business combination with China Networks Media, it will continue to seek another target business until it is required to liquidate and dissolve pursuant to its amended and restated certificate of incorporation.  Under its charter as currently in effect, if Alyst does not acquire at least majority control of a target business by June 29, 2009, Alyst will dissolve and distribute to its public stockholders the amount in the trust account plus any remaining net assets. Following dissolution, Alyst would no longer exist as a corporation.

Conversion rights.  Each holder of public shares who votes against the Business Combination has the right to have his or her public shares converted for cash, if the Business Combination is approved and completed.

The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest, as of two business days prior to the consummation of the Business Combination, less taxes payable, divided by the number of shares issued in Alyst’s IPO and the private placement, which, as of April 30, 2009 would be approximately $7.88 per share.

An eligible stockholder may request conversion at the time the vote is taken with respect to the Business Combination, but the request will not be granted unless the stockholder votes against the Business Combination and the Business Combination is approved and completed. Any request for conversion, if made by proxy prior to the date of the Special Meeting, may be withdrawn at any time up to the date of the meeting. Funds to be distributed to stockholders who elect conversion will be distributed promptly after consummation of the Business Combination. Any stockholder who converts stock into a portion of the trust account still has the right to exercise any warrants to purchase Alyst common stock. Alyst will not complete the merger if holders of 2,413,320 or more shares of Alyst’s common stock purchased in Alyst’s IPO (which number represents 30% or more of the shares of Alyst common stock issued in Alyst’s IPO and private placement) vote against the Business Combination and exercise their conversion rights.

Competition.  If the Business Combination is completed, Alyst will become subject to competition from competitors of China Networks Media. For more information of the competition China Networks Media faces, please see the section entitled, ‘‘Information About China Networks Media – Competitors Threats of Substitution’’ elsewhere in this document.

Future Plans.  Alyst intends to become a leading company in the broadcast TV industry in the PRC. See the section entitled “The Business Combination Proposal.”

Facilities.  Alyst maintains executive offices at 233 E. 69th Street, #6J, New York, NY 10021. Alyst’s director, Michael E. Weksel, is providing this space at no charge. Although Alyst considers its current office space, together with other office space otherwise available to Alyst’s executive officers, adequate for its existing activities, Alyst anticipates that it will lease space from an unaffiliated third party if the Business Combination is approved and consummated..

Employees

Alyst has three executive officers. These individuals are not obligated to contribute any specific number of hours per week on Alyst’s affairs, and they devote only as much time as they deem necessary to Alyst’s matters. Alyst has no other employees.

Periodic Reporting and Audited Financial Statements

Alyst has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, Alyst’s annual report contains financial statements audited and reported on by Alyst’s independent accountants. If the Redomestication Merger and the Business Combination are consummated, the successor corporation, CN Holdings, will be a reporting company under the Exchange Act.  However, CN Holdings is expected to be considered a “foreign private issuer” as described under “The Redomestication Merger.”

Legal Proceedings

To the knowledge of Alyst’s management and Board of Directors, Alyst is not currently a party to any pending legal proceedings.

ALYST MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with the Company’s Consolidated Financial Statements and notes thereto contained elsewhere in this proxy statement/prospectus.

Plan of Operations

Alyst is a blank check company organized under the laws of the State of Delaware on August 16, 2006. Alyst was formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Its efforts in identifying a prospective target business are not limited to a particular industry although Alyst has initially focused its efforts on acquiring an operating business in the telecommunications industry, broadly defined.

Alyst consummated its IPO on July 5, 2007. All activity from August 16, 2006 through July 5, 2007 related to its formation and its IPO. Since July 5, 2007, Alyst’s management has actively searched for a prospective target business to acquire.  On August 13, 2008, Alyst entered into the Merger Agreement with China Networks Media and others as described under “The Business Combination Proposal – Background of the Business Combination.”

From August 16, 2006 (inception) through June 30, 2008, Alyst had net income of $1,152,620 derived from interest income of $2,428,469 offset by $323,851 of formation and operating costs, and $951,998 of income tax expense. For the fiscal year ended June 30, 2008, Alyst had net income of $1,156,536 derived from interest income of $2,426,933 offset by $319,003 of formation and operating costs, and $951,394 of income tax expense as compared to a net loss of $3,916 derived from $4,848 of formation costs and $604 of income taxes offset by $1,536 of interest income for the period from August 16, 2006 (inception) through June 30, 2007. The difference was due to the interest earned on the net proceeds received from the consummation of an IPO on July 5, 2007 and the sale of the insider warrants, and the subsequent incurrence of costs related to searching for an acquisition candidate.

From August 16, 2006 (inception) through March 31, 2009, Alyst had net income of $1,177,464 derived from interest and dividend income of $3,029,613 offset by $861,303 of formation and operating costs, and $990,846 of income tax expense. For the three and nine months ended March 31, 2009, Alyst had net (loss) income of $(73,107) and $24,844 respectively, derived from interest and dividend income of $119,927 and $601,144 respectively, offset by $234,477 and $537,452 respectively, of formation and operating costs, and $41,443 and $(38,848) respectively of income tax benefit (expense) as compared to a net income of $375,210 and $1,007,853 derived from, $139,154 and $221,567 of formation and operating costs, and $41,421 and $832,296 of income taxes offset by $555,785 and $2,061,716 of interest and dividend income for the three and nine months ended March 31, 2008, respectively. The difference was due to the decrease in the yield earned on the funds held in the trust account and additional costs incurred associated with the potential merger with China Networks.

Upon consummation of its IPO and the sale of the insider warrants, $63,154,286 of the net proceeds was deposited in trust. The remaining net proceeds of $47,878 is available to pay for business, legal and accounting due diligence on prospective acquisitions and continuing formation and operating costs. Alyst intends to utilize its cash, including the funds held in the trust account, capital stock, debt or a combination of the foregoing to effect a business combination. To the extent that its capital stock or debt securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other available cash will be used to finance the operations of the target business. At March 31, 2009, Alyst had current assets of $982,158 and current liabilities of $741,483, resulting in working capital of $240,675.

From the date of the consummation of the IPO until such time as Alyst effectuates a business combination, Alyst may draw from the interest earned on the trust account (i) up to $1,680,000 for use as working capital, and (ii) all funds necessary to meet its tax obligations. Since the IPO, Alyst has drawn from the trust account a total of $2,809,000, of which $1,342,637 was drawn to meet its tax obligations and $1,466,363 was drawn for working capital. An additional $251,733 remains in the trust account, of which $78,754 can be used for working capital and $172,979 is attributable to prepaid taxes to be applied toward future tax obligations.

Alyst believes it will have sufficient funds available to it from interest earned on the trust account to operate through the later of June 29, 2009 or the date upon which it consummates a business combination. Up to $1,680,000 of interest earned on the assets of the trust account are available to it for the payment of expenses associated with the due diligence and investigation of a target business or businesses, structuring, negotiating and documenting an initial business combination, legal, and accounting fess relating to its SEC reporting obligations and general working capital that will be used for miscellaneous expenses and reserves. Alyst does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business. However, it may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination. Alyst would only consummate such a financing simultaneously with the consummation of a business combination. As needed, additional funds are also available to it from the interest earned on the assets of the trust account to pay all of its tax obligations.

Off-Balance Sheet Arrangements

Alyst does not have any off-balance sheet arrangements.

Summarized Quarterly Data (unaudited)

The following table summarizes our quarterly results of operations:

	Quarter ended September 30, 2007		Quarter ended December 31, 2007		Quarter ended March 31, 2008		Quarter ended June 30, 2008		Quarter ended September 30, 2008		Quarter ended December 31, 2008		Quarter ended March 31, 2009
Revenue	$		$		$		$		$		$		$
Loss from operations		(41,765)		(41,599)		(139,154)		(96,485)		(135,553)		(103,891)		(234,477)
Interest income		762,841		744,043		555,785		364,264		347,520		133,697		119,927
Income (loss) before provision for income taxes		721,076		702,444		416,631		267,779		211,967		29,806		(114,550)
Provision (benefit) for income taxes		260,875		530,000		41,421		119,098		96,021		47,802		(41,443)
Net Income (loss)		460,201		172,444		375,210		148,681		115,946		(17,996)		(73,107)
Weighted average shares outstanding (basic and diluted)		7,133,561		7,381,081		7,381,081		7,381,081		7,381,081		7,381,081		7,381,081
Basic and diluted net income per share		$.06		$.02		$.05		$.02		$.02		$(.00)		$(.01)

DIRECTORS AND MANAGEMENT

Directors, Management and Key Employees Following the Redomestication Merger and the Business Combination

Upon consummation of the Redomestication Merger and the Business Combination, the board of directors and executive officers of CN Holdings shall be as follows:

Name	Age	Position
Li Shuangqing	55	Chief Executive Officer and Chairman
Michael E. Weksel	44	Chief Financial Officer and Director
Jian Ping Huang	48	Director
May Huang	41	Director
Kerry Propper	34	Director
George Kaufman	33	Director
Donald Quinby	34	Director

Mr. Li Shuangqing has been Chairman and CEO and a director of China Networks Media since May 2008.  From 2006 to 2007, Mr. Li was the Chairman of Shandong Huashi Media & Technology, a leading Electronic Program Guide provider in China.  Prior to that, he was from 2001 to 2006 the General Manager of Huicong Advertising, a leading Chinese internet and TV advertising company and Director of Advertising Department of Qilu TV Station from 1997 to 2001.  Mr. Li had various management and TV production roles with Shandong and Qilu TV Stations from 1980 to 1997.  Mr. Li completed EMBA course from Guanghua School of Management, Peking University.

Michael E. Weksel is the current chief executive officer, principal financial and accounting officer, and sole director of CN Holdings, and assumed the position of chief financial officer of China Networks Media in January 2009. Mr. Weksel will serve as Chief Financial Officer and a director of CN Holdings if the Business Combination and Redomestication Merger are approved.  Mr. Weksel has also been a member of the board of directors of Alyst since its inception and he serves as Alyst’s chief operating officer, chief financial officer and secretary. From 2000 to 2007, Mr. Weksel was a principal in Industrial Acquisitions Management, LLC, a private venture firm. From 1994 to 1999, Mr. Weksel served on the board of directors and as chief financial officer and vice president of LogistiCare which he co-founded. From 1992 to 1994, Mr. Weksel served as a managing director at Weksel, Davies & Co. Inc. In that capacity, Mr. Weksel acted as the sole executive officer at Viking Mobile Communications and as project director for the implementation of a new enterprise computing solution at The E.F. Johnson Company. Mr. Weksel also served on the board of directors of The E.F. Johnson Company. Prior to 1992, Mr. Weksel worked for three years as an associate at the merchant banking firm of Joseph, Littlejohn and Levy, Inc. Mr. Weksel currently is a director of both GovDelivery, Inc., a leading e-mail subscription management system provider, and Safe Lites, LLC, a developer of applications of electroluminescent technologies. Mr. Weksel received a B.S. from the State University of New York at Albany and an M.B.A. from Columbia University. Mr. Weksel is the son of Dr. William Weksel, the Chief Executive Officer of Alyst.

Kerry Propper has been a director of China Networks Media since May 2008.  Mr. Propper has been the owner and chief executive officer of Chardan Capital Markets LLC, a New York based broker/dealer, since July 2003. He has also been a managing director of SUJG, Inc., an investment company, since April 2005. From its inception in December 2003 until November 2005, Mr. Propper served as a member of the board of directors of each of Chardan China Acquisition Corp., Chardan North China Acquisition Corporation and Chardan South China Acquisition Corporation, each an OTC Bulletin Board listed blank check company. In November 2005, Chardan China Acquisition Corp. completed its business combination with State Harvest Holdings Ltd. and changed its name to Origin Agritech Ltd., in September 2007, Chardan North completed its business combination with Gifted Time Holdings, Limited and changed its name to HLS Systems International, Ltd. and in January 2008 Chardan South completed its business combination with Head Dragon Holdings, Limited and changed its name to A-Power Energy Generation Systems, Ltd.  Mr. Propper has continued to serve as a member of the board of directors of Origin Agritech and HLS Systems International Ltd. since their mergers. Mr. Propper also sits on the board of directors of China Cablecom Holdings, Ltd., a joint-venture provider of cable TV services in China. Mr. Propper was a founder, and from February 1999 to July 2003 owner and managing director of Windsor Capital Advisors, a full service brokerage firm also based in New York. Mr. Propper was also a founder of The Private Capital Group LLC, a small private investment firm specializing in hard money loans and convertible preferred debt and equity offerings for small companies, in May 2000 and was affiliated with it until December 2003. From July 1997 until February 1999, Mr. Propper worked at Aegis Capital Corp., a broker dealer and member firm of FINRA. Mr. Propper received his B.A. (with honors) in Economics and International Studies from Colby College and studied at the London School of Economics.

Dr. Jian Ping Huang will become an independent director of CN Holdings upon consummation of the Redomestication Merger and Business Combination.  He is the Chairman Emeritus and Chief Strategic Adviser of Jpigroup Inc., a company he founded in 1988.  Under Dr. Huang’s advisory guidance, Jpigroup has become one of China's major private investment and development companies that has invested and advised in the areas of manufacturing, human capital development, technologies and financial services.  From 1985 and prior to founding Jpigroup, Dr. Huang worked for the Government of China in the former Ministry of Foreign Economic Relations and Trade and during this time, he was very active and instrumental in helping formulate some of China's first open door strategies and reform plans, especially in the area of international investment and trade.  Dr. Huang holds a Ph.D. in economics from the University of International Business and Economics in Beijing, where he now concurrently holds a Professorship in Finance.  Dr. Huang is a director of Golden Green Enterprises, Ltd., and a member of that company’s audit committee.

Ms. May Huang will become an independent director of CN Holdings upon consummation of the Redomestication Merger and Business Combination.  Ms. Huang has been the Chief Operating Officer of Jpigroup Inc. since 2006. She is responsible for coordinating the business activities and objectives of Jpigroup’s two major divisions: investment banking services and principal investments. Jpigroup is one of China’s major private investment and development companies that has invested and advised in the areas of manufacturing, human capital development, technologies and financial services. Before 2006, Ms. Huang was Jpigroup’s Chief Financial Officer. Ms. Huang holds a Bachelor’s degree in economics from Sun Yatsen University at Zhongshan.  Ms. Huang is the sister of Dr. Huang.

Mr. George B. Kaufman will become a director of CN Holdings upon consummation of the Redomistication Merger and Business Combination.  Mr. Kaufman has served as the Vice President of Investment Banking for Chardan Capital Markets LLC, a New York based broker/dealer, since January 2006 and served as an Investment Banking Associate for Chardan from November 2004, when he joined the firm, to December 2005.  As one of the seven original members of Chardan, Mr. Kaufman established the investment banking, brokerage and marketing protocols and standards.  He has extensive experience with operating and development stage companies, particularly those in the China and Greater Asian region, having lead and/or managed over 30 public and private transactions.  In addition, Mr. Kaufman founded Detroit Coffee Company, a national roaster, wholesaler and retail distributor of high-end specialty coffees, in January 2002 and currently serves as its chief executive officer.  Mr. Kaufman received a Bachelor of Arts degree in Economics from The University of Vermont in 1999.

Mr. Donald Quinby will become an independent director of CN Holdings upon consummation of the Redomistication Merger and Business Combination.  Mr. Quinby has served as the lead business analyst for North Venture Partners, a boutique advisory firm for early stage ventures, serving both entrepreneurs and investors, since December 2008.  Prior to joining North Venture Partners, Mr. Quinby served as a Director with KPMG LLP’s Transaction Services practice in San Francisco, CA, from June 2004 to November 2008.  At KPMG, Mr. Quinby worked on over 50 transactions and his primary responsibility was leading financial and accounting due diligence efforts on potential acquisitions and investment opportunities for various corporate and private equity clients.  From April 2003 to June 2004, Mr. Quinby performed financial and corporate governance analysis on equity investments of the California Public Employees Retirement System (CalPERS).  Mr. Quinby received a Masters of Business Administration in Finance from the Graduate School of Management at the University of California, Davis in 2004 and a Bachelor of Arts degree in International Studies from Colby College in 1997.  Mr. Quinby is also a CFA charter holder.

Alyst’s board of directors is currently divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. Upon consummation of the Business Combination, this classified board feature will continue under CN Holdings’ charter until altered by the board or the shareholders.

Key Employees

Key employees at China Networks Media that are expected to continue in their positions following consummation of the Business Combination are as follows:

Wu Ying has been Chief Operating Officer of China Networks Media since November 2008. From 2007 to 2008, Ms. Wu was the chief executive officer of Globereel.com, an online video website for global travel information in China. Prior to that, she was the executive director and chief operation officer of HC International, Inc, a leading cross-media business information provider in China, listed on the Hong Kong Stock Exchange for more than ten years. Ms. Wu graduated from Peking University Guanghua School of Management in 2000 for Executive MBA program.

Guan Yong has served as Vice President, Business Development since 2007. From 2006 to 2007, she was the director of greater China sales department of Zhuhai Cosmedia, a division of Hong Kong Cosmedia Holding Ltd., a London AIM listed company, focusing on developing and implementing a multi-platform advertising and distribution network in mainland China and Hong Kong. From 2004 to 2006, she served as the director of advertising department of economy & life channel in Henan TV Station. From 2000 to 2004, she was the key account manager of Huicong Advertising. From 1995 to 2000, she was the manager of east China region of Shandong Qilu TV Station Advertising Department. Prior to that, Ms. Guan worked with Shandong Linyi TV Station from 1988 to 1995.

Zhou Chuansheng has been Vice President, Sales and Marketing since 2007. He is currently assisting the Yellow River JV in its marketing and sales initiatives. From 2006 to 2007, he served as general manager of Shandong Huashi Media & Technology, a leading electronic program guide provider in China. Prior to that, Mr. Zhou was the general manager of Jinan Huamei Media Advertising. From 2001 to 2003, he held the same position in Huamei Media Advertising Zhengzhou Branch.

Liu Rui has been Head of Media Planning since 2007.  Mr. Liu also serves as director of strategy at Daqi, a web 2.0 site, a position he has held since 2006.  From 2002 to 2006, Mr. Liu was vice-president of Huamei Media, a subsidiary of Huicong Advertising, specializing in advertising sales and planning.  From 1998 to 2002, Mr. Liu worked with Sichuan Gaoyang Advertising as a media buyer and data analyst for SCTV, CDTV and CQTV.  From 1996 to 1998, Mr. Liu worked for the Institute of Classics, Sichuan University, editing classical literature.

None of the above members of the China Networks Media management team has worked with either Kunming TV Station or Yellow River TV Station prior to the formation of the JV Cos. The former Kunming TV Station Advertising Center’s general manager, Ms. Feng Ying, served as the Kunming JV’s general manager since the formation of the JV Co. She worked with the Kunming TV Station since 1993, and served as its Advertising Center’s general manager for more than 10 years.  Ms. Ying has a strong understanding of the needs of the local market and its customers.

Director Independence

The NYSE Amex requires that a majority of the board of directors be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Alyst

Robert A. Schriesheim, Matthew Botwin and Stephen J. DeGroat are Alyst’s independent directors, constituting a majority of its board.  Alyst’s independent directors have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms not less favorable to Alyst than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of the independent and disinterested directors.

CN Holdings

Upon consummation of the Business Combination, Dr. J.P. Huang, May Huang and Donald Quinby will be independent directors of CN Holdings under NYSE Amex rules. CN Holdings’ independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to CN Holdings than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of its independent and disinterested directors.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, no executive officer of Alyst or CN Holdings has received compensation, and no officer of either company has participated in deliberations of the respective Board of Directors concerning executive officer compensation.

Meetings and Committees of the Board of Directors of Alyst and CN Holdings

Alyst does not have any formal policy regarding director attendance at annual stockholder meetings. Following consummation of the Business Combination, CN Holdings expects to schedule its annual meetings so that its directors can attend. In addition, CN Holdings expects its directors to attend all Board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Audit Committee

Alyst

Alyst has established an audit committee of the board of directors, which consists of Matthew Botwin, as chairman and Robert A. Schriesheim. It has determined that each of these individuals is an independent director under the NYSE Amex listing standards. The audit committee’s duties, which are specified in Alyst’s Audit Committee Charter, include, but are not limited to:

•
reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in the Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by Alyst’s independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•
establishing procedures for the receipt, retention and treatment of complaints received by Alyst regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

CN Holdings

Upon consummation of the Business Combination, the Audit Committee of CN Holdings will be comprised of Dr. J.P. Huang, Donald Quinby and May Huang, each of which is an independent director.  The Audit Committee’s duties will be specified in its charter and such duties are expected to be equivalent to those of Alyst’s Audit Committee.

Financial Experts on Audit Committee

The audit committee is at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the NYSE Amex listing standards. The NYSE Amex listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, post-combination, CN Holdings must certify to the NYSE Amex that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. CN Holdings expects that May Huang will satisfy such definition and will also qualify as an “audit committee financial expert,” as defined under rules and regulations of the SEC. The Alyst board of directors has determined that Robert A. Schriesheim satisfies the NYSE Amex definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Alyst’s Principal Accountant

The firm of Marcum & Kliegman LLP (‘‘Marcum & Kliegman”) has served as Alyst’s principal accountant since its formation on August 16, 2006. The following is a summary of fees paid or to be paid to Marcum & Kliegman for services rendered to Alyst for the last two fiscal years.

Audit Fees

During the year ended June 30, 2008, Alyst paid its principal accountants $39,000 for the services they performed in connection with Alyst’s Registration Statement on Form S-1 related to its IPO, including the financial statements included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2007, and $47,000 in connection with its June 30, 2007 Annual Audit on Form 10-KSB and the review of its Quarterly Reports on Form 10-QSB. The fee for the audit of the financial statements included in the Annual Report on Form 10-KSB for the fiscal year ended June 30, 2008 was $30,000. The aggregate of such fees is $116,000.

Audit-Related Fees

Alyst did not receive audit-related services that are not reported as Audit Fees for the year ended June 30, 2008.

Tax Fees

During fiscal 2008, Alyst’s principal accountant rendered services to it for tax compliance, tax advice and tax planning in the amount of $3,600.

All Other Fees

During fiscal 2008, there were no fees billed for products and services provided by the principal accountant other than those set forth above.

Audit Committee Approval

Since Alyst’s Audit Committee was not formed until July 2007, it did not pre-approve all of the foregoing services.  Services rendered prior to the formation of the Audit Committee were approved by Alyst’s board of directors.  However, in accordance with Section 10A(i) of the Exchange Act, before Alyst or CN Holdings engages an independent accountant to render audit or non-audit services on a going-forward basis, the engagement will be approved by the respective audit committee.

Nominating Committee Information

Alyst

Alyst established a nominating committee of the board of directors, which  consists of Stephen J. DeGroat, and Matthew Botwin, each of whom is an independent director under the NYSE Amex’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•
should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The Nominating Committee does not distinguish among nominees recommended by shareholders and other persons and will consider persons identified by its members, management, stockholders, investment bankers and others. Other than the timing requirements of its by-laws described under ‘‘Description of CN Holdings' Securities Following the Business Combination,’’ Alyst does not have any restrictions on stockholder nominations under its amended and restated certificate of incorporation or by-laws. The only restrictions are those applicable generally under Delaware corporate law and the federal proxy rules. Currently, the board will consider suggestions from individual stockholders, subject to evaluation of the person’s merits. Stockholders may communicate nominee suggestions directly to the board, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent to being considered for nomination. Although there are no formal criteria for nominees, Alyst’s Board believes that persons should be actively engaged in business endeavors, have a financial background, and be familiar with acquisition strategies and money management.

CN Holdings

CN Holdings will establish a Nominating and Corporate Governance Committee following consummation of the Business Combination in accordance with the rules of NYSE Amex.  Dr. Huang and Donald Quinby are expected to comprise the Nominating and Corporate Governance Committee.  CN Holdings expects that the charter of the Nominating and Corporate Governance Committee will be equivalent to that currently in effect at Alyst.

Director Compensation

Alyst

Alyst’s directors do not receive and have not received any compensation for their services.

CN Holdings

CN Holdings will establish a Compensation Committee following consummation of the Business Combination in accordance with the rules of the NYSE Amex.  The board of CN Holdings will adopt a charter for the Compensation Committee compliant with NYSE Amex rules and consistent with market practice. CN Holdings will compensate its Board of Directors based on policies put into place after the Business Combination and Redomestication Merger. CN Holdings expects that such policies will include a per diem for each board meeting attended, an annual fee and reimbursement of expenses incurred in attending meetings. The amounts of compensation, numbers of shares subject to awards and other terms of director compensation have not been determined.

Executive Compensation

Alyst

Alyst has not entered into employment agreements with any of its executive officers. No executive officer has received any cash compensation for services rendered to it. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of its existing stockholders, including its directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, Alyst will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

CN Holdings

It is contemplated that, after the consummation of the Business Combination and Redomestication Merger, CN Holdings’ board of directors will conduct reviews informally, and that compensation will not be typically changed on a regimented time-frame.  It is contemplated that the board of directors of CN Holdings will base the salaries of its executive officers on the amounts similarly-situated companies pay their executive officers for similar performance.  In general, if an executive performs exceptionally well, the performance and, if applicable, the increase in responsibilities would also merit a salary increase.

China Networks Media

The principal executive officer and principal financial officer of China Networks Media are, respectively, Mr. Li Shuangqing and Mr. Michael Weksel. Their employment arrangements, including compensation, are set out below.

Service Agreement with Mr. Li Shuangqing

ANT has entered into a services agreement with Mr. Li Shuangqing to provide consulting services to ANT and its affiliates. The service agreement will be effective for an initial period of two years and may be extended upon the mutual written consent of both parties. Under the terms of the services agreement, ANT will pay Mr. Shuangqing a quarterly service fee equivalent to US$15,000 during the term of this agreement, subject to certain adjustments and exceptions. Mr. Shuangqing will also be entitled to reimbursement by ANT for certain expenses in the course of provision of his services.

Employment Agreement with Michael Weksel

China Networks Media has entered into an employment agreement with Michael Weksel to serve as its chief financial officer, effective as of January 12, 2009. Mr. Weksel is expected to continue to serve as the chief financial officer of CN Holdings after the Business Combination pursuant to the terms of the employment agreement. Under the terms of the employment agreement, Mr. Weksel will receive a base salary at an annual rate of (1) $180,000 for the period commencing on January 12, 2009 and ending upon the earlier to occur of (A) the closing of the Business Combination, or (B) June 29, 2009 (the “Initial Term”) and (2) $360,000 following the Initial Term. Mr. Weksel will receive a cash bonus in the amount of $360,000 if China Networks Media achieves certain net income targets for 2009 and 2010 as set forth in the Merger Agreement, provided that Mr. Weksel is still employed by China Networks Media during the calendar year during which it achieved its net income targets. Mr. Weksel will be entitled to reimbursement by China Networks Media for certain expenses incurred by him in the performance of his employment.

In addition, pursuant to the terms of the employment agreement, immediately following the closing of the Business Combination (the “Merger Option Grant Date”), China Networks Media will grant to Mr. Weksel a non-qualified stock option (the “Merger Option”) pursuant to the CN Holdings 2008 Omnibus Share and Incentive Plan for the purchase of 500,000 ordinary share of CN Holdings. The per share exercise price under the Merger Option will be equal to the “fair market value” of an ordinary share of CN Holdings determined as of the Merger Option Grant Date. 50,000 of the shares subject to the Merger Option will be fully vested and exercisable upon the grant of the Merger Option. The remaining 450,000 shares will vest over a 36-month period commencing on the Merger Option Grant Date, at the rate of 1/36 per completed month of employment by Mr. Weksel with China Networks Media. The Merger Option will have a seven-year term, although Mr. Weksel’s entitlement to exercise the vested portion of the Merger Option will terminate upon the second anniversary of the termination of his employment with China Networks Media. In the event that Mr. Weksel is terminated by China Networks Media without cause or by Mr. Weksel for good reason, any then unvested portion of the Merger Option will immediately become fully vested and exercisable upon such termination. To the extent that the total capitalization of CN Holdings immediately following the Business Combination is higher or lower than the amount assumed under the terms of the employment agreement, the Merger Option share amounts will be proportionately increased or decreased. The employment agreement provides that, if China Networks Media terminates Mr. Weksel’s employment without cause or if Mr. Weksel terminates his employment for good reason, subject to certain exceptions, China Networks Media will pay Mr. Weksel an amount equal to 50% of his annual base salary in effect as of his date of termination in monthly installments over a period of 12 months (or earlier if he violates any of the restrictive covenants contained in the agreement). Mr. Weksel is also subject to certain non-compete and non-solicitation covenants, during and after his employment with China Networks Media, with certain exceptions.

Compensation and Fees

No compensation or other fees were paid to executive management employees of China Networks Media in 2008.  However, in January 2009, Ms. Wu was paid $1,826 for employment services rendered in 2008, together with $13,017 in consulting fees.  Mr. Li was paid $30,000 in January 2009 in consulting fees.

Post-Combination Executive Employment Agreements

CN Holdings will assume the obligations of China Networks Media under Mr. Li's and Mr. Weksel's employment agreements discussed above, following consummation of the Business Combination. In addition, CN Holdings expects to enter into a new executive employment agreement with Mr. Li and certain other executives following the consummation of the Business Combination, on customary terms consistent with prevailing market practice for similarly situated companies.

Employee Compensation

Since Alyst does not currently have an operating business, it has no employees.  Alyst does not have any compensation policies, procedures, objectives or programs in place.  Upon consummation of the Business Combination, CN Holdings expects to adopt employee compensation policies, procedures and programs consistent with prevailing market practice for similarly-situated companies.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Alyst

Alyst has and will reimburse its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on Alyst’s behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by Alyst, which will be reviewed only by Alyst’s board of directors or a court of competent jurisdiction if such reimbursement is challenged.

Other than reimbursable out-of-pocket expenses payable to Alyst’s officers and directors, no compensation or fees of any kind, including finders and consulting fees has or will be paid by Alyst to any of its initial stockholders, officers or directors who owned Alyst’s common stock prior to its IPO, or to any of their respective affiliates for services rendered to Alyst prior to or with respect to the Business Combination other than as otherwise disclosed elsewhere in this proxy statement/prospectus.

In connection with the vote required for any Business Combination, all of Alyst’s initial stockholders, including all of Alyst’s officers and directors, have agreed to vote their respective shares of common stock which were owned prior to Alyst’s IPO as well as those included in the units purchased in the private placement in accordance with the vote of the public stockholders owning a majority of the shares of Alyst’s common stock sold in the IPO. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those shares of common stock acquired by them prior to the IPO. Any common stock acquired by initial stockholders in the IPO or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these initial stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with the Business Combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

To further minimize potential conflicts of interest, Alyst has agreed not to consummate a business combination with an entity which is affiliated with any of our initial stockholders unless it obtains an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. None of the initial stockholders is a stockholder in China Networks Media nor any of its affiliates or subsidiaries.

In August 2006, Alyst issued 1,750,000 shares of its common stock to its initial stockholders set forth below for an aggregate of $25,000 in cash, at a purchase price of approximately $0.014 per share, as follows:

Name	Number of Shares	Purchase Price	Relationship to Alyst
Robert A. Schriesheim	362,500	$5,178.57	Chairman of the Board
Dr. William Weksel(1)	362,500	$5,178.57	Chief Executive Officer and Director
Robert H. Davies(2)	362,500	$5,178.57	Chief Strategist
Michael E. Weksel(3)	362,500	$5,178.57	Chief Financial Officer
Paul Levy	90,000	$1,285.71	Director
Ira Hollenberg IRA	60,000	$857.14	Stockholder
Silverman Realty Group, Inc. Profit Sharing Plan (LCPSP)	60,000	$857.14	Stockholder
Matthew Botwin	30,000	$428.57	Director
Norbert W. Strauss	20,000	$285.72	Stockholder
David Strauss	20,000	$285.72	Stockholder
Jonathan Strauss	20,000	$285.72	Stockholder

(1)	Dr. William Weksel is the father of Michael E. Weksel.

(2)
In June 2007, Robert H. Davies transferred 10,000 shares of common stock to the 2006 Robert H. Davies Delaware Trust f/b/o Alexander B. Davies, a trust established for the benefit of Mr. Davies’ son, for approximately $0.14 per share.

(3)
In January 2007, Michael E. Weksel transferred 12,500 shares of common stock to the Carina Heart Weksel Irrevocable Trust, a trust established for the benefit of Mr. Weksel’s daughter, for approximately $0.014 per share. Does not include 559,794 warrants purchased in open market transactions and subject to a Put-Call Option Agreement with Alyst at an exercise price at $0.0446 per warrant, representing a total market value of approximately $25,000.

The warrants issued in Alyst’s private placement were purchased by Robert A. Schriesheim, Alyst’s Non-Executive Chairman of the Board, Dr. William Weksel, Alyst’s Chief Executive Officer, Robert H. Davies, Alyst’s Chief Strategist, Michael E. Weksel, one of Alyst’s Directors, Paul Levy, one of Alyst’s former Directors, and Ira Hollenberg IRA, Silverman Realty Group, Inc. Profit Sharing Plan (LCPSP), Norbert W. Strauss, David Strauss and Jonathan Strauss, each a stockholder of Alyst. The warrants are identical to the warrants included in the Units sold in Alyst’s IPO except that they are exercisable on a cashless basis if Alyst calls the warrants for redemption so long as they are held by these purchasers or their affiliates. The purchasers of the warrants issued in the private placement have agreed that the warrants issued in the private placement will not be sold or transferred by them until 90 days after Alyst has completed a business combination.

From August 2006 through October 2006, Robert A. Schriesheim, Robert H. Davies, Michael E. Weksel and Dr. William Weksel have advanced to Alyst an aggregate of $150,000. The loan was repaid on July 9, 2007.

No compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our initial stockholders, officers or directors who owned our common stock prior to the IPO, or to any of their respective affiliates. Alyst has paid fees of $15,000 in 2009 to Channel Capital LLC, a company in which Mr. Stephen De Groat is a managing director, in connection with certain financial advisory services relatng to the consummation of the Business Combination.

Transactions between Alyst and any of its officers and directors or their respective affiliates, including loans by our officers and directors, are and will be on terms believed by it to be no less favorable to it than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. Alyst will not enter into any such transaction unless its disinterested “independent” directors determines that the terms of such transaction are no less favorable to it than those that would be available to it with respect to such a transaction from unaffiliated third parties.

China Networks Media

As described above under “The Business Combination Proposal – Interest of Chardan Capital Markets and China Networks Media’s Management in the Business Combination,” Mr. Kerry Propper, a current director and significant shareholder of China Networks Media, is expected to become a director of CN Holdings post-combination. Mr. Propper is also the chief executive officer of Chardan Capital Markets, LLC, which has served as the financial advisor to Alyst in connection with the contemplated Business Combination. In addition, Mr. George B. Kaufman, the Vice President of Investment Banking of Chardan, is expected to become a director of CN Holdings post-combination.

Under the Merger Agreement, China Networks Media’s shareholders will receive, at closing, an aggregate of $17 million in cash, 2,880,000 shares in the combined entity and up to $22.1 million of the cash received by CN Holdings from the exercise of warrants.  As a 16.49% shareholder, Mr, Propper would be entitled to his pro rata share of each of those forms of consideration.  Chardan Capital Markets, LLC, of which Mr. Propper is CEO, is entitled to receive a merger success fee equal to $450,000 upon the closing of the Business Combination and up to an additional $616,000 in deferred compensation. Chardan also receives a monthly fee of $5,000 per month from Alyst.  Chardan received fees of $960,000 in 2008 in connection with its role as placement agent on the bridge financing for China Networks Media and will receive an additional $980,000 upon the earlier of consummation of the Business Combination and July 21, 2010.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth, as of April 30, 2009, certain information regarding beneficial ownership of Alyst’s common stock by each person who is known by Alyst to beneficially own more than 5% of Alyst’s common stock. The table also identifies the stock ownership of each of Alyst’s directors, each of Alyst’s officers, and all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

The beneficial ownership in the following table is based on 9,794,400 shares of common stock and 9,864,400 common stock warrants issued and outstanding as of April 30, 2009.  Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Name and Address of Beneficial Holder (1)	Amount of Beneficial Ownership	Amount of Warrants	Percentage of Common Stock
Del Mar Master Fund, Ltd. (2)	1,374,000		14.0%
Bulldog Investors (3)	1,304,500		13.3%
HBK Investments L.P. (4)	916,402		9.4%
QVT Financial LP (5)	840,772		8.6%
Polar Securities Inc. (6)	778,100		7.9%
Millenco LLC (7)	515,250	515,250	10.0%
Pacific Assets Management, LLC (8)	495,400		5.1%
Robert A. Schriesheim	362,500		3.7%
Robert H. Davies (9)	362,500		3.7%
Michael E. Weksel (10)	362,500		3.7%
Dr. William Weksel	362,500		3.7%
Paul Levy	90,000		*
Matthew Botwin	30,000		*
All directors and executive officers as a group (six individuals) (12)	1,570,000		16.0%

*Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is 233 East 69th Street, #6J, New York, New York 10021.

(2)
Represents 1,374,000 shares of common stock held by Del Mar Master Fund, Ltd (the “Master Fund”). Del Mar Asset Management, LP serves as the investment manager of the Master Fund. Del Mar Management, LLC (the “GP”) serves as the general partner of the Master Fund. Mr. David Freelove is the managing member of the GP. The power to vote and dispose of the shares held by the Master Fund is shared among the above named persons. The business address for Mr. Freelove and each of the entities is 711 Fifth Avenue, New York, New York 10022. The foregoing information was derived from a Schedule 13G filed with the Securities and Exchange Commission on March 27, 2009.

(3)
Represents 1,304,500 shares of common stock held by Bulldog Investors, of which Bulldog Investors has the sole power to vote or direct the vote of 935,780 shares and the power to dispose or direct the disposition of 1,304,500 shares.  Messrs. Phillip Goldstein and Andrew Dakos are principals of Bulldog Investors.  The business address of Bulldog Investors is Park 80 West, Plaza Two, Saddle Brook, NJ 07663.  The foregoing information was derived from a Schedule 13G filed with the Securities and Exchange Commission on May 26, 2009.

(4)
Represents 916,402 shares of common stock over which HBK Investments L.P., HBK Services LLC (“Services”), HBK Partners 11 L.P., HBK Management LLC and HBK Master Fund L.P. each have shared voting and dispositive power. HBK Investments L.P. has delegated discretion to vote and dispose of the securities to Services. Services may, from time to time, delegate discretion to vote and dispose of certain of the securities to HBK New York LLC, HBK Virginia LLC, HBK Europe Management LLP and/or HBK Hong Kong Ltd. (collectively, the “Subadvisors”). Each of Services and the Subadvisors is under common control with HBK Investments L.P. The business address for each entity is 300 Crescent Court, Suite 700, Dallas, Texas 75201, except HBK New York LLC which has a business address of 350 Park Avenue, 20th Floor, New York, New York 10021. The foregoing information was derived from a Schedule 13G/A filed with the Securities and Exchange Commission on January 26, 2009.

(5)
Represents 673,861 shares of common stock held by QVT Fund LP (the “Fund”), 75,558 shares of common stock held by Quintessence Fund L.P. (“Quintessence) and 91,283 shares of common stock held in a separate discretionary account managed for Deutsche Bank AG (the “Separate Account”). This amount excludes shares issuable upon the exercise of warrants that are not currently exercisable and will not become exercisable within 60 days. QVT Financial LP has voting and dispositive power with respect to all such shares and QVT Financial GP LLC is the general partner of QVT Financial LP. The business address of QVT Financial LP, QVT Financial GP LLC and QVT Associates GP LLC is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036. The business address of QVT Fund LP is Walkers SPV, Walkers House, Mary Street, George Town, Grand Cayman, KY1 9001 Cayman Islands. The foregoing information is derived from a Schedule 13G/A filed with the Securities and Exchange Commission on January 28, 2009.

(6)
Represents (i) 609,100 shares of common stock held by North Pole Capital Master Fund (“North Pole”) and (ii) 169,000 shares of common stock held in certain discretionary accounts (“Accounts”). Polar Securities Inc. (“Polar Securities”) serves as the investment manager for North Pole and the Accounts. The business address for North Pole and Polar Securities is 372 Bay Street, 21st Floor, Toronto, Ontario M5H 2W9, Canada. The foregoing information is derived from a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2009.

(7)
Represents 515,250 units held by Millenco LLC. Each unit consists of one share of common stock and one warrant to purchase one share of common stock. The warrants are not exercisable and will not become exercisable until the completion of a business combination. Millennium Management LLC is the manager of Millenco LLC and Israel A. Englander is the managing member of Millennium Management LLC. Each may be deemed to have shared voting control and investment discretion over the securities. The business address of Mr. Englander and each of the entities is 666 Fifth Avenue, New York, New York 10103. The foregoing information is derived from a Schedule 13G filed with the Securities and Exchange Commission on December 17, 2007.

(8)
Represents 495,400 shares of common stock over which Pacific Assets Management, LLC (“PAM”) has shared voting power. PAM is an investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the stock. PAM is the investment adviser to the JMG Triton Offshore Fund, Ltd. (“JMG Fund”). Pacific Capital Management, Inc. (“PCM”) is a member of PAM. Jonathan M. Glaser, Daniel Albert David and Roger Richter are control persons of PAM and PCM. The business address for PAM, PCM, Mr. David and Mr. Richter is 100 Drakes Landing, Suite 207, Greenbrae, California 94904. The principal business office of the JMG Fund is Ogier Fiduciary Services (BVI) Ltd., Nemours Chambers, P.O. Box 3170, Road Town, Tortola, British Virgin Islands VG1110. The business address of Mr. Glaser is 11601 Wilshire Boulevard, Suite 2180, Los Angeles, California 90025. The foregoing information was derived from a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2009.

(9)	Includes 10,000 shares of common stock held by the 2006 Robert H. Davies Delaware Trust, a trust established for the benefit of Mr. Davies’ son.

(10)
Includes 12,500 shares of common stock held by the Carina Heart Weksel Irrevocable Trust, a trust established for the benefit of Mr. Weksel’s daughter, of which Mr. Weksel and his wife are the sole trustees.  Does not include 559,974 common stock warrants subject to a Put-Call Option Agreement with Alyst described in this proxy statement/prospectus.

Alyst’s initial stockholders, which include all of our officers and directors, collectively, beneficially own approximately 18% of the issued and outstanding shares of the common stock. Because of the ownership block held by the initial stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by Alyst’s stockholders, including the election of directors and approval of significant corporate transactions other than approval of the Business Combination and Redomestication Merger. All of the shares of Alyst’s outstanding common stock owned by its initial stockholders prior to the IPO have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	one year after the consummation of a business combination;

•	Alyst’s liquidation; and

•
the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell their securities, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If Alyst is unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to Alyst’s IPO.

As all legal rights, benefits, duties and obligations enjoyed, owned or owed by Alyst will, by means of the merger statutes in effect in Delaware and the British Virgin Islands, be enjoyed, owned or owed, as the case may be, by CN Holdings following the Redomestication Merger, all of the restrictions applicable to Alyst’s initial security holders (including the holding of their securities pursuant to escrow arrangements) will continue to apply until the consummation of the Business Combination, which will take place immediately following the consummation of the Redomestication Merger. Similarly, all agreements to which Alyst is currently a party, including the warrants originally issued by Alyst, will be assumed by CN Holdings.

Robert A. Schriesheim, Dr. William Weksel, Robert H. Davies and Michael Weksel are our ‘‘promoters,’’ as that term is defined under the Federal securities laws.

Security Ownership of China Networks Media

The following table shows the shareholders of China Networks Media as of March 31, 2009 and their respective beneficial ownership percentages:

Owner	Number of Ordinary Shares	Number of Class A Preferred Shares	Beneficial Ownership Percentage of Ordinary Shares	Beneficial Ownership Percentage Assuming Exercise of all Outstanding Derivative Securities
Kerry Propper	475,000	0	25%	16.49%
MediaInv Ltd.	1,425,000	0	75%	49.48%
South Ferry #2 LP	0	176,750	0%	6.14%
Aaron Wolfson	0	17,500	0%	0.61%
Eliezer Levitin	0	12,250	0%	0.43%
Globis Capital Partners, L.P.	0	52,500	0%	1.82%
Globis Overseas Fund Ltd.	0	8,750	0%	0.30%
Globis International Investments LLC	0	17,500	0%	0.61%
Atlas Master Fund, Ltd.	0	105,000	0%	3.65%
BDS Capital Fund I, LLC	0	43,750	0%	1.52%
Platinum Partners Value Arbitrage, LP	0	175,000	0%	6.08%
Nicole Kubin	0	8,750	0%	0.30%
Alpha Capital Anstalt	0	35,000	0%	1.22%
AME Capital Group	0	8,750	0%	0.30%
Camel Company	0	8,750	0%	0.30%
Leon Meyers	0	105,000	0%	3.64%
MLR Capital Offshore Master Fund Ltd.	0	35,000	0%	1.22%
KATA, Ltd.	0	35,000	0%	1.22%
Chardan SPAC Asset Management LLC	0	52,500	0%	1.82%
XEL Inc.	0	8,750	0%	0.30%
Brio Capital L.P.	0	8,750	0%	0.30%
Beechwood Capital Group L.L.C.	0	26,250	0%	0.91%
Diamond Street Equities LLC	0	8,750	0%	0.30%
Ezra Birnbaum	0	8,750	0%	0.30%
China Private Equity Partners Co. Ltd.	0	8,750	0%	0.30%
Bantry Bay Ventures, LLC	0	8,750	0%	0.30%
Moshe Rosenfeld	0	3,500	0%	0.12%

Security Ownership of the Combined Company after the Redomestication Merger and the Business Combination

The following table sets forth information with respect to the beneficial ownership of the CN Holdings’ ordinary shares immediately after the consummation of the Redomestication Merger and Business Combination by each person who is expected to beneficially own more than 5% of CN Holdings’ ordinary shares and each officer, each director and all officers and directors as a group. Immediately after the consummation of the Redomestication Merger and the Business Combination, CN Holdings will have 12,674,400 ordinary shares issued and outstanding, which includes the ordinary shares issued upon the conversion of each class A preferred share of China Networks Media, and 9,864,400 ordinary share warrants issued and outstanding, for a total, on a fully-diluted basis of 22,538,800 shares.

Ordinary shares which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. For purposes of this table, CN Holdings has assumed that no stockholders of Alyst exercise their conversion rights.

Name and Address of Beneficial Holder (1)	Amount of Beneficial Ownership	Percentage of Common Stock
MediaInv Ltd.	1,425,000	11.2%
Del Mar Master Fund, Ltd. (2)	1,374,000	10.8%
Bulldog Investors (3)	1,304,500	10.3%
Millenco LLC (4)	1,030,500	7.8%
Former Class A Preferred Shareholders of China Networks Media (5)	980,000	7.7%
HBK Investments L.P. (6)	916,402	7.2%
QVT Financial LP (7)	840,772	6.6%
Polar Securities Inc. (8)	778,100	6.1%
Kerry Propper	475,000	3.7%
Michael E. Weksel (9)	362,500	2.9%
Li Shuangqing	—	—
All directors and executive officers as a group (7 persons) (10)	837,500	6.6%

(1) Unless otherwise indicated, the business address of each of the individuals is 233 East 69th Street, #6J, New York, New York 10021.

(2) Represents 1,374,000 shares of common stock held by Del Mar Master Fund, Ltd. (the “Master Fund”). Del Mar Asset Management, LP serves as the investment manager of the Master Fund. Del Mar Management, LLC (the “GP”) serves as the general partner of the Master Fund. Mr. David Freelove is the managing member of the GP. The power to vote and dispose of the shares held by the Master Fund is shared among the above named persons. The business address for Mr. Freelove and each of the entities is 711 Fifth Avenue, New York, New York 10022. The foregoing information was derived from a Schedule 13G filed with the Securities and Exchange Commission on March 27, 2009.

(3) Represents 1,304,500 shares of common stock held by Bulldog Investors, of which Bulldog Investors has the sole power to vote or direct the vote of 935,780 shares and the power to dispose or direct the disposition of 1,304,500 shares. Messrs. Phillip Goldstein and Andrew Dakos are principals of Bulldog Investors. The business address of Bulldog Investors is Park 80 West, Plaza Two, Saddle Brook, NJ 07663. The foregoing information was derived from a Schedule 13G filed with the Securities and Exchange Commission on May 26, 2009.

(4) Represents 515,250 units held by Millenco LLC. Each unit consists of one share of common stock and one warrant to purchase one share of common stock. The warrants are not exercisable and will not become exercisable until the completion of a business combination. Millennium Management LLC is the manager of Millenco LLC and Israel A. Englander is the managing member of Millennium Management LLC. Each may be deemed to have shared voting control and investment discretion over the securities. The business address of Mr. Englander and each of the entities is 666 Fifth Avenue, New York, New York 10103. The foregoing information is derived from a Schedule 13G filed with the Securities and Exchange Commission on December 17, 2007.

(5) There are twenty-seven holders of China Networks Media’s Class A Preferred Shares, no single shareholder holds greater than 176,750 Class A Preferred Shares.

(6) Represents 916,402 shares of common stock over which HBK Investments L.P., HBK Services LLC (“Services”), HBK Partners 11 L.P., HBK Management LLC and HBK Master Fund L.P. each have shared voting and dispositive power. HBK Investments L.P. has delegated discretion to vote and dispose of the securities to Services. Services may, from time to time, delegate discretion to vote and dispose of certain of the securities to HBK New York LLC, HBK Virginia LLC, HBK Europe Management LLP and/or HBK Hong Kong Ltd. (collectively, the “Subadvisors”). Each of Services and the Subadvisors is under common control with HBK Investments L.P. The business address for each entity is 300 Crescent Court, Suite 700, Dallas, Texas 75201, except HBK New York LLC which has a business address of 350 Park Avenue, 20th Floor, New York, New York 10021. The foregoing information was derived from a Schedule 13G/A filed with the Securities and Exchange Commission on January 26, 2009.

(7) Represents 673,861 shares of common stock held by QVT Fund LP (the “Fund”), 75,558 shares of common stock held by Quintessence Fund L.P. (“Quintessence) and 91,283 shares of common stock held in a separate discretionary account managed for Deutsche Bank AG (the “Separate Account”). This amount excludes shares issuable upon the exercise of warrants that are not currently exercisable and will not become exercisable within 60 days. QVT Financial LP has voting and dispositive power with respect to all such shares and QVT Financial GP LLC is the general partner of QVT Financial LP. The business address of QVT Financial LP, QVT Financial GP LLC and QVT Associates GP LLC is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036. The business address of QVT Fund LP is Walkers SPV, Walkers House, Mary Street, George Town, Grand Cayman, KY1 9001 Cayman Islands. The foregoing information is derived from a Schedule 13G/A filed with the Securities and Exchange Commission on January 28, 2009.

(8) Represents (i) 609,100 shares of common stock held by North Pole Capital Master Fund (“North Pole”) and (ii) 169,000 shares of common stock held in certain discretionary accounts (“Accounts”). Polar Securities Inc. (“Polar Securities”) serves as the investment manager for North Pole and the Accounts. The business address for North Pole and Polar Securities is 372 Bay Street, 21st Floor, Toronto, Ontario M5H 2W9, Canada. The foregoing information is derived from a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2009.

(9) Includes 12,500 shares of common stock held by the Carina Heart Weksel Irrevocable Trust, a trust established for the benefit of Mr. Weksel’s daughter, of which Mr. Weksel and his wife are the sole trustees. Does not include 559,794 common stock warrants subject to a Put-Call Option Agreement with Alyst described in this proxy statement/prospectus.

(10) Includes seven persons: Kerry Propper, Michael E. Weksel and Li Shuangqing, and the four proposed additional directors who assume their position on the CN Holdings’ board upon consummation of the Redomestication Merger and Business Combination.

SHARES ELIGIBLE FOR FUTURE SALE

After the Redomestication Merger and the Business Combination, there will be 12,674,400 ordinary shares of CN Holdings outstanding, of which all but 4,630,000 shares (1,750,000 shares owned by Alyst’s current officers and directors and their respective affiliates and 2,880,000 shares to be issued to the current security holders of China Networks Media) will be registered and freely tradable without securities law restriction. In addition, there will be outstanding warrants to purchase 9,864,400 ordinary shares of CN Holdings, each to purchase one ordinary share, 8,044,400 of which are freely tradable. The ordinary shares issuable upon exercise of the freely tradable warrants will also be freely tradable, provided that there is a registration statement in effect at the time of their exercise. CN Holdings intends to use its best efforts to cause such a registration statement to be in effect at such time as the warrants become exercisable. In addition, in connection with Alyst’s IPO, Alyst issued a unit purchase option to the representative of the underwriters which is exercisable for 300,000 units, consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $10.00 per unit. The securities underlying the representative’s unit purchase option and underlying securities have registration rights and may be sold pursuant to Rule 144. Therefore, there are an aggregate of 10,464,000 ordinary shares that may be issued in the future upon exercise of outstanding warrants and options.

The warrants to purchase 1,820,000 shares of Alyst’s common stock owned by its officers and directors and their respective affiliates, together with the initial shares purchased by them, are being held in escrow with Continental Stock Transfer & Trust Company, and, subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, these shares will not be transferable until 90 days after consummation of the Business Combination.  These shares will not be released from escrow until such date, unless (i) Alyst is being liquidated, in which case the escrow agent will destroy the certificates representing these warrants, or (ii) CN Holdings were to consummate a transaction after the Business Combination which results in all of the shareholders of CN Holdings having the right to exchange their ordinary shares for cash, securities or other property.

In general, under Rule 144, a person who has beneficially owned restricted shares of an Exchange Act reporting company for at least six months is entitled to sell, such shares without volume or manner of sale restrictions, but subject to the availability of current public information on the company.  After one year, such a person may sell such shares without limitation.  A person who is an affiliate of the issuer may sell restricted shares after six months, provided that within any three-month period, the number of shares that does not exceed the greater of the then-average preceding four weeks’ average weekly trading volume or one percent of the total number of shares outstanding. Sales by affiliates under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about the company.

No prediction can be made about the effect that market sales of ordinary shares of CN Holdings or the availability for sale of ordinary shares of CN Holdings will have on its market price. Sales of substantial amounts of ordinary shares in the public market could adversely affect the market price for CN Holdings’ securities and could impair CN Holdings’ future ability to raise capital through the sale of ordinary shares or securities linked to the ordinary shares.

As a condition to the closing of the transactions contemplated by the Merger Agreement, MediaInv Ltd., and Kerry Propper, each a significant shareholder of China Networks Media, is required to execute the Lock-Up Agreement.  See The Business Combination Proposal—Additional Agreements.  This agreement is expected to initially restrict MediaInv Ltd. and Kerry Propper from selling the shares of CN Holdings that they receive in connection with the Business Combination on the closing date.  A total of 1,900,000 ordinary shares of CN Holdings will initially be subject to the relevant restrictions.

Shareholders of Class A preferred shares in China Networks Media have registration rights with respect to the ordinary shares of CN Holdings received by them in the Business Combination. A registration statement is to be filed with the SEC no later than 30 days after the consummation of the Business Combination.

DESCRIPTION OF ALYST’S SECURITIES

General

Alyst is authorized to issue 30,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of May 19, 2009, 9,794,400 shares of common stock are outstanding, held by 15 stockholders of record. No shares of preferred stock are currently outstanding.

Common Stock

Holders of Alyst’s common stock are currently entitled to one vote for each share on all matters submitted to a vote of stockholders and do not have cumulative voting rights, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Subject to the preferences and rights, if any, applicable to preferred stock, holders of common stock of the combined company are entitled to receive dividends if and when declared by the board of directors. Subject to the prior rights of the holders, if any, of preferred shares, holders of common stock are entitled to share ratably in any distribution of the assets of the combined company upon liquidation, dissolution or winding-up, after satisfaction of all debts and other liabilities.

Alyst will proceed with the Business Combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the Business Combination and public stockholders owning less than 30% of the shares sold in Alyst’s IPO both exercise their conversion rights discussed below and vote against the Business Combination.

Pursuant to its amended and restated certificate of incorporation, if Alyst does not consummate a business combination by June 29, 2009, its corporate existence will cease except for the purposes of winding up its affairs and liquidating. If it is forced to liquidate prior to a business combination, its public stockholders are entitled to share ratably in the trust fund, including any interest other than that which was previously released to it to fund working capital requirements, and any net assets remaining available for distribution to them after payment of liabilities. Alyst stockholders who acquired their shares prior to Alyst’s IPO (representing 1,750,000 shares) have waived their rights to participate in any liquidation distribution with respect to their initial shares.

Alyst’s stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Alyst is authorized to issue 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by Alyst’s board of directors. No shares of preferred stock are presently outstanding. Accordingly, Alyst’s board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock.

Warrants

Alyst has 8,044,400 publicly-held warrants currently outstanding, entitling the registered holder to purchase one share of common stock at $5.00 per share.  Alyst also has 1,820,000 “insider warrants” currently outstanding entitling the registered holder of each warrant to purchase one share of common stock at $1.00 per share.  Alyst also has one unit purchase option outstanding, entitling the holder to purchase 300,000 units, consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $10.00 per unit. The warrants are each subject to adjustment as discussed below, and (except for the “insider warrants”) are exercisable at any time commencing on the completion of the Business Combination. The warrants will expire at 5:00 p.m., New York City time on June 28, 2011.

Alyst may call the warrants for redemption (including the insider warrants and any warrants issued upon exercise the unit purchase option issued to Ferris, Baker Watts and Jesup & Lamont), with the prior consent of Ferris, Baker Watts and Jesup & Lamont in whole and not in part, at a price of $0.01 per warrant, at any time after they become exercisable, upon not less than 30 days’ prior written notice of redemption to each warrant holder; and if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Alyst.

Since Alyst may redeem the warrants only with the prior written consent of Ferris, Baker Watts and Jesup & Lamont and Ferris, Baker Watts and Jesup & Lamont may hold warrants subject to redemption, they may have a conflict of interest in determining whether or not to consent to such redemption. Alyst cannot assure you that Ferris, Baker Watts and Jesup & Lamont will consent to such redemption if it is not in Ferris, Baker Watts’s and Jesup & Lamont’s best interest even if it is in Alyst’s best interest.

If Alyst calls the warrants for redemption as described above, Alyst has agreed to allow Robert A. Schriesheim, Dr. William Weksel, Robert H. Davies, Michael E. Weksel, Paul Levy, Ira Hollenberg IRA, Silverman Realty Group, Inc. Profit Sharing Plan (LCPSP), Norbert W. Strauss, David Strauss and Jonathan Strauss and their affiliates to exercise the insider warrants, and Alyst’s initial stockholders to exercise their warrants included in the initial shares, on a “cashless basis.” If the holders take advantage of this option, they would pay the exercise price by surrendering their insider warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the insider warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of Alyst’s common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of warrants. The reason that Alyst has agreed that the insider warrants will be exercisable on a cashless basis so long as they are held by the purchasers or their affiliates is because it is not known at this time whether they will be affiliated with Alyst following a business combination. If they are, their ability to sell their securities in the open market will be significantly limited. If they remain insiders, Alyst will have policies in place that prohibit insiders from selling its securities except during specific periods of time. Even during such periods of time, an insider cannot trade in Alyst’s securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, Alyst believes that allowing the holders to exercise such warrants on a cashless basis is appropriate.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and Alyst will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the ordinary shares has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Pursuant to a warrant agreement, Alyst has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Alyst will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the ordinary shares issuable upon their exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. No fractional shares will be issued upon exercise of the warrants. However, if a warrant holder exercises all warrants then owned of record by him,

Change of Control Provisions

A number of provisions in Alyst’s charter and bylaws and under Delaware law may make it more difficult to acquire control of Alyst. These provisions may have the effect of delaying, deferring, discouraging, preventing or rendering more difficult a future takeover attempt which is not approved by Alyst’s Board, but which individual stockholders may deem to be in their best interests or in which they may receive a substantial premium over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. These provisions may also adversely affect the prevailing market price of the common stock. These provisions, which are described below, are intended to:

•	Enhance the likelihood of continuity and stability in the Board of Directors;

•	Discourage some types of transactions that may involve an actual or threatened change in control;

•	Discourage certain tactics that may be used in proxy fights;

•	Ensure that the Board of Directors will have sufficient time to act in what it believes to be in the best interests of the company and its stockholders; and

•	Encourage persons seeking to acquire control to consult first with the Board to negotiate the terms of any proposed business combination or offer.

Unissued Shares of Capital Stock

Common Stock. After the Business Combination, Alyst will have approximately 12,674,400 shares of common stock outstanding, assuming that no stockholders elect to exercise their conversion rights. The remaining authorized and unissued common stock will be available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances Alyst could use them to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control, by, for example, issuing shares in private placements to purchasers who might side with the board of directors in opposing a hostile takeover bid.

Preferred Stock. Alyst’s amended and restated certificate of incorporation grants the Board of Directors the authority, without any further vote or action by stockholders, to issue preferred stock in one or more series, fix the number of shares constituting the series and establish the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, redemption rights and liquidation preferences of the shares of the series. The existence of authorized but unissued preferred stock could reduce the company’s attractiveness as a target for an unsolicited takeover bid, since the company could, for example, issue preferred stock to parties who might oppose such a takeover bid, or issue shares with terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, discourage bids for the common stock at a premium over the market price, and adversely affect the market price, and voting and other rights of holders of common stock.

DESCRIPTION OF CN HOLDINGS SECURITIES FOLLOWING THE
BUSINESS COMBINATION

The Memorandum and Articles of Association of CN Holdings will be amended prior to the Special Meeting to include protective provisions substantially identical to those contained in Alyst’s amended and restated certificate of incorporation at the time of its IPO.  Since CN Holdings’ charter will be the charter of the corporation surviving the Redomestication Merger, there is no conflict with the anti-amendment provisions of Alyst’s current amended and restated certificate of incorporation or the disclosure contained in Alyst’s IPO prospectus.

The following description of the material terms of CN Holdings’ shares and warrants following the Business Combination includes a summary of specified provisions of the Amended and Restated Memorandum and Articles of Association of CN Holdings that will be in effect upon completion of the Business Combination and the Redomestication Merger. This description is subject to the relevant provisions of British Virgin Islands law and qualified by reference to CN Holdings’ Amended and Restated Memorandum and Articles of Association, copies of which are attached to this proxy statement/prospectus and incorporated herein by reference.

General.  CN Holdings is authorized to issue 74,000,000 ordinary shares, par value $.0001, and 1,000,000 preferred shares, $.0001 par value.

Ordinary Shares.  Holders of CN Holdings’ ordinary shares are entitled to one vote for each share on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Subject to the preferences and rights, if any, applicable to preferred shares, the holders of the ordinary shares are entitled to receive dividends if and when declared by the board of directors. Subject to the prior rights of the holders, if any, of the preferred shares, the holders of the ordinary shares are entitled to share ratably in any distribution of CN Holdings assets upon liquidation, dissolution or winding-up, after satisfaction of all debts and other liabilities.

Anti-Takeover Effect of Unissued Shares.

Ordinary shares.  After the Redomestication Merger and Business Combination, CN Holdings will have outstanding approximately 12,674,400 ordinary shares, assuming that none of the public shareholders elects to exercise conversion rights. The remaining shares of authorized and unissued ordinary shares will be available for future issuance without additional shareholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances CN Holdings could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing shares in private placements to purchasers who might side with CN Holdings’ board of directors in opposing a hostile takeover bid.

Warrants.  After the Redomestication Merger and Business Combination, CN Holdings will have 9,864,400 warrants outstanding. Each warrant entitles the registered holder to purchase one share of our ordinary shares at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the completion of the business combination. The warrants will expire at 5:00 p.m., New York City time on June 28, 2011. CN Holdings may call the warrants for redemption (including the insider warrants and any warrants issued upon exercise the unit purchase option issued to Ferris, Baker Watts and Jesup & Lamont), with the prior consent of Ferris, Baker Watts and Jesup & Lamont: (a) in whole and not in part, (b) at a price of $.01 per warrant at any time after the warrants become exercisable, (c) upon not less than 30 days’ prior written notice of redemption to each warrantholder and (d) if, and only if, the reported last sale price of the ordinary shares equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrantholders. Those warrants originally issued to insiders of Alyst are identical to those held by the public warrant holders, except they also contain a cashless exercise feature.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Alyst.

Since CN Holdings may convert the warrants only with the prior written consent of Ferris, Baker Watts and Jesup & Lamont and Ferris, Baker Watts and Jesup & Lamont may hold warrants subject to redemption, they may have a conflict of interest in determining whether or not to consent to such redemption. CN Holdings cannot assure you that Ferris, Baker Watts and Jesup & Lamont will consent to such redemption if it is not in Ferris, Baker Watts’s and Jesup & Lamont’s best interest even if it is in CN Holdings’ best interest.

If CN Holdings calls the warrants for redemption as described above, CN Holdings has agreed to allow Robert A. Schriesheim, Dr. William Weksel, Robert H. Davies, Michael E. Weksel, Paul Levy, Ira Hollenberg IRA, Silverman Realty Group, Inc. Profit Sharing Plan (LCPSP), Norbert W. Strauss, David Strauss and Jonathan Strauss and their affiliates to exercise the insider warrants, and CN Holdings’ initial stockholders to exercise their warrants included in the initial shares, on a “cashless basis.” If the holders take advantage of this option, they would pay the exercise price by surrendering their insider warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the insider warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of CN Holdings’ common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of warrants. The reason that CN Holdings has agreed that the insider warrants will be exercisable on a cashless basis so long as they are held by the purchasers or their affiliates is because it is not known at this time whether they will be affiliated with CN Holdings following a business combination. If they are, their ability to sell their securities in the open market will be significantly limited. If they remain insiders, CN Holdings will have policies in place that prohibit insiders from selling its securities except during specific periods of time. Even during such periods of time, an insider cannot trade in CN Holdings’ securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, CN Holdings believes that allowing the holders to exercise such warrants on a cashless basis is appropriate.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and CN Holdings will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Pursuant to a warrant agreement, CN Holdings has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, CN Holdings will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. No fractional shares will be issued upon exercise of the warrants. However, if a warrantholder exercises all warrants then owned of record by him, her or it, CN Holdings will pay to the warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to the warrantholder, an amount for such fractional share in cash based on the market value of the ordinary shares on the last trading day prior to the exercise date.

Listing

CN Holdings has applied to the NYSE Amex for the continuation of the listing of Alyst’s securities effective upon consummation of the Redomestication Merger.  If CN Holdings is unable to meet all of the NYSE Amex’s listing requirements at such time, in particular the number of “round lot” holders, the Exchange may initiate de-listing proceedings, which CN Holdings would expect to appeal.  If any such proceedings are initiated by the Exchange, CN Holdings’ securities (as the successor to Alyst) would continue to trade until a final determination has been rendered by the Exchange.  CN Holdings intends to bring itself into compliance with the Exchange’s requirements, as may be required, during such appeal process.  However, there can be no assurance that the Exchange will accept such compliance efforts or decide to allow the listing to continue.  In such event, upon any de-listing, CN Holdings’ securities would become eligible for quotation in the OTC Bulletin Board until such time as CN Holdings was able to meet the Exchange’s requirements.

Purchase Option

In connection with Alyst’s IPO, an option to purchase up to a total of 300,000 units was issued to Ferris, Baker & Watts, as representatives of the underwriters, for $100.  The units issuable upon exercise of the option are identical to the units issued to the public in the IPO, except that the exercise price of the underlying warrants will be $10.00 per share.  The fair value of the option at the date of issuance was estimated by Alyst to be approximately $930,000 (or $3.10 per unit) using a Black-Scholes option-pricing model.  Alyst has no obligation to net cash settle the exercise of the unit purchase option of the warrants underlying such option.  Ferris, Baker & Watts is not entitled to exercise the option or the underlying warrants unless a registration statement covering the securities underlying the option is effective or an exemption from registration under the Securities Act is available.  If Ferris, Baker & Watts is unable to exercise the option or the underlying warrants, the securities will expire as worthless.

Registration Rights

In the Merger Agreement, Alyst and CN Holdings agreed that CN Holdings would file a registration statement with the SEC for the registration of the ordinary shares issuable by CN Holdings upon the conversion of Class A Preferred Shares of China Networks Media within 30 days following consummation of the Business Combination.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for Alyst’s common stock, warrants and units is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, (212) 509-4000. Continental Stock Transfer & Trust Company is also the transfer agent and registrar for CN Holdings’ ordinary shares, units and warrants.

STOCKHOLDER PROPOSALS

If the Business Combination is consummated, CN Holdings’ annual meeting of shareholders will be held on or about April 20, 2010 unless the date is changed by the Board of Directors. If you are a shareholder and you want to include a proposal in the Proxy Statement for that annual meeting, you need to provide it to CN Holdings by no later than February 15, 2010. You should direct any proposals to CN Holdings secretary at CN Holdings principal office.

LEGAL MATTERS

Maples and Calder, British Virgin Islands, will pass upon the validity of the CN Holdings securities to be issued in the Redomestication Merger and certain other legal matters related to this proxy statement/prospectus. McDermott Will & Emery LLP, New York, New York, special U.S. counsel to the registrant and Alyst, will has provided its advice as to certain matters of U.S. law. Copies of the respective legal opinions are included as exhibits to the Registration Statement of which this proxy statement/prospectus form a part.

EXPERTS

The financial statements of Alyst as at and for the periods from August 16, 2006 (inception) through June 30, 2007 and June 30, 2008 included in this proxy statement/prospectus have been audited by Marcum & Kliegman LLP, an independent registered public accounting firm, as stated in their report dated September 23, 2008 which includes an explanatory paragraph related to the Company's ability to continue as a going concern, appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

The financial statements of China Networks Media, Ltd. (formerly known as China Networks Limited) (a development stage enterprise) as at December 31, 2007 and for the period from March 30, 2007 (inception) to December 31, 2007 included in this proxy statement/prospectus have been audited by UHY LLP, independent registered public accounting firm, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statement of PRC TV Stations as at and for the periods ended December 31, 2007, December 31, 2006 and December 31, 2005 included in this proxy statement/prospectus have been audited by UHY Vocation HK CPA Limited, independent registered accountants, as stated in their reports appearing herein and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Alyst and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Alyst’s annual report to stockholders and proxy statement. Upon written or oral request, Alyst will deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Alyst deliver single copies of such documents in the future. Stockholders may notify Alyst of their requests by calling or writing Alyst at Alyst’s principal executive offices at 233 E. 69th Street, #6J, New York, NY 10021.

WHERE YOU CAN FIND MORE INFORMATION

Alyst files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended.

You may read and copy reports, proxy statements and other information filed by Alyst with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004 on official business days during the hours of 10:00 am to 3:00 pm.

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004.

Alyst files its reports, proxy statements and other information electronically with the SEC. You may access information on Alyst at the SEC website containing reports, proxy statements and other information at http://www.sec.gov or at the Alyst website at http://www.alyst.net.

This Proxy describes the material elements of relevant contracts, exhibits and other information described in this Proxy. Information and statements contained in this Proxy are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this document.

All information contained or incorporated by reference in this Proxy relating to Alyst has been supplied by Alyst, and all such information relating to China Networks Media has been supplied by China Networks Media. Information provided by either of us does not constitute any representation, estimate or projection of the other.  If you would like additional copies of this proxy statement/prospectus, or if you have questions about the Redomestication Merger or the Business Combination, you should contact:

William Weksel
Chairman and Chief Executive Officer
Alyst Acquisition Corp.

This proxy statement/prospectus incorporates important business and financial information about Alyst, China Networks Media and their respective subsidiaries that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. The request should be sent to:

William Weksel
Alyst Acquisition Corp.
233 E. 69th Street, #6J
New York, NY 10021
(646) 290-6104

To obtain timely delivery of requested materials, security holders must request the information no later than five business days before the date they submit their proxies or attend the Special Meeting. The latest date to request the information to be received timely is June 16, 2009.

ALYST ACQUISITION CORP.
(a development stage company)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Pages

Condensed Consolidated Balance Sheets at March 31, 2009 (Unaudited) and June 30, 2008	F-2

Condensed Consolidated Statements of Operations (Unaudited) for the three months ended March 31, 2009 and 2008, for the nine months ended March 31, 2009 and 2008, and for the period from August 16, 2006 (inception) through March 31, 2009
F-3

Condensed Consolidated Statements of Changes in Stockholders’ Equity (Unaudited) for the period from August 16, 2006 (inception) through March 31, 2009	F-4

Condensed Consolidated Statements of Cash Flows (Unaudited) for the nine months ended March 31, 2009 and 2008, and for the period from August 16, 2006 (inception) through March 31, 2009	F-5

Notes to Unaudited Condensed Financial Statements	F-6

ALYST ACQUISITION CORP. AND SUBSIDIARIES
(a development stage company)

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2009	June 30, 2008
	Unaudited
ASSETS

Current assets
Cash and cash equivalents	$716,618	$419,058
Cash held in trust account, interest and dividends available for working capital and taxes (including prepaid income taxes of $172,979 and $256,481 as of March 31, 2009 and June 30, 2008, respectively)	251,733	749,337
Prepaid expenses	13,807	43,476
Total current assets	982,158	1,211,871

Trust account, restricted
Cash held in trust account, restricted	63,267,192	63,154,286

Other assets
Deferred acquisition costs	896,861	472,752

Total assets	$65,146,211	$64,838,909

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$741,483	$459,025

Common stock subject to possible conversion, 2,413,319 shares at conversion value	18,980,148	18,946,276

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.0001 par value, authorized 1,000,000 shares; none issued or outstanding	—	—
Common stock, $.0001 par value, authorized 30,000,000 shares; issued and outstanding 9,794,400 shares (less 2,413,319 shares subject to possible conversion)	738	738
Additional paid-in capital	44,246,378	44,280,250
Income accumulated during the development stage	1,177,464	1,152,620
Total stockholders’ equity	45,424,580	45,433,608

Total liabilities and stockholders’ equity	$65,146,211	$64,838,909

The accompanying notes are an integral part of these condensed consolidated financial statements.

ALYST ACQUISITION CORP. AND SUBSIDIARIES
(a development stage company)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended March 31, 2009	For the three months ended March 31, 2008	For the nine months ended March 31, 2009	For the nine months ended March 31, 2008	For the period from August 16, 2006 (inception) through March 31, 2009

Revenue	$—	$—	$—	$—	$—

Formation and operating costs	234,477	139,154	537,452	221,567	861,303

Loss from operations	(234,477)	(139,154)	(537,452)	(221,567)	(861,303)

Interest and dividend income	119,927	555,785	601,144	2,061,716	3,029,613

(Loss) income before provision for income taxes	(114,550)	416,631	63,692	1,840,109	2,168,310

Benefit (Provision) for income taxes	41,443	(41,421)	(38,848)	(832,296)	(990,846)

Net (loss) income	$(73,107)	$375,210	$24,844	$1,007,853	$1,177,464

Accretion of trust account income relating to common stock subject to possible conversion	(25,044)	—	(33,872)	—	(33,872)

Net (loss) income attributable to other common stockholders	$(98,151)	$375,210	$(9,028)	$1,007,853	$1,143,592

Weighted average number of common shares outstanding excluding shares subject to possible conversion- basic and diluted	7,381,081	7,318,884	7,381,081	7,299,966

Basic and diluted net (loss) income per share attributable to other common stockholders	$(0.01)	$0.05	$(0.00)	$0.14

The accompanying notes are an integral part of these condensed consolidated financial statements.

ALYST ACQUISITION CORP. AND SUBSIDIARIES
(a development stage company)
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
For the period from August 16, 2006 (inception) through March 31, 2009
(Unaudited)

	Common Stock		Additional paid-	Income (deficit) accumulated during the development	Total stockholders’
	Shares	Amount	in capital	stage	equity

Balance at August 16, 2006 (inception)	—	$—	$—	$—	$—

Common shares issued at inception at $0.014 per share	1,750,000	175	24,825	—	25,000

Net loss for the period from August 16, 2006 (inception) through June 30, 2007	—	—	—	(3,916)	(3,916)

Balance at June 30, 2007	1,750,000	175	24,825	(3,916)	21,084

Sale of 8,044,400 units, net of underwriters’ discount and offering expenses of $2,973,036 (includes 2,413,319 shares subject to possible conversion)	8,044,400	804	61,381,360	—	61,382,164

Proceeds subject to possible conversion of 2,413,319 shares	—	(241)	(18,946,035)	—	(18,946,276)

Proceeds from issuance of insiders’ warrants	—	—	1,820,000	—	1,820,000

Proceeds from issuance of underwriters’ purchase option	—	—	100	—	100

Net income for the year ended June 30, 2008	—	—	—	1,156,536	1,156,536

Balance at June 30, 2008	9,794,400	738	44,280,250	1,152,620	45,433,608

Accretion of trust account income relating to common stock subject to possible conversion	—	—	(33,872)	—	(33,872)

Net income for the nine months ended March 31, 2009	—	—	—	24,844	24,844

Balance at March 31, 2009 (unaudited)	9,794,400	$738	$44,246,378	$1,177,464	$45,424,580

The accompanying notes are an integral part of these condensed consolidated financial statements.

ALYST ACQUISITION CORP. AND SUBSIDIARIES
(a development stage company)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the nine months ended March 31, 2009	For the nine months ended March 31, 2008	For the period from August 16, 2006 (inception) through March 31, 2009
Cash flows from operating activities
Net income	$24,844	$1,007,853	$1,177,464
Adjustment to reconcile net income to net cash provided by operating activities:
Change in operating assets and liabilities:
Prepaid taxes	—	(290,926)	—
Income tax payable	—	12,347	—
Prepaid expenses	29,669	(44,670)	(13,807)
Accounts payable and accrued expenses	282,458	115,458	741,483
Net cash provided by operating activities	336,971	800,062	1,905,140

Cash flows from investing activities
Cash held in trust account, restricted	(112,906)	(63,154,286)	(63,267,192)
Cash held in trust account, interest and dividends available for working capital and taxes	497,604	(130,979)	(251,733)
Deferred acquisition costs	(424,109)	(51,965)	(896,861)
Net cash used in investing activities	(39,411)	(63,337,230)	(64,415,786)

Cash flows from financing activities
Proceeds from issuance of common stock to initial stockholders	—	—	25,000
Proceeds from notes payable to stockholders	—	—	150,000
Gross proceeds from initial public offering	—	64,355,200	64,355,200
Proceeds from issuance of insiders’ warrants	—	1,820,000	1,820,000
Proceeds from issuance of underwriters’ purchase option	—	100	100
Payment of notes payable to stockholders	—	(150,000)	(150,000)
Payment of offering costs	—	(2,865,439)	(2,973,036)
Net cash provided by financing activities	—	63,159,861	63,227,264

Net increase in cash	297,560	622,693	716,618
Cash at beginning of period	419,058	65,487	—
Cash at end of period	$716,618	$688,180	$716,618

Supplemental Disclosure of cash flow information:
Cash paid during period for:
Interest	$—	$951	$951
Income taxes	—	1,110,875	1,291,112

The accompanying notes are an integral part of these condensed consolidated financial statements.

ALYST ACQUISITION CORP. AND SUBSIDIARIES
(a development stage company)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	INTERIM FINANCIAL INFORMATION, ORGANIZATION, BUSINESS OPERATIONS, SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN CONSIDERATION

These unaudited condensed consolidated interim financial statements as of March 31, 2009, and for the three and nine months ended March 31, 2009, and 2008, and for the period from August 16, 2006 (inception) through March 31, 2009, have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In addition, the June 30, 2008 balance sheet was derived from the audited financial statements, but does not include all disclosures required by GAAP in these unaudited condensed financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the interim periods presented are not necessarily indicative of the results to be expected for any other interim period or for the full year.

These unaudited condensed consolidated interim financial statements should be read in conjunction with the audited financial statements and notes thereto for the fiscal year ended June 30, 2008 included in the Company’s Form 10-KSB filed on September 25, 2008. The accounting policies used in preparing these unaudited condensed consolidated interim financial statements are consistent with those described in the June 30, 2008 financial statements.
Alyst Acquisition Corp. (the “Company”) was incorporated in Delaware on August 16, 2006 as a blank check company to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business (“Business Combination”).

All activity from August 16, 2006 (inception) through July 5, 2007 relates to the Company’s formation and the public offering, described below. Since July 6, 2007, the Company has been searching for a target business to acquire.

Principles of Consolidation:

The condensed consolidated financial statements of the Company include the accounts of the Company and its wholly–owned subsidiaries, China Networks International Holdings Ltd and China Networks Merger Co., Ltd, after elimination of all intercompany accounts and transactions.  These subsidiaries were organized as British Virgin Islands companies on April 17, 2008 for the purpose of consummating the acquisition described in Note 2 “Potential Acquisition”.

Going Concern and Management’s Plan and Intentions:

As of March 31, 2009, the Company had working capital of $240,675. Other than interest and dividend income of up to $1.68 million from the trust account, the Company’s only source of income, to enable it to continue to fund its search for an acquisition candidate, is the interest and dividends it earns on its cash not held in the trust account.  These funds may not be sufficient to maintain the Company until a business combination is consummated. In addition, there can be no assurance that the Company will enter into a Business Combination prior to June 29, 2009.  Pursuant to its Certificate of Incorporation, the Company would have to liquidate pursuant to a dissolution plan and return the funds held in the trust account to the holders of shares issued in the Offering as previously described. These factors raise substantial doubt about the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

ALYST ACQUISITION CORP. AND SUBSIDIARIES
(a development stage company)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	INTERIM FINANCIAL INFORMATION, ORGANIZATION, BUSINESS OPERATIONS, SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN CONSIDERATION (CONTINUED)

Reclassifications:

Certain amounts in the prior quarters’ financial statements have been reclassified to conform with the presentation in the current year financial statements. These reclassifications have no effect on previously reported income.

Concentration of Credit Risk:

Statement of Financial Accounting Standards (“SFAS”) No. 105, “Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk”, requires disclosure of significant concentrations of credit risk regardless of the degree of risk. At March 31, 2009, financial instruments that potentially expose the Company to credit risk consist of cash and cash held in the trust account. The Company maintains its cash balances in U.S. Treasury only money market funds at various financial institutions. At times, the Company’s cash and cash held in the trust account may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) and Securities Investor Protection Corporation (“SIPC”)insurance limits.

Earnings Per Share:

The Company follows the provisions of SFAS No. 128, “Earnings per Share”. In accordance with SFAS No. 128, earnings per common share amounts (“Basic EPS”) are computed by dividing earnings by the weighted average number of common shares outstanding for the period. Common shares subject to possible conversion of 2,413,319 have been excluded from the calculation  of basic  earnings per share since  such  shares, if  redeemed, only  participate  in  their  pro rata shares of the trust earnings. Earnings per common share amounts, assuming dilution (“Diluted EPS”), gives effect to dilutive options, warrants, and other potential common stock outstanding during the period. SFAS No. 128 requires the presentation of both Basic EPS and Diluted EPS on the face of the statements of operations. The effect of the 9,864,400 outstanding Warrants issued in connection with the Public Offering and the Insiders’ Warrants have not been considered in the diluted earnings per share calculation since the Warrants are contingent upon the occurrence of future events, and therefore, are not includable in the calculation of diluted earnings per share in accordance with SFAS 128.

Recently Issued And Adopted Accounting Pronouncements:

In December 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Positions (“FSP”) Statement of Financial Accounting Standard (“SFAS”) No. 140-4 and FASB Interpretation Number (“FIN”) No. 46R-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities” (FSP SFAS No. 140-4 and FIN No. 46R-8). This statement increases the disclosure requirements regarding continuing involvement with financial assets that have been transferred, as well as the company’s involvement with variable interest entities. The FSP is effective for financial statements issued for interim periods ending after December 15, 2008. The adoption of this pronouncement has had no material impact on the company’s financial position or results of operations.

ALYST ACQUISITION CORP. AND SUBSIDIARIES
(a development stage company)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	INTERIM FINANCIAL INFORMATION, ORGANIZATION, BUSINESS OPERATIONS, SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN CONSIDERATION (CONTINUED)

Recently Issued And Adopted Accounting Pronouncements (continued):

In April 2009, the FASB issued FASB Staff Position No. 107-1 (“FSP FAS 107-1”) and APB 28-1 (“APB 28-1”), which amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments and APB Opinion NO. 28, Interim Financial Reporting, to require disclosures about the fair value of financial instruments for interim reporting periods. FSP FAS 107-1 and APB 28-1 will be effective for interim reporting periods ending after June 15, 2009. The adoption of this staff position is not expected to have a material impact on the Company’s financial position or results of operation.

In April 2009, the FASB issued FASB Staff Position No. 115-2 (“FSP FAS 115-2”) and FASB Staff Position No. 124-2 (“FSP FAS 124-2”), which amends the other-than-temporary impairment guidance for debt and equity securities. FSP FAS 115-2 and FSP FAS 124-2 shall be effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this staff position is not expected to have a material impact on the Company’s financial position and results of operations.

In April 2009, the FASB issued FASB Staff Position No. 141(R)-1 (“FSP FAS 141(R)-1) which provides additional clarification on the initial recognition and measurement of assets acquired and liabilities assumed in a business combination that arise from contingencies.  FSP FAS 141(R)-1 is effective for all fiscal years beginning on or after December 15, 2008.  FSP FAS 141(R)-1 will have an impact on the accounting for any business acquired in the future.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 2.  POTENTIAL ACQUISITION

On August 13, 2008, the Company signed an agreement and plan of merger to acquire all of the issued and outstanding shares of China Networks Media Ltd., a British Virgin Islands Company (“China Networks”) which owns and is in the process of acquiring television station operating assets in the People’s Republic of China (PRC). As part of the transaction, the Company will redomesticate to the British Virgin Islands by means of merging with its wholly owned subsidiary China Networks Holdings immediately prior to consummating its transaction with China Networks.

Pursuant to the transaction, China Networks will become a wholly owned subsidiary of the Company and the holders of the capital stock of China Networks will receive, upon the effectiveness of the merger, an aggregate of (i) 2,880,000 shares and (ii) $17,000,000 in cash. The holders of ordinary shares of China Networks will also be entitled to receive up to $6,000,000 of additional cash and 9,000,000 additional shares upon attaining certain performance milestones.

Additionally, the holders of the capital stock of China Networks will be entitled to receive up to $21,910,000 (as amended) of the cash received by the Company from the exercise of outstanding Alyst warrants. There remain a number of conditions to the Company’s completing the acquisition of China Networks, including review by the U.S. Securities and Exchange Commission (the “SEC”) of the Company’s proxy and the related registration statement and approval by the Company’s stockholders of the merger between the Company and China Networks.

On January 12, 2009, Michael E. Weksel, the Company’s chief financial officer (“CFO”), secretary and director, was appointed CFO of China Networks. He will continue to serve in his current capacities with the Company and is expected post-merger to serve as CFO of the surviving entity, China Networks

ALYST ACQUISITION CORP. AND SUBSIDIARIES
(a development stage company)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. POTENTIAL ACQUISITION (CONTINUED)

International Holdings, Ltd. (“CNIH”), currently a wholly-owned British Virgin Islands subsidiary of the Company.

On January 28, 2009, the parties to the agreement and plan of merger entered into Amendment No. 1 to the agreement which reduced, among other things, the amount of cash the holders of the capital stock of China Networks will be entitled to receive from the proceeds, if any, of the exercise of Alyst outstanding warrants from up to $24,910,000 to up to $21,910,000.

On January 30, 2009, a subsidiary of  the Company filed a registration statement on Form S-4 containing the preliminary proxy statement prospectus regarding the potential acquisition, and a prospectus for the registration of shares, warrants and units that may be issuable in that transaction.

The Company issued a press release on March 18, 2009, announcing that its merger target, China Networks Media, Ltd., a BVI company, entered into a letter of intent (“LOI”), dated February 27, 2009, with Zhuhai Broadcasting and Television Station (“Zhuhai TV”), containing the principal terms for the formation of a 50:50 joint venture (the “Joint Venture”) between China Networks and Zhuhai TV.  If the transactions contemplated by the LOI are consummated, Zhuhai TV will join China Networks’ television joint ventures in Kunming and Yellow River as the newest member of its advertising network, expanding the population reach of China Networks to a total of approximately 38 million viewers.  China Networks’ management expects to execute definitive documentation covering the terms of the LOI before the end of July 2009 and to consummate the transactions contemplated by the LOI prior to the end of 2009.

The Company, CNIH. and China Networks and their respective directors and executive officers, and Chardan Capital Markets LLC and its partners and directors, may be deemed to be participants in the solicitation of proxies for the special meeting of stockholders to be held to approve, among other things, the proposed business combination with China Networks.

NOTE 3. COMMITMENTS AND CONTINGENCIES

The Company entered into an agreement with the underwriters of the Offering (the “Underwriting Agreement”). Under the terms of the Underwriting Agreement, the Company paid an underwriting discount of 3.723% ($2,395,914) of the gross proceeds in connection with the consummation of the Offering and has placed 3.277% ($2,108,950) of the gross proceeds in the trust account which will be paid to the underwriters only upon consummation of a Business Combination. Additionally, the Company has placed $560,000 in the trust account representing the non-accountable expense allowance due from the Offering which will be paid to the underwriters only upon consummation of a Business Combination. The Company did not pay any discount related to the insiders’ warrants. The Underwriters have waived their rights to receive payments from the trust account of $2,108,950 of underwriting discounts and $560,000 of expense reimbursements, which are due under the Underwriting Agreement if the Company is unable to consummate a Business Combination prior to June 29, 2009.

On February 10, 2009, the Company received a letter from the NYSE Alternext US indicating it did not meet one of the Exchange’s continued listing standards since it did not hold an annual meeting of stockholders in 2008. The Company submitted a plan of compliance to the Exchange on March 3, 2009 demonstrating the Company’s intent to regain compliance with the continued listing standards by August 11, 2009. The Company plans to hold a meeting of its stockholders on or before June 29, 2009 which will make the Company in compliance with the listing standards.

ALYST ACQUISITION CORP.

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-11

Balance Sheet at June 30, 2008	F-12

Statements of Operations for the fiscal year ended June 30, 2008, and for the periods from August 16, 2006 (inception) through June 30, 2007 and June 30, 2008	F-13

Statements of Changes in Stockholders’ Equity for the period from August 16, 2006 (inception) through June 30, 2008	F-14

Statements of Cash Flows for the fiscal year ended June 30, 2008, and for the periods from August 16, 2006 (inception) through June 30, 2007 and June 30, 2008	F-15

Notes to Financial Statements	F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors and Stockholders of

Alyst Acquisition Corp.

We have audited the accompanying balance sheet of Alyst Acquisition Corp. (a development stage company) (the “Company”) as of June 30, 2008, and the related statements of operations, changes in stockholders’ equity and cash flows for the year then ended and for the periods from August 16, 2006 (inception) through June 30, 2007 and June 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s certificate of incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a business combination (as defined) prior to June 29, 2009. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alyst Acquisition Corp. (a development stage company) as of June 30, 2008, and the results of its operations and its cash flows for the year then ended, and for the periods from August 16, 2006 (inception) through June 30, 2007 and June 30, 2008, in conformity with United States generally accepted accounting principles.

Marcum & Kliegman LLP
Melville, New York

September 23, 2008

ALYST ACQUISITION CORP.
(a development stage company)

BALANCE SHEET

June 30,
2008

ASSETS

Current Assets:

Cash and cash equivalents	$419,058

Cash held in trust account, interest available for working capital and taxes (totaling $749,337):

Cash held in trust account	492,856

Income taxes refund receivable	256,481

Prepaid expenses	43,476

Deferred target acquisition costs	472,752

Total current assets	1,684,623

Cash held in trust account, restricted	63,154,286

Total assets	$64,838,909

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities -accrued expenses	$459,025

Common stock subject to possible conversion, 2,413,319 shares at conversion value	18,946,276

Commitments and contingencies

Stockholders’ equity

Preferred stock, $.0001 par value, authorized 1,000,000 shares; none issued or outstanding	—

Common stock, $.0001 par value, authorized 30,000,000 shares; issued and outstanding 9,794,400 shares (less 2,413,319 shares subject to possible conversion)	738

Additional paid-in capital	44,280,250

Earnings accumulated during the development stage	1,152,620

Total stockholders’ equity	45,433,608

Total liabilities and stockholders’ equity	$64,838,909

The accompanying notes are an integral part of these financial statements.

ALYST ACQUISITION CORP.
(a development stage company)

STATEMENTS OF OPERATIONS

	For the year ended June 30, 2008	For the period from August 16, 2006 (inception) through June 30,2007	For the period from August 16, 2006 (inception) through June 30,2008
Revenue	$—	$—	$—
Formation and operating costs	319,003	4,848	323,851
Loss from operations	(319,003)	(4,848)	(323,851)
Interest income, net	2,426,933	1,536	2,428,469
Income (loss) before provision for income taxes	2,107,930	(3,312)	2,104,618
Provision for income taxes	951,394	604	951,998
Net income (loss)	$1,156,536	$(3,916)	$1,152,620
Weighted average number of common shares outstanding excluding shares subject to possible conversion- basic and diluted	7,319,371	1,750,000
Basic and diluted net income (loss) per share	$0.16	$(0.00)

The accompanying notes are an integral part of these financial statements.

ALYST ACQUISITION CORP.
(a development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
For the period from August 16, 2006 (inception) through June 30, 2008

	Common Stock		Additional	(Deficit) earnings accumulated during the development	Total stockholders’
	Shares	Amount	paid-in capital	Stage	equity

Balance at August 16, 2006 (inception)	—	$—	$—	$—	$—

Common shares issued at inception at $0.014 per share	1,750,000	175	24,825	—	25,000

Net loss from August 16, 2006 (inception) through June 30, 2007	—	—	—	(3,916)	(3,916)

Balance at June 30, 2007	1,750,000	175	24,825	(3,916)	21,084

Sale of 8,044,400 units, net of underwriters’ discount and offering expenses of $2,973,036 (includes 2,413,319 shares subject to possible conversion)	8,044,400	804	61,381,360	—	61,382,164

Proceeds subject to possible conversion of 2,413,319 shares	—	(241)	(18,946,035)	—	(18,946,276)

Proceeds from issuance of insiders’ warrants	—	—	1,820,000	—	1,820,000

Proceeds from issuance of underwriters’ purchase option	—	—	100	—	100

Net income for year ended June 30, 2008	—	—	—	1,156,536	1,156,536

Balance at June 30, 2008	9,794,400	$738	$44,280,250	$1,152,620	$45,433,608

The accompanying notes are an integral part of these financial statements.

ALYST ACQUISITION CORP.
(a development stage company)

STATEMENTS OF CASH FLOWS

	For the year ended June 30, 2008	For the period from August 16, 2006 (inception) through June 30, 2007	For the period from August 16, 2006 (inception) through June 30, 2008
Cash flows from operating activities	$1,156,536	$(3,916)	$1,152,620
Net income (loss)

Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:
Change in operating assets and liabilities:
Prepaid expenses	(43,476)	—	(43,476)
Accrued expenses	457,025	2,000	459,025
Net cash provided by (used in) operating activities	1,570,085	(1,916)	1,568,169

Cash flows from investing activities
Cash held in trust account restricted	(63,154,286)	—	(63,154,286)
Cash held in trust account, interest available for working capital and taxes	(749,337)	—	(749,337)
Deferred target acquisition costs	(472,752)	—	(472,752)
Net cash used in investing activities	(64,376,375)	—	(64,376,375)
Cash flows from financing activities
Proceeds from issuance of common stock to initial stockholders	—	25,000	25,000
Proceeds from notes payable to stockholders	—	150,000	150,000
Gross proceeds from IPO	64,355,200	—	64,355,200
Proceeds from issuance of insiders’ warrants	1,820,000	—	1,820,000
Proceeds from issuance of underwriters’ purchase option	100	—	100
Payment of notes payable to stockholders	(150,000)	—	(150,000)
Payment of offering costs	(2,865,439)	(107,597)	(2,973,036)
Net cash provided by financing activities	63,159,861	67,403	63,227,264

Net increase in cash	353,571	65,487	419,058
Cash at beginning of period	65,487	—	—
Cash at end of period	$419,058	$65,487	$419,058

Supplemental disclosures of non-cash transactions:
Cash paid during period for:
Interest	$951	$—	$951
Taxes	$1,207,875	$604	$1,208,479

Accrual for deferred offering costs:
Deferred offering costs	$—	$20,123	$—
Accrued offering costs	$—	$(20,123)	$—

The accompanying notes are an integral part of these financial statements.

ALYST ACQUISITION CORP.
(a development stage company)
Notes to Financial Statements

NOTE 1. Organization and Business Operations

Alyst Acquisition Corp. (the “Company”) was incorporated in Delaware on August 16, 2006 as a blank check company to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business (“Business Combination”).

All activity from August 16, 2006 through July 5, 2007 relates to the Company’s formation and the public offering described below. Since July 6, 2007, the Company has been searching for a target business to acquire. The Company has selected June 30 as its fiscal year end.

The registration statement for the Company’s IPO (“Offering”) was declared effective June 29, 2007 (“Effective Date”). The Company consummated the Offering on July 5, 2007 and received net proceeds of $61,382,164 and $1,820,000 from the sale of insider warrants on a private placement basis (see Note 3). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination.

An amount of $63,154,286 (or approximately $7.85 per share) of the net proceeds of the Offering and the sale of the insiders’ warrants (see Note 3) was placed in a trust account (“Trust Account”) upon the consummation of the Offering. The proceeds held in the Trust Account may be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of the Company’s initial Business Combination or (ii) liquidation of the Company. As of June 30, 2008, the balance in the Trust Account was $63,647,142, which includes $492,856 which is available for working capital purposes and $256,481 of prepaid income taxes included in total cash held in trust account, interest available for working capital and taxes. The balance of $63,154,286 has been classified on the June 30, 2008 balance sheet as cash held in trust account, restricted. Since the inception of the Trust Account through June 30, 2008, $2,411,857 has been earned in cumulative interest, of which $1,919,000 has been transferred out of the Trust Account to the operating account of the Company for working capital and tax purposes. During the year ended June 30, 2008 all of the funds in the Trust Account were invested in Western Asset Institutional Government Money Market Fund Class A. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements.

The Company’s officers have agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Except with respect to interest income that may be released to the Company of (i) up to $1,680,000 to fund expenses related to investigating and selecting a target business and other working capital requirements and (ii) any additional amounts needed to pay income or other tax obligations, the proceeds held in trust will not be released from the Trust Account until the earlier of the completion of a Business Combination or the Company’s liquidation.

ALYST ACQUISITION CORP.
(a development stage company)
Notes to Financial Statements

NOTE 1. Organization and Business Operations (Continued)

The Company, after signing a definitive agreement for a Business Combination with a target business or businesses, is required to submit such transaction for stockholder approval. In the event that the stockholders owning 30% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”) have agreed to vote all of their Founders’ Common Stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting restrictions will no longer apply.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares into cash from the Trust Account. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 30% (minus 1 share) of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company’s Certificate of Incorporation was amended on June 29, 2007 (“Effective Date”) to provide that the Company will continue in existence only until 24 months from the Effective date of the registration statement relating to the Offering, or June 29, 2009. If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of liquidating and winding up its affairs. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the IPO price per Unit in the Offering.

The Initial Stockholders have waived their rights to participate in any liquidation distribution, but only with respect to the 1,750,000 shares issued at inception at $0.014 per share (the “Founders’ Common Stock”); they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following the Offering.

NOTE 2. Summary of Significant Accounting Policies

Going Concern and Management’s Plan and Intentions:

As of June 30, 2008, excluding Cash held in the Trust Account - restricted of $63,154,286, the Company had working capital of $1,225,598. The Company’s only source of income, to enable it to continue to fund its search for an acquisition candidate, is the interest it earns on its money not held in the Trust Account. These funds may not be sufficient to maintain the Company until a business combination is consummated. In addition, there can be no assurance that the Company will enter into a Business Combination prior to June 29, 2009. Pursuant to its Amended and Restated Certificate of Incorporation, the Company would have to liquidate pursuant to a dissolution plan and return the funds held in the Trust Account to the holders of shares issued in the Offering as previously described. These factors raise substantial doubt about the Company’s ability to continue as a going concern. These audited financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Cash and Cash Equivalents:

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

ALYST ACQUISITION CORP.
(a development stage company)
Notes to Financial Statements

NOTE 2. Summary of Significant Accounting Policies (Continued)

Concentration of Credit Risk:

SFAS No. 105, “Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk”, requires disclosure of significant concentrations of credit risk regardless of the degree of risk. At June 30, 2008, financial instruments that potentially expose the Company to credit risk consist of cash. The Company maintains its cash balances in various financial institutions. The Federal Deposit Insurance Corporation insures balances in bank accounts up to $100,000 and the Securities Investor Protection Corporation insures balances up to $500,000 in brokerage accounts. At June 30, 2008, the uninsured balances amounted to approximately $63,400,000. Management believes the risk of loss to be minimal.

Cash held in Trust Account—restricted:

The Company considers the restricted portion of the funds held in the Trust Account as being a non-current asset. A current asset is one that is reasonably expected to be used to pay current liabilities, such as accounts payable or short-term debt or to pay current operating expenses, or will be used to acquire other current assets. Since the acquisition of a business is principally considered to be a long-term purpose, with long-term assets such as property and intangibles, typically being a major part of the acquired assets, the Company has reported the funds anticipated to be used in the acquisition as a non-current asset.

Accretion of Trust Account relating to common stock subject to possible conversion:

The Company records accretion, if any, of the income earned in the trust account relating to the common stock subject to possible conversion based on the excess of the earnings for the period over the amount which is available to be used for working capital and taxes. Since 30% (less one share) of the shares issued in the Offering are subject to possible conversion, the portion of the excess earnings related to those shares will be reflected on the balance sheet as part of “Common stock subject to possible conversion” and is deducted from “Additional paid-in capital”. The portion of the excess earnings will also be presented as a deduction from the net income on the Statements of Operations to appropriately reflect the amount of net income which would remain available to the common stockholders who did not elect to convert their shares to cash. At June 30, 2008 there was no accretion of income due to stockholders.

Earnings Per Share:

The Company follows the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share”. In accordance with SFAS No. 128, earnings per common share amounts (“Basic EPS”) are computed by dividing earnings by the weighted average number of common shares outstanding for the period. Common shares subject to possible conversion of 2,413,319 have been excluded from the calculation of basic earnings per share since such shares, if redeemed, only participate in their pro rata shares of the trust earnings. Earnings per common share amounts, assuming dilution (“Diluted EPS”), gives effect to dilutive options, warrants, and other potential common stock outstanding during the period. SFAS No. 128 requires the presentation of both Basic EPS and Diluted EPS on the face of the statements of operations. The effect of the 9,864,400 outstanding Warrants issued in connection with the Public Offering and the Insiders’ Warrants described in Note 3 have not been considered in the diluted earnings per share calculation since the Warrants are contingent upon the occurrence of future events, and therefore, are not includable in the calculation of diluted earnings per share in accordance with SFAS 128.

ALYST ACQUISITION CORP.
(a development stage company)
Notes to Financial Statements

NOTE 2. Summary of Significant Accounting Policies (Continued)

Stock Based Compensation:

The Company accounts for stock options and warrants using the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment,” (“SFAS 123(R)”). SFAS 123(R) addresses all forms of share based compensation awards including shares issued under employment stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123(R), share based payment awards will be measured at fair value on the awards grant date, based on the estimated number of awards that are expected to vest and will be reflected as compensation expense in the financial statements.

Fair Value of Financial Instruments:

The carrying value of cash, investments held in the Trust Account, and accrued expenses are reasonable estimates of the fair values due to their short-term maturity.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications:

Certain prior year amounts have been reclassified to conform to the current year presentation.

Recently Issued and Adopted Accounting Pronouncements:

In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Accounting Standards (“SFAS”) No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115” (SFAS No. 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. Early adoption was permitted as of the beginning of a fiscal year that begins on or before November 15, 2007 provided the entity also elects to apply the provisions of SFAS No. 157. The Company does not expect that the adoption will have a material impact on its financial position and results of operations.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”).  SFAS 141R changes accounting for acquisitions that close beginning in 2009 in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, IPR&D and restructuring costs.  More transactions and events will qualify as business combinations and will be accounted for at fair value under the new standard.  SFAS 141R promotes greater use of fair values in financial reporting. In addition, under SFAS 141R, changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income tax expense. Some of the changes will introduce more volatility into earnings.  SFAS 141R is effective for fiscal years beginning on or after December 15, 2008.  SFAS 141R will have an impact on accounting for any business acquired after the effective date of this pronouncement.

ALYST ACQUISITION CORP.
(a development stage company)
Notes to Financial Statements

NOTE 2. Summary of Significant Accounting Policies (Continued)

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests (NCI) and classified as a component of equity. This new consolidation method will significantly change the accounting for transactions with minority interest

Recently Issued and Adopted Accounting Pronouncements (Continued):

holders. SFAS 160 is effective for fiscal years beginning after December 15, 2008. SFAS 160 would have an impact on the presentation and disclosure of the noncontrolling interests of any non-wholly owned business acquired in the future.

In December 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 110 (‘‘SAB 110’’). SAB 110 amends and replaces Question 6 of Section D.2 of Topic 14, Share-Based Payment of the Staff Accounting Bulletin series. Question 6 of Section D.2 of Topic 14 expresses the views of the staff regarding the use of the ‘‘simplified’’ method in developing an estimate of the expected term of ‘‘plain vanilla’’ share options and allows usage of that method for option grants prior to December 31, 2007. SAB 110 allows public companies which do not have sufficient historical experience to provide a reasonable estimate to continue the use of this method for estimating the expected term of ‘‘plain vanilla’’ share option grants after December 31, 2007. The adoption of this pronouncement by the Company in fiscal 2008 has not had an effect on its financial statements

In February 2008, the FASB issued Staff Position No. FAS 140-3, “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions,” which provides guidance on accounting for a transfer of a financial asset and a repurchase financing. This accounting guidance presumes that an initial transfer of a financial asset and a repurchase financing are considered part of the same arrangement (linked transaction) under SFAS No. 140. However, if certain criteria are met, the initial transfer and repurchase financing shall be evaluated separately under SFAS No. 140. Staff Position No. FAS 140-3 will be effective for financial statements issued for fiscal years beginning after November 15, 2008, and for interim periods within those fiscal years. Early adoption is prohibited. Management is evaluating the potential effect this guidance may have on our financial condition and results of operations.

In February 2008, the FASB issued FASB Staff Positions (“FSP”) No. 157-1 and No. 157-2, which respectively, remove leasing transactions from the scope of SFAS No. 157 and defer its effective date for one year relative to certain nonfinancial assets and liabilities. As a result, the application of the definition of fair value and related disclosures of SFAS No. 157 (as impacted by these two FSP’s) was effective for the Company beginning January 1, 2008 on a prospective basis with respect to fair value measurements of (a) nonfinancial assets and liabilities that are recognized or disclosed at fair value in the Company’s financial statements on a recurring basis (at least annually) and (b) all financial assets and liabilities. This adoption did not have a material impact on the Company’s results of operations or financial condition. The remaining aspects of SFAS No. 157 for which the effective date was deferred under FSP No. 157-2 are currently being evaluated by the company. Areas impacted by the deferral relate to nonfinancial assets and liabilities that are measured at fair value, but are recognized or disclosed at fair value on a nonrecurring basis. This deferral applies to such items as nonfinancial assets and liabilities initially measured at fair value in a business combination (but not measured at fair value in subsequent periods) or nonfinancial long-lived asset groups measured at fair value for an impairment assessment. The effects of these remaining aspects of SFAS No. 157 are to be applied to fair value measurements prospectively beginning January 1, 2009. The Company does not expect them to have a material impact on the Company’s results of operations or financial condition.

ALYST ACQUISITION CORP.
(a development stage company)
Notes to Financial Statements

NOTE 2. Summary of Significant Accounting Policies (Continued)

Recently Issued and Adopted Accounting Pronouncements (Continued):

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133,” (SFAS “161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted, but not expected. Management is evaluating the potential effect this guidance may have on the Company’s financial condition and results of operations.

In April 2008, the FASB issued FSP FAS No. 142-3, which amends the factors that must be considered in developing renewal or extension assumptions used to determine the useful life over which to amortize the cost of a recognized intangible asset under FAS No. 142, “Goodwill and Other Intangible Assets.” The FSP requires an entity to consider its own assumptions about renewal or extension of the term of the arrangement, consistent with its expected use of the asset, and is an attempt to improve consistency between the useful life of a recognized intangible asset under FAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under FAS No. 141, “Business Combinations.” The FSP is effective for fiscal years beginning after December 15, 2008, and the guidance for determining the useful life of a recognized intangible asset must be applied prospectively to intangible assets acquired after the effective date. The FSP is not expected to have a significant impact on the Company’s results of operations, financial condition or liquidity.

In May 2008, the FASB issued Financial Accounting Standard (FAS) No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” The statement is intended to improve financial reporting by identifying a consistent hierarchy for selecting accounting principles to be used in preparing financial statements that are prepared in conformance with generally accepted accounting principles. Unlike Statement on Auditing Standards (SAS) No. 69, “The Meaning of Present Fairly in Conformity With GAAP,” FAS No. 162 is directed to the entity rather than the auditor. The statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board (PCAOB) amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with GAAP,” and is not expected to have any impact on the Company’s results of operations, financial condition or liquidity.

In June 2008, FASB issued FSP Emerging Issues Task Force (EITF) No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” Under the FSP, unvested share-based payment awards that contain rights to receive nonforfeitable dividends (whether paid or unpaid) are participating securities, and should be included in the two- class method of computing EPS. The FSP is effective for fiscal years beginning after December 15, 2008, and interim periods within those years, and is not expected to have a significant impact on the Company’s results of operations, financial condition or liquidity.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

ALYST ACQUISITION CORP.
(a development stage company)
Notes to Financial Statements

NOTE 3. Initial Public Offering

On July 5, 2007, the Company sold 8,044,400 Units, including 1,044,400 units from the exercise of the underwriters’ over-allotment option, at a Offering price of $8.00 per unit. Each unit (“Unit”) consists of one share of the Company’s common stock, $.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination or June 29, 2008 and expiring June 28, 2011. The Company may redeem the Warrants, with prior consent of Ferris, Baker Watts Incorporated and Jesup & Lamont Securities Corporation, the representatives (“Representatives”) of the underwriters of the Offering, at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which the notice of redemption is given. In accordance with the warrant agreement relating to the Warrants sold and issued in the Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to settle the warrant exercise, whether by net cash settlement or otherwise. Consequently, the Warrants may expire unexercised and unredeemed and an investor in the Offering may effectively pay the full unit price solely for the shares of common stock included in the units (since the Warrants may expire worthless).

On July 5, 2007, pursuant to Subscription Agreements, dated as of October 12, 2006, certain of the Initial Stockholders purchased from the Company, in the aggregate, 1,820,000 warrants for $1,820,000 (the “Insiders’ Warrants”). All of the proceeds the Company received from these purchases were placed in the Trust Account. The Insiders’ Warrants are identical to the Warrants underlying the Units sold in the Offering except that if the Company calls the Warrants for redemption, the Insiders’ Warrants may be exercised on a “cashless basis”. The purchasers of the Insiders’ Warrants have agreed that the Insiders’ Warrants will not be sold or transferred by them until 90 days after the date the Company has completed a Business Combination.

The Initial Stockholders and holders of the Insiders’ Warrants (or underlying securities) are entitled to registration rights with respect to their founding shares or Insiders’ Warrants (or underlying securities), as the case may be, pursuant to an agreement dated June 29, 2007. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing nine months after the consummation of a Business Combination. The holders of the Insiders’ Warrants (or underlying securities) are entitled to demand that the Company register such securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Insiders’ Warrants (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

NOTE 4. Income Taxes

On July 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes,” and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The Company has identified its federal, New York State and New York City returns as “major” tax jurisdictions. Based on the Company’s evaluation, it has concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on August 16, 2006, the evaluation was performed for the tax years ending in 2007 and 2008, which are the only periods subject to examination.

ALYST ACQUISITION CORP.
(a development stage company)
Notes to Financial Statements

NOTE 4. Income Taxes (Continued)

The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48.

The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from August 16, 2006 (inception) through June 30, 2008. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position, results of operations and cash flows.

The provision for income tax consists of the following:

	For the year ended June 30,2008	For the period from August 16, 2006 (inception) through June 30, 2007	For the period from August 16, 2006 (inception) through June 30, 2008
Current:
Federal	$597,899	$—	$597,899
State and Local	353,495	604	354,099
Deferred:
Federal	—	—	—
State and Local	—	—	—
Total provision for income taxes	$951,394	$604	$951,998

Deferred income taxes, if applicable, are provided for the differences between the basis of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. There are no deferred tax assets or liabilities as of June 30 2008.

A reconciliation between the effective rate for income taxes and the amount computed by applying the statutory Federal income tax rate to income (loss) from continuing operations before provision for income taxes is as follows:

	For the year ended June 30, 2008	For the period from august 16, 2006 (inception) through June 30, 2007	For the period from august 16, 2006 (inception) through June 30, 2008
Tax provision at statutory rate	34%	34%	34%
State and local taxes (net of federal tax benefit)	11	—	11
Losses not providing benefits	—	(34)	—

	45%	0%	45%

ALYST ACQUISITION CORP.
(a development stage company)
Notes to Financial Statements

NOTE 5. Commitments and Contingencies

The Company entered into an agreement with the underwriters of the Offering (the “Underwriting Agreement”). Under the terms of the Underwriting Agreement, the Company paid an underwriting discount of 3.723% ($2,395,914) of the gross proceeds in connection with the consummation of the Offering and has placed 3.277% ($2,108,950) of the gross proceeds in the Trust Account which will be paid to the underwriters only upon consummation of a Business Combination. Additionally, the Company has placed $560,000 in the Trust Account representing the non-accountable expense allowance due from the Offering which will be paid to the underwriters only upon consummation of a Business Combination. The Company did not pay any discount related to the insiders’ warrants. The Underwriters have waived their rights to receive payments from the Trust Account of $2,108,950 of underwriting discounts and $560,000 of expense reimbursements, which are due under the Underwriting Agreement if the Company is unable to consummate a Business Combination prior to June 29, 2009.

The Company also issued a unit purchase option, for $100, to the Representatives, on the Effective Date to purchase 300,000 Units at an exercise price of $10.00 per Unit. The Units issuable upon exercise of the unit purchase option are identical to those sold by the Company during the Offering, except that the exercise price of the underlying warrants will be $7.50 per share. The Company accounted for the fair value of the unit purchase option, inclusive of the receipt of the $100 cash payment, as an expense of the Offering resulting in a charge directly to stockholders’ equity. The Company estimated that the fair value of this unit purchase option was approximately $930,000 ($3.10 per Unit underlying the unit purchase option) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the Representatives is estimated as of the date of grant using the following assumptions: (1) expected volatility of 45%, (2) risk-free rate of 4.65% and (3) expected life of 5 years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the Units underlying the unit purchase option (the difference between the market price of the Units and the exercise price of the unit purchase option) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

The Initial Stockholders have waived their right to receive distribution with respect to the Founders’ Common stock upon the Company’s liquidation.

The Company engaged SMH Capital, on April 13, 2008 to perform consulting services in connection with a prospective transaction regarding the Company. The agreement requires SMH Capital to analyze an acquisition candidate (the “Target”) including their financial condition, market valuation and future business and financial prospects. Additionally evaluate the potential business synergies, cost savings and potential proforma financial and strategic impact on the Company and its stockholders. Finally to render a fairness opinion evaluating the fairness of the transaction from a financial point of view to the stockholders of the Company and opine on whether the fair market value of the Target is at least equal to 80% if the net assets of the Company. The cost to the Company will be $150,000.

The Company engaged Skillnet, on April 13, 2008 to provide a qualified due diligence on the Target, focusing on market potential, competitive situations, business concepts, marketing, and financial projections. The cost to the Company will be $100,000.

ALYST ACQUISITION CORP.
(a development stage company)
Notes to Financial Statements

NOTE 6. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

NOTE 7. Common Stock

The Company is authorized to issue 30,000,000 shares of common stock with a par value of $.0001 per share.

On August 16, 2006, the Company issued 1,750,000 shares of common stock to its initial stockholders for $25,000 in cash, at a purchase price of approximately $0.014 per share.

On July 5, 2007, the Company issued 8,044,400 Units, including 1,044,400 Units pursuant to the underwriters’ over-allotment option, at the offering price of $8.00 per Unit. Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant. (See Note 3).

At June 30, 2008 and 2007, there were 10,464,400, and 0 shares, respectively of common stock reserved for issuance upon exercise of Warrants and the Insiders’ Warrants.

NOTE 8. Subsequent Event

On August 13, 2008, the Company signed an agreement and plan of merger to acquire all of the issued and outstanding shares of China Networks Media Ltd., a British Virgin Islands company (“China Networks”) which owns and is in the process of acquiring broadcast television advertising rights in the People’s Republic of China. As part of the transaction, the Company proposes to redomesticate to the British Virgin Islands by means of merging with its wholly-owned subsidiary, China Networks International Holdings, Ltd., a British Virgin Islands company, immediately prior to consummating its transaction with China Networks.

Pursuant to the transaction, China Networks will become a wholly-owned subsidiary of the Company and the holders of the capital stock of China Networks will receive, upon the effectiveness of the merger, an aggregate of (i) 2,880,000 shares and (ii) $17,000,000 in cash. The holders of ordinary shares of China Networks will also be entitled to receive up to $6,000,000 of additional cash and 9,000,000 additional shares upon attaining certain performance milestones.

Additionally, the holders of the capital stock of China Networks will be entitled to receive up to $24,900,000 of the cash received by the Company from the exercise of outstanding warrants. There remain a number of conditions to the Company’s completing the acquisition of China Networks, including approval by Alyst’s stockholders of the redomestication and the business combination and approval by the shareholders of China Networks of the merger agreement.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED
MARCH 31, 2009 AND 2008

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Consolidated Balance Sheets	F28
Consolidated Statements of Operations and Comprehensive Income(Loss)	F29
Consolidated Statements of Changes in Equity	F30
Consolidated Statements of Cash Flows	F31
Notes to Consolidated Financial Statements	F32

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2009	2008
	(unaudited)

ASSETS

CURRENT ASSETS
Cash	$12,941,200	$12,213,131
Accounts receivable	1,447,037	1,881,961
Other receivables and prepaid expenses	749,734	271,776
Other receivables from TV Stations	906,531	535,631
Loan receivable from related parties	1,311,111	311,111

Total current assets	17,355,613	15,213,610

PROPERTY & EQUIPMENT, NET	132,988	95,741
PROGRAM RIGHTS, NET	135,434	180,352
PROGRAM INVENTORY	2,408,145	1,566,285
DEFERRED FINANCING COSTS	1,146,886	1,614,357
INTANGIBLE ASSETS, NET	27,307,154	27,598,987

TOTAL ASSETS	$48,486,220	$46,269,332

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable	$598,694	$421,701
Customer deposits	292,047	312,446
Accrued interest	1,791,468	1,267,334
Other payable	555,247	13,204
Other payable to TV Stations	15,210,862	16,110,516
Accrued liabilities	2,706,513	2,121,751
Due to related parties	503,442	329,280
Notes payable, net	23,231,039	24,808,730
Total current liabilities	44,889,312	45,384,962

DEFERRED TAX LIABILITIES	678,374	312,728

TOTAL LIABILITIES	45,567,686	45,697,690

EQUITY
Class A Convertible Preferred Shares, net of issuance costs ($0.0005 par value; 1,050,000 shares authorized, 980,000 shares issued and outstanding at March 31, 2009 and December 31, 2008; liquidation preference of $9,800)	490	490
Common stock at $0.0005 par value; 1,900,000 shares authorized, issued and outstanding at March 31, 2009 and December 31, 2008	950	950
Additional paid-in capital	3,951,599	3,951,599
Accumulated deficit	(4,470,210)	(4,568,284)
Accumulated other comprehensive loss	(56,347)	(70,920)

Total shareholders' deficit	(573,518)	(686,165)

Non-controlling interest	3,492,052	1,257,807

Total equity	2,918,534	571,642

TOTAL LIABILITIES AND EQUITY	$48,486,220	$46,269,332

The accompanying notes are an integral part of these consolidated financial statements

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the three months ended
	March 31, 2009	March 31, 2008
	(unaudited)	(unaudited)

NET REVENUE	4,962,684	-

COST OF REVENUE	965,839	-
Gross profit	3,996,844	-

OPERATING EXPENSES
Selling expense	33,681	-
General and administrative expense	1,232,872	66,944
	1,266,553	66,944

INCOME (LOSS) FROM OPERATIONS	2,730,291	(66,944)

OTHER INCOME (EXPENSE)
Other expense	(29,243)	-
Interest expense	(1,701,109)	-
Interest income	14,587	-
Gain on extinguishment of debt	1,328,861	-
	(386,903)	-

INCOME (LOSS) BEFORE INCOME TAX	2,343,388	(66,944)

INCOME TAX	829,150	-

NET INCOME	1,514,238	(66,944)

Less: Net income attributable to the non-controlling interest	(1,416,164)	-

NET INCOME (LOSS) ATTRIBUTABLE TO SHAREHOLDERS	$98,074	$(66,944)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	14,573	-
COMPREHENSIVE INCOME (LOSS)	$112,647	$(66,944)

Basic earnings per common share	$0.05	$(66.94)
Diluted earnings per common share	$0.03	$(66.94)
Weighted average shares outstanding	1,900,000	1,000

The accompanying notes are an integral part of these consolidated financial statements

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

							Accumulated
							Other
	Preferred Stock		Common Stock		Additional	Accumulated	Comprehensive		Non-controlling
	Shares	Amount	Shares	Amount	Paid-in capital	Deficit	loss		Interest	Total
BALACE AT MARCH 30, 2007 (INCEPTION)	-	$-	-	$-	$-	$-	$-			$-

Issuance of common stock	-	-	1,000	1,000	-	-	-			1,000

Net loss	-	-	-	-	-	(31,220)	-			(31,220)
BALANCE AT DECEMBER 31, 2007	-	$-	1,000	$1,000	$-	$(31,220)	$-	$		$(30,220)

Cancellation of shares due to change of share capital structure	-	-	(1,000)	(1,000)	1,000	-	-			-

Issuance of shares due to change of share capital structure	-	-	1,900,000	950	(950)	-	-			-

Issuance of preferred stock, net of issuance cost of $406,902	980,000	490	-	-	3,951,549	-	-			3,952,039

Foreign currency translation adjustment	-	-	-	-	-	-	(70,920)			(70,920)

Net loss	-	-	-	-	-	(4,537,064)	-		1,257,807	(3,279,257)
BALANCE AT DECEMBER 31, 2008	980,000	$490	1,900,000	$950	$3,951,599	$(4,568,284)	$(70,920)		$1,257,807	$571,642

Foreign currency translation adjustment	-	-	-	-	-	-	14,573		-	14,573

Additional contribution from non-controlling interest	-	-	-	-	-	-	-		818,081	818,081

Net income	-	-	-	-	-	98,074	-		1,416,164	1,514,238
BALANCE AT March 31, 2009 (unaudited)	980,000	$490	1,900,000	$950	$3,951,599	$(4,470,210)	$(56,347)		$3,492,052	$2,918,534

The accompanying notes are an integral part of these consolidated financial statements

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three months ended March 31, 2009	For the three months ended March 31, 2008
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,514,238	$(66,944)
Adjustments to reconcile net income (loss) from operations to net cash provided by (used in) operating activities
Depreciation and amorization	381,193	-
Amortization of debt discount and deferred financing cost	1,022,872	-
Provision for deferred income tax	365,646	-
Gain on extinguishment of debt	(1,328,861)	-

Increase (decrease) in assets and liabilities
Accounts receivable	434,924	-
Program inventory	(841,860)	-
Other receivable -TV Stations	(370,900)	-
Other receivable and prepaid expense	(477,958)	-
Accounts payable	176,993	-
Customer deposits	(20,399)	-
Accrued liabilities	584,762	23,602
Other payable	542,043	-
Accrual interest	678,236	-
Other payable - TV Stations	(899,654)	-
Net cash provided by (used in) operating activities	1,761,275	(43,342)

CASH FLOWS FROM INVESTING ACTIVITIES
Loan receivable from related parties	(1,000,000)	-
Purchase of property and equipment	(49,524)	-
Net cash used in investing activities	(1,049,524)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Due to related parties	174,162	54,500
Extinguishment of promissary notes	(958,333)	-
Capital contribution from non-controlling interest	818,081	-
Net cash provided by financing activities	33,910	54,500

EXCHANGE RATE EFFECT ON CASH	(17,592)	-

NET INCREASE IN CASH	745,661	11,158

CASH - BEGINNING OF PERIOD	12,213,131	28,670

CASH - END OF PERIOD	$12,941,200	$39,828

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$-	$-
Income taxes	$24,320	$-
Deferred financing costs included in accrued liabilities	$960,000	$

The accompanying notes are an integral part of these consolidated financial statements

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008

NOTE 1 – ORGANIZATION

China Networks Media, Ltd. (formerly known as China Networks Limited) was first incorporated in the Cayman Islands and registered with the Cayman Islands Registrar of Companies on March 30, 2007. China Networks Media, Ltd. (“China Networks” or “the Company”) was continued in the British Virgin Islands as a BVI Business Company incorporated under the “BVI Business Companies Act” on June 2, 2008 in anticipation of a business combination with a U.S. reporting company.

The Company was formed to provide broadcast television advertising services in the People’s Republic of China (PRC) operating via joint venture partnerships with PRC state-owned television broadcasters (PRC TV Stations). The Company commenced operations on October 1, 2008. Activity through September 30, 2008 relates to the Company’s formation, private placement offering, establishment of joint ventures and contractual relationships in the PRC, and potential business combination with Alyst Acquisition Corp. as described below. The Company has selected December 31 as its fiscal year end.

The accompanying unaudited consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America for interim financial reporting.  These interim financial statements are unaudited and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments and accruals, necessary for a fair presentation of the balance sheet, statements of operations, changes in equity and cash flows for the periods presented.  The results of operations for the interim period are not necessarily indicative of the results that may be expected for the full year or for any future period.

The accompanying unaudited financial statements include the accounts of China Networks and its wholly owned subsidiary Advertising Networks Ltd. (“ANT”). ANT’s accounts include the accounts of its joint-ventures with the PRC TV Stations, Kunming Taishi Information Cartoon Co., Ltd (“Kunming JV”) and Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd (“Taiyuan JV”), as a result of ANT’s effective control of these entities through the composition of the board of directors.  As a result of contractual arrangements with Beijing Guangwang Hetong Advertising and Media Co., Ltd. (“Hetong”) and its shareholders, the Company (through ANT) controls and is considered the primary beneficiary of Hetong, and, accordingly, consolidates the accounts of Hetong in its financial statements.

Hetong is a variable interest entity (VIE) as defined by Financial Accounting Standards Board Interpretation No. 46(R): Consolidation of Variable Interest Entities, an interpretation of ARB 51 (‘‘FIN 46R’’).

Kunming JV, Taiyuan JV and Hetong have been consolidated in these financial statements as of the date of their formation as described below.  The operations of Kunming JV and Hetong and activity under the arrangements described below commenced on October 1, 2008. The operations of Taiyuan JV commenced on January 1, 2009.

All significant intercompany accounts, transactions and cash flows are eliminated on consolidation.

Establishment of Joint Ventures between ANT and the PRC TV Stations

Establishment of Joint Ventures.  In 2008, China Networks established certain equity joint ventures with the state owned PRC TV Stations through its Hong Kong wholly-owned subsidiary, ANT.  ANT established the equity joint venture Taiyuan JV with China Yellow River TV Station in Shanxin Province in June 2008; and established an equity joint venture Kunming JV with Kunming TV Station in Yunnan Province in July 2008 (Taiyuan JV and Kunming JV are collectively referred to as the “JV Tech Cos”, and China Yellow River TV Station and Kunming TV Station are collectively referred to as the “PRC TV Stations”).  ANT holds 50% equity interest in the Kunming JV and Taiyuan JV, respectively, and Kunming TV Station and China Yellow River TV Station own the remaining 50% of the respective JV Tech Cos.  Under the terms of the Kunming JV agreement, Kunming TV Station will contribute certain assets and contractual rights (see Exclusive cooperation agreement below) with a fair value of RMB150 million (approximately $21,900,000) and ANT will contribute an equal amount in cash.  Kunming TV Station and ANT have contributed 100% and 50%, respectively, of their obligations under this agreement at both March 31, 2009 and December 31, 2008.    Under the terms of the Taiyuan JV agreement, China Yellow River TV Station will contribute certain assets and contractual rights (see Exclusive cooperation agreement below) with a fair value of RMB45 million (approximately $6,600,000) and ANT will contribute an equal amount in cash.  China Yellow River TV Station and ANT have contributed 100% and 60%, respectively, of their obligations under this agreement at March 31, 2009.

Exclusive Cooperation Agreement.    Pursuant to the Exclusive Cooperation Agreement between the JV Tech Cos and the PRC TV Stations, the PRC TV Stations have exclusively and irrevocably granted to the JV Tech Cos the right to carry out advertising operations on its channels, and to provide to the JV Tech Cos all necessary and relevant support, as well as most-favored terms for the conduct of the advertising business. The PRC TV Stations share their resources with the JV Tech Cos, including, but not limited to, all client information (e.g. databases). Under the terms of this agreement, the PRC TV Stations will not engage any other party in any similar agreements. As such, the JV Tech Cos have the exclusive right to carry out advertising business on PRC TV Stations’ channels.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008

Kunming JV and Kunming TV Station entered into such Exclusive Cooperation Agreement on August 6, 2008, while Taiyuan JV and China Yellow River TV Station entered such Exclusive Cooperation agreement on July 17, 2008.

Establishment of Trustee Company. In August 2008, Hetong, the trustee company, established two domestic advertising companies with Kunming TV Station and China Yellow River TV Station, under the respective name of Kunming Kaishi Advertising Co., Ltd. (“Kunming Ad Co.”) and Taiyuan Guangwang Hetong Advertising Co., Ltd. (“Taiyuan Ad Co.”) (Kunming Ad Co. and Taiyuan Ad Co. are collectively referred to as the “JV Ad Cos”). Hetong is 100% owned by two PRC nationals, who are the trustees.

In order to comply with current PRC laws limiting foreign ownership in the television advertising industry, China Networks’ operations are conducted through direct ownership of ANT and through contractual arrangements with Hetong. China Networks does not have an equity interest in Hetong, but instead derives indirect economic benefits from Hetong through a series of contractual arrangements.  Through these arrangements, ANT controls Hetong, which in turn owns 50% of Kunming Ad Cos, and 50% of Taiyuan Ad Co. established with PRC TV Stations. The JV Tech Cos collect the television advertising revenue earned by the JV Ad Cos pursuant to an Exclusive Services Agreement, using assets transferred from PRC TV Stations to the JV Tech Cos pursuant to an Asset Transfer Agreement.

Asset Transfer Agreements.   Kunming TV Station and Kunming JV entered into an Asset Transfer Agreement on August 11, 2008, under which Kunming TV Station will transfer certain of its assets and contractual rights to Kunming JV, valued at RMB150 million, and Kunming JV will pay the same to Kunming TV Station. China Yellow River TV Station and Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd. (“Taiyuan JV”) also entered into such Asset Transfer Agreement on July 17, 2008, under which China Yellow River TV Station will transfer certain of its asset and contractual rights, valued at RMB45 million, to Taiyuan JV, and the same consideration will be paid by Taiyuan JV. All governmental, statutory and other approvals required for the transfer of these assets were obtained as of the date of the first transfer in August 2008.  At March 31, 2009, Taiyuan JV paid China Yellow River TV Station RMB27 million (approximately $3,970,000) for purchase of program rights under this agreement.  RMB75 million (approximately $10,900,000) was paid under the Kunming Asset Transfer Agreement as of March 31, 2009.

Exclusive Services Agreement.    Pursuant to the Exclusive Services Agreement between the JV Tech Cos and the JV Ad Cos, the JV Tech Cos will be the sole and exclusive provider of services to JV Ad Cos relating to technical support for the production of advertising and advertising consulting. In addition, the JV Ad Cos will be the sole and exclusive advertising agent to the JV Tech Cos and will grant to the JV Ad Cos agency rights for all advertising under the exclusive right to carry out advertising operations, granted by the corresponding PRC TV Stations to the JV Tech Cos in accordance with the Exclusive Cooperation Agreement. Under the terms of the Exclusive Services Agreement, the JV Ad Cos will pay the service fee to the JV Tech Cos as accrued, in accordance with the JV Tech Cos’ regular invoices. As such, all of the JV Ad Cos’ net income before tax of joint venture entities as determined under PRC GAAP generated during the term of this agreement and relating to the marketing of advertising and other operations will be transferred to the JV Tech Cos as the service fee.

Kunming JV and Kunming Ad Co. entered into an Exclusive Services Agreement on August 6, 2008, while Taiyuan JV and Taiyuan Ad Co. entered into an Exclusive Services Agreement on July 17, 2008.

FIN 46R addresses financial reporting for entities over which control is achieved through a means other than voting rights. In accordance with the requirements of FIN 46R, China Networks has evaluated its relationships with the JV Ad Cos. The JV Ad Cos are considered variable interest entities (‘‘VIEs’’) as defined by FIN 46R. Through contractual arrangements with JV Ad Cos through Hetong, China Networks is considered the primary beneficiary of the JV Ad Cos as China Networks absorbs a majority of the risk and rewards of those entities.  As such, China Networks consolidates the financial statements of the JV Ad Cos pursuant to FIN 46R as of the date their formation as described above.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008

Business Combination

On August 13, 2008, the Company, Alyst Acquisition Corp. (“Alyst”), a Delaware corporation, and specified other persons, executed an Agreement and Plan of Merger (the “Merger Agreement”), providing for, among other things, the redomestication of Alyst from the State of Delaware to the British Virgin Islands (the “Redomestication Merger”) and the merger of a wholly-owned subsidiary of Alyst into China Networks (the "Business Combination"). China Networks is expected to be the surviving corporation in the Business Combination and is expected to become a wholly-owned subsidiary of China Networks International Holding, Ltd. (“China Networks Holdings).

The Business Combination is expected to be accomplished by the merger of China Networks Holdings’ wholly-owned subsidiary, China Networks Merger Co., with and into China Networks, resulting in China Networks becoming a wholly-owned subsidiary of China Networks Holdings. Pursuant to the Merger Agreement, (i) each ordinary share of China Networks will be converted automatically into (A) a number of ordinary shares of China Networks Holdings determined as follows: (x) 1,900,000 divided by (y) the total number of ordinary shares of China Networks issued and outstanding immediately prior to the Business Combination, plus (B) the right to receive a cash amount determined as follows: (x) U.S. $10,000,000 divided by (y) the total number of ordinary shares of China Networks issued and outstanding immediately prior to the Business Combination, plus (C) the additional common share consideration as set forth in the merger agreement, and (ii) each preferred share of China Networks will be converted automatically into (A) a number of ordinary shares of China Networks Holdings determined as follows: (x) 980,000 divided by (y) the total number of preferred shares of China Networks issued and outstanding immediately prior to the Business Combination, plus (B) the right to receive $7.143 per share in cash, plus (C) the Additional Preferred Share Consideration, as defined in the agreement.

Holders of a majority of shares of Alyst’s common stock must vote in favor of the redomestication and the Business Combination in order for these transactions to be consummated.

Going Concern and Management’s Plans

These unaudited consolidated financial statements have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty. The Company's independent registered public accounting firm's report of the financial statements included for the year ended December 31, 2008, contained an explanatory paragraph regarding the Company's ability to continue as a going concern.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation - The accompanying unaudited consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”), using the accrual basis of accounting.

Valuation of long-lived assets- The Company follows Statement of Financial Accounting Standard (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review.  The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value.  In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset.  Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.  Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

Fair Value of Financial Instruments - SFAS No. 107, “Disclosures about Fair Values of Financial Instruments”, requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

For certain financial instruments, including cash, accounts and other receivables, accounts payable, short-term loans, accruals and other payables, it was assumed that the carrying amounts approximate fair value because of the near term maturities of such obligations. The carrying amounts of long-term loans payable approximate fair value since the interest rate associated with the debt approximates the current market interest rate.

SFAS No. 157, “Fair Value Measurements” (SFAS 157) and FASB Staff Position (FSP) FAS 157-2, “Effective Date of FASB Statement No.157” (FSP FAS 157.2). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. FSP FAS 157-2 delays the effective date of SFAS 157 for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The Company adopted the provisions of SFAS 157 for financial assets and liabilities on January 1, 2008; there was no material impact on the Company’s financial position or results of operations at adoption.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008

Cash and cash equivalents - Cash and cash equivalents include cash on hand, cash accounts, interest bearing savings accounts and time certificates of deposit with a maturity of three months or less when purchased.

Accounts receivable - Accounts receivable are stated at the amount management expects to collect from balances outstanding at the period end.  Allowances for doubtful accounts receivable balances are recorded when circumstances indicate that collection is doubtful for particular accounts receivable or as a general reserve for all accounts receivable.  Management estimates such allowances based on historical evidence such as amounts that are subject to risk and customer credit worthiness.  Accounts receivable are written off if reasonable collection efforts are not successful.

Management periodically reviews the outstanding account balances for collectibility.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Property and equipment - Property and equipment are stated at cost including the cost of improvements. Maintenance and repairs are charged to expense as incurred.   Depreciation and amortization are provided on the straight-line method based on the shorter of the estimated useful lives of the assets or lease term as follows:

Leasehold improvement	3 years
Furniture, fixtures and equipment	5 years
Computer software	1 year

Revenue recognition – The Company has advertising revenue, net of agency commissions and sales tax, and advertisement production revenue.  Advertising revenue is generated from advertising time-slots sold to advertising agencies or advertisers to broadcast their advertisements on television or radio channels.  Advertisement production revenue is generated from service provided to advertisers in designing and producing video advertisements.  Advertisement production revenue represented less than 10% of total net sales for the three months ended March 31, 2009. The Company recognizes revenue on advertisement when advertisements are broadcast or when the advertisement production service is provided, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. Net sales represent the invoiced value of services, net of business tax and agency commissions.  The Company is subject to business tax which is levied on majority of the Company’s sales at the rate of 5.0-5.5% on the invoiced value of services.

The Company requires customers to prepay certain amounts, as determined by both parties, at the time the contracts are signed.  Customer deposits are recognized into revenue when the related service is provided or advertisement is aired and all other revenue recognition criteria are met.

Cost of revenue – The Company’s cost of revenue on advertising revenue includes amortization of purchased program inventory, costs to buy back certain advertising time-slots sold to agency companies which the Company’s advertising customers need, and cost of producing advertisements.

Comprehensive income (loss) - The Company follows the Statement of Financial Accounting Standard (“SFAS”) No. 130, Reporting Comprehensive Income. Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income (loss) for the periods presented includes net income (loss) and foreign currency translation adjustments.

Income taxes- The Company was originally incorporated in the Cayman Islands and subsequently reincorporated in the British Virgin Islands (“BVI”).  The Company is not subject to income taxes under the current laws of the Cayman Islands or BVI.  PRC entities are subject to the PRC Enterprise Income tax at the applicable rates on taxable income at the commencement of operations.

Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes.  Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date.  Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end.  A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008

Foreign Currency- The functional currency of each foreign operation is the local currency. The consolidated financial statements of the Company are presented in United States Dollars (“US$”). Transactions in foreign currencies during the year are translated into US$ at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in foreign currencies on the balance sheet date are translated into US$ at the exchange rates prevailing on that date. Gains and losses on foreign currency transactions (if any) are included in the statement of operations.

The JV Tech Cos and JV Ad Cos translate their assets and liabilities into US$ at the current exchange rate at the end of the reporting period. Revenues and expenses are translated into US$ using the average exchange rate during the period. Gains and losses that result from the translation are included in other comprehensive loss.

Earnings per Common Share - The Company follows SFAS No. 128, Earnings per Share, resulting in the presentation of basic and diluted earnings per share.  Diluted earnings per common share assume that outstanding common shares were increased by 980,000 shares of convertible from preferred stock. Since the Company did not have any potential common stock equivalents for the three months ended March 31, 2008, the basic and diluted earnings per share for that period are the same.

Use of estimates- The preparation of the Company’s financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates relate to valuation of program rights and intangible assets, preferred stock valuation, discount on promissory notes, allowance for uncollectible accounts receivable, depreciation, useful lives of property, taxes, and contingencies. These estimates may be adjusted as more current information becomes available and any adjustment could be significant.  Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

Non-controlling Interest- In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51 (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the non-controlling interest, changes in a parent’s ownership interest, and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. The Company adopted SFAS 160 on January 1, 2009 and non-controlling interests are now classified as stockholders’ equity, a change from its previous classification between liabilities and stockholders’ equity.  Earnings attributable to non-controlling interest are included in net income, although such earnings continue to be deducted to measure earnings per share.  Non-controlling interest presentation has been reclassified for all periods presented.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. This statement is effective for the Company beginning January 1, 2009 and will change the accounting for business combinations on a prospective basis.  The potential Business Combination described above will be accounted for in accordance with SFAS 141R.

In March 2008, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”), which is effective January 1, 2009. SFAS 161 requires enhanced disclosures about derivative instruments and hedging activities to allow for a better understanding of their effects on an entity’s financial position, financial performance, and cash flows. Among other things, SFAS 161 requires disclosures of the fair values of derivative instruments and associated gains and losses in a tabular formant.  SFAS 161 is not currently applicable to the Company since the Company does not have derivative instruments or hedging activity.

In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, The Hierarchy of Generally Accepted Accounting Principles (“FAS 162"). This Standard identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles. FAS 162 directs the hierarchy to the entity, rather than the independent auditors, as the entity is responsible for selecting accounting principles for financial statements that are presented in conformity with generally accepted accounting principles. The Standard is effective 60 days following SEC approval of the Public Company Accounting Oversight Board amendments to remove the hierarchy of generally accepted accounting principles from the auditing standards. FAS 162 is not expected to have an impact on the financial statements.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008

In April 2008, the FASB issued FASB Staff Position (FSP) FAS 142-3, Determination of the Useful Life of Intangible Assets, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets.  The adoption of this FSP on January 1, 2009 does not have an impact on the Company’s financial result for the three months ended March 31, 2009 as the Company did not acquire additional intangible assets during this period.

In June 2008, the FASB issued FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities. This FSP provides that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. The Company does not currently have any share-based awards that would qualify as participating securities. Therefore, application of this FSP does not have an effect on the Company's financial reporting.

In May 2008, the FASB issued FASB Staff Position (FSP) APB 14-1, Accounting for Convertible Debt That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) ("FSP 14-1"). FSP 14-1 is effective for the Company on January 1, 2009. The FSP includes guidance that convertible debt instruments that may be settled in cash upon conversion should be separated between the liability and equity components, with each component being accounted for in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest costs are recognized in subsequent periods. FSP 14-1 is not currently applicable to the Company since the Company does not have convertible debt.

On January 1, 2009, the Company adopted Emerging Issues Task Force (EITF) Issue No. 08-6, Equity Method Investment Accounting Considerations(“EITF 08-6”), which clarifies the accounting for certain transactions and impairment considerations involving equity method investments. The Company does not currently have any investments that are accounted for under the equity method. The adoption of EITF 08-6 did not have an impact on the Company’s consolidated financial statements.

On January 1, 2009, the Company adopted EITF Issue No. 08-7, Accounting for Defensive Intangible Assets. EITF 08-7 clarifies the accounting for certain separately identifiable intangible assets which an acquirer does not intend to actively use but intends to hold to prevent its competitors from obtaining access to them. EITF 08-7 requires an acquirer in a business combination to account for a defensive intangible asset as a separate unit of accounting which should be amortized to expense over the period the asset diminishes in value. The Company currently does not have any defensive intangible assets.

In April 2009, the FASB issued FSP SFAS 107-1, "Interim Disclosures about Fair Value of Financial Instruments", or FSP 107-1, which will require that the fair value disclosures required for all financial instruments within the scope of SFAS 107, "Disclosures about Fair Value of Financial Instruments", be included in interim financial statements. This FSP also requires entities to disclose the method and significant assumptions used to estimate the fair value of financial instruments on an interim and annual basis and to highlight any changes from prior periods. FSP 107-1 will be effective for interim periods ending after June 15, 2009. The Company is currently assessing the impact of the adoption of FSP 107-1 on the Company’s consolidated financial statements.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008

NOTE 3 – OTHER RECEIVABLES AND PREPAID EXPENSES

Other receivables are summarized as follows:

	March 31, 2009	December 31, 2008
	(unaudited)

Prepaid program inventory	$637,044	$201,599
Deposits	33,622	33,580
Prepaid expenses	51,028	22,609
Due from staff	28,040	13,988
	$749,734	$271,776

NOTE 4 – OTHER RECEIVABLES FROM TV STATIONS

As of March 31, 2009 and December 31, 2008, other receivables from TV Stations consist of $422,008 and $86,151 due from Kunming Television Station, a non-controlling interest shareholder of Kunming Ad Co.  The other receivables balance represent payments made by Kunming Ad Co on behalf of Kunming Television Station for television programs purchased by Kunming prior to October 1, 2008, commencement date of Kunming Ad Co.’s operation and advertisement income collected by Kunming TV Station on behalf of Kunming JV Ad Co.

Other receivables from TV Stations as of March 31, 2009 and December 31, 2008 also consist of $484,523 and $252,302 due from China Yellow River Television Station, a non-controlling interest shareholder of Taiyuan Ad Co.  The receivables consist of $176,632 and $252,302 non-interest bearing advance to China Yellow River Television Station for working capital purposes and $307,891 and $0 customer payments collected by Yellow River Television Station on behalf of Taiyuan Ad Co as of March 31, 2009 and December 31, 2008.

NOTE 5 – PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	March 31, 2009	December 31, 2008
	(unaudited)
At cost:
Leasehold improvements	$59,038	$57,326
Furniture, fixtures and equipment	74,684	36,018
Computer software	9,264	2,797
Total	$142,986	$96,141

Less: accumulated depreciation	(9,998)	(400)
Net book value	$132,988	$95,741

NOTE 6 – PROGRAM INVENTORY

Program inventory consists of program licenses acquired from third parties for the right to broadcast certain programs during the license period.  These programs are amortized over their license period, generally two years, and are recorded as cost of revenue. Amortization expense related to program inventory were $468,676 for the three months ended March 31, 2009.  There was no amortization expense related to program inventory for the three months ended March 31, 2008.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008

NOTE 7 –PROGRAM RIGHTS AND INTANGIBLE ASSETS, NET

	March 31, 2009	December 31, 2008
	(unaudited)

Program rights	$180,579	$180,352
Less: accumulated amortization	(45,145)	-
	$135,434	$180,352

Intangible assets	$28,304,872	$28,269,358
Less: accumulated amortization	(997,718)	(670,371)
	$27,307,154	$27,598,987

Program rights represent (1) programs that were contributed by the PRC TV Stations to the JV Tech Cos as capital, and (2) programs purchased by the JV Tech Cos from the PRC TV Stations in accordance with the joint venture and asset transfer agreements, respectively. Program rights are valued at the present value of estimated future cash flows of advertising revenue generated in relation to the broadcast of these programs and are amortized over their expected useful life of one year.  Amortization expense on the program rights totaled $45,145 for the three months ended March 31, 2009.  There was no amortization of program rights in 2008 as the program rights had not yet been broadcast. The program rights are expected to be fully amortized during 2009.  The programs included in program rights are those originally produced by the PRC TV Stations and the JV Tech Cos have ownership of the program rights pursuant to the joint venture and asset transfer agreements.

Intangible assets represent the contractual right of the JV Tech Cos to operate the PRC TV advertising business. In arriving at its fair value, management determined that it was appropriate to assign the residual value of the price paid to the PRC TV Stations according to the Asset Transfer Agreements, after assigning fair value to the program rights, to the Exclusive Cooperation Agreements, i.e. contractual rights, since these arrangements were negotiated in good faith by separate market participants during the formation of the JV Tech Cos. The prices in the Asset Transfer Agreements were negotiated and agreed by using a multiple of a prior year net income of the respective PRC TV Station’s advertising operations.

Intangible assets represent the contractual right to operate the advertising business. Intangible assets are evaluated periodically to determine if expected cash flow generate from the advertising business is sufficient to cover the unamortized portion of the intangible assets. To the extent that expected cash flow is insufficient, the intangible assets are written down to their net realizable value. Intangible assets are expected to be amortized on a systematic basis over the lives of the Exclusive Cooperation Agreements of 20 and 30 years for Kunming JV and Taiyuan JV, respectively.  Amortization expense on the intangible assets totaled $327,347 for the three months ended March 31, 2009. Expected amortization totals approximately $1,304,000 each year in 2009 through 2013, and approximately $21,077,000 in the years thereafter through 2038.

NOTE 8 – OTHER PAYABLE

Other payable consists of the following:

	March 31, 2009	December 31, 2008
	(unaudited)

Deposits from advertising agencies	$555,101	$8,754
Others	146	4,450
	$555,247	$13,204

Deposits from advertising agencies are security deposits from agencies to ensure the Company has financial resources to collect the overdue payments of agencies or as a penalty if agencies violate agency agreements.  The deposits are renewed every year.  Deposits are used to offset receivable from agencies upon termination of the agency relationship with the Company.

NOTE 9 – OTHER PAYABLE TO TV STATIONS

	March 31, 2009	December 31, 2008
	(unaudited)
Other payable to PRC TV Stations for purchase of intangible assets under the Asset Transfer Agreement	$13,585,369	$14,881,387
Others payable to Kunming Television Station	1,482,962	1,187,459
Other payable to China Yellow River Television Station	142,531	41,670
	$15,210,862	$16,110,516

As of March 31, 2009, other payable to Kunming Television Station represents $1,451,721 purchase of program inventory paid by Kunming Television Station prior to October 1, 2008 on behalf of Kunming Ad Co. and $31,241 employee payroll that Kunming Television Station paid on behalf of Kunming Ad Co.  Other payable to China Yellow River Television Station represents $11,059 employee payroll that China Yellow River Television Station paid on behalf of Taiyuan Tech Co. and $131,472 reimbursement of Yellow River Television Station’s cost of purchase of TV programs and broadcasting and administrative expenses.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008

As of December 31, 2008, other payable to Kunming Television Station represents purchase of program inventory paid by Kunming Television Station prior to October 1, 2008 on behalf of Kunming Ad Co.  Other payable to China Yellow River Television Station represents customer payments that Taiyuan Ad Co. collected on behalf of China Yellow River Television Station but has not remitted as of December 31, 2008.

NOTE 10 – ACCRUED LIABILITIES

Accrued liabilities consist of the following:

	March 31, 2009	December 31, 2008
	(unaudited)

Placement fee payable	$960,000	$960,000
Income tax payable	764,568	324,871
Business and other taxes payable	387,457	306,376
Accrued expenses	583,898	458,021
Accrued salary	10,590	72,483
	$2,706,513	$2,121,751

Pursuant to the purchase agreement of the bridge loan financing, the Company is obligated to pay to the placement agent a percentage of the gross proceeds, totaling $1,960,000, as placement fees for securing the investment and in non-accountable expenses.  $1,000,000 of the fee was paid from the proceeds received from the bridge loan financing.  The remaining $960,000 will be paid by the Company upon the earlier of the consummation of the Business Combination (Note 1) or upon the 24th month anniversary of the closing of the bridge loan.

NOTE 11 –DEBT AND EQUITY BRIDGE FINANCING

Notes payable as of December 31, 2008 and 2007 are as follow:

	March 31, 2009	December 31, 2008
	(unaudited)

Notes payable	$25,491,249	$27,990,200
Less: Unamortized discount	(2,260,210)	(3,181,470)
	$23,231,039	$24,808,730

On July 21, 2008, the Company issued an aggregate of promissory notes in the face value of $27,990,200 bearing interest at the rate of 10% per annum and 980,000 shares of Class A Preferred Stock with a par value of $0.0005 in exchange for proceeds of $28,000,000. Each share of preferred stock is convertible into one share of the Company’s common stock. The promissory notes are secured by a pledge of 50.1% of the outstanding common stock of the Company.

Assuming the merger between the Company and Alyst is consummated, all principal outstanding plus accrued interest is due 10 days following the consummation of the business combination.  If the merger between the Company and Alyst is not consummated by March 31, 2009, one-half of the principal outstanding plus accrued interest is due eighteen months from the issuance of the promissory notes and the remaining one-half of the principal outstanding plus accrued interest is due thirty-six months from the issuance of the promissory notes.

The notes payable accrues interest at 10% per annum on the unpaid principal amount.  Interest on the notes is payable annually in arrears.  Accrued interest as of March 31, 2009 and interest expense on the notes payable for the three months ended are $1,791,468 and $678,236, respectively.

Management has determined that the fair value of the 980,000 Class A Preferred Stock on the issuance date is $5.27 per share, calculated using the Black-Scholes valuation model and the following assumptions: expected life of 30 years; volatility of 25%; risk free interest rate of 0%; common stock price of the Company of $5.28 per share on grant date. Using the relative fair value method, the Company allocated $23,641,059 of the gross proceeds to the promissory notes and $4,358,941 to Class A Preferred Stock.  Each share of Class A Preferred Stock has the right to receive a cash amount equal to $7.143 plus deferred cash payments contingent upon the achievement of future net income.  The face amount of the promissory notes of $27,990,200 was reduced by debt discount of $4,358,941, resulting in an initial carrying value of $23,641,059.  The Company estimated that the life of these promissory notes will be approximately 18 months with the expectation that the contemplated merger between the Company and Alyst will be approved by the stockholders of Alyst before January, 2010. With such estimated life of the bridge loan, the Company adopted the effective interest rate method to amortize the debt discount over the 18 month period and an effective monthly rate of 1.49%. Discount on the notes payable is recorded as interest expense.  Interest expense resulted from the amortization of debt discount totaled $678,556 for the three months ended March 31, 2009.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008

In connection with the bridge loan financing, the Company incurred a placement fee of 6% of the gross proceeds and issuance costs of 1% of gross proceeds to the placement agent, totaling $1,960,000, of which $1,000,000 has been paid from the proceeds received from the bridge loan in July 2008.  The Company also incurred other direct issuance costs of which $653,765 was also paid with proceeds from the bridge loan.  Of the total issuance costs of $2,613,765, $2,206,863 was allocated to debt issuance costs and recorded as deferred financing cost.  The remaining $406,902 was allocated to the preferred shares and netted with proceeds in additional paid in capital. For the three months ended March 31, 2009, amortization expense from accretion of issuance costs totaled $344,316.

On February 27, 2009, the Company paid $958,333 to certain note holders to extinguish promissory notes with principal amount of $2,498,951.  The note holders also waived interest accrued on the notes totaling $154,102.  The debt discount and deferred financing costs associated with the portion of the extinguished promissory notes were also written off during the three months ended March 31, 2009.  As a result of the transaction, a gain on early retirement of promissory notes of $1,328,861 was recorded.  In connection with this transaction, the notes holders also transferred a total of $500,000 in principal amount of promissory notes and 105,000 shares of their preferred stocks to a third party.

NOTE 12 – RELATED PARTY TRANSACTIONS

Due to related parties

Amounts due to related parties consist of advances made to the Company or payments made behalf on the Company to finance development stage activities and other costs. At March 31, 2009 the amounts due to related parties were non-interest bearing and had no stated repayment terms. Amounts due to related parties totaled $503,442 and $329,280 at March 31, 2009 and December 31, 2008, respectively.

Loan receivable from related parties

Loan receivable from related parties represent amount extended to the trustees for the purpose of contributing 100% of the registered capital of Hetong, as discussed in Note 1 under Establishment of Trustee Company. The loan receivable is non-interest bearing and due on demand. In February 2009, the trustees borrowed $1,000,000 from the Company and used $818,081 (RMB 5,600,000) to increase the registered capital of Hetong.

Cutoff agreement with Kunming TV Station on transfer of operation

Fixed assets lease
On October 1, 2008, Kunming TV Station transferred the right to operate the advertising business to Kunming JV Ad Co.  According to the agreement, Kunming JV Ad Co. will lease certain fixed assets from Kunming TV Station.  For fixed assets that have been used for less than 5 years, the rental fee is RMB446,454 (approximately $65,100) for the period from October 1, 2008 to March 31, 2009, due at the end of March 2009.  For fixed assets that have been used for over 5 years, Kunming JV Ad Co. may use these fixed assets for free; however will be responsible for maintenance cost and the fixed assets must be returned to Kunming TV Station when they can no longer be used.  Kunming TV Station will be responsible for the purchase of specialized equipment in the future and lease the equipment to Kunming JV Ad Co.  A rental fee will be paid to Kunming TV Station, calculated based on 5 year straight-line depreciation method with 5% salvage value and payable every six months.  At the end of the 5 year depreciation period, Kunming JV Ad Co. may use the specialized equipment for free but will be responsible for maintenance cost.  For three months ended March 31, 2009, fixed assets lease expense totaled $35,656.

Program cost paid but not aired
According to the agreement, program cost totaled RMB12,438,250 (approximately $1,814,700) that was paid by Kunming TV Station but hasn’t been aired yet as of October 1, 2008 is payable back to Kunming TV Station.  As of March 31, 2009, $1,594,757 (RMB10,917,068) of program inventory has been received and recorded in other payable to TV Stations.  Kunming JV Ad Co is obligated to pay for the remaining RMB1,521,182 (approximately $222,213) when it receives the program inventory.

Additional agreement signed in March 2009

In March 2009, an addendum to the cutoff agreement was signed relating to employee payroll expense. Due to some employees of Kunming JV Ad Co. will still need to perform some services for Kunming TV Station. Kunming JV Ad Co. and Kunming TV Station have agreed that the payroll expense of these employees for the next three years starting from 2009 will be borne by Kunming TV Station, the total payroll expense shall not exceed RMB9,000,000 (approximately $1,314,700). Kunming TV Station’s share of the payroll expense will be paid via an offset with program cost paid but not aired that are included in other payable to Kunming TV Station. The relevant payroll expenses totaled RMB765,300 (approximately $111,794) for the three months ended March 31, 2009.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008

Receivables collected on behalf of Kunming TV Station
As of October 1, 2008, there were RMB13, 124,449 (approximately $1,914,800) of receivables for advertisements that were aired but Kunming TV Station has not received payments for yet.  These receivable will be collected by Kunming JV Ad Co. on behalf of Kunming TV Station and will remit the actual payments received on a monthly basis.  As of March 31, 2009, there was no balance due to Kunming TV Station.

Receipts in advance from customer collected by Kunming TV Station
As of October 1, 2008, there were RMB924, 025 (approximately $134,800) receipts in advance collected by Kunming TV Station from customers for advertisements that have not been aired yet.  As of December 31, 2008, these advertisements were aired and recognized in revenue.  All the balance to be received from Kunming TV Station has been received by Kunming JV Ad Co as of March 31, 2009.

Cutoff agreement with Yellow River TV Station on transfer of operation

As of January 1, 2009, Yellow River TV Station transferred the right to operate the advertising business to Taiyuan JV Ad Co.

Receipts in advance from customer collected by Yellow River TV Station
As of January 1, 2009, there were RMB4,345,810 (approximately $634,800) receipts in advance collected by Yellow River TV Station from customers for advertisements that have not been aired yet.  As of March 31, 2009, advertisements amounted RMB1,236,249 (approximately $180,600) were aired and recognized in revenue.

Receivables collected on behalf of Yellow River TV Station
As of January 1, 2009, there were RMB285,617 (approximately $41,700) of receivables for advertisements that were aired but Kunming TV Station has not received payments for yet.  These receivables were collected by Taiyuan JV Ad Co. on behalf of Yellow River TV Station and were offset with other receivables from Yellow River TV Station.

NOTE 13 – INCOME TAX

The enterprise income tax is reported on a separate entity basis.

BVI

China Networks Media, Ltd. was incorporated in the British Virgin Islands and is not subject to income taxes under the current laws of the British Virgin Islands.

PRC

The JV Tech Cos, JV Ad Cos, Hetong, Beijing Guangwang are subject to PRC income tax at the statutory tax rate of 25%.  Income tax expense for the three months ended March 31, 2009 and 2008 were $829,150 and $- respectively.

The income tax provision consists of the following:

	Three months ended
	March 31, 2009	March 31, 2008
	(unaudited)	(unaudited)

Current tax	$463,950	$-
Deferred tax	365,200	-
	$829,150	$-

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008

The following is a reconciliation of the tax derived by applying the PRC Statutory Rate of 25% to the income before income taxes and comparing that to the recorded income tax provision:

	Three months ended
	March 31, 2009	March 31, 2008
	(unaudited)	(unaudited)

Expected income tax at PRC statutory rate 25%	$585,847	$-
Add: Parent company’s expenses not subject to PRC tax	206,393	-
Add: Losses at subsidiaries	36,899	-
Permanent difference	11	-

Income tax expense	$829,150	$-

The Company’s deferred tax assets and liabilities at March 31, 2009 and December 31, 2008 consisted of:

	March 31, 2009	December 31, 2008
	(unaudited)

Deferred tax assets – foreign NOL	$94,762	$57,863
Deferred tax assets – intangible assets	31,858	31,818
Total deferred tax assets	126,620	89,681
Less: valuation allowance	(126,620)	(89,681)

Net deferred tax assets	$-	$-

Deferred tax liabilities – intangible assets and
Program inventory	$678,374	$312,728
Net deferred tax liabilities	$678,374	$312,728

The Company has not recognized deferred tax assets relating to the net operating loss and temporary differences generated in its PRC subsidiaries because the Company does not expect to have taxable income in the respective subsidiaries to utilize these deferred tax assets.  The deferred tax valuation allowance increased $36,939 during the three months ended March 31, 2009.

The Company adopted FIN 48, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken in the tax return. This interpretation also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures.

At March 31, 2009, Company’s management considered that the Company had no uncertain tax positions that affected its consolidated financial position and results of operations or cash flow, and will continue to evaluate for the uncertain position in future. There are no estimated interest costs and penalties provided in the Company’s financial statements for the three months ended March 31, 2009.

NOTE 14 – SHAREHOLDERS’ EQUITY

The Company was initially organized as a Cayman Islands company under the name of China Networks Limited on March 30, 2007, with 50,000 shares of common stock authorized at $1 par value.

On June 2, 2008, the Company changed its registered office to the British Virgin Islands and continued under the name China Networks Media, Ltd.  The Company is authorized to issue 1,900,000 share of common stocks and 1,050,000 shares of Class A Preferred Stock, each with a par value of $0.0005 per share.  On the same day, the Company cancelled the 1,000 shares of common stock that were previously issued while it was a Cayman Islands company and issued 1,900,000 shares of common stock.

Each Class A Preferred Share has one voting right, a right to an equal share in any dividend paid by the Company, a liquidation preference of $0.01 per share, and is convertible into common stock without payment of any further consideration.  The number of common stock that Class A Preferred Shares may be converted into initially is determined by dividing the original purchase price of Class A Preferred Shares by the conversion price of Class A Preferred Shares; provided that the initial conversion price shall be the original purchase price, subject to adjustment upon occurrence of certain events as stated in the Company’s Memorandum and Articles of Association.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008

NOTE 15 – CONCENTRATIONS, RISK AND UNCERTAINTIES

Customer concentration - The Company has the following concentrations of business with each customer constituting greater than 10% of the Company’s net sales:

	Three months ended
	March 31, 2009	March 31, 2008
	(unaudited)	(unaudited)

Kunming Fengyun Advertising Ltd.	23.2%	0%
Yunnan Hua Nian Advertising Ltd.	15.3%	0%
Qunyi Media Group	14.4%	0%

As at March 31, 2009, accounts receivable due from these customers totaled $557,968. The Company is not aware of any financial difficulties being experienced by its major customers.

Supplier concentration - The Company did not have any concentrations of business with each supplier constituting greater than 10% of the Company’s purchases for the three months ended March 31, 2009.

Credit risk on cash and cash equivalents - The Company maintains its cash and cash equivalents in accounts with major financial institutions in the United States of America and the PRC, in the form of demand deposits and money market accounts. Deposits in banks may exceed the amounts of federal deposit insurance provided on such deposits. As of March 31, 2009 the Federal Deposit Insurance Corporation insured balances in bank accounts up to $250,000. At March 31, 2009, the uninsured balances amounted to approximately $12.7 million. The Company has not experienced any losses on its deposits of cash and cash equivalents.

NOTE 16– OPERATING RISK AND MARKET RISK

Foreign currency risk

Substantially all of the Company’s transactions are denominated in Renminbi, but a substantial portion of its cash is kept in U.S. dollars. Although the Company believes that, in general, its exposure to foreign exchange risks should be limited, its cash flows and revenues will be affected by the foreign exchange rate between U.S. dollars and Renminbi. It is possible that the Chinese government may elect to loosen further its current controls over the extent to which the Renminbi is allowed to fluctuate in value in relation to foreign currencies. The Company’s business and the price of its ordinary shares could be negatively affected by a revaluation of the Renminbi against the U.S. dollar or by other fluctuations in prevailing Renminbi-U.S. dollar exchange rates.

Company’s operations are substantially in foreign countries

Substantially all of the Company’s operations are in China. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in China. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations.

NOTE 17 – COMMITMENTS AND CONTINGENCIES

Operating Leases

In the normal course of business, the Company leases office space under operating leases agreements.  The operating lease agreements generally contain renewal options that may be exercised at the Company's discretion after the completion of the base rental terms.

The Company rents equipment from the Kunming TV Station from October 2008 through 2020.  Equipment rental expense total $185,857 from 2009 to 2013 and $32,492 thereafter.  Rent expense for the three months ended March 31, 2009 totaled $73,485. The Company also rents office space from China Yellow River TV Station for approximately $2,200 per year through June 2011.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008

The Company is obligated under operating leases requiring minimum rentals as follows:

Remainder of 2009	$176,488
2010	182,748
2011	101,140
2012	49,317
2013	24,009
Thereafter	16,576
$550,278

Joint Venture with Zhuhai Broadcasting Television Station

On February 27, 2009, China Networks Media, Ltd. signed a letter of intent with Zhuhai Broadcasting and Television Station (“Zhuhai TV Station”) through its Hong Kong wholly-owned subsidiary, ANT, to establish a 50:50 joint venture company, which will have exclusive right to carry out advertising operations on Zhuhai TV Station’s channel.  In addition, Zhuhai TV Station will provide to the joint venture all necessary and relevant support, as well as most-favored terms for the conduct of the advertising business. The exclusivity period shall be 90 days beginning from the execution date of the letter of intent. China Networks Media, Ltd is in the process of conducting due diligence on the Zhuhai TV opportunity.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED
DECEMBER 31, 2008 AND 2007

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of
China Networks Media, Ltd.

We have audited the accompanying consolidated balance sheets of China Networks Media, Ltd. (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive loss, shareholders’ deficit and cash flows for the year ended December 31, 2008 and for the period from March 30, 2007 (inception) to December 31, 2007. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the year ended December 31, 2008 and for the period from March 30, 2007 (inception) to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company incurred a net loss, has a working capital deficit and has depended on borrowings from related parties to meet its obligations since inception.  Further, the Company’s business plan is dependant on completion of a business combination.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding these matters are also described in Note 1 to the consolidated financial statements.  These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Albany, New York
April 15, 2009

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)

CONSOLIDATED BALANCE SHEETS

	December 31, 2008	December 31, 2007

ASSETS
CURRENT ASSETS
Cash	$12,213,131	$28,670
Accounts receivable	2,079,139	—
Deferred transaction costs	—	8,061
Other receivables and prepaid expense	271,776	—
Other receivables from TV Stations	338,453	—
Loan receivable from related parties	311,111	—

Total current assets	15,213,610	36,731

PROPERTY & EQUIPMENT, NET	95,741	—
PROGRAM RIGHTS, NET	180,352	—
PROGRAM INVENTORY	1,566,285	—
DEFERRED FINANCING COSTS	1,614,357	—
INTANGIBLE ASSETS, NET	27,598,987	—

TOTAL ASSETS	$46,269,332	$36,731

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$421,701	$—
Customer deposits	312,446	—
Accrued interest	1,267,334	—
Other payable	13,204	—
Other payable to TV Stations	16,110,516	—
Accrued liabilities	2,121,751	—
Due to related parties	329,280	66,951
Notes payable, net	24,808,730	—

Total current liabilities	45,384,962	66,951

DEFERRED TAX LIABILITIES	312,728	—

TOTAL LIABILITIES	45,697,690	66,951

NON-CONTROLLING INTEREST	1,257,807	—

SHAREHOLDERS' DEFICIT

Class A Convertible Preferred Shares, net of issuance costs ($0.0005 par value; 1,050,000 shares authorized, 980,000 shares issued and outstanding at December 31, 2008; liquidation preference of $9,800)	490
Common stock at $0.0005 par value; 1,900,000 shares authorized, issued and outstanding at December 31, 2008	950	1,000
Additional paid-in capital	3,951,599	—
Accumulated deficit	(4,568,284)	(31,220)
Accumulated other comprehensive loss	(70,920)	—
TOTAL SHAREHOLDERS' DEFICIT	(686,165)	(30,220)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$46,269,332	$36,731

The accompanying notes are an integral part of these consolidated financial statements

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the year ended December 31, 2008	Period from March 30, 2007 (Inception) to December 31, 2007

NET REVENUE	$4,344,012	—

COST OF REVENUE	950,257	—
Gross profit	3,393,755	—

OPERATING EXPENSES
Selling expense	41,637
General and administrative expense	3,223,046	31,220
	3,264,683	31,220

INCOME (LOSS) FROM OPERATIONS	129,072	(31,220)

OTHER INCOME (EXPENSE)
Other expense	(5,723)	—
Interest expense	(3,027,511)	—
Interest income	132,180	—
	(2,901,054)	—

NET LOSS BEFORE INCOME TAX	(2,771,982)	(31,220)

INCOME TAX	637,691	—

NET LOSS BEFORE NON-CONTROLLING INTEREST	(3,409,673)	(31,220)

NON-CONTROLLING INTEREST	(1,127,391)	—

NET LOSS	$(4,537,064)	(31,220)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(70,920)	—
COMPREHENSIVE LOSS	$(4,607,984)	(31,220)

Basic and diluted loss per common share	$(4.09)	(31.00)
Weighted average shares outstanding	1,108,767	1,000

The accompanying notes are an integral part of these consolidated financial statements

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT

	Preferred Stock		Common Stock		Additional	Accumulated	Accummulated Other Comprehensive
	Shares	Amount	Shares	Amount	Paid-in capital	Deficit	loss	Total

BALACE AT MARCH 30, 2007 (INCEPTION)	—	$—	$—	$—	$—	$—	$—	$—

Issuance of common stock	—	—	1,000	1,000	—	—	—	1,000

Net loss	—	—	—	—	—	(31,220)	—	(31,220)

BALANCE AT DECEMBER 31, 2007	—	$—	$1,000	$1,000	$—	$(31,220)	$—	$(30,220)

Cancellation of shares due to change of share capital structure	—	—	(1,000)	(1,000)	1,000	—	—	—

Issuance of shares due to change of share capital structure	—	—	1,900,000	950	(950)	—	—	—

Issuance of preferred stock, net of issuance cost of $406,902	980,000	490	—	—	3,951,549	—	—	3,952,039

Foreign currency translation adjustment	—	—	—	—	—	—	(70,920)	(70,920)

Net loss	—	—	—	—	—	(4,537,064)	—	(4,537,064)

BALANCE AT DECEMBER 31, 2008	980,000	$490	$1,900,000	$950	$3,951,599	$(4,568,284)	$(70,920)	$(686,165)

The accompanying notes are an integral part of these consolidated financial statements

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2008	Period from March 30, 2007 (Inception) to December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,537,064)	$(31,220)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	670,867	—
Amortization of debt discount and deferred financing cost	1,760,177	—
Net loss attributable to non-controlling interest	1,127,391	—
Provision for deferred income tax	312,773	—

Increase (decrease) in assets and liabilities
Deferred transaction cost	8,061	—
Accounts receivable	(2,079,436)	—
Program inventory	(1,566,509)	—
Other receivable -TV Stations	(338,502)	—
Other receivable and prepaid expense	(271,737)	—
Accounts payable	421,761	—
Customer deposits	312,491	—
Accrued liabilities	1,161,851	—
Other payable	13,205	—
Accrual interest	1,267,334	—
Other payable - TV Stations	1,229,305	—

Net cash used in operating activities	(508,032)	(31,220)

CASH FLOWS FROM INVESTING ACTIVITIES
Loan receivable	(311,111)	—
Purchase of program rights and contractual relationship	(13,572,380)	—
Purchase of property and equipment	(96,154)	—

Net cash used in investing activities	(13,979,645)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Due to related parties	261,324	66,951
Gross proceeds from bridge loan financing	28,000,000	—
Direct issuance costs for bridge debt and equity offering	(1,653,765)	—
Deferred transaction costs	—	(8,061)
Capital contribution from non-controlling interest	130,447
Proceeds from issuance of common stock	—	1,000

Net cash provided by financing activities	26,738,006	59,890

EXCHANGE RATE EFFECT ON CASH	(65,868)	—

NET INCREASE IN CASH	12,250,329	28,670

CASH - BEGINNING OF YEAR	28,670	—

CASH - END OF YEAR	$12,213,131	$28,670

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$—	$—
Income taxes	$—	$—

Deferred financing costs included in accrued liabilities	$960,000	$—
The accompanying notes are an integral part of these consolidated financial statements

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 1 – ORGANIZATION

China Networks Media, Ltd. (formerly known as China Networks Limited) was first incorporated in the Cayman Islands and registered with the Cayman Islands Registrar of Companies on March 30, 2007. China Networks Media, Ltd. (“China Networks” or “the Company”) was continued in the British Virgin Islands as a BVI Business Company incorporated under the “BVI Business Companies Act” on June 2, 2008 in anticipation of a business combination with a U.S. reporting company.

The Company was formed to provide broadcast television advertising services in the People’s Republic of China (PRC) operating via joint venture partnerships with PRC state-owned television broadcasters (PRC TV Stations). The Company commenced operations on October 1, 2008. Activity through September 30, 2008 relates to the Company’s formation, private placement offering, establishment of joint ventures and contractual relationships in the PRC, and potential business combination with Alyst Acquisition Corp. as described below. The Company has selected December 31 as its fiscal year end.

The consolidated financial statements include the accounts of China Networks and its wholly owned subsidiary Advertising Networks Ltd. (“ANT”). ANT’s accounts include the accounts of its joint-ventures with the PRC TV Stations, Kunming Taishi Information Cartoon Co., Ltd (“Kunming JV”) and Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd (“Taiyuan JV”), as a result of ANT’s effective control of these entities through the composition of the board of directors.  As a result of contractual arrangements with Beijing Guangwang Hetong Advertising and Media Co., Ltd. (“Hetong”) and its shareholders, the Company (through ANT) controls and is considered the primary beneficiary of Hetong, and, accordingly, consolidates the accounts of Hetong in its financial statements.

Hetong is a variable interest entity (VIE) as defined by Financial Accounting Standards Board Interpretation No. 46(R): Consolidation of Variable Interest Entities, an interpretation of ARB 51 (‘‘FIN 46R’’).

Kunming JV, Taiyuan JV and Hetong have been consolidated in these financial statements as of the date of their formation as described below.  The operations of Kunming JV and Hetong and activity under the arrangements described below commenced on October 1, 2008. The operations of Taiyuan JV commenced in the first quarter of 2009.

All significant intercompany accounts, transactions and cash flows are eliminated on consolidation.

Establishment of Joint Ventures between ANT and the PRC TV Stations

Establishment of Joint Ventures.  In 2008, China Networks established certain equity joint ventures with the state owned PRC TV Stations through its Hong Kong wholly-owned subsidiary, ANT.  ANT established the equity joint venture Taiyuan JV with China Yellow River TV Station in Shanxin Province in June 2008; and established an equity joint venture Kunming JV with Kunming TV Station in Yunnan Province in July 2008 (Taiyuan JV and Kunming JV are collectively referred to as the “JV Tech Cos”, and China Yellow River TV Station and Kunming TV Station are collectively referred to as the “PRC TV Stations”).  ANT holds 50% equity interest in the Kunming JV and Taiyuan JV, respectively, and Kunming TV Station and China Yellow River TV Station own the remaining 50% of the respective JV Tech Cos. Under the terms of the Kunming JV agreement, Kunming TV Station will contribute certain assets and contractual rights (see Exclusive cooperation agreement below) with a fair value of RMB150 million (approximately $21,900,000) and ANT will contribute an equal amount in cash.  Kunming TV Station and ANT have contributed 100% and 50%, respectively, of their obligations under this agreement at December 31, 2008.    Under the terms of the Taiyuan JV agreement, China Yellow River TV Station will contribute certain assets and contractual rights (see Exclusive cooperation agreement below) with a fair value of RMB45 million (approximately $6,600,000) and ANT will contribute an equal amount in cash.  China Yellow River TV Station and ANT have contributed 100% and 40%, respectively, of their obligations under this agreement at December 31, 2008.

Exclusive Cooperation Agreement.    Pursuant to the Exclusive Cooperation Agreement between the JV Tech Cos and the PRC TV Stations, the PRC TV Stations have exclusively and irrevocably granted to the JV Tech Cos the right to carry out advertising operations on its channels, and to provide to the JV Tech Cos all necessary and relevant support, as well as most-favored terms for the conduct of the advertising business. The PRC TV Stations share their resources with the JV Tech Cos, including, but not limited to, all client information (e.g. databases). Under the terms of this agreement, the PRC TV Stations will not engage any other party in any similar agreements. As such, the JV Tech Cos have the exclusive right to carry out advertising business on PRC TV Stations’ channels.

Kunming JV and Kunming TV Station entered into such Exclusive Cooperation Agreement on August 6, 2008, while Taiyuan JV and China Yellow River TV Station entered such Exclusive Cooperation agreement on July 17, 2008.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 1 – ORGANIZATION  (CONTINUED)

Establishment of Trustee Company. In August 2008, Hetong, the trustee company, established two domestic advertising companies with Kunming TV Station and China Yellow River TV Station, under the respective name of Kunming Kaishi Advertising Co., Ltd. (“Kunming Ad Co.”) and Taiyuan Advertising Networks Advertising Co., Ltd. (“Taiyuan Ad Co.”) (Kunming Ad Co. and Taiyuan Ad Co. are collectively referred to as the “JV Ad Cos”). Hetong is 100% owned by two PRC nationals, who are the trustees.

In order to comply with current PRC laws limiting foreign ownership in the television advertising industry, China Networks’ operations are conducted through direct ownership of ANT and through contractual arrangements with Hetong. China Networks does not have an equity interest in Hetong, but instead derives indirect economic benefits from Hetong through a series of contractual arrangements.  Through these arrangements, ANT controls Hetong, which in turn owns 50% of Kunming Ad Cos, and 50% of Taiyuan Ad Co. established with PRC TV Stations. The JV Tech Cos collect the television advertising revenue earned by the JV Ad Cos pursuant to an Exclusive Services Agreement, using assets transferred from PRC TV Stations to the JV Tech Cos pursuant to an Asset Transfer Agreement.

Asset Transfer Agreements.   Kunming TV Station and Kunming JV entered into an Asset Transfer Agreement on August 11, 2008, under which Kunming TV Station will transfer certain of its assets and contractual rights to Kunming JV, valued at RMB150 million, and Kunming JV will pay the same to Kunming TV Station. China Yellow River TV Station and Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd. (“Taiyuan JV”) also entered into such Asset Transfer Agreement on July 17, 2008, under which China Yellow River TV Station will transfer certain of its asset and contractual rights, valued at RMB45 million, to Taiyuan JV, and the same consideration will be paid by Taiyuan JV. All governmental, statutory and other approvals required for the transfer of these assets were obtained as of the date of the first transfer in August 2008.  At December 31, 2008, Taiyuan JV paid China Yellow River TV Station RMB18 million (approximately $2,600,000) for purchase of program rights under this agreement.  RMB75 million (approximately $10,900,000) was paid under the Kunming Asset Transfer Agreement as of December 31, 2008.

Exclusive Services Agreement.    Pursuant to the Exclusive Services Agreement between the JV Tech Cos and the JV Ad Cos, the JV Tech Cos will be the sole and exclusive provider of services to JV Ad Cos relating to technical support for the production of advertising and advertising consulting. In addition, the JV Ad Cos will be the sole and exclusive advertising agent to the JV Tech Cos and will grant to the JV Ad Cos agency rights for all advertising under the exclusive right to carry out advertising operations, granted by the corresponding PRC TV Stations to the JV Tech Cos in accordance with the Exclusive Cooperation Agreement. Under the terms of the Exclusive Services Agreement, the JV Ad Cos will pay the service fee to the JV Tech Cos as accrued, in accordance with the JV Tech Cos’ regular invoices. As such, all of the JV Ad Cos’ net income before tax of joint venture entities as determined under PRC GAAP generated during the term of this agreement and relating to the marketing of advertising and other operations will be transferred to the JV Tech Cos as the service fee.

Kunming JV and Kunming Ad Co. entered into an Exclusive Services Agreement on August 6, 2008, while Taiyuan JV and Taiyuan Ad Co. entered into an Exclusive Services Agreement on July 17, 2008.

FIN 46R addresses financial reporting for entities over which control is achieved through a means other than voting rights. In accordance with the requirements of FIN 46R, China Networks has evaluated its relationships with the JV Ad Cos. The JV Ad Cos are considered variable interest entities (‘‘VIEs’’) as defined by FIN 46R. Through contractual arrangements with JV Ad Cos through Hetong, China Networks is considered the primary beneficiary of the JV Ad Cos as China Networks absorbs a majority of the risk and rewards of those entities.  As such, China Networks consolidates the financial statements of the JV Ad Cos pursuant to FIN 46R as of the date their formation as described above.

Business Combination

On August 13, 2008, the Company, Alyst Acquisition Corp. (“Alyst”), a Delaware corporation, and specified other persons, executed an Agreement and Plan of Merger (the “Merger Agreement”), providing for, among other things, the redomestication of Alyst from the State of Delaware to the British Virgin Islands (the “Redomestication Merger”) and the merger of a wholly-owned subsidiary of Alyst into China Networks (the "Business Combination"). China Networks is expected to be the surviving corporation in the Business Combination and is expected to become a wholly-owned subsidiary of China Networks International Holding, Ltd. (“China Networks Holdings).

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 1 – ORGANIZATION (CONTINUED)

The Business Combination is expected to be accomplished by the merger of China Networks Holdings’ wholly-owned subsidiary, China Networks Merger Co., with and into China Networks, resulting in China Networks becoming a wholly-owned subsidiary of China Networks Holdings. Pursuant to the Merger Agreement, (i) each ordinary share of China Networks will be converted automatically into (A) a number of ordinary shares of China Networks Holdings determined as follows: (x) 1,900,000 divided by (y) the total number of ordinary shares of China Networks issued and outstanding immediately prior to the Business Combination, plus (B) the right to receive a cash amount determined as follows: (x) U.S. $10,000,000 divided by (y) the total number of ordinary shares of China Networks issued and outstanding immediately prior to the Business Combination, plus (C) the additional common share consideration as set forth in the merger agreement, and (ii) each preferred share of China Networks will be converted automatically into (A) a number of ordinary shares of China Networks Holdings determined as follows: (x) 980,000 divided by (y) the total number of preferred shares of China Networks issued and outstanding immediately prior to the Business Combination, plus (B) the right to receive $7.143 per share in cash, plus (C) the Additional Preferred Share Consideration, as defined in the agreement.

Holders of a majority of shares of Alyst’s common stock must vote in favor of the redomestication and the Business Combination in order for these transactions to be consummated.

Going Concern and Management’s Plans

The accompanying financial statements have been prepared assuming the company will continue as a going concern. For the year ended December 31, 2008, the Company incurred a net loss of approximately $4,537,000 and had a working capital deficit of approximately $30,171,000. Since its inception, the Company has depended on borrowings from related parties and fund raising activities to meet its obligations.  The Company’s business plan is dependent upon additional financings and the proposed business combination with Alyst described above.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation - The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”), using the accrual basis of accounting.

Valuation of long-lived assets- The Company follows Statement of Financial Accounting Standard (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review.  The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value.  In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset.  Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.  Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

Fair Value of Financial Instruments - SFAS No. 107, “Disclosures about Fair Values of Financial Instruments”, requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

For certain financial instruments, including cash, accounts and other receivables, accounts payable, short-term loans, accruals and other payables, it was assumed that the carrying amounts approximate fair value because of the near term maturities of such obligations. The carrying amounts of long-term loans payable approximate fair value since the interest rate associated with the debt approximates the current market interest rate.

SFAS No. 157, “Fair Value Measurements” (SFAS 157) and FASB Staff Position (FSP) FAS 157-2, “Effective Date of FASB Statement No.157” (FSP FAS 157.2). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. FSP FAS 157-2 delays the effective date of SFAS 157 for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The Company adopted the provisions of SFAS 157 for financial assets and liabilities on January 1, 2008; there was no material impact on the Company’s financial position or results of operations at adoption.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and cash equivalents - Cash and cash equivalents include cash on hand, cash accounts, interest bearing savings accounts and time certificates of deposit with a maturity of three months or less when purchased.

Accounts receivable - Accounts receivable are stated at the amount management expects to collect from balances outstanding at the period end.  Allowances for doubtful accounts receivable balances are recorded when circumstances indicate that collection is doubtful for particular accounts receivable or as a general reserve for all accounts receivable.  Management estimates such allowances based on historical evidence such as amounts that are subject to risk and customer credit worthiness.  Accounts receivable are written off if reasonable collection efforts are not successful.

Management periodically reviews the outstanding account balances for collectibility.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Property and equipment - Property and equipment are stated at cost including the cost of improvements. Maintenance and repairs are charged to expense as incurred.   Depreciation and amortization are provided on the straight-line method based on the shorter of the estimated useful lives of the assets or lease term as follows:

Leasehold improvements	3 years
Furniture, fixtures and equipment	5 years
Computer software	1 year

Revenue recognition – The Company has advertising revenue, net of agency commissions and sales tax,  and advertisement production revenue.  Advertising revenue is generated from advertising time-slots sold to advertising agencies or advertisers to broadcast their advertisements on television or radio channels.  Advertisement production revenue is generated from service provided to advertisers in designing and producing video advertisements.  Advertisement production revenue represented less than 10% of total net revenues for the year ended December 31, 2008. The Company recognizes revenue on advertisement when advertisements are broadcast or when the advertisement production service is provided, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. Net revenues represent the invoiced value of services, net of business tax and agency commissions.  The Company is subject to a business tax which is levied on majority of the Company’s revenues at the rate of 5.0-5.5% on the invoiced value of services.

The Company requires customers to prepay certain amounts, as determined by both parties, at the time the contracts are signed.  Customer deposits are recognized into revenue when the related service is provided or advertisement is aired and all other revenue recognition criteria are met.

Cost of revenue – The Company’s cost of revenue on advertising revenue includes amortization of purchased program inventory, costs to buy back certain advertising time-slots sold to agency companies which the Company’s advertising customers need, and cost of producing advertisements.

Agency commission – Agency commission is measured according to the agency contracts concluded between agencies and China Networks Media.  The agency contracts are generally renewed annually.  Agency commission generally comprises a fixed percentage commission on all the advertisement revenue brought by the agency and additional percentage incentive commission on the agency-generated advertisement revenue beyond a certain amount according to the specific agency contract.  Commission payable is accrued at period-ends according to the actual amount of aired advertisements revenue brought by agencies.

Comprehensive loss - The Company follows the Statement of Financial Accounting Standard (“SFAS”) No. 130, Reporting Comprehensive Income. Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive loss for the periods presented includes net loss and foreign currency translation adjustments.

Income taxes- The Company was originally incorporated in the Cayman Islands and subsequently reincorporated in the British Virgin Islands (“BVI”).  The Company is not subject to income taxes under the current laws of the Cayman Islands or BVI.  PRC entities are subject to the PRC Enterprise Income tax at the applicable rates on taxable income at the commencement of operations.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes.  Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date.  Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end.  A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

Foreign Currency- The functional currency of each foreign operation is the local currency. The consolidated financial statements of the Company are presented in United States Dollars (“US$”). Transactions in foreign currencies during the year are translated into US$ at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in foreign currencies on the balance sheet date are translated into US$ at the exchange rates prevailing on that date. Gains and losses on foreign currency transactions (if any) are included in the statement of operations.

The JV Tech Cos and JV Ad Cos translate their assets and liabilities into US$ at the current exchange rate at the end of the reporting period. Revenues and expenses are translated into US$ using the average exchange rate during the period. Gains and losses that result from the translation are included in other comprehensive loss.

Earnings Per Common Share - The Company follows SFAS No. 128, Earnings Per Share, resulting in the presentation of basic and diluted earnings per share.  Diluted earnings per common share assume that outstanding common shares were increased by shares convertible from preferred stock. Since the Company did not have any potential common stock equivalents in year 2007, the basic and diluted earnings per share for the year ended December 31, 2007 are the same.

For the year ended December 31, 2008, the Company had a net loss and therefore the effect of convertible preferred shares on the net loss would be anti-dilutive.  As such, the amounts reported for basic and dilutive earning per share were the same for the year ended December 31, 2008.

Use of estimates- The preparation of the Company’s financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates relate to valuation of program rights and intangible assets, preferred stock valuation, discount on promissory notes, allowance for uncollectible accounts receivable, depreciation, useful lives of property, taxes, and contingencies. These estimates may be adjusted as more current information becomes available and any adjustment could be significant.  Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

Recently Issued Accounting Pronouncements

During February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115 (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of SFAS 159 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The Company adopted SFAS 159 on January 1, 2008 and has elected not to measure any additional financial assets, liabilities or other items at fair value.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. This statement is effective for the Company beginning January 1, 2009 and will change the accounting for business combinations on a prospective basis.  If consummated, the potential Business Combination described above will be accounted for in accordance with SFAS 141R.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51 (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This statement is effective for the Company beginning January 1, 2009. The Company is currently assessing the potential effect of SFAS 160 on its financial statements.

In March 2008, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”), which is effective January 1, 2009. SFAS 161 requires enhanced disclosures about derivative instruments and hedging activities to allow for a better understanding of their effects on an entity’s financial position, financial performance, and cash flows. Among other things, SFAS 161 requires disclosures of the fair values of derivative instruments and associated gains and losses in a tabular formant.  SFAS 161 is not currently applicable to the Company since the Company does not have derivative instruments or hedging activity.

In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, The Hierarchy of Generally Accepted Accounting Principles (“FAS 162"). This Standard identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles. FAS 162 directs the hierarchy to the entity, rather than the independent auditors, as the entity is responsible for selecting accounting principles for financial statements that are presented in conformity with generally accepted accounting principles. The Standard is effective 60 days following SEC approval of the Public Company Accounting Oversight Board amendments to remove the hierarchy of generally accepted accounting principles from the auditing standards. FAS 162 is not expected to have an impact on the financial statements.

In April 2008, the FASB issued FASB Staff Position (FSP) FAS 142-3, Determination of the Useful Life of Intangible Assets, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets. This Staff Position is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. This FSP is not currently applicable to the Company.

In June 2008, the FASB issued FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities. This FSP provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. The Company does not currently have any share-based awards that would qualify as participating securities. Therefore, application of this FSP is not expected to have an effect on the Company's financial reporting.

In May 2008, the FASB issued FASB Staff Position (FSP) APB 14-1, Accounting for Convertible Debt That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) ("FSP 14-1"). FSP 14-1 will be effective for financial statements issued for fiscal years beginning after December 15, 2008. The FSP includes guidance that convertible debt instruments that may be settled in cash upon conversion should be separated between the liability and equity components, with each component being accounted for in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest costs are recognized in subsequent periods. FSP 14-1 is not currently applicable to the Company since the Company does not have convertible debt.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 3 – OTHER RECEIVABLES AND PREPAID EXPENSES

Other receivables and prepaid expenses are summarized as follows:

	December 31, 2008	December 31, 2007

Prepaid program inventory	$201,599	$—
Deposits	33,580	—
Prepaid expenses	22,609	—
Due from staff	13,988	—
	$271,776	$—

NOTE 4 – OTHER RECEIVABLES FROM TV STATIONS

Other receivables from TV Stations includes $86,151 due from Kunming Television Station, a noncontrolling interest shareholder of Kunming Ad Co, for customer deposits collected by Kunming Television Station on behalf of Kunming Ad Co. prior to the October 1, 2008 commencement date of Kunming Ad Co.’s operation.

Other receivables from TV Stations also includes $252,302 due from China Yellow River Television Station, a noncontrolling interest shareholder of Taiyuan Ad Co.  The receivable is non-interest bearing advance to China Yellow River Television Station for working capital purposes.

NOTE 5 – PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	2008	2007
At cost:

Leasehold improvements	$57,326	$—

Furniture, fixtures and equipment	36,018	—

Computer software	2,797	—

Total	$96,141	$—

Less: accumulated depreciation	(400)	—
Net book value	$95,741	$—

NOTE 6 – DEFERRED TRANSACTION COSTS

Deferred transaction costs consist of direct costs associated with activities related to the proposed merger with Alyst Acquisition Corporation (“Alyst”).  As the Company would otherwise be required to expense such costs upon the adoption of SFAS 141R effective January 1, 2009 (Note 2), the Company has expensed all previously capitalized transaction costs related to the potential business combination as of December 31, 2008.  Transaction costs associated with the potential business combination totaled $221,745 for the year ended December 31, 2008.

NOTE 7 – PROGRAM INVENTORY

Program inventory consists of program licenses acquired from third parties for the right to broadcast certain program during the license period.  These programs are amortized over its license period, generally two years and record as cost of revenue.  Amortization expense for the year ending December 31, 2009 and 2010 is expected to be $1,036,010 and $530,275, respectively.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 8 –PROGRAM RIGHTS AND INTANGIBLE ASSETS, NET

Program rights and intangible assets at December 31, 2008 and 2007 consist of the following:

	2008	2007

Program rights	$180,352	$—

Intangible assets	$28,269,358	$—
Less: accumulated amortization	(670,371)
	$27,598,987	$—

Program rights represent (1) programs that were contributed by the PRC TV Stations to the JV Tech Cos as capital, and (2) programs purchased by the JV Tech Cos from the PRC TV Stations in accordance with the joint venture and asset transfer agreements, respectively. Program rights are valued at the present value of estimated future cash flows of advertising revenue generated in relation to the broadcast of these programs and are amortized over their expected useful lives of one year.  There was no amortization of program rights in 2008 as the programs have not yet been broadcast, the program rights are expected to be fully amortized during 2009.  The programs included in program rights are those originally produced by the PRC TV Stations and the JV Tech Cos have ownership of the program rights pursuant to the joint venture and asset transfer agreements.

Intangible assets represent the contractual right of the JV Tech Cos to operate the PRC TV advertising business. In arriving at its fair value, management determined that it was appropriate to assign the residual value of the price paid to the PRC TV Stations according to the Asset Transfer Agreements, after assigning fair value to the program rights, to the Exclusive Cooperation Agreements, i.e. contractual rights, since these arrangements were negotiated in good faith by separate market participants during the formation of the JV Tech Cos. The prices in the Asset Transfer Agreements were negotiated and agreed by using a multiple of a prior year net income of the respective PRC TV Station’s advertising operations.

Intangible assets represent the contractual right to operate the advertising business. Intangible assets are evaluated periodically to determine if expected cash flow generate from the advertising business is sufficient to cover the unamortized portion of the intangible assets. To the extent that expected cash flow is insufficient, the intangible assets are written down to their net realizable value. Intangible assets are expected to be amortized on a systematic basis over the lives of the Exclusive Cooperation Agreements of 20 and 30 years for Kunming JV and Taiyuan JV, respectively.  Amortization expense on the intangible assets totaled $670,371 for the year ended December 31, 2008. Expected amortization totals approximately $1,304,000 each year in 2009 through 2013, and approximately $21,077,000 in the years thereafter through 2038.

NOTE 9 – OTHER PAYABLE

Other payable consists of the following:

	2008	2007

Deposits from advertising agencies	$8,754	$—
Others	4,450	—

	$13,204	$—

Deposits from advertising agencies are security deposits from agencies to ensure the Company has a financial resources to collect the overdue payments of agencies or as a penalty if agencies violate agency agreements.  The deposits are renewed ever year.  Deposits are used to offset receivable from agencies upon termination of the agency relationship with the Company.

NOTE 10 – OTHER PAYABLE TO TV STATIONS

	2008	2007
Other payable to PRC TV Stations for purchase of program rights under the Asset Transfer Agreements	$14,881,387	$—
Other payable to Kunming Television Station	1,187,459	—
Other payable to China Yellow River Television Station	41,670	—

	$16,110,516	$—

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 10 – OTHER PAYABLE TO TV STATIONS  (CONTINUED)

Other payable to Kunming Television Station represents purchase of program inventory paid by Kunming Television Station prior to October 1, 2008 on behalf of Kunming Ad Co.  Other payable to China Yellow River Television Station represents customer payments that Taiyuan Ad Co. collected on behalf of China Yellow River Television Station but has not remitted as of December 31, 2008.

NOTE 11 – ACCRUED LIABILITIES

Accrued liabilities consist of the following:

	2008	2007

Placement fee payable	$960,000	$—
Income tax payable	324,871	—
Business and other taxes payable	306,376
Accrued expenses	458,021	—
Accrued salary	72,483

Pursuant to the purchase agreement of the bridge loan financing, the Company is obligated to pay to the placement agent a percentage of the gross proceeds, totaling $1,960,000, as placement fees for securing the investment and in non-accountable expenses.  $1,000,000 of the fee was paid from the proceeds received from the bridge loan financing.  The remaining $960,000 will be paid by the Company upon the earlier of the consummation of the Business Combination (Note 1) or 24 months anniversary of the closing of the bridge loan.

NOTE 12 –DEBT AND EQUITY BRIDGE FINANCING

Notes payable as of December 31, 2008 and 2007 are as follow:

	December 31, 2008	December 31, 2007

Notes payable	$27,990,200	$—
Less: Unamortized discount	(3,181,470)	—
Notes payable, net	$24,808,730	$—

On July 21, 2008, the Company issued an aggregate of promissory notes in the face value of $27,990,200 bearing interest at the rate of 10% per annum and 980,000 shares of Class A Preferred Stock with a par value of $0.0005 in exchange for proceeds of $28,000,000. Each share of preferred stock is convertible into one share of the Company’s common stock. The promissory notes are secured by a pledge of 50.1% of the outstanding common stock of the Company.

Assuming the merger between the Company and Alyst is consummated, all principal outstanding plus accrued interest is due 10 days following the consummation of the business combination.  However, if the merger between the Company and Alyst is not consummated by March 31, 2009, one-half of the principal outstanding plus accrued interest is due eighteen months from the issuance of the promissory notes and the remaining one-half of the principal outstanding plus accrued interest is due thirty-six months from the issuance of the promissory notes.

The notes payable (Note 13) accrues interest at 10% per annum on the unpaid principal amount.  Interest on the notes is payable annually in arrears.  Accrued interest as of December 31, 2008 and interest expense on the notes payable for the year ended is $1,267,334.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 12 –DEBT AND EQUITY BRIDGE FINANCING (CONTINUED)

Management has determined that the fair value of the 980,000 Class A Preferred Stock on the issuance date is $5.27 per share, calculated using the Black-Scholes valuation model and the following assumptions: expected life of 30 years; volatility of 25%; risk free interest rate of 0%; common stock price of the Company of $5.28 per share on grant date. Using the relative fair value method, the Company allocated $23,641,059 of the gross proceeds to the promissory notes and $4,358,941 to Class A Preferred Stock.  Each share of Class A Preferred Stock has the right to receive a cash amount equal to $7.143 plus deferred cash payments contingent upon the achievement of future net income.  The face amount of the promissory notes of $27,990,200 was reduced by debt discount of $4,358,941, resulting in an initial carrying value of $23,641,059.  The Company estimated that the life of these promissory notes will be approximately 18 months with the expectation that the contemplated merger between the Company and Alyst will be approved by the stockholders of Alyst before January, 2010. With such estimated life of the bridge loan, the Company adopted the effective interest rate method to amortize the debt discount over the 18 month period and an effective monthly rate of 1.49%. Discount on the notes payable is recorded as interest expense.  Interest expense resulted from the amortization of debt discount totaled $1,167,671 for the year ended December 31, 2008.

In connection with the bridge loan financing, the Company incurred placement fee of 6% of the gross proceeds and issuance costs of 1% of gross proceeds to the placement agent, totaling $1,960,000, of which $1,000,000 has been paid from the proceeds received from the bridge loan in July 2008.  The Company also incurred other direct issuance costs of which $653,765 was also paid with proceeds from the bridge loan.  Of the total issuance costs of $2,613,765, $2,206,863 was allocated to debt issuance costs and recorded as deferred financing cost.  The remaining $406,902 was allocated to the preferred shares and netted with proceeds in additional paid in capital. For the year ended December 31, 2008, interest expense from accretion of issuance costs totaled $592,506.

NOTE 13 – RELATED PARTY TRANSACTIONS

Due to related parties

Amounts due to related parties consist of advances made to the Company or payments made behalf on the Company to finance development stage activities and other costs. At December 31, 2008 the amounts due to related parties were non-interest bearing and had no stated repayment terms. Amounts due to related parties totaled $329,280 and $66,951 at December 31, 2008 and 2007, respectively.

Loan receivable from related parties

Loan receivable from related parties represent amount extended to the trustees for the purpose of contributing 100% of the registered capital of Hetong, as discussed in Note 1 under Establishment of Trustee Company. The loan receivable is non-interest bearing and due on demand.

Cutoff agreement with Kunming TV Station on transfer of operation

Fixed assets lease
As of October 1, 2008, Kunming TV Station transferred the right to operate the advertising business to Kunming JV Ad Co.  According to the agreement, Kunming JV Ad Co. will lease certain fixed assets from Kunming TV Station.  For fixed assets that have been used for less than 5 years, the rental fee is RMB446,454 (approximately $65,100) for the period from October 1, 2008 to March 31, 2009, due at the end of March 2009.  For fixed assets that have been used for over 5 years, Kunming JV Ad Co. may use these fixed assets for free; however will be responsible for maintenance cost and the fixed assets must be returned to Kunming TV Station when they can no longer be used.  Kunming TV Station will be responsible for the purchase of specialized equipment in the future and lease the equipment to Kunming JV Ad Co.  A rental fee will be paid to Kunming TV Station, calculated based on 5 year straight-line depreciation method with 5% salvage value and payable every six months.  At the end of the 5 year depreciation period, Kunming JV Ad Co. may use the specialized equipment for free but will be responsible for maintenance cost.  For the year ended December 31, 2008, fixed assets lease expense totaled $32,573 (Note 20).

Program cost paid but not aired
According to the agreement, program cost totaled RMB12,438,250 (approximately $1,814,700) that was paid by Kunming TV Station but hasn’t been aired yet as of October 1, 2008 is payable back to Kunming TV Station.  As of December 31, 2008, $1,152,534 (RMB7,899,700) of program inventory has been received and recorded in other payable to TV Stations (Note 11).  Kunming JV Ad Co is obligated to pay for the remaining RMB4,538,550 (approximately $662,200) when it receives the program inventory.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 13 – RELATED PARTY TRANSACTIONS (CONTINUED)

Receivables collected on behalf of Kunming TV Station
As of October 1, 2008, there were RMB13,124,449 (approximately $1,914,800) of receivables for advertisements that were aired but Kunming TV Station has not received payments for yet.  These receivable will be collected by Kunming JV Ad Co. on behalf of Kunming TV Station and will remit the actual payments received on a monthly basis.  As of December 31, 2008, there was no balance due to Kunming TV Station since Kunming JV Ad Co. has not received customer payments on behalf of Kunming TV Station.

Receipts in advance from customer collected by Kunming TV Station
As of October 1, 2008, there were RMB924,025 (approximately $134,800) receipts in advance collected by Kunming TV Station from customers for advertisements that have not been aired yet.  As of December 31, 2008, these advertisements were aired and recognized in revenue.  The remaining balance to be received from Kunming TV Station is $86,152 as of December 31, 2008 and is recorded in other receivable from TV Stations (Note 4).

NOTE 14 – INCOME TAX

The enterprise income tax is reported on a separate entity basis.

BVI

China Networks Media, Ltd. was incorporated in the British Virgin Islands and is not subject to income taxes under the current laws of the British Virgin Islands.

PRC

The JV Tech Cos, JV Ad Cos, Hetong, Beijing Guangwang are subject to PRC income tax.  Income tax expense for the years ended December 31, 2008 and 2007 were $637,691 and $- respectively.

Effective January 1, 2008, the statutory PRC tax rate is 25% (prior to January 1, 2008, the statutory PRC rate was 33%).

The income tax provision consists of the following:

	December 31, 2008	December 31, 2007

Current	$324,963	$—
Deferred tax	312,728	—
	$637,691	$—

The following is a reconciliation of the tax derived by applying the PRC Statutory Rate of 25% to the loss before income taxes and comparing that to the recorded income tax provision:

	December 31, 2008	December 31, 2007

Expected income tax benefit at PRC statutory rate 25%	$(692,996)	$—
Less: Parent Company's expenses not subject to PRC tax	1,280,729	—
Less: Losses at subsidiaries	57,863	—
Permanent difference	(7,906)

Income tax expense	$637,691	$—

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 14 – INCOME TAX (CONTINUED)

The Company’s deferred tax assets and liabilities at December 31, 2008 and 2007 consisted of:

	December 31, 2008	December 31, 2007

Deferred tax assets - foreign NOL	$57,863	$—
Deferred tax assets - intangible assets	31,818	—
Total deferred tax assets	89,681	—
Less: valuation allowance	(89,681)	—
Net deferred tax assets	$—	$—

Deferred tax liability - intangible assets and program inventory	$(312,728)	$—
Net deferred tax liability	$(312,728)	$—

The Company has not recognized deferred tax assets relating to the net operating loss and temporary differences generated in its PRC subsidiaries because the Company does not expect to have taxable income to utilize these deferred tax assets.  The deferred tax valuation allowance increased $89,681 during the year ended December 31, 2008.

The Company adopted FIN 48, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken in the tax return. This interpretation also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures.

NOTE 15 – SHAREHOLDERS’ EQUITY

The Company was initially organized as a Cayman Islands company under the name of China Networks Limited on March 30, 2007, with 50,000 shares of common stock authorized at $1 par value.

On June 2, 2008, the Company changed its registered office to the British Virgin Islands and continued under the name China Networks Media, Ltd.  The Company is authorized to issue 1,900,000 share of common stocks and 1,050,000 shares of Class A Preferred Stock, each with a par value of $0.0005 per share.  On the same day, the Company cancelled the 1,000 shares of common stock that were previously issued while it was a Cayman Islands company and issued 1,900,000 shares of common stock.

Each Class A Preferred Share has one voting right, a right to an equal share in any dividend paid by the Company, a liquidation preference of $0.01 per share, and is convertible into common stock without payment of any further consideration.  The number of common stock that Class A Preferred Shares may be converted into initially is determined by dividing the original purchase price of Class A Preferred Shares by the conversion price of Class A Preferred Shares; provided that the initial conversion price shall be the original purchase price, subject to adjustment upon occurrence of certain events as stated in the Company’s Memorandum and Articles of Association.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 16 – CONCENTRATIONS, RISK AND UNCERTAINTIES

Customer concentration - The Company has the following concentrations of business with each customer constituting greater than 10% of the Company’s net sales:

	December 31, 2008	December 31, 2007

Kunming Fengyun Advertisement Ltd.	26.3%	0%
Yunnan Hua Nian Advertisement Ltd.	16.6%	0%
Qunyi Media Group	10.5%	0%
Yunnan Communications Radio and Television Advertisement Ltd.	10.5%	0%

As at December 31, 2008, accounts receivable due from these customers totaled $727,968. The Company is not aware of any financial difficulties being experienced by its major customers.

Supplier concentration - The Company did not have any concentrations of business with each supplier constituting greater than 10% of the Company’s purchases for the year ended December 31, 2008.

Credit risk on cash and cash equivalents - The Company maintains its cash and cash equivalents in accounts with major financial institutions in the United States of America and the PRC, in the form of demand deposits and money market accounts. Deposits in banks may exceed the amounts of federal deposit insurance provided on such deposits. As of December 31, 2008 the Federal Deposit Insurance Corporation insured balances in bank accounts up to $100,000 ($250,000 effective October 3, 2008). At December 31, 2008, the uninsured balances amounted to approximately $12 million. The Company has not experienced any losses on its deposits of cash and cash equivalents.

NOTE 17– OPERATING RISK AND MARKET RISK

Foreign currency risk

Substantially all of the Company’s transactions are denominated in Renminbi, but a substantial portion of its cash is kept in U.S. dollars. Although the Company believes that, in general, its exposure to foreign exchange risks should be limited, its cash flows and revenues will be affected by the foreign exchange rate between U.S. dollars and Renminbi. It is possible that the Chinese government may elect to loosen further its current controls over the extent to which the Renminbi is allowed to fluctuate in value in relation to foreign currencies. The Company’s business and the price of its ordinary shares could be negatively affected by a revaluation of the Renminbi against the U.S. dollar or by other fluctuations in prevailing Renminbi-U.S. dollar exchange rates.

Company’s operations are substantially in foreign countries

Substantially all of the Company’s business activities are conducted in China. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in China. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations.

NOTE 18 – COMMITMENTS AND CONTINGENCIES

Operating Leases

In the normal course of business, the Company leases office space under operating leases agreements.  The operating lease agreements generally contain renewal options that may be exercised at the Company's discretion after the completion of the base rental terms.

The Company rents equipment from the Kunming TV Station from October 2008 through 2020.  Equipment rental expense total $185,857 from 2009 to 2013 and $32,492 thereafter.  Rent expense for the year ended December 31, 2008 totaled $32,573.

CHINA NETWORKS MEDIA, LTD.
(FORMERLY KNOWN AS CHINA NETWORKS LIMITED)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 18 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Company is obligated under operating leases requiring minimum rentals as follows:

December 31,	2008

2009	$307,142
2010	238,907
2011	148,733
2012	49,255
2013	23,979
Thereafter	32,492
$800,508

NOTE 19 – SUBSEQUENT EVENT

On February 27, 2009, China Networks Media, Ltd. signed a letter of intent with Zhuhai Broadcasting and Television Station (“Zhuhai TV Station”) through its Hong Kong wholly-owned subsidiary, ANT, to establish a 50:50 joint venture company, which will have exclusive right to carry out advertising operations on Zhuhai TV Station’s channel.  In addition, Zhuhai TV Station will provide to the joint venture all necessary and relevant support, as well as most-favored terms for the conduct of the advertising business.

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER

SPECIAL PURPOSE CARVE-OUT FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
SPECIAL PURPOSE CARVE-OUT FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

CONTENT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management of
CHINA NETWORKS MEDIA LTD.

We have audited the accompanying combined balance sheets of Kunming Television Station - Advertising Center (a business unit of Kunming Television Station) and Yellow River Television Station - Advertising Center (a business unit of Yellow River Television Station) (the "Centers") as of December 31, 2008 and 2007 and the related combined statements of operations, combined statements of equity and cash flows for the year then ended.  These financial statements are the responsibility of the Centers' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free from material mistatement. The Centers are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Centers' internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 3 to the combined financial statements, the Centers are a business unit of Kunming Television Station and Yellow River Television Station respectively and are not a stand-alone entity.  The accompanying combined financial statements were prepared for the interest of prospective investors only and have been carved-out from the Kunming Television Station and Yellow River Television Station financial statements to present the historical financial position, results of operations and cash flows attributable to the Centers.  These combined financial statements include cost allocations deemed reasonable by management to present the historical financial position and results of operations of the Centers on a stand-alone basis.  However, these costs may not be reflective of the actual level of costs which would have been incurred had the Centers operated as a separate entity apart from Kunming Television Station and Yellow River Television Station.

In our opinion, such combined financial statements present fairly, in all material aspects, the financial position of the Centers as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ UHY  Vocation  HK  CPA  Limited
UHY  Vocation  HK  CPA  Limited
Certified Public Accountants

Hong Kong,
THE PEOPLE'S REPUBLIC OF CHINA
April 15, 2009

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
COMBINED BALANCE  SHEETS
AS AT DECEMBER 31, 2008 AND 2007

	December 31, 2008	December 31, 2007
	USD	USD
	(Audited)	(Restated)

ASSETS

Current Assets: -
Cash	$-	$116,055
Accounts Receivable, net	2,588,077	1,677,703
Receivable from Television Stations	-	1,858,956
Other Receivables	39,146	17,684

Total Current Assets	2,627,223	3,670,398

TOTAL ASSETS	$2,627,223	$3,670,398

LIABILITIES AND EQUITY

Current Liabilities: -
Accrued Expenses	$530,391	$410,376
Due to Television Stations	323,081	-
Customer Deposits	858,068	2,584,941

TOTAL LIABILITIES	1,711,540	2,995,317

TOTAL EQUITY	915,683	675,081

TOTAL LIABILITIES AND EQUITY	$2,627,223	$3,670,398

See accompanying notes to combined financial statements

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
COMBINED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	Year ended	Year ended
	December 31,	December 31,
	2008	2007
	USD	USD
	(Audited)	(Restated)

Revenue	$13,129,328	$17,715,149

Cost of Revenue	(3,564,532)	(3,572,541)
Gross Profit	9,564,796	14,142,608

Other Income	-	28,802

Selling, General and
Administrative Expenses	(2,468,316)	(1,712,931)

Income before Income Taxes	7,096,480	12,458,479

Income Taxes	-	-

Net Income	$7,096,480	$12,458,479

See accompanying notes to combined financial statements

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
COMBINED STATEMENTS OF EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	Unit equity excluding accumulated other comprehensive income	Accumulated other comprehensive income	Total equity
	USD	USD	USD

Balance, December 31, 2006 (Restated)	-	251,539	251,539

Net income	12,458,479	-	12,458,479
Distribution to Television Stations	(12,458,479)	-	(12,458,479)

Foreign Currency Translation Adjustment	-	423,542	423,542

Balance, December 31, 2007 (Restated)	-	675,081	675,081

Net income	7,096,480	-	7,096,480
Distribution to Television Stations	(7,096,480)		(7,096,480)

Foreign Currency Translation Adjustment	-	240,602	240,602

Balance, December 31, 2008	-	915,683	915,683

See accompanying notes to combined financial statements

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	Year ended	Year ended
	December 31,	December 31,
	2008	2007
	USD	USD

Cash flows from operating activities:

Net income	$7,096,480	$12,458,479

Changes in assets and liabilities:
Accounts receivable, net	(910,374)	300,611
Receivable from Television Station	1,858,956	(1,858,956)
Other Receivables	(21,462)	(17,684)
Accounts Payable	-	(24,257)
Accrued expenses	120,015	356,229
Due to Television Station	323,081	(27,089)
Customer Deposits	(1,726,873)	513,158

Net cash provided by operating activities	6,739,823	11,700,491

Cash flows from financing activities:
Distribution to Television Stations	(7,096,480)	(12,458,479)
Net cash used in financing activities	(7,096,480)	(12,458,479)

Effect of foreign exchange rate changes	240,602	423,542

Net decrease in cash	(116,055)	(334,446)

Cash, beginning of period	116,055	450,501

Cash, end of period	$-	$116,055

Supplemental disclosures of cash flow and non-cash information:
Interest paid	$-	$-
Income tax paid	$-	$-

See accompanying notes to combined financial statements

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 1 - NATURE OF BUSINESS

These special purpose financial statements for China Network Media Ltd represent the combined carved out historical operations of Kunming TV Station - Advertising Center and Yellow River TV Station - Advertising Center for the years ended December 31, 2008, 2007.  China Networks Media Ltd intends to consolidate the operation of the Yellow River TV Station - Advertising Center into its consolidated financial statements commencing on January 1, 2009. The operation of the Kunming TV Station - Advertising Center has been consolidated on October 1, 2008.

Kunming TV Station - Advertising Center (a business unit of Kunming Television Station) and Yellow River TV Station - Advertising Center (a business unit of Yellow River TV Station) (collectively the "Centers") consist of advertising revenue of the Kunming Television Station and Yellow River Television Station along with direct costs necessary to generate that revenue.  Direct costs include purchased TV program costs and rental fees for equipment used in generating advertising revenue. The Centers earn substantially all of their revenues from advertising income, which includes sale of advertising time-slots and sale of program-related advertising.

Sale of advertising time-slots
The Centers currently derives a substantial majority of their revenue from selling advertising time slots to advertising agencies and advertisers.

Sale of program-related advertising services
A small portion of revenues are generated from advertising opportunities relating to programs produced by the TV station themselves – these include program sponsorship ‘sting’ slots, in-program product placements and other ‘soft’ advertising opportunities as well as revenue from value-added services such as SMS messages relating to program content.

The Centers do not currently have assets or liabilities and do not have any operations. Kunming Television Station and Yellow River Television Station (the "Stations") intends to separate the Centers from their operations. At that time, the advertising business will be transferred from Kunming Television Station and Yellow River Television Station to the Centers. These financial statements were prepared in contemplation of the separation and transfer of the advertising business to the Centers.

NOTE 2 - PRIOR PERIOD ADJUSTMENT

The financial statements for 2007 have been restated from our previously issued report dated April 15, 2008. During 2008, management of the Centers determined that certain commissions paid to advertising agents during the years ended December 31, 2007 and 2006. These commissions paid were omitted from the previously issued financial statements. As a result, the financial statements were restated and the net income of the Centers decreased by $289,607 and $900,229 in 2006 and 2007, respectively.

In addition, management of the Centers determined that there are suspended braodcasting time during the years ended December 31, 2007 and 2006. These suspended broadcasting time have not been recorded in the previously issued financial statements. As a result, the financial statements were restated and the net income of the Centers decreased by $730,882 and $395,398 in 2006 and 2007, respectively.

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 2 - PRIOR PERIOD ADJUSTMENT (……/CONT'D)

Furthermore, management of the Centers determined that certain business tax have not been accrued in the previously issued financial statements for the year ended December 31, 2007. As a result, the financial statements were restated and the net income of the Centers was further decreased by $339,884 in 2007.

Further, management of the Center determined that certain cost contributing to the advertising income were omitted from previously issued financial statements. As a result, the financial statements were restated and the net income of the Center was further decreased by $648,331 in 2007.

The above prior period adjustments have decreased the previously reported Receivable from the Stations by the same amount as the decrease in net income in 2006 and 2007.

All significant intercompany accounts and transactions have been eliminated in combination.

NOTE 3 – BASIS OF PREPARATION

The accompanying combined financial statements have been prepared for the Centers and consist of historical financial information of the business unit to be transferred to the Centers by the Stations as if the transfer occurred prior to the periods presented. The Stations have not historically accounted for the Centers as a stand-alone company. The Centers' historical financial information has been "carved-out" from the Stations' financial statements and reflects assumptions and allocations made by the management. These statements include all adjustments (consisting only of their normal recurring adjustments) which management believes necessary for a fair presentation of the statements and have been prepared on a consistent basis using the accounting policies described in Note 4.

These combined financial statements are prepared for the interest of prospective investor only. The Centers are an integral business unit of the Kunming Television Station and Yellow River Television Station that operate in a single business segment and are not a stand-alone entity. The financial statements of the Centers reflects the assets, liabilities, revenues and expenses directly attributable to the Centers, as well as allocations deemed reasonable by management, to present the financial position and results of operations on a stand-alone basis.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the combined financial statements.  These accounting policies conform to accounting principles generally  accepted in the United States of America and have been consistently applied in the preparation  of combined financial statements.

(a)           Cash

Cash consist of cash at bank. There are no cash equivalents at December 31, 2008.

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (……/CONT'D)

(b)           Use of Estimates

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. These estimates are based on management's best knowledge of current events and actions that the Centers may take in the future. Actual results could differ from these estimates.

(c)           Concentrations of Credit Risk

Financial instruments of the Centers that potentially expose to concentrations of credit risk  consist  principally of accounts and others receivables.

(d)           Receivables

Accounts receivable
Accounts receivable is stated net of trade discounts and allowance for doubtful accounts. The Centers provide an allowance for doubtful accounts based upon prior experience and management's assessment of the collectibility of specific accounts. As of December 31, 2008, 2007 the Centers considered all accounts receivable collectable and therefore did not record an allowance for doubtful accounts.

Receivable from Television Stations and Due to Television Stations
The Centers are an integral business unit of the Stations.  This amount represents the expenses paid by the Stations net of advertising income received by the Stations on behalf of the Centers. Receivable from Television Stations represents advertising income received by the Stations exceeding expenses paid by the Stations.  Due to Television Stations represents expenses paid by the Stations exceeding advertising income received by the Stations.  These intercompany accounts are being actively settled through advertising income received by or expenses paid by the Stations during the year.

(e)           Income Tax

During the periods presented, the Centers were an integral part of a state owned enterprise in the Peoples Republic of China (PRC); as such they were exempt from all income taxes.  If the Centers are treated as a stand-alone entity and subject to income taxes in all periods, a provision for income tax of $1,928,846 and $4,402,957 would have been recorded for the years ended December 31, 2008 and 2007 respectively.

No deferred taxation has been provided as there are no estimated future tax implications from temporary differences between the tax basis of assets and liabilities and the amounts reported in the balance sheets.

PRC entities are subject to the PRC Enterprise Income Tax at the applicable tax rates on the taxable income.  Effective from January 1, 2008, the Enterprise Income Tax rate of 33% was reduced to 25%.

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (……/CONT'D)

(f)           Revenue Recognition

The Centers typically signs standard advertising contracts with advertising clients, which require the Centers to run the advertiser’s advertisements on the Stations' network for a specified period. The Centers' advertising customers typically pay a deposit before the relevant advertisements are broadcast, and the balance is paid after broadcast.  Customer deposits received prior to the broadcast of advertisements are initially deferred and recorded as revenue upon the broadcast of advertisements.

Advertising service revenues are recognized when all four of the following criteria are met: (i) persuasive evidence of agreement exists; (ii) delivery of service has occurred; (iii) the price is both fixed and determinable; and (iv) collection of the resulting receivable is reasonably assured. Revenues are recognized when advertisements are broadcasted.  Provision for discounts to customers and estimated returns and allowances are provided for in the same period the related revenue is recorded.

No discount has been provided for the years ended December 31, 2008 and  2007 respectively.

(g)           Cost of Revenue

Cost of revenue is primarily comprised of purchased TV program costs, rental fees for equipment used in generating advertising revenue.

(h)           Selling, General and Administrative Expenses

Selling, general and administrative expense is primarily comprised of  selling expenses, administrative expenses and other indirect overhead costs. Historical allocation of all the expenses related to the business unit being carved-out are based on the actual expenses attributable to the Centers by the Stations.

(i)           Foreign Currency Translation

The Centers' functional currency is Renminbi (“RMB”); however, the reporting currency is the United States dollar (“USD”).  Reported assets and liabilities of the Centers have been translated using the exchange rate at the balance sheet date. The average exchange rate for the period has been used to translate revenues and expenses.  Foreign currency translation differences are included as a component of Accumulated Other Comprehensive Income.

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (……/CONT'D)

(j)           Business Tax

Revenues from services provided by the centers are subject to the PRC business tax of 5%, cultural levies of 3% and some surcharges. Business tax, cultural levies and surcharges are paid on gross revenues generated from advertising services. In addition, under the PRC regulations, the Centers are required to pay the city construction tax (7%), education surcharges (3%), price governing fund (2%) and river management fee (1%) based on the calculated business tax payments. The Centers had complied with EITF 06-3 and reports their revenues net of PRC’s business tax and surcharges for all the periods presented in the statements of operations.

(k)           Recent Accounting Pronouncements

During September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), which is effective for fiscal years beginning after November 15, 2007 with earlier adoption encouraged. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position FAS 157-2, Effective Date of FASB Statement No. 157 which delayed the effective date of SFAS 157 for all non-financial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis, until January 1, 2009.   The Center adopted SFAS 157 on January 1, 2008 for all financial assets and liabilities, but the implementation did not have a significant impact on the Center's financial position or results of operations.  The Center has not yet determined the impact the implementation of SFAS 157 will have on the Center’s non-financial assets and liabilities which are not recognized or disclosed on a recurring basis.  However, the Center does not anticipate that the full adoption of SFAS 157 will significantly impact its combined financial statements.

During February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115 (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of SFAS 159 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The Center adopted SFAS 159 on January 1, 2008 and has elected not to measure any additional financial assets, liabilities or other items at fair value.

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (……/CONT'D)

(k)           Recent Accounting Pronouncements (……/cont'd)

In March 2008, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”), which is effective January 1, 2009. SFAS 161 requires enhanced disclosures about derivative instruments and hedging activities to allow for a better understanding of their effects on an entity’s financial position, financial performance, and cash flows. Among other things, SFAS 161 requires disclosures of the fair values of derivative instruments and associated gains and losses in a tabular formant.  SFAS 161 is not currently applicable to the Center since the Center does not have derivative instruments or heging activity.

In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, The Hierarchy of Generally Accepted Accounting Principles (“FAS 162""). This Standard identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles. FAS 162 directs the hierarchy to the entity, rather than the independent auditors, as the entity is responsible for selecting accounting principles for financial statements that are presented in conformity with generally accepted accounting principles. The Standard is effective 60 days following SEC approval of the Public Center Accounting Oversight Board amendments to remove the hierarchy of generally accepted accounting principles from the auditing standards. FAS 162 is not expected to have an impact on the financial statements.

In April 2008, the FASB issued FASB Staff Position (FSP) FAS 142-3, Determination of the Useful Life of Intangible Assets, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets. This Staff Position is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. This FSP is not currently applicable to the Center.

In June 2008, the FASB issued FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities. This FSP provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. The Center does not currently have any share-based awards that would qualify as participating securities. Therefore, application of this FSP is not expected to have an effect on the Center's financial reporting.

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (……/CONT'D)

(k)           Recent Accounting Pronouncements (……/cont'd)

In May 2008, the FASB issued FASB Staff Position (FSP) APB 14-1, Accounting for Convertible Debt That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (""FSP 14-1""). FSP 14-1 will be effective for financial statements issued for fiscal years beginning after December 15, 2008. The FSP includes guidance that convertible debt instruments that may be settled in cash upon conversion should be separated between the liability and equity components, with each component being accounted for in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest costs are recognized in subsequent periods. FSP 14-1 is not currently applicable to the Center since the Center does not have convertible debt.

(l)           Reclassification

Certain amount in the prior year financial statements have been reclassified to conform with current year presentation.

(m)           Agency Commission

Agency commission is measured according to the agency contracts concluded between agencies and China Networks Media. The agency contracts are generally renewed annually. Agency commission generally comprises a fixed percentage commission on all the advertisement revenue brought by the agency and additional percentage incentive commission on the agency-generated advertisement revenue beyond a certain amount according to the specific agency contract. Commission payable is accrued at period-ends according to the actual amount of aired advertisements revenue brought by agencies.

NOTE 5 - ACCRUED EXPENSES

Accrued expenses mainly consist of business tax payable totaled $451,560 and $410,376 as of December 31, 2008, 2007 respectively.

NOTE 6 - PENSION AND OTHER POSTRETIREMENT BENEFIT PLANS

Pursuant to the relevant laws and regulation in the PRC, the Centers participate in defined contribution retirement plans for their employees arranged by a governmental organization. The Centers makes contributions to the retirement scheme at the applicable rate based on the employees' salaries. The required contributions under the retirement plans are charged to the statements of operations on an accrual basis.

The Centers have no other obligation to make payments in respect of retirement benefits of its employees.

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 7 - RELATED PARTY TRANSACTIONS

The Centers are an integral business unit of the Stations and all expenses are paid by the Stations. These statements reflect allocated expenses from the Stations including purchased TV program costs, payroll and overhead costs. Allocations are based on the actual expenses attributable to the Centers by the Stations.

All net income earned by the Centers are treated as funding to the Centers and have been accounted for as capital contributions from the Stations. All cash remittances from the Centers to the Stations have been accounted for as distributions to the Stations. Accordingly, no retained earnings are reflected in these financial statements. For all periods presented, the Centers had significant net positive cash flow, which have been accounted for as distributions to the Stations.

NOTE 8 - SEGMENT REPORTING

Management considers the Centers to have one business segment, consisting of the advertising services. The information presented in the carve-out statement of operations reflects the revenues and costs associated with this business segment that management uses to make operating decisions and assess performance.

NOTE 9 - CUSTOMER CONCENTRATION

During the year ended December 31, 2008, sales to the following customers constitute greater than 10% of total combined net revenue.

Kunming Fengyun Advertising Company
(昆明風雲廣告公司)	$3,130,020	23.84%
Yunnan Huanian Advertising Company
(雲南華年廣告公司)	2,330,169	17.74%
	$5,460,189	41.88%

This concentration makes the Centers vulnerable to a near-term severe impact, should the relationships be terminated.

At December 31, 2008, there were no receivables due from the above customers.

During the year ended December 31, 2007, sales to two customers totaled $4,268,687, or approximately 24.1% of total revenue. At December 31, 2007, accounts receivable from these customers totaled $319,332.

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 10 - OTHER EVENTS

Establishment of Joint Ventures between Advertising Networks Ltd. (“ANT”) and the PRC TV Stations

Establishment of Joint Ventures

In 2008, China Networks established certain equity joint ventures with the state owned PRC TV Stations through its Hong Kong wholly-owned subsidiary, ANT.  ANT established the equity joint venture under the name of Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd. (“Taiyuan JV”) with China Yellow River TV Station in Shanxin Province in June 2008; and established an equity joint venture under the name Kunming Taishi Information Cartoon Co., Ltd. (“Kunming JV”) with Kunming TV Station in Yunnan Province in July 2008 (Taiyuan JV and Kunming JV are collectively referred to as the “JV Tech Cos”).  ANT holds 50% equity interest in the Kunming JV and Taiyuan JV by the contribution of cash, respectively, and Kunming TV Station and China Yellow River TV Station own the remaining 50% of the respective JV Tech Cos by the contribution of the Centers (a business unit of each stations).

Exclusive Cooperation Agreement.

Pursuant to the Exclusive Cooperation Agreement between the JV Tech Cos and the PRC TV Stations, the PRC TV Stations have exclusively and irrevocably granted to the JV Tech Cos the right to carry out advertising operations on its channels, and to provide to the JV Tech Cos all necessary and relevant support, as well as most-favored terms for the conduct of the advertising business. The JV Tech Cos share their resources with the PRC TV Stations, including, but not limited to, all client information (e.g. databases). Under the terms of this agreement, the PRC TV Stations will not engage any other party in any similar agreements. As such, the JV Tech Cos have the exclusive right to carry out advertising business on PRC TV Stations’ channels.

Kunming JV and Kunming TV Station entered into such Exclusive Cooperation Agreement on August 6, 2008, while Taiyuan JV and China Yellow River TV Station entered into such Exclusive Cooperation agreement on July 17, 2008.

Establishment of Trustee Company

In August 2008, Beijing Guangwang Hetong Advertising & Media Co., Ltd. ("Hetong"), the trustee company, established two domestic advertising companies with Kunming TV Station and China Yellow River TV Station, under the respective name of Kunming Kaishi Advertising Co., Ltd. (“Kunming Ad Co.”) and Taiyuan Guangwang Hetong Advertising Co., Ltd. (“Taiyuan Ad Co.”) (Kunming Ad Co. and Taiyuan Ad Co. are collectively referred to as the “JV Ad Cos”). Hetong is 100% owned by two PRC nationals, who are the trustees).

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 10 - OTHER EVENTS (……/CONT'D)

Establishment of Trustee Company (……/cont'd)

In order to comply with current PRC laws limiting foreign ownership in the television advertising industry, China Networks’ operations are conducted through direct ownership of ANT and through contractual arrangements with Hetong. China Networks does not have an equity interest in Hetong, but instead derives indirect economic benefits from Hetong through a series of contractual arrangements.  Through these arrangements, ANT controls Hetong, which in turn owns 50% of Kunming Ad Cos, and 50% of Taiyuan Ad Co. established with PRC TV Stations. The JV Tech Cos collect the television advertising revenue earned by the JV Ad Cos pursuant to an Exclusive Services Agreement, using assets transferred from PRC TV Stations to the JV Tech Cos pursuant to an Asset Transfer Agreement.

Asset Transfer Agreements.

Kunming TV Station and Kunming JV entered into such Asset Transfer Agreement on August 11, 2008, under which Kunming TV Station will transfer its assets to Kunming JV, valued at RMB150 million, and Kunming JV will pay the same to Kunming TV Station. China Yellow River TV Station and Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd. (“Taiyuan JV”) also entered into such Asset Transfer Agreement on July 17, 2008, under which China Yellow River TV Station will transfer its assets, valued at RMB45 million, to Taiyuan JV, and the same consideration will be paid by Taiyuan JV. All governmental, statutory and other approvals required for the transfer of these assets were obtained as of the date of the first transfer in August 2008.

Exclusive Services Agreement.

Pursuant to the Exclusive Services Agreement between the JV Tech Cos and the JV Ad Cos, the JV Tech Cos will be the sole and exclusive provider of services to JV Ad Cos relating to  technical support for the production of advertising and advertising consulting. In addition, the JV Ad Cos will be the sole and exclusive advertising agent to the JV Tech Cos and will grant to the JV Ad Cos agency rights for all advertising under the exclusive right to carry out advertising operations, granted by the corresponding PRC TV Stations to the JV Tech Cos in accordance with the Exclusive Cooperation Agreement. Under the terms of the Exclusive Services Agreement, the JV Ad Cos will pay the service fee to the JV Tech Cos as accrued, in accordance with the JV Tech Cos’ regular invoices. As such, all of the JV Ad Cos’ net income before tax of joint venture entities as determined under PRC GAAP generated during the term of this agreement and relating to the marketing of advertising and other operations will be transferred to the JV Tech Cos as the service fee.

Kunming JV and Kunming Ad Co. entered into an Exclusive Services Agreement on August 6, 2008, while Taiyuan JV and Taiyuan Ad Co. entered into an Exclusive Services Agreement on July 17, 2008.

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER

SPECIAL PURPOSE CARVE-OUT FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER

SPECIAL PURPOSE CARVE-OUT FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

CONTENT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management of
CHINA NETWORKS MEDIA LTD.

We have audited the accompanying combined balance sheets of Kunming Television Station - Advertising Center (a business unit of Kunming Television Station) and Yellow River Television Station - Advertising Center (a business unit of Yellow River Television Station) (the "Centers") as of December 31, 2007, 2006 and 2005 and the related combined statements of operations, combined statements of equity and cash flows for the years then ended.  These financial statements are the responsibility of the Centers' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free from material mistatement. The Centers are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Centers' internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 3 to the combined financial statements, the Centers are a business unit of Kunming Television Station and Yellow River Television Station respectively and are not a stand-alone entity.  The accompanying combined financial statements were prepared for the interest of prospective investors only and have been carved-out from the Kunming Television Station and Yellow River Television Station financial statements to present the historical financial position, results of operations and cash flows attributable to the Centers.  These combined financial statements include cost allocations deemed reasonable by management to present the historical financial position and results of operations of the Centers on a stand-alone basis.  However, these costs may not be reflective of the actual level of costs which would have been incurred had the Centers operated as a separate entity apart from Kunming Television Station and Yellow River Television Station.

In our opinion, such combined financial statements present fairly, in all material aspects, the financial position of the Centers as of December 31, 2007, 2006 and 2005, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

UHY Vocation HK CPA Limited
Certified Public Accountants

Hong Kong, 22 JAN 2009
THE PEOPLE'S REPUBLIC OF CHINA

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
COMBINED BALANCE  SHEETS
AS AT DECEMBER 31, 2007, 2006 AND 2005

	December 31, 2007	December 31, 2006	December 31, 2005
	USD	USD	USD
	(Restated)	(Restated)

ASSETS

Current Assets: -
Cash	$116,055	$450,501	$493,544
Accounts Receivable, net	1,677,703	1,978,314	1,788,481
Receivable from Television Stations	1,858,956	-	-
Other Receivables	17,684	-	-

Total Current Assets	3,670,398	2,428,815	2,282,025

TOTAL ASSETS	$3,670,398	$2,428,815	$2,282,025

LIABILITIES AND EQUITY

Current Liabilities: -
Accounts Payable	$-	$24,257	$23,691
Accrued Expenses	410,376	54,147	60,524
Due to Television Stations	-	27,089	1,165,403
Customer Deposits	2,584,941	2,071,783	892,332

TOTAL LIABILITIES	2,995,317	2,177,276	2,141,950

TOTAL EQUITY	675,081	251,539	140,075

TOTAL LIABILITIES AND EQUITY	$3,670,398	$2,428,815	$2,282,025

See accompanying notes to combined financial statements

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
COMBINED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2007	2006	2005
	USD	USD	USD
	(Restated)	(Restated)

Revenue	$17,715,149	$14,861,899	$14,406,251

Cost of Revenue	(3,572,541)	(3,467,815)	(1,925,034)
Gross Profit	14,142,608	11,394,084	12,481,217

Other Income	28,802	102,261	10,337

Selling, General and
Administrative Expenses	(1,712,931)	(1,607,264)	(1,376,299)

Income before Income Taxes	12,458,479	9,889,081	11,115,255

Income Taxes	-	-	-

Net Income	$12,458,479	$9,889,081	$11,115,255

See accompanying notes to combined financial statements

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
COMBINED STATEMENTS OF EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

	Unit equity excluding accumulated other comprehensive income	Accumulated other comprehensive income	Total Equity
	USD	USD	USD

Balance, December 31, 2004	-	-	-

Net income	11,115,255	-	11,115,255
Distribution to Television Stations	(11,115,255)	-	(11,115,255)

Foreign Currency Translation Adjustment	-	140,075	140,075

Balance, December 31, 2005	-	140,075	140,075

Net income	9,889,081	-	9,889,081
Distribution to Television Stations	(9,889,081)		(9,889,081)

Foreign Currency Translation Adjustment	-	111,464	111,464

Balance, December 31, 2006 (Restated)	-	251,539	251,539

Net income	12,458,479	-	12,458,479
Distribution to Television Stations	(12,458,479)		(12,458,479)

Foreign Currency Translation Adjustment	-	423,542	423,542

Balance, December 31, 2007 (Restated)	-	675,081	675,081

See accompanying notes to combined financial statements

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2007	2006	2005
	USD	USD	USD

Cash flows from operating activities:

Net income	$12,458,479	$9,889,081	$11,115,255

Changes in assets and liabilities:
Accounts receivable, net	300,611	(189,833)	(1,743,722)
Receivable from Television Station	(1,858,956)	-	-
Other Receivables	(17,684)	-	-
Accounts payable	(24,257)	566	690,459
Accrued expenses	356,229	(6,377)	59,883
Due to Television Station	(27,089)	(1,138,314)	751,765
Customer Deposits	513,158	1,179,451	542,571

Net cash provided
by operating activities	11,700,491	9,734,574	11,416,211

Cash flows from financing activities:
Distribution to Television Stations	(12,458,479)	(9,889,081)	(11,115,255)
Net cash used in financing activities	(12,458,479)	(9,889,081)	(11,115,255)

Effect of foreign exchange rate changes	423,542	111,464	140,075

Net (decrease)/increase in cash	(334,446)	(43,043)	441,031

Cash, beginning of period	450,501	493,544	52,513

Cash, end of period	$116,055	$450,501	$493,544

Supplemental disclosures of cash flow and non-cash information:

Interest paid	$-	$-	$-
Income tax paid	$-	$-	$-

See accompanying notes to combined financial statements

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

NOTE 1 - NATURE OF BUSINESS

These special purpose financial statements for China Network Media Ltd represent the combined carved out historical operations of Kunming TV Station - Advertising Center and Yellow River TV Station - Advertising Center for the years ended December 31,2007, 2006 and 2005.  China Networks Media Ltd intends to consolidate the operations of the Centers into its consolidated financial statements commencing on October 1, 2008.

Kunming TV Station - Advertising Center (a business unit of Kunming Television Station) and Yellow River TV Station - Advertising Center (a business unit of Yellow River TV Station) (collectively the "Centers") consist of advertising revenue of the Kunming Television Station and Yellow River Television Station along with direct costs necessary to generate that revenue.  Direct costs include purchased TV program costs and rental fees for equipment used in generating advertising revenue. The Centers earn substantially all of their revenues from advertising income, which includes sale of advertising time-slots and sale of program-related advertising.

Sale of advertising time-slots

The Centers currently derives a substantial majority of their revenue from selling advertising time slots to advertising agencies and advertisers.

Sale of program-related advertising services

A small portion of revenues are generated from advertising opportunities relating to programs produced by the TV station themselves – these include program sponsorship ‘sting’ slots, in-program product placements and other ‘soft’ advertising opportunities as well as revenue from value-added services such as SMS messages relating to program content.

The Centers do not currently have assets or liabilities and do not have any operations. Kunming Television Station and Yellow River Television Station (the "Stations") intends to separate the Centers from their operations. At that time, the advertising business will be transferred from Kunming Television Station and Yellow River Television Station to the Centers. These financial statements were prepared in contemplation of the separation and transfer of the advertising business to the Centers.

NOTE 2 - PRIOR PERIOD ADJUSTMENT

These financial statements have been restated from our previously issued report dated April 15, 2008. During 2008, management of the Centers determined that certain commissions paid to advertising agents during the years ended December 31, 2007 and 2006. These commissions paid were omitted from the previously issued financial statements. As a result, the financial statements were restated and the net income of the Centers decreased by $289,607 and $900,229 in 2006 and 2007, respectively.

In addition, management of the Centers determined that there are suspended braodcasting time during the years ended December 31, 2007 and 2006. These suspended broadcasting time have not been recorded in the previously issued financial statements. As a result, the financial statements were restated and the net income of the Centers decreased by $730,882 and $395,398 in 2006 and 2007, respectively.

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

NOTE 2 - PRIOR PERIOD ADJUSTMENT (……/CONT'D)

Furthermore, management of the Centers determined that certain business tax have not been accrued in the previously issued financial statements for the year ended December 31, 2007. As a result, the financial statements were restated and the net income of the Centers was further decreased by $339,884 in 2007.

Further, management of the Center determined that certain cost contributing to the advertising income were omitted from previously issued financial statements. As a result, the financial statements were restated and the net income of the Center was further decreased by $648,331 in 2007.

The above prior period adjustments have decreased the previously reported Receivable from the Stations by the same amount as the decrease in net income in 2006 and 2007.

All significant intercompany accounts and transactions have been eliminated in combination.

NOTE 3 – BASIS OF PREPARATION

The accompanying combined financial statements have been prepared for the Centers and consist of historical financial information of the business unit to be transferred to the Centers by the Stations as if the transfer occurred prior to the periods presented. The Stations have not historically accounted for the Centers as a stand-alone company. The Centers' historical financial information has been "carved-out" from the Stations' financial statements and reflects assumptions and allocations made by the management. These statements include all adjustments (consisting only of their normal recurring adjustments) which management believes necessary for a fair presentation of the statements and have been prepared on a consistent basis using the accounting policies described in Note 4.

These combined financial statements are prepared for the interest of prospective investor only. The Centers are an integral business unit of the Kunming Television Station and Yellow River Television Station that operate in a single business segment and are not a stand-alone entity. The financial statements of the Centers reflects the assets, liabilities, revenues and expenses directly attributable to the Centers, as well as allocations deemed reasonable by management, to present the financial position and results of operations on a stand-alone basis.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the combined financial statements.  These accounting policies conform to accounting principles generally  accepted in the United States of America and have been consistently applied in the preparation  of combined financial statements.

(a)	Cash

Cash consist of cash at bank. There are no cash equivalents at December 31, 2007, 2006 and 2005.

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (……/CONT'D)

(b)	Use of Estimates

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. These estimates are based on management's best knowledge of current events and actions that the Centers may take in the future. Actual results could differ from these estimates.

(c)	Concentrations of Credit Risk

Financial instruments of the Centers that potentially expose to concentrations of credit risk  consist  principally of accounts and others receivables.

(d)	Receivables

Accounts receivable

Accounts receivable is stated net of trade discounts and allowance for doubtful accounts. The Centers provide an allowance for doubtful accounts based upon prior experience and management's assessment of the collectibility of specific accounts. As of December 31, 2007, 2006 and 2005 the Centers considered all accounts receivable collectable and therefore did not record an allowance for doubtful accounts.

Receivable from Television Stations and Due to Television Stations

The Centers are an integral business unit of the Stations.  This amount represents the expenses paid by the Stations net of advertising income received by the Stations on behalf of the Centers. Receivable from Television Stations represents advertising income received by the Stations exceeding expenses paid by the Stations.  Due to Television Stations represents expenses paid by the Stations exceeding advertising income received by the Stations.  These intercompany accounts are being actively settled through advertising income received by or expenses paid by the Stations during the year.

(e)	Income Tax

During the periods presented, the Centers were an integral part of a state owned enterprise in the Peoples Republic of China (PRC); as such they were exempt from all income taxes.  If the Centers are treated as a stand-alone entity and subject to income taxes in all periods, a provision for income tax of $4,402,957, $3,263,397 and $3,668,034 would have been recorded for the years ended December 31, 2007, 2006 and 2005.

No deferred taxation has been provided as there are no estimated future tax implications from temporary differences between the tax basis of assets and liabilities and the amounts reported in the balance sheets.

PRC entities are subject to the PRC Enterprise Income Tax at the applicable tax rates on the taxable income.  Effective from January 1, 2008, the Enterprise Income Tax rate of 33% was reduced to 25%.

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (……/CONT'D)

(f)	Revenue Recognition

The Centers typically signs standard advertising contracts with advertising clients, which require the Centers to run the advertiser’s advertisements on the Stations' network for a specified period. The Centers' advertising customers typically pay a deposit before the relevant advertisements are broadcast, and the balance is paid after broadcast.  Customer deposits received prior to the broadcast of advertisements are initially deferred and recorded as revenue upon the broadcast of advertisements.

Advertising service revenues are recognized when all four of the following criteria are met: (i) persuasive evidence of agreement exists; (ii) delivery of service has occurred; (iii) the price is both fixed and determinable; and (iv) collection of the resulting receivable is reasonably assured. Revenues are recognized when advertisements are broadcasted.  Provision for discounts to customers and estimated returns and allowances are provided for in the same period the related revenue is recorded.

No discount has been provided for the years ended December 31, 2007, 2006, 2005.

(g)	Cost of Revenue

Cost of revenue is primarily comprised of purchased TV program costs, rental fees for equipment used in generating advertising revenue.

(h)	Selling, General and Administrative Expenses

Selling, general and administrative expense is primarily comprised of  selling expenses, administrative expenses and other indirect overhead costs. Historical allocation of all the expenses related to the business unit being carved-out are based on the actual expenses attributable to the Centers by the Stations.

(i)	Foreign Currency Translation

The Centers' functional currency is Renminbi (“RMB”); however, the reporting currency is the United States dollar (“USD”).  Reported assets and liabilities of the Centers have been translated using the exchange rate at the balance sheet date. The average exchange rate for the period has been used to translate revenues and expenses.  Foreign currency translation differences are included as a component of Accumulated Other Comprehensive Income.

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (……/CONT'D)

(j)	Business Tax

Revenues from services provided by the centers are subject to the PRC business tax of 5%, cultural levies of 3% and some surcharges. Business tax, cultural levies and surcharges are paid on gross revenues generated from advertising services. In addition, under the PRC regulations, the Centers are required to pay the city construction tax (7%), education surcharges (3%), price governing fund (2%) and river management fee (1%) based on the calculated business tax payments. The Centers had complied with EITF 06-3 and reports their revenues net of PRC’s business tax and surcharges for all the periods presented in the statements of operations.

(k)	Recent Accounting Pronouncements

During September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), which is effective for fiscal years beginning after November 15, 2007 with earlier adoption encouraged. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position FAS 157-2, Effective Date of FASB Statement No. 157 which delayed the effective date of SFAS 157 for all non-financial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis, until January 1, 2009.   The Center adopted SFAS 157 on January 1, 2008 for all financial assets and liabilities, but the implementation did not have a significant impact on the Center's financial position or results of operations.  The Center has not yet determined the impact the implementation of SFAS 157 will have on the Center’s non-financial assets and liabilities which are not recognized or disclosed on a recurring basis.  However, the Center does not anticipate that the full adoption of SFAS 157 will significantly impact its combined financial statements.

During February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115 (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of SFAS 159 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The Center adopted SFAS 159 on January 1, 2008 and has elected not to measure any additional financial assets, liabilities or other items at fair value.

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (……/CONT'D)

(k)	Recent Accounting Pronouncements (……/cont'd)

In March 2008, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”), which is effective January 1, 2009. SFAS 161 requires enhanced disclosures about derivative instruments and hedging activities to allow for a better understanding of their effects on an entity’s financial position, financial performance, and cash flows. Among other things, SFAS 161 requires disclosures of the fair values of derivative instruments and associated gains and losses in a tabular formant.  SFAS 161 is not currently applicable to the Center since the Center does not have derivative instruments or hedging activity.

In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, The Hierarchy of Generally Accepted Accounting Principles (“FAS 162"). This Standard identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles. FAS 162 directs the hierarchy to the entity, rather than the independent auditors, as the entity is responsible for selecting accounting principles for financial statements that are presented in conformity with generally accepted accounting principles. The Standard is effective 60 days following SEC approval of the Public Center Accounting Oversight Board amendments to remove the hierarchy of generally accepted accounting principles from the auditing standards. FAS 162 is not expected to have an impact on the financial statements.

In April 2008, the FASB issued FASB Staff Position (FSP) FAS 142-3, Determination of the Useful Life of Intangible Assets, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets. This Staff Position is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. This FSP is not currently applicable to the Center.

In June 2008, the FASB issued FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities. This FSP provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. The Center does not currently have any share-based awards that would qualify as participating securities. Therefore, application of this FSP is not expected to have an effect on the Center's financial reporting.

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (……/CONT'D)

(k)	Recent Accounting Pronouncements (……/cont'd)

In May 2008, the FASB issued FASB Staff Position (FSP) APB 14-1, Accounting for Convertible Debt That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) ("FSP 14-1"). FSP 14-1 will be effective for financial statements issued for fiscal years beginning after December 15, 2008. The FSP includes guidance that convertible debt instruments that may be settled in cash upon conversion should be separated between the liability and equity components, with each component being accounted for in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest costs are recognized in subsequent periods. FSP 14-1 is not currently applicable to the Center since the Center does not have convertible debt.

(l)	Reclassification

Certain amount in the prior year financial statements have been reclassified to conform with current year presentation.

(m)	Agency Commission

Agency commission is measured according to the agency contracts concluded between agencies and China Networks Media. The agency contracts are generally renewed annually. Agency commission generally comprises a fixed percentage commission on all the advertisement revenue brought by the agency and additional percentage incentive commission on the agency-generated advertisement revenue beyond a certain amount according to the specific agency contract. Commission payable is accrued at period-ends according to the actual amount of aired advertisements revenue brought by agencies.

NOTE 5 - ACCRUED EXPENSES

Accrued expenses mainly consist of business tax payable totaled $410,376, $54,147 and $60,524 as of December 31, 2007, 2006 and 2005, respectively.

NOTE 6 - PENSION AND OTHER POSTRETIREMENT BENEFIT PLANS

Pursuant to the relevant laws and regulation in the PRC, the Centers participate in defined contribution retirement plans for their employees arranged by a governmental organization. The Centers makes contributions to the retirement scheme at the applicable rate based on the employees' salaries. The required contributions under the retirement plans are charged to the statements of operations on an accrual basis.

The Centers have no other obligation to make payments in respect of retirement benefits of its employees.

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

NOTE 7 - RELATED PARTY TRANSACTIONS

The Centers are an integral business unit of the Stations and all expenses are paid by the Stations. These statements reflect allocated expenses from the Stations including purchased TV program costs, payroll and overhead costs. Allocations are based on the actual expenses attributable to the Centers by the Stations.

All net income earned by the Centers are treated as funding to the Centers and have been accounted for as capital contributions from the Stations. All cash remittances from the Centers to the Stations have been accounted for as distributions to the Stations. Accordingly, no retained earnings are reflected in these financial statements. For all periods presented, the Centers had significant net positive cash flow, which have been accounted for as distributions to the Stations.

NOTE 8 - SEGMENT REPORTING

Management considers the Centers to have one business segment, consisting of the advertising services. The information presented in the carve-out statement of operations reflects the revenues and costs associated with this business segment that management uses to make operating decisions and assess performance.

NOTE 9 - CUSTOMER CONCENTRATION

During the year ended December 31, 2007, sales to two customers totaled $4,268,687, or approximately 21% of total revenue. At December 31, 2007, accounts receivable from these customers totaled $319,332.

NOTE 10 - SUBSEQUENT EVENTS

Establishment of Joint Ventures between Advertising Networks Ltd. (“ANT”) and the PRC TV Stations

Establishment of Joint Ventures

In 2008, China Networks established certain equity joint ventures with the state owned PRC TV Stations through its Hong Kong wholly-owned subsidiary, ANT.  ANT established the equity joint venture under the name of Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd. (“Taiyuan JV”) with China Yellow River TV Station in Shanxin Province in June 2008; and established an equity joint venture under the name Kunming Taishi Information Cartoon Co., Ltd. (“Kunming JV”) with Kunming TV Station in Yunnan Province in July 2008 (Taiyuan JV and Kunming JV are collectively referred to as the “JV Tech Cos”).  ANT holds 50% equity interest in the Kunming JV and Taiyuan JV by the contribution of cash, respectively, and Kunming TV Station and China Yellow River TV Station own the remaining 50% of the respective JV Tech Cos by the contribution of the Centers (a business unit of each stations).

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

NOTE 10 - SUBSEQUENT EVENTS (……/CONT'D)

Exclusive Cooperation Agreement.

Pursuant to the Exclusive Cooperation Agreement between the JV Tech Cos and the PRC TV Stations, the PRC TV Stations have exclusively and irrevocably granted to the JV Tech Cos the right to carry out advertising operations on its channels, and to provide to the JV Tech Cos all necessary and relevant support, as well as most-favored terms for the conduct of the advertising business. The JV Tech Cos share their resources with the PRC TV Stations, including, but not limited to, all client information (e.g. databases). Under the terms of this agreement, the PRC TV Stations will not engage any other party in any similar agreements. As such, the JV Tech Cos have the exclusive right to carry out advertising business on PRC TV Stations’ channels.

Kunming JV and Kunming TV Station entered into such Exclusive Cooperation Agreement on August 6, 2008, while Taiyuan JV and China Yellow River TV Station entered into such Exclusive Cooperation agreement on July 17, 2008.

Establishment of Trustee Company

In August 2008, Beijing Guangwang Hetong Advertising & Media Co., Ltd. ("Hetong"), the trustee company, established two domestic advertising companies with Kunming TV Station and China Yellow River TV Station, under the respective name of Kunming Kaishi Advertising Co., Ltd. (“Kunming Ad Co.”) and Taiyuan Guangwang Hetong Advertising Co., Ltd. (“Taiyuan Ad Co.”) (Kunming Ad Co. and Taiyuan Ad Co. are collectively referred to as the “JV Ad Cos”). Hetong is 100% owned by two PRC nationals, who are the trustees).

In order to comply with current PRC laws limiting foreign ownership in the television advertising industry, China Networks’ operations are conducted through direct ownership of ANT and through contractual arrangements with Hetong. China Networks does not have an equity interest in Hetong, but instead derives indirect economic benefits from Hetong through a series of contractual arrangements.  Through these arrangements, ANT controls Hetong, which in turn owns 50% of Kunming Ad Cos, and 50% of Taiyuan Ad Co. established with PRC TV Stations. The JV Tech Cos collect the television advertising revenue earned by the JV Ad Cos pursuant to an Exclusive Services Agreement, using assets transferred from PRC TV Stations to the JV Tech Cos pursuant to an Asset Transfer Agreement.

Asset Transfer Agreements.

Kunming TV Station and Kunming JV entered into such Asset Transfer Agreement on August 11, 2008, under which Kunming TV Station will transfer its assets to Kunming JV, valued at RMB150 million, and Kunming JV will pay the same to Kunming TV Station. China Yellow River TV Station and Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd. (“Taiyuan JV”) also entered into such Asset Transfer Agreement on July 17, 2008, under which China Yellow River TV Station will transfer its assets, valued at RMB45 million, to Taiyuan JV, and the same consideration will be paid by Taiyuan JV. All governmental, statutory and other approvals required for the transfer of these assets were obtained as of the date of the first transfer in August 2008.

KUNMING TELEVISION STATION - ADVERTISING CENTER AND
YELLOW RIVER TELEVISION STATION - ADVERTISING CENTER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

NOTE 10 - SUBSEQUENT EVENTS (……/CONT'D)

Asset Transfer Agreements.

Pursuant to the Exclusive Services Agreement between the JV Tech Cos and the JV Ad Cos, the JV Tech Cos will be the sole and exclusive provider of services to JV Ad Cos relating to  technical support for the production of advertising and advertising consulting. In addition, the JV Ad Cos will be the sole and exclusive advertising agent to the JV Tech Cos and will grant to the JV Ad Cos agency rights for all advertising under the exclusive right to carry out advertising operations, granted by the corresponding PRC TV Stations to the JV Tech Cos in accordance with the Exclusive Cooperation Agreement. Under the terms of the Exclusive Services Agreement, the JV Ad Cos will pay the service fee to the JV Tech Cos as accrued, in accordance with the JV Tech Cos’ regular invoices. As such, all of the JV Ad Cos’ pre-tax revenue (less the relevant business tax) generated during the term of this agreement and relating to the marketing of advertising and other operations will be transferred to the JV Tech Cos as the service fee.

Exclusive Services Agreement.

Kunming JV and Kunming Ad Co. entered into an Exclusive Services Agreement on August 6, 2008, while Taiyuan JV and Taiyuan Ad Co. entered into an Exclusive Services Agreement on July 17, 2008.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

ALYST ACQUISITION CORP.,

CHINA NETWORKS MEDIA LIMITED,

MEDIAINV LTD.,

KERRY PROPPER

AND THE OTHER PERSONS SIGNATORY HERETO

Dated as of August 13, 2008

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made and entered into as of August 13, 2008, by and among Alyst Acquisition Corp., a Delaware corporation (including its successors and assigns, the “Parent”), China Networks Media Limited, a British Virgin Islands corporation (including its successors and assigns, the “Company”), MediaInv Ltd., a British Virgin Islands corporation and Kerry Propper (each a “Principal Shareholder,” and together with their successors and assigns from the date hereof until the Business Combination Effective time (as defined below), collectively the “Principal Shareholders”) and each of the other persons signatories hereto.

RECITALS

WHEREAS, Parent has formed a wholly-owned subsidiary in the British Virgin Islands (“Merger Sub I”), solely for the purpose of a merger of Parent with and into Merger Sub I, in which Merger Sub I will be the surviving corporation (the “Redomestication Merger”).  The name of Merger Sub I is or is in the process of being changed to China Networks International Holdings, Ltd.;

WHEREAS, immediately after the formation of Merger Sub I, Merger Sub I formed a wholly-owned subsidiary in the British Virgin Islands (“Merger Sub II”), solely for the purpose of a merger of Merger Sub II with and into the Company in which the Company will be the surviving corporation (the “Business Combination”).  The name of Merger Sub II is China Network Merger Co., Ltd.;

WHEREAS, pursuant to and in connection with the Business Combination, and as part of the same integrated transaction (such that neither the Business Combination nor the Redomestication Merger shall occur without the other), Parent and Merger Sub I shall consummate the Redomestication Merger, pursuant to which, among other things, (i) the outstanding shares of common stock of the Parent, U.S. $0.0001 par value (the “Parent Common Stock”) shall be converted into shares in Merger Sub I, U.S. $0.0001 par value (the “Surviving Corporation Shares”) and (ii) all warrants and other rights to purchase Parent Common Stock then outstanding (the “Parent Stock Rights”) shall be exchanged for substantially equivalent securities of Merger Sub I at the rate set forth herein (“Surviving Corporation Stock Rights”); and

WHEREAS, as part of the same integrated transaction (such that neither the Business Combination nor the Redomestication Merger shall occur without the other) Merger Sub II and the Company shall consummate the Business Combination, pursuant to which, among other things, (i) the outstanding common shares of the Company, U.S. $.0005 par value (“Company Shares”), shall be converted into Surviving Corporation Shares and the right to receive the other consideration referred to herein and (ii) the Class A Preferred Shares of the Company, U.S. $.0005 par value issued in the Financing referred to herein (“Preferred Shares”, and together with the Company Shares, the “Company Securities”) shall be converted into Surviving Corporation Shares, in each case at the rate set forth herein.

1

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE REDOMESTICATION MERGER

1.1         The Redomestication Merger.  At the Effective Time (as defined below) and subject to and upon the terms and conditions of this Agreement and the Redomestication Plan of Merger and Articles and Plan of Merger to be prepared by the Parent, and in accordance with the applicable provisions of the Delaware General Corporation Law (“Delaware Law”) and the BVI Business Companies Act, 2004 (“BVI Law”), respectively, Parent shall be merged with and into Merger Sub I, the separate corporate existence of Parent shall cease and Merger Sub I shall continue as the surviving corporation.  Merger Sub I as the surviving corporation after the Redomestication Merger is hereinafter sometimes referred to as the “China Networks Surviving Corporation.”

1.2         Effective Time.  The parties hereto shall cause the Redomestication Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law, and the Articles and Plan of Merger with the British Virgin Islands Registrar of Corporate Affairs, in accordance with the relevant provisions of BVI Law (the time of such filings, or such later time as specified in the Certificate of Merger and the Articles and Plan of Merger, being the “Effective Time”).

1.3         Effect of the Redomestication Merger.  At the Effective Time, the effect of the Redomestication Merger shall be as provided in this Agreement, the Certificate of Merger, the Articles and Plan of Merger and the applicable provisions of Delaware Law and BVI Law.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Parent and Merger Sub I shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the China Networks Surviving Corporation, which shall include the assumption by China Networks Surviving Corporation of any and all agreements, covenants, duties and obligations of the Parent set forth in this Agreement to be performed after the Closing, and all Surviving Corporation Shares issued and outstanding as a result of the conversion under Section 1.6(a) hereof shall be listed on the American Stock Exchange (“ASE”), or such other public trading market on which the Surviving Corporation Shares may be trading at such time.

1.4         Memorandum and Articles of Association.  At the Effective Time, the Certificate of Incorporation and By-Laws of the Parent, as in effect immediately prior to the Effective Time, shall cease and the Memorandum and Articles of Association (“MOA”) of Merger Sub I, as in effect immediately prior to the Effective Time, shall be the MOA of the China Networks Surviving Corporation.

2

1.5         Directors and Officers of the China Networks Surviving Corporation.  Immediately after the Effective Time, the board of directors of the China Networks Surviving Corporation, shall, unless otherwise mutually agreed by the Parent and the Company, consist of three designees of the Parent (the “Parent Designees”) and four designees of the Company (the “Company Designees”)  and the officers of the China Networks Surviving Corporation shall be Li Shuangqing as Chief Executive Officer and Co-Chairman, Sean Hinton as Co-Chairman and Zhou Chuansheng as Vice President of Sales and Marketing.

1.6         Effect on Capital Stock.  By virtue of the Redomestication Merger and without any action on the part of Merger Sub I, the Parent or the holders of any of the following securities:

(a)           Conversion of Parent Common Stock.  At the Effective Time, each share of the Parent Common Stock issued and outstanding immediately prior to the Effective Time (other than those described in Section 1.6(c) below) shall be converted automatically into one Surviving Corporation Share (the “Conversion Ratio”), subject to any adjustments made pursuant to Section 1.6(d).  At the Effective Time, all shares of Parent Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist.  The holders of certificates previously evidencing shares of Parent Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Parent Common Stock, except as provided herein or by law.  Each certificate previously evidencing Parent Common Stock shall be exchanged for a certificate representing such number of Surviving Corporation Shares calculated by multiplying the Conversion Ratio then in effect by the number of shares of Parent Common Stock previously evidenced by the canceled certificates upon the surrender of such certificate in accordance with Section 1.7.

(b)           Parent Stock Rights.  At the Effective Time, each Parent Stock Right shall be converted into one substantially equivalent option, warrant or other Surviving Corporation Stock Right.  At the Effective Time, the Parent Stock Rights shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist.  Each of the Surviving Corporation Stock Rights shall have, and be subject to, the same terms and conditions set forth in the applicable agreements governing the Parent Stock Rights (the “Parent Stock Rights Agreements”) which are outstanding immediately prior to the Effective Time, except that in the event of an adjustment made pursuant to Section 1.6(d), (i) each of the Surviving Corporation Stock Rights will be exercisable for that number of whole Surviving Corporation Shares equal to the product of the number of shares of Parent Common Stock that were issuable upon exercise of such option or warrant immediately prior to the Effective Time multiplied by the Conversion Ratio then in effect and rounded down to the nearest whole number of Surviving Corporation Shares, and (ii) the per share exercise price for the Surviving Corporation Shares issuable upon exercise of such Surviving Corporation Stock Rights will be equal to the quotient determined by dividing the exercise price per share of Parent Common Stock at which each such option or warrant was exercisable immediately prior to the Effective Time by the Conversion Ratio then in effect, rounded down to the nearest whole cent.  At or prior to the Effective Time, Merger Sub I shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Surviving Corporation Stock Rights remain outstanding, a sufficient number of Surviving Corporation Shares for delivery upon the exercise of such Surviving Corporation Stock Rights.

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(c)           Cancellation of Parent Common Stock Owned by Parent.  At the Effective Time, if there are any shares of Parent Common Stock that are owned by the Parent as treasury stock or any shares of Parent Common Stock owned by any direct or indirect wholly owned subsidiary of the Parent immediately prior to the Effective Time, such shares shall be canceled and extinguished without any conversion thereof or payment therefor.

(d)           Adjustments to Conversion Ratio.  The Conversion Ratio shall be adjusted to reflect fully the effect of any share sub-division or combination, stock dividend (including any dividend or distribution of securities convertible into Merger Sub I Common Stock or Parent Common Stock), reorganization, recapitalization or other like change with respect to Merger Sub I Common Stock or Parent Common Stock occurring after the date hereof and prior to the Effective Time, so as to provide holders of Parent Common Stock and Merger Sub I Common Stock the same economic effect as contemplated by this Agreement prior to such share sub-division or combination, stock dividend, reorganization, recapitalization or like change.

(e)           Transfers of Ownership.  If any certificate for Surviving Corporation Shares is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and accompanied by a duly executed instrument of transfer and otherwise in proper form for transfer and that the person requesting such exchange will have paid to China Networks Surviving Corporation or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Surviving Corporation Shares in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of China Networks Surviving Corporation or any agent designated by it that such tax has been paid or is not payable.

(f)           No Liability.  Notwithstanding anything to the contrary in this Section 1.6, none of the China Networks Surviving Corporation, or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.7         Surrender of Certificates.  All Surviving Corporation Shares issued upon the surrender of shares of Parent Common Stock in accordance with the terms hereof, and all Surviving Corporation Stock Rights issued upon surrender of Parent Stock Rights in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of Parent Common Stock shall also apply to the Surviving Corporation Shares so issued in exchange.

1.8         Lost, Stolen or Destroyed Certificates.  In the event any certificates or Parent Stock Rights Agreements shall have been lost, stolen or destroyed, China Networks Surviving Corporation shall issue in exchange for such lost, stolen or destroyed certificates or Parent Stock Rights Agreements, as the case may be, upon the making of an affidavit of that fact by the holder thereof, such Surviving Corporation Shares or Surviving Corporation Stock Rights, as may be required pursuant to Section 1.7; provided, however, that China Networks Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates or Parent Stock Rights Agreement to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against China Networks Surviving Corporation with respect to the certificates or Parent Stock Rights Agreements alleged to have been lost, stolen or destroyed.

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1.9         Status of Redomestication Merger for Tax Purposes.  For U.S. federal income tax purposes, the Redomestication Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and the parties thereto do hereby (i) adopt this Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury Regulations and (ii) agree to take all such actions incident thereto as shall be necessary or appropriate.  Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Redomestication Merger as a reorganization under Section 368 of the Code, as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status or the Tax (as defined below) implications of qualification of the Redomestication Merger as a reorganization.  Each of the parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes.

1.10       Taking of Necessary Action; Further Action.  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the China Networks Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Parent and Merger Sub I, the officers and directors of Parent and Merger Sub I are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE II

THE BUSINESS COMBINATION

2.1         Business Combination.  Immediately after the consummation of the Redomestication Merger, and subject to the terms of this Agreement and the Business Combination Plan of Merger and Articles and Plan of Merger to be prepared by the Company (the “Business Combination Articles and Plan of Merger”), and in accordance with BVI Law, Merger Sub II shall be merged with and into the Company, the separate corporate existence of Merger Sub II shall cease and the Company shall continue as the surviving corporation.  The Company as the surviving corporation after the Business Combination is hereinafter sometimes referred to as the “China Networks II Surviving Corporation.”

2.2         Closing; Effective Time.  The closing of the Business Combination (the “Closing”) shall take place immediately after the consummation of the Redomestication Merger, which shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VIII hereof or at such other time as the parties hereto agree (the “Closing Date”).  The Closing shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, or at such other location as the parties hereto agree.  On the Closing Date:

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(a)           Merger Sub I and Parent shall cause the Redomestication Merger to be immediately consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law, and the Articles and Plan of Merger with the British Virgin Islands Registrar of Corporate Affairs, in accordance with the relevant provisions of BVI Law; and

(b)           Upon the completion of the Redomestication Merger, Merger Sub II and the Company shall cause the Business Combination to be immediately consummated by filing the Business Combination Articles and Plan of Merger with the British Virgin Islands Registrar of Corporate Affairs, in accordance with the relevant provisions of BVI Law (the “Business Combination Effective Time”).

2.3         Effect of the Business Combination.  At the Business Combination Effective Time, the effect of the Business Combination shall be as provided in this Agreement, the Business Combination Articles and Plan of Merger and the applicable provisions of BVI Law.  Without limiting the generality of the foregoing, and subject thereto, at the Business Combination Effective Time, all the property, rights, privileges, agreements, powers and franchises of the Company and Merger Sub II shall vest in the China Networks II Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub II shall become the debts, liabilities and duties of the China Networks II Surviving Corporation, and all Surviving Corporation Shares issued in exchange for Company Securities upon conversion in accordance with Section 2.7(a) shall, subject to the restrictions contained in Section 2.14 and applicable securities laws, be eligible for quotation on the ASE, or such other public trading market on which the Surviving Corporation Shares may be trading at such time.

2.4         [Intentionally Omitted]

2.5         Memorandum and Articles of Association.  At the Business Combination Effective Time, the MOA of Merger Sub II, as in effect immediately prior to the Closing Date, shall cease and the MOA of the Company, as in effect immediately prior to the Business Combination Effective Time, shall be the MOA of China Networks II Surviving Corporation.

2.6         Directors of China Networks II Surviving Corporation.  Immediately after the Business Combination Effective Time, the board of directors of China Networks II Surviving Corporation, shall consist of the same individuals designated as directors of China Networks Surviving Corporation pursuant to Section 1.5 hereof.

2.7         Effect on Capital Stock.  By virtue of the Business Combination and without any action on the part of Merger Sub II, the Company or the holders of any of the following securities:

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(a)           Conversion of Company Securities.  At the Business Combination Effective Time, (i) each Company Share issued and outstanding immediately prior to the Business Combination Effective Time (other than those described in Section 2.123 below) shall be converted automatically into (A) a number of Surviving Corporation Shares determined as follows: (x) 1,900,000 divided by (y) the total number of Company Shares issued and outstanding immediately prior to the Business Combination Effective Time, plus (B) the right to receive a cash amount determined as follows: (x) U.S. $10,000,000 divided by (y) the total number of Company Shares issued and outstanding immediately prior to the Business Combination Effective Time, plus (C) the additional consideration described in Sections 2.7(f), (g) and (h), (the “CS Per Share Amount”), and (ii) each Preferred Share issued and outstanding immediately prior to the Business Combination Effective Time shall be converted automatically into (A) a number of Surviving Corporation Shares determined as follows: (x) the number of Preferred Shares issued in the Financing to the bridge investors divided by (y) the total number of Preferred Shares issued and outstanding immediately prior to the Business Combination Effective Time (collectively, the “Business Combination Conversion Ratio”), subject to any adjustments made pursuant to Section 2.7(c), plus (B) the right to receive a cash amount equal to $7.143, plus (C) the additional consideration described in Section 2.7(f) and (h), (the “PS Per Share Amount”).  At the Business Combination Effective Time, all Company Securities shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist.  The holders of certificates previously evidencing the Company Securities outstanding immediately prior to the Business Combination Effective Time shall cease to have any rights with respect to such Company Securities, except as provided herein or by law.  Each certificate previously evidencing Company Securities shall be exchanged for such number of Surviving Corporation Shares calculated by multiplying the applicable Business Combination Conversion Ratio by the number of Company Securities previously evidenced by the canceled certificates and cash in an amount equal to the CS Per Share Amount or the PS Per Share Amount, as the case may be, upon the surrender of such certificate in accordance with the terms hereof.

(b)           Cancellation of Merger Sub II Common Stock Owned by Merger Sub II.  At the Business Combination Effective Time, if any shares of Merger Sub II Common Stock are held by Merger Sub II as treasury shares or any shares of Merger Sub II Common Stock are owned by any direct or indirect wholly owned subsidiary of Merger Sub II immediately prior to the Business Combination Effective Time, such shares shall be canceled and extinguished without any conversion thereof or payment therefor.

(c)           Adjustments to Business Combination Conversion Ratio.  Each Business Combination Conversion Ratio shall be adjusted to reflect fully the effect of any share sub-division or combination, stock dividend (including any dividend or distribution of securities convertible into Surviving Corporation Shares or Company Securities), reorganization, recapitalization or other like change with respect to Surviving Corporation Shares and Company Securities occurring after the date hereof and prior to the Business Combination Effective Time, so as to provide holders of Company Securities the same economic effect as contemplated by this Agreement prior to such share sub-division or combination, stock dividend, reorganization, recapitalization or like change.

(d)           Transfers of Ownership.  If any certificate for Surviving Corporation Shares is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and accompanied by a duly executed instrument of transfer and otherwise in proper form for transfer and that the person requesting such exchange will have paid to China Networks II Surviving Corporation or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Surviving Corporation Shares in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of China Networks II Surviving Corporation or any agent designated by it that such tax has been paid or is not payable.

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(e)           No Liability.  Notwithstanding anything to the contrary in this Section 2.7, none of China Networks II Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f)           Deferred Cash Payments.

(i)           In accordance with Section 2.7(a), each holder of Company Shares as of the Business Combination Effective Time (each, a “Closing Holder”) shall be entitled to receive from China Networks Surviving Corporation deferred cash payments contingent upon the achievement by China Networks Surviving Corporation of the amounts of Net Income (as defined below) set forth below in this Section 2.7(f) (the “Deferred Cash Payments”).

(ii)           China Networks Surviving Corporation hereby agrees that the Closing Holders shall be entitled to receive from China Networks Surviving Corporation cash payments on or prior to December 31, 2009 equal to an aggregate amount of U.S. $3,000,000, solely and exclusively upon China Networks Surviving Corporation earning Net Income of at least U.S. $15,000,000 during the four fiscal quarters immediately preceding such payment, to be allocated among such holders based on their percentage ownership of the Company Shares immediately prior to the Business Combination Effective Time (the “Percentage Allocations”).

(iii)           China Networks Surviving Corporation hereby agrees that Closing Holders shall be entitled to receive from China Networks Surviving Corporation additional cash payments on or prior to December 31, 2010 equal to an aggregate amount of U.S. $3,000,000, solely and exclusively upon China Networks Surviving Corporation earning Net Income of at least U.S. $25,000,000 during the four fiscal quarters immediately preceding such payments, to be allocated among the holders of Company Shares in accordance with their respective Percentage Allocations.

(iv)           As used herein, “Net Income” means the net income of China Networks Surviving Corporation and its subsidiaries as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) excluding equity-based compensation charges, extraordinary one-time charges and charges related to the Business Combination or impairment of goodwill; provided that, with respect to any acquisitions of businesses or persons after the Business Combination Effective Time, in order for the net income generated by such acquired businesses or persons to be included in the foregoing definition of Net Income, such acquisitions must be accretive on a Net Income per share basis. In calculating Net Income per share, China Networks Surviving Corporation shall use China Networks Surviving Corporation’s audited or reviewed financial statements for the fiscal period in question. For the acquisition to be accretive, the pro forma Net Income per share on a post-acquisition basis must be greater than the pro forma Net Income per share immediately prior to the acquisition.

(v)           Any Deferred Cash Payments due and payable pursuant to the foregoing shall be paid to Closing Holders on the later of (i) the date 30 days after preparation and completion of China Networks Surviving Corporation’s audited or reviewed financial statements for the fiscal period in question and (ii) the tenth business day after the determination of Net Income for purposes of this Agreement with respect to the fiscal period in question.

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(g)           Deferred Stock Payment.

(i)           In accordance with Section 2.7(a), each Closing Holder shall be entitled to receive deferred stock payments contingent upon the achievement by China Networks Surviving Corporation of the amounts of Net Income set forth below in this Section 2.7(g) (the “Deferred Stock Payments”).

(ii)           China Networks Surviving Corporation hereby agrees that the Closing Holders shall be entitled to receive from China Networks Surviving Corporation an additional 2,850,000 newly issued Surviving Corporation Shares solely and exclusively upon China Networks Surviving Corporation earning Net Income of at least U.S. $20,000,000 during the fiscal year ending December 31, 2009, to be allocated among the Closing Holders in accordance with their respective Percentage Allocations.

(iii)          China Networks Surviving Corporation hereby agrees that the Closing Holders shall be entitled to receive from China Networks Surviving Corporation an additional 3,075,000 newly issued Surviving Corporation Shares solely and exclusively upon China Networks Surviving Corporation earning Net Income of at least U.S. $30,000,000 during the fiscal year ending December 31, 2010, to be allocated among the Closing Holders in accordance with their respective Percentage Allocations.

(iv)           China Networks Surviving Corporation hereby agrees that the Closing Holders shall be entitled to receive from China Networks Surviving Corporation an additional 3,075,000 newly issued Surviving Corporation Shares solely and exclusively upon China Networks Surviving Corporation earning Net Income of at least U.S. $40,000,000 during the fiscal year ending December 31, 2011, to be allocated among the Closing Holders in accordance with their respective Percentage Allocations.

(v)           Any Deferred Stock Payments due and payable pursuant to the foregoing shall be issued to the Closing Holders on the later of the (i) 30 days after preparation and completion of China Networks Surviving Corporation’s audited year-end financial statements for the fiscal period in question and (ii) tenth business day after the determination of Net Income for purposes of this Agreement with respect to the fiscal period in question.

(vi)           In the event that the Net Income target for any fiscal year is achieved during a fiscal year that is prior to the year corresponding to such Net Income target, the Closing Holders shall be entitled to receive, in addition to the Deferred Stock Payment for the then current fiscal year, the Deferred Stock Payment for any additional future fiscal year with respect to which the Net Income target has also been achieved.

(vii)          All Surviving Corporation Shares issued hereunder shall be duly authorized, fully paid and nonassessable and issued in compliance with all applicable foreign, federal and state securities laws.

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(viii)          All Surviving Corporation Shares issued hereunder shall be subject to any lock-up, voting or similar agreement, including the Lock-Up Agreement, including the restrictions on transfer therein set forth, that each Closing Holder may be a party to at the time of its receipt of any Surviving Corporation Shares hereunder.

(ix)          The number of Surviving Corporation Shares set forth in this Section 2.7(g) shall be adjusted for any stock split, reverse stock split, stock dividend, reclassification, recapitalization, merger or consolidation or like capital adjustment affecting the Surviving Corporation Shares

(h)           Warrant Exercise Proceeds.  In accordance with Section 2.7(a), China Networks Surviving Corporation hereby agrees that the Closing Holders and holders of Preferred Shares as of the Closing (“Preferred Share Closing Holders”) shall be entitled to receive from the Company, cash payments (the “Warrant Payments”) equal to a maximum aggregate amount of U.S. $22,110,000 plus 10% of the aggregate gross proceeds received in the Financing from the bridge investors, solely and exclusively upon China Networks Surviving Corporation’s receipt of cash proceeds from the exercise of the Parent Warrants and the Insider Warrants (collectively, the “Warrants”), payable in accordance with this Section 2.7(h).  The Warrant Payments shall be allocated among such holders of Closing Holders and Preferred Share Closing Holders based on their percentage ownership of the sum of (a) the Company Shares, and (b) the Preferred Shares immediately prior to the Business Combination Effective Time (the “WEP Percentage Allocations”).  Upon exercise of any Warrants, as soon as practicable after receipt of the actual cash proceeds received therefrom by China Networks Surviving Corporation (but in any event within 10 days) (the “Cash Proceeds”), China Networks Surviving Corporation shall make a cash payment to each Closing Holder and Preferred Share Closing Holder equal to 66% of the Cash Proceeds then available for distribution pursuant to the foregoing sentence multiplied by  the WEP Percentage Allocation of such holder.  The Company shall retain and apply to its general corporate purposes 34% of the Cash Proceeds.  In no event shall the maximum aggregate amount payable pursuant to this Section 2.7(h) to any such holder exceed (x) U.S. $22,110,000 plus 10% of the aggregate gross proceeds received in the Financing from the bridge investors multiplied by (y) the WEP Percentage Allocation of such holder.

(i)           Stock Option Plan.  Subject to the approval of the Incentive Plan Proposal (as defined below), Parent shall implement an incentive stock option plan (the “Incentive Stock Option Plan”) pursuant to which directors, officers and employees of China Networks Surviving Corporation or its subsidiaries may be granted options to purchase up to 2,500,000 Surviving Corporation Shares.

2.8         Surrender of Certificates.  All Surviving Corporation Shares issued upon the surrender of shares of Company Securities in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, other than any additional rights pursuant to this Agreement, provided that any restrictions on the sale and transfer of Company Securities shall also apply to the Surviving Corporation Shares so issued in exchange.

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2.9         Lost, Stolen or Destroyed Certificates.  In the event any certificates shall have been lost, stolen or destroyed, China Networks II Surviving Corporation shall cause to be issued in exchange for such lost, stolen or destroyed certificates upon the making of an affidavit of that fact by the holder thereof, such Surviving Corporation Shares as may be required pursuant to Section 2.7(a); provided, however, that China Networks II Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against China Networks II Surviving Corporation with respect to the certificates alleged to have been lost, stolen or destroyed.

2.10       Status of Business Combination for Tax Purposes.  For U.S. federal income tax purposes, the Business Combination is intended to constitute a taxable transaction and the parties to this Agreement shall act accordingly in respect of their Tax return filings and otherwise.  Each of the parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes.

2.11       Taking of Necessary Action; Further Action.  If, at any time after the Business Combination Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest China Networks II Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub II, the officers and directors of Company and Merger Sub II are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

2.12       Withholding Rights.  China Networks Surviving Corporation shall be entitled to deduct and withhold from the cash and Surviving Corporation Shares otherwise deliverable under any and all provisions of this Agreement, such amounts as China Networks Surviving Corporation reasonably determines it is required to deduct and withhold with respect to such delivery and payment under the Code or any provision of state, local, provincial or foreign tax law.  To the extent that any amounts are so withheld all appropriate evidence of such deduction and withholding, including any receipts or forms required in order for the person with respect to whom such deduction and withholding occurred to establish the deduction and withholding and payment to the appropriate authority as being for its account with the appropriate authorities shall be delivered to the person with respect to whom such deduction and withholding has occurred, and such withheld amounts shall be treated for all purposes as having been delivered and paid to the person otherwise entitled to the cash and/or Surviving Corporation Shares in respect of which such deduction and withholding was made by China Networks Surviving Corporation.

2.13       Shares Subject to Appraisal Rights.

(a)           Notwithstanding Section 2.7(a), BVI Dissenting Shares (as defined below) shall not be converted into a right to receive Surviving Corporation Shares and the holders thereof shall be entitled only to such rights as are granted by BVI Law.  Each holder of BVI Dissenting Shares who becomes entitled to payment for such shares pursuant to BVI Law shall receive payment therefor from China Networks II Surviving Corporation in accordance with the BVI Law, provided, however, that, subject to BVI Law, (i) if any shareholder who asserts appraisal rights in connection with the Business Combination (a “BVI Dissenter”) has failed to establish his entitlement to such rights as provided in BVI Law, or (ii) if any such BVI Dissenter has effectively withdrawn his demand for payment for such shares or waived or lost his right to payment for his shares under the appraisal rights process under BVI Law the shares of Company Securities held by such BVI Dissenter shall be treated as if they had been converted, as of the Business Combination Effective Time, into a right to receive Surviving Corporation Shares and as provided in Section 2.7.  The Company shall give Parent and Chardan Capital Markets LLC prompt notice of any demands for payment received by the Company from a person asserting appraisal rights, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands.  The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settlement or offer to settle, any such demands.

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(b)           As used herein, “BVI Dissenting Shares” means any shares of Company Securities held by shareholders who are entitled to appraisal rights under BVI Law, and who have properly exercised, perfected and not subsequently withdrawn or lost or waived their rights to demand payment with respect to their shares in accordance with BVI Law.

2.14       Restriction on Disposal of Shares.  As a condition to the closing of the transactions contemplated by this Agreement, each Principal Shareholder shall execute a lock-up agreement (the “Lock-Up Agreement”), in a form reasonably agreed to by the Parent and the  Principal Shareholders, whereby each shall agree that until the six month anniversary of the Business Combination Effective Time (the “Trade Commencement Date”), each Principal Shareholder shall not directly or indirectly offer, sell, contract to sell, gift, exchange, assign, pledge or otherwise encumber or dispose of any Surviving Corporation Shares received by such Principal Shareholder in connection with this Agreement on the Closing Date (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition, (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Principal Shareholders or any affiliate of Principal Shareholders, or any person in privity with Principal Shareholders or any affiliate of Principal Shareholders, directly or indirectly, including the establishment or increase in a put equivalent position or liquidation or decrease in a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder (each of the foregoing referred to as a “Disposition”).  Thereafter, until the six month anniversary of the Trade Commencement Date, each Principal Shareholder shall not engage in a Disposition of more than fifty percent (50%) of the Surviving Corporation Shares received by such Principal Shareholder in connection with this Agreement on the Closing Date.  Thereafter, until the twelve month anniversary of the Trade Commencement Date, each Principal Shareholder shall not engage in a Disposition of more than twenty five percent (25%) of the Surviving Corporation Shares received by such Principal Shareholder in connection with this Agreement on the Closing Date.  Additional terms and conditions relating to the Disposition of the Surviving Corporation Shares received by the Principal Shareholders pursuant to this Agreement are set forth in the Lock-Up Agreement.  The foregoing restriction is intended to preclude the Principal Shareholders from engaging in any hedging transaction, which is designed to or is reasonably expected to lead to or result in such a Disposition during such periods even if the relevant Surviving Corporation Shares would be disposed of by someone other than the Principal Shareholders.

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2.15       Payment Procedures.

(a)           Merger Stock Consideration.  Upon surrender of a certificate that, immediately prior to the Business Combination Effective Time, evidenced the outstanding Company Shares, for cancellation to China Networks Surviving Corporation, together with such other customary documents as may be required by China Networks Surviving Corporation, the holder of such certificate of Company Shares shall be entitled to receive in exchange therefor the Per Share Amount and a certificate evidencing  their respective Surviving Corporation Shares, in accordance with Section 2.7 (the “Merger Stock Consideration”), and the certificate evidencing the Company Shares so surrendered shall forthwith be cancelled.  Until surrendered as contemplated by this Section 2.15, each certificate of Company Shares shall be deemed at anytime after the Business Combination Effective Time to evidence only the right to receive upon such surrender the Merger Stock Consideration.

(b)           Paying Agent.  As of the Business Combination Effective Time, the Parent shall deposit, or shall cause to be deposited, with a bank theretofore designated by the Company and the Parent (the “Paying Agent”), for the benefit of the holders of shares of Company Securities, for payment in accordance with this Article II, through the Paying Agent, cash and Surviving Corporation Shares in amounts equal to the consideration payable to the holders of Company Securities pursuant to Section 2.7(a) (such cash being hereinafter referred to as the “Payment Fund”).  The Paying Agent shall, pursuant to irrevocable instructions, deliver the cash and Surviving Corporation Shares contemplated to be paid and transferred to the holder of Company Securities pursuant to this Article II out of the Payment Fund. The Payment Fund shall not be used for any other purpose.

(c)           Payment Procedures.  Upon surrender of a certificate that, immediately prior to the Business Combination Effective Time, evidenced outstanding Company Securities (other than shares described in Section 2.7(b) and BVI Dissenting Shares) (a “Certificate”) for cancellation to the Paying Agent, together with such other customary documents as may be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Business Combination Conversion Ratio multiplied by the number of Company Securities represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled.  Until surrendered as contemplated by this Section 2.8, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the consideration described in Section 2.7(a).

(d)           Termination of Payment Fund.  Any portion of the Payment Fund that remains undistributed to the holders of Company Securities for 30 days after the Effective Time shall be delivered to China Networks Surviving Corporation, upon demand, and any holders of Company Securities that have not theretofore complied with this Article II shall thereafter look only to China Networks Surviving Corporation for the consideration described in Section 2.7(a) to which they are entitled.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In this Agreement, any reference to a “Material Adverse Effect” with respect to any person means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole.  Notwithstanding the foregoing, the definition of Material Adverse Effect shall not include events caused by general economic conditions (and solely with respect to this Article III, shall include economic conditions solely or principally applicable to the television and advertising industries, or to locations in which the Company and its Subsidiaries operate.)

In this Agreement, any reference to the Company’s “knowledge” means the actual knowledge after reasonable inquiry of Li Shuangqing, the Company’s Chief Executive Officer, (the “Knowledge Person”) .

Except as set forth in the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Schedule”), which shall identify exceptions by specific section references, the Knowledge Person and the Company, hereby, jointly and severally, represent and warrant to the Parent, as follows:

3.1         Organization, Standing and Power; Framework Agreements.

(a)           The Company and each of the entities listed on Schedule 3.1(a) (the “Subsidiaries”), is a corporation duly organized, validly existing and in good standing, and no certificates of dissolution have been filed under the laws of their respective jurisdictions of organization.  Each of the Company and its Subsidiaries has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on their respective businesses as presently conducted and to own, hold and operate their respective properties and assets as now owned, held and operated, except where the failure to be so organized, existing and in good standing or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect.  The Company has delivered or made available to Parent a true and correct copy of the MOA of the Company and the organizational documents of each of the Subsidiaries, each as amended to date.  Neither the Company nor any of the Subsidiaries is in violation of any of the provisions of its respective MOA, bylaws or equivalent organizational documents.

(b)           Attached hereto on Schedule 3.1 are true and correct copies of each of the framework agreements to which Advertising Network Limited, a subsidiary of the Company, is a party with each of  Kunming Television Station, a People’s Republic of China (“PRC”) television station (“Kunming”) and China Yellow River Television Station, a PRC television station (“Yellow River”) setting forth the terms and conditions for the formation of two joint ventures (each a “Framework Agreement”).  Each Framework Agreement is a legal, valid and binding agreement, enforceable against each of the parties thereto in accordance with its terms, and is in full force and effect.  None of the parties to any Framework Agreement is in breach or default thereunder.  To the Company’s knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time), would (i) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Framework Agreement or (ii) permit the Company, Advertising Network Ltd. or any other party to any Framework Agreement the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Framework Agreement.  Neither the Company nor Advertising Network Ltd. has received notice of the pending or threatened cancellation, revocation or termination of any Framework Agreement; and (d) there are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Framework Agreement.

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3.2         Subsidiaries.  Except for the Subsidiaries, and those entities set forth on Schedule 3.2, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.  The Company is the direct or indirect owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable.  All of the outstanding shares of capital stock of each such subsidiary are owned by the Company free and clear of all liens, charges, claims or encumbrances or rights of others.  Except as set forth in Schedule 3.2, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating the Company or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

3.3         Capital Structure.

(a)           The authorized capital stock of the Company consists of (i) 2,950,000 shares, $.0005 par value, of which there are issued and outstanding, 1,900,000 ordinary shares and an amount of Preferred Shares equal to (x) the aggregate gross proceeds received in the Financing from the bridge investors multiplied by ..035.  Except as set forth on Schedule 3.3(a) of the Company Disclosure Schedule, there are no other outstanding shares or voting securities and no outstanding commitments to issue any shares or voting securities after the date hereof.  All outstanding Company Securities are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the MOA of the Company or any agreement to which the Company is a party or by which it is bound.  Except as set forth on Schedule 3.3(a) and in connection with the Financing (as defined below), there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the Company or obligating the Company to grant, extend, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.  Except as set forth on Schedule 3.3(a) and in connection with the Financing, there are no contracts, commitments or agreements relating to voting, purchase or sale of the Company’s shares (x) between or among the Company and any of its shareholders, and (y) to the best of the Company’s knowledge, between or among any of the Company’s shareholders.

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(b)           Set forth on Schedule 3.3(b) is the following: (i) the name and address of each person owning any capital stock or other equity interest in the Company; (ii) the certificate number of each certificate evidencing shares of capital stock or any other equity interest issued by the Company, (iii) the number of shares of capital stock or any other equity interest  evidenced by each such certificate, (iv) the date of issuance thereof and, in the case of cancellation, the date of cancellation.  Each Principal Shareholder represents and warrants that such person has good, valid and marketable title to, all the equity interests of the Company designated on Schedule 3.3(b) as owned by such Principal Shareholder.

3.4         Authority.  (a)  The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject only to the adoption of this Agreement by the Company’s shareholders holding a majority of the outstanding shares of Company Shares, as contemplated by Section 8.1(d).  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the adoption of this Agreement by the Company’s shareholders holding a majority of the outstanding shares of Company Shares, as contemplated by Section 8.1(d).  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity.

(b)           Each Principal Shareholder and Li Shuangqing has all legal capacity and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly executed and delivered by each such person and constitutes the legal, valid and binding obligation of each such person, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity.

3.5         No Conflict.  The execution, delivery and performance of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby do not and will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (a) any provision of the MOA or bylaws of the Company or any of the organizational documents of its Subsidiaries, as amended, (b) any Law or Governmental Order applicable to the Company, its Subsidiaries or any Principal Shareholder or (c) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, any of its Subsidiaries or any Principal Shareholder or any of their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (c) would not have had and would not reasonably be expected to have a Material Adverse Effect on the Company.

3.6         Consents and Approvals.  No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”) is required by or with respect to any Principal Shareholder, the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby and thereby, except for (a) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any country other than the United States set forth on Schedule 3.6; and (c) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on the Company and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

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3.7         Financial Statements.  Attached hereto at Schedule 3.7 are the copies of the financial statements received by the Company from each of Kunming and Yellow River in connection with the Framework Agreements.

3.8         Absence of Certain Changes.  Except for the Framework Agreements, and the transactions and arrangements contemplated thereby, since December 31, 2007 (the “Company Balance Sheet Date”), the Company and each of its Subsidiaries, has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or is reasonably likely to result in, a Material Adverse Effect to the Company; (ii) any acquisition, sale or transfer of any material asset of the Company or any of its Subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any revaluation by the Company of any of its or any of its Subsidiaries’ assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares of capital stock; (v) any material contract entered into by the Company or any of its Subsidiaries, other than in the ordinary course of business and as provided or made available to Parent, or any amendment or termination of, or default under, any material contract to which the Company or any of its Subsidiaries is a party or by which it is bound; (vi) any amendment or change to the MOA or bylaws of the Company or any Subsidiary; or (vii) any increase in or modification of the compensation or benefits payable, or to become payable, by the Company or its Subsidiaries to any of its directors or employees, other than pursuant to scheduled annual performance reviews, provided that any resulting modifications are in the ordinary course of business and consistent with the Company’s and its Subsidiaries past practices.  Neither the Company nor its Subsidiaries has agreed since December 31, 2007 to take any of the actions described in the preceding clauses (i) through (vii) and are not currently involved in any negotiations to do any of the things described in the preceding clauses (i) through (vii) (other than the Framework Agreements, the Financing and negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

3.9        Absence of Undisclosed Liabilities.  The Company and the Subsidiaries have no material obligations or liabilities of any nature (matured or unmatured, known or unknown, fixed or contingent) other than (i) obligations or liabilities not in excess of $250,000 in the aggregate; (ii) those incurred pursuant to the terms of this Agreement, (iii) those incurred in connection with the Financing, and (iv) those incurred pursuant to the terms of any Framework Agreement.

3.10       Litigation.  There is no private or governmental action, suit, proceeding, claim, arbitration, audit or investigation (“Proceeding”) pending before any agency, court, arbitrator or tribunal, foreign or domestic by or against the Company or any of its Subsidiaries, or any of their respective properties or any of their respective shareholders, officers or directors (in their capacities as such) nor, to the knowledge of the Company, is any such Proceeding threatened against any Principal Shareholder, the Company or its Subsidiaries.

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3.11       Restrictions on Business Activities.  There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which has or reasonably would be expected to have the effect of prohibiting or materially impairing any business practices of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries.

3.12       Governmental Authorization.  The Company and each of its Subsidiaries have obtained as of the date hereof each governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Company or any of its Subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Company’s or any of its Subsidiaries’ business or the holding of any such interest, ((i) and (ii) herein collectively called “Company Authorizations”), and all of such Company Authorizations are in full force and effect, except where the failure to obtain or have any of such Company Authorizations or where failure of such Company Authorizations to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on the Company.

3.13       Title to Property.  The Company and its Subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt which is reflected on the Company Balance Sheet, and (iv) liens that in the aggregate would not have a Material Adverse Effect on the Company.  The property and equipment of Company and its Subsidiaries that are used in the operations of their businesses are in good operating condition and repair, except where the failure to be in good operating condition or repair would not have a Material Adverse Effect.  All properties used in the operations of Company and its Subsidiaries are reflected in the Company Balance Sheet to the extent generally accepted accounting principles require the same to be reflected.  Schedule 3.13 of the Company Disclosure Schedule identifies each parcel of real property owned or leased by Company or any of its Subsidiaries.

3.14       Intellectual Property.  Except as set forth on Schedule 3.14 of the Company Disclosure Schedule, the Company and its Subsidiaries own, or have a license to use or otherwise possess legally enforceable and unencumbered rights to use, any patents, trademarks, trade names, service marks, domain names, copyrights, and any applications therefor, trade secrets, computer software programs, and tangible or intangible proprietary information or material that are used in the business of the Company and its Subsidiaries (“Company Intellectual Property”).

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3.15       Taxes.

(a)           For purposes of this Agreement, the following terms have the following meanings: “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (i) any levy, impost, net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a “Tax authority”) responsible for the imposition of any such tax (domestic or foreign); (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period; and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee of or successor to any person, as a result of any express or implied obligation to indemnify any other person, including pursuant to any Tax sharing or Tax allocation agreement, as a result of being a responsible person, or otherwise.  “Tax Return” means any return, declaration, election, statement, report or form (including, without limitation, claims for refunds or credits, estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns) filed or required to be filed with respect to Taxes.

(b)           (i) All Tax Returns required to be filed by or on behalf of the Company or its Subsidiaries have been timely filed and all Tax Returns filed by or on behalf of the Company or its Subsidiaries were (at the time they were filed) and are true, correct and complete in all material respects; (ii) all Taxes of Company and its Subsidiaries (whether or not reflected on any Tax Return) have been fully and timely paid, (iii) no waivers or extensions of statutes of limitation have been given or requested with respect to Company or its Subsidiaries in connection with any Tax Returns or with respect to any Taxes payable by it; (iv) no Governmental Entity in a jurisdiction where Company or its Subsidiaries do not file Tax Returns has made a claim, assertion or threat to Company or its Subsidiaries that it is or may be subject to taxation by such jurisdiction; (v) each of the Company and its Subsidiaries has duly and timely collected or withheld, and paid over and reported to the appropriate Governmental Entity all amounts required to be so collected or withheld and paid over for all periods under all applicable laws; (vi) there are no liens with respect to Taxes on the Company or its Subsidiaries or any of their property or assets; (vii) there are no Tax rulings, requests for rulings, or closing agreements relating to the Company or its Subsidiaries for any period (or portion of a period) that would affect any period after the date hereof; and (viii) any adjustment of Taxes of the Company or its Subsidiaries made by a Governmental Entity in any examination that the Company or its Subsidiaries is required to report to the appropriate Tax Authority has been reported, and any additional Taxes due with respect thereto have been paid.

(c)           There is no pending Proceeding with respect to any Taxes of the Company or its Subsidiaries, nor, to the knowledge of the Company, is any such Proceeding threatened.  The Company has made available to the Parent prior to the date of this Agreement, true, correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed or asserted against or agreed to by the Company or its Subsidiaries since their inception and any and all correspondence with respect to the foregoing.

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(d)           Except as disclosed on Schedule 3.15(e), neither the Company nor its Subsidiaries is a party to any Tax allocation or sharing agreement.

(e)           The Company is treated as a foreign corporation for U.S. federal income tax purposes.

3.16       Employee Benefit Plans.  The Company does not maintain and has not maintained any employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of Company, or any trade or business (whether or not incorporated) which is under common control with Company, with respect to which the Company has or would reasonably be expected to have liability.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director or employee of the Company.

3.17       Labor Matters.  Except as set forth in Schedule 3.17, (a) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary; (b) the Company and each Subsidiary are currently in compliance in all material respects will all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of Taxes and other sums as required by the appropriate governmental authority; (c) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any Person currently or formerly employed by the Company or any Subsidiary; and (d) neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, and Governmental Authority relating to employees or employment practices.

3.18       Interested Party Transactions.  Except as disclosed in Schedule 3.18 of the Company Disclosure Schedule, none of the Company nor any of its Subsidiaries is indebted to any director or officer of the Company or any of its Subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to the Company or any of its Subsidiaries and there are no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3.19       Insurance.  Neither the Company nor its Subsidiaries maintain any insurance policies on their respective properties or assets.

3.20       Material Company Contracts.

(a)           The Company has made available to the Parent, prior to the date of this Agreement, true, correct and complete copies of each written agreement, contract, arrangement, lease, commitment or otherwise of the type set forth below (each, a “Material Company Contract”), including each amendment, supplement and modification relating thereto to which the Company or any Subsidiary is a party.

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(i)           each contract, agreement, invoice, and other arrangement, for the furnishing of services to, or the sale of property to, the Company or any Subsidiary under the terms of which the Company or any Subsidiary: (A) is likely to pay or otherwise give consideration of more than $750,000 in the aggregate during the calendar year ended December 31, 2008, (B) is likely to pay or otherwise give consideration of more than $750,000 in the aggregate over the remaining term of such contract, or (C) cannot be cancelled by the Company or any Subsidiary without penalty or further payment and without more than 30 days’ notice;

(ii)          each contract, agreement, invoice, and other arrangement for the furnishing of services by the Company or any Subsidiary that: (A) is likely to involve consideration of more than $750,000 in the aggregate during the calendar year ending December 31, 2008, (B) is likely to involve consideration of more than $750,000 in the aggregate over the remaining term of the contract, or (C) cannot be cancelled by the Company or any Subsidiary without penalty or further payment and without more than 30 days’ notice;

(iii)         all agreements or letters of intent relating to the acquisition of any business enterprise whether by acquisition of stock, acquisition of assets, joint venture or merger or other form of business combination;

(iv)         all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Company or any Subsidiary is a party;

(v)          all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company or any Subsidiary is a party and which cannot be cancelled by the Company or any Subsidiary without penalty or further payment and without more than 30 days’ notice;

(vi)         all contracts and agreements relating to indebtedness of the Company or any Subsidiary in an amount in excess of $150,000 individually or $500,000 in the aggregate;

(vii)        all contracts and agreements with any Governmental Authority to which the Company or any Subsidiary is a party;

(viii)       all contracts and agreements that limit or purport to limit the ability of any Principal Shareholder, the Company or any Subsidiary to compete in any line of business or with any Person or in any geographic area or during any period of time;

(ix)         all contracts and agreements between or among the Company or any Subsidiary, on the one hand, and the Principal Shareholders or any affiliate thereof, on the other hand;

(x)          any material lease pursuant to which the Company or any Subsidiary leases any material real property;

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(xi)         any shareholder agreement, registration rights agreement, voting agreement or other agreement governing the rights of the holders of any equity security issued by the Company or any Subsidiary; and

(xii)        all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company or any Subsidiary or the conduct of their business, or the absence of which would have a Material Adverse Effect.

(b)          Each Material Company Contract is a legal, valid and binding agreement, and is in full force and effect, and (a) none of the Company nor its Subsidiaries is in breach or default of any Material Company Contract to which it is a party in any material respect; (b) no event has occurred or circumstance has existed that (with or without notice or lapse of time), would (i) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Company Contract or (ii) permit the Company, any Subsidiary or any other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Company Contract; (c) neither the Company nor its Subsidiaries have received notice of the pending or threatened cancellation, revocation or termination of any Material Company Contract to which it is a party; and (d) there are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Company Contract.

3.21       Compliance With Laws.

(a)           To the Company’s knowledge, each of the Company and each of its Subsidiaries has complied in all respects with, is not in violation of, and has not received any notices of violation with respect to, any Law applicable thereto or to the conduct, ownership or operation of their respective businesses, except for such violations or failures to comply as would not be reasonably expected to have a Material Adverse Effect on the Company.

(b)           The Framework Agreements and the other contractual agreements described in Section 3.20(a)(i) through (xii), were validly entered into by the parties and are in compliance with relevant PRC Laws and regulations and all necessary approvals in connection with such contractual arrangements have been obtained.

3.22       Foreign Corrupt Practices Act.  Neither the Company, nor its Subsidiaries, nor any director, officer, key employee, or other person associated with or acting on behalf of the Company or its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any Governmental Entity from corporate funds; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in connection with the operations of the Company or its Subsidiaries.  Neither the Company nor its Subsidiaries, nor any director, officer, key employee, or other person associated with or acting on behalf of the Company or its Subsidiaries has committed any acts or omissions which would constitute a breach of relevant BVI or PRC criminal Laws, including but not limited to corruption Laws.

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3.23       Money Laundering Laws.  The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”) and no proceeding involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

3.24       Governmental Inquiry.  Neither the Company nor its Subsidiaries has received any material written inspection report, questionnaire, inquiry, demand or request for information from a Governmental Entity.

3.25       Minute Books.  The minute books of Company and its Subsidiaries made available to Parent contain in all material respects a complete and accurate summary of all meetings of directors and shareholders or actions by written consent of Company and its Subsidiaries through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

3.26       Real Property.  None of the Company nor any Subsidiary owns any real property.

3.27       Brokers’ and Finders’ Fees.  The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby, except in connection with the Financing.

3.28       Vote Required.  The affirmative vote of the Company’s shareholders holding a majority of the outstanding shares of Company Shares (subject to any provision in the Company’s MOA requiring a higher voting threshold) is the only vote of the holders of any of Company’s capital stock necessary to approve this Agreement and the transactions contemplated hereby.

3.29       Board Approval.  The Board of Directors of the Company has (a) approved this Agreement and the Business Combination, (b) determined that this Agreement and the Business Combination are advisable and in the best interests of the stockholders of Company and are on terms that are fair to the shareholders and (c) recommends that the shareholders of Company approve this Agreement and consummation of the Business Combination.

3.30       Representations Complete.  None of the representations or warranties made by Company herein or in any Company Disclosure Schedule, or certificate furnished by Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT,
MERGER SUB I AND MERGER SUB II

In this Agreement, any reference to Parent’s knowledge means the actual knowledge, after reasonable inquiry, of  Michael E. Weksel.  The defined term “Material Adverse Effect” shall have the same meaning as in Article III.

Except as set forth in the disclosure schedule delivered by Parent to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Schedule”), which shall identify exceptions by specific section references, Parent, hereby represents and warrants to the Company, on behalf of itself, and on behalf of Merger Sub I and Merger Sub II as follows:

4.1         Organization, Standing and Power.

(a)           Each of Parent, Merger Sub I and Merger Sub II is, a corporation duly organized, validly existing and in good standing, and no certificates of dissolutions have been filed under the laws of its jurisdiction of organization.  Each of Parent, Merger Sub I and Merger Sub II has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Parent, Merger Sub I or Merger Sub II, as the case may be.  Merger Sub I was formed for the sole purpose of effecting the Redomestication Merger and the Business Combination.  Accordingly prior to the Effective Time, Merger Sub I had no material business, operations, property or assets.  Merger Sub II was formed for the sole purpose of effecting the Business Combination.  Accordingly, prior to the Business Combination Effective Time, Merger Sub II will have had no business, operations, property or assets.  Each of Parent, Merger Sub I, and Merger Sub II has made available to the Company, a true and correct copy of the Certificate of Incorporation and the By-Laws, or other organizational documents thereof, as applicable, each as amended to date.  As of the date hereof and as of the Effective Time, none of Parent, Merger Sub I or Merger Sub II is in violation of any of the provisions of its Certificate of Incorporation or bylaws, or organizational documents, as applicable.  Except for Merger Sub I and Merger Sub II, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

(b)           Parent is the owner of all outstanding shares of capital stock of Merger Sub I and all such shares are duly authorized, validly issued, fully paid and nonassessable.  All of the outstanding shares of capital stock of Merger Sub I are owned by Parent free and clear of all liens, charges, claims or encumbrances or rights of others.  At the Effective Time, there will be no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued shares or other securities of Merger Sub I, or otherwise obligating Parent or Merger Sub I to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

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(c)           Merger Sub I is the owner of all outstanding shares of capital stock of Merger Sub II and such shares are duly authorized, validly issued, fully paid and nonassessable.  All of the outstanding shares of Merger Sub II are owned by Merger Sub I free and clear of all liens, charges, claims or encumbrances or rights of others.  At the Business Combination Effective Time, there will be no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of Merger Sub II, or otherwise obligating Merger Sub I or Merger Sub II to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

4.2         Capital Structure.

(a)           The authorized capital stock of Parent consists of 30,000,000 shares of common stock, $.0001, par value, and 1,000,000 shares of preferred stock, $.0001 par value, of which, as of the date hereof, there were issued and outstanding, 9,794,400 shares of common stock and no shares of preferred stock.  There are no other outstanding shares or voting securities of the Parent and no outstanding commitments to issue any shares of capital stock or voting securities of the Parent after the date hereof, other than (i) pursuant to this Agreement, (ii) 8,044,400 shares of Parent Common Stock issuable upon the exercise of the Parent’s Redeemable Common Stock Purchase Warrants (“Parent Warrants”) issued in Parent’s initial public offering (“IPO”), (iii) 1,820,000 shares of Parent Common Stock issuable upon the exercise of warrants issued to initial stockholders of Parent (the “Insider Warrants”) and (iv) 600,000 shares of Parent Common Stock issuable upon the exercise of the unit purchase option granted by Parent to certain underwriters of its initial public offering and the Parent Warrants issuable thereunder (the “Underwriter Option”).  All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or bylaws of Parent or any agreement to which Parent is a party or by which it is bound.  Parent has reserved 10,464,400 shares of common stock for issuance upon exercise of Parent Warrants and the Insider Warrants.  Except for (i) the rights created pursuant to this Agreement, (ii) the Parent Warrants, (iii) the Insider Warrants, and (iv) the Underwriter Option, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Parent or obligating Parent to grant, extend, accelerate the vesting and/or repurchase rights of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.  Except for the obligation of Parent’s initial stockholders to vote in accordance with the majority of the Parent’s stockholders with respect to the Business Combination, there are no contracts, commitments or agreements relating to voting, purchase or sale of Parent’s capital stock (i) between or among Parent and any of its stockholders and (ii) to the best of Parent’s knowledge, between or among any of Parent’s stockholders.

(b)           The authorized shares of Merger Sub I consist of  75,000,000 shares,  U.S. $0.0001 par value, of which there are issued and outstanding  100  shares, owned by Parent.  There are no other  issued and outstanding shares or voting securities and no outstanding commitments to issue any shares or voting securities of Merger Sub I, other than pursuant to this Agreement.  The shares of China Networks Surviving Corporation to be issued in connection with the Redomestication Merger and the Business Combination, when issued, will be duly authorized, validly issued, fully paid and non-assessable, free of any liens or encumbrances.

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(c)           The authorized shares of Merger Sub II consist of  50,000 shares,  U.S. $0.0001  par value, of which there are issued and outstanding  one  share owned by Merger Sub I.  There are no other  issued and  outstanding shares or voting securities and no outstanding commitments to issue any shares of or voting securities of Merger Sub II.

4.3         Authority.

(a)           Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject only to the adoption of this Agreement and approval of the Business Combination by Parent’s stockholders, as contemplated by Section 8.1.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, subject only to the adoption of this Agreement, approval of the Merger and the Business Combination by Parent’s stockholders, as contemplated by Section 8.1.  This Agreement has been duly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, subject only to the adoption of this Agreement, approval of the Merger and the Business Combination by Parent’s stockholders, as contemplated by Section 8.1, enforceable against Parent in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity.

(b)           Merger Sub I has the requisite corporate power and authority to enter into this Agreement and the other agreements necessary and required to consummate the Redomestication Merger and the Business Combination, and has been duly authorized by all necessary corporate power on the part of Merger Sub I to consummate the Redomestication Merger and the Business Combination.  The execution and delivery of this Agreement and the consummation of the Redomestication Merger and the Business Combination transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub I, subject only to the adoption of this Agreement, approval of the Merger and the Business Combination by Parent’s stockholders, as contemplated by Section 8.1.  This Agreement has been duly executed and delivered by Merger Sub I and constitutes the legal, valid and binding obligation of Merger Sub I and is enforceable against Merger Sub I in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity.

(c)           Merger Sub II has the requisite corporate power and authority to enter into this Agreement and the other agreements necessary and required to consummate the Business Combination, and has been duly authorized by all necessary corporate power on the part of Merger Sub II to consummate the Business Combination.  The execution and delivery of this Agreement and the consummation of the Business Combination transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of Merger Sub II, subject only to the adoption of this Agreement, approval of the Merger and the Business Combination by Parent’s stockholders, as contemplated by Section 8.1.  This Agreement has been duly executed and delivered by Merger Sub II and constitutes the legal, valid and binding obligation of Merger Sub II and is enforceable against Merger Sub II in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity.

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4.4         No Conflict.  The execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (a) any provision of the Certificate of Incorporation or bylaws of Parent, or any of its subsidiaries, as amended, or the organizational documents of Merger Sub I or Merger Sub II (b) any Law or Governmental Order or (c) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Merger Sub I or Merger Sub II, or any of its subsidiaries or their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (c) would not have had and would not reasonably be expected to have a Material Adverse Effect on Parent, Merger Sub I or Merger Sub II.

4.5         Consents and Approval.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent, Merger Sub I or Merger Sub II, or any of their respective subsidiaries in connection with the execution and delivery of this Agreement by Parent, the consummation by Parent and Merger Sub I of the Redomestication Merger, or the consummation by Merger Sub I and Merger Sub II of the Business Combination, contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2; (ii) the filing of the Articles and Plan of Merger as provided in Section 1.2, (iii) the filing of the Business Combination Articles and Plan of Merger as provided in Section 2, (iv) the filing with, and clearance by the SEC of a Registration Statement on Form S-4 containing a merger proxy/prospectus (the “Merger Proxy/Prospectus”) pursuant to which Parent’s stockholders must vote at a special meeting of stockholders to approve, among other things this Agreement, the Redomestication Merger and the Business Combination; (v) the filing of a Form 8-K with the SEC within four (4) business days after each of (A) the execution of this Agreement and (B) the Closing Date; (vi) any filings as may be required under applicable state securities laws and the securities laws of any foreign country; (vii) any filings required with the ASE with respect to the shares of (A) Surviving Corporation Shares issuable upon conversion of the Company Securities in the Business Combination and (B) Surviving Corporation Shares issuable upon conversion of the Parent Common Stock in the Redomestication Merger; and (viii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent or China Networks Surviving Corporation and would not reasonably be expected to prevent or materially alter or delay any of the transactions contemplated by this Agreement.

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4.6         SEC Documents; Financial Statements.  A true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filings of Parent filed with the SEC by Parent since its inception have been, and, prior to the Business Combination Effective Time will be available to Company on the SEC’s website at www.sec.gov, and at the Parent’s executive offices, further, complete copies of any additional documents filed with the SEC by Parent prior to the Business Combination Effective Time will be available at www.sec.gov and at Parent’s executive offices (collectively, the “Parent SEC Documents”).  Parent has timely filed all forms, statements and documents required to be filed by it with the SEC since its inception.  In addition, Parent has made available to Company all exhibits to the Parent SEC Documents filed prior to the date hereof, and will promptly make available to Company all exhibits to any additional Parent SEC Documents filed prior to the Business Combination Effective Time.  All documents required to be filed as exhibits to the Parent SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those that have expired in accordance with their terms, and neither Parent nor any of its subsidiaries is in material default thereunder.  As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document.  None of Parent’s subsidiaries is required to file any forms, reports or other documents with the SEC.  The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the “Parent Financial Statements”) were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-QSB, as permitted by Form 10-QSB of the SEC).  The Parent Financial Statements fairly present the consolidated financial condition and operating results of Parent and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

4.7        Sarbanes-Oxley Act of 2002.  Parent is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) applicable to it as of the date hereof and the Business Combination Effective Time.  There has been no change in Parent’s accounting policies since its inception except as described in the notes to the Parent Financial Statements.  Each required form, report and document containing financial statements that has been filed with or submitted to the SEC since inception, was accompanied by the certifications required to be filed or submitted by Parent’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act, and at the time of filing or submission of each such certification, such certification was true and accurate and materially complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.  Neither Parent nor, to the knowledge of the Parent, any director, officer, employee, auditor, accountant or representative of Parent or any of its subsidiaries has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Parent has engaged in questionable accounting or auditing practices, except for (A) any complaint, allegation, assertion or claim as has been resolved without any resulting change to Parent’s accounting or auditing practices, procedures methodologies or methods of Parent or its internal accounting controls and (b) questions regarding such matters raised and resolved in the ordinary course in connection with the preparation and review of Parent’s financial statements and periodic reports.  To the knowledge of Parent, no attorney representing Parent, whether or not employed by Parent, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to the Board of Directors of Parent (“Parent Board”) or any committee thereof or to any director or officer of Parent.  To the knowledge of Parent, no employee of Parent has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law.

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4.8         Absence of Certain Changes.  Since December 31, 2007 (the “Parent Balance Sheet Date”), Parent has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or is reasonably likely to result in, or to the best of Parent’s knowledge any event beyond Parent’s control that is reasonably likely to result in, a Material Adverse Effect to Parent; (ii) any acquisition, sale or transfer of any material asset of Parent or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Parent or any revaluation by Parent of any of its or any of its subsidiaries’ assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Parent, or any direct or indirect redemption, purchase or other acquisition by Parent of any of its shares of capital stock; (v) other than this Agreement, any material contract entered into by Parent or any of its subsidiaries, other than in the ordinary course of business and as provided to Company, or any amendment or termination of, or default under, any material contract to which Parent or any of its subsidiaries is a party or by which it is bound; (vi) any amendment or change to Parent’s Certificate of Incorporation or bylaws; or (vii) any increase in or modification of the compensation or benefits payable, or to become payable, by Parent to any of its directors or employees, other than pursuant to scheduled annual performance reviews, provided that any resulting modifications are in the ordinary course of business and consistent with Parent’s past practices.  Parent has not agreed since December 31, 2007 to do any of the things described in the preceding clauses (i) through (vii) and is not currently involved in any negotiations to take any of the actions described in the preceding clauses (i) through (vii) (other than negotiations with the Company and its representatives regarding the transactions contemplated by this Agreement).

4.9         Absence of Undisclosed Liabilities.  Parent has no material obligations or liabilities of any nature (matured or unmatured, known or unknown, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Parent’s Quarterly Report on Form 10-QSB for the period ended December 31, 2007 (the “Parent Balance Sheet”), (ii) those incurred in the ordinary course of business and not required to be set forth in the Parent Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the Parent Balance Sheet date and not reasonably likely to have a Material Adverse Effect on Parent and (iv) those incurred in connection with this Agreement.

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4.10        Litigation.  There is no private or governmental action, suit, proceeding, claim, arbitration, audit or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Parent or any of its subsidiaries, threatened against Parent or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such).  There is no injunction, judgment, decree, order or regulatory restriction imposed upon Parent or any of its subsidiaries or any of their respective assets or business, or, to the knowledge of Parent and its subsidiaries, any of their respective directors or officers (in their capacities as such).

4.11        Restrictions on Business Activities.  Except as may be contemplated by this Agreement, there is no agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or reasonably would be expected to have the effect of prohibiting or materially impairing any business practice of Parent, or its subsidiaries, any acquisition of property by Parent, or its subsidiaries, or the conduct of business by Parent, its subsidiaries.

4.12        No Interest in Property.  Except as set forth on Schedule 4.12, Parent, Merger Sub I and Merger Sub II do not have any interest in any real property, tangible personal property and/or intellectual property as an owner, licensee, lessee or tenant (as applicable).

4.13        Employee Benefit Plans.  Parent does not maintain and has not maintained any employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of Parent, or any trade or business (whether or not incorporated) which is under common control with Parent, with respect to which the Parent has or would reasonably be expected to have liability.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Parent.

4.14        Labor Matters.  Parent is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent nor does Parent know of any activities or proceedings of any labor union to organize any such employees.

4.15        Interested Party Transactions.  Except as disclosed in the Parent SEC Documents, Parent is not indebted to any director or officer of Parent (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Parent, and there are no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K under the Securities Act and the Exchange Act.

4.16        Insurance.  Parent maintains no insurance of any kind, other than directors and officers liability coverage in the amount of $5,000,000.

4.17        Compliance With Laws.  Parent, Merger Sub I and Merger Sub II have complied with, are not in violation of, and have not received any notices of violation with respect to, any Law applicable thereto or to the conduct, ownership or operation of their respective businesses, except for such violations or failures to comply as would not be reasonably expected to have a Material Adverse Effect on the Parent.

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4.18        Brokers’ and Finders’ Fees.  Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby other than fees payable to Chardan Capital Markets, LLC (“Chardan”) and SMH Capital Inc., except as disclosed by the Parent to the Company or its representatives or to any of the Principal Shareholders with respect to such liability or charges prior to the date hereof and as approved by the Company or any Principal Shareholder following the date hereof.

4.19        Minute Books.  The minute books of Parent made available to Company contain in all material respects a complete and accurate summary of all meetings of directors and stockholders or actions by written consent of Parent since inception and through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

4.20        Vote Required.  The approval of Parent’s and Merger Sub I’s Board of Directors, the affirmative vote of the sole stockholder of Merger Sub II and the approval of Parent’s stockholders in accordance with Section 8.1 hereof, are the only approvals or votes necessary to approve this Agreement, the Redomestication Merger and the Business Combination and the transactions contemplated hereby.

4.21        Board Approval.  The Parent Board has approved this Agreement, the Redomestication Merger and the Business Combination and determined that this Agreement, the Redomestication Merger and the Business Combination are in the best interests of the Parent, Merger Sub I and Merger Sub II.  The Parent Board has determined that the fair market value of the Company is equal to at least 80% of the Parent’s assets.  The Board of Directors of Merger Sub I has approved this Agreement, the Redomestication Merger and the Business Combination and shall have recommended to the sole stockholder of Merger Sub I to approve this Agreement, the Redomestication Merger and the Business Combination.  The Board of Directors of Merger Sub II has approved this Agreement and the Business Combination and shall have recommended to Merger Sub I to approve this Agreement and the Business Combination.

4.22        ASE Quotation.  Parent Common Stock is listed on the ASE.  There is no action or proceeding pending or, to Parent’s knowledge, threatened against Parent by ASE to prohibit or terminate the listing of Parent Common Stock on the ASE.  The Parent Common Stock is registered pursuant to Section 12(b) of the Exchange Act and Parent has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Parent Common Stock under the Exchange Act nor has Parent received any notification that the SEC is contemplating terminating such registration.

4.23        Trust Account Funds.  As of December 31, 2007, there was $63,154,286, including interest thereon, held in the trust account established in connection with Parent’s IPO (the “Trust Account”) for use by the Parent in connection with a business combination as set forth in Parent’s Certificate of Incorporation.  Amounts in the Trust Account are invested in U.S. Government securities or in money market funds meeting the conditions of Rule 2a-7 of the Investment Company Act of 1940, as amended.

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4.24        Representations Complete.  None of the representations or warranties made by Parent herein or in any Parent Disclosure Schedule, or certificate furnished by Parent pursuant to this Agreement, or the Parent SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Business Combination Effective Time any untrue statement of a material fact, or omits or will omit at the Business Combination Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

ARTICLE V

CONDUCT PRIOR TO THE BUSINESS COMBINATION EFFECTIVE TIME

5.1          Conduct of Business.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Business Combination Effective Time, each of Parent and the Company agree (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other party), to carry on its and its subsidiaries’ business, in the ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries’ present business organizations, use its reasonable best efforts consistent with past practice to keep available the services of its, and in the case of the Company, its subsidiaries’ present officers and key employees and use its reasonable best efforts consistent with past practice to preserve its and its Subsidiaries’ relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, and its Subsidiaries, to the end that its and its subsidiaries’ goodwill and ongoing businesses shall be unimpaired at the Business Combination Effective Time.  Each of Parent and the Company agrees to promptly notify the other of any material event or occurrence not in the ordinary course of its business and the business of its subsidiaries, and of any event that would have a Material Adverse Effect on Parent or the Company.

5.2         Restrictions on Conduct of Business.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Business Combination Effective Time, except as expressly contemplated by this Agreement, none of Parent or the Company shall do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries, to do, cause or permit any of the following, without the prior written consent of the other:

(a)           Charter Documents.  Cause or permit any amendments to its Certificate of Incorporation, bylaws, MOA or other equivalent organizational documents, other than pursuant to the Continuation (as defined below);

(b)           Dividends; Changes in Capital Stock.  Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

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(c)           Material Contracts.  Enter into any new material contract, or violate, amend or otherwise modify or waive any of the terms of any existing material contract, other than upon prior consultation with, and prior written consent (which shall not be unreasonably withheld) of the other parties to this Agreement, or specifically in the event of future acquisitions of businesses by the Company, upon prior written consent of the Parent;

(d)           Issuance of Securities.  Except pursuant to the Financing or the Continuation, issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

(e)           Intellectual Property.  Transfer or license to any person or entity any rights to any Intellectual Property other than the license of non-exclusive rights to Intellectual Property for use by the Company or any subsidiary in its business in the ordinary course of business consistent with past practice;

(f)           Dispositions.  Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its Subsidiaries’ business, taken as a whole, except in the ordinary course of business consistent with past practice;

(g)           Indebtedness.  Except in its ordinary course of business, and pursuant to the Financing, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others in excess of $100,000 in the aggregate;

(h)           Payment of Obligations.  Pay, discharge or satisfy in an amount in excess of $100,000 in any one case, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than (i) in the ordinary course of business, and (ii) with respect to the Parent, the payment, discharge or satisfaction of liabilities reflected or reserved against in the Parent Financial Statements;

(i)           Capital Expenditures.  Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice that do not exceed $100,000 individually or in the aggregate;

(j)           Acquisitions.  Acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets which are material, individually or in the aggregate, to its and its Subsidiaries’ business, taken as a whole, or acquire any equity securities of any corporation, partnership, association or business organization, other than future acquisitions of a television station or advertising operating business by the Company in China, upon prior written consent of the Parent, not to be unreasonably withheld or delayed;

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(k)           Taxes.  In the case of the Company or its Subsidiaries, change any election in respect of Taxes, change any accounting method in respect of Taxes, file any amendment to a Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(l)           Accounting Policies and Procedures.  Make any change to its financial accounting methods, principles, policies, procedures or practices, except as may be required by GAAP, Regulation S-X promulgated by the SEC or applicable statutory accounting principles;

(m)           Other.  Take or agree in writing or otherwise to take, any of the actions described in Sections 5.2(a) through (l) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder;

provided however , that from the date hereof until July 15, 2008, none of the foregoing Sections 5.2(a) through (l) shall in any way limit or restrict any action taken by the Company or any Subsidiary to enter into any framework agreements or joint venture agreements with television stations or advertising operating businesses located in the PRC (the “Initial Acquisitions”).

5.3         Joint Ventures and Framework Agreements.

(a)           From and after the date hereof until the Closing Date, the Company shall use its commercially reasonable efforts to consummate the joint ventures contemplated by each Framework Agreement on substantially the terms and conditions set forth therein.

(b)           From and after the date hereof until the Closing Date, the Company shall use its commercially reasonable efforts to enter into additional framework agreements and joint ventures with television stations located in the PRC on terms and conditions comparable to those set forth in the Framework Agreements, in each case subject to the prior written approval of Parent, not to be unreasonably withheld or delayed.

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ARTICLE VI

COVENANTS

6.1         Merger Proxy/Prospectus; Special Meeting.

(a)           As soon as is reasonably practicable after receipt by Parent from the Company of all financial and other information required in a Registration Statement on Form S-4, containing the Merger Proxy/ Prospectus, Parent shall prepare and file with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and with all other applicable regulatory bodies, the Registration Statement for the purpose of soliciting proxies from holders of Parent Common Stock to vote at a special meeting of the stockholders of Parent (the “Special Meeting”) in favor of (i) the adoption of this Agreement and the approval of the Business Combination, whereby the Company will become a wholly-owned subsidiary of the China Networks Surviving Corporation (the “Business Combination Proposal”), (ii) the approval of the Redomestication Merger for the purpose of redomesticating the Parent to the British Virgin Islands, and in connection with such merger changing the Parent’s name to China Networks International Holdings, Ltd. (the “Redomestication Proposal”), and (iii) to adopt an equity incentive plan in the form of the Incentive Stock Option Plan (the “Incentive Plan Proposal”).  The effectiveness of the Business Combination shall be conditioned upon the approval of the Redomestication Proposal, and the effectiveness of the Redomestication Merger shall be conditioned upon the approval of the Business Combination Proposal.  The approval of the Incentive Plan Proposal shall not be a condition to the consummation of the Redomestication Merger or  the Business Combination.  Such materials shall be in the form of the Merger Proxy/Prospectus to be used for the purpose of soliciting such proxies from holders of Parent Common Stock and registering the Surviving Corporation Shares to be issued, upon consummation of the Redomestication Merger, in exchange for the Parent Common Stock outstanding immediately prior to the Redomestication Merger.  The Merger Proxy/Prospectus shall include the registration of the shares underlying the Surviving Corporation Stock Rights to be issued in connection with the Business Combination.  The Company shall furnish to Parent all information concerning the Company and its Subsidiaries and their business required to be set forth in the Merger Proxy/Prospectus.  The Company and its counsel shall be given an opportunity to review and comment on the Merger Proxy/Prospectus prior to its filing with the SEC.  Parent, with the assistance of the Company, shall promptly respond to any SEC comments on the Merger Proxy/Prospectus and shall otherwise use commercially reasonable efforts to complete the SEC review process as promptly as practicable.  Parent shall retain a reputable proxy solicitation firm.

(b)           As soon as practicable following the completion of the SEC review process, Parent shall distribute the Merger Proxy/Prospectus to the holders of Parent Common Stock and, pursuant thereto, shall call the Special Meeting in accordance with Delaware Law and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Merger and the other matters presented to the stockholders of Parent for approval or adoption at the Special Meeting.

(c)           Parent shall comply in all material respects with the applicable provisions of and rules under the Securities Act, Exchange Act and the applicable provisions of the Delaware Law in the preparation, filing and distribution of the Merger Proxy/Prospectus, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting (provided that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company or its Subsidiaries and their business or any other information specifically furnished by the Company in writing for inclusion in the Merger Proxy/Prospectus).  Without limiting the foregoing, Parent shall ensure that the Merger Proxy/Prospectus does not, as of the date on which it is first distributed to stockholders of Parent, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company or its Subsidiaries and their business or any other information specifically furnished by the Company in writing for inclusion in the Merger Proxy/Prospectus).  The Company represents and warrants that the information relating to the Company and its Subsidiaries and their business specifically supplied in writing by the Company for inclusion in the Merger Proxy/Prospectus will not as of the date on which the Merger Proxy/Prospectus (or any amendment or supplement thereto) is first distributed to stockholders of Parent or at the time of the Special Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.  The Company shall in good faith provide Parent with a letter, dated the date of the Merger Proxy/Prospectus and in form and substance reasonably acceptable to Parent, attaching the Merger Proxy/Prospectus and confirming that all the information included in the Merger Proxy/Prospectus has been specifically furnished by the Company in writing for inclusion therein.  Any subsequent changes to such sections of the Merger Proxy/Prospectus without the consent of the Company shall be the responsibility of Parent.

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6.2         Form 8-K.  At least five (5) days prior to Closing, Parent shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Merger in any report or form to be filed with the SEC (“Merger Form 8-K”), which shall be in a form reasonably acceptable to the Company.  Prior to Closing, Parent and the Company will prepare the press release announcing the consummation of the Merger hereunder (“Press Release”).  Simultaneously with the Closing, Parent shall file and distribute the Press Release.  Within four (4) business days of the Closing, Parent shall file the Merger Form 8-K with the SEC.

6.3         Action of Company’s Shareholders.

(a)           The Company shall within five Business Days after the date hereof, take all action necessary in accordance with BVI Law and its MOA and by-laws and shall use its reasonable best efforts to secure the vote or consent of shareholders required to effect the Business Combination from and after the execution of this Agreement.

(b)           Until the termination of this Agreement pursuant to Section 11 below, at every meeting of the shareholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, each Principal Shareholder shall cause the Company Securities held by such Principal Shareholder to be voted (i) in favor of adoption and approval of this Agreement and approval of the Business Combination and (ii) against approval of (A) any proposal made in opposition to or in competition with consummation of the Business Combination, (B) any merger, consolidation, sale of assets, reorganization or recapitalization with any party other than Parent or its affiliates, (C) any liquidation or winding up of the Company and (D) any other proposal having the intent of hindering or delaying the consummation of the Business Combination.  Until the termination of this Agreement pursuant to Section 11.1 below, each Principal Shareholder agrees not to transfer any Company Securities, unless each transferee to which any of such Company Securities, or any interest in any of such Company Securities, is or may be transferred shall have executed an agreement in form and substance reasonably satisfactory to Parent requiring such transferee to abide by the covenants contained in this Section 6.3 on the same basis as each Principal Shareholder.

6.4         Employment Agreements.  Parent and Li Shuangqing shall use reasonable efforts to agree upon definitive terms with respect to the employment agreement to be executed, by each of them, as a condition to the Closing.

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6.5         Registration Rights Agreement.  The Parent and the Principal Shareholders shall use reasonable efforts to agree upon definitive terms with respect to  the Registration Rights Agreement to be executed as a condition to the Closing and generally reflecting the matters referred to in Section 9.1 hereof.

6.6         Fiscal Year.  Prior to the Business Combination Effective Time, or as soon as practicable thereafter, the Parent shall change its fiscal year end to December 31.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1         No Claim Against Trust Account.  The Company and each Principal Shareholder hereby waives all rights against Parent to collect from the Trust Account any moneys that may be owed to the Company or any Principal Shareholder by Parent for any reason whatsoever, including but not limited to a breach of this Agreement by Parent or any negotiations, agreements or understandings with Parent (other than as a result of the consummation of the Business Combination, pursuant to which the Company would have the right to collect certain of the monies in the Trust Account), and will not seek recourse against the Trust Account for any reason whatsoever.

7.2         Access to Information.

(a)           Except as prohibited by applicable law, each of Parent and Company shall afford the other and its accountants, counsel and other representatives (the “Representatives”), reasonable access during normal business hours during the period prior to the Business Combination Effective Time to (i) all of such party’s and its Subsidiaries’ properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of such party and its Subsidiaries as the other party may reasonably request.  Each of Parent and Company agrees to provide to the other and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

(b)           Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent and Company shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

(c)           No information or knowledge obtained in any investigation pursuant to this Section 7.2 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

(d)           Each of Parent and Company shall provide the other, and the Company shall cause each of the Subsidiaries to provide Parent and its Representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all of such party’s and its Subsidiaries’ Tax Returns and other records and workpapers relating to Taxes, and shall also provide the following information upon the request of the other party: (i) a schedule of the types of Tax Returns filed by Parent or Company, as applicable, and in the case of the Company, each of its Subsidiaries in each taxing jurisdiction, (ii) a schedule of the year of the commencement of the filing of each such type of Tax Return, (iii) a schedule of all closed years with respect to each such type of Tax Return filed in each jurisdiction, (iv) a schedule of all Tax elections filed in each jurisdiction by Parent or Company, as applicable, and each of the Subsidiaries, and (v) receipts or other appropriate evidence for any Taxes paid to foreign Tax authorities.

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7.3         Confidential Information; Non-Solicitation or Negotiation.

(a)           Confidential Information.  Except in connection with any dispute between the parties and subject to any obligation to comply with (i) any applicable law, (ii) any rule or regulation of any Governmental Entity or securities exchange, or (iii) any subpoena or other legal process to make information available to the persons entitled thereto, whether or not the transactions contemplated herein shall be concluded, all information obtained by any party about any other, and all of the terms and conditions of this Agreement, shall be kept in confidence by each party, and each party shall cause its stockholders, directors, officers, managers, employees, agents and attorneys to hold such information confidential.  Such confidentiality shall be maintained to the same degree as such party maintains its own confidential information and shall be maintained until such time, if any, as any such data or information either is, or becomes, published or a matter of public knowledge; provided, however, that the foregoing shall not apply to any information obtained by a party from a source not known by such party to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the other party, nor to any information obtained by a party which is generally known to others engaged in the trade or business of such party.  In the event a party to this Agreement becomes legally compelled to disclose any such information, it shall promptly provide the others with written notice of such requirement so that the other parties to this Agreement may seek a protective order or other remedy.  If this Agreement shall be terminated for any reason, the parties shall return or cause to be returned to the others all written data, information, files, records and copies of documents, worksheets and other materials obtained by such parties in connection with this Agreement.

(b)           No Solicitation or Negotiation by Parent.  Unless and until this Agreement is terminated, from and after July 15, 2008 Parent and Merger Sub I shall not suffer or permit their directors, officers, stockholders, employees, representatives, agents, investment bankers, advisors, accountants or attorneys of Parent or Merger Sub I, to initiate or solicit, directly or indirectly, any inquiries or the making of any offer or proposal that constitutes or would be reasonably expected to lead to a proposal or offer (other than by the Company) for a stock purchase, asset acquisition, merger, consolidation or other business combination involving Parent or Merger Sub I or any proposal to acquire in any manner a direct or indirect substantial equity interest in, or all or any substantial part of the assets of, Parent or Merger Sub I (an “Alternative Proposal”) from any person and/or entity, or engage in negotiations or discussions relating thereto or accept any Alternative Proposal, or make or authorize any statement, recommendation or solicitation in support of any Alternative Proposal.  Parent shall notify the Company orally and in writing of the receipt of any such inquiries, offers or proposals (including the terms and conditions of any such offer or proposal, the identity of the person and/or entity making it and a copy of any written Alternative Proposal), as promptly as practicable and in any event within 48 hours after the receipt thereof, and shall keep the Company informed of the status and details of any such inquiry, offer or proposal.  Parent and Merger Sub I shall immediately terminate any existing solicitation, activity, discussion or negotiation with any person and/or entity hereafter conducted by them or by any officer, employee, director, stockholder or other representative thereof with respect to the foregoing.  Notwithstanding the foregoing, if the Parent Board determines, in its good faith judgment and based upon written advice from its legal counsel (who may be Parent's regularly engaged legal counsel), that it is required to make a change in its recommendation regarding the Business Combination or the Redomestication Merger to comply with its fiduciary obligations to the Parent and its stockholders under applicable Law, the Parent Board may make a change in its recommendation, including recommending that stockholders vote against the Business Combination and the Redomestication Merger.  No disclosure that Parent Board may determine in good faith (upon written advice from its legal counsel, who may be Parent's regularly engaged counsel) that it or Parent is required to make under applicable Law will constitute a violation of this Agreement.  Notwithstanding anything to the contrary contained in this Agreement, the obligation of Parent to call, give notice of, convene and hold the Special Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Alternative Proposal, or by any change in the Parent Board recommendation regarding the Business Combination or the Redomestication Merger.

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Notwithstanding the preceding paragraph, prior to the satisfaction of the condition set forth in Section 8.1(l)(i), the Parent or its representatives may furnish information with respect to the Parent and its business and operations, and negotiate or otherwise engage in discussions with, any person that has made, after the date hereof, an unsolicited and bona fide written Alternative Proposal, if and only to the extent that (i) such Alternative Proposal did not result from or arise from the breach of the obligations of the Parent set forth in the first sentence of the preceding paragraph, and (ii) the Parent Board determines in good faith, based upon written advice received from counsel (who may be Parent’s regularly engaged counsel), that (x) such Alternative Proposal is, or is reasonably likely to lead to, a Superior Proposal (as defined below) and (y) the failure to do so would be inconsistent with its fiduciary duties under applicable Law.  For purposes of the foregoing, “Superior Proposal” means any bona fide written Alternative Proposal that did not result from a breach of this Section 7.3(b) by the Parent and on terms that the Parent Board determines in good faith (based upon written advice from its financial advisor), to be more favorable to the stockholders of the Parent from a financial point of view than the Business Combination, taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the terms of this Agreement proposed by the Company in good faith to the Parent in response to such proposal or otherwise).

(c)         No Solicitation or Negotiation by Company or the Principal Shareholders.  Unless and until this Agreement is terminated, the Company and the Principal Shareholders (which solely and exclusively for purposes of this Section 7.3 shall be deemed to include Li Shuangqing) shall not and shall not suffer or permit their directors, officers, stockholders, employees, representatives, agents, investment bankers, advisors, accountants or attorneys of the Company, to initiate or solicit, directly or indirectly, any inquiries or the making of any offer or proposal that constitutes or would be reasonably expected to lead to a proposal or offer (other than by the Parent) for an stock purchase, asset acquisition, merger, consolidation or other business combination involving the Company or any proposal to acquire in any manner a direct or indirect substantial equity interest in, or all or any substantial part of the assets of, the Company (a “Company Alternative Proposal”) from any person and/or entity, or engage in negotiations or discussions relating thereto or accept any Company Alternative Proposal, or make or authorize any statement, recommendation or solicitation in support of any Company Alternative Proposal.  The Company and the Principal Shareholders shall notify the Parent of the receipt of any such inquiries, offers or proposals (including the terms and conditions of any such offer or proposal, the identity of the person and/or entity making it and a copy of any written Company Alternative Proposal), as promptly as practicable, and shall keep the Parent informed of the status and details of any such inquiry, offer or proposal.  The Company and the Principal Shareholders shall immediately terminate any existing solicitation, activity, discussion or negotiation with any person and/or entity hereafter conducted by them or by any officer, employee, director, stockholder or other representative thereof with respect to the foregoing.

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7.4         Public Disclosure.  Unless otherwise permitted by this Agreement, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law, in which case the party proposing to issue such press release or make such public statement or disclosure shall use its commercially reasonable efforts to consult with the other party before issuing such press release or making such public statement or disclosure.

7.5         Consents; Cooperation.

(a)           Each of Parent and Merger Sub I shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Redomestication Merger.

(b)           Each of Parent, Merger Sub II and Company shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Business Combination.  Company shall use its reasonable best efforts to obtain all necessary consents, waivers and approvals under any of its Material Company Contracts in connection with the Business Combination for the assignment thereof or otherwise.

(c)           Notwithstanding anything to the contrary in Section 7.5(a), (i) neither Parent nor any of it subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation on its operations that would reasonably be expected to have a Material Adverse Effect on Parent or of Parent combined with the China Networks II Surviving Corporation after the Business Combination Effective Time and (ii) neither Company nor its subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on Company.

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7.6          Legal Requirements.  Each of Parent, Merger Sub I, Merger Sub II and the Company will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

7.7          Blue Sky Laws.  Parent shall use its reasonable best efforts to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock and other securities of Parent in connection with the Redomestication Merger and the Business Combination.  The Company shall use its reasonable best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock and other securities of Parent in connection with the Redomestication Merger and the Business Combination.

7.8          Indemnification.

(a)           After the Business Combination Effective Time, China Networks Surviving Corporation will fulfill and honor in all respects the obligations of the Company pursuant to the indemnification provisions of the Company’s MOA, in each case as in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.  Without limitation of the foregoing, in the event any person so indemnified (a “Company Indemnified Party”) is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter relating to this Agreement or the transactions contemplated hereby occurring on or prior to the Business Combination Effective Time, China Networks Surviving Corporation shall, or shall cause the China Networks II Surviving Corporation to, pay as incurred such Company Indemnified Party’s reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith to the fullest extent permitted by BVI Law.  Any Company Indemnified Party wishing to claim indemnification under this Section 7.8, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent and the China Networks II Surviving Corporation.

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(b)           To the extent there is any claim, action, suit, proceeding or investigation (whether arising before or after the Business Combination Effective Time) against a Company Indemnified Party that arises out of or pertains to any action or omission in his or her capacity as director, officer, employee, fiduciary or agent of the Company occurring prior to the Business Combination Effective Time, or arises out of or pertains to the transactions contemplated by this Agreement for a period lasting until the expiration of five years after the Business Combination Effective Time (whether arising before or after the Business Combination Effective Time), in each case for which such Company Indemnified Party is indemnified under this Section 7.8, such Company Indemnified Party shall be entitled to be represented by counsel, which counsel shall be counsel of Parent (provided that if use of counsel of China Networks Surviving Corporation would be expected under applicable standards of professional conduct to give rise to a conflict between the position of the Company Indemnified Person and of China Networks Surviving Corporation, the Company Indemnified Party shall be entitled instead to be represented by counsel selected by the Company Indemnified Party and reasonably acceptable to China Networks Surviving Corporation) and, following the Business Combination Effective Time, China Networks II Surviving Corporation and China Networks Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and China Networks II Surviving Corporation and China Networks Surviving Corporation will cooperate in the defense of any such matter; provided, however, that neither the China Networks II Surviving Corporation nor China Networks Surviving Corporation shall be liable for any settlement effected without its written consent; and provided, further, that, in the event that any claim or claims for indemnification are asserted or made prior to the expiration of such five year period, all rights to indemnification in respect to any such claim or claims shall continue until the disposition of any and all such claims.  The Company Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of any two or more Company Indemnified Parties.

(c)           The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party, his or her heirs and representatives.

7.9          Best Efforts and Further Assurances.  Each of the parties to this Agreement shall use its commercially reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement.  Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

ARTICLE VIII

CONDITIONS TO THE BUSINESS COMBINATION

8.1         Conditions Precedent to the Obligation of the Parent to Consummate the Business Combination

The obligations of Parent to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Business Combination Effective Time of each of the following conditions, (any of which may be waived, in writing, by Parent, with the exception of the conditions set forth in Sections 8.1(a), (b), (c)and (d) :

(a)           Business Combination Proposal.  The Business Combination Proposal shall have been duly approved and adopted by the stockholders of Parent by the requisite vote under the Parent’s Certificate of Incorporation.

(b)           Parent Common Stock.  Holders of less than thirty percent (30%) of the shares of Parent Common Stock issued in Parent’s IPO outstanding immediately before the Closing shall have exercised their rights to convert their shares into a pro rata share of the Trust Account in accordance with the Parent’s Certificate of Incorporation.

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(c)           Redomestication Proposal.  The Redomestication Proposal shall have been duly approved and adopted by the requisite vote of the holders of Parent Common Stock under Delaware Law and the Redomestication Merger shall have been consummated.

(d)           Company Shareholder Approval.  This Agreement and the Business Combination shall have been approved and adopted by the Company board and the Company shareholders holding a majority of the Company Securities in excess of 50%, voting together as one class.

(e)           Documents.  The following documents to be delivered to the appropriate parties, in a form acceptable to Parent:

(i)           the Lock-Up Agreement executed by the Principal Shareholders;

(ii)          the Incentive Stock Option Plan for China Networks Surviving Corporation;

(iii)         the  registration rights agreement, by and between China Networks Surviving Corporation, the Principal Shareholders and certain stockholders of the Parent (the “Registration Rights Agreement”) executed by the Principal Stockholders;

(iv)        executed Plan of Merger, by and between the Parent and Merger Sub I;

(v)         Certificate of Merger with respect to the Redomestication Merger to be filed in accordance with Delaware law as of the Effective Time;

(vi)        executed Articles and Plan of Merger to be filed in accordance with BVI Law as of the Effective Time;

(vii)       executed Plan of Merger, by and between the Merger Sub II and the Company;

(viii)      executed Business Combination Articles and Plan of Merger to be filed in accordance with BVI Law at the Business Combination Effective Time;

(ix)         a certificate of good standing or equivalent under BVI Law of the Company;

(x)          each of the documents to which the Company or its Subsidiaries is a party, duly executed;

(xi)         an employment agreement between Parent and Li Shuangqing in form and substance reasonably satisfactory to Parent, executed by Li Shuangqing;

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(xii)         a copy of the (i) audited consolidated financial statements (including any related notes thereto) for the fiscal years ended December 31, 2007, 2006 and 2005, (collectively, the “Audited Financial Statements”) and (ii) unaudited consolidated financial statements for the three month period ended March 31, 2008 (or if the Closing occurs more than 30 days after the completion of a fiscal period, for that period of time from December 31, 2007 to such fiscal period) with respect to the businesses conducted by the Company as of the Business Combination Effective Time (collectively, the “Interim Financial Statements, and together with the Audited Financial Statements, the “Company Financial Statements”); and such other financial statements of the Company or entities controlled by the Company as shall be necessary to allow Parent to complete the Merger Proxy/Prospectus, which (A) with respect to the Audited Financial Statements, shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), (B) with respect to the Company Financial Statements, shall fairly present in all material respects the financial position of the Company and of its Subsidiaries at the respective dates thereof and the results of their respective operations and cash flows for the periods indicated; and (C) with respect to the Interim Financial Statements, shall show aggregate obligations or liabilities of the Company or its Subsidiaries of less than $250,000 (other than obligations or liabilities incurred pursuant to the terms of this Agreement, and those incurred pursuant to the terms of any framework agreement, other joint venture or acquisition or the Financing); and

(xiii)        such other documents as the Parent may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of the Principal Shareholders, the Company or its Subsidiaries pursuant to Section 8.1(f), (ii) evidencing the performance by the Company or its Subsidiaries of, or the compliance by the Company or its Subsidiaries with, any covenant or obligation required to be performed or complied with by the Company or its Subsidiaries, (iii) evidencing the satisfaction of any condition referred to in this Section 8.1, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

(f)         Representations, Warranties and Covenants.  (i) The representations and warranties of the Principal Shareholders and the Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Business Combination Effective Time as though such representations and warranties were made on and as of such time (provided that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date) and (ii) the Company and the Principal Shareholders shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Business Combination Effective Time.

(g)        Certificate of Officer.  Parent shall have been provided with a certificate executed on behalf of Company by its Executive Chairman and Chief Executive Officer certifying that the conditions set forth in Section 8.1(f) shall have been fulfilled.

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(h)           Injunctions or Restraints on Conduct of Business.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Company’s or its Subsidiaries’ conduct or operation of the business of Company and its Subsidiaries following the Redomestication Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

(i)           No Proceedings.  Since the date of this Agreement, there must not have been commenced or threatened against the Parent, the Merger Sub I, Merger Sub II, the Company, Company’s Subsidiaries, the Principal Shareholders, or any affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Effective Time) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

(j)           No Material Adverse Changes.  There shall not have occurred any Material Adverse Effect on Company, or any change that has a Material Adverse Effect on Company.

(k)           Financing.  The Company shall have entered into definitive documentation for a bridge loan in an amount of not less than U.S.$20,000,000 and not more than U.S. $40,000,000 on terms and conditions reasonably satisfactory to Parent (the “Financing”), including, a covenant requiring the Company to use its best efforts to consummate the Business Combination and an event of default triggered upon the failure of the Company to consummate the Business Combination prior to June 29, 2009.

(l)           Joint Ventures; Capital Structure.  (i)  The Company shall have entered into joint ventures pursuant to the definitive agreements (each a “Joint Venture Agreement”) contemplated by the Framework Agreements or such other framework agreements as may be entered into between the date hereof and Closing, in any case containing terms and conditions that are reasonably satisfactory to Parent and with at least two joint venture partners satisfactory to Parent.  In the event Parent does not exercise its right to terminate this Agreement pursuant to Section 11.3 upon the Initial Acquisitions, then such Initial Acquisitions and the terms and conditions thereof shall be deemed to be reasonably satisfactory to Parent.

(ii)           The capital structure and corporate structure of the Company and its Subsidiaries, and the structure of the Company’s direct and indirect interest in each Joint Venture Agreement, shall be reasonably satisfactory to Parent.

(iii)           China Networks Surviving Corporation shall not be obligated to issue more than an aggregate amount of 2,950,000 Surviving Corporation Shares at the Business Combination Effective Time pursuant to this Agreement (and each of the documents delivered hereunder) and the Financing (and each of the documents delivered thereunder).

(m)          Governmental Approvals.  Company and its Subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with this Agreement, the Business Combination and the Joint Venture Agreements, including such approvals, waivers and consents as may be required under BVI Law and PRC Law.

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8.2         Conditions Precedent to the Obligation of the Company to Consummate the Business Combination.  The obligations of Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Business Combination Effective Time of each of the following conditions, any of which may be waived, in writing, by Company, with the exception of the conditions set forth in Sections 8.2(a)-(d):

(a)           Business Combination Proposal.  The Business Combination Proposal shall have been duly approved and adopted by the stockholders of Parent by the requisite vote under the Parent’s Certificate of Incorporation.

(b)           Parent Common Stock.  Holders of less than thirty percent (30%) of the shares of Parent Common Stock issued in Parent’s IPO outstanding immediately before the Closing shall have exercised their rights to convert their shares into a pro rata share of the Trust Account in accordance with the Parent’s Certificate of Incorporation.

(c)           Company Shareholder Approval.  This Agreement and the Business Combination shall have been approved and adopted by the Company board and the Company shareholders holding a majority of the Company Securities in excess of  50%, voting together as one class.

(d)           Redomestication Proposal.  The Redomestication Proposal shall have been duly approved and adopted by the requisite vote of the holders of Parent Common Stock under the Delaware Law and the Redomestication Merger has been consummated.

(e)           Adoption of Performance Share Proposal.  The Performance Share Proposal shall have been duly approved and adopted by the requisite vote of the holders of Parent Common Stock under Delaware Law.

(f)           Representations, Warranties and Covenants.  (i) The representations and warranties of Parent, Merger Sub I and Merger Sub II in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Effective Time or the Business Combination Effective Time, as applicable, as though such representations and warranties were made on and as of such time (provided that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date) and (ii) Parent, Merger Sub I and Merger Sub II shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time or the Business Combination Effective Time, as applicable.

(g)           Certificate of Officer.  The Company shall have been provided with a certificate executed on behalf of Parent by its Chief Executive Officer and Chief Financial Officer certifying that the conditions set forth in Section 8.2(f) shall have been fulfilled.

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(h)          Secretary’s Certificate.  The Company shall have been provided with a Secretary’s Certificate, dated the Closing Date, certifying attached copies of (A) the Certificate of Incorporation and bylaws of the Parent, Merger Sub I and Merger Sub II, (B) the resolutions of the Board of Directors of the Parent approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of Parent, Merger Sub I and Merger Sub II signing this Agreement and/or any other agreement or instrument contemplated hereby to which Parent, Merger Sub I or Merger Sub II is a party.

(i)           Documents.  The following documents to be delivered to the appropriate parties, in a form acceptable to the parties:

(i)           the  Lock-Up Agreement executed by Parent;

(ii)          the incentive stock option plan for China Networks Surviving Corporation;

(iii)         an employment agreement, by and between the Parent and Li Shuangqing, in form and substance reasonably satisfactory to Li Shuangqing, executed by Parent;

(iv)         the Registration Rights Agreement executed by Parent;

(v)          share certificates evidencing the Surviving Corporation Shares to be issued to the holders of the Company Securities in the Business Combination;

(vi)         executed Plan of Merger, by and between the Parent and Merger Sub I;

(vii)        Certificate of Merger with respect to the Redomestication Merger to be filed in accordance with Delaware law as of the Effective Time;

(viii)       executed Articles and Plan of Merger to be filed in accordance with BVI Law as of the Effective Time;

(ix)          executed Plan of Merger, by and between Merger Sub II and the Company;

(x)           executed Business Combination Articles and Plan of Merger to be filed in accordance with BVI Law as of the Business Combination Effective Time;

(xi)          a certificate of good standing of the Parent in the State of Delaware;

(xii)         a certificate of good standing of Merger Sub I in the British Virgin Islands;

(xiii)        a certificate of good standing of Merger Sub II in the British Virgin Islands; and

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(xiv)       such other documents as the Company may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of the Parent, Merger Sub I and Merger Sub II pursuant to Section 8.1(e), (ii) evidencing the performance by the Parent, Merger Sub I and Merger Sub II of, or the compliance by the Parent, Merger Sub I and Merger Sub II with, any covenant or obligation required to be performed or complied with by the Parent, Merger Sub I and Merger Sub II, (iii) evidencing the satisfaction of any condition referred to in this Section 8.2, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

(j)           Injunctions or Restraints on Conduct of Business.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Parent’s conduct or operation of the business of Parent and its Subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

(k)           No Material Adverse Changes.  There shall not have occurred any Material Adverse Effect on Parent, or any change that has a Material Adverse Effect on Parent and there shall have been no decrease in the amount of funds in trust from that reflected in Section 4.23.

(l)           No Proceedings.  Since the date of this Agreement, there must not have been commenced or threatened against the Parent, Merger Sub I and Merger Sub II, the Company, the Company’s Subsidiaries, any Principal Shareholder, or against any affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Effective Time) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

(m)           Stock Quotation.  The Parent Common Stock at Closing shall be listed on the ASE, and there will be no action or proceeding pending or threatened against Parent by the ASE to prohibit or terminate the listing of Parent Common Stock on the ASE.

(n)           SEC Compliance.  Immediately prior to the Closing, Parent shall be in compliance with the reporting requirements under the Exchange Act, and shall have timely filed all Exchange Act reports for the twelve month period preceding the Closing.

(o)           Accounting for Deferred Expenses of Parent.  At the time of the Closing, the aggregate deferred business and operating expenses of Parent that will be assumed by China Networks Surviving Corporation and paid from the proceeds of the Trust Account disbursed to the China Networks Surviving Corporation, shall not exceed $1,000,000 excluding legal fees payable to McDermott Will & Emery LLP, unless Parent shall have received approval from the Company (such approval not to be unreasonably withheld) prior to incurring expenses that would cause such aggregate amount to exceed $1,000,000.

(p)           Disbursement of Trust Account.  Parent shall have made all necessary arrangements, including notice to Continental Stock Transfer & Trust, the trustee of the Trust Account, prior to the Business Combination Effective Time, for the disbursement of the proceeds of the Trust Account to be made at the Business Combination Effective Time, subject to any amounts to be held for the redemption of any shares of Parent Common Stock.

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(q)           Governmental Approvals.  Parent, Merger Sub I and Merger Sub II shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with this Agreement, the Redomestication Merger and the Business Combination, including such approvals, waivers and consents as may be required under the BVI Law.

ARTICLE IX

POST-CLOSING COVENANTS

9.1           Mandatory Registration of Closing Shares.  Without limitation on the restrictions on transfer set forth in Section 2.14 and the Lock-Up Agreements, the Parent hereby agrees that no later than 30 days following the consummation of the Business Combination (the “Filing Date”), it shall prepare and file with the SEC a “resale” registration statement (the “Registration Statement”), providing for the resale of all of the Surviving Corporation Shares issued pursuant to Section 2.7 upon Closing (but not including any Returned Shares (as defined below) returned) (the “Closing Shares”) for an offering to be made on a continuous basis pursuant to Rule 415, subject to the terms and conditions of the Registration Rights Agreement.  Such Registration Statement shall be on Form S-3 (except if the Parent is not then eligible to register for resale the Closing Shares on Form S-3 in which case such registration shall be on another appropriate form in accordance herewith and the Securities Act and the rules promulgated thereunder).  The Parent shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the earlier of (A) the ninetieth (90th) day following the Filing Date or (B) in the event the Registration Statement receives a “full review” by the SEC, the one hundred twentieth (120th) day following the Filing Date, or in either case any additional filing dates (as applicable) or (C) the date which is within three (3) Business Days after the date on which the SEC informs the Parent that (i) the SEC will not review the Registration Statement, or (ii) Parent may request the acceleration of the effectiveness of the Registration Statement and the Parent makes such request; provided, that, if such date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the SEC is authorized or required by law or other government actions to close, the effectiveness date shall be the following business day.

9.2           Registration of Shares.  After the consummation of the Business Combination, China Networks Surviving Corporation shall prepare and file with the SEC a registration statement on Form S-8, registering the shares to be issued under Section 2.7(g) and the Incentive Stock Option Plan.

9.3           D&O Insurance.  China Networks Surviving Corporation will take all necessary steps required to have all of the officers and directors of the Surviving Corporation included on Parent’s directors and officers liability coverage after the Business Combination Effective Time.

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ARTICLE X

INDEMNIFICATION; REMEDIES

10.1         Survival.  All representations, warranties, covenants, and obligations in this Agreement shall survive the Closing and expire on the first anniversary of the Closing Date (the “Survival Period”).  The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

10.2         Indemnification by the Principal Shareholders.

(a)           From and after the Effective Time until the expiration of the Survival Period, the Principal Shareholders shall, severally and not jointly, subject to the terms hereof, indemnify and hold harmless the China Networks Surviving Corporation and its subsidiaries, affiliates, officers, directors, employees, agents, successors and assigns (each an “Indemnified Party”) from and against any liabilities, losses, claims, damages, fines, penalties, expenses (including costs of investigation and defense and reasonable attorneys’ fees incurred in connection with such matters and any action hereunder to enforce the provisions of this Article X) or diminution of value, including Taxes (collectively, “Damages”) arising, directly or indirectly, from or in connection with:

(i)           any breach of any representation or warranty made by the Company or any Principal Shareholder in this Agreement or in any certificate delivered by the Company pursuant to this Agreement;

(ii)          any breach by the Company, or the Principal Shareholders, of its covenants or obligations in this Agreement; or

(iii)         the operation of the business of the Company and its Subsidiaries, prior to the Effective Time.

(b)           For a period of six months from the Business Combination Effective Time (the “First Return Shares Indemnification Period”), the amount of any and all Damages suffered by the China Networks Surviving Corporation shall be recoverable solely by the return to the China Networks Surviving Corporation of any Surviving Corporation Shares received by such Principal Shareholder in connection with this Agreement on the Closing Date (the “First Returned Shares”).

(c)           For a period of six months commencing from the end of the First Return Shares Indemnification Period (the “Second Return Shares Indemnification Period”), the amount of any and all Damages suffered by the China Networks Surviving Corporation shall be recovered solely by the return to the China Networks Surviving Corporation of up to fifty percent (50%) of the Surviving Corporation Shares received by such Principal Shareholder in connection with this Agreement on the Closing Date (the “Second Returned Shares”);

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(d)           For a period of six months commencing from the end of the Second Return Shares Indemnification Period, the amount of any and all Damages suffered by the China Networks Surviving Corporation shall be recovered solely by the return to the China Networks Surviving Corporation of twenty five percent (25%) of the Surviving Corporation Shares received by such Principal Shareholder in connection with this Agreement on the Closing Date (the “Third Returned Shares”, and collectively with the First Returned Shares and Second Returned Shares, the “Returned Shares”).

(e)           The number of Returned Shares to be returned by the Principal Shareholders to the Indemnified Parties pursuant to this Section 10.2 shall be equal to the aggregate amount of the Damages suffered by the Indemnified Parties, divided by the market value of the Surviving Corporation Shares to be calculated using the average of the closing bid price as quoted on the ASE (or such other public trading market on which the Surviving Corporation Shares may be trading at such time) for the thirty (30) trading days immediately prior to the date that such amount of Damages is determined by a court of competent jurisdiction or pursuant to a binding settlement agreement among the Indemnified Parties and the Principal Shareholders.

(f)           All claims of the China Networks Surviving Corporation pursuant to this Section 10.2 shall be brought by Michael E. Weksel or his designee on behalf of the China Networks Surviving Corporation (or if he is no longer living, then the other Parent Designees) and those persons who were stockholders of the Parent immediately prior to the Closing.

10.3         Limitations on Amount.  The Indemnified Parties shall not be entitled to indemnification pursuant to Section 10.2, unless and until the aggregate amount of Damages to the Indemnified Parties with respect to such matters under Section 10.2 exceeds $500,000, at which time, subject to the Cap (as defined below), the China Networks Surviving Corporation and the other Indemnified Parties shall be entitled to indemnification for the amount of such excess.  The liability of all Principal Shareholders for Damages arising pursuant to Section 10.2(a) shall not exceed 250,000 Returned Shares in the aggregate (the “Cap”).

10.4        Determining Damages.  Solely for the purposes of this Article X, materiality qualifications to any representations and warranties shall not be taken into account.  To the extent Damages are recoverable by insurance, Parent shall take commercially reasonable efforts to obtain maximum recovery from such insurance.

ARTICLE XI

TERMINATION, AMENDMENT AND WAIVER

11.1        Termination.  At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Business Combination by the stockholders of Company, this Agreement may be terminated:

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(a)           by mutual written consent of Parent and Company;

(b)           by either Parent or Company, if, at the Special Meeting (including any adjournments thereof), this Agreement and the Business Combination Proposal shall fail to be approved and adopted by the affirmative vote of the holders of Parent Common Stock required under Parent’s Certificate of Incorporation, or the holders of 30% or more of the number of shares of Parent Common Stock issued in Parent’s IPO and outstanding as of the date of the record date of the Special Meeting exercise their rights to convert the shares of Parent Common Stock held by them into cash from the Trust Account, in accordance with Parent’s Certificate of Incorporation;

(c)           by either Parent or Company, if, at the Special Meeting (including any adjournments thereof), the Redomestication Proposal shall fail to be approved and adopted by the affirmative vote of the holders of Parent Common Stock required to vote on such proposal under Delaware Law;

(d)           by either Parent or Company, if, without fault of the terminating party, the Closing shall not have occurred on or before June 29, 2009, or such later date as may be agreed upon in writing by the parties hereto;

(e)           by Parent, if Company does not: (a) consummate the transactions contemplated by the Framework Agreements with respect to Kunming and Yellow River; or (b) consummate a joint venture of the type contemplated by the Framework Agreements with at least one television station operating in the PRC and generating positive net income (as determined in accordance with GAAP) for the most recently completed 12 months, in each case on or prior to August 15, 2008;

(f)            by Parent, if Company breaches any of its representations, warranties or obligations hereunder to an extent that would cause the condition set forth in Section 8.1(g) not to be satisfied and such breach shall not have been cured within ten (10) business days of receipt by Company of written notice of such breach (and Parent has not willfully breached any of its covenants hereunder, which breach is not cured);

(g)           by Company, if Parent breaches any of its representations, warranties or obligations hereunder to an extent that would cause the condition set forth in Section 8.2(f) not to be satisfied and such breach shall not have been cured within ten (10) business days of receipt by Parent of written notice of such breach (and Company has not willfully breached any of its covenants hereunder, which breach is not cured); or

(h)           by either Parent or Company if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Redomestication Merger or Business Combination shall have become final and nonappealable or (ii) the required approval of the stockholders of Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof (provided that the right to terminate this Agreement under this subsection (ii) shall not be available to Parent or Company where the failure to obtain such stockholder approval shall have been caused by the action or failure to act of Parent or Company and such action or failure constitutes a breach by Parent or Company of this Agreement).

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11.2         Effect of Termination.  In the event of termination of this Agreement as provided in Section 11.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Company, the Principal Shareholders, or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 7.3 (Confidentiality), Section 11.3 (Expenses and Termination Fees) and this Section 11.2, and Article XII,  shall remain in full force and effect and survive any termination of this Agreement.  Nothing herein shall relieve any party from liability in connection with a breach by such party of the representations, warranties or covenants of such party to this Agreement.

11.3         Expenses and Termination Fees.

(a)           Subject to subsections (b) and (c) of this Section 11.3, whether or not the Business Combination is consummated, all costs and expenses (including transfer and other similar Taxes) incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

(b)           If Parent terminates this Agreement pursuant to Section 11.1(f) then Company shall promptly reimburse Parent for all of the out-of-pocket costs and expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

(c)           If Company terminates this Agreement pursuant to Section 11.1(g) Parent shall promptly reimburse Company for all of the out-of-pocket costs and expenses incurred by Company in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

(d)           In the event this Agreement is terminated by (i) the Parent pursuant to subsection (e) or (f) of Section 11.1(f) or by (ii) the Company pursuant to 11.1(g), in each case subsequent to August 15, 2008 and prior to June 29, 2009, then (A) in the event the Company is the terminating party and the Parent enters into a binding agreement to consummate, or consummates, an Alternative Proposal any time prior to June 29, 2009, the Parent shall pay to the Company a one-time termination fee of $1,000,000, and (B) in the event the Parent is the terminating party and the Company enters into a binding agreement to consummate, or consummates, a Company Alternative Proposal any time prior to June 29, 2009, the Company shall pay to the Parent a one-time termination fee of $3,000,000 (either such payment, a “Termination Fee”).  (Any Termination Fee shall be deemed to include the reimbursement for all of the out-of-pocket costs and expenses incurred by the terminating party in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the fees and expenses of its advisors, accountants and legal counsel.)

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11.4         Amendment.  The Boards of Directors of the Parent and the Company and the Principal Shareholders, may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of Parent or Company shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Parent Common Stock (except with the consent of the holders of a majority of Parent Common Stock) or the Company Securities (except with the consent of the holders of majority of the Company Securities), (ii) alter or change any term of the MOA of the Merger Sub I to be effected by the Business Combination, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would materially adversely affect the holders of Company Securities.

11.5         Extension; Waiver.  At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

11.6         Knowledge of Parent.  To the knowledge of Parent, Parent is not aware of any facts or circumstances that would serve as the basis for a claim by Parent against Company or any Principal Shareholder based upon a breach of any of the representations and warranties of the Company and the Principal Shareholders contained in this Agreement or breach of any of the Company’s or any Principal Shareholders’ covenants or agreements to be performed by any of them at or prior to Closing. Parent shall be deemed to have waived in full any breach of any of the Company’s and Principal Shareholders’ representations and warranties and any such covenants and agreements of which Parent has knowledge at the Closing.  As usual herein, “knowledge of Parent” means the actual knowledge of the Chief Financial Officer of Parent.

ARTICLE XII

GENERAL PROVISIONS

12.1         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

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(a)           if to Parent, to:

Alyst Acquisition Corp.
233 East 69th Street, #6J
New York, New York 10021
Attention:  Michael Weksel
Facsimile No.:  212-918-1598
Telephone No.:  646-290-6104

with a copy (which shall not constitute notice to Parent) to:

McDermott Will & Emery
340 Madison Ave
New York, New York 10173
Attention: Todd Finger
Facsimile No.: 212-547-5444
Telephone No.: 212-547-5400

(b)           if to the Company or the Principal Shareholders, to:

China Networks Media, Ltd.
Suite A-16E, Oriental Kenzo, No. 48, Dongzhimenwai Avenue,
Dongcheng District, Beijing, China
Attention: Li Shuangqing
Facsimile No.: (86)-010-84477246
Telephone No.: (86)-010-84549851

with a copy (which shall not constitute notice to the Company) to:

Chardan Capital Markets, LLC
17 State Street
New York, NY 10004
Attention: George Kaufman
Fax: +1 (646) 465-9039

and

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Mitchell S. Nussbaum, Esq.
Facsimile No.:  (212) 407-4000
Telephone No.:  (212) 407-4990

and

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TransAsia Lawyers
Suite 2218 China World Tower 1
1 Jianguomenwai Avenue
Beijing 100004, China
Attention:  Philip Qu
Facsimile No.:  86-10-6505-8189/98
Telephone No.:  86-10-6505-8188

12.2        Interpretation/Definitions.  When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated.  The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

For the purposes of this Agreement, the following terms shall have the following definitions:

(a)            “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

(b)           “Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

12.3         Counterparts.  This Agreement may be executed in one or more counterparts, including by facsimile or PDF, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

12.4         Entire Agreement; Nonassignability; Parties in Interest.  This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Company Disclosure Schedules and the Parent Disclosure Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Non-Disclosure and Confidentiality Agreements, dated October 18, 2007 and November 12, 2007, by and between the Parent and Chardan (each on behalf of the Company), which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Section 2.13; and (c) shall not be assigned, except by operation of law as a result of the Redomestication Merger, pursuant to Section 1.3 and the Business Combination pursuant to Section 2.3 or as otherwise specifically provided.  Notwithstanding the foregoing, Parent shall have the right, without the consent of any other party, to assign its rights to receive the Termination Fee hereunder to some or all of the persons that, as of the date hereof, are holders of the Insider Warrants.  No representations, warranties, inducements, promises or agreements, oral or written, by or among the parties not contained herein shall be of any force of effect.

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12.5         Severability.  If any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

12.6         Remedies Cumulative; Specific Performance.

(a)           Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

(b)           It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

12.7       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under applicable principles of conflicts of law.  Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

12.8        Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement and Plan of Merger to be executed and delivered by their respective officers, and individually, as applicable, thereunto duly authorized, all as of the date first written above.

ALYST ACQUISITION CORP.

By:	/s/ Michael E. Weksel
Name: Michael E. Weksel
Title: Chief Operating Officer and
Chief Financial Officer

CHINA NETWORKS INTERNATIONAL HOLDINGS LTD.

By:	/s/ Michael E. Weksel
Name: Michael E. Weksel
Title: Sole Director

CHINA NETWORKS MERGER CO. LTD.

By:	/s/ Michael E. Weksel
Name: Michael E. Weksel
Title: Sole Director

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CHINA NETWORKS MEDIA, LTD..

By:	/s/ Li Shuangqing
Name: Li Shuangqing
Title: CEO and Co-Chairman

MEDIAINV LTD.

By:	/s/C.C.N. Ng
Name: C.C.N. Ng
Title: Director

KERRY PROPPER

/s/ Kerry Propper
Name: Kerry Propper

LI SHUANGQING

/s/ Li Shuangqing
Name: Li Shuangqing

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Annex B
AMENDMENT NO. 1 TO
MERGER AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of January 28, 2009, to the Merger Agreement (as defined below) is made by and among Alyst Acquisition Corp., a Delaware corporation (including its successors and assigns, the “Parent”), China Networks Media Limited, a British Virgin Islands corporation (including its successors and assigns, the “Company”), MediaInv Ltd., a British Virgin Islands Business Company and Kerry Propper (each a “Principal Shareholder,” and together with their successors and assigns from the date hereof until the Business Combination Effective time (as defined below), collectively the “Principal Shareholders”) and each of the other signatories hereto. Any capitalized term not defined herein shall have the meaning for such term specified in the Merger Agreement.

WHEREAS, Parent, the Company, the Principal Shareholders and the other signatories hereto entered into an Agreement and Plan of Merger dated as of August 13, 2008, (the “Merger Agreement”); and

WHEREAS, Section 2.7 of the Merger Agreement sets forth the terms that govern Deferred Cash Payments, Deferred Stock Payment and the payment of Warrant Exercise Proceeds;

WHEREAS, Parent, the Company, the Principal Shareholders and each of the other signatories to the Merger Agreement desire to clarify the terms of the means by which the Deferred Cash Payments, Deferred Stock Payments and Warrant Exercise Proceeds shall be made to Closing Holders on the terms contained herein.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.            Sections 2.7(f)(ii), (iii) and (iv) of the Merger Agreement are hereby amended by deleting the existing Section 2.7(f)(ii), (iii) and (iv) in their entirety and replacing such subparagraphs with the following:

(ii)           China Networks Surviving Corporation hereby agrees that the Closing Holders shall be entitled to receive from China Networks Surviving Corporation cash payments on or prior to December 31, 2009 equal to an aggregate amount of U.S. $3,000,000, solely and exclusively upon China Networks Surviving Corporation earning Net Income of at least U.S. $20,000,000 during the four fiscal quarters immediately preceding such payment, to be allocated among such holders based on their percentage ownership of the Company Shares immediately prior to the Business Combination Effective Time (the “Percentage Allocations”).

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(iii)           China Networks Surviving Corporation hereby agrees that Closing Holders shall be entitled to receive from China Networks Surviving Corporation additional cash payments on or prior to December 31, 2010 equal to an aggregate amount of U.S. $3,000,000, solely and exclusively upon China Networks Surviving Corporation earning Net Income of at least U.S. $30,000,000 during the four fiscal quarters immediately preceding such payments, to be allocated among the holders of Company Shares in accordance with their respective Percentage Allocations.

(iv)           As used herein, “Net Income” means the net income of China Networks Surviving Corporation and its subsidiaries as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) and on a pro forma basis, but excluding equity-based compensation charges, extraordinary one-time charges and charges related to the Business Combination or impairment of goodwill; provided that, with respect to any acquisitions of businesses or persons after the Business Combination Effective Time, in order for the net income generated by such acquired businesses or persons to be included in the foregoing definition of Net Income, such acquisitions must be accretive on a Net Income per share basis. In calculating Net Income per share, China Networks Surviving Corporation shall use China Networks Surviving Corporation’s audited or reviewed financial statements for the fiscal period in question. For the acquisition to be accretive, the pro forma Net Income per share on a post-acquisition basis must be greater than the pro forma Net Income per share immediately prior to the acquisition.  As used herein, “pro forma basis” means that the Net Income will be calculated as if all such non-dilutive acquisitions completed during the year had occurred on the first day of that year.

2.            Section 2.7(h) of the Merger Agreement is hereby amended by deleting the existing Section 2.7(h) in its entirety and replacing it with the following:

(h)      Warrant Exercise Proceeds.  In accordance with Section 2.7(a), China Networks Surviving Corporation hereby agrees that the Closing Holders and holders of Preferred Shares as of the Closing (“Preferred Share Closing Holders”) shall be entitled to receive from the Company, cash payments (the “Warrant Payments”) equal to a maximum aggregate amount of U.S. $19,110,000 and 10% of the aggregate gross proceeds received in the Financing from the bridge investors, respectively, solely and exclusively upon China Networks Surviving Corporation’s receipt of cash proceeds from the exercise of the Parent Warrants and the Insider Warrants (collectively, the “Warrants”), payable in accordance with this Section 2.7(h).  The Warrant Payments shall be allocated among such holders of Closing Holders and Preferred Share Closing Holders based on their percentage ownership of the sum of (a) the Company Shares, or (b) the Preferred Shares immediately prior to the Business Combination Effective Time (the “WEP Percentage Allocations”), as the case may be, provided that the maximum aggregate amount receivable by the Closing Holders is $13,440,600, and all payments thereafter shall be allocated solely to the Preferred Share Closing Holders.  Upon exercise of any Warrants, as soon as practicable after receipt of the actual cash proceeds received therefrom by China Networks Surviving Corporation (but in any event within 10 days) (the “Cash Proceeds”), China Networks Surviving Corporation shall make a cash payment to each Closing Holder and Preferred Share Closing Holder equal to 66% of the Cash Proceeds then available for distribution pursuant to the foregoing sentence multiplied by  the WEP Percentage Allocation of such holder.  The Company shall retain and apply to its general corporate purposes 34% of the Cash Proceeds.  In no event shall the maximum aggregate amount payable pursuant to this Section 2.7(h) to (A) any Closing Holder exceed (x) U.S. $19,110,000 or 10% of the aggregate gross proceeds received in the Financing from the bridge investors, as the case may be, multiplied by (y) the WEP Percentage Allocation of such holder, or (B) any Preferred Share Closing Holder exceed (x) U.S. $22,110,000 or 10% of the aggregate gross proceeds received in the Financing from the bridge investors, as the case may be, multiplied by (y) the WEP Percentage Allocation of such holder.

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3.            All other provisions of the Merger Agreement shall remain unaffected by the terms hereof.

4.            This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.  A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

5.            This Amendment is intended to be in full compliance with the requirements for an Amendment to the Merger Agreement as required by Section 11.4 of the Merger Agreement, and every defect in fulfilling such requirements for an effective amendment to the Merger Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

ALYST ACQUISITION CORP.

By:	/s/ William Weksel
Name: William Weksel
Title: Chief Executive Officer

CHINA NETWORKS HOLDINGS INTERNATIONAL LTD.

By:	/s/ Michael E. Weksel
Name: Michael E. Weksel
Title: Sole Director

CHINA NETWORKS MERGER CO. LTD.

By:	/s/ Michael E. Weksel
Name: Michael E. Weksel
Title: Sole Director

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CHINA NETWORKS MEDIA, LTD..

By:	/s/ Li Shuangqing
Name: Li Shuangqing
Title: CEO and Co-Chairman

MEDIAINV LTD.

By:	/s/ C.C.N. Ng
Name: C.C.N. Ng
Title: Director

KERRY PROPPER

/s/ Kerry Propper
Name: Kerry Propper

LI SHUANGQING

/s/ Li Shuangqing
Name: Li Shuangqing

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Annex C

AMENDMENT NO. 2 TO

MERGER AGREEMENT

This Amendment No. 2 (this “Amendment”), dated as of February __, 2009, to the Merger Agreement (as defined below) is made by and among Alyst Acquisition Corp., a Delaware corporation (including its successors and assigns, the “Parent”), China Networks Media Limited, a British Virgin Islands corporation (including its successors and assigns, the “Company”), MediaInv Ltd., a British Virgin Islands Business Company and Kerry Propper (each a “Principal Shareholder,” and together with their successors and assigns from the date hereof until the Business Combination Effective time (as defined below), collectively the “Principal Shareholders”) and each of the other signatories hereto. Any capitalized term not defined herein shall have the meaning for such term specified in the Merger Agreement.

WHEREAS, Parent, the Company, the Principal Shareholders and the other signatories hereto entered into an Agreement and Plan of Merger dated as of August 13, 2008; and

WHEREAS, Parent, the Company, the Principal Shareholders and the other signatories hereto entered into Amendment No. 1 to such Agreement and Plan of Merger dated as of January 28, 2009 (as so amended, the “Merger Agreement”); and

WHEREAS, Section 2.7(h) of the Merger Agreement sets forth the terms that govern the allocation of any future Warrant Payments; and

WHEREAS, Parent, the Company, the Principal Shareholders and each of the other signatories to the Merger Agreement desire to clarify the terms of the means by which the Warrant Payments shall be made to Closing Holders and Preferred Share Closing Holders on the terms contained herein.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1.    Section 2.7(h) of the Merger Agreement is hereby amended by deleting the existing Section 2.7(h) in its entirety and replacing it with the following:

(h)          Warrant Exercise Proceeds.  In accordance with Section 2.7(a), China Networks Surviving Corporation hereby agrees that the Closing Holders and holders of Preferred Shares as of the Closing (“Preferred Share Closing Holders”) shall be entitled to receive from the Company, cash payments (the “Warrant Payments”) equal to a maximum aggregate amount of U.S. $19,110,000 and 10% of the aggregate gross proceeds received in the Financing from the bridge investors, respectively, solely and exclusively upon China Networks Surviving Corporation’s receipt of cash proceeds from the exercise of the Parent Warrants and the Insider Warrants (collectively, the “Warrants”), payable in accordance with this Section 2.7(h).  The Warrant Payments shall be allocated among such holders of Closing Holders and Preferred Share Closing Holders based on their percentage ownership of the sum of (a) the Company Shares, or (b) the Preferred Shares immediately prior to the Business Combination Effective Time (the “WEP Percentage Allocations”), as the case may be.  Upon exercise of any Warrants, as soon as practicable after receipt of the actual cash proceeds received therefrom by China Networks Surviving Corporation (but in any event within 10 days) (the “Cash Proceeds”), China Networks Surviving Corporation shall make a cash payment to each Closing Holder and Preferred Share Closing Holder equal to 66% of the Cash Proceeds then available for distribution pursuant to the foregoing sentence multiplied by  the WEP Percentage Allocation of such holder.  The Company shall retain and apply to its general corporate purposes 34% of the Cash Proceeds.  In no event shall the maximum aggregate amount payable pursuant to this Section 2.7(h) to any such holder exceed (x) U.S. $19,110,000 or 10% of the aggregate gross proceeds received in the Financing from the bridge investors, as the case may be, multiplied by (y) the WEP Percentage Allocation of such holder (which aggregate amount, in the case of a Preferred Share Closing Holder, shall not exceed $50,000 for each 17,500 Preferred Shares owned as of the Closing ).

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      2.    All other provisions of the Merger Agreement shall remain unaffected by the terms hereof.

      3.    This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.  A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

      4.    This Amendment is intended to be in full compliance with the requirements for an Amendment to the Merger Agreement as required by Section 11.4 of the Merger Agreement, and every defect in fulfilling such requirements for an effective amendment to the Merger Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

ALYST ACQUISITION CORP.

By:	/s/ Michael E. Weksel
Name: Michael E. Weksel
Title: Sole Director

CHINA NETWORKS HOLDINGSINTERNATIONAL LTD.

By:	/s/ Michael E. Weksel
Name: Michael E. Weksel
Title: Sole Director

CHINA NETWORKS MERGER CO. LTD.

By:	/s/ Michael E. Weksel
Name: Michael E. Weksel
Title: Sole Director

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CHINA NETWORKS MEDIA, LTD..

By:	/s/ Li Shuangqing
Name: Li Shuangqing
Title: CEO and Co-Chairman

MEDIAINV LTD.

By:
Name: C.C.N. Ng
Title: Director

KERRY PROPPER

/s/ Kerry Propper
Name: Kerry Propper

LI SHUANGQING

/s/ Li Shuangqing
Name: Li Shuangqing

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Annex D

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION

OF

China Networks International Holdings Ltd.

1	Company Name

1.1	The name of the Company is China Networks International Holdings Ltd.

1.2
The directors or members may from time to time change the Company's name by Resolution of Directors or Resolution of Members.  The directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file an application for change of name with the Registrar, and any such change will take effect from the date of the certificate of change of name issued by the Registrar.

1.3
A change of name of the Company shall constitute an amendment of the Memorandum and Articles and in the event of a resolution being passed to change the name of the Company, the provisions below in respect of amendments to the Memorandum and Articles must be complied with.

2	Company Limited by Shares, Liability of Members

2.1	The Company is a company limited by shares.

2.2	The liability of each member is limited to the amount from time to time unpaid on that member's shares.

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3	Registered Office

3.1	The first registered office of the Company will be situated at Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

3.2
The directors or members may from time to time change the Company's registered office by Resolution of Directors or Resolution of Members, provided that the Company's registered office shall at all times be the office of the registered agent.  The directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file with the Registrar a notice of change of registered office, and any such change of registered office will take effect from the date of the registration by the Registrar of such notice.

4	Registered Agent

4.1	The first registered agent of the Company will be Maples Finance BVI Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

4.2
The directors or members may from time to time change the Company's registered agent by Resolution of Directors or Resolution of Members.  The directors shall give notice of such resolution to the registered agent of the Company (meaning the existing registered agent), for the registered agent to file with the Registrar a notice of change of registered agent, and any such change of registered agent will take effect from the date of the registration by the Registrar of such notice.

4.3
If the existing registered agent does not file such notice on instruction by the directors, the directors shall procure that a notice of change of registered agent is filed with the Registrar by a legal practitioner in the British Virgin Islands acting on behalf of the Company, and any such change of registered agent will take effect from the date of the registration by the Registrar of such notice.

5	General Objects and Powers

5.1
Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Act or any other law of the British Virgin Islands.

5.2	The Company has no power to:

(a)	carry on banking or trust business, unless it is licensed to do so under the Banks and Trust Companies Act, 1990;

(b)	carry on business as an insurance or as a reinsurance company, insurance agent or insurance broker, unless it is licensed or authorised to do so under the Insurance Act, 1994;

(c)	carry on the business of company management unless it is licensed to do so under the Companies Management Act, 1990;

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(d)
carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands unless it is licensed to do so under the Banks and Trust Companies Act, 1990; or

(e)	carry on the business as a mutual fund, mutual fund manager or mutual fund administrator unless it is licensed to do so under the Mutual Funds Act, 1996.

5.3	Without limiting the foregoing, the powers of the Company include the power to do the following:

(a)	grant options over unissued shares in the Company and treasury shares;

(b)	issue securities that are convertible into shares;

(c)	give financial assistance to any person in connection with the acquisition of the Company's own shares;

(d)	issue debt obligations of every kind and grant options, warrants and rights to acquire debt obligations;

(e)	guarantee a liability or obligation of any person and secure any of its obligations by mortgage, pledge or other charge, of any of its assets for that purpose; and

(f)
protect the assets of the Company for the benefit of the Company, its creditors and its members and, at the discretion of the directors, for any person having a direct or indirect interest in the Company.

6	Maximum Number of Authorised Shares

6.1	The Company is authorised to issue a maximum of 75,000,000 shares of one class with a par value of US$0.0001 each divided into the following classes of shares:

(a)	74,000,000 ordinary shares of US$0.0001 par value each; and

(b)	1,000,000 preferred shares of US$0.0001 par value each.

6.2
The directors or members may from time to time by Resolution of Directors or Resolution of Members increase the maximum number of shares the Company is authorised to issue, by amendment to the Memorandum in accordance with the provisions below.

7	Rights Conferred by Shares

7.1	Each share in the Company confers on the holder:

(a)	the right to one vote on any Resolution of Members;

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(b)	the right to an equal share in any dividend paid by the Company in accordance with the Act; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company.

7.2
If at any time the Company is authorised to issue shares of more than one class the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied only with the consent in writing of the holders of not less than three-fourths of the issued shares of that class and the holders of not less than three-fourths of the issued shares of any other class of shares which may be affected by such variation.

7.3
The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

7.4
The directors may, subject to the Act, by amending this Memorandum and/or the Articles, determine the designations, powers, preferences and relative, participation, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, dividend rights, conversion rights, redemption privileges, voting powers and liquidation preferences that any Preferred Share issued by the Company confers on the holder.

8	Registered Shares Only

Shares in the Company may only be issued as registered shares and the Company is not authorised to issue bearer shares.  Registered shares may not be exchanged for bearer shares or converted to bearer shares.

9	Amendments to the Memorandum and Articles

9.1
Subject to the provisions of the Act, the directors or members may from time to time amend the Memorandum or Articles by Resolution of Directors or Resolution of Members.  The directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file with the Registrar a notice of the amendment to the Memorandum or Articles, or a restated memorandum and articles of association incorporating the amendment(s) made, and any such amendment to the Memorandum or Articles will take effect from the date of the registration by the Registrar of the notice of amendment or restated memorandum and articles of association incorporating the amendment(s) made.

9.2	The directors shall not have the power to amend the Memorandum or Articles:

(a)	to restrict the rights or powers of the members to amend the Memorandum or Articles;

(b)	to change the percentage of members required to pass a resolution to amend the Memorandum or Articles; or

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(c)	in circumstances where the Memorandum or Articles cannot be amended by the members.

(d)	A change of registered office or registered agent shall not constitute an amendment of the Memorandum or Articles.

(e)
An amendment to the Memorandum or Articles which would have the effect of varying the rights of the holders of a class of shares may only be made in accordance with the provisions of the Memorandum and Articles relating to the variation of class rights.

10	Definitions and Interpretation

10.1	In this memorandum of association and the attached articles of association:

"Act"	means the BVI Business Companies Act, 2004;

"Articles"	means the Company's articles of association as attached to this Memorandum, and "Article" shall be construed accordingly;

"Memorandum"	means this, the Company's memorandum of association;

"Registrar"	means the Registrar of Corporate Affairs appointed under the Act;

"Resolution of Directors"
means a resolution by the majority of the directors of the Company passed either at a meeting of directors, or by way of a Written Resolution, in either case in accordance with the provisions of the Articles;

"Resolution of Members"
means a resolution by the members holding a majority of the voting rights in respect of such resolution passed either at a meeting of members, or by way of a Written Resolution, in either case in accordance with the provisions of the Articles; and

"Written Resolution"
means a resolution of members or directors (as applicable) consented to in writing or by telex, telegram, cable or other written electronic communication, without the need for any notice.  A Written Resolution may consist of several documents, including written electronic communications, in like form each signed or assented to by one or more members or directors (including directors' alternates) (as applicable).  A Written Resolution shall be passed if so consented by a majority of those members or directors (including directors' alternates) (as applicable) entitled to vote on the resolution.

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10.2	In the Memorandum and Articles:

(a)
words and expressions defined in the Act shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and the neuter and references to persons shall include corporations and all entities capable of having a legal existence;

(b)	reference to a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(c)	the headings are for convenience only and shall not affect the construction of the Memorandum or Articles;

(d)	reference to a thing being "written" or "in writing" includes all forms of writing, including all electronic records which satisfy the requirements of the Electronic Transactions Act, 2001;

(e)
reference to a thing being "signed" or to a person's "signature" shall include reference to an electronic signature which satisfies the requirements of the Electronic Transactions Act, 2001, and reference to the Company's "seal" shall include reference to an electronic seal which satisfies the requirements of the Electronic Transactions Act, 2001.

We, Maples Finance BVI Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 17th day of April 2008.

Incorporator

(Sgd.) Clinton Hempel
________________________________
Clinton Hempel
Authorised Signatory
Maples Finance BVI Limited

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Annex E

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

AMENDED AND RESTATED
ARTICLES OF ASSOCIATION

OF

China Networks International Holdings Ltd.

1	Share Certificates

1.1	Every person whose name is entered as a member in the share register, being the holder of registered shares, shall without payment be entitled to a share certificate in the following circumstances:

(a)	on the issuance of such shares to such member;

(b)	on the transfer of such shares to such member;

(c)	on a re-designation or conversion of such shares with the effect that the certificate previously issued no longer properly describes such shares; and

(d)	at the discretion of the directors (who may levy a reasonable charge), on notice to the Company of a change of name of the member.

1.2
Such certificate shall be signed by a director or under the common seal of the Company (which the registered agent of the Company is authorised to affix to such certificate) with or without the signature of any director or officer of the Company specifying the share or shares held and the par value thereof (if the Company is authorised at the relevant time to issue shares with a par value), provided that in respect of shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all

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1.3
If a certificate is worn out or lost it may, subject to the prior written consent of any mortgagee or chargee whose interest has been noted on the register of members, be renewed on production of the worn out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require.  Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such a certificate.

2	Issue of Shares

2.1
Subject to the provisions of these Articles, the unissued shares of the Company (whether forming part of the original or any increased authorised shares) shall be at the disposal of the directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration, being not less than the par value (if any) of the shares being disposed of, and upon such terms and conditions as the directors may determine.  Such consideration may take any form acceptable to the directors, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services. Before issuing shares for a consideration other than money, the directors shall pass a Resolution of Directors stating:

(a)	the amount to be credited for the issue of the shares;

(b)	their determination of the reasonable present cash value of the non-money consideration for the issue; and

(c)	that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the shares.

2.2
Subject to the provisions of the Act in this regard, shares may be issued on the terms that they are redeemable, or at the option of the Company be liable to be redeemed on such terms and in such manner as the directors before or at the time of the issue of such shares may determine. At any time after the consummation of a Business Combination (as defined in these Articles), the directors may issue options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or securities in the Company on such terms as it may from time to time determine.  Notwithstanding the foregoing, the directors may issue options, warrants or convertible securities in connection with the Company’s initial public offering.

2.3	The Company may issue bonus shares, partly paid shares and nil paid shares.

2.4	The directors may redeem any share issued by the Company at a premium.

2.5
Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or series of preferred shares, no vote of the holders of preferred shares or of the holders of ordinary shares shall be a prerequisite to the issuance of any shares of any class or series of the preferred shares authorized by and complying with the conditions in the Memorandum or these Articles.

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2.6
Except as required by the Act, and notwithstanding that a share certificate may refer to a member holding shares "as trustee" or similar expression, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except as provided by these Articles or by the Act) any other rights in respect of any share except any absolute right to the entirety thereof by the registered holder.

3	Forfeiture of Shares

3.1
The Company may, at any time after the due date for payment, serve on a member who has not paid in full for shares registered in the name of that member, a written notice of call ("Notice of Call") specifying a date for payment to be made.  The Notice of Call shall name a further date not earlier than the expiration of 14 days from the date of service of the Notice of Call on or before which the payment required by the Notice of Call is to be made and shall contain a statement that in the event of non-payment at or before the time named in the Notice of Call the shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

3.2
Where a written Notice of Call has been issued under the foregoing Article and the requirements of the Notice of Call have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the shares to which the Notice of Call relates.  The Company is under no obligation to refund any moneys to the member whose shares have been cancelled pursuant to this Article and that member shall be discharged from any further obligation to the Company.

4	Transfer of Shares

4.1
Shares in the Company shall be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee.  The instrument of transfer shall also be signed by the transferee if registration as a holder of the shares imposes a liability to the Company on the transferee.  The instrument of transfer of a registered share shall be sent to the Company for registration.

4.2
Subject to the Memorandum of Association, these Articles and to Section 54(5) of the Act, the Company shall, on receipt of an instrument of transfer, enter the name of the transferee of the share in the register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution.  Where the directors pass such a resolution, the Company shall send to the transferor and the transferee a notice of the refusal or delay.   Notwithstanding anything contained in the Memorandum or Articles, the directors shall not decline to register any transfer of shares, nor may they suspend registration thereof where such transfer is:

(a)	to any mortgagee or chargee whose interest has been noted on the register of members;

(b)	by any such mortgagee or chargee, pursuant to the power of sale under its security; or

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(c)	by any such mortgagee or chargee in accordance with the terms of the relevant security document.

4.3	The transfer of a registered share is effective when the name of the transferee is entered in the register of members.

5	Mortgages of Shares and Charges over Shares

5.1	Members may mortgage or create a charge or other form of security over their shares.

5.2	The directors shall, at the written request of a member who has mortgaged or created a charge over his shares, enter in the register of members of the Company:

(a)	a statement that such shares are mortgaged or charged;

(b)	the name of the mortgagee or chargee (where such information has been stated by the member); and

(c)	the date on which the statement and name are entered in the register of members.

6	Transmission of Shares

6.1
Subject to Sections 52(2) and 53 of the Act, the executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his share, save that and only in the event of death, incompetence or bankruptcy of any member or members of the Company as a consequence of which the Company no longer has any directors or members, then upon the production of any documentation which is reasonable evidence of the applicant being entitled to:

(a)
a grant of probate of the deceased's will, or grant of letters of administration of the deceased's estate, or confirmation of the appointment as executor or administrator (as the case may be, or analogous position in the relevant jurisdiction), of a deceased member's estate;

(b)	the appointment of a guardian (or analogous position in the relevant jurisdiction) of an incompetent member;

(c)	the appointment as trustee (or analogous position in the relevant jurisdiction) of a bankrupt member; or

(d)	upon production of any other reasonable evidence of the applicant's beneficial ownership of, or entitlement to the shares,

to the Company's registered agent in the British Virgin Islands together with (if so requested by the registered agent) a notarised copy of the share certificate(s) of the deceased, incompetent or bankrupt member, an indemnity in favour of the registered agent and/or appropriate legal advice in respect of any document issued by a foreign court, then the administrator, executor, guardian or trustee in bankruptcy (as the case may be) notwithstanding that their name has not been entered in the share register of the Company, may by written resolution of the applicant, endorsed with written approval by the registered agent, be appointed a director of the Company and/or entered in the share register as the legal and/or beneficial owner of the shares.

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6.2	Without limiting the foregoing, the production to the Company of any document which is reasonable evidence of:

(a)
a grant of probate of the will, or grant of letters of administration of the estate, or confirmation of the appointment as executor (or analogous position in the relevant jurisdiction), of a deceased member;

(b)	the appointment of a guardian (or analogous position in the relevant jurisdiction) of an incompetent member;

(c)	the trustee (or analogous position in the relevant jurisdiction) of a bankrupt member; or

(d)	the applicant's legal and/or beneficial ownership of the shares,

shall be accepted by the Company even if the deceased, incompetent member or bankrupt member is resident and/or domiciled outside the British Virgin Islands if the document is issued by a foreign court which had competent jurisdiction in the matter.  For the purposes of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice.  The directors may also require an indemnity to be given by the executor, administrator, guardian, trustee in bankruptcy or the applicant.

6.3
Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors.  An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

6.4
Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

6.5	What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

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7	Acquisition of Own Shares

7.1
Subject to Article 27 of these Articles, the directors may, on behalf of the Company, purchase, redeem or otherwise acquire any of the Company's own shares for such consideration as the directors consider fit, and either cancel or hold such shares as treasury shares.  Shares may be purchased or otherwise acquired in exchange for newly issued shares in the Company.

7.2
The directors shall not, unless permitted pursuant to the Act, purchase, redeem or otherwise acquire any of the Company's own shares unless immediately after such purchase, redemption or other acquisition:

(a)	the value of the Company's assets exceeds it liabilities; and

(b)	the Company is able to pay its debts as they fall due.

7.3	Sections 60 and 61 of the Act shall not apply to the Company.

8	Treasury Shares

8.1
Shares may only be held as treasury shares by the Company to the extent that the number of treasury shares does not exceed 50% of the shares of that class previously issued by the Company, excluding shares that have been cancelled.

8.2	The directors may dispose of any shares held as treasury shares on such terms and conditions as they may from time to time determine.

9	Notice of Meetings of Members

9.1
The directors may convene meetings of the members of the Company at such times and in such manner and places (within or outside the British Virgin Islands) as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members entitled to exercise at least thirty (30) percent of the voting rights in respect of the matter for which the meeting is requested. Meetings of members shall take place at least annually (the “Annual Meeting”).

9.2
Not less than seven (7) days' notice specifying at least the place, the day and the hour of the meeting and general nature of the business to be conducted shall be given in the manner hereinafter mentioned to such persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting.  Notwithstanding the foregoing, a meeting of members held in contravention of the requirement to give notice is valid if members holding a ninety (90) percent majority of:

(a)	the total voting rights on all the matters to be considered at the meeting; or

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(b)	the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes, have waived notice of the meeting and, for this purpose, the presence of a member at the meeting shall be deemed to constitute waiver on his part (unless such member objects in writing before or at the meeting).

9.3	The inadvertent failure of the directors to give notice of a meeting to a member or the fact that a member has not received a notice that has been properly given, shall not invalidate the meeting.

10	Proceedings at Meetings of Members

10.1
No business shall be transacted at any meeting of members unless a quorum of members is present at the time when the meeting proceeds to business.  A quorum shall consist of the holder or holders present in person or by proxy entitled to exercise at least fifty (50) percent of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon.

10.2	A member of the Company shall be deemed to be present at a meeting of members if:

(a)	he or his proxy participates by telephone or other electronic means; and

(b)	all members and proxies participating in the meeting are able to hear each other.

10.3	If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting shall be dissolved.

10.4	A member may attend a meeting of members personally or be represented by a proxy who may speak and vote on behalf of the member.

10.5
The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.  An instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy, but must be in writing under the hand of the appointer unless the appointer is a corporation or other form of legal entity (other than one or more individuals holding as joint owner) in which case the instrument appointing a proxy shall be in writing under the hand of an individual duly authorised by such corporation or legal entity to execute the same.

10.6
At every meeting the members present shall choose someone of their number to be the chairman (the "Chairman").  If the members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present at the meeting shall preside as Chairman.

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10.7
The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

10.8
At any meeting a resolution put to the vote of the meeting shall be decided on a show of hands by a simple majority of those members (or their duly appointed proxies) entitled to vote and voting on the resolution, unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a)	by the Chairman; or

(b)	by any member present in person or by proxy and holding not less than one tenth of the total voting shares issued by the Company and having the right to vote on such resolution.

10.9
Unless a poll be so demanded, a declaration by the Chairman that a resolution has, on a show of hands been carried, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be sufficient evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.10
If a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.  The demand for a poll may be withdrawn, at the discretion of the Chairman.

10.11	On a poll, every holder of a voting share present in person or by proxy shall have one vote for every voting share of which he is the holder which confers the right to a vote on the resolution.

10.12
In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall be entitled to a second or casting vote.

10.13	Subject to the Memorandum or these Articles, an action that may be taken by members of the Company at a meeting of members may also be taken by Written Resolution.

10.14	If a committee is appointed for any member who is of unsound mind, that member may vote by such committee.

11	Jointly Held Shares

11.1	Where shares are registered in the names of joint owners:

(a)	each registered owner may be present in person or by proxy at a meeting of members and may speak as a member;

(b)	if only one of them is present in person or by proxy, he may vote on behalf of all of them; and

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(c)
if two or more are present in person or by proxy, they must vote as one.  If more than one joint owner votes in person or by proxy at any meeting of members or by Written Resolution, the vote of the joint owner whose name appears first among such voting joint holders in the share register shall alone be counted.

12	Corporations Acting by Representatives at Meetings

Any corporation or other form of corporate legal entity which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the members or any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

13	Appointment and Removal of Directors

13.1	The first director or directors shall be appointed by the registered agent of the Company. Thereafter, the directors shall be appointed as follows:

(a)
subject to the provisions of Article 27, any existing director(s) shall be designated as a Class C Director for a term expiring at the Company's third Annual Meeting of Members. The Class C director shall then appoint additional Class A, Class B and Class C directors, as necessary. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Members, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Members and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Members. Commencing at the first Annual Meeting of Members, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of members after their election. Except as the Act may otherwise require, in the interim between annual meetings of members or special meetings of members called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director;

(b)
all directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified; and

(c)
following the consummation of a Business Combination, the directors shall be appointed and removed by resolution of directors or resolution of members for such terms as the directors or members may so determine.  Sections 114(2) and 114(3) of the Act shall not apply to the Company.

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13.2
Except as the Act may otherwise require, newly created directorships and any vacancies in the board of directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in these Articles), or by the sole remaining director.

13.3
A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

13.4	A person shall not be appointed as a director of the Company unless he has consented in writing to be a director.

13.5	Each director holds office until:

(a)
his disqualification to act as a director under Section 111 of the Act (on which his office as director shall be automatically terminated if he has not resigned in accordance with section 115(2) of the Act);

(b)	his death;

(c)	his resignation; or

(d)	the effective date of his removal by Resolution of Directors or Resolution of Members.

13.6	The following are disqualified for appointment as the director of the Company:

(a)	an individual who is under 18 years of age;

(b)	a person who is a disqualified person within the meaning of section 260(4) of the Insolvency Act, 2003;

(c)	a person who is a restricted person within the meaning of section 409 of the Insolvency Act, 2003; and

(d)	an undischarged bankrupt.

13.7
A director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the directors and meeting of the members and at any separate meeting of the holders of any class of shares in the Company.

13.8
The remuneration of directors (whether by way of salary, commission, participation in profits or otherwise) in respect of services rendered or to be rendered in any capacity to the Company (including to any company in which the Company may be interested) shall be fixed by Resolution of Directors or Resolution of Members.  The directors may also be paid such travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors or meetings of the members, or in connection with the business of the Company as shall be approved by Resolution of Directors or Resolution of Members.

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14	Alternate and Reserve Directors

14.1
A director, by written instrument deposited at the registered office of the Company, may from time to time appoint another director or another person to be his alternate.  Every such alternate shall be entitled to be given notice of meetings of the directors and to attend and vote as a director at any such meeting at which the director appointing him is not personally present (and to vote on a Written Resolution) and generally at such meeting (or in connection with such Written Resolution) to have and exercise all the powers, rights, duties and authorities of the director appointing him.  Every such alternate shall be deemed to be an officer of the Company and shall not be deemed to be an agent of the director appointing him.  Unless stated otherwise in the notice of the appointment of the alternate, if undue delay or difficulty would be occasioned by giving notice to a director of a resolution of which his approval is sought in accordance with these Articles his alternate (if any) shall be entitled to signify approval of the same on behalf of that director.  The remuneration of an alternate shall be payable out of the remuneration payable to the director appointing him, as agreed between such alternate and the director appointing him.  A director, by writing under his hand deposited at the registered office of the Company, may at any time vary or revoke the appointment of an alternate appointed by him.  If a director shall die or cease to hold the office of director, the appointment of his alternate shall thereupon cease and terminate.

14.2
Where the Company has only one member with voting rights who is an individual and that member is also the sole director of the Company (the "sole member/director"), that sole member/director may, by instrument in writing, nominate a person who is not disqualified from being a director of the Company under section 111(1) of the Act as a reserve director of the Company to act in the place of the sole director in the event of his death.A person shall not be nominated as a reserve director unless he has consented in writing to be nominated as a reserve director. The nomination of a person as a reserve director of the Company ceases to have effect if:

(a)	before the death of the sole member/director who nominated him:

(i)	he resigns as reserve director, or

(ii)	the sole member/director revokes the nomination in writing; or

(b)	the sole member/director who nominated him ceases to be the sole member/director of the company for any reason other than his death.

15	Duties of Directors and Conflicts of Interests

15.1	A director of the Company, in exercising his powers or performing his duties, shall act honestly and in good faith and in what the director believes to be in the best interests of the Company.

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15.2
Notwithstanding the foregoing Article, if the Company is a wholly-owned subsidiary, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of that Company’s holding company (as defined in the Act) even though it may not be in the best interests of the Company.

15.3	A director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the Company acting, in a manner that contravenes the Act or the Memorandum or Articles.

15.4
A director, when exercising powers or performing duties as a director, shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation:

(a)	the nature of the Company;

(b)	the nature of the decision; and

(c)	the position of the director and the nature of the responsibilities undertaken by him.

15.5
A director of the Company, when exercising his powers or performing his duties as a director, is entitled to rely upon the register of members and upon books, records, financial statements and other information prepared or supplied, and on professional or expert advice given, by:

(a)	an employee of the Company whom the director believes on reasonable grounds to be reliable and competent in relation to the matters concerned;

(b)	a professional adviser or expert in relation to matters which the director believes on reasonable grounds to be within the person’s professional or expert competence; and

(c)	any other director, or committee of directors upon which the director did not serve, in relation to matters within the director’s or committee’s designated authority,

provided that the director:

(d)	acts in good faith;

(e)	makes proper inquiry where the need for the inquiry is indicated by the circumstances; and

(f)	has no knowledge that his reliance on the register of members or the books, records, financial statements and other information or expert advice is not warranted.

15.6
A director may hold any other office or position of profit under the Company (except that of auditor) in conjunction with his office of director, and may act in a professional capacity to the Company on such terms as to remuneration and otherwise as the directors shall approve.

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15.7
A director may be or become a director or officer of, or otherwise be interested in any company promoted by the Company, or in which the Company may be interested, as a member or otherwise and no such director shall be accountable for any remuneration or other benefits received by him as director or officer or from his interest in such other company.  The directors may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolutions appointing them, or of their number, directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.  A director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or be about to become, a director or officer of such other company, and as such in any other manner is, or may be, interested in the exercise of such voting rights in the manner aforesaid.

15.8
No director shall be disqualified by his office from contracting with the Company either as a buyer, seller or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any director shall be in any way interested be voided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement, by reason of such director holding that office or by reason of the fiduciary relationship thereby established, provided such director shall, immediately after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose such interest to the board of directors.  For the purposes of this Article:

(a)	A director of the Company is not required to make such a disclosure if:

(i)	the transaction or proposed transaction is between the director and the Company; and

(ii)	the transaction or proposed transaction is or is to be entered into in the ordinary course of the Company's business and on usual terms and conditions.

(b)
A disclosure to the board to the effect that a director is a member, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, is a sufficient disclosure of interest in relation to that transaction.  Such a disclosure is not made to the board unless it is made or brought to the attention of every director on the board.

(c)	Subject to Section 125(1) of the Act, the failure by a director to comply with this Article does not affect the validity of a transaction entered into by the director or the Company.

15.9	A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

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(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

16	Powers of Directors

16.1
The business of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company, and may exercise all such powers of the Company necessary for managing and for directing and supervising, the business and affairs of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members, subject to any delegation of such powers as may be authorised by these Articles and permitted by the Act and to such requirements as may be prescribed by Resolution of the Members, but no requirement made by Resolution of the Members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

16.2
If the number of directors shall have been fixed at two or more persons and by reason of vacancies having occurred in the board of directors there shall be only one continuing director, he shall be authorised to act alone only for the purpose of appointing another director.

17	Delegation by the Board to Directors, Committees, Officers, Attorneys and Agents

17.1
The board of directors may entrust to and confer upon any director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.  Subject to the provisions of Section 110 of the Act, the directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit.  Any committees so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the directors or the provisions of the Act.

17.2	The directors have no power to delegate the following powers to a committee of directors:

(a)	to amend the Memorandum or Articles;

(b)	to designate committees of directors;

(c)
to delegate powers to a committee of directors; (This and the preceding sub-Article do not prevent a committee of directors, where authorised by the directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee);

(d)	to appoint or remove directors;

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(e)	to appoint or remove an agent;

(f)	to approve a plan or merger, consolidation or arrangement;

(g)	to make a declaration of solvency for the purposes of section 198(1)(a) of the Act or approve a liquidation plan; or

(h)	to make a determination under section 57(1) of the Act that the Company will, immediately after a proposed distribution, satisfy the solvency test.

17.3
Where the directors of the Company delegate their powers to a committee of directors, they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds that at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company by the Act.

17.4
The directors of the Company may, by Resolution of Directors, appoint officers of the Company at such times as shall be considered necessary or expedient.  The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modifications in such duties as may be prescribed by the directors thereafter.

17.5
Any person may hold more than one office and no officer need be a director or member of the Company.  The officers shall remain in office until removed from office by the directors, whether or not a successor is appointed.

17.6	Any officer who is a body corporate may appoint any person as its duly authorised representative for the purpose of representing it and of transacting any of the business of the officers.

17.7
The directors may from time to time by power of attorney appoint any company, firm or person or body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as the directors think fit.

17.8
The directors may appoint any person, including a person who is a director, to be an agent of the company.  An agent of the Company has such powers and authority of the directors, including the power and authority to affix the common seal of the Company, as are set forth in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)	to amend the Memorandum or Articles;

(b)	to change the registered office or registered agent;

(c)	to designate committees of directors;

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(d)	to delegate powers to a committee of directors;

(e)	to appoint or remove directors;

(f)	to appoint or remove an agent;

(g)	to fix emoluments of directors;

(h)	to approve a plan of merger, consolidation or arrangement;

(i)	to make a declaration of solvency for the purposes of section 198(1)(a) of the Act or to approve a liquidation plan;

(j)	to make a determination under section 57(1) of the Act that the Company will, immediately after a proposed distribution, satisfy the solvency test as stipulated in Section 56 of the Act; or

(k)	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

17.9
Where the directors appoint any person to be an agent of the Company, they may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

17.10	The directors may at any time remove an agent and may revoke or vary a power conferred on him.

18	Proceedings of Directors

18.1
The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit.  The meetings of the board of directors and any committee thereof shall be held at such place or places (within or outside the British Virgin Islands) as the directors shall decide.

18.2
A director may at any time summon a meeting of the directors.  A director shall be given not less than three (3) business days' (being full business days in the place of the director's residence) notice of a meeting of the directors, save that a meeting of directors held on less notice is valid if a majority of the directors entitled to vote at the meeting have waived the notice of the meeting; and, for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part (unless he objects in writing before or at the meeting).

18.3	The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice shall not invalidate the meeting.

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18.4
Any director who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the directors and of transacting any of the business of the directors.

18.5
A meeting of the directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-third of the total number of directors with a minimum of two (2).

18.6	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

18.7	A director of the Company shall be deemed to be present at a meeting of the board if:

(a)	he or his alternate participates by telephone or other electronic means; and

(b)	all directors and alternates participating in the meeting are able to hear each other.

18.8
The directors may elect a chairman (the "Chairman of the Board") of their meeting and determine the period for which he is to hold office.  If no such Chairman of the Board is elected, or if at any meeting the Chairman of the Board is not present at the time appointed for holding the meeting, the directors present may choose one of their number to be Chairman of the Board for the meeting.  If the directors are unable to choose a Chairman of the Board, for any reason, then the longest serving director present at the meeting shall preside as the Chairman of the Board.

18.9	Questions arising at any meeting of directors shall be decided by a majority of votes. In case of an equality in votes the Chairman of the Board shall have a second or casting vote.

18.10
A resolution approved by a majority of the directors for the time being entitled to receive notice of a meeting of the directors or of a committee of the directors and taking the form of a Written Resolution shall be as valid and effectual as if it had been passed at a meeting of the directors or of such committee duly convened and held, without the need for any notice.

18.11
If the Company shall have only one director, the foregoing provisions for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note of memorandum of all matters requiring a resolution of the directors.  Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

19	Indemnification and Insurance

19.1
Subject to the provisions of the Act and the subsequent provisions of this Article, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

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(a)
is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company;  or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

19.2
This Article applies only to a person who has acted honestly and in good faith and in what he believed to be the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The Company shall not indemnify a person who has not so acted, and any indemnity given to such a person is void and of no effect. A director acts in the best interests of the Company if he acts in the best interests of:

(a)	the Company’s holding company; or

(b)	a shareholder or shareholders of the Company;

in either case, in the circumstances specified in the sub-Articles below, as the case may be:

19.3
The termination of any proceedings by any judgement, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

19.4
Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with this Article.

19.5
Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the Company in accordance with this Article and upon such other terms and conditions, if any, as the Company deems appropriate.

19.6
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

19.7
The Company may purchase and maintain insurance in relation to any person who is or was a director of the Company, or who at the request of the Company is or was serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under the foregoing Article.

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20	Company Seal and Entry into Contracts and Deeds

20.1
The directors shall provide for the safe custody of the common seal of the Company.  The common seal when affixed to any instrument (save for a share certificate in accordance with these Articles) shall be witnessed by a director or officer of the Company or any other person so authorised from time to time by the directors.

20.2	A contract may be entered into by the Company as follows:

(a)
a contract that, if entered into by an individual, would be required by law to be in writing and under seal, may be entered into by or on behalf of the Company in writing under the common seal of the Company, or executed by or on behalf of the Company by a director or an authorised agent of the Company, and may be varied or discharged in the same manner;

(b)
a contract that, if entered into by an individual, would be required by law to be in writing and signed, may be entered into by or on behalf of the Company in writing and signed by a person acting under the express or implied authority of the company, and may be varied or discharged in the same manner; and

(c)
a contract that, if entered into by an individual, would be valid although entered into orally, and not reduced to writing, may be entered into orally by or on behalf of the Company by a person acting under the express or implied authority of the Company, and may be varied or discharged in the same manner.

20.3	Notwithstanding the foregoing Article, an instrument is validly executed by the Company as a deed, or an instrument under seal, if it is either:

(a)
sealed with the common seal of the Company and witnessed by a director of the Company and/or such other person who is authorised by the Memorandum or Articles to witness the application of the Company’s seal; or

(b)
expressed to be, or is expressed to be executed as, or otherwise makes clear on its face that it is intended to be, a deed and it is signed by a director and/or by a person acting under the express or implied authority of the Company.

21	Distributions

21.1
Subject to the provisions of the Act, the directors of a Company may, by Resolution of Directors, authorise a distribution by the Company at a time, and of an amount, and to any members they think fit if they are satisfied, on reasonable grounds that, immediately after the distribution, the value of the Company's assets will exceed the Company's liabilities and the Company is able to pay its debts as they fall due.

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21.2	No distribution shall be paid on those shares which are held by the Company as treasury shares at the date of declaration of the distribution.

21.3
The directors may, before recommending any distribution, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at their discretion, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit.

21.4	If several persons are registered as joint holders of any share, any of them may give effectual receipt for any distribution or other monies payable on or in respect of the share.

21.5
Notice of any distribution that may have been declared shall be given to each member in manner hereinafter mentioned and all distributions unclaimed for three years after having been declared may be forfeited by the directors for the benefit of the Company.

21.6	No distribution shall bear interest against the Company.

22	Company Records

22.1	The Company shall keep records that:

(a)	are sufficient to show and explain the Company's transactions; and

(b)	will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

22.2	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)	minutes of all meetings and all resolutions of members and of classes of members; and

(b)	minutes of all meetings and all resolutions of directors and committees of directors.

Where any such records are kept at a place other than at the office of the Company’s registered agent, the Company shall provide the registered agent with a written record of the physical address of the place or places at which the records are kept.  Where the place at which any such records is changed, the Company shall provide the registered agent with the physical address of the new location of the records within fourteen days of the change of location.

22.3
The Company shall keep a register to be known as a register of directors containing the names and addresses of the persons who are directors of the Company, the date on which each person whose name is entered in the register was appointed as a director of the Company, the date on which each person named as a director ceased to be a director of the Company, and such other information as may be prescribed from time to time by law.

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22.4
The Company shall maintain an accurate and complete register of members showing the full names and addresses of all persons holding registered shares in the Company, the number of each class and series of registered shares held by such person, the date on which the name of each member was entered in the register of members and where applicable, the date such person ceased to hold any registered shares in the Company.

22.5	The Company shall keep the following at the office of its registered agent:

(a)	the Memorandum and Articles of the Company;

(b)	the register of members maintained in accordance with these Articles or a copy of the register of members;

(c)	the register of directors maintained in accordance with these Articles or a copy of the register of directors;

(d)	copies of all notices and other documents filed by the Company in the previous ten years;

(e)	a copy of the register of charges kept by the Company pursuant to Section 162(1) of the Act; and

(f)	an imprint of the common seal.

22.6	Where the Company keeps a copy of the register of members or the register of directors at the office of its registered agent, it shall:

(a)	within 15 days of any change in the register, notify the registered agent, in writing, of the change; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

(c)
Where the place at which the original register of members or the original register of directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

22.7	The records, documents and registers required by these Articles shall be open to the inspection of the directors at all times.

22.8
The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the records, documents and registers of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right to inspect any records, documents or registers of the Company except as conferred by the Act or authorised by a Resolution of Directors.

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23	Audit

23.1
The directors may by a Resolution of Directors call for the accounts of the Company to be examined by an auditor or auditors to be appointed by them at such remuneration as may from time to time be agreed.

23.2	The auditor may be a member of the Company but no director or officer shall be eligible during his continuance in office.

23.3
Every auditor of the Company shall have a right of access at all times to the books of accounts of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he thinks necessary for the performance of his duties.

23.4
The report of the auditor shall be annexed to the accounts upon which he reports, and the auditor shall be entitled to receive notice of, and to attend, any meeting at which the Company's audited profit and loss account and/or balance sheet is to be presented.

24	Notices

24.1
Any notice, information or written statement required to be given to members shall be served by mail (air-mail service if available) addressed to each member at the address shown in the share register.

24.2
All notices directed to be given to the members shall, with respect to any registered shares to which persons are jointly entitled, be given to whichever of such persons is named first in the share register, and notice so given shall be sufficient notice to all the holders of such shares.

24.3
Any notice, if served by post, shall be deemed to have been served within ten days of posting, and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed and mailed with the postage prepaid.

25	Continuation

The Company may, by a Resolution of Directors or by a Resolution of Members, continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

26	Winding Up

26.1
The Company may be voluntarily liquidated under Part XII of the Act if it has no liabilities and it is able to pay its debts as they become due.  A liquidator may, subject to the terms of the Act, be appointed by a Resolution of Directors or by a Resolution of Members.

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26.2
If the Company shall be wound up, the liquidator may, in accordance with a Resolution of Members, divide amongst the members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any such property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members.  The liquidator may vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributors as the liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

27	Business Combination

27.1
The following provisions 27.2 through 27.5 and Article 13.1(a) and (b) shall terminate upon the consummation of any "Business Combination," and may not be amended during the "Target Business Acquisition Period."  A "Business Combination" shall mean the acquisition by the Company, whether by merger, share capital exchange, asset or share acquisition or other similar type of transaction, of an operating business ("Target Business"). The "Target Business Acquisition Period" shall mean the period commencing from the effectiveness of the registration statement filed in connection with the initial public offering ("IPO") of the Company’s parent corporation, Alyst Acquisition Corporation, a Delaware corporation (“Alyst”) up to and including the first to occur of (a) a Business Combination; or (b) the Termination Date (defined below).

27.2
Prior to the consummation of any Business Combination, the Company shall submit such Business Combination to its shareholders for approval regardless of whether the Business Combination is of a type which normally would require such shareholder approval under the Act. In the event that a majority of the IPO Shares (defined below) cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Company shall be authorized to consummate the Business Combination; provided that the Company shall not consummate any Business Combination if the holders of 30% or more of the IPO Shares exercise their redemption rights described in Article 27.3 below.

27.3
In the event that a Business Combination is approved in accordance with the above Article 27.2 and is consummated by the Company, any shareholder of the Company holding Ordinary Shares in the IPO ("IPO Shares") who voted against the Business Combination may, contemporaneously with such vote, demand that the Company redeem his IPO Shares into cash. If so demanded, the Company shall, promptly after consummation of the Business Combination, redeem such shares into cash at a per share redemption price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined below), inclusive of any interest thereon, calculated as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares. "Trust Fund" shall mean the trust account established by Alyst at the consummation of Alyst's IPO and into which a certain amount of the net proceeds of the IPO are deposited.

27.4
In the event that the Company does not consummate a Business Combination by 29 June 2009 (the "Termination Date"), the officers of the Company shall take all such action necessary to liquidate and dissolve the Company as soon as reasonably practicable. In the event that the Company is so wound-up and subsequently liquidated, only the holders of IPO Shares shall be entitled to receive pro rata liquidating distributions and the Company shall pay no liquidating distributions with respect to any other shares of the Company.

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27.5
A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Company or in the event he demands redemption of his shares in accordance with Article 27.3 above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund.

We, Maples Finance BVI Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 17th day of April 2008.

Incorporator

(Sgd.) Clinton Hempel
_______________________
Clinton Hempel

Authorised Signatory
Maples Finance BVI Limited

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Annex F

DELAWARE GENERAL CORPORATION LAW

SECTION 262

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word ‘‘stockholder’’ means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words ‘‘stock’’ and ‘‘share’’ mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words ‘‘depository receipt’’ mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 25 1 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.  Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.  Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d.  Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

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(d) Appraisal rights shall be perfected as follows:

(1)  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)  If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

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(e)  Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)  At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)  After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

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(i)  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)  The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)  From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)  The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

4

Annex G

THE BRITISH VIRGIN ISLANDS BUSINESS COMPANIES ACT, 2004

SECTION 179

(1)  A member of a company is entitled to payment of the fair value of his shares upon dissenting from

(a)  a merger, if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares;

(b)  a consolidation, if the company is a constituent company;

(c)  any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company, if not made in the usual or regular course of the business carried on by the company, but not including

(i)  a disposition pursuant to an order of the Court having jurisdiction in the matter,

(ii)  a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interests within one year after the date of disposition, or

(iii)  a transfer pursuant to the power described in section 28(2);

(d)  a redemption of his shares by the company pursuant to section 176; and

(e)  an arrangement, if permitted by the Court.

(2)  A member who desires to exercise his entitlement under subsection (1) shall give to the company, before the meeting of members at which the action is submitted to a vote, or at the meeting but before the vote, written objection to the action; but an objection is not required from a member to whom the company did not give notice of the meeting in accordance with this Act or where the proposed action is authorised by written consent of members without a meeting.

(3)  An objection under subsection (2) shall include a statement that the member proposes to demand payment for his shares if the action is taken.

(4)  Within 20 days immediately following the date on which the vote of members authorising the action is taken, or the date on which written consent of members without a meeting is obtained, the company shall give written notice of the authorisation or consent to each member who gave written objection or from whom written objection was not required, except those members who voted for, or consented in writing to, the proposed action.

(5)  A member to whom the company was required to give notice who elects to dissent shall, within 20 days immediately following the date on which the notice referred to in subsection (4) is given, give to the company a written notice of his decision to elect to dissent, stating

(a)  his name and address;

(b)  the number and classes of shares in respect of which he dissents; and

(c)  a demand for payment of the fair value of his shares;

and a member who elects to dissent from a merger under section 172 shall give to the company a written notice of his decision to elect to dissent within 20 days immediately following the date on which the copy of the plan of merger or an outline thereof is given to him in accordance with section 172.

(6)  A member who dissents shall do so in respect of all shares that he holds in the company.

(7)  Upon the giving of a notice of election to dissent, the member to whom the notice relates ceases to have any of the rights of a member except the right to be paid the fair value of his shares.

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(8)  Within 7 days immediately following the date of the expiration of the period within which members may give their notices of election to dissent, or within 7 days immediately following the date on which the proposed action is put into effect, whichever is later, the company or, in the case of a merger or consolidation, the surviving company or the consolidated company shall make a written offer to each dissenting member to purchase his shares at a specified price that the company determines to be their fair value; and if, within 30 days immediately following the date on which the offer is made, the company making the offer and the dissenting member agree upon the price to be paid for his shares, the company shall pay to the member the amount in money upon the surrender of the certificates representing his shares.

(9)  If the company and a dissenting member fail, within the period of 30 days referred to in subsection (8), to agree on the price to be paid for the shares owned by the member, within 20 days immediately following the date on which the period of 30 days expires, the following shall apply:

(a)  the company and the dissenting member shall each designate an appraiser;

(b)  the two designated appraisers together shall designate an appraiser

(c)  the three appraisers shall fix the fair value of the shares owned by the dissenting member as of the close of business on the day prior to the date on which the vote of members authorising the action was taken or the date on which written consent of members without a meeting was obtained, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on the company and the dissenting member for all purposes; and

(d)  the company shall pay to the member the amount in money upon the surrender by him of the certificates representing his shares.

(10)  Shares acquired by the company pursuant to subsection (8) or (9) shall be cancelled but if the shares are shares of a surviving company, they shall be available for reissue.

(11)  The enforcement by a member of his entitlement under this section excludes the enforcement by the member of a right to which he might otherwise be entitled by virtue of his holding shares, except that this section does not exclude the right of the member to institute proceedings to obtain relief on the ground that the action is illegal.

(12)  Only subsections (1) and (8) to (11) shall apply in the case of a redemption of shares by a company pursuant to the provisions of section 176 and in such case the written offer to be made to the dissenting member pursuant to subsection (8) shall be made within 7 days immediately following the direction given to a company pursuant to section 176 to redeem its shares.

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Annex H

CHINA NETWORKS INTERNATIONAL HOLDINGS LTD.

2008 OMNIBUS SECURITIES AND INCENTIVE PLAN

CHINA NETWORKS INTERNATIONAL HOLDINGS LTD.

2008 OMNIBUS SECURITIES AND INCENTIVE PLAN

CHINA NETWORKS INTERNATIONAL HOLDINGS LTD.

2008 OMNIBUS SECURITIES AND INCENTIVE PLAN

Table of Contents (cont’d)

ii

CHINA NETWORKS INTERNATIONAL HOLDINGS LTD.

2008 OMNIBUS SECURITIES AND INCENTIVE PLAN

Table of Contents (cont’d)

		Page

Section 17.13	Severability of Provisions	20
Section 17.14	No Funding	20
Section 17.15	Headings	20
Section 17.16	Terms of Award Agreements	20

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CHINA NETWORKS INTERNATIONAL HOLDINGS LTD.

2008 OMNIBUS SECURITIES AND INCENTIVE PLAN

ARTICLE I
PURPOSE

The purpose of this China Networks International Holdings Ltd. 2008 Omnibus Securities and Incentive Plan (the “Plan”) is to benefit the shareholders of China Networks International Holdings Ltd., a BVI corporation (the “Company”), by assisting the Company to attract, retain and provide incentives to key management employees and nonemployee directors of, and non-employee consultants to, the Company and its Affiliates, and to align the interests of such employees, nonemployee directors and nonemployee consultants with those of the Company’s shareholders. Accordingly, the Plan provides for the granting of Distribution Equivalent Rights, Incentive Share Options, Non-Qualified Share Options, Performance Share Awards, Performance Unit Awards, Restricted Share Awards, Share Appreciation Rights, Tandem Share Appreciation Rights, Unrestricted Share Awards or any combination of the foregoing, as may be best suited to the circumstances of the particular Employee, Director or Consultant as provided herein.

ARTICLE II
DEFINITIONS

The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

“Affiliate” shall mean any corporation which, with respect to the Company, is a “parent corporation” within the meaning of Section 424(e) of the Code.

“Award” shall mean, individually or collectively, any Distribution Equivalent Right, Option, Performance Share Award, Performance Unit Award, Restricted Share Award, Share Appreciation Right or Unrestricted Share Award.

“Award Agreement” shall mean a written agreement between the Company and the Holder with respect to an Award, each of which shall constitute a part of the Plan.

“Board” shall mean the Board of Directors of the Company from time to time.

“Cause” shall mean (i) if the Holder is a party to an employment or similar agreement with the Company or an Affiliate which agreement defines “Cause” (or a similar term) therein, “Cause” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Cause” shall mean termination by the Company or an Affiliate of the employment (or other service relationship) of the Holder by reason of the Holder’s (A) intentional failure to perform reasonably assigned duties, (B) dishonesty or willful misconduct in the performance of the Holder’s duties, (C) involvement in a transaction which is materially adverse to the Company or an Affiliate, (D) breach of fiduciary duty involving personal profit, (E) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (F) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company or an Affiliate, or (G) material breach of any provision of the Plan or the Holder’s Award Agreement or any other written agreement between the Holder and the Company or an Affiliate, in each case as determined in good faith by the Board, the determination of which shall be final, conclusive and binding on all parties.

“Change of Control” shall mean (i) for a Holder who is a party to an employment or consulting agreement with the Company or an Affiliate which agreement defines “Change of Control” (or a similar term) therein, “Change of Control” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Change of Control” shall mean the satisfaction of any one or more of the following conditions (and the “Change of Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied):

(a) Any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, “Person”), other than the Company or an Affiliate or an employee benefit plan of the Company or an Affiliate, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;

(b) The closing of a merger, consolidation or other business combination (a “Business Combination”) other than a Business Combination in which holders of ordinary shares of the Company immediately prior to the Business Combination have substantially the same proportionate ownership of common share of the surviving corporation immediately after the Business Combination as immediately before;

(c) The closing of either (i) an agreement for the sale or disposition of all or substantially all of the Company’s assets to any entity that is not an Affiliate, or (ii) a plan of complete liquidation of the Company;

(d) The persons who were members of the Board immediately before a tender offer by any Person other than the Company or an Affiliate, or before a merger, consolidation or contested election, or before any combination of such transactions, cease to constitute a majority of the members of the Board as a result of such transaction or transactions; or

(e) Any other event which shall be deemed by a majority of the members of the Board to constitute a “Change of Control.”

“Code” shall mean the United States Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.

“Committee” shall mean a committee comprised of (i) at any time that the Ordinary Shares are not registered under Section 12 of the Exchange Act, the Compensation Committee of the Board, and (ii) at any time that the Ordinary Shares are registered under Section 12 of the Exchange Act, not less than three (3) members of the Board who are selected by the Board as provided in Section 4.1.

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“Company” shall mean China Networks International Holdings Ltd., a BVI corporation, and any successor thereto.

“Consultant” shall mean any non-Employee (individual or entity) advisor to the Company or an Affiliate who or which has contracted directly with the Company or an Affiliate to render bona fide consulting or advisory services thereto.

“Director” shall mean a member of the Board or a member of the board of directors of an Affiliate, in either case, who is not an Employee.

“Distribution Equivalent Right” shall mean an Award granted under Article XII of the Plan which entitles the Holder to receive bookkeeping credits, cash payments and/or Ordinary Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Ordinary Shares during the period the Holder held the Distribution Equivalent Right.

“Distribution Equivalent Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Distribution Equivalent Right Award.

“Effective Date” shall mean _____________ , 2008.

“Employee” shall mean any employee, including officers, of the Company or an Affiliate.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, as determined consistent with the applicable requirements of Sections 409A and 422 of the Code, as of any specified date, the closing sales price of the Ordinary Shares for such date (or, in the event that the Ordinary Shares are not traded on such date, on the immediately preceding trading date) on the Nasdaq Share Market or a domestic or foreign national securities exchange (including London’s Alternative Investment Market) on which the Ordinary Shares may be listed, as reported in The Wall Street Journal or The Financial Times.  If the Ordinary Shares are not listed on the Nasdaq Share Market or on a national securities exchange, but are quoted on the OTC Bulletin Board or by the National Quotation Bureau, the Fair Market Value of the Ordinary Shares shall be the mean of the bid and asked prices per Ordinary Share for such date.  If the Ordinary Shares are not quoted or listed as set forth above, Fair Market Value shall be determined by the Board in good faith by any fair and reasonable means (which means, with respect to a particular Award grant, may be set forth with greater specificity in the applicable Award Agreement).  The Fair Market Value of property other than Ordinary Shares shall be determined by the Board in good faith by any fair and reasonable means, and consistent with the applicable requirements of Sections 409A and 422 of the Code.

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“Family Member” shall mean any child, stepchild, grandchild, parent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant of the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.

“Holder” shall mean an Employee, Director or Consultant who has been granted an Award or any such individual’s beneficiary, estate or representative, to the extent applicable.

“Incentive Share Option” shall mean an Option which is intended by the Committee to constitute, and which does constitute, an “incentive stock option” under Section 422 of the Code.

“Non-Qualified Share Option” shall mean an Option which is not an Incentive Share Option.

“Option” shall mean an Award granted under Article VII of the Plan of an option to purchase Ordinary Shares and includes both Incentive Share Options and Non-Qualified Share Options.

“Option Agreement” shall mean a written agreement between the Company and a Holder with respect to an Option.

“Ordinary Shares” shall mean the ordinary shares, par value $0.0001 per share, of the Company.

“Performance Share Award” shall mean an Award granted under Article XI of the Plan under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) performance goals and/or objectives, Ordinary Shares are paid to the Holder.

“Performance Share Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Share Award.

“Performance Unit” shall mean a Unit awarded to a Holder pursuant to a Performance Unit Award.

“Performance Unit Award” shall mean an Award granted under Article X of the Plan under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) performance goals and/or objectives, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.

“Performance Unit Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Unit Award.

“Plan” shall mean this China Networks International Holdings Ltd. 2008 Omnibus Securities and Incentive Plan, as amended from time to time, together with each of the Award Agreements utilized hereunder.

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“Restricted Share Award” shall mean an Award granted under Article VIII of the Plan of Ordinary Shares, the transferability of which by the Holder shall be subject to Restrictions.

“Restricted Share Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Share Award.

“Restriction Period” shall mean the period of time for which Ordinary Shares subject to a Restricted Share Award shall be subject to Restrictions, as set forth in the applicable Restricted Share Award Agreement.

“Restrictions” shall mean forfeiture, transfer and/or other restrictions applicable to Ordinary Shares awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Share Award and set forth in a Restricted Share Award Agreement.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.

“Share Appreciation Right” shall mean an Award granted under Article XIII of the Plan of a right, granted alone or in connection with a related Option, to receive a payment on the date of exercise.

“Share Appreciation Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Share Appreciation Right.

“Tandem Share Appreciation Right” shall mean a Share Appreciation Right granted in connection with a related Option, the exercise of which shall result in termination of the otherwise entitlement to purchase some or all of the Ordinary Shares under the related Option, all as set forth in Section 13.2.

“Ten Percent Shareholder” shall mean an Employee who, at the time an Option is granted to him or her, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.

“Total and Permanent Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, all as described in Section 22(e)(3) of the Code.

“Units” shall mean bookkeeping units, each of which represents such monetary amount as shall be designated by the Committee in each Performance Unit Award Agreement.

“Unrestricted Share Award” shall mean an Award granted under Article IX of the Plan of Ordinary Shares which are not subject to Restrictions.

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“Unrestricted Share Award Agreement” shall mean a written agreement between the Company and a Holder with respect to an Unrestricted Share Award.

ARTICLE III
EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the Effective Date, provided that the Plan is approved by the shareholders of the Company within twelve (12) months of such date.

ARTICLE IV
ADMINISTRATION

Section 4.1  Composition of Committee.  The Plan shall be administered by the Committee, which shall be appointed by the Board. Notwithstanding the foregoing, however, at any time that the Ordinary Shares are registered under Section 12 of the Exchange Act, the Committee shall consist solely of three (3) or more Directors who are each (i) “outside directors” within the meaning of Section 162(m) of the Code (“Outside Directors”), (ii) “non-employee directors” within the meaning of Rule 16b-3, and (iii) “independent” for purposes of any applicable listing requirements (“Non-Employee Directors”); provided, however, that the Board or the Committee may delegate to a committee of one or more members of the Board who are not (x) Outside Directors, the authority to grant Awards to eligible persons who are not (A) then “covered employees” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such Award, or (B) persons with respect to whom the Company wishes to comply with the requirements of Section 162(m) of the Code, and/or (y) Non-Employee Directors, the authority to grant Awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award.

Section 4.2  Powers. Subject to the provisions of the Plan, the Committee shall have the sole authority, in its discretion, to make all determinations under the Plan, including but not limited to determining which Employees, Directors or Consultants shall receive an Award, the time or times when an Award shall be made (the date of grant of an Award shall be the date on which the Award is awarded by the Committee), what type of Award shall be granted, the term of an Award, the date or dates on which an Award vests (including acceleration of vesting), the form of any payment to be made pursuant to an Award, the terms and conditions of an Award, the Restrictions under a Restricted Share Award and the number of Ordinary Shares which may be issued under an Award, all as applicable. In making such determinations the Committee may take into account the nature of the services rendered by the respective Employees, Directors and Consultants, their present and potential contribution to the Company’s (or the Affiliate’s) success and such other factors as the Committee in its discretion shall deem relevant.

Section 4.3  Additional Powers.  The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Share Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive and binding on the Company and all Holders.

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Section 4.4  Committee Action.  In the absence of specific rules to the contrary, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting.  No member of the Committee shall have any liability for any good faith action, inaction or determination in connection with the Plan.

Section 4.5  Special Committee Action Regarding Applicable Law.  The Committee shall be authorized to adopt special rules and requirements under the Plan for compliance with applicable law, including but not limited to applicable Chinese law, as shall be set forth on Appendix A to the Plan and in the applicable Award Agreements.

ARTICLE V
SHARES SUBJECT TO PLAN AND LIMITATIONS THEREON

Section 5.1  Shares Grant and Award Limits.  The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XIV, the aggregate number of Ordinary Shares that may be issued under the Plan shall not exceed Two Million Five Hundred Thousand (2,500,000) Ordinary Shares.  Ordinary Shares shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its Holder terminate, any Ordinary Shares subject to such Award shall again be available for the grant of a new Award. Notwithstanding any provision in the Plan to the contrary, the maximum number of Ordinary Shares that may be subject to Awards of Options under Article VII and/or Share Appreciation Rights under Article XIII, in either or both cases granted to any one Employee during any calendar year, shall be _________ (____) Ordinary Shares (subject to adjustment in the same manner as provided in Article XIV with respect to Ordinary Shares subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which shall permit compensation generated in connection with the exercise of Options or Share Appreciation Rights to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, but not limited to, counting against such maximum number of Ordinary Shares, to the extent required under Section 162(m) of the Code, any Ordinary Shares subject to Options or Share Appreciation Rights that are canceled or repriced.

Section 5.2  Shares Offered.  The share to be offered pursuant to the grant of an Award may be authorized but unissued Ordinary Shares, Ordinary Shares purchased on the open market or Ordinary Shares previously issued and outstanding and reacquired by the Company.

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Section 5.3  Lock-Up Agreement.  Each Award Agreement which provides for the issuance of Ordinary Shares, including but not limited to the issuance of Ordinary Shares upon the exercise of an Option, shall provide for a lock-up covenant by the Holder, to be effective for a period not to exceed one year, upon the request of the Company or the Company’s principal underwriter in connection with an underwritten public offering of the Ordinary Shares.

ARTICLE VI
ELIGIBILITY FOR AWARDS; TERMINATION OF
EMPLOYMENT, DIRECTOR STATUS OR CONSULTANT STATUS

Section 6.1  Eligibility.  Awards made under the Plan may be granted solely to persons or entities who, at the time of grant, are Employees, Directors or Consultants. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include, a Non-Qualified Share Option, a Restricted Share Award, an Unrestricted Share Award, a Distribution Equivalent Right Award, a Performance Share Award, a Performance Unit Award, a Share Appreciation Right, a Tandem Share Appreciation Right, any combination thereof or, solely for Employees, an Incentive Share Option.

Section 6.2  Termination of Employment or Director Status.  Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.4, the following terms and conditions shall apply with respect to the termination of a Holder’s employment with, or status as a Director of, the Company or an Affiliate, as applicable, for any reason, including, without limitation, Total and Permanent Disability or death:

(a)  The Holder’s rights, if any, to exercise any then exercisable Non-Qualified Share Options and/or Share Appreciation Rights shall terminate:

(1)  If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, not more than ninety (90) days after the date of such termination of employment or after the date of such termination of Director status;

(2)  If such termination is on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such termination of employment or Director status; or

(3)  If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.

Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Non-Qualified Share Options and Share Appreciation Rights.

(b) The Holder’s rights, if any, to exercise any then exercisable Incentive Share Option shall terminate:

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(1)  If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, not more than three (3) months after the date of such termination of employment;

(2)  If such termination is on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such termination of employment; or

(3)  If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.

Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Incentive Share Options.

(c)  If a Holder’s employment with, or status as a Director of, the Company or an Affiliate, as applicable, terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the restrictions, terms and conditions applicable to an Award of Restricted Shares, such Restricted Shares shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Shares. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such termination of employment or Director status, that all or a portion of any such Holder’s Restricted Shares shall not be so canceled and forfeited.

Section 6.3  Termination of Consultant Status. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.4, the following terms and conditions shall apply with respect to the termination of a Holder’s status as a Consultant, for any reason:

(a)  The Holder’s rights, if any, to exercise any then exercisable Non-Qualified Share Options and Share Appreciation Rights shall terminate:

(1)  If such termination is for a reason other than the Holder’s death, not more than ninety (90) days after the date of such termination; or

(2)  If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.

(b)  If the status of a Holder as a Consultant terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the Restrictions, terms and conditions applicable to an Award of Restricted Shares, such Restricted Shares shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Shares. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such termination of such a Holder’s status as a Consultant, that all or a portion of any such Holder’s Restricted Shares shall not be so canceled and forfeited.

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Section 6.4  Special Termination Rule. Except to the extent inconsistent with the terms of the applicable Award Agreement, and notwithstanding anything to the contrary contained in this Article VI, if a Holder’s employment with, or status as a Director of, the Company or an Affiliate shall terminate, if, within ninety (90) days of such termination, such Holder shall become a Consultant, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been a Consultant for the entire period during which such Award or portion thereof had been outstanding. Should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her employment or Director status had terminated until such time as his or her Consultant status shall terminate, in which case his or her Award, as it may have been reduced in connection with the Holder’s becoming a Consultant, shall be treated pursuant to the provisions of Section 6.3; provided, however, that any such Award which is intended to be an Incentive Share Option shall, upon the Holder’s no longer being an Employee, automatically convert to a Non-Qualified Share Option.  Should a Holder’s status as a Consultant terminate, if, within ninety (90) days of such termination, such Holder shall become an Employee or a Director, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been an Employee or a Director, as applicable, for the entire period during which such Award or portion thereof had been outstanding, and, should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her Consultant status had terminated until such time as his or her employment with the Company or an Affiliate, or his or her Director status, as applicable, shall terminate, in which case his or her Award shall be treated pursuant to the provisions of Section 6.2.

Section 6.5  Termination for Cause.  Notwithstanding anything in this Article VI or elsewhere in the Plan to the contrary, and unless a Holder’s Award Agreement specifically provides otherwise, should a Holder’s employment, Director status or engagement as a Consultant with or for the Company or an Affiliate be terminated by the Company or Affiliate for Cause, all of such Holder’s then outstanding Awards shall expire immediately and be forfeited in their entirety upon such termination.

ARTICLE VII
OPTIONS

Section 7.1  Option Period.  The term of each Option shall be as specified in the Option Agreement; provided, however, that except as set forth in Section 7.3, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant.

Section 7.2  Limitations on Exercise of Option.  An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.

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Section 7.3  Special Limitations on Incentive Share Options.  To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Share Option is granted) of Ordinary Shares with respect to which Incentive Share Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Share Options exceeds One Hundred Thousand Dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), the portion of such Incentive Share Options that exceeds such threshold shall be treated as Non-Qualified Share Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Options, which were intended by the Committee to be Incentive Share Options when granted to the Holder, will not constitute Incentive Share Options because of such limitation, and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Share Option shall be granted to an Employee if, at the time the Option is granted, such Employee is a Ten Percent Shareholder, unless (i) at the time such Incentive Share Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Ordinary Shares subject to the Option, and (ii) such Incentive Share Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.  No Incentive Share Option shall be granted more than ten (10) years from the date on which the Plan is approved by the Company’s shareholders.  The designation by the Committee of an Option as an Incentive Share Option shall not guarantee the Holder that the Option will satisfy the applicable requirements for “incentive stock option” status under Section 422 of the Code.

Section 7.4  Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions intended to qualify an Option as an Incentive Share Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of Ordinary Shares that have been owned by the Holder for at least six (6) months (plus cash if necessary) and having a Fair Market Value equal to such Option price. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2, 6.3 and 6.4, as applicable, specify the effect of termination of employment, Director status or Consultant status on the exercisability of the Option. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the Ordinary Shares to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the Option price, (ii) the delivery of the Ordinary Shares from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company.  Each Option Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2, 6.3 and 6.4, as applicable, specify the effect of the termination of the Holder’s employment with the Company or an Affiliate, Director status or Consultant status on the exercisability of the Option.  An Option Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Options, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional “gross-up” payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a payment upon a “change of control” of the Company resulting from the operation of the Plan or of such Option Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

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Section 7.5  Option Price and Payment.  The price at which an Ordinary Share may be purchased upon exercise of an Option shall be determined by the Committee; provided, however, that such Option price (i) shall not be less than the Fair Market Value of an Ordinary Share on the date such Option is granted, and (ii) shall be subject to adjustment as provided in Article XIV. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee as set forth in the applicable Option Agreement. Separate share certificates shall be issued by the Company for those Ordinary Shares acquired pursuant to the exercise of an Incentive Share Option and for those Ordinary Shares acquired pursuant to the exercise of a Non-Qualified Share Option.

Section 7.6  Shareholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a shareholder of the Company solely with respect to such Ordinary Shares as have been purchased under the Option and for which certificates of share have been registered in the Holder’s name.

Section 7.7  Options and Rights in Substitution for Share Options Granted by Other Corporations.  Options may be granted under the Plan from time to time in substitution for share options held by individuals employed by entities who become Employees as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of share of the employing entity with the result that such employing entity becomes an Affiliate.

ARTICLE VIII
RESTRICTED SHARE AWARDS

Section 8.1  Restriction Period to be Established by Committee.  At the time a Restricted Share Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Share Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Share Award shall not be changed except as permitted by Section 8.2.

Section 8.2  Other Terms and Conditions.  Ordinary Shares awarded pursuant to a Restricted Share Award shall be represented by a share certificate registered in the name of the Holder of such Restricted Share Award. If provided for under the Restricted Share Award Agreement, the Holder shall have the right to vote Ordinary Shares subject thereto and to enjoy all other shareholder rights, including the entitlement to receive dividends on the Ordinary Shares during the Restriction Period, except that (i) the Holder shall not be entitled to delivery of the share certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the share certificate during the Restriction Period (with a share power endorsed by the Holder in blank), (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Ordinary Shares during the Restriction Period and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Share Award Agreement shall cause a forfeiture of the Restricted Share Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Share Awards, including, but not limited to, rules pertaining to the effect of termination of employment, Director status or Consultant status prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Sections 6.2, 6.3 and 6.4, as applicable, be set forth in a Restricted Share Award Agreement made in conjunction with the Award. Such Restricted Share Award Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Awards, including but not limited to accelerated vesting upon the occurrence of a “change of control” of the Company, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional “gross-up” payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a payment made in connection with a “change of control” of the Company resulting from the operation of the Plan or of such Restricted Share Award Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Share Agreements need not be identical.  All Ordinary Shares delivered to a Holder as part of a Restricted Share Award shall be delivered and reported by the Company or the Affiliate, as applicable, to the Holder by no later than two and one-half (2-1/2) months after the end of the calendar year in which the Holder’s entitlement to such Ordinary Shares becomes vested.

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Section 8.3  Payment for Restricted Shares.  The Committee shall determine the amount and form of any payment from a Holder for Ordinary Shares received pursuant to a Restricted Share Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Ordinary Shares received pursuant to a Restricted Share Award, except to the extent otherwise required by law.

Section 8.4  Restricted Share Award Agreements. At the time any Award is made under this Article VIII, the Company and the Holder shall enter into a Restricted Share Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

ARTICLE IX
UNRESTRICTED SHARE AWARDS

Pursuant to the terms of the applicable Unrestricted Share Award Agreement, a Holder may be awarded (or sold at a discount) Ordinary Shares which are not subject to Restrictions, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.

ARTICLE X
PERFORMANCE UNIT AWARDS

Section 10.1  Terms and Conditions.  The Committee shall set forth in the applicable Performance Unit Award Agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to payment pursuant to Section 10.2, the number of Units awarded to the Holder and the dollar value assigned to each such Unit.

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Section 10.2  Payments.  The Holder of a Performance Unit shall be entitled to receive a cash payment equal to the dollar value assigned to such Unit under the applicable Performance Unit Award Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Performance Unit Award Agreement) the performance goals and objectives set forth in such Performance Unit Award Agreement.

ARTICLE XI
PERFORMANCE SHARE AWARDS

Section 11.1  Terms and Conditions.  The Committee shall set forth in the applicable Performance Share Award Agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to the receipt of Ordinary Shares pursuant to such Holder’s Performance Share Award and the number of Ordinary Shares subject to such Performance Share Award.

Section 11.2  Shareholder Rights and Privileges.  The Holder of a Performance Share Award shall have no rights as a shareholder of the Company until such time, if any, as the Holder actually receives Ordinary Shares pursuant to the Performance Share Award.

ARTICLE XII
DISTRIBUTION EQUIVALENT RIGHTS

Section 12.1  Terms and Conditions.  The Committee shall set forth in the applicable Distribution Equivalent Rights Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional Ordinary Shares or is to be entitled to choose among such alternatives. Distribution Equivalent Rights Awards may be settled in cash or in Ordinary Shares, as set forth in the applicable Distribution Equivalent Rights Award Agreement. A Distribution Equivalent Rights Award may, but need not be, awarded in tandem with another Award, whereby, if so awarded, such Distribution Equivalent Rights Award shall expire, terminate or be forfeited by the Holder, as applicable, under the same conditions as under such other Award.

Section 12.2  Interest Equivalents.  The Distribution Equivalent Rights Award Agreement for a Distribution Equivalent Rights Award may provide for the crediting of interest on a Distribution Rights Award to be settled in cash at a future date, at a rate set forth in the applicable Distribution Equivalent Rights Award Agreement, on the amount of cash payable thereunder.

ARTICLE XIII
SHARE APPRECIATION RIGHTS

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Section 13.1  Terms and Conditions.  The Committee shall set forth in the applicable Share Appreciation Right Award Agreement the terms and conditions of the Share Appreciation Right, including (i) the base value (the “Base Value”) for the Share Appreciation Right, which for purposes of a Share Appreciation Right which is not a Tandem Share Appreciation Right, shall be not less than the Fair Market Value of an Ordinary Share on the date of grant of the Share Appreciation Right, (ii) the number of Ordinary Shares subject to the Share Appreciation Right, (iii) the period during which the Share Appreciation Right may be exercised; provided, however, that no Share Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant, and (iv) any other special rules and/or requirements which the Committee imposes upon the Share Appreciation Right. Upon the exercise of some or all of the portion of a Share Appreciation Right, the Holder shall receive a payment from the Company, in cash or in the form of Ordinary Shares having an equivalent Fair Market Value or in a combination of both, as determined in the sole discretion of the Committee, equal to the product of:

(a)  The excess of (i) the Fair Market Value of an Ordinary Share on the date of exercise, over (ii) the Base Value, multiplied by;

(b)  The number of Ordinary Shares with respect to which the Share Appreciation Right is exercised.

Section 13.2 Tandem Share Appreciation Rights. If the Committee grants a Share Appreciation Right which is intended to be a Tandem Share Appreciation Right, the Tandem Share Appreciation Right must be granted at the same time as the related Option, and the following special rules shall apply:

(a)  The Base Value shall be equal to or greater than the exercise price under the related Option;

(b)  The Tandem Share Appreciation Right may be exercised for all or part of the Ordinary Shares which are subject to the related Option, but solely upon the surrender by the Holder of the Holder’s right to exercise the equivalent portion of the related Option (and when an Ordinary Share is purchased under the related Option, an equivalent portion of the related Tandem Share Appreciation Right shall be cancelled);

(c)  The Tandem Share Appreciation Right shall expire no later than the date of the expiration of the related Option;

(d)  The value of the payment with respect to the Tandem Share Appreciation Right may be no more than one hundred percent (100%) of the difference between the exercise price under the related Option and the Fair Market Value of the Ordinary Shares subject to the related Option at the time the Tandem Share Appreciation Right is exercised, multiplied by the number of Ordinary Shares with respect to which the Tandem Share Appreciation Right is exercised; and

(e)  The Tandem Share Appreciation Right may be exercised solely when the Fair Market Value of the Ordinary Shares subject to the related Option exceeds the exercise price under the related Option.

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ARTICLE XIV
RECAPITALIZATION OR REORGANIZATION

Section 14.1  Adjustments to Ordinary Shares.  The shares with respect to which Awards may be granted under the Plan are Ordinary Shares as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of an Award theretofore granted, the Company shall effect a subdivision or consolidation of the Ordinary Shares or the payment of a share dividend on Ordinary Shares without receipt of consideration by the Company, the number of Ordinary Shares with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding Ordinary Shares, shall be proportionately increased, and the purchase price per Ordinary Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Ordinary Shares, shall be proportionately reduced, and the purchase price per Ordinary Share shall be proportionately increased. Notwithstanding the foregoing or any other provision of this Article XIV, any such adjustment made with respect to an Award which is an Incentive Share Option shall comply with the requirements of Section 424(a) of the Code, and in no event shall any such adjustment be made which would render any Incentive Share Option granted under the Plan to be other than an “incentive stock option” for purposes of Section 422 of the Code.

Section 14.2  Recapitalization.  If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of Ordinary Shares then covered by such Award, the number and class of shares and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of Ordinary Shares then covered by such Award.

Section 14.3  Other Events.  In the event of changes to the outstanding Ordinary Shares by reason of recapitalization, reorganization, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article XIV, any outstanding Awards and any Award Agreements evidencing such Awards shall be adjusted by the Board in its discretion as to the number and price of Ordinary Shares or other consideration subject to such Awards. In the event of any such change to the outstanding Ordinary Shares, the aggregate number of Ordinary Shares available under the Plan may be appropriately adjusted by the Board, the determination of which shall be conclusive.

Section 14.4  Powers Not Affected.  The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Ordinary Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

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Section 14.5  No Adjustment for Certain Awards.  Except as hereinabove expressly provided, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of Ordinary Shares subject to Awards theretofore granted or the purchase price per share, if applicable.

ARTICLE XV
AMENDMENT AND TERMINATION OF PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a Holder with respect to any Award theretofore granted without the consent of the Holder. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that no change in any Award theretofore granted may be made which would materially and adversely impair the rights of a Holder with respect to such Award without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code).

ARTICLE XVI
SPECIAL RULES

Section 16.1  Right of First Refusal. Solely during such time that the Ordinary Shares are not publicly traded, no Holder (or beneficiary of a Holder including but not limited to the Holder’s estate) may sell or otherwise transfer (except for inter vivos transfers to Family Members) any Ordinary Shares obtained thereby pursuant to an Award without first (a) providing the Company with a written offer to sell the Ordinary Shares to the Company on the same terms as were offered to the Holder (or the Holder’s beneficiary) by a bona fide third party (a copy of which third party offer shall be attached to the Holder’s or beneficiary’s offer to sell such Ordinary Shares to the Company) for a sales price and with other terms and conditions, in each case equal to those stated in the third party’s purchase offer, and (b) waiting thirty (30) days from the date of the Company’s receipt of such offer. If the Company shall accept the Holder’s or beneficiary’s offer in writing within said thirty (30) day period, the Holder or beneficiary and the Company shall promptly effect such transaction. If the Company does not provide a written acceptance of the Holder’s or beneficiary’s offer within said thirty (30) day period, the Holder or beneficiary shall be entitled to accept such third party’s offer and effect such transaction.

Section 16.2  Call Option. Solely during such time that the Ordinary Shares are not publicly traded, upon the termination of (a) an Employee’s employment with the Company or an Affiliate, (b) a Director’s membership on the Board or on the board of directors of an Affiliate or (c) a Consultant’s consulting or advisory engagement by the Company or Affiliate, the Company shall have the right to purchase from such individual or from such individual’s estate, for a period of 90 days following the date of such termination, any Ordinary Shares obtained thereby pursuant to the exercise of a Share Option hereunder for a purchase price equal to the Fair Market Value of such Ordinary Shares as of the date on which the Company provides written notice of its intent to exercise its call option hereunder to such individual or to such individual’s estate; provided, however, that notwithstanding the foregoing, should the individual’s employment, Board membership or consulting or advisory engagement be terminated by the Company for Cause, in lieu of Fair Market Value, the purchase price shall equal the amount paid, if any, by such individual, to obtain such Ordinary Shares.

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ARTICLE XVII
MISCELLANEOUS

Section 17.1  No Right to Award.  Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

Section 17.2  No Rights Conferred.  Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with any right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director’s membership on the Board, (iv) interfere in any way with any right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with any right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.

Section 17.3  Other Laws; Withholding.  The Company shall not be obligated to issue any Ordinary Shares pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and under such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel of the Company, if there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such Ordinary Shares. No fractional Ordinary Shares shall be delivered, nor shall any cash in lieu of fractional Ordinary Shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of Ordinary Shares, no Ordinary Shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender, Ordinary Shares (including Ordinary Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

Section 17.4  No Restriction on Corporate Action.  Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

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Section 17.5  Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) except for an Incentive Share Option, by gift to any Family Member of the Holder. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder’s guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 17.3 hereof.

Section 17.6  Beneficiary Designations.  Each Holder may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Holder’s death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Holder in writing with the Company during the Holder’s lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder’s beneficiary shall be the Holder’s estate.

Section 17.7  Rule 16b-3.  It is intended that, at any time when the Ordinary Shares are registered under Section 12 of the Exchange Act, the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.

Section 17.8  Section 162(m).  It is intended that, at any time when the Ordinary Shares are registered under Section 12 of the Exchange Act, the Plan shall comply fully with and meet all the requirements of Section 162(m) of the Code so that Awards hereunder which are made to Holders who are “covered employees” (as defined in Section 162(m) of the Code) shall constitute “performance-based” compensation within the meaning of Section 162(m) of the Code. The performance criteria to be utilized under the Plan for such purposes shall consist of objective tests based on one or more of the following: earnings or earnings per share, cash flow, customer satisfaction, revenues, financial return ratios (such as return on equity and/or return on assets), market performance, shareholder return and/or value, operating profits, EBITDA, net profits, profit returns and margins, share price, credit quality, sales growth, market share, comparisons to peer companies (on a company-wide or divisional basis), working capital and/or individual or aggregate employee performance. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m).

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Section 17.9  Section 409A.  Notwithstanding any other provision of the Plan, the Committee shall have no authority to issue an Award under the Plan with terms and/or conditions which would cause such Award to constitute non-qualified “deferred compensation” under Section 409A of the Code.  Accordingly, by way of example but not limitation, no Option shall be granted under the Plan with a per share Option exercise price which is less than the Fair Market Value of an Ordinary Share on the date of grant of the Option.  Notwithstanding anything herein to the contrary, no Award Agreement shall provide for any deferral feature with respect to an Award which constitutes a deferral of compensation under Section 409A of the Code.  The Plan and all Award Agreements are intended to comply with the requirements of Section 409A of the Code and shall be so interpreted and construed.

Section 17.10  Other Plans.  No Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received.

Section 17.11  Limits of Liability.  Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. None of the Company, any member of the Board nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

Section 17.12  Governing Law.  Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

Section 17.13  Severability of Provisions.  If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

Section 17.14  No Funding.  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award.

Section 17.15  Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

Section 17.16  Terms of Award Agreements. Each Award shall be evidenced by an Award Agreement, which Award Agreement, if it provides for the issuance of Ordinary Shares, shall require the Holder to enter into and be bound by the terms of the Company’s Shareholders’ Agreement, if any.  The terms of the Award Agreements utilized under the Plan need not be the same.

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Appendix A

[Applicable Law Appendix]

1.	Regulations on the Foreign Exchange System of The People’s Republic of China, issued by the State Council in 2008.

2.	Measures for Administration of Individual Foreign Exchange, issued by the People’s Bank of China in 2006.

3.	Detailed Rules of the Measures for Administration of Individual Foreign Exchange, issued by the State Administration of Foreign Exchange (SAFE), in 2007.

4.
Notice of the State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration for Domestic Residents to Engage in Financing and in Return Investment via Overseas Special Purpose Companies (Circular 75) and its Operation Rules (Circular 106) issued by the SAFE in 2005 and 2007.

5.
Operating Rules on the Foreign Exchange Administration of the Involvement of Domestic Individuals in the Employee Stock Ownership Plans and Share Option Schemes of Overseas Listed Companies (Circular 78), issued by the SAFE in 2007.

6.	Other applicable regulations which issued or will be issued by the PRC government authorities within the Term of this Plan.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 132 of the BVI Business Companies Act, 2004 (as amended) (‘‘BCA’’) generally provides for indemnification and permits a company to obtain insurance. The Amended and Restated Memorandum and Articles of Association of the Registrant follows the BCA. The Registrant intends to obtain director and officer insurance at the consummation of the Business Combination and Redomestication Merger.

The following is a statement of Section 132 of the BCA:

Indemnification.

(1)           Subject to subsection (2) and its memorandum or articles, a company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

(a)           is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the company; or

(b)           is or was, at the request of the company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

(2)           Subsection (1) does not apply to a person referred to in that subsection unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

(2A)        For the purposes of subsection (2), a director acts in the best interests of the company if he acts in the best interests of:

(a)           the company’s holding company; or

(b)           a shareholder or shareholders of the company;

in either case, in the circumstances specified in section 120(2), (3) or (4), as the case maybe;

(3)           The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

(3A)       Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the company in accordance with subsection (1).

(3B)        Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the company in accordance with subsection (1) and upon such other terms and conditions, if any, as the company deems appropriate.

(3C)        The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the company.

(4)           If a person referred to in subsection (1) has been successful in defense of any proceedings referred to in subsection (1), the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

(5)           A company shall not indemnify a person in breach of subsection (2) and, any indemnity given in breach of that section is void and of no effect.

The following is a statement of Section 133 of the BCA:

Insurance.

A company may purchase and maintain insurance in relation to any person, who is or was a director of the company, or who at the request of the company is or was serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability under section 132.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)Exhibits

Exhibit Number	Description of Exhibit

2.1*
Agreement and Plan of Merger, dated as of August 13, 2008, by and among Alyst Acquisition Corp., China Networks Media, Ltd., MediaInv Ltd., Li Shuangqing,  Kerry Propper, China Networks International Holdings Ltd. and China Networks Merger Co., Ltd
Attached as Annex A to the joint proxy statement/prospectus, which is part of this registration statement on Form S-4.

2.2*
Amendment No. 1 to the Merger Agreement , dated as of January 28, 2009, by and among Alyst Acquisition Corp., China Networks Media, Ltd., MediaInv Ltd., Li Shuangqing, Kerry Propper, China Networks International Holdings Ltd. and China Networks Merger Co., Ltd
Attached as Annex B to the joint proxy statement/prospectus, which is part of this registration statement on Form S-4.

2.3*	List of Omitted Schedules and Exhibits to Merger Agreement

2.4*	Amendment No. 2 to the Merger Agreement, dated as of February 2009, by and among Alyst Acquisition Corp., China Networks Media Limited, Media Inv Ltd., and Kerry Propper	Attached as Annex C to the joint proxy statement/prospectus, which is part of this registration statement on Form S-4

3.1*	Form of Amended and Restated Memorandum of Association	Attached as Annex D to the joint proxy statement/prospectus, which is part of this registration statement on Form S-4.

3.2*	Form of Amended and Restated Articles of Association	Attached as Annex E to the joint proxy statement/prospectus, which is part of this registration statement on Form S-4.

4.1*	Specimen Unit Certificate

4.2*	Specimen Ordinary Share Certificate

4.3***	Form of Unit Purchase Option

4.4*	Form of Warrant

4.5***	Form of Warrant Agreement

5.1*	Opinion of Maples & Calder

5.2*	Opinion of McDermott Will & Emery LLP

Exhibit Number	Description of Exhibit

8.1*	Opinion of McDermott Will & Emery LLP

10.1*	Form of Service Agreement between Advertising Networks Limited and Li Shuangqing

10.2*	Purchase Agreement, dated as of July 21, 2008, by and among China Networks Media and the investors listed on the Schedule of Investors attached thereto as Schedule I

10.3*	Registration Rights Agreement, dated July 21, 2008, by and among China Networks Media and the investors listed on Schedule A attached thereto

10.4*	Share Pledge Agreement, dated as of July 21, 2008, by Kerry Propper and MediaInv Ltd. in favor of the persons and entities listed on the Schedule of Investors attached thereto as Schedule III

10.5	[Reserved]

10.6*	Escrow Agreement, dated June 19, 2008, between the Alyst Acquisition Corp., Chardan Capital Markets, LLC, Grushko & Mittman and the subscribers to China Networks Media’s Bridge Loan

10.7*	Form of China Networks Media Bridge Loan Promissory Note

10.8*	Collateral Agent Agreement, dated July 21, 2008, by and between China Networks Media, Collateral Agents, LLC, the Investors listed on Schedule A thereto, Kerry Propper and Clive Ng.

10.9*	Framework Agreement between Advertising Networks Limited and China Yellow River Television Station, dated January 26, 2008 (1)

10.10*	Supplementary Agreement between China Yellow River Television Station and Advertising Networks Limited, dated May 22, 2008

10.11*	Exclusive Services Agreement between Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd and Taiyuan Advertising Networks Advertising Co., Ltd, dated July 17, 2008 (1)

Exhibit Number	Description of Exhibit

10.12*	Exclusive Cooperation Agreement between China Yellow River Television Station and Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd., dated July 17, 2008

10.13*	Asset Transfer Agreement between China Yellow River Television Station and Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd., dated July 17, 2008 (1)

10.14*	Equity Joint Venture Contract between China Yellow River Television Station and Advertising Networks Limited, dated May 23, 2008 (1)

10.15*	Framework Agreement between Advertising Networks Limited and Kunming Television Station, dated February 23, 2008 (1)

10.16*	Supplementary Agreement between Kunming Television Station and Advertising Networks Limited, dated May 23, 2008

10.17*	Exclusive Services Agreement between Kunming Taishi Information Cartoon Co., Ltd. and Kunming Kaishi Advertising Co., Ltd., dated August 6, 2008 (1)

10.18*	Exclusive Cooperation Agreement between Kunming Television Station and Kunming Taishi Information Cartoon Co., Ltd., dated August 6, 2008

10.19*	Asset Transfer Agreement between Kunming Television Station and Kunming Taishi Information Cartoon Co., Ltd., dated August 11, 2008 (1)

10.20*	Equity Joint Venture Contract between Kunming Television Station and Advertising Networks Limited, dated May 14, 2008 (1)

10.21*	Trustee Arrangement Letter, by and between China Networks Media Limited and Li Shuangqing, dated May 1, 2008

10.22*	Trustee Arrangement Letter, by and between China Networks Media Limited and Guan Yong, dated May 1, 2008

10.23*	Amended Loan Agreement by and between Advertising Networks Limited, Li Shuangqing and Guan Yong, dated October 7, 2008

10.24*	Amended Share Pledge Agreement between Advertising Networks Technology Consulting (Beijing) Co., Ltd., Li Shuangqing and Guan Yong, dated October 7, 2008

10.25*	Share Purchase Option Agreement between Advertising Networks Limited, Li Shuangqing, Guan Yong and Beijing Guanwang Hetong Advertising & Media Co., Ltd., dated October 7, 2008

Exhibit Number	Description of Exhibit

10.26*	Form of Employment Agreement between China Networks Media Ltd. and Michael Weksel

10.27*	Form of 2008 Omnibus Securities and Incentive Plan	Attached as Annex H to the joint proxy statement/prospectus, which is part of this registration statement on Form S-4.

10.28***	Letter Agreement among the Registrant, Jesup & Lamont Securities Corporation and Michael E. Weksel.

10.29***	Letter Agreement among the Registrant, Jesup & Lamont Securities Corporation and Robert H. Davies.

10.30***	Letter Agreement among the Registrant, Jesup & Lamont Securities Corporation and William E. Weksel.

10.31***	Letter Agreement among the Registrant, Jesup & Lamont Securities Corporation and Robert A. Schriesheim.

10.32***	Letter Agreement among the Registrant, Jesup & Lamont Securities Corporation and Paul Levy.

10.33***	Letter Agreement among the Registrant, Jesup & Lamont Securities Corporation and Matthew Botwin.

10.34***	Letter Agreement among the Registrant, Jesup & Lamont Securities Corporation and Ira Hollenberg IRA.

10.35***	Letter Agreement among the Registrant, Jesup & Lamont Securities Corporation and Leon Silverman Trust Fund.

10.36***	Letter Agreement among the Registrant, Jesup & Lamont Securities Corporation and Norbert W. Strauss.

10.37***	Letter Agreement among the Registrant, Jesup & Lamont Securities Corporation and David Strauss.

10.38***	Letter Agreement among the Registrant, Jesup & Lamont Securities Corporation and Jonathan Strauss.

10.39***	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.

10.40***	Form of Warrant Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Warrant Purchasers.

10.41***	Promissory Note issued to each of Dr. William Weksel, Robert A. Schriesheim, Robert H. Davies and Michael E. Weksel.

10.42***	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.

10.43***
Form of Subscription Agreements among the Registrant, Graubard Miller and each of Dr. William Weksel, Robert A. Schriesheim, Robert H. Davies, Michael E. Weksel, Paul Levy, Ira Hollenberg IRA, Leon Silverman Trust Fund, Norbert W. Strauss, David Strauss and Jonathan Strauss.

10.44*	Exclusive Services Agreement between Beijing Guangwang Hetong Advertising & Media co., Ltd and Advertising Networks Technology Consulting (WFOE) Co., Ltd., dated May 1, 2008

23.1	Consent of Marcum & Kliegman LLP

23.2	Consent of UHY Vocation HK CPA Limited

23.3	Consent of UHY LLP

23.4*	Consent of McDermott Will & Emery LLP (included in Exhibit 5.2 and Exhibit 8.1)

23.5*	Consent of Maples & Calder (included in Exhibit 5.1)

99.1*	Consent of Kerry Propper

99.2*	Consent of Li Shuangqing

99.3*	Proxy For Special Meeting of Stockholders

99.4	[Reserved]

99.5*	Consent of J.P. Huang

99.6*	Consent of May Huang

99.7*	Consent of George Kaufman

99.8*	Consent of Donald Quinby

*	Previously filed.
**	To be filed by amendment.
***	Incorporated by reference to the Alyst Acquisition Corp.'s Registration Statement on Form S-1 (SEC File No. 333-138699).
(1)	Confidential treatment requested as to portions of this agreement.

(b) Financial Statement Schedules
None.

ITEM 22. UNDERTAKINGS

(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b) (3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall, be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration; statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the  29th day of May, 2009.

CHINA NETWORKS INTERNATIONAL HOLDINGS, LTD.

By:	/s/ Michael E. Weksel
Name: Michael E. Weksel
Title: Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Michael E. Weksel	Chief Executive Officer and Chairman	May 29 , 2009
Michael E. Weksel	(Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer and Authorized U.S. Representative)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1*
Agreement and Plan of Merger, dated as of August 13, 2008, by and among Alyst Acquisition Corp., China Networks Media, Ltd., MediaInv Ltd., Li Shuangqing, Kerry Propper, China Networks International Holdings Ltd. and China Networks Merger Co., Ltd
Attached as Annex A to the joint proxy statement/prospectus, which is part of this registration statement on Form S-4.

2.2*
Amendment No. 1 to the Merger Agreement , dated as of January 28, 2009, by and among Alyst Acquisition Corp., China Networks Media, Ltd., MediaInv Ltd., Li Shuangqing, Kerry Propper, China Networks International Holdings Ltd. and China Networks Merger Co., Ltd
Attached as Annex B to the joint proxy statement/prospectus, which is part of this registration statement on Form S-4.

2.3*	List of Omitted Schedules and Exhibits to Merger Agreement

2.4*	Amendment No. 2 to the Merger Agreement, dated as of February 2009, by and among Alyst Acquisition Corp., China Networks Media Limited, Media Inv Ltd., and Kerry Propper	Attached as Annex C to the joint proxy statement/prospectus, which is part of this registration statement on Form S-4

3.1*	Form of Amended and Restated Memorandum of Association	Attached as Annex D to the joint proxy statement/prospectus, which is part of this registration statement on Form S-4.

3.2*	Form of Amended and Restated Articles of Association	Attached as Annex E to the joint proxy statement/prospectus, which is part of this registration statement on Form S-4.

4.1*	Specimen Unit Certificate

4.2*	Specimen Ordinary Share Certificate

4.3***	Form of Unit Purchase Option

4.4*	Form of Warrant

4.5***	Form of Warrant Agreement

5.1*	Opinion of Maples & Calder

5.2*	Opinion of McDermott Will & Emery LLP

8.1*	Opinion of McDermott Will & Emery LLP

10.1*	Form of Service Agreement between Advertising Networks Limited and Li Shuangqing

10.2*	Purchase Agreement, dated as of July 21, 2008, by and among China Networks Media and the investors listed on the Schedule of Investors attached thereto as Schedule I

10.3*	Registration Rights Agreement, dated July 21, 2008, by and among China Networks Media and the investors listed on Schedule A attached thereto

10.4*	Share Pledge Agreement, dated as of July 21, 2008, by Kerry Propper and MediaInv Ltd. in favor of the persons and entities listed on the Schedule of Investors attached thereto as Schedule III

10.5	[Reserved]

Exhibit Number	Description of Exhibit

10.6*	Escrow Agreement, dated June 19, 2008, between the Alyst Acquisition Corp., Chardan Capital Markets, LLC, Grushko & Mittman and the subscribers to China Networks Media’s Bridge Loan

10.7*	Form of China Networks Media Bridge Loan Promissory Note

10.8*	Collateral Agent Agreement, dated July 21, 2008, by and between China Networks Media, Collateral Agents, LLC, the Investors listed on Schedule A thereto, Kerry Propper and Clive Ng.

10.9*	Framework Agreement between Advertising Networks Limited and Yellow River Television Stations, dated January 26, 2008 (1)

10.10*	Supplementary Agreement between Yellow River Television Stations and Advertising Networks Limited, dated May 22, 2008

10.11*	Exclusive Services Agreement between Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd and Taiyuan Advertising Networks Advertising Co., Ltd dated July 17, 2008 (1)

10.12*	Exclusive Cooperation Agreement between China Yellow River Television Station and Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd., dated July 17, 2008

10.13*	Asset Transfer Agreement between Yellow River Television Stations and Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd., dated July 17, 2008 (1)

10.14*	Equity Joint Venture Contract between Yellow River Television Stations and Advertising Networks Limited, dated May 23, 2008 (1)

10.15*	Framework Agreement between Advertising Networks Limited and Kunming Television Stations, dated February 23, 2008 (1)

10.16*	Supplementary Agreement between Kunming Television Stations and Advertising Networks Limited, dated May 22, 2008

10.17*	Exclusive Services Agreement between Kunming JV Tech Cos Information Cartoon Co., Ltd. and Kunming Kaishi Advertising Co., Ltd., dated August 6, 2008 (1)

10.18*	Exclusive Cooperation Agreement between Kunming Television Stations and Kunming Taishi Information Cartoon Co., Ltd. dated August 6, 2008

10.19*	Asset Transfer Agreement between Kunming Television Stations and Kunming Taishi Information Cartoon Co., Ltd., dated August 11, 2008 (1)

10.20*	Equity Joint Venture Contract between Kunming Television Stations and Advertising Networks Limited, dated May 14, 2008 (1)

Exhibit Number	Description of Exhibit

10.21*	Trustee Arrangement Letter, by and between China Networks Media Limited and Li Shuangqing, dated May 1, 2008

10.22*	Trustee Arrangement Letter, by and between China Networks Media Limited and Guan Yong, dated May 1, 2008

10.23*	Amended Loan Agreement by and between Advertising Networks Limited, Li Shuangqing and Guan Yong, dated October 7, 2008

10.24*	Amended Share Pledge Agreement between Advertising Networks Technology Consulting (Beijing) Co., Ltd., Li Shuangqing and Guan Yong, dated October 7, 2008

10.25*	Share Purchase Option Agreement between Advertising Networks Limited, Li Shuangqing, Guan Yong and Beijing Guanwang Hetong Advertising & Media Co., Ltd., dated October 7, 2008

10.26*	Form of Employment Agreement between China Networks Media Ltd. and Michael Weksel

10.27*	Form of 2008 Omnibus Securities and Incentive Plan	Attached as Annex H to the joint proxy statement/prospectus, which is part of this registration statement on Form S-4.

10.28***	Letter Agreement among the Registrant, Jesup & Lamont Securities Corporation and Michael E. Weksel.

10.29***	Letter Agreement among the Registrant, Jesup & Lamont Securities Corporation and Robert H. Davies.

10.30***	Letter Agreement among the Registrant, Jesup & Lamont Securities Corporation and William E. Weksel.

10.31***	Letter Agreement among the Registrant, Jesup & Lamont Securities Corporation and Robert A. Schriesheim.

10.32***	Letter Agreement among the Registrant, Jesup & Lamont Securities Corporation and Paul Levy.

10.33***	Letter Agreement among the Registrant, Jesup & Lamont Securities Corporation and Matthew Botwin.

10.34***	Letter Agreement among the Registrant, Jesup & Lamont Securities Corporation and Ira Hollenberg IRA.

10.35***	Letter Agreement among the Registrant, Jesup & Lamont Securities Corporation and Leon Silverman Trust Fund.

10.36***	Letter Agreement among the Registrant, Jesup & Lamont Securities Corporation and Norbert W. Strauss.

10.37***	Letter Agreement among the Registrant, Jesup & Lamont Securities Corporation and David Strauss.

10.38***	Letter Agreement among the Registrant, Jesup & Lamont Securities Corporation and Jonathan Strauss.

10.39***	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.

10.40***	Form of Warrant Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Warrant Purchasers.

10.41***	Promissory Note issued to each of Dr. William Weksel, Robert A. Schriesheim, Robert H. Davies and Michael E. Weksel.

10.42***	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.

10.43***
Form of Subscription Agreements among the Registrant, Graubard Miller and each of Dr. William Weksel, Robert A. Schriesheim, Robert H. Davies, Michael E. Weksel, Paul Levy, Ira Hollenberg IRA, Leon Silverman Trust Fund, Norbert W. Strauss, David Strauss and Jonathan Strauss.

10.44*	Exclusive Services Agreement between Beijing Guangwang Hetong Advertising & Media Co., Ltd and Advertising Networks Technology Consulting (WFOE) Co., Ltd., dated May 1, 2008

23.1	Consent of Marcum & Kliegman LLP

23.2	Consent of UHY Vocation HK CPA Limited

23.3	Consent of UHY LLP

23.4*	Consent of McDermott Will & Emery LLP (included in Exhibit 5.2 and Exhibit 8.1)

23.5*	Consent of Maples & Calder (included in Exhibit 5.1)

99.1*	Consent of Kerry Propper

99.2*	Consent of Li Shuangqing

99.3*	Proxy For Special Meeting of Stockholders

99.4	[Reserved]

99.5*	Consent of J.P. Huang

99.6*	Consent of May Huang

99.7*	Consent of George Kaufman

99.8*	Consent of Donald Quinby

*	Previously filed.
**	To be filed by amendment.
***	Incorporated by reference to the Alyst Acquisition Corp.'s Registration Statement on Form S-1 (SEC File No. 333-138699).
(1)	Confidential treatment requested as to portions of this agreement.